FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206677-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated January 26, 2016, may be amended or completed prior to time of sale.

$849,582,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2016-C32
(Central Index Key Number 0001659329)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)

C-III Commercial Mortgage LLC
(Central Index Key Number 0001541214)

Basis Real Estate Capital II, LLC
(Central Index Key Number 0001542105)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C32

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C32 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2016-C32. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2016. The rated final distribution date for the certificates is January 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$40,045,000%		(5)	October 2020
Class A-2	$45,913,000%		(5)	January 2021
Class A-3	$200,000,000%		(5)	November 2025
Class A-4	$319,738,000%		(5)	December 2025
Class A-SB	$66,289,000%		(5)	June 2025
Class A-S	$77,999,000%		(5)	January 2026
Class X-A	$749,984,000	(6)%	Variable(7)	NAP
Class X-B	$64,798,000	(8)%	Variable(9)	NAP
Class B	$64,798,000%		(5)	January 2026
Class C	$34,800,000%		(5)	January 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 54 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc., will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as lead manager and sole bookrunner with respect to 100% of each class of offered certificates. Barclays Capital Inc. and Deutsche Bank Securities Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 18, 2016.

Wells Fargo Securities
Lead Manager and Sole Bookrunner
Barclays		Deutsche Bank Securities
Co-Manager		Co-Manager

January [_], 2016

# Wells Fargo Commercial Mortgage Trust 2016-C32

## Commercial Mortgage Pass-Through Certificates, Series 2016-C32

Kansas
1 property
$21,000,000
2.2% of total
Iowa
2 properties
$7,234,692
0.8% of total
Illinois
20 properties
$93,835,007
9.8% of total
Wisconsin
6 properties
$6,114,217
0.6% of total
Indiana
14 properties
$56,983,462
5.9% of total
Pennsylvania
3 properties
$9,910,000
1.0% of total
New York
33 properties
$168,493,899
17.6% of total
Vermont
1 property
$1,950,000
0.2% of total
Oregon
1 property
$5,519,225
0.6% of total
Michigan
7 properties
$57,188,154
6.0% of total
Massachusetts
1 property
$1,450,000
0.2% of total
Ohio
3 properties
$10,286,624
1.1% of total
Connecticut
1 property
$1,390,877
0.1% of total
Nevada
2 properties
$17,582,805
1.8% of total
New Jersey
4 properties
$49,756,053
5.2% of total
California
7 properties
$114,505,836
11.9% of total
Delaware
1 property
$29,000,000
3.0% of total
District of Columbia
1 property
$3,491,576
0.4% of total
Utah
1 property
$4,200,000
0.4% of total
Maryland
1 property
$3,400,000
0.4% of total
Arizona
1 property
$5,900,000
0.6% of total
Colorado
1 property
$3,600,000
0.4% of total
South Carolina
2 properties
$10,939,381
1.1% of total
North Carolina
3 properties
$11,960,440
1.2% of total
New Mexico
1 property
$21,075,000
2.2% of total
Georgia
2 properties
$17,064,844
1.8% of total
Kentucky
2 properties
$12,920,967
1.3% of total
Tennessee
1 property
$9,500,000
1.0% of total
Oklahoma
1 property
$4,745,568
0.5% of total
Texas
17 properties
$111,719,655
11.6% of total
Louisiana
2 properties
$23,276,298
2.4% of total
Alabama
1 property
$3,726,149
0.4% of total
Florida
8 properties
$60,259,032
6.3% of total
Percentage of
Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 17.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$40,045,000		30.000%	%	(5)	October 2020	2.68	03/16 – 10/20
A-2	$45,913,000		30.000%	%	(5)	January 2021	4.80	10/20 – 01/21
A-3	$200,000,000		30.000%	%	(5)	November 2025	9.69	06/25 – 11/25
A-4	$319,738,000		30.000%	%	(5)	December 2025	9.81	11/25 – 12/25
A-SB	$66,289,000		30.000%	%	(5)	June 2025	7.27	01/21 – 06/25
A-S	$77,999,000		21.875%	%	(5)	January 2026	9.88	12/25 – 01/26
X-A	$749,984,000	(6)	NAP	%	Variable(7)	NAP	NAP	NAP
X-B	$64,798,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
B	$64,798,000		15.125%	%	(5)	January 2026	9.91	01/26 – 01/26
C	$34,800,000		11.500%	%	(5)	January 2026	9.91	01/26 – 01/26
Non-Offered Certificates
X-D	$38,399,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
X-E	$23,999,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
X-F	$12,000,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
X-G	$35,999,761	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
D	$38,399,000		7.500%	%	(5)	January 2026	9.91	01/26 – 01/26
E	$23,999,000		5.000%	%	(5)	January 2026	9.91	01/26 – 01/26
F	$12,000,000		3.750%	%	(5)	January 2026	9.91	01/26 – 01/26
G	$35,999,761		0.000%	%	(5)	January 2026	9.91	01/26 – 01/26
V(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The Class X-A certificates will not be entitled to distributions of principal.
(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

3

(10)	The Class X-D, Class X-E, Class X-F and Class X-G certificates are notional amount certificates. The notional amount of the Class X-D, Class X-E, Class X-F and Class X-G certificates will be equal to the respective certificate balances of the Class D, Class E, Class F and Class G certificates outstanding from time to time. The Class X-D, Class X-E, Class X-F and Class X-G certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class V certificates will not have a certificate balance, certificate notional amount, credit support, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.
(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class R and Class V certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	16
Summary of Terms	23
Risk Factors	54
The Certificates May Not Be a Suitable Investment for You	54
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	54
Risks Related to Market Conditions and Other External Factors	54
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	54
Other Events May Affect the Value and Liquidity of Your Investment	55
Risks Relating to the Mortgage Loans	55
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	55
Risks of Commercial and Multifamily Lending Generally	56
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	58
General	58
A Tenant Concentration May Result in Increased Losses	58
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	59
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	59
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	60
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	60
Early Lease Termination Options May Reduce Cash Flow	61
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	62
Retail Properties Have Special Risks	62
Multifamily Properties Have Special Risks	64
Residential Cooperative Properties Have Special Risks	67
Hotel Properties Have Special Risks	71
Risks Relating to Affiliation with a Franchise or Hotel Management Company	73
Office Properties Have Special Risks	74
Industrial Properties Have Special Risks	75
Cold Storage Properties Have Special Risks	76
Self Storage Properties Have Special Risks	77
Mixed Use Properties Have Special Risks	78
Manufactured Housing Community Properties Have Special Risks	78
Condominium Ownership May Limit Use and Improvements	79
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	81
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	81
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	83
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	84

5

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	85
Risks Related to Zoning Non-Compliance and Use Restrictions	87
Risks Relating to Inspections of Properties	89
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	89
Insurance May Not Be Available or Adequate	89
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	90
Terrorism Insurance May Not Be Available for All Mortgaged Properties	90
Risks Associated with Blanket Insurance Policies or Self-Insurance	92
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	92
Limited Information Causes Uncertainty	93
Historical Information	93
Ongoing Information	93
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	93
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	94
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	95
Static Pool Data Would Not Be Indicative of the Performance of this Pool	96
Appraisals May Not Reflect Current or Future Market Value of Each Property	97
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	99
The Borrower’s Form of Entity May Cause Special Risks	99
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	102
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	102
Other Financings or Ability to Incur Other Indebtedness Entails Risk	104
Tenancies-in-Common May Hinder Recovery	106
Risks Relating to Enforceability of Cross-Collateralization	106
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	107
Risks Associated with One Action Rules	107
State Law Limitations on Assignments of Leases and Rents May Entail Risks	107
Various Other Laws Could Affect the Exercise of Lender’s Rights	108
Risks of Anticipated Repayment Date Loans	108
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	108
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	109
Increases in Real Estate Taxes May Reduce Available Funds	110
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	110
Risks Related to Conflicts of Interest	111
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	111
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	113

6

Potential Conflicts of Interest of the Master Servicers and the Special Servicers	116
Potential Conflicts of Interest of the Operating Advisor	119
Potential Conflicts of Interest of the Asset Representations Reviewer	119
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	120
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	121
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	122
Other Potential Conflicts of Interest May Affect Your Investment	123
Other Risks Relating to the Certificates	123
The Certificates Are Limited Obligations	123
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	123
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	124
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	126
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	129
General	129
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	130
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	132
Losses and Shortfalls May Change Your Anticipated Yield	132
Risk of Early Termination	133
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	133
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	133
You Have Limited Voting Rights	133
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	134
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	135
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	135
Risks Relating to Modifications of the Mortgage Loans	137
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	138
Risks Relating to Interest on Advances and Special Servicing Compensation	138
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	139

7

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	139
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	140
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	140
Tax Considerations Relating to Foreclosure	140
REMIC Status	141
Material Federal Tax Considerations Regarding Original Issue Discount	141
Description of the Mortgage Pool	142
General	142
Certain Calculations and Definitions	143
Definitions	144
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	156
Mortgage Pool Characteristics	159
Overview	159
Property Types	161
Retail Properties	161
Multifamily Properties	162
Hotel Properties	163
Industrial Properties	164
Self Storage Properties	164
Mixed Use Properties	165
Manufactured Housing Community Properties	165
Specialty Use Concentrations	167
Mortgage Loan Concentrations	169
Top Fifteen Mortgage Loans	169
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	170
Geographic Concentrations	172
Mortgaged Properties With Limited Prior Operating History	173
Tenancies-in-Common	173
Delaware Statutory Trusts	173
Condominium Interests	173
Residential Cooperatives	174
Fee & Leasehold Estates; Ground Leases	175
Environmental Considerations	175
Redevelopment, Renovation and Expansion	180
Assessment of Property Value and Condition	181
Litigation and Other Considerations	182
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	184
Tenant Issues	186
Tenant Concentrations	186
Lease Expirations and Terminations	186
Expirations	186
Terminations	188
Other	188
Purchase Options and Rights of First Refusal	189
Affiliated Leases	190
Insurance Considerations	191
Use Restrictions	192
Appraised Value	192

8

Non-Recourse Carveout Limitations	193
Delinquency Information	194
Certain Terms of the Mortgage Loans	194
Amortization of Principal	194
Due Dates; Mortgage Rates; Calculations of Interest	195
ARD Loan	195
Single Purpose Entity Covenants	196
Prepayment Protections and Certain Involuntary Prepayments	197
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	199
Defeasance	200
Partial Releases	201
Escrows	204
Mortgaged Property Accounts	204
Exceptions to Underwriting Guidelines	206
Additional Indebtedness	210
General	210
Whole Loans	211
Mezzanine Indebtedness	211
Other Unsecured Indebtedness	214
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives	215
The Whole Loans	218
General	218
The Serviced Pari Passu Whole Loan	219
The 10 South LaSalle Street Whole Loan	219
Additional Information	223
Transaction Parties	224
The Sponsors and Mortgage Loan Sellers	224
Wells Fargo Bank, National Association	224
General	224
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	225
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	225
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	230
Compliance with Rule 15Ga-1 under the Exchange Act	233
Retained Interests in This Securitization	236
Rialto Mortgage Finance, LLC	236
General	236
Rialto Mortgage’s Securitization Program	237
Rialto Mortgage’s Underwriting Standards and Loan Analysis	237
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	241
Compliance with Rule 15Ga-1 under the Exchange Act	243
Retained Interests in This Securitization	243
National Cooperative Bank, N.A.	244
General	244
National Cooperative Bank, N.A.’s Securitization Program	245
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	245
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	250
Compliance with Rule 15Ga-1 under the Exchange Act	252
Retained Interests in This Securitization	252
C-III Commercial Mortgage LLC	252
General	252

9

C3CM’s Underwriting Guidelines and Processes	254
Exceptions	260
Review of Mortgage Loans for Which C3CM is the Sponsor	260
Compliance with Rule 15Ga-1 under the Exchange Act	262
Retained Interests in This Securitization	262
Basis Real Estate Capital II, LLC	262
General	262
Basis’ Securitization Program	263
Basis’ Underwriting Standards and Processes	264
Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor	268
Compliance with Rule 15Ga-1 under the Exchange Act	270
Retained Interests in This Securitization	271
The Depositor	271
The Issuing Entity	272
The Trustee	272
The Certificate Administrator	273
The Master Servicers	275
Wells Fargo Bank, National Association	275
National Cooperative Bank, N.A.	280
The Special Servicers	283
Rialto Capital Advisors, LLC	283
National Cooperative Bank, N.A.	287
The Operating Advisor and Asset Representations Reviewer	290
Description of the Certificates	292
General	292
Distributions	294
Method, Timing and Amount	294
Available Funds	295
Priority of Distributions	296
Pass-Through Rates	299
Interest Distribution Amount	302
Principal Distribution Amount	302
Certain Calculations with Respect to Individual Mortgage Loans	304
Excess Interest	306
Application Priority of Mortgage Loan Collections or Whole Loan Collections	306
Allocation of Yield Maintenance Charges and Prepayment Premiums	308
Assumed Final Distribution Date; Rated Final Distribution Date	310
Prepayment Interest Shortfalls	311
Subordination; Allocation of Realized Losses	312
Reports to Certificateholders; Certain Available Information	314
Certificate Administrator Reports	314
Information Available Electronically	321
Voting Rights	325
Delivery, Form, Transfer and Denomination	326
Book-Entry Registration	326
Definitive Certificates	329
Certificateholder Communication	329
Access to Certificateholders’ Names and Addresses	329
Requests to Communicate	330
List of Certificateholders	330
Description of the Mortgage Loan Purchase Agreements	331
General	331

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Dispute Resolution Provisions	340
Asset Review Obligations	340
Pooling and Servicing Agreement	340
General	340
Assignment of the Mortgage Loans	341
Servicing Standard	341
Subservicing	343
Advances	344
P&I Advances	344
Servicing Advances	345
Nonrecoverable Advances	345
Recovery of Advances	346
Accounts	348
Withdrawals from the Collection Accounts	350
Servicing and Other Compensation and Payment of Expenses	353
General	353
Master Servicing Compensation	359
Special Servicing Compensation	362
Disclosable Special Servicer Fees	365
Certificate Administrator and Trustee Compensation	366
Operating Advisor Compensation	366
Asset Representations Reviewer Compensation	367
CREFC® Intellectual Property Royalty License Fee	368
Appraisal Reduction Amounts	368
Maintenance of Insurance	373
Modifications, Waivers and Amendments	376
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	379
Inspections; Collection of Operating Information	382
Collection of Operating Information	383
Special Servicing Transfer Event	383
Asset Status Report	386
Realization Upon Mortgage Loans	389
Sale of Defaulted Loans and REO Properties	391
The Directing Certificateholder	394
General	394
Major Decisions	396
Asset Status Report	399
Replacement of a Special Servicer	399
Control Termination Event and Consultation Termination Event	399
Servicing Override	401
Rights of Holders of Companion Loans	402
Limitation on Liability of Directing Certificateholder	402
The Operating Advisor	403
General	403
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	403
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	404
Recommendation of the Replacement of a Special Servicer	406
Eligibility of Operating Advisor	406
Other Obligations of Operating Advisor	407
Delegation of Operating Advisor’s Duties	408
Termination of the Operating Advisor With Cause	408

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Rights Upon Operating Advisor Termination Event	409
Waiver of Operating Advisor Termination Event	410
Termination of the Operating Advisor Without Cause	410
Resignation of the Operating Advisor	410
Operating Advisor Compensation	411
The Asset Representations Reviewer	411
Asset Review	411
Asset Review Trigger	411
Asset Review Vote	412
Review Materials	413
Asset Review	414
Eligibility of Asset Representations Reviewer	416
Other Obligations of Asset Representations Reviewer	417
Delegation of Asset Representations Reviewer’s Duties	417
Asset Representations Reviewer Termination Events	417
Rights Upon Asset Representations Reviewer Termination Event	418
Termination of the Asset Representations Reviewer Without Cause	419
Resignation of Asset Representations Reviewer	419
Asset Representations Reviewer Compensation	419
Replacement of a Special Servicer Without Cause	420
Termination of a Master Servicer or Special Servicer for Cause	423
Servicer Termination Events	423
Rights Upon Servicer Termination Event	424
Waiver of Servicer Termination Event	425
Resignation of a Master Servicer or Special Servicer	426
Limitation on Liability; Indemnification	426
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	429
Dispute Resolution Provisions	430
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	430
Repurchase Request Delivered by a Party to the PSA	430
Resolution of a Repurchase Request	431
Mediation and Arbitration Provisions	433
Rating Agency Confirmations	434
Evidence as to Compliance	436
Limitation on Rights of Certificateholders to Institute a Proceeding	438
Termination; Retirement of Certificates	438
Amendment	440
Resignation and Removal of the Trustee and the Certificate Administrator	442
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	444
Certain Legal Aspects of Mortgage Loans	444
General	446
Types of Mortgage Instruments	446
Leases and Rents	446
Personalty	447
Foreclosure	447
General	447
Foreclosure Procedures Vary from State to State	447
Judicial Foreclosure	448
Equitable and Other Limitations on Enforceability of Certain Provisions	448
Nonjudicial Foreclosure/Power of Sale	448
Public Sale	449
Rights of Redemption	450

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Anti-Deficiency Legislation	450
Leasehold Considerations	451
Cooperative Shares	451
Bankruptcy Laws	452
Environmental Considerations	458
General	458
Superlien Laws	458
CERCLA	458
Certain Other Federal and State Laws	459
Additional Considerations	460
Due-on-Sale and Due-on-Encumbrance Provisions	460
Subordinate Financing	460
Default Interest and Limitations on Prepayments	461
Applicability of Usury Laws	461
Americans with Disabilities Act	461
Servicemembers Civil Relief Act	462
Anti-Money Laundering, Economic Sanctions and Bribery	462
Potential Forfeiture of Assets	463
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	463
Pending Legal Proceedings Involving Transaction Parties	466
Use of Proceeds	466
Yield and Maturity Considerations	466
Yield Considerations	466
General	466
Rate and Timing of Principal Payments	467
Losses and Shortfalls	468
Certain Relevant Factors Affecting Loan Payments and Defaults	469
Delay in Payment of Distributions	470
Yield on the Certificates with Notional Amounts	470
Weighted Average Life	470
Pre-Tax Yield to Maturity Tables	475
Material Federal Income Tax Considerations	480
General	480
Qualification as a REMIC	481
Status of Offered Certificates	483
Taxation of Regular Interests	483
General	483
Original Issue Discount	483
Acquisition Premium	486
Market Discount	486
Premium	487
Election To Treat All Interest Under the Constant Yield Method	487
Treatment of Losses	488
Yield Maintenance Charges and Prepayment Premiums	489
Sale or Exchange of Regular Interests	489
Taxes That May Be Imposed on a REMIC	490
Prohibited Transactions	490
Contributions to a REMIC After the Startup Day	490
Net Income from Foreclosure Property	490
Bipartisan Budget Act of 2015	491
Taxation of Certain Foreign Investors	491
FATCA	492

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Backup Withholding	493
Information Reporting	493
3.8% Medicare Tax on “Net Investment Income”	493
Reporting Requirements	493
Certain State and Local Tax Considerations	494
Method of Distribution (Underwriter)	495
Incorporation of Certain Information by Reference	497
Where You Can Find More Information	498
Financial Information	498
Certain ERISA Considerations	499
General	499
Plan Asset Regulations	499
Administrative Exemptions	500
Insurance Company General Accounts	502
Legal Investment	503
Legal Matters	504
Ratings	504
Index of Defined Terms	507

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1
Annex F:	Assumed Principal Payment Schedule For Marriott Melville Long Island	F-1
Annex G:	Assumed Principal Payment Schedule For Northview Harbor Apartments	G-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. PROSPECTIVE INVESTORS UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, THE TIME OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF OFFERED CERTIFICATES HAS BEEN PRICED; PROSPECTIVE INVESTORS HAVE OTHERWISE TAKEN ALL ACTIONS SUCH PROSPECTIVE INVESTORS MUST TAKE TO BECOME COMMITTED TO PURCHASE THE OFFERED CERTIFICATES, AND SUCH PROSPECTIVE INVESTORS HAVE THEREFORE ENTERED INTO A CONTRACT OF SALE. ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS PRIOR TO THE TIME OF SALE, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE OFFERED CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES MAY NOT BE ISSUED WITH ALL OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATIONS TO SELL OFFERED CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE OFFERED CERTIFICATES THAT ARE ACTUALLY ISSUED AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITIONS IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE OFFERED CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND

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SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 54 of this prospectus, which describes risks that apply to the certificates.

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This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 507 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS-COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE,

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IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF

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COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN

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OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED

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CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT

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BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Pass Through Certificates, Series 2016-C32.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2016-C32, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

	•	Wells Fargo Bank, National Association, a national banking association

	•	Rialto Mortgage Finance, LLC, a Delaware limited liability company

	•	National Cooperative Bank, N.A., a national banking association

	•	C-III Commercial Mortgage LLC, a Delaware limited liability company

	•	Basis Real Estate Capital II, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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	The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

	Sellers of the Mortgage Loans

	Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
	Wells Fargo Bank, National Association	28	$421,611,490	43.9%
	Rialto Mortgage Finance, LLC	25	227,693,458	23.7
	National Cooperative Bank, N.A.(1)	37	142,936,309	14.9
	C-III Commercial Mortgage LLC	14	96,264,903	10.0
	Basis Real Estate Capital II, LLC	8	71,473,602	7.4
	Total	112	$959,979,761	100.0%

	(1)		Twenty-four (24) of the thirty-seven (37) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

	See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 75 of the mortgage loans, representing 85.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 37 of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086, 550 South Tryon Street, Charlotte, North

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Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Special Servicers	Rialto Capital Advisors, LLC will be the special servicer with respect to 81 of the mortgage loans, representing 87.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to 31 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 12.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Rialto Capital Advisors, LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan. Rialto Capital Advisors, LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Rialto Capital Advisors, LLC are located at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the

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controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC was appointed to be a special servicer by Rialto CMBS VIII, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC), which, on the closing date, is expected to be appointed as the initial directing certificateholder. Rialto CMBS VIII, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to 31 mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2016-C32. Following the transfer of the mortgage loans, the trustee, on

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behalf of the issuing entity, will become the mortgagee of record for each mortgage loan and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

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An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, funds and/or accounts managed by Rialto CMBS VIII, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will purchase the Class F, Class G and Class V certificates (and may purchase the Class X-E, Class X-F, Class X-G and Class E certificates and certain other classes of certificates), and that Rialto CMBS VIII, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan.

Certain Affiliations and
Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as

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further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2016 (or, in the case of any mortgage loan that has its first due date in March 2016, the date that would have been its due date in February 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 18, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in

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which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final
Distribution Date;
Rated Final
Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

	Class	Assumed Final Distribution Date
	Class A-1	October 2020
	Class A-2	January 2021
	Class A-3	November 2025
	Class A-4	December 2025
	Class A-SB	June 2025
	Class A-S	January 2026
	Class X-A	NAP
	Class X-B	NAP
	Class B	January 2026
	Class C	January 2026

The rated final distribution date will be the distribution date in January 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C32:

	•	Class A-1

	•	Class A-2

	•	Class A-3

	•	Class A-4

	•	Class A-SB

	•	Class A-S

	•	Class X-A

	•	Class X-B

	•	Class B

	•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

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Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx.%of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$40,045,000	4.171%	30.000%
Class A-2	$45,913,000	4.783%	30.000%
Class A-3	$200,000,000	20.834%	30.000%
Class A-4	$319,738,000	33.307%	30.000%
Class A-SB	$66,289,000	6.905%	30.000%
Class A-S	$77,999,000	8.125%	21.875%
Class X-A	$749,984,000	NAP	NAP
Class X-B	$64,798,000	NAP	NAP
Class B	$64,798,000	6.750%	15.125%
Class C	$34,800,000	3.625%	11.500%

	(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-SB	%
Class A-S	%
Class X-A	%
Class X-B	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the

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pass-through rate on the Class B certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B.	Interest Rate
	Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C.	Servicing and
	Administration Fees	Each master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan, any related serviced pari passu companion loan and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan and any related serviced pari passu companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.08250%.

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The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan and any related serviced pari passu companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 (or, in the case of the residential cooperative mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A. only, $1,000) for the related month.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan and any related serviced pari passu companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan, but not any companion loan) at a per annum rate equal to 0.00630%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00275%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.000847%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other

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Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—The Directing Certificateholder—Limitation on Liability; Indemnification”.

Distributions

A. Amount and Order
of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB

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certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its

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interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-E, Class X-F, Class X-G, Class R and Class V certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R and Class V certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

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C. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R and Class V certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class R or Class V certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

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(1)	The Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates are interest-only certificates.

(2)	The Class X-E, Class X-F and Class X-G certificates are non-offered certificates.

(3)	Other than the Class X-E, Class X-F, Class X-G, Class R and Class V certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions

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applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

	•	shortfalls resulting from interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

	•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

	•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest

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shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by that master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or an anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	Each master servicer may be required to make advances with respect to the mortgage loans and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

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• protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

• maintain the lien on the related mortgaged property; and/or

• enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 112 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 152 commercial, multifamily or

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manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $959,979,761.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 112 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, the loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one loan that is pari passu in right of payment to the related mortgage loan (referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loan, together with the related mortgage loan, is referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio	Whole Loan LTV Ratio	Mortgage Loan Underwritten NCF DSCR	Whole Loan Underwritten NCF DSCR
10 South LaSalle Street	$ 30,000,000	3.1%	$ 75,000,000	63.1%	63.1%	2.27x	2.27x

The 10 South LaSalle Street whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and the related companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.

For further information regarding the whole loan, see “Description of the Mortgage Pool—The Whole Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any other subordinate debt
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encumbering the related mortgaged property or any related mezzanine debt or preferred equity.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$959,979,761
Number of mortgage loans	112
Number of mortgaged properties	152
Range of Cut-off Date Balances	$994,295 to $81,325,000
Average Cut-off Date Balance	$8,571,248
Range of Mortgage Rates	3.640% to 5.920%
Weighted average Mortgage Rate	4.750%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	56 months to 119 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)(4)	180 months to 480 months
Weighted average original amortization term(3)(4)	350 months
Range of remaining amortization terms(3)(4)(9)	180 months to 479 months
Weighted average remaining amortization term(3)(4)(9)	349 months
Range of Cut-off Date LTV Ratios(5)(6)(8)	1.6% to 75.0%
Weighted average Cut-off Date LTV Ratio(5)(6)(8)	58.7%
Range of LTV Ratios as of the maturity date(2)(5)(6)(8)	1.3% to 68.4%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)(8)	51.8%
Range of U/W NCF DSCRs(6)(7)(8)	1.18x to 31.99x
Weighted average U/W NCF DSCR(6)(7)(8)	2.46x
Range of U/W NOI Debt Yields(6)(8)	7.7% to 174.9%
Weighted average U/W NOI Debt Yield(6)(8)	15.3%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon(9)	47.9%
Amortizing Balloon	36.0%
Interest-only, Balloon	15.6%
Amortizing Balloon, ARD	0.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) mortgage loan with an anticipated repayment date, identified as Hy-Vee Waterloo on Annex A-1 to this prospectus, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes four (4) mortgage loans secured by the mortgaged properties identified as North Dallas Retail Portfolio, Preferred Freezer – Newark, 10 South LaSalle

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Street and 6535 Broadway Owners Corp. on Annex A-1 to this prospectus, representing approximately 15.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to one (1) mortgage loan identified as Marriott Melville Long Island on Annex A-1 to this prospectus, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan will amortize based on the assumed principal payment schedule set forth on Annex F to this prospectus.

(5)	With respect to three (3) mortgaged properties identified as Hilton Wilmington/Christiana, Northview Harbor Apartments and Sequoia Center Building 1400 on Annex A-1 to this prospectus, securing three (3) mortgage loans representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(6)	In the case of one (1) mortgage loan identified as 10 South LaSalle Street on Annex A-1 to this prospectus, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(8)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals the projected operating income at the related mortgaged property assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, however, that the above loan-to-value ratio information for the mortgage loan secured by the residential cooperative property identified on Annex A-1 to this prospectus as Gill Park Cooperative is based upon the value of such residential cooperative property determined as if such residential cooperative property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

(9)	In the case of one (1) mortgage loan identified as Northview Harbor Apartments on Annex A-1 to this prospectus, representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date,

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a 36-month, interest-only period will commence on February 1, 2021. As long as (a) the scheduled renovations have been completed in accordance with the loan agreement, (b) the debt yield on January 1, 2021 is at least 9.0% based on the actual net operating income less management fee and replacement reserves for the prior twelve-month period, and (c) there is no existing event of default, the borrower will only be required to make interest-only debt service payments during the interest only period. However, if the conditions (a) through (c) above are not met on January 1, 2021, then in addition to the interest only payments, the borrower will be required to deposit the principal portion of the full principal and interest payment into a debt yield reserve, which will be held as additional collateral for the mortgage loan. Regardless, following such 36-month interest only period, the borrower is required to resume making regularly scheduled principal and interest payments. See the assumed principal payment schedule set forth on Annex G to this prospectus for this mortgage loan’s amortization.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Two mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the related mortgage loan as described below:

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Tharp Retail Portfolio, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a portion of the proceeds from such mortgage loan was applied to refinance a loan that had been secured by the Tharp Retail Portfolio – CSL Plasma Center property, which had matured in December 2012 and was in default at the time of refinancing.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as 2 & 6 Terri Lane, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan that was refinanced by the mortgage loan was not repaid timely upon its maturity on March 1, 2015 (and was also not paid timely upon the expiration of an agreed forebearance period). At the time of refinancing with the proceeds of the related mortgage loan, such loan was in default due to such failure to repay timely.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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Loans with Limited
Operating History	With respect to thirty-five (35) of the mortgaged properties securing thirty-five (35) mortgage loans representing approximately 16.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to two (2) mortgage loans representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there were exceptions from the applicable mortgage loan seller’s underwriting guidelines with respect to the funding of certain reserves in connection with the origination of the related Mortgage Loan.

With respect to five (5) mortgage loans representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to the satisfaction of certain underwriting metrics (e.g., underwritten occupancy, minimum debt service coverage ratio, etc.).

With respect to one (1) mortgage loan representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan was originated with an exception from

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the applicable mortgage loan seller’s underwriting guidelines that require obtaining a payment and performance bond with respect to the general contract for the contemplated substantial renovation.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

“Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

• Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation;

• The certificate administrator’s website initially located at www.ctslink.com; and

• The master servicers’ websites initially located at www.wellsfargo.com/com (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or Substitutions of Mortgage Loans; Loss
of Value Payment	Under certain circumstances, the related mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

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Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates will constitute REMIC “regular interests”.

• The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

• You will be required to report income on your offered certificates using the accrual method of accounting.

• It is anticipated that the Class [__] and Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

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The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties

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for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to

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enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

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Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur;

•	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with

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relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

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In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to

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occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s

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rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

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•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer

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traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

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In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

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•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.

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For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

•	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

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A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

•	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

•	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this prospectus.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives,

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certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date (other than loan-to-value ratio information for the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Gill Park Cooperative) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In the case of the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Gill Park Cooperative, the value reflected as the “Appraised Value” on Annex A-1 to this prospectus is the “Coop-Rental Value” of such residential cooperative property and the loan-to-value ratio information for such residential cooperative mortgage loan as presented herein is determined based on the “Coop-Rental Value” of such residential cooperative property. In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan, the “underwritten net cash flow” for a residential cooperative property and the “underwritten net operating income” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly

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maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness, (1) the Coop – Committed Secondary Debt equals the balance of any subordinate line of credit mortgage loan (the “Subordinate LOC”), based on the full face amount of the Subordinate LOC, (2) the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance of the WFCM 2016-C32 Trust mortgage loan plus the balance of the Subordinate LOC, assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is determined as if the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of December 31, 2015, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of December 31, 2015 and giving effect to any applicable interest rate floor), (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (D) that, in the case of each Subordinate LOC that has an interest-only period that extends through the maturity date of such Subordinate LOC, the related borrower is required to make scheduled interest-only payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-

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tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to mortgage loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (NAP). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the residential cooperative mortgage loans included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if

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the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 to this prospectus or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” in this prospectus.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

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•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and

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regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

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In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

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Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

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Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Cold Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties that operate as refrigerated distribution/warehouse facilities, which we refer to as “cold storage properties”, including:

Cold storage properties are part of the supply chain linking producers, distributors and retailers of refrigerated, frozen and perishable food products. These temperature-controlled warehouses are generally production facilities, distribution centers, “public” or port warehouses. Production warehouses typically serve one or a small number of tenants and customers and are generally used by food processors located nearby. The production warehouse tenants and customers store large quantities of ingredients or partially processed or finished products in the warehouses until they are shipped to the next stage of production or distributed to end-markets. Distribution center warehouses primarily store a wide variety of tenants’ and customers’ finished products until future shipment to end-users. Each distribution center is typically located in a key distribution hub that services the surrounding regional market. Distribution centers also include “retail” warehouses, which generally store finished products specifically for distribution to one or a small number of local or regional retailers. Public warehouses generally serve the needs of local and regional warehouse tenants and customers. Food manufacturers, processors and retailers use these warehouses to store capacity overflow from their production warehouses or to facilitate cost-effective distribution. Port warehouses primarily store goods that are being imported and exported.

Significant factors determining the value of cold storage properties include the quality and mix of customers, the location of the property, availability of labor sources, the age, design and construction quality of the facilities, energy costs, proximity to customers and accessibility of rail lines, major roadways and other distribution channels. Site characteristics which are valuable to such a property include high ceiling-clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility. Warehousing sales can be seasonal, depending on the timing and availability of livestock, seafood and crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage property’s revenues and operating expenses.

Substantially all of the customers at the related mortgaged property are in the food industry. The food industry may be affected by outbreaks of diseases among crops or livestock that could have a negative effect on the supply of the affected products. Livestock diseases such as Asian bird flu may adversely affect consumer demand for related products.

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Declines in domestic consumption or foreign exports of various foods could lead to a reduced demand for cold storage facilities and negatively impact the related mortgaged properties.

An interruption or reduction in demand for a customer’s products or a decline in a particular industry segment could result in a decrease of sales and overall profitability at a cold storage facility. A facility that suited the needs of its original customer may be difficult to relet to another customer, or may become functionally obsolete relative to newer properties. In addition, in certain locations, customers depend upon shipping products in pooled shipments with products of other customers going to the same markets. In these cases, the mix of customers in a cold storage property can significantly influence the cost of delivering products to markets.

Cold storage properties, in particular production facilities dedicated to a single customer, may not be easily convertible to an alternate use and if not used as a cold storage facility, the actual market value of such properties may be substantially lower than its current appraised value.

Cold storage properties are also subject to certain risks specific to industrial properties. See “—Industrial Properties Have Special Risks”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of

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the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

•	the type of services or amenities it provides;

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•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to

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the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

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Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

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See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, multifamily, residential cooperative, hospitality, office, industrial and self storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, Texas, Illinois, Florida, Michigan, Indiana and New Jersey. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage

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loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

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Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”; “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or

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expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

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•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect

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revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal

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non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such

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mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

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After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at

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commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

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Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent,

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(iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent

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with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National

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Association—Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor”; “—Rialto Mortgage Finance, LLC.—Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor”; “—National Cooperative Bank, N.A.—Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor”; “—C-III Commercial Mortgage LLC—Review of Mortgage Loans for Which C3CM is the Sponsor”; and “—Basis Real Estate Capital II, LLC—Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

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Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and

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Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified). The “as-stabilized” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property (other than the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Gill Park Cooperative), the “Appraised Value” presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by

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underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In the case of the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Gill Park Cooperative, the value reflected as the “Appraised Value” on Annex A-1 to this prospectus is the “Coop-Rental Value” of such residential cooperative property and the loan-to-value ratio information for such residential cooperative mortgage loan as presented herein is determined based on the “Coop-Rental Value” of such residential cooperative property. Except where otherwise specified (such as, for example, with respect to the loan-to-value ratio presented for the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Gill Park Cooperative), all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraisal Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 to this prospectus and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

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The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if

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the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also

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“Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” and “—Delaware Statutory Trusts” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and

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restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

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Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

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In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. In addition to being the lender under such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. See and “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

In addition, with respect to the additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR”). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National

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Cooperative Bank, N.A. described above may also bear interest at a floating rate based on LIBOR. Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which

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proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on this mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

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Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

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With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, one of the master servicers and the certificate administrator, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loan related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loan or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loan, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators,

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the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loan or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, ”—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

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Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and

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other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Wells Fargo Securities, LLC, together with its affiliates, is playing several roles in this transaction. Wells Fargo Securities, LLC, is an affiliate of the depositor and Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, a master servicer, the certificate administrator, the certificate registrar and the custodian under this securitization.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Rialto Mortgage Finance, LLC, National Cooperative Bank, N.A., C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $194,412,825. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate cut-off date balance of the mortgage loans that (i) are (or, as of the securitization closing date, are expected to be) subject to the repurchase facility and (ii) will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction, is projected to equal approximately $75,374,890. Proceeds received by National Cooperative Bank, N.A. in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility

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that are to be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. C-III Commercial Mortgage LLC guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate cut-off date balance of the mortgage loans that (i) are (or, as of the securitization closing date, are expected to be) subject to the repurchase facility and (ii) will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, is projected to equal approximately $96,264,903. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens. In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $71,473,602. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Additionally, each of C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and National Cooperative Bank, N.A., respectively, or, in any such case, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to some or all of the mortgage loans that C-III Commercial Mortgage LLC, Basis Real Estate Capital II, LLC and National Cooperative Bank, N.A., respectively, will transfer to the depositor. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Rialto Mortgage Finance, LLC, National Cooperative Bank, N.A., C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC will transfer to the depositor and is the interim custodian of the loan files for all of the mortgage loans sold by National Cooperative Bank, N.A. and

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subject to the repurchase agreement between National Cooperative Bank, N.A.’s wholly-owned subsidiary and Wells Fargo Bank, National Association.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor. Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Basis Real Estate Capital II, LLC will transfer to the depositor

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer or the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if either master servicer, a sub-servicer, either special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. Similarly Rialto Capital Advisors, LLC, one of the special servicers, is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller and an originator, which may result in Rialto Capital Advisors, LLC having interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a

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mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. Similarly, with respect to certain mortgage loans not secured by residential cooperative properties, Rialto Capital Advisors, LLC or an affiliate thereof may hold, now or in the future, one or more (1) loans to a borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust and/or (2) unsecured loans to a mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Cooperative Shares” in this prospectus. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and / or other additional secured indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinance of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer is a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to

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comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2016-C32 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

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Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities

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related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, any master servicer, any special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Rialto CMBS VIII, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC) will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

The applicable special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing certificateholder for cause at any time and without cause for so long as a control termination event does not exist (and other than in respect of any excluded loan). See

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“Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to residential cooperative mortgage loans. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of residential cooperative mortgage loans.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to certain “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The applicable special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”.

Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller and an originator, and Rialto Capital Advisors, LLC, a special servicer, are also affiliates of the entity that (a) is anticipated to purchase the Class F, G and V Certificates on the Closing Date, (b) may purchase the Class X-E, X-F, X-G and E Certificates and certain other certificates on the Closing Date and (c) is expected to be appointed as the initial directing certificateholder.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F and Class G certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for

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inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each special servicer. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No

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certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

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If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted, would recast the Retention Requirement, the Due Diligence Requirement and Similar Requirements and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations were issued by the banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such

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statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

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•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected

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the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw

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its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

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•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the applicable special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to

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certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the

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mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates and the Class R certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S or Class B certificates will result in a corresponding reduction in the notional amount of the Class X-A and Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing

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or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases

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voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan) and the right to replace each special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Although the special servicers under the pooling and servicing agreement are not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the related mortgage loan documents, it is possible that the directing certificateholder may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder:

(i)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class;

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class;

(iv)   may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and

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(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or any of its affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans. Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, each special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate either master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement.

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Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by such special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other

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mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole warranting party) in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has or will have) sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not

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attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the

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applicable special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States internal revenue code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 112 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $959,979,761 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2016 (or, in the case of any Mortgage Loan that has its first due date in March 2016, the date that would have been its due date in February 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

With respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, on the Closing Date, the depositor will remit for deposit in the Interest Reserve Account a payment in an amount equal to the Interest Deposit Amount with respect to each applicable Mortgage Loan. The “Interest Deposit Amount” with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, means an amount equal to one day of interest at the related Net Mortgage Rate on the related Cut-off Date Balance of such Mortgage Loan (or the aggregate of such interest for all such Mortgage Loans, as the context may require).

One (1) of the Mortgage Loans, representing approximately 3.1% of the Initial Pool Balance, is part of a larger whole loan, which is comprised of the related Mortgage Loan and one loan that is pari passu in right of payment to such Mortgage Loan (a “Companion Loan” or “Pari Passu Companion Loan”, as applicable). The related Mortgage Loan and related Companion Loan is collectively referred to as a “Whole Loan”. The Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

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The Mortgage Loans and Whole Loan were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	28	52	$421,611,490	43.9%
Rialto Mortgage Finance, LLC	25	33	227,693,458	23.7
National Cooperative Bank, N.A.(1)	37	37	142,936,309	14.9
C-III Commercial Mortgage LLC	14	22	96,264,903	10.0
Basis Real Estate Capital II, LLC	8	8	71,473,602	7.4
Total	112	152	$959,979,761	100.0%

(1)	Twenty-four (24) of the Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., representing 8.1% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan or Whole Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loan, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 18, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided

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to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan. Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the

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re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan (other than the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative) appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The

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historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as is” Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans as shown in the table below, the “as-complete” or “as-stabilized” value).

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Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Hilton Wilmington/ Christiana(1)	3.0%	56.5%	49.5%	$51,300,000	63.7%	55.9%	$ 45,500,000
Northview Harbor Apartments(2)	1.9%	62.6%	55.5%	$29,500,000	72.8%	64.5%	$ 25,400,000
Sequoia Center Building 1400(3)	1.0%	75.0%	64.9%	$12,310,000	93.9%	81.2%	$ 9,830,000

(1)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of November 1, 2016.

(2)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of February 1, 2017.

(3)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of August 1, 2016.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, such LTV Ratio was calculated based on the aggregate principal

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balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a split loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan and the related Mortgage Loan included in the issuing entity, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in

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clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy,

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such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“L(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

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•	“D or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“D or GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“GRTR of @% or YM(#)”means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization

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and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

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In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that

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certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan as of the Cut-off Date. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities,

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administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and each related Pari Passu Companion Loan as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or as a residential cooperative, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service

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coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 to this prospectus differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than loan-to-value ratio information calculated as of the origination date or Cut-off Date for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential

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cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative, the value reflected as the “Appraised Value” on Annex A-1 to this prospectus is the “Coop-Rental Value” of such residential cooperative property and the loan-to-value ratio information for such Mortgage Loan as presented herein is determined based on the “Coop-Rental Value” of such Mortgaged Property.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property, the “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1 to this prospectus, is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1 to this prospectus, are derived from the appraisal. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties that have existing

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subordinate secured indebtedness, (1) the Coop – Committed Secondary Debt equals the balance of any subordinate line of credit mortgage loan (the “Subordinate LOC”), based on the full face amount of the Subordinate LOC, (2) the Whole Loan Cut-off Date Balance equals the sum of the Cut-off Date Balance of the WFCM 2016-C32 Trust mortgage loan plus the balance of the Subordinate LOC, assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is determined as if the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of December 31, 2015, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of December 31, 2015 and giving effect to any applicable interest rate floor), (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (D) that, in the case of each Subordinate LOC that has an interest-only period that extends through the maturity date of such Subordinate LOC, the related borrower is required to make scheduled interest-only payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National

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Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical NOI figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 to this prospectus for the mortgage loans secured by residential cooperative properties are not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$959,979,761
Number of Mortgage Loans	112
Number of Mortgaged Properties	152
Range of Cut-off Date Balances	$994,295 to $81,325,000
Average Cut-off Date Balance	$8,571,248
Range of Mortgage Rates	3.640% to 5.920%
Weighted average Mortgage Rate	4.750%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	56 months to 119 months
Weighted average remaining term to maturity(2)	115 months
Range of original amortization terms(3)(4)	180 months to 480 months
Weighted average original amortization term(3)(4)	350 months
Range of remaining amortization terms(3)(4)(9)	180 months to 479 months
Weighted average remaining amortization term(3)(4)(9)	349 months
Range of Cut-off Date LTV Ratios(5)(6)(8)	1.6% to 75.0%
Weighted average Cut-off Date LTV Ratio(5)(6)(8)	58.7%
Range of LTV Ratios as of the maturity date(2)(5)(6)(8)	1.3% to 68.4%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)(8)	51.8%
Range of U/W NCF DSCRs(6)(7)(8)	1.18x to 31.99x
Weighted average U/W NCF DSCR(6)(7)(8)	2.46x
Range of U/W NOI Debt Yields(6)(8)	7.7% to 174.9%
Weighted average U/W NOI Debt Yield(6)(8)	15.3%
Percentage of Initial Pool Balance consisting of:
Interest-only, Amortizing Balloon(9)	47.9%
Amortizing Balloon	36.0%
Interest-only, Balloon	15.6%
Amortizing Balloon, ARD	0.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, identified as Hy-Vee Waterloo on Annex A-1 to this prospectus, representing approximately 0.6% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes four (4) Mortgage Loans identified as North Dallas Retail Portfolio, Preferred Freezer – Newark, 10 South LaSalle Street and 6535 Broadway Owners Corp. on Annex A-1 to this prospectus, representing approximately 15.6%

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of the Initial Pool Balance, that are interest only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	With respect to one (1) Mortgage Loan identified as Marriott Melville Long Island on Annex A-1 to this prospectus, representing approximately 6.1% of the Initial Pool Balance, such Mortgage Loan will amortize based on the assumed principal payment schedule set forth on Annex F to this prospectus.

(5)	With respect to three (3) Mortgaged Properties identified as Hilton Wilmington/Christiana, Northview Harbor Apartments and Sequoia Center Building 1400 on Annex A-1 to this prospectus, securing three (3) Mortgage Loans representing approximately 5.9% of the Initial Pool Balance, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions” above. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value” in this prospectus.

(6)	In the case of one (1) Mortgage Loan identified as 10 South LaSalle Street on Annex A-1 to this prospectus, representing approximately 3.1% of the Initial Pool Balance, which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).

(7)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(8)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using Underwritten Net Cash Flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals the projected operating income at the related Mortgaged Property assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, however, that the above loan-to-value ratio information for the Mortgage Loan secured by the residential cooperative property identified on Annex A-1 to this prospectus as Gill Park Cooperative is based upon the value of such residential cooperative property determined as if such residential cooperative property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

(9)	In the case of the Mortgage Loan identified as Northview Harbor Apartments on Annex A-1 to this prospectus, representing approximately 1.9% of the Initial Pool Balance, the 36-month, interest-only period will commence on February 1, 2021. As long as (a) the scheduled renovations have been completed in accordance with the loan agreement, (b) the debt yield on January 1, 2021 is at least 9.0% based on the actual net operating income less management fee and replacement reserves for the prior twelve-month period, and (c) there is no existing event of default, the borrower will only be required to make interest only debt service payments during the interest only period. However, if the conditions (a) through (c) above are not met on January 1, 2021, then in addition to the interest only payments, the borrower will be required to deposit the principal portion of the full principal and interest payment into a debt yield reserve, which will be held as additional collateral for the Mortgage Loan. Regardless, following such 36-month interest only period, the borrower is required to resume making regularly scheduled principal and interest payments. See the assumed principal payment schedule set forth on Annex G to this prospectus for this Mortgage Loan’s amortization.

The issuing entity will include eleven (11) Mortgage Loans, representing approximately 25.6% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans”

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below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	45	$254,299,688	26.5%
Anchored	18	172,888,243	18.0
Unanchored	16	51,291,824	5.3
Single Tenant	9	22,523,529	2.3
Shadow Anchored	2	7,596,091	0.8
Multifamily	37	183,441,688	19.1
Cooperative	31	121,642,986	12.7
Garden	6	61,798,702	6.4
Hospitality	9	155,519,788	16.2
Full Service	2	88,000,000	9.2
Limited Service	6	42,543,803	4.4
Extended Stay	1	24,975,986	2.6
Office	10	132,585,968	13.8
Suburban	6	93,688,503	9.8
CBD	1	30,000,000	3.1
Medical	3	8,897,464	0.9
Industrial	22	107,793,035	11.2
Warehouse	8	39,866,112	4.2
Cold Storage Facility	1	36,200,000	3.8
Flex	13	31,726,923	3.3
Self Storage	15	60,269,000	6.3
Self Storage	15	60,269,000	6.3
Mixed Use	6	25,137,938	2.6
Office/Retail	3	14,947,719	1.6
Industrial/Office	1	5,987,578	0.6
Retail/Self Storage	1	2,382,641	0.2
Self Storage/Retail	1	1,820,000	0.2
Other	1	20,978,206	2.2
Parking Garage	1	20,978,206	2.2
Manufactured Housing Community	7	19,954,451	2.1
Manufactured Housing Community	7	19,954,451	2.1
Total	152	$959,979,761	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties, mixed use properties and self storage properties with retail components set forth in the above chart, we note the following:

•	Four (4) Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – The Highlands, North Dallas Retail Portfolio – Josey Oaks

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Crossing, North Dallas Retail Portfolio – Hunter’s Glen Crossing and North Dallas Retail Portfolio – Flower Mound Crossing, partially securing a Mortgage Loan representing approximately 4.8% of the Initial Pool Balance in the aggregate by allocated loan amount, have a dry cleaner tenant with on-site processing operations. In addition, the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – The Highlands, Tharp Retail Portfolio – Emerson Center North and Tharp Retail Portfolio – Girls School Road Center, partially securing Mortgage Loans representing approximately 1.7% of the Initial Pool Balance by allocated loan amount, each includes one or more tenants that operate its space as an on-site gas station and/or an automobile repair and servicing company. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily and similar mixed use properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Northview Harbor Apartments, Gill Park Cooperative and Fort Totten Apartments, securing Mortgage Loans representing approximately 4.2% of the Initial Pool Balance in the aggregate, each such Mortgaged Property has some or all of its rents subsidized under, or certain related tenants receive rental or similar assistance through, the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development (“HUD”) or another federal, state or local tenant-based assistance program. We cannot assure you that any such program will be continued in its present form or that the level of assistance provided thereby will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Maple Plaza Housing Development Fund Corporation, securing a Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, the Mortgaged Property is subject to a regulatory agreement requiring that all resident-shareholders be “eligible purchasers”, which are purchasers whose household incomes do not exceed certain percentages above local area median incomes.

•	In addition, certain of the residential cooperative properties are subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

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Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott Melville Long Island, Hilton Wilmington/Christiana, TownePlace Suites Redwood City, Hampton Inn Suites Ontario, Hampton Inn – Cincinnati Airport North, Hampton Inn Carmel, IN, Quality Suites Hickory, Wingate by Wyndham Round Rock and Comfort Suites Austin, securing Mortgage Loans representing approximately 16.2% of the Initial Pool Balance, such Mortgaged Properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Carmel, IN, securing a Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, a 304 room, full service hotel, expected to be competitive with the Mortgaged Property, is under construction and is expected to open in May 2016.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites Redwood City, securing a Mortgage Loan representing approximately 2.6% of the Initial Pool Balance, a 121-room TownePlace Suites by Marriott Foster City that is viewed by the related appraisal as being competitive with the Mortgaged Property, is under construction and is expected to open in June 2016.

•	Hospitality properties may be particularly affected by seasonality. For example, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn – Cincinnati Airport North, representing approximately 0.9% of the Initial Pool Balance, requires seasonality reserves that were deposited in connection with the origination of such Mortgage Loans and/or that are required to be funded on an ongoing basis.

•	For more information on the required property improvement plans (any such plan, a “PIP”) with respect to the Mortgaged Properties identified in the table below as Marriott Melville Long Island, Hilton Wilmington/Christiana, TownePlace Suites Redwood City, Hampton Inn – Cincinnati Airport North and Quality Suites Hickory, see “—Redevelopment, Renovation and Expansion” below.

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The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Marriott Melville Long Island	$59,000,000	6.1%	7/22/2034	11/6/2025
Hilton Wilmington/ Christiana	$29,000,000	3.0%	11/30/2031	11/6/2025
TownePlace Suites Redwood City	$24,975,986	2.6%	9/30/2027	1/5/2021
Hampton Inn Suites Ontario	$12,572,273	1.3%	5/31/2024	12/11/2025
Hampton Inn – Cincinnati Airport North	$8,490,967	0.9%	1/28/2020	1/1/2026
Hampton Inn Carmel, IN	$7,475,269	0.8%	2/4/2020	12/11/2025
Quality Suites Hickory(1)	$4,934,693	0.5%	9/27/2032	6/1/2025
Wingate by Wyndham Round Rock	$4,789,968	0.5%	11/16/2032	12/6/2025
Comfort Suites Austin	$4,280,633	0.4%	2/21/2022	11/6/2025

(1)	The franchise agreement may be terminated without cause by either the franchisor or franchisee in September 2022 and September 2027.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

•	The Mortgaged Property identified on Annex A-1 to this prospectus as Preferred Freezer – Newark, securing a Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, has a single tenant that operates its space for cold storage facility uses.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Cold Storage Properties Have Special Risks”.

Self Storage Properties

In the case of the self storage properties and mixed use properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Secured Storage, securing one (1) Mortgage Loan representing approximately

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0.2% of the Initial Pool Balance, the related Mortgaged Property derives a significant portion of the underwritten revenue from one or more of (a) rent derived from truck rentals located at the related Mortgaged Property, (b) rent derived from cell tower leases, (c) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle and boat storage and/or (d) rent derived from commercial/retail tenants operating at the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed-use properties set forth in the above chart, we note the following:

•	Each such mixed use Mortgaged Property has one or more retail, industrial, office and/or self storage components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Carolina Village MHC, securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the borrower reserved $1,155,000 with the lender at the origination of the Mortgage Loan for upgrades to the related Mortgaged Property, including relocating 47 of 124 occupied mobile homes (the “Transitional Homes”) to the main parcel, adding amenities, repaving the entire community and upgrading signage. As part of the relocation of the Transitional Homes to the main parcel, and upon completion of the upgrades, the borrower may obtain a free release of the improved, non-income producing portion of the Mortgaged Property left vacant after the relocation of the Transitional Homes, subject to the approval of the lender and certain other conditions including, (i) completion of the amenity upgrades prior to November 6, 2017; (ii) the Transitional Homes have been relocated to, anchored to pad sites and fully operational on the main parcel no later than November 6, 2017; and (iii) no event of default has occurred and is continuing. To the extent the upgrades are not complete prior to November 6, 2017, the funds reserved in respect of such activities will be held as additional collateral for the Mortgage Loan. See “—Certain Terms of the Mortgage Loans—Partial Releases” below. As of October 1, 2015, the Mortgaged Property is 76.5% occupied, which is lower than the comparable properties weighted average of 97.4%. Following the renovations and relocations described above, the final parcel is anticipated to allow for the development of up to 23 additional pads. Upon lender

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consent, the borrower is expected be able to expand the supply at the Mortgaged Property to increase the total number of pad sites to 185 and to increase cash flow.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Center Grove Estates, securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, 36 of the related Mortgaged Property’s 323 home sites are occupied by homes owned by the borrower and rented out like apartments, in some cases on a rent-to-own basis pursuant to an installment sales contract between the tenant and the borrower. Such installment sales contract permits the related tenant to purchase the borrower-owned home that it currently rents, provided that such tenant complies with certain provisions set forth in the applicable lease agreement. However, none of these 36 homes serve as collateral for the related Mortgage Loan and none of the income from the borrower-owned homes was underwritten with respect to the origination of the Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as ACG Conlon Portfolio – Village Green MHC, partially securing a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance by allocated loan amount, approximately four of the related Mortgaged Property’s 96 home sites are owned by an affiliate of the borrowers and rented out like apartments, in some cases on a rent-to-own basis pursuant to an installment sales contract between the tenant and the borrower affiliated owner. The Mortgage Loan documents permit the borrower to have up to a total of ten such affiliate-owned homes (which are not collateral for the Mortgage Loan) at either of the two (2) Mortgaged Properties identified on Annex A-1 to this prospectus as ACG Conlon Portfolio – Village Green MHC or ACG Conlon Portfolio – Southside MHC, subject to certain conditions including proper maintenance and the existence at all times of valid leases of the site occupied by each such affiliate-owned home between the applicable borrower as lessor and either (a) the tenant occupying such home, or (b) if such home is vacant, its borrower affiliated owner, as lessor. None of the income from the affiliate-owned homes was underwritten with respect to the origination of the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use(1)	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical(2)	22	19.2%
Restaurant(3)	30	18.1%
Cold storage facilities(4)	1	3.8%
Bank branch(5)	5	2.8%
Gym, fitness center or a health club(6)	8	3.1%
Parking garages(7)	1	2.2%
School or educational facility(8)	1	0.8%
Theater or entertainment use(9)	1	0.6%
Commercial bakery/manufacturing(10)	1	0.6%

(1)	This table does not include information for the 5 largest tenants by net rentable area at each residential cooperative Mortgaged Property. Certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – Josey Oaks Crossing, North Dallas Retail Portfolio – Hunter’s Glen Crossing, North Dallas Retail Portfolio – Flower Mound Crossing, North Dallas Retail Portfolio – Park West Plaza, North Dallas Retail Portfolio – Cross Timbers Court, North Dallas Retail Portfolio – 14th Street Market, Technology Station, PRA Health Sciences, Tharp Retail Portfolio – Belmont Center, Tharp Retail Portfolio – CSL Plasma Center, Tharp Retail Portfolio – Gateway Office Center, Tharp Retail Portfolio – National Road Center, Seminole Orange Plaza Center, 2 & 6 Terri Lane, San Bernardino Marketplace, Shea 70 Plaza, Neighbors Emergency Center, Bandera At Woodlawn, Arlington Square-MI, Lakefront 17 LLC, Spring Hill Office II and 3123 Fire Road.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – Heritage Heights, North Dallas Retail Portfolio – The Highlands, North Dallas Retail Portfolio – Josey Oaks Crossing, North Dallas Retail Portfolio – Hunter’s Glen Crossing, North Dallas Retail Portfolio – Park West Plaza, North Dallas Retail Portfolio – Cross Timbers Court, North Dallas Retail Portfolio – 14th Street Market, Tharp Retail Portfolio – Belmont Center, Tharp Retail Portfolio – Emerson Center North, Tharp Retail Portfolio – Shadeland Center, Tharp Retail Portfolio – Girls School Road Center, Tharp Retail Portfolio – Crawfordsville South Center, South Creek Retail, Marketplace at Rivergate, Pelham Commons, Seminole Orange Plaza Center, San Bernardino Marketplace, 215 South Center Street & 210 East Third Street, Midtown Market, Wisconsin Retail Portfolio – Kenosha, Roberts Crossing Shopping Center, Belle Promenade Shoppes, Emerson Plaza, Summit Marketplace, The Oaks Plaza, Stonebrook Place Shopping Center, 3123 Fire Road, Parkway Village Shopping Center, 588 Main Avenue and Starbucks Plaza.

(4)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Preferred Freezer – Newark.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – The Highlands, Tharp Retail Portfolio – Belmont Center, Tharp Retail Portfolio – Crawfordsville South Center, 215 South Center Street & 210 East Third Street and Summit Marketplace.

(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Tharp Retail Portfolio – National Road Center, Pelham Commons, Shea 70 Plaza, Wisconsin Retail Portfolio – Wisconsin Rapids, Wisconsin Retail Portfolio – Kenosha, Roberts Crossing Shopping Center, Emerson Plaza and Parkway Village Shopping Center.

(7)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Plaza Garage.

(8)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as 2 & 6 Terri Lane.

(9)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as 215 South Center Street & 210 East Third Street.

(10)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as 37600 Filbert Street.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Additionally, the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – The Highlands, North Dallas Retail Portfolio – Josey Oaks Crossing, North Dallas Retail Portfolio – Hunter’s Glen Crossing and North Dallas Retail

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Portfolio – Flower Mound Crossing, partially securing a Mortgage Loan representing approximately 4.8% of the initial Pool Balance by allocated loan amount, include one or more tenants that operate its space as a dry cleaner with on-site processing. See “—Retail Properties” above.

In addition, the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – The Highlands, Tharp Retail Portfolio – Emerson Center North and Tharp Retail Portfolio – Girls School Road Center, partially securing Mortgage Loans representing approximately 1.7% of the Initial Pool Balance by allocated loan amount, each includes one or more tenants that operate its space as an on-site gas station and/or an automobile repair and servicing company. See “—Retail Properties” above.

With respect to the residential cooperative properties included in the Trust, information regarding the 5 largest tenants has not been reflected on Annex A-1 to this prospectus or in the preceding chart. Notwithstanding the exclusion of the residential cooperative properties from the statistics presented in the preceding chart and bullets, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
North Dallas Retail Portfolio	$81,325,000	8.5%	$121	1.77x	63.2%	Retail
Marriott Melville Long Island	$59,000,000	6.1%	$159,892	1.37x	58.4%	Hospitality
Technology Station	$50,000,000	5.2%	$528	1.96x	50.8%	Office
Chicago Industrial Portfolio I	$44,200,000	4.6%	$42	1.25x	72.9%	Industrial
Preferred Freezer - Newark	$36,200,000	3.8%	$183	1.99x	60.4%	Industrial
10 South LaSalle Street	$30,000,000	3.1%	$134	2.27x	63.1%	Office
Hilton Wilmington/Christiana	$29,000,000	3.0%	$109,023	1.89x	56.5%	Hospitality
TownePlace Suites Redwood City	$24,975,986	2.6%	$262,905	1.50x	67.7%	Hospitality
Cottonwood Shopping Center	$21,075,000	2.2%	$112	1.35x	72.2%	Retail
PRA Health Sciences	$21,000,000	2.2%	$147	1.32x	67.4%	Office
Orlando Plaza Garage	$20,978,206	2.2%	$18,516	1.37x	62.8%	Other
Northline Industrial Center	$20,000,000	2.1%	$18	1.81x	73.3%	Industrial
Wilshire Plaza	$19,280,207	2.0%	$158	1.25x	71.7%	Retail
Northview Harbor Apartments	$18,480,248	1.9%	$51,334	1.30x	62.6%	Multifamily
Gill Park Cooperative	$17,965,034	1.9%	$69,096	1.42x	46.2%	Multifamily
Top 3 Total/Weighted Average	$190,325,000	19.8%		1.70x	58.5%
Top 5 Total/Weighted Average	$270,725,000	28.2%		1.66x	61.1%
Top 15 Total/Weighted Average	$493,479,680	51.4%		1.63x	62.5%

(1)	In the case of the Mortgage Loan that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include the Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
North Dallas Retail Portfolio	Multi-Property	$81,325,000	8.5%
Chicago Industrial Portfolio I	Multi-Property	44,200,000	4.6
Tharp Retail Portfolio	Multi-Property	16,073,085	1.7
Compass Self Storage Portfolio	Multi-Property	10,825,000	1.1
Infinite Self Storage Portfolio	Multi-Property	9,496,000	1.0
Walgreens Portfolio	Multi-Property	8,471,717	0.9
Locker Room Portfolio	Multi-Property	8,130,000	0.8
Wisconsin Retail Portfolio	Multi-Property	5,184,190	0.5
ACG Conlon Portfolio	Multi-Property	4,091,329	0.4
Total		$187,796,322	19.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 2 & 6 Terri Lane, 215 South Center Street & 210 East Third Street, Infinite Self Storage Hendricks and Timberline and Echo Valley MHP, representing approximately 2.0% of the Initial Pool Balance, the related Mortgaged Property is, in each case, comprised of two or more separate non-contiguous parcels operated as a single business enterprise.

Five (5) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 9.8% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 3.4% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 to this prospectus and the related footnotes.

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Related Borrower Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Wilshire Plaza	1	$19,280,207	2.0%
Pelham Commons	1	8,941,466	0.9
Belle Promenade Shoppes	1	3,996,091	0.4
Total for Group 1:	3	$32,217,764	3.4%
Group 2:
The Landings at 56th	1	$15,200,000	1.6%
Infinite Self Storage Portfolio	2	9,496,000	1.0
Infinite Self Storage Hendricks	1	3,700,000	0.4
Total for Group 2:	4	$28,396,000	3.0%
Group 3:
Locker Room Portfolio	2	$8,130,000	0.8%
Storage Plus Self Storage	1	4,430,000	0.5
Middlebury Self Storage	1	1,950,000	0.2
Secured Storage	1	1,820,000	0.2
Great Indoors Self Storage	1	1,780,000	0.2
A1 Stateline Self Storage	1	1,450,000	0.2
Total for Group 3:	7	$19,560,000	2.0%
Group 4:
Walgreens Portfolio	2	$8,471,717	0.9%
Walgreens – Houston	1	2,242,513	0.2
Total for Group 4:	3	$10,714,231	1.1%
Group 5:
Easy-Stor Self Storage	1	$1,935,000	0.2%
Palm Bay Self Storage	1	1,273,000	0.1
Total for Group 5:	2	$3,208,000	0.3%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	33	$168,493,899	17.6%
California	7	$114,505,836	11.9%
Texas	17	$111,719,655	11.6%
Illinois	20	$93,835,007	9.8%
Florida	8	$60,259,032	6.3%
Michigan	7	$57,188,154	6.0%
Indiana	14	$56,983,462	5.9%
New Jersey	4	$49,756,053	5.2%
Other States	42	$247,238,664	25.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 24 other states and the District of Columbia, with no more than 5.0% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Ten (10) Mortgaged Properties identified on Annex A-1 to this prospectus as Technology Station, TownePlace Suites Redwood City, South Creek Retail, Hampton Inn Suites Ontario, Sequoia Center Building 1400, San Bernardino Marketplace, 37600 Filbert Street, Carson Building, 4721 Calle Carga and Towne Storage-South Jordan, securing ten (10) Mortgage Loans representing approximately 14.6% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

•	Thirty-seven (37) Mortgaged Properties identified on Annex A-1 to this prospectus as Maple Plaza Housing Development Fund Corporation, 711 Shore Road Owners Corp., 440 East 79th Street Owners Corp., 505 Central Avenue Corp., 65 West 95th Owners Corp., Carolina Village MHC, Colorado Owners, Inc., Congress Owners, Ltd., 24535 Owners Corp., 333 Bronx River Tenants Corp., Linden Hill No. 2 Cooperative Corp., Grinnell Housing Development Fund Corporation, Hartsdale Gardens Owners Corp., Pelhamdale Manor Corp., Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc., The Oaks Plaza, Tara Close Apartments Corp., 64th Apartment Corp., 3050 Fairfield Avenue Owners Corp., 285 Riverside Drive Corp., Pecan Villa MHP, 135 Willow Owners Corp., Easy-Stor Self Storage, 6535 Broadway Owners Corp., 16 Canterbury Corp., Hampton House Tenants Corp., 90 Eighth Avenue Housing Co., Inc., Barclay Plaza Owners, Inc., Fairfax House Owners, Inc., East Hampton Mews Tenants Corp., 588 Main Avenue, Heathcote Manor Owners Corp., Starbucks Plaza, Palm Bay Self Storage, Garden Hamilton, Inc., Teliman Holding Corp. and Gramatan Court Apartments, Inc.,

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securing thirty-seven (37) Mortgage Loans representing approximately 12.5% of the Initial Pool Balance, are within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble in Annex D-1 to this prospectus).

Mortgaged Properties With Limited Prior Operating History

Thirty-five (35) of the Mortgage Loans representing approximately 16.7% of the Initial Pool Balance, are secured by Mortgaged Properties that were acquired within the 12-month period preceding the origination of the Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Three (3) Mortgaged Properties identified as Preferred Freezer – Newark, Cottonwood Shopping Center and Northline Industrial Center on Annex A-1, securing three (3) Mortgage Loans representing approximately 8.0% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Waterford Landing Apartments and Neighbors Emergency Center, representing approximately 2.0% of the Initial Pool Balance, the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, where a multi-tenanted property is owned by a Delaware statutory trust, the related borrower typically master leases the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. Such master lease structure is not always used where the property is net-leased to a single tenant. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Waterford Landing Apartments has a master lease in place. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Neighbors Emergency Center does not have a master lease in place. The master lease for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Waterford Landing Apartments has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium Interests

Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Orlando Plaza Garage, Carson Building and 343 King Street, representing approximately 3.0% of the Initial Pool Balance, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to all

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such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Plaza Garage, securing a Mortgage Loan representing approximately 2.2% of the Initial Pool Balance, the Mortgaged Property consists of two condominium units in a seven-unit condominium regime. LR Plaza Garage LLC, an affiliate of the borrower and the owner of the Mortgaged Property (“Property Owner”), owns the parking unit and the storage units, which represents approximately 18% of the voting rights in the condominium regime. An affiliate of the borrower owns two additional units, which represent approximately 33% of the voting rights. As such, the Property Owner and other affiliates of the borrower collectively hold a majority (approximately 51%) of the voting rights.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Carson Building, securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property consists of a condominium regime wholly-owned by the borrower. The Mortgage Loan documents provide for springing full recourse to the borrower and guarantors if the condominium regime is terminated or modified without lender consent.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 343 King Street, securing a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, the Mortgaged Property consists of a first floor retail unit that is part of a condominium regime with three second floor residential units. The borrower has a 73% voting rights interest in the related owners’ association, and the ability to control material decisions of the owners’ association. The Mortgage Loan documents provide for springing full recourse to the borrower and guarantors if the condominium regime is terminated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Thirty-one (31) of the Mortgage Loans, representing approximately 12.7% of the Initial Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	152	$ 959,979,761	100.0%
Total	152	$ 959,979,761	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 15 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio, securing a Mortgage Loan representing approximately 8.5% of the Initial Pool Balance, the Phase I ESAs obtained at loan origination identified the following: (i) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Josey Oaks Crossing, a historic recognized environmental condition related to a prior gas station for which the Texas Commission on Environmental Quality (“TCEQ”) issued a No Further Action

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(“NFA”) letter; also, potential risk related to a currently operating on-site dry cleaners for which, however, there have been no reported releases; (ii) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hunter’s Glen Crossing, a controlled recognized environmental condition (“CREC”) related to a prior on-site dry cleaning operation for which regulatory closure was obtained in May 2009; also, current dry cleaning operations on-site for which the ESA indicated no reported releases; (iii) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Highlands, potential risk related to an on-site dry cleaners for which the ESA indicated no reported releases and prior subsurface sampling detected no impacts; and an on-site gasoline station for which tank tightness tests have been passed and no leaks detected; (iv) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Flower Mound Crossing, potential risk related to an on-site dry cleaners that was included in the Texas Voluntary Cleanup Program and for which a certificate of completion with residual impacts was obtained; and (v) with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 14th Street Market, a CREC related to a prior on-site dry cleaning use that was included in the Texas Voluntary Cleanup Program and for which a certificate of completion was issued with restrictions against residential development and groundwater-dependent uses; also, prior gasoline and diesel underground storage tanks that were removed and for which regulatory closure was granted. In lieu of obtaining Phase II or other environmental site assessments, the lender was named as an additional insured (with rights of assignment) on a $9 million owners environmental insurance policy (with $3 million per claim limit and with other sub-limits as described below) from Beazley/Eclipse, a member of Lloyd’s Syndicate, with a 10-year term and 3 year renewal option exercisable by the lender, and having a $50,000 deductible, except that the deductible for The Highlands property is $250,000. The policy covers 11 properties: the eight properties comprising the security for the subject Mortgage Loan, and three additional properties that are security for a separate on-book loan originated by Wells Fargo Bank. There is a separate sub-limit of $3 million aggregate/$1 million per claim for the three properties unrelated to the subject Mortgage Loan. The policy premium was pre-paid at closing. Beazley/Eclipse has an A.M. Best’s rating of A/XV. The Mortgage Loan documents provide that the premium for the environmental policy extension be trapped in connection with the required cash management one year prior to the environmental policy’s expiration. In addition to customary personal liability for losses related to environmental matters, the Mortgage Loan documents provide for personal liability to the guarantor (ACREG Investment Holdings LLC) for losses up to the extension premium amount of $148,329.63 for failure to make the related deposit. The borrower guarantor had a stated net worth/liquidity of $141.2 million/$12.1 million as of August 31, 2015.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Preferred Freezer – Newark, securing a Mortgage Loan representing approximately 3.8% of the Initial Pool Balance, the Phase I ESA identified a CREC associated with prior on-site gas and drum manufacturing uses. Both the Mortgaged Property and adjacent sites have potential for vapor-phase migration, but based on long-term remedial efforts in the area, existing environmental controls and connection to public water, the environmental consultant characterized such environmental risks as minimal and not representing current concern. The Mortgage Loan documents require ongoing compliance with existing deed restrictions and the Remedial Action Permit issued by New Jersey Department of Environmental Protection.

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•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Northline Industrial Center, securing a Mortgage Loan representing approximately 2.1% of the Initial Pool Balance, the Phase I ESA identified soil contamination, soil vapor and groundwater contamination from prior operations that did not involve the borrower; however, a new owner is protected in Michigan from liability associated with prior contamination by filing a Baseline Environmental Assessment and Due Care Plan with the Michigan Department of Environmental Quality (“MDEQ”). The borrower has made this submission to the MDEQ, and, when approved, it will represent the equivalent of a “no further action” confirmation. The Mortgage Loan documents include an $8,000 environmental reserve that will be released upon receipt of an MDEQ acknowledgement. The Due Care Plan includes restrictions on any construction activities involving dewatering or excavation of soils, including the use of clean fill material and disposal of excavated soils at an MDEQ-licensed landfill, as well as notice to affected construction workers of the potential for unacceptable exposure risks and limits on future land use of the property is restricted to non-residential uses only.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Wilshire Plaza, securing a Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, the related Phase I ESA for the Mortgaged Property concluded that past onsite dry cleaning activities could have potentially resulted in environmental impacts, although no obvious indications of releases were reported. The related borrower has obtained an environmental remediation policy issued by Steadfast Insurance Company, with a 10-year term and a 3-year policy tail that provides coverage for $1,000,000 with a $50,000 self-insured retention for each claim. Steadfast Insurance Company has an S & P rating of “AA-”.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Chicago Industrial Portfolio I – 2785 Algonquin Road and Chicago Industrial Portfolio I – 12500 Lombard Lane, partially securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, (i) at the 12500 Lombard Lane property, four former under-ground storage tanks for which, while no releases were reported, no sampling was performed at the time of tank removal in 1989; and (ii) at the 2785 Algonquin Road property, two triple oil/water separators. Although a Phase II ESA was not recommended, the lender obtained a $4 million lender environmental collateral protection and liability-type environmental insurance policy with $2 million sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10-year term (equal to the loan term) and a 3 year policy tail and having a $50,000 deductible. The policy premium was pre-paid at closing, and the loan documents required an up-front $50,000 reserve for the environmental policy deductible. Steadfast Insurance Company has an S & P rating of “AA-”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Infinite Self Storage Portfolio – Infinite Self Storage – East 52nd, partially securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA reported that historic on-site concrete block manufacturing resulted in contamination of soil below action level. However, historic releases from an adjacent property have resulted in carbon tetrachloride and trichloroethene groundwater impacts at the Mortgaged Property. In 2003, the Indiana Brownfields Program provided to the Mortgaged Property’s previous owner a Site Status Letter and Environmental Restrictive Covenant (“ERC”) stating that the Indiana Department of Environmental

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Management (“IDEM”) concluded that no condition at the Mortgaged Property constitutes a threat to human health or the environment, no enforcement action is pending or is required, and no response action is warranted. The ERC, which has been recorded, requires that the Mortgaged Property not be used for residential purposes, with the exception of a manager’s apartment.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 215 South Center Street & 210 East Third Street, securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified RECs associated with (i) prior on-site auto service station, including three underground storage tanks, for which additional testing for chlorinated and solvents was recommended; and (ii) prior printing and warehouse operations conducted until 2003 on adjacent property, for which chlorinated solvents, volatile organic compounds and metals testing was recommended. In lieu of obtaining a Phase II ESA, the lender obtained a $2 million lender premises environmental liability-type environmental insurance policy from Great American Insurance Group, with a 13-year term (3 years past loan maturity) and a $25,000 deductible. The policy premium was pre-paid at closing of the Mortgage Loan. Great American Insurance Group has an S&P rating of “A+”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hy-Vee Waterloo, securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified RECs associated with underground storage tanks installed in 2004 that did not have proper tags in fill port and spill containment buckets that were dirty and contained fluids. Given the age of the underground storage tanks’, the environmental consultant recommended a sub-surface investigation of the soil and groundwater conditions in the adjacent area. The lender did not require the subsurface investigation, due to (i) the tenant’s having responsibility for the tanks pursuant to the related lease terms, and (ii) the potential clean-up cost if required was estimated at $250,000-$500,000. The Mortgage Loan documents also provide that the guarantor has personal liability for losses related to environmental conditions.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Locker Room Portfolio – Locker Room – 62nd Street, partially securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the Phase I ESA identified lead contamination in a localized area of the soil on an undeveloped portion of the Mortgaged Property that was historically occupied by an automobile manufacturing company. The borrower is required to pursue liability protection from the Pennsylvania Department of Environmental Protection (“PADEP”) under the Land Recycling and Environmental Remediation Standards Act.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Locker Room Portfolio – Locker Room – Aramingo, partially securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the Phase I ESA identified lead contamination in the groundwater, which is believed to be a result of prior industrial practices at an adjacent property. The Aramingo property is served by a municipal water source and, based on the site’s use, the issue is not considered a threat to occupants and will not affect onsite operations. Groundwater monitoring and natural attenuation is being performed under the supervision of the PADEP to pursue liability protection under the Land Recycling and Environmental Remediation Standards Act. Additionally, the

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borrower obtained an environmental impairment liability insurance policy with Lloyd’s of London (Beazley), naming the lender as an additional named insured, with a policy limit of $3 million per incident and in the aggregate, a deductible of $50,000 and a policy coverage period that extends through the maturity date of the Mortgage Loan. The policy premium was paid in full at closing. We cannot assure you that the groundwater monitoring will be completed and that such monitoring and any other additional actions that might be required will not exceed the reserved amount, that the insurance coverage will be available or adequate if any claims arise, or that any liability protections will apply in any future circumstances. Beazley has an A.M. Best’s rating of A/XV.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Tharp Retail Portfolio – Belmont Center, partially securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA concluded that based on the presumed duration of dry cleaning operations at such Mortgaged Property (approximately 45 years), the lack of previous subsurface investigations and the nature of dry cleaning chemicals, the presence of historic dry cleaning operations at the Mortgaged Property is considered a REC and a potential vapor encroachment concern. In lieu of a Phase II ESA, the borrower obtained for the benefit of the lender a lender environmental collateral protection and liability insurance policy with coverage limits of $2,000,000 in the aggregate and $1,000,000 per claim, a $50,000 self-insured retention and a policy term of 10 years plus a three-year tail. The same policy also covers the Mortgaged Property identified on Annex A-1 to this prospectus as Tharp Retail Portfolio – Girls School Road Center, partially securing a Mortgage Loan representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, which currently operates a gas station on-site with three registered underground storage tanks. We cannot assure you that any future circumstances will not warrant further action or that any such action will be covered or fully covered by the insurance policy.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Tharp Retail Portfolio – CSL Plasma Center, partially securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, the related Phase I ESA reported that prior onsite gas station and dry cleaning facilities had resulted in impacts that were the subject of remediation efforts. The Indiana Department of Environmental Management issued a No Further Action Approval subject to a recorded restrictive covenant that bars property use for residential, child care or schools. The Phase I ESA recommended no further action other than adhering to the restrictions. The former operations at the Mortgaged Property represent a CREC.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Oaks Plaza, securing approximately 0.4% of the Initial Pool Balance, the related Phase I ESA reported that former on-site dry cleaning had resulted in impacts to shallow soil beneath the former dry cleaning tenant space. After assessment of indoor air quality in 2015, the related environmental consultant concluded that potential vapor intrusion is not a significant concern. The former dry cleaner facility was accepted into the Florida Drycleaning Solvent Cleanup Program (“FDSCP”). The Phase I ESA did not recommend any additional action other than to coordinate with the Florida Department of Environmental Protection to facilitate any planned future assessment activities under the FDSCP. We cannot assure you that the former dry cleaning facility will continue to participate in the FDSCP, that

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the FDSCP will complete any remediation that may be warranted, or that there will not be future circumstances that require any other actions.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Fort Totten Apartments, securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, the Phase I ESA identified a 6,000 gallon underground storage tank that is in the process of being closed, and recommended that this process be completed. The Mortgage Loan documents require an environmental reserve of $137,500 (125% of the estimated closure cost and $110,000 for potential contamination mitigation), which is to be released upon receipt of notice of governmental closure.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Timberline and Echo Valley MHP, securing a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, the related Phase I ESA reported that the onsite residential sanitary waste lagoons had been documented as out of compliance with the applicable permits since at least May 2014. In particular, the related Mortgaged Property’s sewage treatment systems are not in compliance with current standards due to exceedances of e. Coli, ammonia and CBOD5 and are operating under either expired National Pollutant Discharge Elimination System (“NPDES”) permits or permits due for renewal in the near future. The ESA did not obtain compliance documentation at the time of the report and therefore recommended ensuring compliance. A reserve was established at origination of the Mortgage Loan to cover the estimated costs of bringing the sanitary facility into compliance. We cannot assure you that compliance will be documented or completed or that the reserves will completely cover any related costs.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Melville Long Island, securing a Mortgage Loan representing approximately 6.1% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a three-phase franchisor required PIP. Phase I, at a total cost of $3 million, was completed in 2015, and included improvements to the building exterior, grand ballroom, elevator lobby, food and beverage and the public areas. Phase II, at an estimated cost of $500,000, includes a renovation of the function and meeting space and is expected to be completed by December 2016. Phase III, at an estimated cost of $6.1 million, includes the renovation of the guest rooms and corridors and elevator banks and is expected to be completed by December 2018. A $3.5 million PIP reserve is in place. In addition to the upfront reserve, the borrower is required to deposit on a monthly basis (i) 1/12 of 5% of gross income into a capital expenditure reserve and (ii) $41,666.67 into the PIP reserve until the PIP is completed and paid in full. In addition, the guarantor has provided a completion guarantee for any amounts due to the PIP reserve account from the borrower plus any additional amounts necessary to fund completion of the PIP. We cannot assure you that the Mortgaged Property will generate enough excess cash to satisfy the borrower’s obligation to make the required annual payments into the PIP reserve or that the amounts required to be deposited in the PIP reserve will be sufficient to cover the full cost of the PIP. Additionally, we cannot assure you that

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the guarantor will have the ability or inclination to comply with the completion guaranty if the PIP reserve amounts are insufficient.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Wilmington/Christiana, securing a Mortgage Loan representing approximately 3.0% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a $4.78 million franchisor required PIP. The PIP requires the borrower to perform renovations and upgrades to guestrooms, guest bathrooms, public areas, back of the house, exterior upgrades, and site work with a completion timeline ending in March 2017. As of October 2015, the borrower spent approximately $342,000 in upgrades to the exterior, information technology equipment, kitchen and parking areas as part of the final property improvement plan. At the closing of the Mortgage Loan, the borrower deposited $4.78 million into a reserve for the remaining renovations and improvements. The Mortgage Loan is recourse to the borrower and the guarantors for any losses related to a failure to complete the PIP, to the extent such amount exceeds the amount in the PIP reserve.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites Redwood City, securing a Mortgage Loan representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property is scheduled to undergo an estimated $1,500,000 franchisor required PIP in 2015 and 2016. As of origination, the borrower had spent approximately $200,000 on furniture, fixture and equipment deposits. At origination of the Mortgage Loan, the borrower deposited approximately $1,300,000 into a reserve for such PIP.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Northview Harbor Apartments, securing a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, the Mortgaged Property is expected to undergo renovation upon tenant rollover and $2.071 million was reserved at origination of the Mortgage Loan to cover the costs of such renovations.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative, securing a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, the Mortgaged Property is to undergo substantial renovation and the entire proceeds of the Mortgage Loan at origination (and an additional sum of $1,750,000 to be funded by the borrower in 24 monthly installments of $72,917 each, commencing on February 1, 2016) are being reserved to cover the costs of such renovations.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Carmel, IN, securing a Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, a $900,000 reserve was required at origination of the Mortgage Loan for PIP work to be completed at the time of franchise renewal, among other things.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related

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Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties “and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 15 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 South LaSalle Street, representing approximately 3.1% of the Initial Pool Balance, the loan guarantor is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and seeking dissolution and liquidation of the related business assets. The loan guarantor assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that the loan guarantor, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to loan guarantor on below-market terms. Additional claims include loan guarantor’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on loan guarantor’s business or on the operation of the Mortgaged Property as a result.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Summer Glen Apartments, representing approximately 0.6% of the Initial Pool Balance, one of the borrower sponsors, John Newsome, is a defendant to a pending claim filed in October 2015 in Hillsborough County Court for a breach of contract claim. Mr. Newsome is a member of P&P Group Investments, Inc. (“P&P”), which acquired 75% of Centurion Center Tower, Inc. pursuant to a stock purchase agreement. The plaintiff asserts that they did not receive distributions from the stock purchase agreement, and that P&P has interfered with the operation of Centurion Center Tower, Inc. The case is currently in the early stages of discovery. Additionally, the borrower sponsors are defendants in a pending claim filed in April 2010 in Duval County Court. The plaintiff was a purchaser of a unit in a property owned by the defendants, and alleged that the roof of the building had not been replaced in accordance with the purchase documents. In September 2012, the court granted a motion brought by the defendant to compel arbitration and stay the action. The last correspondence received by the defendants’ counsel is dated February, 2013 regarding a settlement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 24535 Owners Corp., representing approximately 0.5% of the Initial Pool Balance, the borrower is a defendant in a lawsuit initiated by a commercial tenant regarding a sublease of its demised premises, and whether such sublease triggered a first refusal right of recapture in favor of the borrower. Also at issue is whether certain mortgage interest expenses were properly charged to the tenant by the borrower under the lease. The borrower has asserted various counterclaims seeking, among other relief, a declaration that the sublease is not valid. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any adverse effects on the borrower as a result of such adjudication.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 4721 Calle Carga, representing approximately 0.4% of the Initial Pool Balance, the borrower sponsor, Deane Earl Ross, and a borrower sponsor affiliated company, Associated Financial Corporation (“AFC”), were named as defendants in a federal suit brought in 1997 by the United States federal government alleging fraud and kickbacks related to the management of HUD-subsidized multifamily housing. A plea agreement was reached whereby neither the AFC-affiliated parties nor the government entities and officials admitted any wrongdoing. Two companies, one of which was owned and controlled by Deane Earl Ross, pled guilty to the charges and paid fines of $10.2 million. Although AFC-affiliated entities were parties to the plea agreement, neither AFC nor Deane Earl Ross was a party.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Summit Marketplace, representing approximately 0.4% of the Initial Pool Balance, sponsors of the related borrowers are subject to certain pending lawsuits, including (i) an action brought against Alan C. Fox and Gary Dragul (among others) in March 2015, alleging breach of fiduciary duty, fraud, elder abuse and for accounting, seeking damages in excess of $3 million; and (ii) an action brought against Alan C. Fox in April 2015, alleging fraud with respect to the purchase price and profits relating to certain real estate transactions.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Eighty-six (86) of the Mortgage Loans, representing approximately 68.8% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

•	Twenty-six (26) of the Mortgage Loans, representing approximately 31.2% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed in lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

•	With respect to thirty-five (35) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott Melville Long Island, Hilton Wilmington/Christiana, Cottonwood Shopping Center, Wilshire Plaza, Northview Harbor Apartments, Tharp Retail Portfolio, South Creek Retail, The Landings at 56th, Sequoia Center Building 1400, Pelham Commons, Locker Room Portfolio, 2 & 6 Terri Lane, Hampton Inn Carmel, IN, Midtown Market, Hy-Vee Waterloo, Roberts Crossing Shopping Center, Quality Suites Hickory, Carolina Village MHC, Center Grove Estates, Storage Plus Self Storage, Tops Plaza, Neighbors Emergency Center, Bandera at Woodlawn, Summit Marketplace, The Oaks Plaza, Rankin Industrial Buildings, Stonebrook Place Shopping Center, M&M MHP, Middlebury Self Storage, Timberline and Echo Valley MHP, Secured Storage, Great Indoors Self Storage, Parkway Village Shopping Center, A1 Stateline Self Storage and Palm Bay Self Storage, representing approximately 32.0% of the Initial Pool Balance by allocated loan amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, as part of a discounted payoff, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

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In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Melville Long Island, representing approximately 6.1% of the Initial Pool Balance, in 2005, one of the guarantors, CSC Holdings, LLC, acquired a portfolio of fourteen hotel properties from Blackstone Group L.P., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and $300,000,000 of sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group L.P. purchased. The debt matured in October 2010 with an outstanding balance of $1,030,000,000. CSC Holdings, LLC was unable to refinance or restructure the loan and agreed to a deed in lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. In 2007, CSC Holdings, LLC, acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for Chapter 11 bankruptcy. In addition, CSC Holdings, LLC has been the borrower sponsor of various CMBS loans for which the related property has been acquired by the applicable lender in connection with a foreclosure or deed in lieu of foreclosure, as well as the borrower sponsor of certain non-recourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver, are in foreclosure or have entered a deed-in-lieu transaction. CSC Holdings, LLC is also the borrower sponsor of loans in default outside of a securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Wilmington/Christiana, representing approximately 3.0% of the Initial Pool Balance, an affiliate of a borrower sponsor was a borrower under three CMBS loans that were the subject of foreclosure proceedings between 2009 and 2012, including (i) a Holiday Inn – Pittsburgh Airport hotel that was foreclosed upon in 2009 and sold in 2011; (ii) a boutique hotel in Baltimore, Maryland that was foreclosed upon in 2010 and sold in 2012; and (iii) a West Palm Beach, Florida office building that went into maturity default in 2012 and was transferred into special servicing and was subsequently foreclosed upon in March 2015 and transferred to an REO.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Cottonwood Shopping Center, representing approximately 2.2% of the Initial Pool Balance, affiliates of borrower sponsor were involved in various mortgage defaults, including (i) a Lincoln, California retail center that was transferred to special servicing in January 2010 and subsequently the subject of a deed-in-lieu of foreclosure, together with another property in the same project that was also the subject of a deed-in-lieu; and (ii) a Lakewood, California retail center that was transferred to special servicing in June 2011 and subsequently foreclosed upon.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Plaza Garage, representing approximately 2.2% of the Initial Pool Balance, the borrower sponsor, A. Stuart Rubin, was the loan sponsor for the following properties that were financed with securitized loans that went into default and resulted in uncontested foreclosures: (i) a retail/residential space within a master-planned development in Orlando, Florida;

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(ii) a retail/office development in Alamonte Springs, Florida; (iii) a shopping center in Cherry Hill, New Jersey; (iv) a shopping center in West Chester, Ohio; and (v) a shopping center in Louisville, Kentucky. Additionally, the borrower sponsor (or an affiliate) obtained modifications of loans related to the following projects, all of which loans are currently performing: (a) a mixed-use development in Orlando, Florida; and (b) a shopping center in Salem, Oregon.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Northview Harbor Apartments, representing approximately 1.9% of the Initial Pool Balance, the sponsor (Shawn Stafford) was involved in various mortgage loan defaults that resulted in four short sales, one deed-in-lieu of foreclosure, one discounted payoff and two tax foreclosures from 2006-2011. Each of the properties securing these loans were rental properties located in Detroit, Michigan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Twenty-four (24) Mortgaged Properties, securing or partially securing thirteen (13) Mortgage Loans representing approximately 11.7% of the Initial Pool Balance by allocated loan amount, are each leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore,

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some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Technology Station, 10 South LaSalle Street and Northline Industrial Center.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity or Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Chicago Industrial Portfolio I- 8100 South 77th Avenue	0.4%	No	4/30/2024	1/11/2026
Chicago Industrial Portfolio I - 1560 Frontenac Road	0.4%	No	11/30/2017	1/11/2026
Chicago Industrial Portfolio I - 2785 Algonquin Road	0.4%	No	7/31/2018	1/11/2026
Chicago Industrial Portfolio I - 2095-2105 Hammond Drive	0.2%	No	11/30/2017	1/11/2026
Chicago Industrial Portfolio I - 877 North Larch Avenue	0.2%	No	11/30/2020	1/11/2026
Chicago Industrial Portfolio I - 5727 95th Avenue	0.1%	No	7/31/2018	1/11/2026
Chicago Industrial Portfolio I - 420 West Wrightwood Avenue	0.1%	No	7/31/2017	1/11/2026
Chicago Industrial Portfolio I - 1463 Lunt Avenue	0.1%	No	3/31/2019	1/11/2026
Tharp Retail Portfolio – Gateway Office Center	0.2%	No	11/30/2019	1/1/2026
Hy-Vee Waterloo	0.6%	No	12/31/2025	12/11/2025
Wisconsin Retail Portfolio - Laona	0.1%	No	6/30/2024	11/6/2025
Wisconsin Retail Portfolio - Lakewood	0.0%	No	12/31/2023	11/6/2025
Wisconsin Retail Portfolio - Chippewa Falls	0.0%	No	12/31/2020	11/6/2025
4721 Calle Carga	0.4%	No	12/31/2025	1/1/2026
343 King Street	0.2%	No	4/30/2020	1/11/2026

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

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Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect the largest 15 Mortgage Loans and the largest 5 tenants at each Mortgaged Property or portfolio of Mortgaged Properties), the following represent live termination options that are currently susceptible to being exercised:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Cottonwood Shopping Center, representing 2.2% of the Initial Pool Balance, the second largest tenant by net rentable area, Home Life Furniture, Inc., has a live, ongoing right to terminate its lease with 120 days’ prior written notice if the tenant’s annual gross sales do not exceed $5 million. The original lease commenced as of October 1, 2009. Since 2012, annual gross sales have not exceeded $5 million. Such tenant’s reported annual gross sales for 2013 and 2014 were $3,233,695 and $3,160,365, respectively. TTM rents as of August 30, 2015 were $3,369,365.

For more information related to tenant termination options see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Chicago Industrial Portfolio I, 10 South LaSalle Street and Cottonwood Shopping Center.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	Four (4) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Technology Station, Cottonwood Shopping Center, Sequoia Center Building 1400 and Emerson Plaza, securing four (4) Mortgage Loans representing approximately 8.8% of the Initial Pool Balance in the aggregate by allocated loan amount, have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases

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was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Wilshire Plaza, securing a Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, Office Depot is the fourth largest tenant at the Mortgaged Property, which occupies approximately 12.8% of the net rentable area. In May 2014, Office Depot, Inc. announced that it will be closing 400 locations (approximately 21% of all stores) by the end of 2016. While we cannot assure you that the Office Depot store at this Mortgaged Property will not be closed as a result of Office Depot’s closure announcement, Office Depot recently renewed its lease in 2014, extending through 2020. Further, in connection with its renewal, Office Depot recently downsized and performed extensive interior renovations that reflect its new prototype store.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	Ten (10) of the Mortgage Loans secured in whole or in part by the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio – Heritage Heights, North Dallas Retail Portfolio – Hunter’s Glen Crossing, North Dallas Retail Portfolio – Flower Mound Crossing, Marriott Melville Long Island, Preferred Freezer – Newark, PRA Health Sciences, Hampton Inn Suites Ontario, Pelham Commons, Walgreens Portfolio, Emerson Plaza, The Oaks Plaza and Walgreens - Houston, representing approximately 19.8% of the Initial Pool Balance, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In addition, with respect to the 15 largest loans presented on Annex A-3 to this prospectus, we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio, representing approximately 8.5% of the Initial Pool Balance, three pad site tenants at various constituent properties (Wendy’s at the Mortgaged Property identified on Annex A-1 to this prospectus as Heritage Heights, Taco Bell at the Mortgaged Property identified on Annex A-1 to this prospectus as Hunter’s Glen Crossing and Wendy’s at the Mortgaged Property identified on Annex A-1 to this prospectus as Flower Mound Crossing) have “rights of first refusal” (“ROFRs”) to purchase their respective parcels when bona fide offer is received as to the related parcel that the

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related borrower is otherwise willing to accept. The ROFRs are not extinguished by foreclosure; however, the ROFRs do not apply to foreclosure or deed in lieu thereof.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Melville Long Island, representing approximately 6.1% of the Initial Pool Balance, the franchisor has a right of first refusal to purchase the Mortgaged Property and/or terminate the franchise agreement if the franchisee proposes to sell the Mortgaged Property, its interest in the franchise, an ownership interest in the franchisee or a control affiliate to a competitor (i.e. a hotel brand or similar entity). Such right of first refusal will not apply to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, that such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Preferred Freezer – Newark, representing approximately 3.8% of the Initial Pool Balance, the related single tenant (Preferred Freezer Services) has a “right of first offer” (“ROFO”) to purchase the subject property if the borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as PRA Health Sciences, representing approximately 2.2% of the Initial Pool Balance, the single tenant, PRA Health Sciences, has a ROFR and ROFO to purchase the subject property if bona fide offer is received that the borrower is otherwise willing to accept, or if the borrower decides to market the Mortgaged Property, respectively. Neither the ROFR nor the ROFO are extinguished by foreclosure; however, neither ROFR nor ROFO apply to a foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 37600 Filbert Street, securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, Contract Metal Products, the second largest tenant, occupying approximately 41.7% of the net rentable area at the related Mortgaged Property, is an affiliate of the related borrower. Its lease has an expiration date of July 31, 2030 and provides for a current rental rate of $9.00 per square foot with annual rent increases of 3.0% through 2019.

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Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties, securing Mortgage Loans representing 14.6% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

With respect to fifty-three (53) Mortgaged Properties which secure in whole twenty-eight (28) Mortgage Loans, representing approximately 51.5% of the Initial Pool Balance by allocated loan amount, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Seminole Orange Plaza Center, Walgreens Portfolio, Hy-Vee Waterloo, 4721 Calle Carga and Walgreens – Houston, securing Mortgage Loans representing approximately 3.0% of the Initial Pool Balance, the related borrower may rely, in whole or in part, on the single tenant’s or a ground lease tenant’s insurance or self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. If the tenant fails to provide acceptable insurance coverage or self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty no. 18 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

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Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction.  However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 8 and 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus.

With respect to two (2) Mortgaged Properties identified on Annex A-1 to this prospectus as Tharp Retail Portfolio – CSL Plasma Center and Infinite Self Storage Portfolio – Infinite Self Storage – East 52nd, partially securing two (2) Mortgage Loans representing approximately 1.0% of the Initial Pool Balance by allocated loan amount, such Mortgaged Properties are subject to environmental restrictive covenants as described under “—Environmental Considerations” above.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example, in the case of the three (3) Mortgaged Properties identified on Annex A-1 to this prospectus as Congress Owners, Ltd., 90 Eighth Avenue Housing Co., Inc. and Teliman Holding Corp., collectively representing approximately 0.8% of the Initial Pool Balance, each such Mortgaged Property is located in an historic preservation district and as a result certain alterations to the exterior of the building are subject to review and approval by the New York City Landmarks Preservation Commission.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized” and/or “as-complete” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized” or “as-complete”, value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized” or “as-complete” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values. In the case of Mortgage

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Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. (other than the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative), information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative, information regarding the value of such Mortgaged Property is based upon the appraised value of such property assuming such property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Hilton Wilmington/Christiana(1)	3.0%	56.5%	$ 51,300,000	63.7%	$ 45,500,000
Northview Harbor Apartments(2)	1.9%	62.6%	$ 29,500,000	72.8%	$ 25,400,000
Sequoia Center Building 1400(3)	1.0%	75.0%	$ 12,310,000	93.9%	$ 9,830,000

(1)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of November 2016.

(2)	Reflects an appraisal on an “as-stabilized” basis, subject to a stabilization date of February 2017.

(3)	Reflects an appraisal on an “as-stabilized” basis, subject to an anticipated stabilization date of August 2016.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans (other than the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

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Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-seven (37) Mortgage Loans, representing approximately 45.9% of the Initial Pool Balance, provide for payments of interest-only for the first 12 to 84 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Sixty-nine (69) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 36.0% of the Initial Pool Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Four (4) Mortgage Loans, representing approximately 15.6% of the Initial Pool Balance, provide for interest only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

One (1) Mortgage Loan, representing approximately 1.9% of the Initial Pool Balance, provides for payments of interest and principal, then payments of interest-only, followed by payments of interest and principal.

One (1) Mortgage Loan, representing approximately 0.6% of the Initial Pool Balance, provide for interest and principal payments prior to a specified Anticipated Repayment Date, occurring approximately 10 years following the related origination date, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Interest-only, Amortizing Balloon(1)	38	$ 459,559,282	47.9%
Amortizing Balloon	69	345,806,847	36.0
Interest-only, Balloon	4	149,325,000	15.6
Amortizing Balloon, ARD	1	5,288,632	0.6
Total:	112	$ 959,979,761	100.0%

(1)	In the case of the Mortgage Loan identified as Northview Harbor Apartments on Annex A-1 to this prospectus, representing approximately 1.9% of the Initial Pool Balance, the 36-month, interest-only period will commence on February 1, 2021. As long as (a) the scheduled renovations have been completed in accordance with the loan agreement; (b) the debt yield on January 1, 2021 is at least 9.0% based on the actual net operating income less management fee and replacement reserves for the prior twelve-month period; and (c) there is no existing event of default (the “Debt Yield Reserve Conditions”), the borrower will only be required to make interest only debt service payments during the interest only period. However, if the Debt Yield Reserve Conditions are not met on January 1, 2021, then in addition to the interest only payments, the borrower will be required to deposit the principal portion of

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the full principal and interest payment into a debt yield reserve, which will be held as additional collateral for the Mortgage Loan. See the assumed principal payment schedule set forth on Annex G to this prospectus for this Mortgage Loan’s amortization.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	57	$ 279,711,250	29.1%
5	2	30,963,563	3.2
6	25	227,693,458	23.7
11	28	421,611,490	43.9
Total:	112	$ 959,979,761	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	67	$ 745,569,850	77.7%
5	8	71,473,602	7.4
10	37	142,936,309	14.9
Total:	112	$ 959,979,761	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hy-Vee Waterloo (the “ARD Loan”), representing approximately 0.6% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised

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Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single Purpose Entity Covenants

With respect to the Mortgage Loans included in the Mortgage Pool with an Initial Principal Balance of greater than 20,000,000, we note the following:

•	In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as Orlando Plaza Garage, securing a Mortgage Loan representing approximately 2.2% of the Initial Pool Balance, the borrower and LR Plaza Garage LLC (a borrower affiliate), are both recycled SPEs. LR Plaza Garage LLC has only owned the Mortgaged Property. The borrower previously owned the Mortgaged Property, having conveyed the Mortgaged Property to LR Plaza Garage LLC in 2014, and, in addition, previously owned the retail and theatre units that are part of the same condominium as the Mortgaged Property, but which are not part of the collateral for the Mortgage Loan. The Mortgage Loan documents and the borrower’s organizational documents permit the borrower, in lieu of owning the Mortgaged Property, to make a wrap-around mortgage loan to LR Plaza Garage LLC with an original principal balance of $22,800,000 (the “Wrap Loan”) (which includes the Mortgage Loan in the amount of $21,000,000 and additional subordinate indebtedness of LR Plaza Garage LLC in the amount of $1,800,000). The Wrap Loan is secured by a subordinate mortgage on the Mortgaged Property. The borrower under the Mortgage Loan is the lender under the Wrap Loan and LR Plaza Garage LLC is the borrower and mortgagor under the Wrap Loan. The original wrap-around loan structure was implemented by the borrower when the prior loan was originated in 2014 and needs to remain in place for the borrower to preserve certain tax deferral benefits related to the sale and conveyance of the Mortgaged Property from the borrower to LR Plaza Garage LLC. In order to maintain the wrap-around loan structure, the lender under the Mortgage Loan purchased the prior loan (and related mortgage) rather than refinancing it. In connection with the closing of the Mortgage Loan, the Mortgage Loan documents evidencing and securing the prior loan, with an outstanding principal balance of $19,150,000 at the time of purchase, were simultaneously amended or amended and restated to evidence the increase in the principal balance of the prior loan by $1,850,000 (to $21,000,000). The Mortgage Loan is senior to the Wrap Loan. We cannot assure you that the prior transfer of the ownership interest in the Mortgaged Property to LR Plaza Garage LLC or the existence of the subordinate Wrap Loan mortgage will not have an adverse effect on the special servicer’s ability to realize on the Mortgaged Property in the event of a default of the Mortgage Loan. See “—Additional Indebtedness” below. See also “Risk Factors—The Borrower’s Form of

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Entity May Cause Special Risks” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 2 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the

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subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Sixty-six (66) of the Mortgage Loans, representing approximately 62.8% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Fifteen (15) of the Mortgage Loans, representing approximately 24.5% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	Thirty-one (31) of the Mortgage Loans, representing approximately 12.7% of the Initial Pool Balance, each permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
2-3	15	13.2%
4-6	91	75.5
7	6	11.2
Total	112	100.0%

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the

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Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

Defeasance

The terms of sixty-six (66) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 62.8% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

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In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio, representing approximately 8.5% of the Initial Pool Balance, following the defeasance lockout period, the Mortgage Loan documents permit the partial release of any of Mortgaged Properties in connection with partial defeasance, subject to certain conditions, including: (i) defeasance of a portion of the Mortgage Loan in an amount equal to 120% of the allocated loan amount for any of the four release Mortgaged Properties identified on Annex A-1 to this prospectus as The Highlands, Josey Oaks Crossing, Flower Mound Crossing and Park West Plaza, and 110% of the allocated loan amount for four other release Mortgaged Properties identified on Annex A-1 to this prospectus as Heritage Heights, Hunter’s Glen Crossing, Cross Timbers Court and 14th Street Market; (ii) the post-release combined debt service coverage ratio for remaining Mortgaged Properties is greater than the greater of (A) the pre-release combined debt service coverage ratio for all the Mortgaged Properties and (B) 1.80x; (iii) the post-release loan-to-value ratio for remaining Mortgaged Properties is no greater than 63.2%; (iv) the post-release combined debt yield for the remaining Mortgaged Properties is greater than the greater of (A) the pre-release combined debt yield for all Mortgaged Properties and (B) 8.3%; (v) receipt of a rating agency confirmation; and (vi) receipt of an opinion of counsel that the Trust will not fail to maintain its status as a REMIC due to such partial defeasance, among other things.

With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Chicago Industrial Portfolio I, representing approximately 4.6% of the Initial Pool Balance, following the prepayment lockout period, the Mortgage Loan documents permit the partial release of any of Mortgaged Properties, subject to the satisfaction of certain conditions, including: (i) payment of a release price equal to the greater of (A) 115% of the allocated loan amount for the applicable release Mortgaged Property, and (B) 100% of the net sales proceeds for such release parcel; provided that the release price shall not exceed the greater of (y) 125% of the allocated loan amount or (z) the amount necessary to satisfy clauses (ii), (iii) and (iv) hereafter; (ii) the post-release loan-to-value ratio for remaining Mortgaged Properties is no greater than the lesser of (A) 70% and (B) the pre-release loan-to-value ratio for all properties; (iii) the post-release combined debt service coverage ratio for remaining properties is not less than greater of (A) 1.25x and (B) the pre-release combined debt service coverage ratio for all Mortgaged Properties; (iv) the post-release combined debt yield for remaining properties is no less than greater of (A) 8.0% and (B) the pre-release combined debt yield for all Mortgaged Properties; (v) receipt of a rating agency confirmation; and (vi) lender’s confirmation that the partial release satisfies REMIC requirements, among other things.

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With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Tharp Retail Portfolio, representing approximately 1.7% of the Initial Pool Balance, the borrower may obtain the release of one or more individual Mortgaged Properties in the portfolio from the lien of the security instrument after the expiration of the lockout period, provided that, among other conditions, (i) the borrower partially defeases the subject Mortgage Loan in an amount equal to 120% of the allocated loan amount with respect to the parcel to be released, (ii) following such release, the debt service coverage ratio of the remaining Mortgaged Properties is greater than the greater of (a) 1.40x and (b) the debt service coverage ratio of the portfolio of Mortgaged Properties immediately prior to the release, (iii) following such release, the debt yield of the remaining Mortgaged Properties is greater than the greater of (a) 10.5% and (b) the debt yield of the portfolio of Mortgaged Properties immediately prior to the release, (iv) following such release, the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (a) 70.0% and (b) the loan-to-value ratio of the portfolio of Mortgaged Properties immediately prior to the release, and (v) the borrower delivers to the lender an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release. In addition, the borrower may obtain the free release of certain unimproved, non-income producing parcels at one or more of the Mortgaged Properties provided that, among other conditions, after giving effect to the partial release, the debt service coverage ratio would be no less than 1.40x, the debt yield would be no less than 10.5% and the loan-to-value ratio would be no greater than 70.0% (although a partial prepayment would be permitted to satisfy the loan-to-value test).

With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Infinite Self Storage Portfolio, representing approximately 1.0% of the Initial Pool Balance, the borrower may obtain the release of an individual Mortgaged Property in the portfolio from the lien of the security instruments after the expiration of the lockout period, provided that, among other conditions, (i) the borrower partially defeases the subject Mortgage Loan in an amount equal to 115% of the allocated loan amount with respect to the parcel to be released, (ii) following such release, the debt service coverage ratio of the remaining Mortgaged Property is greater than the greater of (a) 1.40x and (b) the debt service coverage ratio of the portfolio of Mortgaged Properties immediately prior to the release, (iii) following such release, the debt yield of the remaining Mortgaged Property is greater than the greater of (a) 9.0% and (b) the debt yield of the portfolio of Mortgaged Properties immediately prior to the release, (iv) following such release, the loan-to-value ratio of the remaining Mortgaged Property is not greater than the lesser of (a) 75.0% and (b) the loan-to-value ratio of the portfolio of Mortgaged Properties immediately prior to the release, and (v) the borrower delivers to the lender an opinion of counsel that the Trust will not fail to maintain its status as a REMIC as a result of the release.

With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as the Locker Room Portfolio, representing approximately 0.8% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property in the portfolio from the lien of the security instruments and the other loan documents after the expiration of the lockout period, provided that, among other conditions, (i) the borrower makes a defeasance payment in an amount equal to 115% of the allocated loan amount with respect to the parcel to be released, (ii) following such release, the loan-to-value ratio of the remaining property is not greater than the lesser of (a) 65.0% or (b) the loan-to-value ratio immediately prior to the release, (iii) the debt service coverage ratio immediately following the release is not less than the greater of (a) 1.66x or (b) the debt service coverage ratio of the entire Mortgaged Property immediately prior to the release, (iv) delivery of an opinion of counsel that the Trust will not fail to

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maintain its status as a REMIC as a result of the release, and (v) the lender receives rating agency confirmation in connection with the partial release.

With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as the Wisconsin Retail Portfolio, representing approximately 0.5% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property from the lien of the security instruments and the other loan documents after the expiration of the lockout period, provided that, among other conditions, (i) the borrower makes a defeasance payment in an amount equal to 125% of the allocated loan amount with respect to the parcel to be released, (ii) following such release, the loan-to-value ratio of the remaining properties is not greater than the lesser of (a) 65.0% or (b) the loan-to-value ratio immediately prior to the release, (iii) the debt service coverage ratio immediately following the release is not less than the greater of (a) 1.48x or (b) the debt service coverage ratio of the entire Mortgaged Properties immediately prior to the release, (iv) the delivery of an opinion of counsel that the Trust will not fail to maintain its status as a REMIC as a result of the release, and (v) the lender receives rating agency confirmation in connection with the partial release.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Carolina Village MHC, representing approximately 0.5% of the Initial Pool Balance, the borrower may obtain a free release of an improved, non-income producing portion of the Mortgaged Property (the “Release Parcel”) left vacant after the relocation of certain homes to the main parcel; provided that, among other conditions, immediately after the release, either (i) the loan-to-value ratio of the remaining Mortgaged Property is equal to or less than 125% or (ii) the Stated Principal Balance of the Mortgage Loan is paid down by the lesser of the following amounts: (a) if the Release Parcel is sold in an arm's-length sale to an unrelated party, the net proceeds of the sale of the Release Parcel, (b) the fair market value of Release Parcel at the time of the release, or (c) an amount such that the loan to value ratio does not increase after the release, unless the lender receives an opinion of counsel that if the amount in subclause (ii) is not paid, that the Trust will not fail to maintain its status as a REMIC as a result of such release. See “—Mortgage Pool Characteristics—Property Types” above.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Center Grove Estates, representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan documents permit the release of any borrower-owned mobile homes; provided that, among other conditions, immediately after the release of such borrower-owned mobile homes, either (i) the loan-to-value ratio of the homes remaining on the Mortgaged Property is equal to or less than 125% or (ii) the Stated Principal Balance of the Mortgage Loan is paid down by the lesser of the following amounts: (a) if a borrower-owned mobile home is sold, the net sale proceeds of the sale of the borrower-owned mobile home, (b) the fair market value of the borrower-owned mobile home at the time of the release, or (c) an amount such that the loan-to-value ratio does not increase after the release of the borrower-owned mobile home, but in no event will such pay down of the Mortgage Loan be in an amount less than an amount necessary to keep the loan-to-value ratio equal to or less than 125%, unless the lender receives an opinion of counsel that if the amount described in clause (ii) above is not paid, the Trust will not fail to maintain its status as a REMIC as a result of such release.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be

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released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Seventy-nine (79) of the Mortgage Loans, representing approximately 80.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seventy-two (72) of the Mortgage Loans, representing approximately 68.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixty-two (62) of the Mortgage Loans, representing approximately 44.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-nine (39) of the Mortgage Loans, representing approximately 59.4% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Six (6) of the Mortgage Loans, representing approximately 13.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

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Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	51	$416,017,729	43.3%
None	44	188,181,388	19.6
Hard/Springing Cash Management	11	186,181,610	19.4
Hard/Upfront Cash Management	6	169,599,034	17.7
Total:	112	$959,979,761	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower

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or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 to this prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—C-III Commercial Mortgage LLC—C3CM’s

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Underwriting Guidelines and Processes” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”.

Eight (8) Mortgage Loans, representing approximately 15.8% of the Initial Pool Balance, were originated by Wells Fargo Bank, National Association, National Cooperative Bank, N.A. and C-III Commercial Mortgage LLC with exceptions to the underwriting guidelines as described in the following bullet points:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Technology Station, representing approximately 5.2% of the Initial Pool Balance, the second largest tenant, Highfive Technologies (“Highfive”), recently expanded its space at the Mortgaged Property by 19,609 square feet; is currently in a rent abatement period associated with the expansion space and no reserve was collected at origination for the rent abatement, which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) Highfive was granted abated rent totaling approximately $320,540 in lieu of a tenant improvement allowance for the expansion space, which is less than the approximate $379,352 Highfive is spending to build out the expansion space; (b) Highfive has provided the borrower with a letter of credit in the amount of $1,014,765 in connection with the expansion space; (c) the Mortgage Loan has an amortizing U/W NCF DSCR of 1.96x, 11.3% U/W NCF Debt Yield and a low loan-to-value ratio of 50.8%; (d) excluding the 19,609 square foot Highfive expansion space from underwriting results in a 1.53x U/W NCF DSCR and 8.9% U/W NCF Debt Yield; and (e) the Mortgaged Property has an average occupancy of 99.8% over the last 10 years. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan in this transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 10 South LaSalle Street, representing approximately 3.1% of the Initial Pool Balance, a new tenant, Fire Fin Poke, is not in occupancy and no gap rent reserve or outstanding landlord tenant improvements and leasing commissions reserves related to the new lease were collected at origination, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) Fire Fin Poke represents 0.1% of the net rentable area at the Mortgaged Property and is expected to take occupancy in February 2016; (b) the underwritten loan-to-value ratio, U/W NCF DSCR and U/W NCF Debt Yield are 63.1%, 2.27x and 10.2%, respectively and excluding Fire Fin Poke, the U/W NCF DSCR and U/W NCF Debt Yield would be 2.25x and 10.1%, respectively; (c) as of November 20, 2015, the Mortgage Loan was 88.9% leased to 91 tenants, excluding Fire Fin Poke; (d) as of December 31, 2014, the borrower sponsor and guarantor, Jeffrey Feil, had a stated net worth and liquidity of approximately $141.0 million and $13.7 million, respectively; and (e) the Mortgage Loan is refinancing existing debt and facilitating the buyout of additional ownership interest with the borrower sponsor contributing $48.3 million to the transaction. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites Redwood City, representing approximately 2.6% of the Initial Pool Balance, the related Mortgaged Property’s underwritten occupancy (84.0%) is greater than 80.0%, which represents an exception to the underwriting guidelines for C-III Commercial Mortgage LLC with respect to hospitality properties. C-III Commercial Mortgage LLC's decision to include such Mortgage Loan in this transaction was supported by the following: (i) historical occupancy at the related Mortgaged Property has averaged over 85% for the past 10 years; and (ii) the related Mortgaged Property is located in a major metropolitan statistical area. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, C-III Commercial Mortgage LLC approved inclusion of such Mortgage Loan in this transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative, representing approximately 1.9% of the Initial Pool Balance, the Mortgage Loan was originated with an exception to National Cooperative Bank, N.A.’s underwriting guidelines that would require a payment and performance bond to be obtained with respect to the general contract for the contemplated substantial renovation of such Mortgaged Property. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the low leverage of the Mortgage Loan; (b) the strong cash flow of the related borrower; (c) the existence of partial bonding required on certain complex work; and (d) a sizeable project budget contingency. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn Suites Ontario, representing approximately 1.3% of the Initial Pool Balance, the underwritten occupancy (83.6%) is greater than 80.0%, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield of 12.3%, U/W NCF DSCR of 1.75x, a Cut-Off Date LTV Ratio and a balloon loan-to-value ratio of 69.5% and 57.0%, respectively, and amortizes on a 30-year schedule with no interest only period; (b) if the Mortgaged Property was underwritten to an 80.0% occupancy, the resulting U/W NOI Debt Yield and U/W NCF DSCR would be 11.4% and 1.62x, respectively; (c) the actual occupancy for the trailing 12-month period ending November 30, 2015 was 83.6%; (d) for the trailing 12-month period ending October 31, 2015, the Mortgaged Property reported occupancy, ADR and RevPAR penetration rates of 103.9%, 109.9% and 114.2%, respectively; (e) the Mortgaged Property is surrounded by various demand generators including Citizens Business Bank Arena, Auto Club Speedway, the Ontario International Airport, and the Ontario Mills Mall; and (f) the borrower sponsors and guarantors have owned and managed commercial real estate properties for over 30 years and as of August 2015 report a combined net worth and liquidity of approximately $116.3 million and $8.0 million, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Seminole Orange Plaza Center, representing approximately 0.9% of the Initial Pool Balance, (i) the underwritten management fee (1.0%) is less than 3.0%, (ii) the underwritten vacancy (3.0%) is less than 5.0%, and (iii) the underwritten loan-to-value ratio is greater than 65.0% and U/W NCF DSCR is less than 1.50x, and there is no reserve for on-going tenant improvements and leasing commissions, each of which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) ongoing tenant improvement and leasing commissions reserves are required either upon the occurrence and continuance of an event of default or if the lender determines that the borrower is not properly maintaining the Mortgaged Property; (b) the Mortgage Loan is facilitating the acquisition of the Mortgaged Property with the borrower sponsors, David Rosen and Harvey Rosen, contributing approximately $3.5 million to the transaction; (c) the borrower sponsors have a combined net worth and liquidity of approximately $183.5 million and $29.8 million, respectively; (d) as of August 18, 2015, the Mortgaged Property was 100.0% physically occupied; (e) the current U/W NCF DSCR is 1.22x and if the Mortgage Loan utilized a 5.0% vacancy and 3.0% management fee for underwriting, the U/W NCF DSCR would be approximately 1.17x; and (f) Walgreens (rated Baa2/BBB by Moody’s/S&P) represent approximately 91.1% of the net rentable area at the Mortgaged Property and are leased approximately on a long-term lease that expires in 60 years beyond the Mortgage Loan term with an option to terminate beginning August 31, 2035, and any month thereafter, with at least twelve months’ notice. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hy-Vee Waterloo, representing approximately 0.6% of the Initial Pool Balance, the underwritten management fee (1.0%) is less than 3.0%, which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is 100.0% leased to the grocer Hy-Vee with a 20-year triple-net lease term through 2025 with six, five-year renewal options; (b) Hy-Vee reported 2014 annual sales of $8.7 billion and, according to a third party research report, ranks among the top 25 supermarket chains and the top 50 private companies in the United States; (c) 2014 Hy-Vee sales at the Mortgaged Property are reportedly $642 per square foot and occupancy cost of 2.1%; (d) the U/W NCF DSCR is 1.24x and if the Mortgage Loan utilized a 3.0% management fee for underwriting, the U/W NCF DSCR would be approximately 1.22x; and (e) as of November 13, 2015, the borrower sponsor, Howard Ruskin, has a net worth and liquidity of approximately $74.4 million and $4.0 million, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this securitization transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 343 King Street, representing approximately 0.2% of the Initial Pool Balance, (i) the underwritten management fee (2.0%) is less

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than 3.0%, (ii) the underwritten vacancy (3.5%) is less than 5.0%, and (iii) the U/W NCF DSCR (1.18x) is less than 1.20x, each of which represents an exception to the Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (a) the Cut-Off Date LTV Ratio and the balloon loan-to-value ratio are 63.4% and 52.3%, respectively, and the Mortgage Loan amortizes on a 30-year schedule with no interest only period; (b) if the Mortgage Loan underwriting utilized a 5.0% vacancy rate and 3.0% management fee the U/W NCF DSCR would be approximately 1.15x; (c) the Mortgaged Property is 100.0% occupied by Willy Jay’s, a high-end locally-based women’s boutique that has operated in the Charleston, South Carolina market since 2001; (d) the Mortgaged Property is centrally located in the primary shopping district in Charleston, South Carolina; (e) as of the fourth quarter 2015, the market vacancy rate is 2.7%; (f) as of September 17, 2015, the Mortgage Loan guarantor has a stated net worth and liquidity of approximately $10.9 million and $822,000, respectively. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by

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imposing limitations on transfer of control or a specific percentage of ownership interests;

•	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus; and

•	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Marriott Melville Long Island	$59,000,000	6.1%	$9,707,097	$68,707,097	5.690%	58.4%	68.0%	1.37x	1.27x
Chicago Industrial Portfolio I	$44,200,000	4.6%	$4,500,000	$48,700,000	5.745%	72.9%	80.4%	1.25x	1.06x

(1)	Calculated including the mezzanine debt and any related Companion Loan

(2)	Calculated including any related Companion Loan

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In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott Melville Long Island and Chicago Industrial Portfolio I, representing approximately 10.8% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Melville Long Island, securing a Mortgage Loan representing approximately 6.1% of the Initial Pool Balance, to the extent that the related franchise agreement is terminated, the Mortgage Loan documents require the borrower to deposit funds into a renovation reserve account to cover the costs to complete any new PIP required under a replacement franchise agreement. However, payments with respect to the mezzanine debt are required to be paid prior to any excess cash flow being used to fund the renovation reserve.

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The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Hilton Wilmington/ Christiana	$ 29,000,000	N/A	75.0%	1.40x	9.0%	Yes	Yes
PRA Health Sciences	$ 21,000,000	N/A	70.0%	1.25x	8.5%	Yes	Yes
Locker Room Portfolio	$ 8,130,000	N/A	65.0%	1.66x	N/A	Yes	Yes
Tops Plaza	$ 3,995,947	N/A	74.8%	1.32x	N/A	Yes	Yes
Great Indoors Self Storage	$ 1,780,000	N/A	60.0%	1.53x	N/A	Yes	Yes
Al Stateline Self Storage	$ 1,450,000	N/A	64.2%	1.87x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

In addition, with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as North Dallas Retail Portfolio, securing a Mortgage Loan representing approximately 8.5% of the Initial Pool Balance, the Mortgage Loan documents permit the pledge of indirect ownership interests in borrower; provided that the related debt facility is secured by a pledge of substantially all assets of the pledgor and repayment of the debt facility is not tied specifically to cash flow from the Mortgaged Property.

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Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above. In addition, the Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related cooperative Mortgage Loan included in the Trust and is described on Annex A-1 to this prospectus. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing Mortgage Loans included in the Trust.

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of December 31, 2015 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Maple Plaza Housing Development Fund Corporation	$13,443,892	$1,000,000	$0	$13,443,892	$14,443,892	13.6%	greater of 3.90% or 1MO LIBOR+3.75%	5.05	x
711 Shore Road Owners Corp.	$6,971,139	$500,000	$0	$6,971,139	$7,471,139	24.7%	greater of 3.90% or 1MO LIBOR+3.75%	3.14	x
440 East 79th Street Owners Corp.	$6,481,745	$500,000	$0	$6,481,745	$6,981,745	4.3%	greater of 3.90% or 1MO LIBOR+3.75%	12.98	x
505 Central Avenue Corp.	$5,185,759	$500,000	$0	$5,185,759	$5,685,759	25.3%	greater of 3.90% or 1MO LIBOR+3.75%	7.87	x
65 West 95th Owners Corp.	$4,743,479	$500,000	$0	$4,743,479	$5,243,479	10.1%	greater of 3.90% or 1MO LIBOR+3.75%	4.08	x
Colorado Owners, Inc.	$4,489,036	$750,000	$0	$4,489,036	$5,239,036	15.5%	greater of 3.90% or 1MO LIBOR+3.75%	6.36	x
Congress Owners, Ltd.	$4,480,769	$500,000	$0	$4,480,769	$4,980,769	7.0%	greater of 3.90% or 1MO LIBOR+3.75%	10.34	x

24535 Owners Corp.	$4,443,943	$500,000	$0	$4,443,943	$4,943,943	9.4%	greater of 3.90% or 1MO LIBOR+3.75%	5.79	x
333 Bronx River Tenants Corp.	$3,985,229	$500,000	$0	$3,985,229	$4,485,229	19.4%	greater of 3.90% or 1MO LIBOR+3.75%	5.34	x
Linden Hill No. 2 Cooperative Corp.	$3,983,705	$500,000	$0	$3,983,705	$4,483,705	6.2%	greater of 3.90% or 1MO LIBOR+3.75%	18.69	x

Grinnell Housing Development Fund Corporation	$3,982,325	$1,000,000	$0	$3,982,325	$4,982,325	4.1%	greater of 3.90% or 1MO LIBOR+3.75%	9.42	x
Pelhamdale Manor Corp.	$3,595,151	$500,000	$0	$3,595,151	$4,095,151	16.5%	greater of 3.90% or 1MO LIBOR+3.75%	5.19	x

Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	$3,494,695	$1,000,000	$0	$3,494,695	$4,494,695	6.2%	greater of 3.90% or 1MO LIBOR+3.75%	25.55	x
3050 Fairfield Avenue Owners Corp.	$2,997,723	$500,000	$0	$2,997,723	$3,497,723	16.6%	greater of 3.90% or 1MO LIBOR+3.75%	4.30	x
135 Willow Owners Corp.	$1,994,500	$500,000	$0	$1,994,500	$2,494,500	3.2%	greater of 3.90% or 1MO LIBOR+3.75%	21.19	x

16 Canterbury Corp.	$1,797,596	$250,000	$0	$1,797,596	$2,047,596	17.7%	greater of 3.90% or 1MO LIBOR+3.75%	6.39	x
Hampton House Tenants Corp.	$1,792,519	$250,000	$0	$1,792,519	$2,042,519	13.7%	greater of 3.90% or 1MO LIBOR+3.75%	7.44	x
90 Eighth Avenue Housing Co., Inc.	$1,697,705	$250,000	$0	$1,697,705	$1,947,705	2.4%	greater of 3.90% or 1MO LIBOR+3.75%	21.58	x
Barclay Plaza Owners, Inc.	$1,647,829	$200,000	$0	$1,647,829	$1,847,829	16.0%	greater of 3.90% or 1MO LIBOR+3.75%	5.69	x
Fairfax House Owners, Inc.	$1,595,692	$500,000	$0	$1,595,692	$2,095,692	13.8%	greater of 3.90% or 1MO LIBOR+3.75%	5.84	x
East Hampton Mews Tenants Corp.	$1,495,849	$200,000	$0	$1,495,849	$1,695,849	8.0%	greater of 4.00% or 1MO LIBOR+3.75%	19.15	x
Gramatan Court Apartments, Inc.	$994,295	$800,000	$370,000	$1,364,295	$1,794,295	8.6%	greater of 3.90% or 1MO LIBOR+3.75%	9.00	x

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(1)	The “Non-Trust Mortgage Loan Maximum Balance Allowed” is calculated assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of December 31, 2015.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Balance of the Mortgage Loan and the balance of the non-trust mortgage loan as of December 31, 2015.

(3)	The Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Balance of the Mortgage Loan and (ii) (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of December 31, 2015.

(4)	The Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of December 31, 2015 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (iii) assuming that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (iv) assuming that, in the case of each Subordinate LOC that has an interest-only period that extends through the maturity date of such Subordinate LOC, the related borrower is required to make scheduled interest-only payments as set forth in the corresponding promissory note.

In addition, with respect to Mortgage Loans secured by residential cooperative properties, it is anticipated that additional subordinate indebtedness secured by the related Mortgaged Property may be incurred. For example:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Colorado Owners, Inc. and Hartsdale Gardens Owners Corp., representing approximately 0.9% of the Initial Pool Balance, the related loan documents permit the related borrower to incur additional future indebtedness in the amount of (a) $750,000 in the case of the Mortgaged Property identified as Colorado Owners, Inc. and (b) $300,000 in the case of the Mortgaged Property identified as Hartsdale Garden Owners Corp. in each case secured by the related Mortgaged Property, subject to the satisfaction of various conditions, including that (a) the combined loan-to-value ratio of the Mortgage Loan included in the Trust and the total of such additional secured indebtedness does not exceed the lesser of (x) 20% of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (y) 35% of the value of the Mortgaged Property as a multi-family residential rental apartment building and (b) such additional secured indebtedness be expressly subordinate to the related cooperative Mortgage Loan included in the Trust.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness; provided, however, that with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative, such loan-to-value ratio shall be determined based upon the “Coop-Rental Value” of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan,

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executes and delivers to the Custodian (on behalf of the Trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross sellout value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk” in this prospectus.

In each of the aforementioned cases, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

The Whole Loans

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as “10 South LaSalle Street” is part of a related Whole Loan consisting of the Mortgage Loan and a related Companion Loan. In connection with the Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to the Whole Loan, the related Mortgage Loan and the related Companion Loan are cross-collateralized and cross-defaulted.

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The following terms are used in reference to the Whole Loan:

“Companion Loan Rating Agency” means, any NRSRO rating any serviced companion loan securities.

“Other Master Servicer” means with respect to the 10 South LaSalle Street Whole Loan, the master servicer that will be appointed under the pooling and servicing agreement that creates the trust whose assets include the 10 South LaSalle Street Companion Loan.

“Other PSA” means with respect to the 10 South LaSalle Street Whole Loan, the pooling and servicing agreement that creates the trust whose assets include the 10 South LaSalle Street Companion Loan.

“Pari Passu Mortgage Loan” means any Serviced Pari Passu Mortgage Loan.

“Serviced Pari Passu Companion Loan” means the 10 South LaSalle Street Companion Loan.

“Serviced Pari Passu Mortgage Loan” means the 10 South LaSalle Street Mortgage Loan.

“Serviced Whole Loan” means the 10 South LaSalle Street Whole Loan.

The table below provides certain information with respect to any Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio	Whole Loan LTV Ratio	Mortgage Loan Underwritten NCF DSCR	Whole Loan Underwritten NCF DSCR
10 South LaSalle Street	$30,000,000	3.1%	$75,000,000	63.1%	63.1%	2.27x	2.27x

The Serviced Pari Passu Whole Loan

The 10 South LaSalle Street Whole Loan

General

One (1) Mortgage Loan, secured by one (1) Mortgaged Property identified on Annex A-1 to this prospectus as “10 South LaSalle Street” (the “10 South LaSalle Street Mortgage Loan”), representing approximately 3.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties.

The 10 South LaSalle Street Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $30,000,000. The related Companion Loan (the “10 South LaSalle Street Companion Loan”) is evidenced by a promissory note with a Cut-off Date Balance of $75,000,000 that is not included in the issuing entity. The 10 South LaSalle Street Mortgage Loan and the 10 South LaSalle Street Companion Loan are collectively referred to in this prospectus as the “10 South LaSalle Street Whole Loan”. It is anticipated that the 10 South LaSalle Street Companion Loan will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur.

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Servicing

The 10 South LaSalle Street Whole Loan and any related REO Property will be serviced and administered by the applicable master servicer and, if necessary, the applicable special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Intercreditor Agreement. In servicing the 10 South LaSalle Street Whole Loan, the Servicing Standard set forth in the PSA will require the applicable master servicer and the applicable special servicer to take into account the interests of the Certificateholders and the related Companion Holder as a collective whole.

Amounts payable to the issuing entity as holder of the 10 South LaSalle Street Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Holder will be distributed to such holder net of certain fees and expenses on the 10 South LaSalle Street Companion Loan as provided in the related Intercreditor Agreement.

Application of Payments

The related Intercreditor Agreement sets forth the respective rights of the holder of the 10 South LaSalle Street Mortgage Loan and the holder of the 10 South LaSalle Street Companion Loan with respect to distributions of funds received in respect of the 10 South LaSalle Street Whole Loan, and provides, in general, that:

•	the 10 South LaSalle Street Mortgage Loan and 10 South LaSalle Street Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 10 South LaSalle Street Whole Loan or the related Mortgaged Property will be applied to the 10 South LaSalle Street Mortgage Loan and the 10 South LaSalle Street Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the operating advisor, the certificate administrator and the trustee) in accordance with the terms of the related Intercreditor Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the 10 South LaSalle Street Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the 10 South LaSalle Street Mortgage Loan and 10 South LaSalle Street Companion Loan in accordance with the terms of the related Intercreditor Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 10 South LaSalle Street Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 10 South LaSalle Street Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 10 South LaSalle Street Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the 10 South LaSalle Street Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the 10 South LaSalle Street

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Companion Loan or from general collections with respect to the securitization of the 10 South LaSalle Street Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Intercreditor Agreement, the controlling note holder with respect to the 10 South LaSalle Street Whole Loan, as of any date of determination, will be the trustee on behalf of the issuing entity, as holder of the Mortgage Loan; provided that, unless a Control Termination Event exists or the 10 South LaSalle Street Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the controlling note holder with respect to the 10 South LaSalle Street Whole Loan. In such capacity, the Directing Certificateholder will be entitled to exercise all of the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus with respect to the 10 South LaSalle Street Whole Loan, including consent and/or consultation rights regarding Major Decisions and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the 10 South LaSalle Street Whole Loan as and to the extent described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions” and “—Asset Status Report” in this prospectus. Pursuant to the terms of the PSA, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the 10 South LaSalle Street Whole Loan as it does, and for so long as it does have similar rights, with respect to the other Mortgage Loans (exclusive of any Excluded Loan) included in the issuing entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Intercreditor Agreement, the related Companion Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the applicable master servicer or the applicable special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the PSA without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to certain Major Decisions to be taken with respect to the 10 South LaSalle Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 10 South LaSalle Street Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain Major Decisions to be taken with respect to the 10 South LaSalle Street Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 10 South LaSalle Street Whole Loan. The consultation right of the related Companion Holder (or its representative) will expire 10 business days following the delivery to such Companion Holder of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Directing Certificateholder; provided that if the applicable master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Holder’s (or its representative’s) consultation rights described above, the applicable master servicer or the applicable special servicer, as applicable, is permitted to make such Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 10 South LaSalle Street Whole Loan. Neither the applicable master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Holder (or its representative).

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The PSA provides that no direction or disapproval of the Companion Holder will (a) require the applicable master servicer or the applicable special servicer to violate the terms of the 10 South LaSalle Street Whole Loan, applicable law, or any provision of the PSA, including the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each Trust REMIC and the grantor trust status of the Grantor Trust, (b) result in the imposition of a “prohibited transaction” or prohibited contribution” tax under the REMIC provisions or (c) materially expand the scope of the applicable special servicer’s, trustee’s, certificate administrator’s or applicable master servicer’s responsibilities under the PSA.

In addition to the consultation rights of the related Companion Holder (or its representative) described above, pursuant to the terms of the related Intercreditor Agreement, the related Companion Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the applicable master servicer or the applicable special servicer, as applicable) with the applicable master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or the applicable special servicer, as applicable, in which servicing issues related to the 10 South LaSalle Street Whole Loan are discussed.

Application of Penalty Charges

The related Intercreditor Agreement provides that penalty charges paid on the 10 South LaSalle Street Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 10 South LaSalle Street Mortgage Loan and 10 South LaSalle Street Companion Loan by the amount necessary to pay the applicable master servicer, the trustee or the applicable special servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the 10 South LaSalle Street Mortgage Loan and the 10 South LaSalle Street Companion Loan by the amount necessary to pay the applicable master servicer and the trustee, and the applicable master servicer and the trustee for the securitization of the 10 South LaSalle Street Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the 10 South LaSalle Street Companion Loan) made with respect to such loan by such party (if and as specified in the PSA or the document governing the securitization of the 10 South LaSalle Street Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 10 South LaSalle Street Mortgage Loan and the 10 South LaSalle Street Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to 10 South LaSalle Street Whole Loan (as specified in the PSA) and, finally, in the case of the remaining amount of penalty charges, be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the related Intercreditor Agreement, if the 10 South LaSalle Street Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the 10 South LaSalle Street Mortgage Loan in accordance with the PSA, then the applicable special servicer will be required to sell the 10 South LaSalle Street Companion Loan together with the 10 South LaSalle Street Mortgage Loan as one whole loan in accordance with the procedures set forth under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

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Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the 10 South LaSalle Street Whole Loan if it becomes a Defaulted Loan without the written consent of the related Companion Holder (provided that such consent is not required if the related Companion Holder is the borrower or an affiliate of the borrower) unless the applicable special servicer has delivered to the related Companion Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 10 South LaSalle Street Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 10 South LaSalle Street Whole Loan, and any documents in the servicing file reasonably requested by the related Companion Holder that are material to the price of the 10 South LaSalle Street Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided that the related Companion Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the PSA, the related Companion Holder (or its representative) will be permitted to bid at any sale of the 10 South LaSalle Street Whole Loan unless the related Companion Holder is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Intercreditor Agreement, the controlling note holder with respect to the 10 South LaSalle Street Whole Loan (which, as of any date of determination, will be the trustee on behalf of the issuing entity as holder of the 10 South LaSalle Street Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the applicable special servicer then acting with respect to the 10 South LaSalle Street Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the related Companion Holder (or its representative). Accordingly, the Directing Certificateholder (prior to a Control Termination Event and provided that the 10 South LaSalle Street Whole Loan is not an Excluded Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the applicable special servicer then acting with respect to the 10 South LaSalle Street Whole Loan and appoint a replacement special servicer in lieu thereof, as described under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” in this prospectus. The related Companion Holder may direct the trustee to terminate the applicable special servicer (solely with respect to the 10 South LaSalle Street Whole Loan) upon a Servicer Termination Event with respect to the applicable special servicer that affects the related Companion Holder.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

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The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, National Cooperative Bank, N.A., C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, National Cooperative Bank, N.A., C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC on or about February 18, 2016 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

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Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2015, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.11 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,306 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $24.3 billion, which were included in 63 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component

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of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan

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size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal

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Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

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Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

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•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originations. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo Bank Mortgage Loan to be included in the trust fund has been co-originated as described in this paragraph.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the

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disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage

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loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and

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servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2013 to December 31, 2015 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C30	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0.00	0	0.00	0	0.00	0.00	1	13,737,368.00	0.65	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0.00	0	0.00	0	0.00	0.00	1	13,737,368.00	0.65	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation(11)	26	214,877,938.00	10.73	1	35,588,502.00	2.54	0.00	0	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	2.54	0.00	0	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.68
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.68

Commercial Mortgages Asset Class Total			492	9,199,243,911.61		2	123,516,660.00		0.00	0		0	0.00		1	13,737,368.00		0	0.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (For columns d-f).

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(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed as indicated immediately below the footnotes. (For columns m-x)

(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York (“U.S. Bank vs. Dexia”). On September 29, 2011, Dexia Real Estate Capital Markets (“Dexia”) received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, Judge Scheindlin entered its judgment directing Dexia to repurchase the loan for $19,627,961.66. Dexia has appealed the judgment and the Opinion and Order because Dexia believes they should be reversed. Briefing on the appeal has been completed, and the matter is set for oral argument on December 3, 2015.

(11)	U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC. In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12. U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2015 through September 30, 2015 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 13, 2015, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $194,412,825. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank, National Association is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

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Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the twenty-sixth commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion and $2.41 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014 and 2015, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

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Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when

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consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

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Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

•	Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the

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title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the

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“Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to 25 Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

•	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

•	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 6, 2015. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2013 to and including December 31, 2015, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Rialto Mortgage and Rialto Capital Advisors, LLC, a special servicer, are affiliates of the entity that (i) is anticipated to purchase the Class F, Class G and Class V Certificates on the Closing Date, (ii) may purchase the Class X-E, Class X-F, Class X-G and Class E Certificates and certain other certificates on the Closing Date and (iii) is expected to be appointed as the initial Directing Certificateholder. Except as described above, neither Rialto Mortgage nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may retain

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or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association. National Cooperative Bank, N.A.

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guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. Eighteen of the National Cooperative Bank, N.A. Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $75,374,890, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility. National Cooperative Bank, N.A. intends to use the proceeds from its sale of the National Cooperative Bank, N.A. Mortgage Loans to the depositor to, among other things, reacquire the warehoused National Cooperative Bank, N.A. Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens. Wells Fargo Bank, National Association acts (or, as of the Closing Date, is expected to act) as interim custodian for the loan files with respect to the National Cooperative Bank, N.A. Mortgage Loans which are the subject of such repurchase facility prior to securitization. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to twenty-five of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $96,071,899.74, representing approximately 10.0% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 44th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on December 31, 2015, National Cooperative Bank, N.A. and its affiliates sold approximately $5.1 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.3 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. 24 of the 37 Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

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Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

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Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the residential cooperative mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than residential cooperative mortgage loans will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is

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valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each residential cooperative mortgage loan based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 to this prospectus will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a residential cooperative mortgage loan will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; information set forth in the appraisal of the related property; and/or representations by the related borrower. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in

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an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a residential cooperative mortgage loan) or projected rental income (in the case of a mortgage loan other than a residential cooperative mortgage loan) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than residential cooperative mortgage loans, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank,

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N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

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•	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

•	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth “under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it

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meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 17, 2015. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including January 1, 2013 to and including December 31, 2015, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus. C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010. C-III Capital Partners LLC (“C-III Parent”), a Delaware limited liability company, is the sole member of C3CM.

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed-rate multifamily, manufactured housing community and commercial mortgage loans

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by C3CM during the calendar years 2010, 2011, 2012, 2013 and 2014 and the first three calendar quarters of 2015.

Originations and Securitizations of Fixed-Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	Originations(1)		Securitizations(2)
	No. of Loans	Approximate Aggregate Principal Balance at Origination	No. of Loans	Approximate Aggregate Principal Balance at Securitization

2010(3)	5	$ 30,090,000	0	$ 0
2011	35	$ 195,668,500	30	$ 181,834,330
2012	79	$ 365,601,000	72	$ 326,672,918
2013	117	$ 505,529,000	122	$ 540,435,224
2014	114	$ 539,760,700	97	$ 508,254,819
2015(4)	107	$ 498,473,500	102	$ 447,965,803

(1)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

(2)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

(3)	C3CM was organized on June 9, 2010.

(4)	Only for the period through September 30, 2015.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% indirect equity interest in C3CM. In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. All of the C3CM Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $96,264,903, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens. Wells Fargo Bank, National Association acts (or, as of the Closing Date, is expected to act) as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the C3CM Mortgage Loans, which have an aggregate Cut-off Date Balance of approximately $96,264,903, representing approximately 10.0% of the Initial Pool Balance. Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

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Based on an unaudited Statement of Assets, Liabilities and Members’ Equity – Income Tax Basis, as of September 30, 2015, C3CM and its wholly-owned subsidiaries had combined total assets of approximately $403.4 million, combined total liabilities of approximately $248.4 million and combined total member’s equity of approximately $155.0 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria. In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus. In certain circumstances, due diligence reports and assessments of the type described below that were obtained with respect to any C3CM Mortgage Loan may have been prepared by an affiliate of C3CM (e.g., an affiliate that is in the business of being a title insurer or a zoning consultant).

A. Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain

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significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B. Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C. Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D. Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E. Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that

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meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F. Title Insurance. The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan,

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(iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey. In some cases, the title insurer may be an affiliate of C3CM.

G. Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements on the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

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Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H. Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. C3CM generally does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I. Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the mortgage loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

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Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C3CM are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the borrower for the payment of taxes, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, or (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below

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market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which C3CM is the Sponsor

A. Overview. C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus. C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate

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and securitization professionals who are employees of C3CM with the assistance of certain third parties. C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B. Data Tape. To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan. The data tape and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process. After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM. Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan. The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus.

C. Data Comparisons and Recalculation. The depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus regarding the C3CM Mortgage Loans. These procedures included:

•	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

•	comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the C3CM data tape; and

•	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus.

D. Legal Review. C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed a set of securitization representations and warranties provided by C3CM and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans. Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report or credit memorandum for each C3CM Mortgage Loan, (iii) certain reports or other written confirmations from origination counsel identifying the existence, or confirming the absence, of representation and warranty exceptions relating to certain C3CM Mortgage Loans, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain mortgage loan documents with respect to certain of the C3CM Mortgage Loans.

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E. Other Review Procedures. With respect to any material pending litigation of which C3CM was aware at the origination or acquisition, as applicable, of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

F. Findings and Conclusions. C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus is accurate in all material respects. C3CM also found and concluded with reasonable assurance that, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, none of the C3CM Mortgage Loans were originated with any material exceptions to C3CM’s origination procedures and underwriting criteria described above.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, C3CM filed its most recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on January 8, 2016. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of C3CM is 0001541214. For the period from and including January 1, 2013 to and including December 31, 2015, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the date of this prospectus, neither C3CM nor any of its affiliates has committed or is required to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, C3CM or its affiliates are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to acquire certain certificates in connection with the initial issuance thereof. Such acquisition of non-offered certificates is currently under consideration. In addition, C3CM and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this “—C-III Commercial Mortgage LLC” subsection has been provided by C3CM.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”). Basis is a privately-held company that commenced operations in January of 2009. Basis (and its direct and indirect

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subsidiaries) was formed to invest in commercial real estate debt. Basis is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity. The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility. The mortgage loans that Basis Real Estate Capital will be selling to the depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility. Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the 31st commercial mortgage securitization to which Basis and its affiliates are contributing loans. However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010, 2011, 2012, 2013, 2014 and 2015, Basis contributed approximately $1,855,262,973 of mortgage loans to multiple commercial mortgage securitizations. Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States. The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans. The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, Basis will conduct its own due diligence review. In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures.

If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, Basis Investment has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with

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respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis Real Estate Capital is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan. Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Basis generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards. Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

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Loan Approval. All mortgage loans to be originated by Basis or Basis Real Estate Capital require approval by a loan credit committee which includes senior personnel from Basis. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Basis or Basis Real Estate Capital may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves and/or guarantees, Basis’ or Basis Real Estate Capital’s judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis or Basis Real Estate Capital, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters. With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal. An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before

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the applicable Cut-off Date. The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report. If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage

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loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”. In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans. Some of the Basis Mortgage Loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A-1 to this prospectus and the related footnotes.

Escrow Requirements. Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Basis are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the

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current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments. Basis may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums. Basis may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above. In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Basis Mortgage Loans were originated with any material exceptions to Basis Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview. Basis Real Estate Capital, in its capacity as the sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the

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Basis Mortgage Loans is accurate in all material respects. The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties. The Basis Deal Team determined the nature, extent and timing of the review and the level of assistance provided by any third parties. Basis Real Estate Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process. Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus regarding the Basis Mortgage Loans. These procedures included:

•	comparing the information in the Basis Data Tape against various source documents provided by Basis;

•	comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Basis Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this prospectus.

Legal Review. Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis Real Estate Capital, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis Real Estate Capital’s standard form loan documents. In addition, origination counsel for each Basis Mortgage Loan reviewed Basis Real Estate Capital’s

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representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, the Basis Deal Team confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this prospectus is accurate in all material respects. Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC on February 12, 2015. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105. With respect to the period from and including October 1, 2012 to and including September 30, 2015, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither Basis Real Estate Capital II, LLC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Basis Real Estate Capital II, LLC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the REMIC administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the REMIC administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the REMIC administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2016-C32 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2015, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $100 billion, of which approximately 113 transactions were commercial mortgage-backed

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securities transactions having an aggregate original principal balance of approximately $70 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

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Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of September 30, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of September 30, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2015, Wells Fargo Bank was acting as custodian of more than 173,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274

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RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of

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securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, National Cooperative Bank, N.A., C3CM and Basis Real Estate Capital, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, National Cooperative Bank, N.A., C3CM and Basis Real Estate Capital, respectively, or in any such case by its respective affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph) from time to time, including, prior to their inclusion in the trust fund, some or all of the Basis Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Basis Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

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Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number:	33,354	33,590	32,701
By Approximate Aggregate Unpaid Principal Balance (in billions):	$434.4	$474.4	$501.5

Within this portfolio, as of December 31, 2015, are approximately 24,010 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $410.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

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The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa1” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in mortgage loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are

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necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

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National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to 37 of the Mortgage Loans, representing 14.9% of Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of December 31, 2015, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.9 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of September 30, 2015, National Cooperative Bank, N.A. had total assets of $2,060.2 million (unaudited), a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 11.64%. For the nine months ended September 30, 2015, National Cooperative Bank, N.A. reported net income of $9.7 million (unaudited). As of December 31, 2014, National Cooperative Bank, N.A. had total assets of $1,846.9 million, a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 12.40%. For the year ended December 31, 2014, National Cooperative Bank, N.A. reported net income of $17.3 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2012(1)	2013(1)	2014(1)	2015(1)
By Approximate Number:	4,327	4,040	3,945	3,858
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$5.8 billion	$5.7 billion	$5.8 billion

(1)	As of the last day of the calendar year indicated.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2015, are approximately 1,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of December 31, 2015, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

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National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$1,994,945,814	$6,060,444	0.30%
Calendar Year 2013	$1,717,374,349	$7,688,745	0.45%
Calendar Year 2014	$1,650,576,224	$7,200,000	0.44%
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

•	provision of loan servicing software – McCracken/Strategy CS;

•	tracking and reporting of flood zone changes;

•	legal representation;

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•	performance of ongoing property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of

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Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Excluded Special Servicer Loan and the National Cooperative Bank, N.A. Mortgage Loans secured by residential cooperative properties) and any Serviced Pari Passu Companion Loan (other than any Serviced Companion Loan originated by National Cooperative Bank, N.A., if any) (in such capacity, the “Rialto Special Servicer”) and in this capacity will be responsible for the servicing and administration of such Mortgage Loans (other than any Excluded Special Servicer Loan) and Serviced Pari Passu Companion Loan that are Specially Serviced Loans and any associated REO Properties, and in certain

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circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to such Mortgage Loans (other than any Excluded Special Servicer Loan) and Serviced Pari Passu Companion Loan that are non-Specially Serviced Loans, pursuant to the PSA. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of September 30, 2015, RCM was the sponsor of, and certain of its affiliates were investors in, four private equity funds (collectively, the “Funds”) with an aggregate of $2.8 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Two of such funds are focused on distressed and value-add real estate related investments, one of such funds is focused on investments in commercial mortgage-backed securities and the other fund and the separately managed account are focused on mezzanine debt. To date, RCM has acquired and/or is managing over $7.2 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $3.9 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 55 different securitizations totaling approximately $63 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 435 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Las Vegas, Nevada, Phoenix, Arizona, Aliso Viejo, California, Denver, Colorado, Portland, Oregon, Chicago, Illinois and Tampa, Florida. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction

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where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of September 30, 2015, Rialto and its affiliates were actively special servicing over 1,900 portfolio loans with a principal balance of approximately $700 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 59 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering over 4,400 assets with an original principal balance at securitization of approximately $64.7 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 9/30/2015
Number of CMBS Pools Named Special Servicer	16	27	45	56
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$61.1 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	26
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$130.4 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the Rialto Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Rialto has

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custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

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Rialto and Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and Originator, are affiliated with each other and are also affiliates of the entity that (i) is anticipated to purchase the Class F, Class G and Class V Certificates on the Closing Date, (ii) may purchase the Class X-E, Class X-F, Class X-G and Class E Certificates and certain other certificates on the Closing Date and (iii) is expected to be appointed as the initial Directing Certificateholder. Except as described above, neither Rialto nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of such certificates at any time.

The information set forth under this sub-heading “—The Special Servicers—Rialto Capital Advisors, LLC” regarding Rialto has been provided by Rialto.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to 31 of the Mortgage Loans, representing 12.7% of the Initial Pool Balance, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of September 30, 2015, National Cooperative Bank, N.A. had total assets of $2,060.2 million (unaudited), a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 11.64%. For the nine months ended September 30, 2015, National Cooperative Bank, N.A. reported net income of $9.7 million (unaudited). As of December 31, 2014, National Cooperative Bank, N.A. had total assets of $1,846.9 million, a capital base in excess of regulatory requirements with a Tier 1 Capital to Total Assets ratio of 12.40%. For the year ended December 31, 2014, National Cooperative Bank, N.A. reported net income of $17.3 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2012(1)	2013(1)	2014(1)	2015(1)
By Approximate Number:	4,327	4,040	3,945	3,858
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.9 billion	$5.8 billion	$5.7 billion	$5.8 billion

(1)	As of the last day of the calendar year indicated.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of December 31, 2015, are approximately 1,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A.

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also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of December 31, 2015, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of December 31, 2015, National Cooperative Bank, N.A. was named the special servicer in approximately 35 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.3 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2010 to December 31, 2015.

Portfolio Size – CMBS Special Servicing	2012(1)	2013(1)	2014(1)	2015(1)
Total	$47,478,196	$41,180,052	$37,525,431	$49,310,253

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

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There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

Neither National Cooperative Bank, N.A. nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and

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Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicers. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

The principal offices of Pentalpha Surveillance are located at 375 N. French Road, Suite 100, Amherst, New York, 14228 and its telephone number is (716) 418-1307. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which was founded in 1995, and is headquartered at Two Greenwich Office Park, Greenwich, Connecticut, 06831.

Pentalpha Surveillance is a leading provider of independent oversight services on behalf of loan securitization trusts. Pentalpha Surveillance utilizes custom software systems and a team of industry operations veterans to investigate and resolve securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. These services have been applied primarily on transactions involving commercial and residential real estate debt; however, Pentalpha Surveillance has also performed certain of these services in other structured asset classes. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income-producing loans have been boarded to the software in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of December 31, 2015, Pentalpha Surveillance has acted as operating

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advisor or trust advisor in approximately 83 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $91 billion since October 2010. As of December 31, 2015, Pentalpha Surveillance has acted as asset representations reviewer in two commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $1.7 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, either master servicer, either special servicer, the directing certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “Pooling and Servicing Agreement—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” regarding Pentalpha Surveillance has been provided by Pentalpha Surveillance.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-C32 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class R, and Class V certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates (other than the Class X-D certificates) are referred to collectively in this prospectus as the “Senior Certificates”. The Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates) and the Subordinate Certificates (other than the Class X-D certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

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Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$40,045,000
A-2	$45,913,000
A-3	$200,000,000
A-4	$319,738,000
A-SB	$66,289,000
A-S	$77,999,000
X-A	$749,984,000
X-B	$64,798,000
B	$64,798,000
C	$34,800,000

Non-Offered Certificates
X-D	$38,399,000
X-E	$23,999,000
X-F	$12,000,000
X-G	$35,999,761
D	$38,399,000
E	$23,999,000
F	$12,000,000
G	$35,999,761
V	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $749,984,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $64,798,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $38,399,000. The Notional

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Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $23,999,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $12,000,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $35,999,761.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R or Class V certificate) will equal its initial denomination as of the closing date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

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Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicers will be entitled to retain any interest or other income earned on such funds and the master servicers will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in a Collection Account in error; and

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•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

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Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e) to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and

(f) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class X-D and Class D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such

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Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R and Class V certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to   %.

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The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to  %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to   %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to   %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution

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Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest, if any, with respect to the ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable; provided, further, that, with respect to each Actual/360 Mortgage Loan and with respect to the Distribution Date in March 2016, the Interest Deposit Amount will be included in determining the Net Mortgage Rate. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

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Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

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The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

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The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)  any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

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(ii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

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Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

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Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

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Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2,

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Class A-3, Class A-4, Class A-SB and Class A-S certificates as described above, and (3) to the Class X-B certificates, any remaining such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

•	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

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“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-E, Class X-F, Class X-G, Class E, Class F, Class G, Class R or Class V certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	October 2020
Class A-2	January 2021
Class A-3	November 2025
Class A-4	December 2025
Class A-SB	June 2025
Class A-S	January 2026
Class X-A	NAP
Class X-B	NAP
Class B	January 2026
Class C	January 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2059. See “Ratings”.

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Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)   the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan

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documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class X-D, Class D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class X-D, Class D, Class E, Class F and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class X-D, Class D, Class E, Class F and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class X-D, Class D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

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Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

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second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying

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(A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)     a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)     a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)     a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)     a CREFC® advance recovery report;

(5)     a CREFC® total loan report;

(6)     a CREFC® operating statement analysis report;

(7)     a CREFC® comparative financial status report;

(8)     a CREFC® net operating income adjustment worksheet;

(9)     a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

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(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan for which it acts as master servicer or special servicer, as applicable, and REO Property:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending June 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List).

•	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information

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is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by either master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is a special servicer, such Borrower Party will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate

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administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related mortgage borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

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“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will not be deemed to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset

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Review and any Mortgage Loan Seller, solely with respect to such Mortgage Loan); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

•	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by a special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

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o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of any master servicer or special servicer;

o	any notice of resignation or termination of any master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator; and

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

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Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution

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Date Statements, (b) either master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

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The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicers and the special servicers, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicers, the special servicers and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the applicable master servicer or the applicable special servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the applicable master servicer or the applicable special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)    2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)    in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

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The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class V certificates nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of

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the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to

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notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous

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currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the

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names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2016-C32

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of

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certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)   an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)   the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)   an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)   the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)  originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or

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provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)   the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)   any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)   other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)   a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the

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designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)      the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)     the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)    any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)     all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)     any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

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(x)       other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      a copy of all related environmental reports; and

(xiv)      a copy of all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

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(n)      a copy of all UCC searches;

(o)      a copy of all litigation searches;

(p)      a copy of all bankruptcy searches;

(q)      a copy of origination settlement statement;

(r)      insurance summary report;

(s)      a copy of organizational documents of the related mortgagor and any guarantor;

(t)      a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)     a copy of all related environmental reports that were received by the mortgage loan seller;

(v)      a copy of any closure letter (environmental); and

(w)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any

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Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will be required to, no later than 90 days following:

(x) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to

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the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the applicable special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses

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relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i) have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

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(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l) have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o) prohibit Defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations

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and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans, any related Serviced Pari Passu Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans, any related Companion Loan and any related

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REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans, any related Serviced Pari Passu Companion Loan and the related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the

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Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)        any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)        the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)        the obligation, if any, of the applicable master servicer to make advances;

(D)        the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)        the ownership, servicing or management for others of any mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)        any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special

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servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain

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expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)    all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)    in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

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Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan for which it acts as master servicer and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

Each master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan for which it acts as master servicer.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I

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Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the applicable master servicer and the trustee. Each master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from

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principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by either master servicer or either special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and such master servicer, such special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, such master servicer, such special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as

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soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

Each master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan for which it acts as master servicer, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan for which it acts as master servicer in such Companion Distribution Account. The

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issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the applicable Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class V certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, each master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer on or prior to the related Determination Date.

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The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the applicable special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Each master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan for which it acts as master servicer, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s,

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special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)    to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)   to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)  to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and its Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in its Collection Account in error;

(xii)  to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

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(xiv)   to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)  to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA;

(xx)   in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xix) above; and

(xxi) to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xx) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If either master servicer makes, with respect to any related

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Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Pari Passu Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan and the related Serviced Pari Passu Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Liquidation Fee / Special Servicers(2)	With respect to each Mortgage Loan and the related Serviced Pari Passu Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans and any related Serviced Pari Passu Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Pari Passu Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding any Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Asset Representations Reviewer Asset Review Fee	(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Pari Passu Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Pari Passu Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (including Specially Serviced Loans) for which it acts as master servicer, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00500% to 0.0825%. The Servicing Fee payable to each master servicer with respect to any related Serviced Pari Passu Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation, the following amounts to the extent collected from a borrower relating to a Mortgage Loan for which it acts as master servicer:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans that are not Specially Serviced Loans and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that with respect to such

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transactions, the consent of and/or processing by the applicable special servicer is not required for the related transaction and, in the event that the applicable special servicer’s consent is required (including, without limitation, a modification, waiver, extension or amendment processed by the applicable special servicer), then such master servicer will be entitled to 50% of such fees;

•	100% of all assumption application fees and other similar items received on any such Mortgage Loans for which such master servicer is processing the underlying assumption related transaction (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the applicable special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that with respect to such transactions, the consent of the applicable special servicer is not required to take such actions;

•	50% of all assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees), in each case, with respect to all such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) for which the applicable special servicer’s consent or approval is required (including, without limitation, an assumption, waiver, consent or other action processed by the applicable special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or related Serviced Pari Passu Companion Loan have been paid;

•	100% of charges by such master servicer collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans or any related Serviced Pari Passu Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Pari Passu Companion Loan since the Closing Date.

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Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan and any related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

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Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan for which it acts as master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 (or, in the case of the National Cooperative Bank, N.A. Mortgage Loans secured by residential cooperative properties only, $1,000) for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by

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or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to each special servicer with respect to each Specially Serviced Loan or REO Property as to which such special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)   with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)   the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)   if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents.

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Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)    100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)   100% of assumption application fees and other similar items received with respect to Mortgage Loans for which such special servicer is processing the underlying assumption related transaction,

(iii)  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)   50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees received with respect to such Mortgage Loans (including any Serviced Pari Passu Companion Loan, to the extent not prohibited by the related Intercreditor Agreements, if applicable) that are not Specially Serviced Loans and for which the applicable special servicer’s processing, consent or approval is required, and 100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans.

Each special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within one business day following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person

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(including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $210 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00630% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00275% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee shall be payable in full to the operating advisor as a trust fund expense.

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Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.000847% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000 (the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust

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following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer or the applicable special servicer, as the case may be, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the applicable special servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)     120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)     the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)     30 days after the date on which a receiver has been appointed for the Mortgaged Property;

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(4)     30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)     60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)     90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)     immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal or conducts a valuation described below equal to the excess of

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1. the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value shall be determined (i) except as provided in clause (iii) below, in the case of each Mortgaged Property other than the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park

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Cooperative, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property, (ii) in the case of the Mortgaged Property identified on Annex A-1 to this prospectus as Gill Park Cooperative, assuming such Mortgaged Property is operated as a multifamily rental property and (iii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

The Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of

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information requested by such special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by such special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after such special servicer’s receipt of such MAI appraisal. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after such special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable.

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Such report will also be forwarded to the holder of any related Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the applicable special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

If any Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class X-D and Class D certificates, pro rata based on their respective interest entitlements, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

For purposes of determining the Controlling Class, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-E, Class X-F and Class X-G certificates)). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order a second appraisal of

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any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). Such special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the applicable special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging a special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior class of Control Eligible Certificates, if any, during such period.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be

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obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer will be required to notify the applicable master servicer and such master servicer will be required to use efforts

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consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, such special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the applicable master servicer nor such special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the

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applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties, as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, the applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and with respect to any Mortgage Loan sold to the depositor by a mortgage loan seller other than Wells Fargo Bank or any related Serviced Pari Passu Companion Loan that, in either case, is not a Specially Serviced Loan but with respect to which the matter involves a Special Servicer Decision or a Major Decision, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan or any related Serviced Pari Passu Companion Loan that, in either case, is not a Specially Serviced Loan and provided that the matter does not involve a Special Servicer Decision or a Major Decision with respect to a Mortgage Loan sold to the depositor by a mortgage loan seller other than Wells Fargo Bank; provided that, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Subject to the immediately succeeding paragraph, a master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the consent of the applicable special servicer (which consent will be deemed given (unless earlier objected to by the applicable special servicer) within 15 business days of

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such special servicer’s receipt from the applicable master servicer of such master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to such master servicer in order to make an informed decision with respect to such Major Decision).

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable) with respect to a Mortgage Loan sold to the depositor by a mortgage loan seller other than Wells Fargo Bank that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request and such master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with such special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution

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Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and, unless a Consultation Termination Event has occurred, such special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, provided that the matter does not involve a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan sold by a mortgage loan seller other than Wells Fargo Bank) or the applicable special servicer (in any other case) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan and any related Serviced Pari Passu Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) with respect to such waiver of rights, if such waiver is by either master servicer, such master servicer has obtained the consent of applicable special servicer (provided that such consent will be deemed given within 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) of such special servicer’s receipt from the applicable master servicer of such master servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the applicable special servicer and reasonably available to such master servicer in order to make an informed decision with respect to such waiver) and prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, provided that the matter does not involve a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan sold by a mortgage loan seller other than Wells Fargo Bank) or the applicable special servicer (in any other case) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that the applicable master servicer, prior to itself taking such an action, has obtained the consent of the applicable special servicer (provided that such consent will be deemed given within 15 business days (or 5 business days after the time period provided for in any related Intercreditor Agreement) of such special servicer’s receipt from the applicable master servicer of such master servicer’s written recommendation and analysis

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with respect to such waiver and all information reasonably requested by the applicable special servicer and reasonably available to such master servicer in order to make an informed decision with respect to such waiver), (i) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan, such special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer, with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the related PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

“Special Servicer Decision” means any of the following with respect to a Mortgage Loan sold to the depositor by a mortgage loan seller other than Wells Fargo Bank:

(i)    approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment or other similar agreements for leases (other than, in each case, ground leases) in excess of the lesser of (i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

(ii)   other than with respect to any Mortgaged Property securing a residential cooperative mortgage loan, approving annual budgets for the related Mortgaged Property with material (more than 15%) increases in operating expenses or payments to entities actually known by the applicable master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(iii)  other than with respect to a residential cooperative mortgage loan, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-

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related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the mortgage loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the applicable master servicer and applicable special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any Mortgage Loan (other than a residential cooperative mortgage loan) whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan);

(iv)   requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents, other than with respect to a residential cooperative mortgage loan as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus) have been satisfied;

(v)   requests for property releases or substitutions, other than (i) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan or Serviced Pari Passu Companion Loan, (ii) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases (A) to which the related mortgage loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related mortgage loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related mortgage loan documents that do not include any other approval or exercise)) and such release is made as required by the related mortgage loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property), or (iii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral;

(vi)   approving any transfers of an interest in the borrower under a Mortgage Loan, unless such transfer (i) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related mortgage loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

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(vii)  other than with respect to Mortgage Loans secured by residential cooperative properties, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(viii) approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(ix)  agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted; and

(x)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in clauses (i) through (x) above (1) requested with respect to a Mortgage Loan sold by a mortgage loan seller other than Wells Fargo Bank if the applicable master servicer and the applicable special servicer have mutually agreed, as contemplated by the PSA, that such applicable master servicer will process such matter with respect to such Mortgage Loan or (2) requested with respect to a Mortgage Loan sold by Wells Fargo Bank.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Major Decision (without regard to the proviso in the definition of “Special Servicer Decision” or “Major Decision”, as applicable) with respect to a Mortgage Loan sold to the depositor by a mortgage loan seller other than Wells Fargo Bank that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request and such master servicer will have no further obligation with respect to such request or the Special Servicer Decision or Major Decision.

Inspections; Collection of Operating Information

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of

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the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2016 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans, any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing:

(1)   the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable, (and such master servicer or such special servicer, as applicable, will be required to promptly forward such commitment to the applicable special servicer or the applicable master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on

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which such balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan), a special servicing transfer event will occur immediately);

(2)   the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)   the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such commitment to the applicable special servicer or the applicable master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

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(4)   there has occurred a default (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of the Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the applicable master servicer's or the applicable special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the

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terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the related master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

•	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

•	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

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•	the applicable master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

•	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any

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adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

•	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders, such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the

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related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an

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environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular

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building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On or prior to each Determination Date, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan and any related Serviced Pari Passu Companion

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Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with

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at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted

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to such special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan sold by a mortgage loan seller other than Wells Fargo Bank with respect to matters involving a Major Decision processed by such special servicer (other than, in each case, any Excluded Loan) or (2) the applicable special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters for which the applicable master servicer must obtain the consent or deemed consent of such special servicer (e.g., the Major Decisions) and (3) the applicable special servicer with respect to all Mortgage Loans other than any Excluded Loan, for which an extension of maturity is being considered by such special servicer or by the applicable master servicer subject to the consent or deemed consent of such special servicer, and will have the right to replace such special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

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(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Rialto CMBS VIII, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Mortgage Finance, LLC).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class F or Class G certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to either master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to such master servicer and special servicer, such master servicer or special

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servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive its rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) with respect to a Mortgage Loan (to the extent the applicable master servicer is responsible for processing any such action as described in the final paragraph of this section), the applicable master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the related special servicer, which consent will be deemed given (unless earlier objected to by the related special servicer) within 15 business days of such special servicer’s receipt from the applicable master servicer of such master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to such master servicer in order to make an informed decision with respect to such Major Decision, and (b) with respect to any Mortgage Loan (other than an Excluded Loan) or Serviced Whole Loan, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will not be permitted to take any of the following actions (to the extent such special servicer is responsible for processing any such action as described in the final paragraph of this section) and such special servicer will not be permitted to consent to the related master servicer’s taking any of the following actions (to the extent such master servicer is responsible for processing any such action as described in the final paragraph of this section), as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xi) below) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer, in order to grant or withhold such consent (provided that if such written objection has not been received by the applicable special servicer within such ten-business-day (or 30-day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

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(iv)   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;

(v)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)   any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(viii)  any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000 and other than with respect to residential cooperative properties), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan or Serviced Whole Loan for which the lender is required to consent or approve such changes under the Mortgage Loan documents);

(ix)   other than with respect to any Mortgaged Property securing a residential cooperative mortgage loan, releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the applicable master servicer without the consent of the applicable special servicer under the PSA;

(x)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)   any determination of an Acceptable Insurance Default;

(xii)  any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease is of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000

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square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii) any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness; and

(xiv) any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a residential cooperative mortgage loan as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus) have been satisfied;

provided, however, that notwithstanding the foregoing, solely with respect to determining whether the applicable master servicer or the applicable special servicer will process any of the matters listed in items (i) through (xiv) above with respect to a Mortgage Loan sold to the depositor by a mortgage loan seller other than Wells Fargo Bank, “Major Decision” will not include any matter listed in items (i) through (xiv) above with respect to a Mortgage Loan sold to the depositor by a mortgage loan seller other than Wells Fargo Bank if the applicable master servicer and the applicable special servicer have mutually agreed that such master servicer will process such matter with respect to such Mortgage Loan.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the applicable special servicer shall process all requests for any matter that constitutes a "Major Decision" with respect to (i) any Specially Serviced Loan and (ii) any non-Specially Serviced Loan that was sold to the depositor by a mortgage loan seller other than Wells Fargo Bank (unless the applicable master servicer and applicable special servicer have mutually agreed to have the applicable master servicer process such request) and (b) the applicable master servicer shall process all requests for any matter that constitutes a "Major Decision" with respect to (i) any non-Specially Serviced Loan that was sold to the depositor by Wells Fargo Bank and (ii) any non-Specially Serviced Loan that was sold to the depositor by a mortgage loan seller other than Wells Fargo Bank if the applicable master servicer and the applicable special servicer have mutually agreed to have the applicable master servicer process such request. Upon receiving a request for any matter that constitutes a Major Decision (without regard to the proviso in the definition of “Major Decision”), except with respect to any such request relating to a non-Specially Serviced Loan that was sold to the depositor by Wells Fargo Bank, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request and such master servicer will have no further obligation with respect to such request or the related Major Decision.

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Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the applicable special servicer. In the event such special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the applicable special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such

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consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the

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servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

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In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of such master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan, the holder of the related Pari Passu Companion Loan will have consultation rights with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more Classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

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The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan or Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer and the Directing Certificateholder of such error).

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The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan or Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

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In connection with the performance of the duties described in clause (d) above:

                               (i)      after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

                               (ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

                               (iii)      if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used

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in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by such special servicer (other than any communications between the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

                  (i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of

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certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

                        (ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA;

                        (iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

                  (iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

                  (v)     that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

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“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

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(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor

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may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

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We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to such special servicer, such special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 81 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and December 31, 2015 was 34.3%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 6.4%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 17.7% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 4.4%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written

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notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Accounts.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the applicable master servicer (with respect to clause (vi) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

                          (i)      an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

                          (ii)      an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

                          (iii)      the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

                          (iv)      all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

                          (v)       an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

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                          (vi)      any other related information that is required of the master servicers (with respect to non-Specially Serviced Loans) and the special servicers (with respect to Specially Serviced Loans) to be delivered to the asset representations reviewer as described below.

In addition, in the event that the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any documents or information required to complete any Test in connection with an Asset Review of such Mortgage Loan, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents and information, and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents and information in its possession. In the event any missing documents or information are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents or information from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents and information only to the extent such information is in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

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No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 40 business days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing information and documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) or from the related mortgage loan seller within 15 business days following the request by the asset representations reviewer to the applicable master servicer or applicable special servicer, as the case may be, as described above, the asset representations reviewer will list such missing information and documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing information and documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such information and documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information, documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing information and documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset

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Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any information or documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the information received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such information from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or Standard & Poor’s Ratings Services has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection

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with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

                  (i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of

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its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

                  (ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

                  (iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

                  (iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

                  (v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

                  (vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset

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representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

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Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder or the Controlling Class

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Certificateholder on its behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (vii) is not a special servicer that has been cited by DBRS as having servicing concerns as the sole or a material factor in any

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qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

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Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by such master servicer to make a required deposit to the applicable Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure by such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to such master servicer or special servicer, as the case may be, by any other party to the PSA, or to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

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(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations; or

(f)    any of Moody’s, DBRS or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s, DBRS or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such action.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a majority of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of a special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the

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applicable special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of a master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of a master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, such master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event

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by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the

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paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari

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passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Accounts if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either the master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the

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trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The applicable special servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable special servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the applicable special servicer determines that a Material Defect exists, such special servicer will

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be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable special servicer, and such special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the applicable special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request

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is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

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If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of

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action under clause (ii), then the applicable special servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

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In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

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If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or special servicer, as the case may be, may then take such action if the such master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) DBRS has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating

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assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a

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sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

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“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation

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of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) the reasonable out of pocket expenses of the applicable master servicer related to such purchase, unless such master servicer is the purchaser, less (b) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the master servicers or special servicers wish to elect to exercise such rights, then the master servicer or special servicer servicing the greater principal balance of Mortgage Loans shall be entitled to exercise such right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

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Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating

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Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used

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in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A” by DBRS (or in the case of the trustee, a long-term unsecured debt rating of “A(low)” by DBRS if each master servicer maintains a rating of at least “A” by DBRS (provided that nothing in this parenthetical will impose on either master servicer any obligation to maintain such rating)) and “A” by KBRA (if rated by KBRA); provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and (c) each master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating); provided, further, that if any such institution is not rated by DBRS or

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KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s, DBRS or KBRA), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

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The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes.

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Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind

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that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

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See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition,

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in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in

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acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a

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deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and

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the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court

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may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings,

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including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

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If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a

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bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that

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would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

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In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or

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employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

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Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the

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borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable”

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standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

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Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

In addition, Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, National Cooperative Bank, N.A., C3CM and Basis Real Estate Capital, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, National Cooperative Bank, N.A., C3CM and Basis Real Estate Capital, respectively, or in any such case by its respective affiliates.

In the case of the repurchase facility provided to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The aggregate Cut-off Date Balance of the Rialto Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $194,412,825. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which National Cooperative Bank, N.A.’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate Cut-off Date Balance of the National Cooperative Bank, N.A.

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Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $75,374,890. Proceeds received by National Cooperative Bank, N.A. in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, each of the National Cooperative Bank, N.A. Mortgage Loans subject to such repurchase facility that are to be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C3CM, for which C3CM’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate Cut-off Date Balance of the C3CM Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $96,264,903. Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, each of the C3CM Mortgage Loans subject to such repurchase facility that are to be sold by C3CM to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital, Wells Fargo Bank has agreed to purchase Mortgage Loans from Basis Real Estate Capital on a revolving basis. The aggregate Cut-off Date Balance of the Basis Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $71,473,602. Proceeds received by Basis Real Estate Capital in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the Mortgage Loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Additionally, each of National Cooperative Bank, N.A., C3CM and Basis Real Estate Capital, respectively, or, in any such case, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the Mortgage Loans that each of National Cooperative Bank, N.A., C3CM and Basis Real Estate Capital, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Rialto Mortgage, C3CM, Basis Real Estate Capital and National Cooperative Bank, N.A. Finance LLC, respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for all of the Rialto Mortgage Loans, C3CM Mortgage Loans and Basis Mortgage Loans and is the interim custodian of the loan files for all of the Mortgage Loans sold by National Cooperative Bank, N.A. that are the subject of the repurchase agreement between National Cooperative Bank, N.A.’s wholly-owned subsidiary and Wells Fargo Bank.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for

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financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the Basis Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

In addition, Wells Fargo Bank currently holds the 10 South LaSalle Street Companion Loan, however, Wells Fargo Bank intends to sell the 10 South LaSalle Street Companion Loan in connection with one or more future securitizations.

Rialto Mortgage Finance, LLC, a sponsor, a mortgage loan seller and an originator, and Rialto Capital Advisors, LLC, a special servicer, are affiliated with each other and are also affiliates of the entity that (a) is anticipated to purchase the Class F, Class G and Class V Certificates on the Closing Date, (b) may purchase the Class X-E, Class X-F, Class X-G and Class E Certificates and certain other certificates on the Closing Date and (c) is expected to be appointed as the initial directing certificateholder.

National Cooperative Bank, N.A., a sponsor, is one of the mortgage loan sellers, one of the master servicers and one of the special servicers. National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to 25 of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $96,071,899.74, representing approximately 10.0% of the Initial Pool Balance and such hedging arrangements will terminate with respect to such Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction.

With respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated

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basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

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Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the applicable master servicer nor the applicable special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that such master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

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The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$ 749,984,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	$ 64,798,000	Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received.

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Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will

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be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$ 749,984,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates
Class X-B	$ 64,798,000	Class B certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents

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an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

•	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1 to this prospectus;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

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•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

•	no Mortgage Loan is required to be repurchased;

•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in March 2016;

•	the Offered Certificates are settled with investors on February 18, 2016;

•	the Mortgage Loan secured by the Mortgaged Property identified as “Marriott Melville Long Island” on Annex A-1 to this prospectus, representing approximately 6.1% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this prospectus as Annex F; and

•	the Mortgage Loan secured by the Mortgaged Property identified as “Northview Harbor Apartments” on Annex A-1 to this prospectus, representing approximately 1.9% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule attached to this prospectus as Annex G.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the

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percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	86%	86%	86%	86%	86%
February 2018	69%	69%	69%	69%	69%
February 2019	46%	46%	46%	46%	46%
February 2020	17%	17%	17%	17%	17%
February 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.68	2.68	2.67	2.67	2.67

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.80	4.79	4.78	4.77	4.61

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.69	9.65	9.61	9.54	9.36

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Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.81	9.80	9.79	9.77	9.55

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	98%	98%	98%	98%	98%
February 2022	79%	79%	79%	79%	79%
February 2023	58%	58%	58%	58%	58%
February 2024	33%	33%	33%	33%	33%
February 2025	7%	7%	7%	7%	7%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.27	7.27	7.27	7.27	7.27

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.86	9.84	9.83	9.61

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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.91	9.91	9.88	9.66

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.91	9.91	9.91	9.66

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on

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the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class A-C certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class X-A certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price	Prepayment Assumption (CPP)
(% of Initial Certificate Balance of Class X-B certificates (in 32nds, excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any other governing documents and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the related distribution account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class V certificates will represent undivided beneficial interests in the Grantor Trust.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such

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a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief

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may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 37 of the Mortgaged Properties securing 37 Mortgage Loans representing 19.1% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID

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Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar

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to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [ ] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be

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divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such

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interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [ ] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield

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method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder

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of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the

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applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

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In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate

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statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on

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certain payments, including U.S.-source interest and, beginning on January 1, 2019, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such

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returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such

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taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$40,045,000	$45,913,000	$200,000,000	$319,738,000
Barclays Capital Inc.	0	0	0	0
Deutsche Bank Securities Inc.	0	0	0	0
Total	$40,045,000	$45,913,000	$200,000,000	$319,738,000

Underwriter	Class A-SB	Class A-S	Class X-A	Class X-B
Wells Fargo Securities, LLC	$66,289,000	$77,999,000	$749,984,000	$64,798,000
Barclays Capital Inc.	0	0	0	0
Deutsche Bank Securities Inc.	0	0	0	0
Total	$66,289,000	$77,999,000	$749,984,000	$64,798,000

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$64,798,000	$34,800,000
Barclays Capital Inc.	0	0
Deutsche Bank Securities Inc.	0	0
Total	$64,798,000	$34,800,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the

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purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, National Association, which is a sponsor and mortgage loan seller and is also one of the master servicers, the certificate administrator, the custodian and the certificate registrar under this securitization.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, the lead manager and the sole bookrunner for this offering, affiliates of Barclays Capital Inc., which is one of the underwriters and a co-manager for this offering, and affiliates of Deutsche Bank Securities Inc., which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)	the payment by Rialto Mortgage Finance, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Rialto Mortgage Finance, LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Rialto Mortgage Finance, LLC in connection with the sale of those Mortgage Loans to the depositor by Rialto Mortgage Finance, LLC;

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(3)	the payment by National Cooperative Bank, N.A. or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by National Cooperative Bank, N.A. or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to National Cooperative Bank, N.A. in connection with the sale of those Mortgage Loans to the depositor by National Cooperative Bank, N.A;

(4)	the payment by C-III Commercial Mortgage LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with C-III Commercial Mortgage LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by C-III Commercial Mortgage LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to C-III Commercial Mortgage LLC in connection with the sale of those Mortgage Loans to the depositor by C-III Commercial Mortgage LLC; and

(5)	the payment by Basis Real Estate Capital II, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital II, LLC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Basis Real Estate Capital II, LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Basis Real Estate Capital II, LLC in connection with the sale of those Mortgage Loans to the depositor by Basis Real Estate Capital II, LLC

As a result of the circumstances described above in this paragraph and the prior paragraph, Wells Fargo Securities, LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other

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than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity

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interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, either master servicer, either special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of

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the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the

501

direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment

502

of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

503

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in January 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties,

504

default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

505

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on final feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

506

Index of Defined Terms

1
10 South LaSalle Street Companion Loan	219
10 South LaSalle Street Mortgage Loan	219
10 South LaSalle Street Whole Loan	219
17g-5 Information Provider	325
1986 Act	482
1996 Act	459
2
2015 Budget Act	491
3
30/360 Basis	361
4
401(c) Regulations	502
A
Acceptable Insurance Default	375
Acting General Counsel’s Letter	140
Actual/360 Basis	195
Actual/360 Loans	349
ADA	461
Additional Exclusions	374
Administrative Cost Rate	301
ADR	144
Advances	345
AFC	183
Affirmative Asset Review Vote	412
Annual Debt Service	144
Anticipated Repayment Date	195
Appraisal Institute	227
Appraisal Reduction Amount	369
Appraisal Reduction Event	368
Appraised Value	144
Appraised-Out Class	372
ARD Loan	195
Assessment of Compliance	437
Asset Representations Reviewer Asset Review Fee	367
Asset Representations Reviewer Fee	367

Asset Representations Reviewer Fee Rate	367
Asset Representations Reviewer Termination Event	417
Asset Representations Reviewer Upfront Fee	367
Asset Review	414
Asset Review Notice	413
Asset Review Quorum	413
Asset Review Report	415
Asset Review Report Summary	415
Asset Review Standard	414
Asset Review Trigger	411
Asset Review Vote Election	412
Asset Status Report	386
Assumed Final Distribution Date	310
Assumed Scheduled Payment	303
Attestation Report	437
Available Funds	295
B
Balloon Balance	145
Balloon or ARD LTV Ratio	148
Balloon or ARD Payment	149
Bankruptcy Code	452
Base Interest Fraction	309
Basis	262
Basis Data Tape	269
Basis Deal Team	269
Basis Investment	262
Basis Mortgage Loans	263
Basis Real Estate Capital	262
Borrower Party	318
Borrower Party Affiliate	318
Breach Notice	336
C
C(WUMP)O	20
C3CM	252
C3CM Mortgage Loans	252
C3MF	253
Cash Flow Analysis	145
CERCLA	458
Certificate Administrator/Trustee Fee	366
Certificate Administrator/Trustee Fee Rate	366
Certificate Balance	293

507

Certificate Owners	327
Certificateholder	319
Certificateholder Quorum	420
Certificateholder Repurchase Request	430
Certifying Certificateholder	329
C-III Capital Group	252
C-III Parent	252
Class A Certificates	292
Class A-SB Planned Principal Balance	304
Class X Certificates	292
Clearstream	326
Clearstream Participants	328
Closing Date	143, 224
CMBS	54
Code	480
Collection Account	348
Collection Period	296
Communication Request	330
Companion Distribution Account	348
Companion Holder	218
Companion Loan	142
Companion Loan Rating Agency	219
Compensating Interest Payment	311
Complaint	275
Constant Prepayment Rate	470
Consultation Termination Event	400
Control Eligible Certificates	395
Control Termination Event	400
Controlling Class	395
Controlling Class Certificateholder	395
Corrected Loan	386
CPP	471
CPR	470
CPY	470
CRE Loans	233
CREC	176
CREFC®	315
CREFC® Intellectual Property Royalty License Fee	368
CREFC® Intellectual Property Royalty License Fee Rate	368
CREFC® Reports	315
Cross-Over Date	299
CRR	124
Cure/Contest Period	415
Custodian	274
Cut-off Date	142
Cut-off Date Balance	146
Cut-off Date Loan-to-Value Ratio	147
Cut-off Date LTV Ratio	147
D
D or @%(#)	150
D or GRTR of @% or YM(#)	151
D or YM(#)	151
D(#)	150
DBRS	436
Debt Service Coverage Ratio	148
Defaulted Loan	392
Defeasance Deposit	200
Defeasance Loans	200
Defeasance Lock-Out Period	200
Defeasance Option	200
Definitive Certificate	326
Delinquent Loan	412
Demand Entities	234
Demand Letter	235
Depositaries	326
Determination Date	294
Dexia	235
Diligence File	333
Directing Certificateholder	394
Disclosable Special Servicer Fees	365
Discount Rate	309
Dispute Resolution Consultation	432
Dispute Resolution Cut-off Date	431
Distribution Accounts	349
Distribution Date	294
Distribution Date Statement	315
Dodd-Frank Act	125
DOL	499
DSCR	148
DTC	326
DTC Participants	327
DTC Rules	328
Due Date	195, 296
Due Diligence Requirement	124
E
EDGAR	498
EEA	124
Effective Gross Income	145
Eligible Asset Representations Reviewer	416
Eligible Operating Advisor	406
Enforcing Party	430
Enforcing Servicer	430
ERC	177
ESA	175
Euroclear	326
Euroclear Operator	329
Euroclear Participants	328

508

Excess Interest	294
Excess Interest Distribution Account	349
Excess Modification Fee Amount	362
Excess Modification Fees	361
Excess Prepayment Interest Shortfall	312
Exchange Act	224, 234
Excluded Controlling Class Holder	317
Excluded Controlling Class Loan	318
Excluded Information	318
Excluded Loan	319
Excluded Plan	501
Excluded Special Servicer	421
Excluded Special Servicer Loan	420
Exemption	500
Exemption Rating Agency	500
F
FATCA	492
FDIA	139
FDIC	139, 284
FDSCP	179
FETL	21
FIEL	22
Final Asset Status Report	404
Final Dispute Resolution Election Notice	432
Financial Promotion Order	18
FINRA	497
FIRREA	140
Fitch	277
FPO Persons	18
FSCMA	21
FSMA	19
Funds	284
G
Gain-on-Sale Reserve Account	350
Garn Act	460
GLA	148
Government Securities	198
Grantor Trust	294, 480
GRTR of @% or YM(#)	151
H
Highfive	207
HUD	162
I
IDEM	178
Indirect Participants	327
Initial Pool Balance	142
Initial Rate	196
Initial Requesting Certificateholder	430
In-Place Cash Management	148
Insurance and Condemnation Proceeds	348
Intercreditor Agreement	218
Interest Accrual Amount	302
Interest Accrual Period	302
Interest Deposit Amount	142
Interest Distribution Amount	302
Interest Reserve Account	349
Interest Shortfall	302
Interested Person	393
Investor Certification	319
K
KBRA	436
L
L(#)	150
Lennar	284
LIBOR	105
Liquidation Fee	363
Liquidation Fee Rate	363
Liquidation Proceeds	348
Loan Per Unit	148
Lock-out Period	198
Loss of Value Payment	337
Lower-Tier Regular Interests	480
Lower-Tier REMIC	294, 480
LTV Ratio	146
LTV Ratio at Maturity or Anticipated Repayment Date	148
LTV Ratio at Maturity or ARD	148
M
MAI	338
Major Decision	396
MAS	20
Master Servicer Remittance Date	344
Material Defect	336
Maturity Date Balloon or ARD Payment	149
MDEQ	177
MLPA	331
Modification Fees	361

509

Moody’s	278, 436
Morningstar	277
Mortgage	143
Mortgage File	331
Mortgage Loans	142
Mortgage Note	143
Mortgage Pool	142
Mortgage Rate	301
Mortgaged Property	143
N
National Cooperative Bank, N.A. Data Tape	250
National Cooperative Bank, N.A. Deal Team	250
National Cooperative Bank, N.A. Mortgage Loans	245
Net Mortgage Rate	301
Net Operating Income	149
NFA	176, 497
NI 33-105	22
NOI Date	149
Nonrecoverable Advance	345
Non-U.S. Person	492
Notional Amount	293
NPDES	180
NRA	149
NRSRO	317
NRSRO Certification	320
O
O(#)	150
OCC	224
Occupancy As Of Date	150
Occupancy Rate	149
Offered Certificates	292
OID Regulations	484
OLA	140
Operating Advisor Consulting Fee	366
Operating Advisor Expenses	367
Operating Advisor Fee	366
Operating Advisor Fee Rate	366
Operating Advisor Standard	405
Operating Advisor Termination Event	408
Originator	234
Other Master Servicer	219
Other PSA	219
P
P&I Advance	344
PADEP	178
Pads	155
Par Purchase Price	392
Pari Passu Companion Loan	142
Pari Passu Mortgage Loan	219
Participants	326
Parties in Interest	499
Pass-Through Rate	299
Patriot Act	462
PCIS Persons	19
Pentalpha Surveillance	290
Percentage Interest	294
Periodic Payments	295
Permitted Investments	295, 350
Permitted Special Servicer/Affiliate Fees	366
PIP	163
PIPs	180
PL	228
Plans	499
PML	228, 258
PRC	19
Preliminary Dispute Resolution Election Notice	431
Prepayment Assumption	485
Prepayment Interest Excess	311
Prepayment Interest Shortfall	311
Prepayment Premium	309
Prepayment Provisions	150
Prime Rate	348
Principal Balance Certificates	292
Principal Distribution Amount	302
Principal Shortfall	304
Privileged Information	407
Privileged Information Exception	408
Privileged Person	317
Professional Investors	20
Prohibited Prepayment	311
PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER	18
Property Owner	174
Proposed Course of Action Notice	431
Prospectus Directive	17
PSA	292
PSA Party Repurchase Request	430
PTCE	502
Purchase Price	337
Q
Qualification Criteria	233, 243
Qualified Investor	18

510

Qualified Replacement Special Servicer	421
Qualified Substitute Mortgage Loan	338
R
RAC No-Response Scenario	434
Rated Final Distribution Date	310
Rating Agencies	436
Rating Agency Confirmation	435
RCM	284
REA	62
Realized Loss	313
REC	175
Record Date	294
Registration Statement	498
Regular Certificates	292
Regular Interestholder	483
Regular Interests	480
Regulation AB	438
Reimbursement Rate	348
Related Proceeds	346
Release Date	200
Release Parcel	203
Relevant Member State	17
Relevant Persons	19
Relief Act	462
Remaining Term to Maturity or ARD	151
REMIC	480
REMIC Regulations	480
REO Account	350
REO Loan	305
REO Property	386
Repurchase Request	430
Requesting Certificateholder	432
Requesting Holders	373
Requesting Investor	330
Requesting Party	434
Requirements	462
Residual Certificates	292
Resolution Failure	430
Resolved	431
Restricted Group	500
Restricted Party	408
Retention Requirement	124
Review Materials	413
Revised Rate	196
RevPAR	151
Rialto	283
Rialto Mortgage	236
Rialto Mortgage Data Tape	242
Rialto Mortgage Loans	237
Rialto Mortgage Review Team	242
Rialto Special Servicer	283
RMBS	274
ROFO	190
ROFRs	189
Rooms	155
Routine Disbursements	381
Rule 15Ga-1	234
Rule 15Ga-1 Reporting Period	233
Rule 17g-5	320
S
S&P	277
Scheduled Principal Distribution Amount	303
SEC	224
Securities Act	437
Securitization Accounts	292, 350
SEL	228
Senior Certificates	292
Serviced Pari Passu Companion Loan	219
Serviced Pari Passu Companion Loan Securities	424
Serviced Pari Passu Mortgage Loan	219
Serviced Whole Loan	219
Servicer Termination Event	423
Servicing Advances	345
Servicing Fee	359
Servicing Fee Rate	359
Servicing Standard	342
SF	151
SFA	20
SFO	20
Similar Law	499
Similar Requirements	125
SIPC	497
SMMEA	503
Special Servicer Decision	380
Special Servicing Fee	362
Special Servicing Fee Rate	362
Specially Serviced Loans	383
Sq. Ft.	151
Square Feet	151
Startup Day	481
Stated Principal Balance	304
Structured Product	20
Structuring Assumptions	471
Subordinate Certificates	292
Subordinate LOC	69, 158

511

Sub-Servicing Agreement	343
T
T-12	151
tax matters persons	491
TCEQ	175
Term to Maturity	151
Terms and Conditions	329
Tests	414
Title V	461
TMPs	491
Total Operating Expenses	145
Transitional Homes	165
TRIPRA	91
Trust	272
Trust REMICs	294, 480
TTM	151
U
U.S. Bank	235
U.S. Person	492
U/W DSCR	148
U/W Expenses	151
U/W NCF	151
U/W NCF Debt Yield	154
U/W NCF DSCR	148, 154
U/W NOI	154
U/W NOI Debt Yield	155
U/W NOI DSCR	155
U/W Revenues	155
UCC	278, 447
Uncovered Amount	352
Underwriter Entities	113
Underwriting Agreement	495
Underwritten Debt Service Coverage Ratio	148
Underwritten Expenses	151
Underwritten NCF	151
Underwritten NCF Debt Yield	154
Underwritten Net Cash Flow	151
Underwritten Net Cash Flow Debt Service Coverage Ratio	154
Underwritten Net Operating Income	154
Underwritten Net Operating Income Debt Service Coverage Ratio	155
Underwritten NOI	154
Underwritten NOI Debt Yield	155
Underwritten Revenues	155
Units	155
Unscheduled Principal Distribution Amount	303
Unsolicited Information	414
Upper-Tier REMIC	294, 480
V
Value Co-op Basis	218
Volcker Rule	126
Voting Rights	325
W
WAC Rate	301
Wachovia Bank	224
Weighted Average Mortgage Rate	155
Weighted Averages	156
Wells Fargo Bank	224
Wells Fargo Bank Data Tape	231
Wells Fargo Bank Deal Team	231
Whole Loan	142
Withheld Amounts	349
Woodbridge	235
Workout Fee	362
Workout Fee Rate	362
Workout-Delayed Reimbursement Amount	348
Wrap Loan	196
WTNA	272
Y
Yield Maintenance Charge	310
YM(#)	150

512

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code
1	North Dallas Retail Portfolio	WFB		Various	Various	TX	Various
1.01	Heritage Heights	WFB		4000-4020 William D. Tate Avenue	Grapevine	TX	76051
1.02	The Highlands	WFB		2301 FM 407	Flower Mound	TX	75028
1.03	Josey Oaks Crossing	WFB		4112 North Josey Lane	Carrollton	TX	75007
1.04	Hunter’s Glen Crossing	WFB		3945 Legacy Drive	Plano	TX	75023
1.05	Flower Mound Crossing	WFB		2600-2650 Flower Mound Road	Flower Mound	TX	75028
1.06	Park West Plaza	WFB		302 South Park Boulevard	Grapevine	TX	76051
1.07	Cross Timbers Court	WFB		745 Cross Timbers Road	Flower Mound	TX	75028
1.08	14th Street Market	WFB		2200 East 14th Street	Plano	TX	75074
2	Marriott Melville Long Island	RMF		1350 Walt Whitman Road	Melville	NY	11747
3	Technology Station	WFB		500 Arguello Street	Redwood City	CA	94063
4	Chicago Industrial Portfolio I	WFB		Various	Various	Various	Various
4.01	3211 Oak Grove Avenue	WFB		3211 Oak Grove Avenue	Waukegan	IL	60087
4.02	8100 South 77th Avenue	WFB		8100 South 77th Avenue	Bridgeview	IL	60455
4.03	2701 South Western Avenue	WFB		2701 South Western Avenue	Chicago	IL	60608
4.04	1560 Frontenac Road	WFB		1560 Frontenac Road	Naperville	IL	60563
4.05	2785 Algonquin Road	WFB		2785 Algonquin Road	Rolling Meadows	IL	60008
4.06	951 Corporate Grove Drive	WFB		951 Corporate Grove Drive	Buffalo Grove	IL	60089
4.07	1225-1229 Lakeside Drive	WFB		1225-1229 Lakeside Drive	Romeoville	IL	60446
4.08	733-747 Kimberly Drive	WFB		733-747 Kimberly Drive	Carol Stream	IL	60188
4.09	12500 Lombard Lane	WFB		12500 Lombard Lane	Alsip	IL	60803
4.10	2500-2518 Wisconsin Avenue	WFB		2500-2518 Wisconsin Avenue	Downers Grove	IL	60515
4.11	2460-2478 Wisconsin Avenue	WFB		2460-2478 Wisconsin Avenue	Downers Grove	IL	60515
4.12	2095-2105 Hammond Drive	WFB		2095-2105 Hammond Drive	Schaumburg	IL	60173
4.13	877 North Larch Avenue	WFB		877 North Larch Avenue	Elmhurst	IL	60126
4.14	2011 Swanson Court	WFB		2011 Swanson Court	Gurnee	IL	60031
4.15	3705 Stern Avenue	WFB		3705 Stern Avenue	Saint Charles	IL	60174
4.16	5727 95th Avenue	WFB		5727 95th Avenue	Kenosha	WI	53144
4.17	420 West Wrightwood Avenue	WFB		420 West Wrightwood Avenue	Elmhurst	IL	60126
4.18	1463 Lunt Avenue	WFB		1463 Lunt Avenue	Elk Grove Village	IL	60007
5	Preferred Freezer - Newark	WFB		360 Avenue P	Newark	NJ	07105
6	10 South LaSalle Street	WFB		10 South LaSalle Street	Chicago	IL	60603
7	Hilton Wilmington/Christiana	RMF		100 Continental Drive	Newark	DE	19713
8	TownePlace Suites Redwood City	CIIICM		1000 Twin Dolphin Drive	Redwood City	CA	94065
9	Cottonwood Shopping Center	WFB		3701-3741 Ellison Drive Northwest	Albuquerque	NM	87144
10	PRA Health Sciences	WFB		9755 Ridge Drive	Lenexa	KS	66219
11	Orlando Plaza Garage	RMF		189 South Orange Avenue	Orlando	FL	32801
12	Northline Industrial Center	WFB		38481 West Huron River Drive	Romulus	MI	48174
13	Wilshire Plaza	Basis		715-759 Veterans Memorial Boulevard	Metairie	LA	70003
14	Northview Harbor Apartments	Basis		2625 Northvale Drive	Grand Rapids	MI	49525
15	Gill Park Cooperative	NCB		810 West Grace Street	Chicago	IL	60613
16	Tharp Retail Portfolio	CIIICM		Various	Various	IN	Various
16.01	Belmont Center	CIIICM		2001-2035 West Washington Street	Indianapolis	IN	46222
16.02	CSL Plasma Center	CIIICM		5550 East Washington Street	Indianapolis	IN	46204
16.03	Emerson Center North	CIIICM		4820-4830 South Emerson Avenue	Indianapolis	IN	46203
16.04	Shadeland Center	CIIICM		2045-2055 North Shadeland Avenue	Indianapolis	IN	46219
16.05	Gateway Office Center	CIIICM		6340 Gateway Drive	Indianapolis	IN	46254
16.06	Girls School Road Center	CIIICM		1215-1229 Girls School Road	Indianapolis	IN	46231
16.07	Crawfordsville South Center	CIIICM		1560-1580 South US Highway 231	Crawfordsville	IN	47933
16.08	National Road Center	CIIICM		3200-3230 National Road	Columbus	IN	47201
17	South Creek Retail	WFB		15-85 & 95 Foothill Road	Reno	NV	89511
18	Waterford Landing Apartments	RMF		1900 Waterford Landing	McDonough	GA	30253
19	The Landings at 56th	CIIICM		5350 Cider Mill Lane	Indianapolis	IN	46226
20	Maple Plaza Housing Development Fund Corporation	NCB		1911-1929 Madison Avenue	New York	NY	10035
21	Hampton Inn Suites Ontario	WFB		4500 East Mills Circle	Ontario	CA	91764
22	Mission Bay Self Storage	WFB		20273 South State Road 7	Boca Raton	FL	33498
23	Compass Self Storage Portfolio	RMF		Various	Various	Various	Various
23.01	Compass Self Storage	RMF		900 North Krome Avenue	Florida	FL	33034
23.02	ABM Self Storage	RMF		190 Route 173 West	Asbury	NJ	08802
24	Marketplace at Rivergate	RMF		2125 Gallatin Pike North	Madison	TN	37115
25	Infinite Self Storage Portfolio	CIIICM		Various	Various	Various	Various
25.01	Infinite Self Storage - East 52nd	CIIICM		1102 East 52nd Street	Indianapolis	IN	46205
25.02	Infinite Self Storage - Loveland	CIIICM		10686 Loveland Madiera Road	Loveland	OH	45140
26	Sequoia Center Building 1400	WFB		1400 North McDowell Boulevard	Petaluma	CA	94954
27	Pelham Commons	Basis		215 Pelham Road	Greenville	SC	29615
28	Seminole Orange Plaza Center	WFB		15910 & 15940 Orange Boulevard	Loxahatchee	FL	33470
29	Hampton Inn - Cincinnati Airport North	Basis		755 Petersburg Road	Hebron	KY	41048
30	Walgreens Portfolio	RMF		Various	Various	Various	Various
30.01	Walgreens - Claremore	RMF		601 West Will Rogers Boulevard	Claremore	OK	74017
30.02	Walgreens - Rainbow	RMF		3434 Rainbow Drive	Rainbow	AL	35906
31	Locker Room Portfolio	RMF		Various	Philadelphia	PA	Various
31.01	Locker Room - 62nd Street	RMF		2231 South 62nd Street	Philadelphia	PA	19142
31.02	Locker Room - Aramingo	RMF		4391 Aramingo Avenue	Philadelphia	PA	19124
32	2 & 6 Terri Lane	NCB		2 & 6 Terri Lane	Burlington	NJ	08016
33	Hampton Inn Carmel, IN	WFB		12197 North Meridian Street	Carmel	IN	46032
34	San Bernardino Marketplace	WFB		263-275 East 9th Street	San Bernardino	CA	92410
35	711 Shore Road Owners Corp.	NCB		711 Shore Road	Long Beach	NY	11561
36	440 East 79th Street Owners Corp.	NCB		440 East 79th Street	New York	NY	10075
37	Summer Glen Apartments	RMF		6090 Terry Road	Jacksonville	FL	32216
38	37600 Filbert Street	CIIICM		37600 Filbert Street	Newark	CA	94560
39	Shea 70 Plaza	RMF		6949-6969 East Shea Boulevard	Scottsdale	AZ	85254
40	215 South Center Street & 210 East Third Street	WFB		215 South Center Street & 210 East Third Street	Royal Oak	MI	48067
41	Carson Building	WFB		1106 West Burnside Street	Portland	OR	97209
42	Midtown Market	RMF		6302 Highway 6	Missouri City	TX	77459
43	Hy-Vee Waterloo	WFB		2181 Logan Avenue	Waterloo	IA	50703
44	505 Central Avenue Corp.	NCB		505 Central Avenue	White Plains	NY	10530
45	Wisconsin Retail Portfolio	RMF		Various	Various	WI	Various
45.01	Wisconsin Rapids	RMF		2521 8th Street South	Wisconsin Rapids	WI	54494
45.02	Kenosha	RMF		2304 18th Street	Kenosha	WI	53140
45.03	Laona	RMF		4190 Pine Street	Laona	WI	54541
45.04	Lakewood	RMF		15664 State Highway 32	Lakewood	WI	54138
45.05	Chippewa Falls	RMF		25 West Central Street	Chippewa Falls	WI	54729
46	Roberts Crossing Shopping Center	Basis		5367-5449 Roberts Road	Hilliard	OH	43026
47	Quality Suites Hickory	CIIICM		1125 13th Avenue Drive Southeast	Hickory	NC	28602
48	Wingate by Wyndham Round Rock	RMF		1209 North Interstate 35	Round Rock	TX	78664
49	65 West 95th Owners Corp.	NCB		65 West 95th Street	New York	NY	10025
50	Carolina Village MHC	RMF		111 Universal Circle	Moyock	NC	27958
51	Center Grove Estates	RMF		4377 West County Line Road	Greenwood	IN	46142
52	Colorado Owners, Inc.	NCB		67-12 Yellowstone Boulevard	Forest Hills	NY	11375

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code
53	Congress Owners, Ltd.	NCB		200-220 Congress Street	Brooklyn	NY	11201
54	24535 Owners Corp.	NCB		245 East 35th Street	New York	NY	10016
55	Storage Plus Self Storage	RMF		6456 Outer Loop	Louisville	KY	40228
56	4721 Calle Carga	Basis		4721 Calle Carga	Camarillo	CA	93012
57	Comfort Suites Austin	RMF		13681 U.S. Highway 183 North	Austin	TX	78750
58	Towne Storage-South Jordan	WFB		11297 South Redwood Road	South Jordan	UT	84095
59	ACG Conlon Portfolio	RMF		Various	Various	Various	Various
59.01	Southside MHC	RMF		4512 Reconciliation Drive	Raleigh	NC	27603
59.02	Village Green MHC	RMF		7501 School Road	Cincinnati	OH	45242
60	Belle Promenade Shoppes	Basis		1700 Promenade Boulevard	Marrero	LA	70072
61	Tops Plaza	RMF		450 West Avenue	Rochester	NY	14611
62	333 Bronx River Tenants Corp.	NCB		333 Bronx River Road	Yonkers	NY	10704
63	Linden Hill No. 2 Cooperative Corp.	NCB		142-14/142-20 26th Avenue a/k/a 26-21 Union Street	Flushing	NY	11354
64	Grinnell Housing Development Fund Corporation	NCB		800 Riverside Drive	New York	NY	10032
65	Emerson Plaza	WFB		5201-5249 East Thompson Road	Indianapolis	IN	46237
66	Neighbors Emergency Center	NCB		5935 Highway 6	Houston	TX	77084
67	Hartsdale Gardens Owners Corp.	NCB		27, 37 & 47 North Central Avenue	Hartsdale	NY	10530
68	Infinite Self Storage Hendricks	CIIICM		1670 South Green Street; 302 North Meridian Street	Brownsburg; Pittsboro	IN	46112; 46167
69	Bandera at Woodlawn	NCB		919-949 Bandera Road	San Antonio	TX	78228
70	Summit Marketplace	RMF		385 Crossing Drive	Lafayette	CO	80026
71	Pelhamdale Manor Corp.	NCB		86-142 Robins Road; 1-79 Robins Crescent	New Rochelle	NY	10801
72	Arlington Square-MI	WFB		3250 Washtenaw Avenue	Ann Arbor	MI	48104
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NCB		33-01/33-45 90th Street a/k/a 99-02 Northern Boulevard, a/k/a 33-02/33-44 91st Avenue, a/k/a 90-01 34th Avenue	Jackson Heights	NY	11372
74	Fort Totten Apartments	WFB		4818-4836 Fort Totten Drive Northeast	Washington	DC	20011
75	The Oaks Plaza	CIIICM		3505 1st Street	Bradenton	FL	34208
76	Lakefront 17 LLC	NCB		5570 Sterrett Place	Columbia	MD	21044
77	Tara Close Apartments Corp.	NCB		77 Carpenter Avenue	Mount Kisco	NY	10549
78	CVS Algonac	CIIICM		1025 Saint Clair River Drive	Algonac	MI	48001
79	64th Apartment Corp.	NCB		102-18 64th Avenue a/k/a 102-17 64th Road	Forest Hills	NY	11375
80	Rankin Industrial Buildings	WFB		1220-1270 Rankin Drive	Troy	MI	48083
81	3050 Fairfield Avenue Owners Corp.	NCB		3050 Fairfield Avenue	Bronx	NY	10463
82	Metro Woods Apartments	Basis		36915 Harper Avenue	Clinton Township	MI	48035
83	285 Riverside Drive Corp.	NCB		285 Riverside Drive	New York	NY	10025
84	Stonebrook Place Shopping Center	WFB		301 North Bolingbrook Drive	Bolingbrook	IL	60440
85	Pecan Villa MHP	CIIICM		2040 Sens Road	La Porte	TX	77571
86	Spring Hill Office II	WFB		322 Spring Hill Drive	Spring	TX	77386
87	Walgreens - Houston	RMF		8808 Antoine	Houston	TX	77088
88	M&M MHP	WFB		1508 Carroll Lane	Boulder City	NV	89005
89	343 King Street	WFB		343 King Street	Charleston	SC	29401
90	135 Willow Owners Corp.	NCB		135 Willow Street	Brooklyn	NY	11201
91	Middlebury Self Storage	RMF		136 Exchange Street	Middlebury	VT	05753
92	Timberline and Echo Valley MHP	CIIICM		14876 Washington Road	West Burlington	IA	52655
93	3123 Fire Road	WFB		3123 Fire Road	Egg Harbor Township	NJ	08234
94	Easy-Stor Self Storage	CIIICM		13038 US Highway 301	Dade City	FL	33525
95	Secured Storage	RMF		4786 Route 30	Amsterdam	NY	12010
96	6535 Broadway Owners Corp.	NCB		6535 Broadway	Bronx	NY	10471
97	16 Canterbury Corp.	NCB		16 Canterbury Road	Great Neck	NY	11021
98	Hampton House Tenants Corp.	NCB		120 Morris Avenue	Rockville Centre	NY	11570
99	Great Indoors Self Storage	RMF		235 Fairfield Avenue	Upper Darby	PA	19082
100	90 Eighth Avenue Housing Co., Inc.	NCB		90 Eighth Avenue	Brooklyn	NY	11215
101	Barclay Plaza Owners, Inc.	NCB		143-50 Barclay Avenue	Flushing	NY	11355
102	Fairfax House Owners, Inc.	NCB		243 78th Street	Brooklyn	NY	11209
103	Parkway Village Shopping Center	CIIICM		1806 Russell Parkway	Warner Robins	GA	31088
104	East Hampton Mews Tenants Corp.	NCB		514 Pantigo Road a/k/a 514 Montauk Highway	East Hampton	NY	11937
105	A1 Stateline Self Storage	RMF		242 Lafayette Road	Salisbury	MA	01952
106	588 Main Avenue	NCB		588 Main Street	Norwalk	CT	06851
107	Heathcote Manor Owners Corp.	NCB		412 Munro Avenue	Mamaroneck	NY	10543
108	Starbucks Plaza	NCB		5601 South Padre Island Drive	Corpus Christi	TX	78412
109	Palm Bay Self Storage	CIIICM		1895 Palm Bay Road	Palm Bay	FL	32905
110	Garden Hamilton, Inc.	NCB		101 2nd Street	Garden City	NY	11530
111	Teliman Holding Corp.	NCB		100 Greene Street	New York	NY	10012
112	Gramatan Court Apartments, Inc.	NCB		23-25 Sagamore Road	Bronxville	NY	10708
A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(2)(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(5)	Cut-off Date Balance ($)	% of Aggregate Initial Pool Balance
1	North Dallas Retail Portfolio	Retail	Anchored	Various	Various	673,382	Sq. Ft.	121	81,325,000	81,325,000	8.5%
1.01	Heritage Heights	Retail	Anchored	1999	2006	85,613	Sq. Ft.		13,250,000	13,250,000	1.4%
1.02	The Highlands	Retail	Anchored	1998		90,547	Sq. Ft.		12,875,000	12,875,000	1.3%
1.03	Josey Oaks Crossing	Retail	Anchored	1995		82,320	Sq. Ft.		12,100,000	12,100,000	1.3%
1.04	Hunter’s Glen Crossing	Retail	Anchored	1994		93,547	Sq. Ft.		11,500,000	11,500,000	1.2%
1.05	Flower Mound Crossing	Retail	Anchored	1995	2006	81,582	Sq. Ft.		9,200,000	9,200,000	1.0%
1.06	Park West Plaza	Retail	Anchored	1993	2005	82,977	Sq. Ft.		9,000,000	9,000,000	0.9%
1.07	Cross Timbers Court	Retail	Anchored	1992	2007	77,367	Sq. Ft.		7,700,000	7,700,000	0.8%
1.08	14th Street Market	Retail	Anchored	1995		79,429	Sq. Ft.		5,700,000	5,700,000	0.6%
2	Marriott Melville Long Island	Hospitality	Full Service	1988	2015	369	Rooms	159,892	59,000,000	59,000,000	6.1%
3	Technology Station	Office	Suburban	2001		94,737	Sq. Ft.	528	50,000,000	50,000,000	5.2%
4	Chicago Industrial Portfolio I	Industrial	Various	Various	Various	1,052,310	Sq. Ft.	42	44,200,000	44,200,000	4.6%
4.01	3211 Oak Grove Avenue	Industrial	Warehouse	2007		112,810	Sq. Ft.		4,668,372	4,668,372	0.5%
4.02	8100 South 77th Avenue	Industrial	Warehouse	1966	2014	115,000	Sq. Ft.		4,194,241	4,194,241	0.4%
4.03	2701 South Western Avenue	Industrial	Flex	1968		123,386	Sq. Ft.		4,121,297	4,121,297	0.4%
4.04	1560 Frontenac Road	Industrial	Warehouse	1988		85,608	Sq. Ft.		3,647,166	3,647,166	0.4%
4.05	2785 Algonquin Road	Industrial	Flex	1967		41,000	Sq. Ft.		3,406,453	3,406,453	0.4%
4.06	951 Corporate Grove Drive	Industrial	Flex	1986		72,600	Sq. Ft.		3,245,977	3,245,977	0.3%
4.07	1225-1229 Lakeside Drive	Industrial	Flex	2001		62,305	Sq. Ft.		2,844,789	2,844,789	0.3%
4.08	733-747 Kimberly Drive	Industrial	Warehouse	1991		74,408	Sq. Ft.		2,523,839	2,523,839	0.3%
4.09	12500 Lombard Lane	Industrial	Warehouse	1979		86,200	Sq. Ft.		2,334,186	2,334,186	0.2%
4.10	2500-2518 Wisconsin Avenue	Industrial	Flex	1976		46,000	Sq. Ft.		2,261,243	2,261,243	0.2%
4.11	2460-2478 Wisconsin Avenue	Industrial	Flex	1976		46,000	Sq. Ft.		2,188,299	2,188,299	0.2%
4.12	2095-2105 Hammond Drive	Industrial	Flex	1978		31,931	Sq. Ft.		1,954,881	1,954,881	0.2%
4.13	877 North Larch Avenue	Industrial	Flex	1987		37,540	Sq. Ft.		1,838,171	1,838,171	0.2%
4.14	2011 Swanson Court	Industrial	Warehouse	1979	1998	44,104	Sq. Ft.		1,568,281	1,568,281	0.2%
4.15	3705 Stern Avenue	Industrial	Flex	1989		20,792	Sq. Ft.		970,146	970,146	0.1%
4.16	5727 95th Avenue	Industrial	Warehouse	1999		20,000	Sq. Ft.		930,027	930,027	0.1%
4.17	420 West Wrightwood Avenue	Industrial	Flex	1969		17,441	Sq. Ft.		882,614	882,614	0.1%
4.18	1463 Lunt Avenue	Industrial	Flex	1976		15,185	Sq. Ft.		620,018	620,018	0.1%
5	Preferred Freezer - Newark	Industrial	Cold Storage Facility	2006		197,336	Sq. Ft.	183	36,200,000	36,200,000	3.8%
6	10 South LaSalle Street	Office	CBD	1987	2013	781,426	Sq. Ft.	134	30,000,000	30,000,000	3.1%
7	Hilton Wilmington/Christiana	Hospitality	Full Service	1986	2015	266	Rooms	109,023	29,000,000	29,000,000	3.0%
8	TownePlace Suites Redwood City	Hospitality	Extended Stay	2002	2013	95	Rooms	262,905	25,000,000	24,975,986	2.6%
9	Cottonwood Shopping Center	Retail	Anchored	1996		188,887	Sq. Ft.	112	21,075,000	21,075,000	2.2%
10	PRA Health Sciences	Office	Suburban	2005		142,679	Sq. Ft.	147	21,000,000	21,000,000	2.2%
11	Orlando Plaza Garage	Other	Parking Garage	2007		1,133	Spaces	18,516	21,000,000	20,978,206	2.2%
12	Northline Industrial Center	Industrial	Warehouse	1952	2000	1,089,312	Sq. Ft.	18	20,000,000	20,000,000	2.1%
13	Wilshire Plaza	Retail	Anchored	1968	2015	121,709	Sq. Ft.	158	19,300,000	19,280,207	2.0%
14	Northview Harbor Apartments	Multifamily	Garden	1978	2015	360	Units	51,334	18,500,000	18,480,248	1.9%
15	Gill Park Cooperative	Multifamily	Cooperative	1968	1995	260	Units	69,096	17,965,034	17,965,034	1.9%
16	Tharp Retail Portfolio	Various	Various	Various		144,192	Sq. Ft.	111	16,089,000	16,073,085	1.7%
16.01	Belmont Center	Retail	Anchored	1993		37,638	Sq. Ft.		3,911,000	3,907,131	0.4%
16.02	CSL Plasma Center	Office	Medical	2001		15,085	Sq. Ft.		3,498,000	3,494,540	0.4%
16.03	Emerson Center North	Mixed Use	Retail/Self Storage	1989		37,620	Sq. Ft.		2,385,000	2,382,641	0.2%
16.04	Shadeland Center	Retail	Unanchored	1999		6,351	Sq. Ft.		1,494,000	1,492,522	0.2%
16.05	Gateway Office Center	Office	Medical	1994		21,298	Sq. Ft.		1,494,000	1,492,522	0.2%
16.06	Girls School Road Center	Retail	Unanchored	1990		13,700	Sq. Ft.		1,367,000	1,365,648	0.1%
16.07	Crawfordsville South Center	Retail	Unanchored	2010		4,356	Sq. Ft.		1,113,000	1,111,899	0.1%
16.08	National Road Center	Retail	Unanchored	1999		8,144	Sq. Ft.		827,000	826,182	0.1%
17	South Creek Retail	Retail	Unanchored	2008		59,590	Sq. Ft.	260	15,500,000	15,500,000	1.6%
18	Waterford Landing Apartments	Multifamily	Garden	1999		260	Units	59,615	15,500,000	15,500,000	1.6%
19	The Landings at 56th	Multifamily	Garden	1972	2014	378	Units	40,212	15,200,000	15,200,000	1.6%
20	Maple Plaza Housing Development Fund Corporation	Multifamily	Cooperative	1997		154	Units	87,298	13,500,000	13,443,892	1.4%
21	Hampton Inn Suites Ontario	Hospitality	Limited Service	2005	2012	91	Rooms	138,157	12,600,000	12,572,273	1.3%
22	Mission Bay Self Storage	Self Storage	Self Storage	1999		82,075	Sq. Ft.	135	11,100,000	11,100,000	1.2%
23	Compass Self Storage Portfolio	Self Storage	Self Storage	Various		109,697	Sq. Ft.	99	10,825,000	10,825,000	1.1%
23.01	Compass Self Storage	Self Storage	Self Storage	2002		54,635	Sq. Ft.		6,851,266	6,851,266	0.7%
23.02	ABM Self Storage	Self Storage	Self Storage	1973		55,062	Sq. Ft.		3,973,734	3,973,734	0.4%
24	Marketplace at Rivergate	Retail	Anchored	1985	2014	111,460	Sq. Ft.	85	9,500,000	9,500,000	1.0%
25	Infinite Self Storage Portfolio	Self Storage	Self Storage	Various		136,735	Sq. Ft.	69	9,496,000	9,496,000	1.0%
25.01	Infinite Self Storage - East 52nd	Self Storage	Self Storage	1998		71,850	Sq. Ft.		5,970,000	5,970,000	0.6%
25.02	Infinite Self Storage - Loveland	Self Storage	Self Storage	2000		64,885	Sq. Ft.		3,526,000	3,526,000	0.4%
26	Sequoia Center Building 1400	Office	Suburban	1996		72,000	Sq. Ft.	128	9,230,000	9,230,000	1.0%
27	Pelham Commons	Retail	Anchored	2002		76,541	Sq. Ft.	117	8,950,000	8,941,466	0.9%
28	Seminole Orange Plaza Center	Retail	Anchored	2010		19,581	Sq. Ft.	434	8,500,000	8,500,000	0.9%
29	Hampton Inn - Cincinnati Airport North	Hospitality	Limited Service	2001	2012	83	Rooms	102,301	8,500,000	8,490,967	0.9%
30	Walgreens Portfolio	Retail	Single Tenant	2003		29,050	Sq. Ft.	292	8,500,000	8,471,717	0.9%
30.01	Walgreens - Claremore	Retail	Single Tenant	2003		14,490	Sq. Ft.		4,761,411	4,745,568	0.5%
30.02	Walgreens - Rainbow	Retail	Single Tenant	2003		14,560	Sq. Ft.		3,738,589	3,726,149	0.4%
31	Locker Room Portfolio	Self Storage	Self Storage	Various		95,970	Sq. Ft.	85	8,130,000	8,130,000	0.8%
31.01	Locker Room - 62nd Street	Self Storage	Self Storage	1988		47,400	Sq. Ft.		4,530,000	4,530,000	0.5%
31.02	Locker Room - Aramingo	Self Storage	Self Storage	1987		48,570	Sq. Ft.		3,600,000	3,600,000	0.4%
32	2 & 6 Terri Lane	Office	Suburban	1987	2001	84,374	Sq. Ft.	91	7,700,000	7,638,503	0.8%
33	Hampton Inn Carmel, IN	Hospitality	Limited Service	1999	2013	103	Rooms	72,575	7,500,000	7,475,269	0.8%
34	San Bernardino Marketplace	Retail	Anchored	1983		58,740	Sq. Ft.	127	7,440,000	7,440,000	0.8%
35	711 Shore Road Owners Corp.	Multifamily	Cooperative	1965	2011	84	Units	82,990	7,000,000	6,971,139	0.7%
36	440 East 79th Street Owners Corp.	Multifamily	Cooperative	1955	2008	202	Units	32,088	6,500,000	6,481,745	0.7%
37	Summer Glen Apartments	Multifamily	Garden	1987		135	Units	45,461	6,150,000	6,137,298	0.6%
38	37600 Filbert Street	Mixed Use	Industrial/Office	1987	2007	60,048	Sq. Ft.	100	6,000,000	5,987,578	0.6%
39	Shea 70 Plaza	Retail	Unanchored	1988		33,615	Sq. Ft.	176	5,900,000	5,900,000	0.6%
40	215 South Center Street & 210 East Third Street	Mixed Use	Office/Retail	1950	2014	49,344	Sq. Ft.	118	5,850,000	5,836,675	0.6%
41	Carson Building	Mixed Use	Office/Retail	1920	2004	28,686	Sq. Ft.	192	5,525,000	5,519,225	0.6%
42	Midtown Market	Retail	Unanchored	2007		32,465	Sq. Ft.	163	5,300,000	5,300,000	0.6%
43	Hy-Vee Waterloo	Retail	Single Tenant	2005		48,258	Sq. Ft.	110	5,300,000	5,288,632	0.6%
44	505 Central Avenue Corp.	Multifamily	Cooperative	1967	NAV	156	Units	33,242	5,200,000	5,185,759	0.5%
45	Wisconsin Retail Portfolio	Retail	Various	Various	Various	86,310	Sq. Ft.	60	5,200,000	5,184,190	0.5%
45.01	Wisconsin Rapids	Retail	Unanchored	1953	2011	50,633	Sq. Ft.		2,455,000	2,447,536	0.3%
45.02	Kenosha	Retail	Unanchored	1997		10,297	Sq. Ft.		1,415,000	1,410,698	0.1%
45.03	Laona	Retail	Single Tenant	2005		9,090	Sq. Ft.		510,000	508,449	0.1%
45.04	Lakewood	Retail	Single Tenant	2005		9,090	Sq. Ft.		465,000	463,586	0.0%
45.05	Chippewa Falls	Retail	Single Tenant	1952	2000	7,200	Sq. Ft.		355,000	353,921	0.0%
46	Roberts Crossing Shopping Center	Retail	Anchored	1995		78,411	Sq. Ft.	64	5,000,000	4,995,042	0.5%
47	Quality Suites Hickory	Hospitality	Limited Service	1988	2014	116	Rooms	42,540	5,000,000	4,934,693	0.5%
48	Wingate by Wyndham Round Rock	Hospitality	Limited Service	1999	2013	100	Rooms	47,900	4,800,000	4,789,968	0.5%
49	65 West 95th Owners Corp.	Multifamily	Cooperative	1928	2011	62	Units	76,508	4,750,000	4,743,479	0.5%
50	Carolina Village MHC	Manufactured Housing Community	Manufactured Housing Community	1971		162	Pads	29,012	4,700,000	4,700,000	0.5%
51	Center Grove Estates	Manufactured Housing Community	Manufactured Housing Community	1967		323	Pads	14,355	4,650,000	4,636,658	0.5%
52	Colorado Owners, Inc.	Multifamily	Cooperative	1950	2008	136	Units	33,008	4,500,000	4,489,036	0.5%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(2)(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(5)	Cut-off Date Balance ($)	% of Aggregate Initial Pool Balance
53	Congress Owners, Ltd.	Multifamily	Cooperative	1949	1995	108	Units	41,489	4,500,000	4,480,769	0.5%
54	24535 Owners Corp.	Multifamily	Cooperative	1962	2005	109	Units	40,770	4,450,000	4,443,943	0.5%
55	Storage Plus Self Storage	Self Storage	Self Storage	1999		64,508	Sq. Ft.	69	4,430,000	4,430,000	0.5%
56	4721 Calle Carga	Industrial	Flex	1984	2005	63,789	Sq. Ft.	67	4,300,000	4,300,000	0.4%
57	Comfort Suites Austin	Hospitality	Limited Service	2000	2014	65	Rooms	65,856	4,300,000	4,280,633	0.4%
58	Towne Storage-South Jordan	Self Storage	Self Storage	2009		65,675	Sq. Ft.	64	4,200,000	4,200,000	0.4%
59	ACG Conlon Portfolio	Manufactured Housing Community	Manufactured Housing Community	Various		196	Pads	20,874	4,100,000	4,091,329	0.4%
59.01	Southside MHC	Manufactured Housing Community	Manufactured Housing Community	1960		100	Pads		2,330,676	2,325,747	0.2%
59.02	Village Green MHC	Manufactured Housing Community	Manufactured Housing Community	1962		96	Pads		1,769,324	1,765,582	0.2%
60	Belle Promenade Shoppes	Retail	Shadow Anchored	2005		39,700	Sq. Ft.	101	4,000,000	3,996,091	0.4%
61	Tops Plaza	Retail	Anchored	1999		53,700	Sq. Ft.	74	4,000,000	3,995,947	0.4%
62	333 Bronx River Tenants Corp.	Multifamily	Cooperative	1965	1995	163	Units	24,449	4,000,000	3,985,229	0.4%
63	Linden Hill No. 2 Cooperative Corp.	Multifamily	Cooperative	1953	2003	384	Units	10,374	4,000,000	3,983,705	0.4%
64	Grinnell Housing Development Fund Corporation	Multifamily	Cooperative	1909	2015	81	Units	49,165	4,000,000	3,982,325	0.4%
65	Emerson Plaza	Retail	Anchored	1982	1989	82,087	Sq. Ft.	48	3,937,500	3,928,449	0.4%
66	Neighbors Emergency Center	Office	Medical	2014		15,000	Sq. Ft.	261	3,950,000	3,910,402	0.4%
67	Hartsdale Gardens Owners Corp.	Multifamily	Cooperative	1927	2000	74	Units	50,536	3,750,000	3,739,665	0.4%
68	Infinite Self Storage Hendricks	Self Storage	Self Storage	1993		63,550	Sq. Ft.	58	3,700,000	3,700,000	0.4%
69	Bandera at Woodlawn	Retail	Unanchored	1955	2014	32,393	Sq. Ft.	113	3,660,000	3,660,000	0.4%
70	Summit Marketplace	Retail	Shadow Anchored	2003		14,339	Sq. Ft.	251	3,600,000	3,600,000	0.4%
71	Pelhamdale Manor Corp.	Multifamily	Cooperative	1950	2007	86	Units	41,804	3,600,000	3,595,151	0.4%
72	Arlington Square-MI	Mixed Use	Office/Retail	1990		45,561	Sq. Ft.	79	3,600,000	3,591,819	0.4%
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	Multifamily	Cooperative	1956	2002	358	Units	9,762	3,500,000	3,494,695	0.4%
74	Fort Totten Apartments	Multifamily	Garden	1963		84	Units	41,566	3,500,000	3,491,576	0.4%
75	The Oaks Plaza	Retail	Unanchored	1987		29,698	Sq. Ft.	117	3,500,000	3,484,263	0.4%
76	Lakefront 17 LLC	Office	Suburban	1981	1993	32,358	Sq. Ft.	105	3,400,000	3,400,000	0.4%
77	Tara Close Apartments Corp.	Multifamily	Cooperative	1969	2011	99	Units	34,061	3,400,000	3,372,051	0.4%
78	CVS Algonac	Retail	Single Tenant	2006		13,013	Sq. Ft.	246	3,200,000	3,196,796	0.3%
79	64th Apartment Corp.	Multifamily	Cooperative	1949	2000	119	Units	26,011	3,100,000	3,095,301	0.3%
80	Rankin Industrial Buildings	Industrial	Flex	1978		125,595	Sq. Ft.	25	3,100,000	3,093,035	0.3%
81	3050 Fairfield Avenue Owners Corp.	Multifamily	Cooperative	1958	2008	72	Units	41,635	3,000,000	2,997,723	0.3%
82	Metro Woods Apartments	Multifamily	Garden	1967		146	Units	20,477	3,000,000	2,989,580	0.3%
83	285 Riverside Drive Corp.	Multifamily	Cooperative	1925	1990	86	Units	32,421	2,800,000	2,788,199	0.3%
84	Stonebrook Place Shopping Center	Retail	Unanchored	2008		18,667	Sq. Ft.	139	2,600,000	2,600,000	0.3%
85	Pecan Villa MHP	Manufactured Housing Community	Manufactured Housing Community	1974		122	Pads	20,472	2,500,000	2,497,599	0.3%
86	Spring Hill Office II	Office	Suburban	2005		20,227	Sq. Ft.	120	2,420,000	2,420,000	0.3%
87	Walgreens - Houston	Retail	Single Tenant	2004		14,560	Sq. Ft.	154	2,250,000	2,242,513	0.2%
88	M&M MHP	Manufactured Housing Community	Manufactured Housing Community	1971		52	Pads	40,054	2,085,000	2,082,805	0.2%
89	343 King Street	Retail	Single Tenant	1951	2013	2,809	Sq. Ft.	711	2,000,000	1,997,914	0.2%
90	135 Willow Owners Corp.	Multifamily	Cooperative	1956	2015	99	Units	20,146	2,000,000	1,994,500	0.2%
91	Middlebury Self Storage	Self Storage	Self Storage	1970	2014	41,400	Sq. Ft.	47	1,950,000	1,950,000	0.2%
92	Timberline and Echo Valley MHP	Manufactured Housing Community	Manufactured Housing Community	1970		275	Pads	7,077	1,950,000	1,946,060	0.2%
93	3123 Fire Road	Retail	Unanchored	2004		13,500	Sq. Ft.	144	1,950,000	1,943,816	0.2%
94	Easy-Stor Self Storage	Self Storage	Self Storage	1984		52,125	Sq. Ft.	37	1,935,000	1,935,000	0.2%
95	Secured Storage	Mixed Use	Self Storage/Retail	1988	2015	36,690	Sq. Ft.	50	1,820,000	1,820,000	0.2%
96	6535 Broadway Owners Corp.	Multifamily	Cooperative	1959	1995	60	Units	30,000	1,800,000	1,800,000	0.2%
97	16 Canterbury Corp.	Multifamily	Cooperative	1961	2011	44	Units	40,854	1,800,000	1,797,596	0.2%
98	Hampton House Tenants Corp.	Multifamily	Cooperative	1958	NAV	61	Units	29,386	1,800,000	1,792,519	0.2%
99	Great Indoors Self Storage	Self Storage	Self Storage	1965	2008	25,366	Sq. Ft.	70	1,780,000	1,780,000	0.2%
100	90 Eighth Avenue Housing Co., Inc.	Multifamily	Cooperative	1928	2005	56	Units	30,316	1,700,000	1,697,705	0.2%
101	Barclay Plaza Owners, Inc.	Multifamily	Cooperative	1983	2009	48	Units	34,330	1,650,000	1,647,829	0.2%
102	Fairfax House Owners, Inc.	Multifamily	Cooperative	1940	2003	59	Units	27,046	1,600,000	1,595,692	0.2%
103	Parkway Village Shopping Center	Retail	Unanchored	2005		22,286	Sq. Ft.	70	1,570,000	1,564,844	0.2%
104	East Hampton Mews Tenants Corp.	Multifamily	Cooperative	1970	2013	48	Units	31,164	1,500,000	1,495,849	0.2%
105	A1 Stateline Self Storage	Self Storage	Self Storage	2002		26,700	Sq. Ft.	54	1,450,000	1,450,000	0.2%
106	588 Main Avenue	Retail	Unanchored	1967	2000	5,732	Sq. Ft.	243	1,400,000	1,390,877	0.1%
107	Heathcote Manor Owners Corp.	Multifamily	Cooperative	1926	2009	36	Units	35,960	1,300,000	1,294,565	0.1%
108	Starbucks Plaza	Retail	Unanchored	2003		7,831	Sq. Ft.	165	1,300,000	1,293,540	0.1%
109	Palm Bay Self Storage	Self Storage	Self Storage	1996		27,300	Sq. Ft.	47	1,273,000	1,273,000	0.1%
110	Garden Hamilton, Inc.	Multifamily	Cooperative	1956	2002	36	Units	33,245	1,200,000	1,196,817	0.1%
111	Teliman Holding Corp.	Multifamily	Cooperative	1880	2015	4	Units	274,194	1,100,000	1,096,778	0.1%
112	Gramatan Court Apartments, Inc.	Multifamily	Cooperative	1913	2005	27	Units	36,826	1,000,000	994,295	0.1%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Balloon Balance ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee
1	North Dallas Retail Portfolio	81,325,000	N	11/25/2015	1/11/2016	12/11/2025		12/11/2025		4.610000%	0.002750%	0.006300%	0.005000%
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	52,873,222	N	11/10/2015	12/6/2015	9/6/2022	10/6/2022	11/6/2025		5.120000%	0.002750%	0.006300%	0.005000%
3	Technology Station	45,429,914	N	11/19/2015	1/11/2016	12/11/2020	1/11/2021	12/11/2025		4.070000%	0.002750%	0.006300%	0.005000%
4	Chicago Industrial Portfolio I	38,443,074	N	12/23/2015	2/11/2016	1/11/2018	2/11/2018	1/11/2026		5.210000%	0.002750%	0.006300%	0.005000%
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	36,200,000	N	12/1/2015	1/11/2016	12/11/2025		12/11/2025		4.720000%	0.002750%	0.006300%	0.005000%
6	10 South LaSalle Street	30,000,000	N	12/31/2015	2/11/2016	1/11/2026		1/11/2026		4.430000%	0.002750%	0.006300%	0.005000%
7	Hilton Wilmington/Christiana	25,414,501	N	10/26/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.550000%	0.002750%	0.006300%	0.005000%
8	TownePlace Suites Redwood City	23,202,299	N	12/11/2015	2/5/2016		2/5/2016	1/5/2021		5.420000%	0.002750%	0.006300%	0.005000%
9	Cottonwood Shopping Center	18,612,050	N	11/12/2015	1/11/2016	12/11/2018	1/11/2019	12/11/2025		4.890000%	0.002750%	0.006300%	0.005000%
10	PRA Health Sciences	18,454,233	N	9/11/2015	10/11/2015	9/11/2018	10/11/2018	9/11/2025		4.670000%	0.002750%	0.006300%	0.005000%
11	Orlando Plaza Garage	17,322,158	N	12/30/2015	2/6/2016		2/6/2016	1/6/2026		5.100000%	0.002750%	0.006300%	0.005000%
12	Northline Industrial Center	18,684,944	N	9/16/2015	11/11/2015	10/11/2016	11/11/2016	10/11/2020		4.550000%	0.002750%	0.006300%	0.032500%
13	Wilshire Plaza	15,945,587	N	12/24/2015	2/1/2016		2/1/2016	1/1/2026		5.150000%	0.002750%	0.006300%	0.005000%
14	Northview Harbor Apartments	16,372,583	N	12/7/2015	2/1/2016	1/1/2019	2/1/2019	1/1/2026		4.980000%	0.002750%	0.006300%	0.005000%
15	Gill Park Cooperative	9,966,103	N	12/30/2015	2/1/2016	1/1/2018	2/1/2018	1/1/2026		4.470000%	0.002750%	0.006300%	0.080000%
16	Tharp Retail Portfolio	13,356,487	N	12/31/2015	2/1/2016		2/1/2016	1/1/2026		5.300000%	0.002750%	0.006300%	0.005000%
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	14,237,020	N	12/18/2015	2/11/2016	1/11/2021	2/11/2021	1/11/2026		4.740000%	0.002750%	0.006300%	0.005000%
18	Waterford Landing Apartments	13,666,711	N	12/7/2015	2/6/2016	1/6/2019	2/6/2019	1/6/2026		4.820000%	0.002750%	0.006300%	0.005000%
19	The Landings at 56th	14,069,492	N	12/30/2015	2/1/2016	1/1/2021	2/1/2021	1/1/2026		5.250000%	0.002750%	0.006300%	0.005000%
20	Maple Plaza Housing Development Fund Corporation	10,704,937	N	10/15/2015	12/1/2015		12/1/2015	11/1/2025		3.950000%	0.002750%	0.006300%	0.080000%
21	Hampton Inn Suites Ontario	10,312,712	N	11/19/2015	1/11/2016		1/11/2016	12/11/2025		4.860000%	0.002750%	0.006300%	0.005000%
22	Mission Bay Self Storage	9,787,565	N	11/24/2015	1/11/2016	12/11/2018	1/11/2019	12/11/2025		4.820000%	0.002750%	0.006300%	0.005000%
23	Compass Self Storage Portfolio	9,576,423	N	11/5/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.970000%	0.002750%	0.006300%	0.052500%
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	8,338,786	N	11/4/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.620000%	0.002750%	0.006300%	0.005000%
25	Infinite Self Storage Portfolio	8,321,935	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.550000%	0.002750%	0.006300%	0.005000%
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	7,985,764	N	12/30/2015	2/11/2016	1/11/2018	2/11/2018	1/11/2026		5.000000%	0.002750%	0.006300%	0.005000%
27	Pelham Commons	7,465,076	N	12/30/2015	2/1/2016		2/1/2016	1/1/2026		5.450000%	0.002750%	0.006300%	0.005000%
28	Seminole Orange Plaza Center	7,295,798	N	10/29/2015	12/11/2015	11/11/2017	12/11/2017	11/11/2025		4.690000%	0.002750%	0.006300%	0.042500%
29	Hampton Inn - Cincinnati Airport North	6,988,592	N	12/16/2015	2/1/2016		2/1/2016	1/1/2026		5.000000%	0.002750%	0.006300%	0.005000%
30	Walgreens Portfolio	6,993,275	N	11/10/2015	12/6/2015		12/6/2015	11/6/2025		5.020000%	0.002750%	0.006300%	0.005000%
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	7,170,076	N	10/26/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.830000%	0.002750%	0.006300%	0.005000%
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	6,311,244	N	6/17/2015	8/1/2015		8/1/2015	7/1/2025		4.900000%	0.002750%	0.006300%	0.080000%
33	Hampton Inn Carmel, IN	5,532,084	N	12/10/2015	1/11/2016		1/11/2016	12/11/2025		4.630000%	0.002750%	0.006300%	0.005000%
34	San Bernardino Marketplace	7,105,297	N	12/9/2015	1/11/2016	12/11/2022	1/11/2023	12/11/2025		4.910000%	0.002750%	0.006300%	0.005000%
35	711 Shore Road Owners Corp.	5,558,766	N	10/27/2015	12/1/2015		12/1/2015	11/1/2025		3.990000%	0.002750%	0.006300%	0.080000%
36	440 East 79th Street Owners Corp.	5,116,735	N	11/23/2015	1/1/2016		1/1/2016	12/1/2025		3.750000%	0.002750%	0.006300%	0.080000%
37	Summer Glen Apartments	5,078,253	N	12/4/2015	1/6/2016		1/6/2016	12/6/2025		5.130000%	0.002750%	0.006300%	0.005000%
38	37600 Filbert Street	4,952,794	N	12/4/2015	1/5/2016		1/5/2016	12/5/2025		5.120000%	0.002750%	0.006300%	0.005000%
39	Shea 70 Plaza	5,243,456	N	12/9/2015	1/6/2016	12/6/2018	1/6/2019	12/6/2025		5.180000%	0.002750%	0.006300%	0.005000%
40	215 South Center Street & 210 East Third Street	4,764,095	N	11/24/2015	1/11/2016		1/11/2016	12/11/2025		4.710000%	0.002750%	0.006300%	0.062500%
41	Carson Building	4,552,950	N	12/15/2015	2/11/2016		2/11/2016	1/11/2026		5.070000%	0.002750%	0.006300%	0.005000%
42	Midtown Market	4,880,331	N	11/24/2015	1/6/2016	12/6/2020	1/6/2021	12/6/2025		4.900000%	0.002750%	0.006300%	0.005000%
43	Hy-Vee Waterloo	4,353,657	Y	12/1/2015	1/11/2016		1/11/2016	12/11/2025	12/11/2035	4.970000%	0.002750%	0.006300%	0.005000%
44	505 Central Avenue Corp.	4,111,535	N	11/30/2015	1/1/2016		1/1/2016	12/1/2025		3.870000%	0.002750%	0.006300%	0.080000%
45	Wisconsin Retail Portfolio	4,334,627	N	11/2/2015	12/6/2015		12/6/2015	11/6/2025		5.430000%	0.002750%	0.006300%	0.005000%
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	4,149,498	N	12/31/2015	2/1/2016		2/1/2016	1/1/2026		5.290000%	0.002750%	0.006300%	0.005000%
47	Quality Suites Hickory	3,730,937	N	5/6/2015	7/1/2015		7/1/2015	6/1/2025		4.940000%	0.002750%	0.006300%	0.005000%
48	Wingate by Wyndham Round Rock	3,957,108	N	12/11/2015	1/6/2016		1/6/2016	12/6/2025		5.080000%	0.002750%	0.006300%	0.005000%
49	65 West 95th Owners Corp.	3,752,780	N	12/18/2015	2/1/2016		2/1/2016	1/1/2026		3.850000%	0.002750%	0.006300%	0.080000%
50	Carolina Village MHC	4,253,248	N	11/4/2015	12/6/2015	11/6/2019	12/6/2019	11/6/2025		5.040000%	0.002750%	0.006300%	0.005000%
51	Center Grove Estates	3,527,545	N	11/23/2015	1/6/2016		1/6/2016	12/6/2025		5.400000%	0.002750%	0.006300%	0.005000%
52	Colorado Owners, Inc.	3,950,710	N	10/29/2015	12/1/2015		12/1/2015	11/1/2025		3.840000%	0.002750%	0.006300%	0.080000%

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Balloon Balance ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee
53	Congress Owners, Ltd.	3,550,078	N	10/21/2015	12/1/2015		12/1/2015	11/1/2025		3.810000%	0.002750%	0.006300%	0.080000%
54	24535 Owners Corp.	3,520,917	N	12/31/2015	2/1/2016		2/1/2016	1/1/2026		3.890000%	0.002750%	0.006300%	0.080000%
55	Storage Plus Self Storage	3,826,011	N	12/22/2015	2/6/2016	1/6/2018	2/6/2018	1/6/2026		4.930000%	0.002750%	0.006300%	0.005000%
56	4721 Calle Carga	4,120,784	N	12/30/2015	2/1/2016	1/1/2023	2/1/2023	1/1/2026		5.310000%	0.002750%	0.006300%	0.005000%
57	Comfort Suites Austin	3,255,983	N	10/27/2015	12/6/2015		12/6/2015	11/6/2025		5.350000%	0.002750%	0.006300%	0.005000%
58	Towne Storage-South Jordan	3,541,457	N	12/4/2015	1/11/2016	12/11/2016	1/11/2017	12/11/2025		4.960000%	0.002750%	0.006300%	0.005000%
59	ACG Conlon Portfolio	3,374,538	N	12/10/2015	1/6/2016		1/6/2016	12/6/2025		5.030000%	0.002750%	0.006300%	0.005000%
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	3,325,901	N	12/24/2015	2/1/2016		2/1/2016	1/1/2026		5.350000%	0.002750%	0.006300%	0.005000%
61	Tops Plaza	3,310,092	N	12/29/2015	2/6/2016		2/6/2016	1/6/2026		5.200000%	0.002750%	0.006300%	0.005000%
62	333 Bronx River Tenants Corp.	2,876,417	N	12/1/2015	1/1/2016		1/1/2016	12/1/2025		3.970000%	0.002750%	0.006300%	0.080000%
63	Linden Hill No. 2 Cooperative Corp.	3,183,324	N	10/23/2015	12/1/2015		12/1/2015	11/1/2025		4.050000%	0.002750%	0.006300%	0.080000%
64	Grinnell Housing Development Fund Corporation	3,135,755	N	10/29/2015	12/1/2015		12/1/2015	11/1/2025		3.640000%	0.002750%	0.006300%	0.080000%
65	Emerson Plaza	3,202,276	N	11/13/2015	1/11/2016		1/11/2016	12/11/2025		4.670000%	0.002750%	0.006300%	0.005000%
66	Neighbors Emergency Center	3,195,094	N	5/7/2015	7/1/2015		7/1/2015	6/1/2025		4.510000%	0.002750%	0.006300%	0.080000%
67	Hartsdale Gardens Owners Corp.	2,961,787	N	11/30/2015	1/1/2016		1/1/2016	12/1/2025		3.840000%	0.002750%	0.006300%	0.080000%
68	Infinite Self Storage Hendricks	3,242,540	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.550000%	0.002750%	0.006300%	0.005000%
69	Bandera at Woodlawn	3,172,212	N	12/11/2015	2/1/2016	1/1/2018	2/1/2018	1/1/2026		5.070000%	0.002750%	0.006300%	0.080000%
70	Summit Marketplace	3,182,674	N	11/6/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.940000%	0.002750%	0.006300%	0.005000%
71	Pelhamdale Manor Corp.	2,853,579	N	12/22/2015	2/1/2016		2/1/2016	1/1/2026		3.940000%	0.002750%	0.006300%	0.080000%
72	Arlington Square-MI	2,932,738	N	12/11/2015	1/11/2016		1/11/2016	12/11/2025		4.720000%	0.002750%	0.006300%	0.072500%
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	3,079,522	N	12/1/2015	1/1/2016		1/1/2016	12/1/2025		3.910000%	0.002750%	0.006300%	0.080000%
74	Fort Totten Apartments	2,173,435	N	12/17/2015	2/11/2016		2/11/2016	1/11/2026		4.640000%	0.002750%	0.006300%	0.005000%
75	The Oaks Plaza	2,870,378	N	9/24/2015	11/1/2015		11/1/2015	10/1/2025		4.920000%	0.002750%	0.006300%	0.005000%
76	Lakefront 17 LLC	2,981,682	N	10/26/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.580000%	0.002750%	0.006300%	0.080000%
77	Tara Close Apartments Corp.	2,034,119	N	10/28/2015	12/1/2015		12/1/2015	11/1/2025		3.760000%	0.002750%	0.006300%	0.080000%
78	CVS Algonac	2,652,305	N	12/29/2015	2/1/2016		2/1/2016	1/1/2026		5.250000%	0.002750%	0.006300%	0.005000%
79	64th Apartment Corp.	2,727,578	N	11/2/2015	1/1/2016		1/1/2016	12/1/2025		3.910000%	0.002750%	0.006300%	0.080000%
80	Rankin Industrial Buildings	2,529,655	N	12/8/2015	1/11/2016		1/11/2016	12/11/2025		4.770000%	0.002750%	0.006300%	0.005000%
81	3050 Fairfield Avenue Owners Corp.	2,638,670	N	12/30/2015	2/1/2016		2/1/2016	1/1/2026		3.900000%	0.002750%	0.006300%	0.080000%
82	Metro Woods Apartments	2,452,001	N	10/28/2015	12/1/2015		12/1/2015	11/1/2025		4.820000%	0.002750%	0.006300%	0.005000%
83	285 Riverside Drive Corp.	2,214,623	N	10/30/2015	12/1/2015		12/1/2015	11/1/2025		3.880000%	0.002750%	0.006300%	0.080000%
84	Stonebrook Place Shopping Center	2,229,901	N	11/5/2015	12/11/2015	11/11/2017	12/11/2017	11/11/2025		4.660000%	0.002750%	0.006300%	0.005000%
85	Pecan Villa MHP	2,083,263	N	12/22/2015	2/1/2016		2/1/2016	1/1/2026		5.420000%	0.002750%	0.006300%	0.005000%
86	Spring Hill Office II	2,143,189	N	12/22/2015	2/11/2016	1/11/2019	2/11/2019	1/11/2026		5.020000%	0.002750%	0.006300%	0.082500%
87	Walgreens - Houston	1,851,161	N	11/10/2015	12/6/2015		12/6/2015	11/6/2025		5.020000%	0.002750%	0.006300%	0.005000%
88	M&M MHP	1,716,498	N	12/22/2015	2/11/2016		2/11/2016	1/11/2026		5.040000%	0.002750%	0.006300%	0.055000%
89	343 King Street	1,648,661	N	12/15/2015	2/11/2016		2/11/2016	1/11/2026		5.080000%	0.002750%	0.006300%	0.062500%
90	135 Willow Owners Corp.	1,580,201	N	11/30/2015	1/1/2016		1/1/2016	12/1/2025		3.850000%	0.002750%	0.006300%	0.080000%
91	Middlebury Self Storage	1,686,375	N	11/18/2015	1/6/2016	12/6/2017	1/6/2018	12/6/2025		4.980000%	0.002750%	0.006300%	0.005000%
92	Timberline and Echo Valley MHP	1,274,540	N	12/30/2015	2/1/2016		2/1/2016	1/1/2026		5.920000%	0.002750%	0.006300%	0.005000%
93	3123 Fire Road	1,450,172	N	12/1/2015	1/11/2016		1/11/2016	12/11/2025		4.850000%	0.002750%	0.006300%	0.005000%
94	Easy-Stor Self Storage	1,629,701	N	11/3/2015	1/1/2016	12/1/2016	1/1/2017	12/1/2025		4.920000%	0.002750%	0.006300%	0.005000%
95	Secured Storage	1,576,646	N	12/14/2015	2/6/2016	1/6/2018	2/6/2018	1/6/2026		5.050000%	0.002750%	0.006300%	0.005000%
96	6535 Broadway Owners Corp.	1,800,000	N	10/26/2015	12/1/2015	11/1/2025		11/1/2025		4.050000%	0.002750%	0.006300%	0.080000%
97	16 Canterbury Corp.	1,428,864	N	12/29/2015	2/1/2016		2/1/2016	1/1/2026		3.980000%	0.002750%	0.006300%	0.080000%
98	Hampton House Tenants Corp.	1,427,325	N	10/23/2015	12/1/2015		12/1/2015	11/1/2025		3.950000%	0.002750%	0.006300%	0.080000%
99	Great Indoors Self Storage	1,575,094	N	11/24/2015	1/6/2016	12/6/2018	1/6/2019	12/6/2025		4.980000%	0.002750%	0.006300%	0.005000%
100	90 Eighth Avenue Housing Co., Inc.	1,347,033	N	12/17/2015	2/1/2016		2/1/2016	1/1/2026		3.930000%	0.002750%	0.006300%	0.080000%
101	Barclay Plaza Owners, Inc.	1,313,105	N	12/9/2015	2/1/2016		2/1/2016	1/1/2026		4.050000%	0.002750%	0.006300%	0.080000%
102	Fairfax House Owners, Inc.	1,268,787	N	12/1/2015	1/1/2016		1/1/2016	12/1/2025		3.950000%	0.002750%	0.006300%	0.080000%
103	Parkway Village Shopping Center	1,294,221	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		5.080000%	0.002750%	0.006300%	0.005000%
104	East Hampton Mews Tenants Corp.	1,183,843	N	11/20/2015	1/1/2016		1/1/2016	12/1/2025		3.820000%	0.002750%	0.006300%	0.080000%
105	A1 Stateline Self Storage	1,250,775	N	11/23/2015	1/6/2016	12/6/2017	1/6/2018	12/6/2025		4.880000%	0.002750%	0.006300%	0.005000%
106	588 Main Avenue	1,040,785	N	9/28/2015	11/1/2015		11/1/2015	10/1/2025		4.840000%	0.002750%	0.006300%	0.080000%
107	Heathcote Manor Owners Corp.	1,029,721	N	10/22/2015	12/1/2015		12/1/2015	11/1/2025		3.920000%	0.002750%	0.006300%	0.080000%
108	Starbucks Plaza	963,854	N	10/30/2015	12/1/2015		12/1/2015	11/1/2025		4.770000%	0.002750%	0.006300%	0.080000%
109	Palm Bay Self Storage	1,076,138	N	10/29/2015	12/1/2015	11/1/2016	12/1/2016	11/1/2025		5.050000%	0.002750%	0.006300%	0.005000%
110	Garden Hamilton, Inc.	954,007	N	11/25/2015	1/1/2016		1/1/2016	12/1/2025		4.020000%	0.002750%	0.006300%	0.080000%
111	Teliman Holding Corp.	974,892	N	9/24/2015	11/1/2015		11/1/2015	10/1/2025		4.150000%	0.002750%	0.006300%	0.080000%
112	Gramatan Court Apartments, Inc.	717,647	N	10/30/2015	12/1/2015		12/1/2015	11/1/2025		3.920000%	0.002750%	0.006300%	0.080000%
A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(5)	Amortization Type(5)(6)	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
1	North Dallas Retail Portfolio	0.000500%	0.000847%	4.594603%	Actual/360	317,630.60	Interest-only, Balloon	Actual/360	120	118	120
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	0.000500%	0.000847%	5.104603%	Actual/360	402,510.01	Interest-only, Amortizing Balloon	Actual/360	120	117	82
3	Technology Station	0.000500%	0.000847%	4.054603%	Actual/360	240,729.84	Interest-only, Amortizing Balloon	Actual/360	120	118	60
4	Chicago Industrial Portfolio I	0.000500%	0.000847%	5.194603%	Actual/360	242,980.13	Interest-only, Amortizing Balloon	Actual/360	120	119	24
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0.000500%	0.000847%	4.704603%	Actual/360	144,759.78	Interest-only, Balloon	Actual/360	120	118	120
6	10 South LaSalle Street	0.000500%	0.000847%	4.414603%	Actual/360	112,595.83	Interest-only, Balloon	Actual/360	120	119	120
7	Hilton Wilmington/Christiana	0.000500%	0.000847%	4.534603%	Actual/360	147,801.55	Interest-only, Amortizing Balloon	Actual/360	120	117	36
8	TownePlace Suites Redwood City	0.000500%	0.000847%	5.404603%	Actual/360	140,694.97	Amortizing Balloon		60	59	0
9	Cottonwood Shopping Center	0.000500%	0.000847%	4.874603%	Actual/360	111,722.59	Interest-only, Amortizing Balloon	Actual/360	120	118	36
10	PRA Health Sciences	0.000500%	0.000847%	4.654603%	Actual/360	108,535.60	Interest-only, Amortizing Balloon	Actual/360	120	115	36
11	Orlando Plaza Garage	0.000500%	0.000847%	5.084603%	Actual/360	114,019.45	Amortizing Balloon		120	119	0
12	Northline Industrial Center	0.000500%	0.000847%	4.507103%	Actual/360	101,932.10	Interest-only, Amortizing Balloon	Actual/360	60	56	12
13	Wilshire Plaza	0.000500%	0.000847%	5.134603%	Actual/360	105,383.06	Amortizing Balloon		120	119	0
14	Northview Harbor Apartments	0.000500%	0.000847%	4.964603%	Actual/360	99,086.00	Interest-only, Amortizing Balloon	Actual/360	120	119	36
15	Gill Park Cooperative	0.000500%	0.000847%	4.379603%	Actual/360	137,156.02	Interest-only, Amortizing Balloon	Actual/360	120	119	24
16	Tharp Retail Portfolio	0.000500%	0.000847%	5.284603%	Actual/360	89,342.97	Amortizing Balloon		120	119	0
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	0.000500%	0.000847%	4.724603%	Actual/360	80,761.94	Interest-only, Amortizing Balloon	Actual/360	120	119	60
18	Waterford Landing Apartments	0.000500%	0.000847%	4.804603%	Actual/360	81,510.61	Interest-only, Amortizing Balloon	Actual/360	120	119	36
19	The Landings at 56th	0.000500%	0.000847%	5.234603%	Actual/360	83,934.96	Interest-only, Amortizing Balloon	Actual/360	120	119	60
20	Maple Plaza Housing Development Fund Corporation	0.000500%	0.000847%	3.859603%	Actual/360	64,062.53	Amortizing Balloon		120	117	0
21	Hampton Inn Suites Ontario	0.000500%	0.000847%	4.844603%	Actual/360	66,565.56	Amortizing Balloon		120	118	0
22	Mission Bay Self Storage	0.000500%	0.000847%	4.804603%	Actual/360	58,372.12	Interest-only, Amortizing Balloon	Actual/360	120	118	36
23	Compass Self Storage Portfolio	0.000500%	0.000847%	4.907103%	Actual/360	57,912.63	Interest-only, Amortizing Balloon	Actual/360	120	117	36
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	0.000500%	0.000847%	4.604603%	Actual/360	48,814.83	Interest-only, Amortizing Balloon	Actual/360	120	117	36
25	Infinite Self Storage Portfolio	0.000500%	0.000847%	4.534603%	Actual/360	48,397.36	Interest-only, Amortizing Balloon	Actual/360	120	117	36
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	0.000500%	0.000847%	4.984603%	Actual/360	49,548.64	Interest-only, Amortizing Balloon	Actual/360	120	119	24
27	Pelham Commons	0.000500%	0.000847%	5.434603%	Actual/360	50,536.70	Amortizing Balloon		120	119	0
28	Seminole Orange Plaza Center	0.000500%	0.000847%	4.637103%	Actual/360	44,033.14	Interest-only, Amortizing Balloon	Actual/360	120	117	24
29	Hampton Inn - Cincinnati Airport North	0.000500%	0.000847%	4.984603%	Actual/360	45,629.84	Amortizing Balloon		120	119	0
30	Walgreens Portfolio	0.000500%	0.000847%	5.004603%	Actual/360	45,733.79	Amortizing Balloon		120	117	0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	0.000500%	0.000847%	4.814603%	Actual/360	42,802.84	Interest-only, Amortizing Balloon	Actual/360	120	117	36
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	0.000500%	0.000847%	4.809603%	Actual/360	40,865.96	Amortizing Balloon		120	113	0
33	Hampton Inn Carmel, IN	0.000500%	0.000847%	4.614603%	Actual/360	42,242.78	Amortizing Balloon		120	118	0
34	San Bernardino Marketplace	0.000500%	0.000847%	4.894603%	Actual/360	39,531.30	Interest-only, Amortizing Balloon	Actual/360	120	118	84
35	711 Shore Road Owners Corp.	0.000500%	0.000847%	3.899603%	Actual/360	33,378.73	Amortizing Balloon		120	117	0
36	440 East 79th Street Owners Corp.	0.000500%	0.000847%	3.659603%	Actual/360	30,102.51	Amortizing Balloon		120	118	0
37	Summer Glen Apartments	0.000500%	0.000847%	5.114603%	Actual/360	33,504.87	Amortizing Balloon		120	118	0
38	37600 Filbert Street	0.000500%	0.000847%	5.104603%	Actual/360	32,650.76	Amortizing Balloon		120	118	0
39	Shea 70 Plaza	0.000500%	0.000847%	5.164603%	Actual/360	32,324.69	Interest-only, Amortizing Balloon	Actual/360	120	118	36
40	215 South Center Street & 210 East Third Street	0.000500%	0.000847%	4.637103%	Actual/360	30,375.48	Amortizing Balloon		120	118	0
41	Carson Building	0.000500%	0.000847%	5.054603%	Actual/360	29,896.21	Amortizing Balloon		120	119	0
42	Midtown Market	0.000500%	0.000847%	4.884603%	Actual/360	28,128.52	Interest-only, Amortizing Balloon	Actual/360	120	118	60
43	Hy-Vee Waterloo	0.000500%	0.000847%	4.954603%	Actual/360	28,354.45	Amortizing Balloon, ARD		120	118	0
44	505 Central Avenue Corp.	0.000500%	0.000847%	3.779603%	Actual/360	24,437.46	Amortizing Balloon		120	118	0
45	Wisconsin Retail Portfolio	0.000500%	0.000847%	5.414603%	Actual/360	29,297.05	Amortizing Balloon		120	117	0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	0.000500%	0.000847%	5.274603%	Actual/360	27,734.19	Amortizing Balloon		120	119	0
47	Quality Suites Hickory	0.000500%	0.000847%	4.924603%	Actual/360	29,054.98	Amortizing Balloon		120	112	0
48	Wingate by Wyndham Round Rock	0.000500%	0.000847%	5.064603%	Actual/360	26,002.63	Amortizing Balloon		120	118	0
49	65 West 95th Owners Corp.	0.000500%	0.000847%	3.759603%	Actual/360	22,268.39	Amortizing Balloon		120	119	0
50	Carolina Village MHC	0.000500%	0.000847%	5.024603%	Actual/360	25,345.64	Interest-only, Amortizing Balloon	Actual/360	120	117	48
51	Center Grove Estates	0.000500%	0.000847%	5.384603%	Actual/360	28,278.04	Amortizing Balloon		120	118	0
52	Colorado Owners, Inc.	0.000500%	0.000847%	3.749603%	Actual/360	18,361.93	Amortizing Balloon		120	117	0

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(5)	Amortization Type(5)(6)	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
53	Congress Owners, Ltd.	0.000500%	0.000847%	3.719603%	Actual/360	20,993.71	Amortizing Balloon		120	117	0
54	24535 Owners Corp.	0.000500%	0.000847%	3.799603%	Actual/360	20,963.75	Amortizing Balloon		120	119	0
55	Storage Plus Self Storage	0.000500%	0.000847%	4.914603%	Actual/360	23,592.04	Interest-only, Amortizing Balloon	Actual/360	120	119	24
56	4721 Calle Carga	0.000500%	0.000847%	5.294603%	Actual/360	23,904.81	Interest-only, Amortizing Balloon	Actual/360	120	119	84
57	Comfort Suites Austin	0.000500%	0.000847%	5.334603%	Actual/360	26,021.96	Amortizing Balloon		120	117	0
58	Towne Storage-South Jordan	0.000500%	0.000847%	4.944603%	Actual/360	22,443.95	Interest-only, Amortizing Balloon	Actual/360	120	118	12
59	ACG Conlon Portfolio	0.000500%	0.000847%	5.014603%	Actual/360	22,084.92	Amortizing Balloon		120	118	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	0.000500%	0.000847%	5.334603%	Actual/360	22,336.55	Amortizing Balloon		120	119	0
61	Tops Plaza	0.000500%	0.000847%	5.184603%	Actual/360	21,964.44	Amortizing Balloon		120	119	0
62	333 Bronx River Tenants Corp.	0.000500%	0.000847%	3.879603%	Actual/360	21,047.27	Amortizing Balloon		120	118	0
63	Linden Hill No. 2 Cooperative Corp.	0.000500%	0.000847%	3.959603%	Actual/360	19,212.09	Amortizing Balloon		120	117	0
64	Grinnell Housing Development Fund Corporation	0.000500%	0.000847%	3.549603%	Actual/360	18,275.84	Amortizing Balloon		120	117	0
65	Emerson Plaza	0.000500%	0.000847%	4.654603%	Actual/360	20,350.42	Amortizing Balloon		120	118	0
66	Neighbors Emergency Center	0.000500%	0.000847%	4.419603%	Actual/360	20,037.55	Amortizing Balloon		120	112	0
67	Hartsdale Gardens Owners Corp.	0.000500%	0.000847%	3.749603%	Actual/360	17,558.90	Amortizing Balloon		120	118	0
68	Infinite Self Storage Hendricks	0.000500%	0.000847%	4.534603%	Actual/360	18,857.44	Interest-only, Amortizing Balloon	Actual/360	120	117	36
69	Bandera at Woodlawn	0.000500%	0.000847%	4.979603%	Actual/360	19,804.55	Interest-only, Amortizing Balloon	Actual/360	120	119	24
70	Summit Marketplace	0.000500%	0.000847%	4.924603%	Actual/360	19,193.78	Interest-only, Amortizing Balloon	Actual/360	120	117	36
71	Pelhamdale Manor Corp.	0.000500%	0.000847%	3.849603%	Actual/360	17,062.66	Amortizing Balloon		120	119	0
72	Arlington Square-MI	0.000500%	0.000847%	4.637103%	Actual/360	18,714.26	Amortizing Balloon		120	118	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0.000500%	0.000847%	3.819603%	Actual/360	14,432.55	Amortizing Balloon		120	118	0
74	Fort Totten Apartments	0.000500%	0.000847%	4.624603%	Actual/360	22,408.10	Amortizing Balloon		120	119	0
75	The Oaks Plaza	0.000500%	0.000847%	4.904603%	Actual/360	18,618.01	Amortizing Balloon		120	116	0
76	Lakefront 17 LLC	0.000500%	0.000847%	4.489603%	Actual/360	17,389.29	Interest-only, Amortizing Balloon	Actual/360	120	117	36
77	Tara Close Apartments Corp.	0.000500%	0.000847%	3.669603%	Actual/360	20,175.90	Amortizing Balloon		120	117	0
78	CVS Algonac	0.000500%	0.000847%	5.234603%	Actual/360	17,670.52	Amortizing Balloon		120	119	0
79	64th Apartment Corp.	0.000500%	0.000847%	3.819603%	Actual/360	12,783.11	Amortizing Balloon		120	118	0
80	Rankin Industrial Buildings	0.000500%	0.000847%	4.754603%	Actual/360	16,208.46	Amortizing Balloon		120	118	0
81	3050 Fairfield Avenue Owners Corp.	0.000500%	0.000847%	3.809603%	Actual/360	12,352.22	Amortizing Balloon		120	119	0
82	Metro Woods Apartments	0.000500%	0.000847%	4.804603%	Actual/360	15,776.25	Amortizing Balloon		120	117	0
83	285 Riverside Drive Corp.	0.000500%	0.000847%	3.789603%	Actual/360	13,174.65	Amortizing Balloon		120	117	0
84	Stonebrook Place Shopping Center	0.000500%	0.000847%	4.644603%	Actual/360	13,422.14	Interest-only, Amortizing Balloon	Actual/360	120	117	24
85	Pecan Villa MHP	0.000500%	0.000847%	5.404603%	Actual/360	14,069.50	Amortizing Balloon		120	119	0
86	Spring Hill Office II	0.000500%	0.000847%	4.927103%	Actual/360	13,020.68	Interest-only, Amortizing Balloon	Actual/360	120	119	36
87	Walgreens - Houston	0.000500%	0.000847%	5.004603%	Actual/360	12,106.00	Amortizing Balloon		120	117	0
88	M&M MHP	0.000500%	0.000847%	4.974603%	Actual/360	11,243.76	Amortizing Balloon		120	119	0
89	343 King Street	0.000500%	0.000847%	5.007103%	Actual/360	10,834.43	Amortizing Balloon		120	119	0
90	135 Willow Owners Corp.	0.000500%	0.000847%	3.759603%	Actual/360	9,376.16	Amortizing Balloon		120	118	0
91	Middlebury Self Storage	0.000500%	0.000847%	4.964603%	Actual/360	10,444.20	Interest-only, Amortizing Balloon	Actual/360	120	118	24
92	Timberline and Echo Valley MHP	0.000500%	0.000847%	5.904603%	Actual/360	13,880.56	Amortizing Balloon		120	119	0
93	3123 Fire Road	0.000500%	0.000847%	4.834603%	Actual/360	11,229.74	Amortizing Balloon		120	118	0
94	Easy-Stor Self Storage	0.000500%	0.000847%	4.904603%	Actual/360	10,293.10	Interest-only, Amortizing Balloon	Actual/360	120	118	12
95	Secured Storage	0.000500%	0.000847%	5.034603%	Actual/360	9,825.84	Interest-only, Amortizing Balloon	Actual/360	120	119	24
96	6535 Broadway Owners Corp.	0.000500%	0.000847%	3.959603%	Actual/360	6,176.25	Interest-only, Balloon	Actual/360	120	117	120
97	16 Canterbury Corp.	0.000500%	0.000847%	3.889603%	Actual/360	8,572.73	Amortizing Balloon		120	119	0
98	Hampton House Tenants Corp.	0.000500%	0.000847%	3.859603%	Actual/360	8,541.67	Amortizing Balloon		120	117	0
99	Great Indoors Self Storage	0.000500%	0.000847%	4.964603%	Actual/360	9,533.68	Interest-only, Amortizing Balloon	Actual/360	120	118	36
100	90 Eighth Avenue Housing Co., Inc.	0.000500%	0.000847%	3.839603%	Actual/360	8,047.61	Amortizing Balloon		120	119	0
101	Barclay Plaza Owners, Inc.	0.000500%	0.000847%	3.959603%	Actual/360	7,924.99	Amortizing Balloon		120	119	0
102	Fairfax House Owners, Inc.	0.000500%	0.000847%	3.859603%	Actual/360	7,592.60	Amortizing Balloon		120	118	0
103	Parkway Village Shopping Center	0.000500%	0.000847%	5.064603%	Actual/360	8,505.03	Amortizing Balloon		120	117	0
104	East Hampton Mews Tenants Corp.	0.000500%	0.000847%	3.729603%	Actual/360	7,006.45	Amortizing Balloon		120	118	0
105	A1 Stateline Self Storage	0.000500%	0.000847%	4.864603%	Actual/360	7,677.92	Interest-only, Amortizing Balloon	Actual/360	120	118	24
106	588 Main Avenue	0.000500%	0.000847%	4.749603%	Actual/360	8,054.28	Amortizing Balloon		120	116	0
107	Heathcote Manor Owners Corp.	0.000500%	0.000847%	3.829603%	Actual/360	6,146.59	Amortizing Balloon		120	117	0
108	Starbucks Plaza	0.000500%	0.000847%	4.679603%	Actual/360	7,426.49	Amortizing Balloon		120	117	0
109	Palm Bay Self Storage	0.000500%	0.000847%	5.034603%	Actual/360	6,872.69	Interest-only, Amortizing Balloon	Actual/360	120	117	12
110	Garden Hamilton, Inc.	0.000500%	0.000847%	3.929603%	Actual/360	5,742.83	Amortizing Balloon		120	118	0
111	Teliman Holding Corp.	0.000500%	0.000847%	4.059603%	Actual/360	4,700.47	Amortizing Balloon		120	116	0
112	Gramatan Court Apartments, Inc.	0.000500%	0.000847%	3.829603%	Actual/360	5,234.30	Amortizing Balloon		120	117	0

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)(6)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(6)	Seasoning	Prepayment Provisions(7)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date
1	North Dallas Retail Portfolio	118	0	0	2	L(26),D(90),O(4)	0	5	128,640,000	10/22/2015
1.01	Heritage Heights								20,770,000	10/22/2015
1.02	The Highlands								20,330,000	10/22/2015
1.03	Josey Oaks Crossing								19,300,000	10/22/2015
1.04	Hunter’s Glen Crossing								17,960,000	10/22/2015
1.05	Flower Mound Crossing								14,660,000	10/22/2015
1.06	Park West Plaza								13,920,000	10/22/2015
1.07	Cross Timbers Court								12,290,000	10/22/2015
1.08	14th Street Market								9,410,000	10/22/2015
2	Marriott Melville Long Island	79	300	297	3	L(27),D(89),O(4)	0	0	101,000,000	9/11/2015
3	Technology Station	58	360	360	2	L(26),GRTR 1% or YM(87),O(7)	0	5	98,500,000	10/8/2015
4	Chicago Industrial Portfolio I	23	360	360	1	L(13),GRTR 1% or YM(103),O(4)	0	5	60,595,000	Various
4.01	3211 Oak Grove Avenue								6,400,000	11/13/2015
4.02	8100 South 77th Avenue								5,750,000	11/17/2015
4.03	2701 South Western Avenue								5,650,000	11/13/2015
4.04	1560 Frontenac Road								5,000,000	11/18/2015
4.05	2785 Algonquin Road								4,670,000	11/18/2015
4.06	951 Corporate Grove Drive								4,450,000	11/13/2015
4.07	1225-1229 Lakeside Drive								3,900,000	11/12/2015
4.08	733-747 Kimberly Drive								3,460,000	11/18/2015
4.09	12500 Lombard Lane								3,200,000	11/16/2015
4.10	2500-2518 Wisconsin Avenue								3,100,000	11/18/2015
4.11	2460-2478 Wisconsin Avenue								3,000,000	11/18/2015
4.12	2095-2105 Hammond Drive								2,680,000	11/18/2015
4.13	877 North Larch Avenue								2,520,000	11/12/2015
4.14	2011 Swanson Court								2,150,000	11/16/2015
4.15	3705 Stern Avenue								1,330,000	11/17/2015
4.16	5727 95th Avenue								1,275,000	11/13/2015
4.17	420 West Wrightwood Avenue								1,210,000	11/12/2015
4.18	1463 Lunt Avenue								850,000	11/18/2015
5	Preferred Freezer - Newark	118	0	0	2	L(26),D(90),O(4)	0	5	59,900,000	10/1/2015
6	10 South LaSalle Street	119	0	0	1	L(25),D(91),O(4)	0	10	166,500,000	12/2/2015
7	Hilton Wilmington/Christiana	33	360	360	3	L(23),GRTR 1% or YM(90),O(7)	0	0	51,300,000	11/1/2016
8	TownePlace Suites Redwood City	0	360	359	1	L(25),D(32),O(3)	0	0	36,900,000	9/25/2015
9	Cottonwood Shopping Center	34	360	360	2	L(26),D(90),O(4)	0	5	29,200,000	9/28/2015
10	PRA Health Sciences	31	360	360	5	L(29),GRTR 1% or YM(87),O(4)	0	5	31,150,000	6/25/2015
11	Orlando Plaza Garage	0	360	359	1	L(25),D(91),O(4)	0	0	33,400,000	11/10/2015
12	Northline Industrial Center	8	360	360	4	L(24),GRTR 1% or YM(32),O(4)	0	5	27,300,000	7/28/2015
13	Wilshire Plaza	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	5	5	26,900,000	10/20/2015
14	Northview Harbor Apartments	35	360	359	1	L(25),D(92),O(3)	5	5	29,500,000	2/1/2017
15	Gill Park Cooperative	23	180	180	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	38,910,000	3/4/2015
16	Tharp Retail Portfolio	0	360	359	1	L(25),D(92),O(3)	0	0	25,300,000	12/16/2015
16.01	Belmont Center								6,150,000	12/16/2015
16.02	CSL Plasma Center								5,500,000	12/16/2015
16.03	Emerson Center North								3,750,000	12/16/2015
16.04	Shadeland Center								2,350,000	12/16/2015
16.05	Gateway Office Center								2,350,000	12/16/2015
16.06	Girls School Road Center								2,150,000	12/16/2015
16.07	Crawfordsville South Center								1,750,000	12/16/2015
16.08	National Road Center								1,300,000	12/16/2015
17	South Creek Retail	59	360	360	1	L(25),D(91),O(4)	0	5	25,500,000	10/22/2015
18	Waterford Landing Apartments	35	360	360	1	L(25),D(88),O(7)	0	0	23,400,000	8/5/2015
19	The Landings at 56th	59	360	360	1	L(25),D(91),O(4)	0	0	21,300,000	11/23/2015
20	Maple Plaza Housing Development Fund Corporation	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	106,140,000	6/17/2015
21	Hampton Inn Suites Ontario	0	360	358	2	L(26),D(90),O(4)	0	5	18,100,000	8/25/2015
22	Mission Bay Self Storage	34	360	360	2	L(26),D(90),O(4)	0	5	14,800,000	10/19/2015
23	Compass Self Storage Portfolio	33	360	360	3	L(27),GRTR 1% or YM(89),O(4)	0	0	15,800,000	Various
23.01	Compass Self Storage								10,000,000	10/1/2015
23.02	ABM Self Storage								5,800,000	9/9/2015
24	Marketplace at Rivergate	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	0	14,750,000	10/12/2015
25	Infinite Self Storage Portfolio	33	360	360	3	L(27),D(89),O(4)	0	0	12,800,000	Various
25.01	Infinite Self Storage - East 52nd								7,960,000	8/24/2015
25.02	Infinite Self Storage - Loveland								4,840,000	9/4/2015
26	Sequoia Center Building 1400	23	360	360	1	L(25),D(90),O(5)	0	5	12,310,000	8/1/2016
27	Pelham Commons	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	5	5	13,100,000	10/20/2015
28	Seminole Orange Plaza Center	21	360	360	3	L(27),D(89),O(4)	0	5	11,750,000	9/18/2015
29	Hampton Inn - Cincinnati Airport North	0	360	359	1	L(25),D(93),O(2)	5	5	12,400,000	9/29/2015
30	Walgreens Portfolio	0	360	357	3	L(27),D(89),O(4)	0	0	12,050,000	6/12/2015
30.01	Walgreens - Claremore								6,750,000	6/12/2015
30.02	Walgreens - Rainbow								5,300,000	6/12/2015
31	Locker Room Portfolio	33	360	360	3	L(27),D(89),O(4)	0	0	12,490,000	9/23/2015
31.01	Locker Room - 62nd Street								7,180,000	9/23/2015
31.02	Locker Room - Aramingo								5,310,000	9/23/2015
32	2 & 6 Terri Lane	0	360	353	7	L(31),D(85),O(4)	10	10	10,650,000	3/6/2015
33	Hampton Inn Carmel, IN	0	300	298	2	L(26),D(90),O(4)	0	5	13,900,000	10/30/2015
34	San Bernardino Marketplace	82	360	360	2	L(26),D(90),O(4)	0	5	12,350,000	10/21/2015
35	711 Shore Road Owners Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	30,220,000	8/6/2015
36	440 East 79th Street Owners Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	162,400,000	10/22/2015
37	Summer Glen Apartments	0	360	358	2	L(26),D(90),O(4)	0	0	8,400,000	10/19/2015
38	37600 Filbert Street	0	360	358	2	L(26),GRTR 1% or YM(90),O(4)	0	0	8,200,000	10/19/2015
39	Shea 70 Plaza	34	360	360	2	L(26),D(90),O(4)	0	0	8,540,000	10/8/2015
40	215 South Center Street & 210 East Third Street	0	360	358	2	L(26),D(90),O(4)	0	5	8,400,000	9/28/2015
41	Carson Building	0	360	359	1	L(25),D(91),O(4)	0	5	8,700,000	10/27/2015
42	Midtown Market	58	360	360	2	L(24),GRTR 1% or YM(89),O(7)	0	10	7,200,000	10/22/2015
43	Hy-Vee Waterloo	0	360	358	2	L(26),D(90),O(4)	0	5	7,280,000	9/4/2015
44	505 Central Avenue Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	22,451,838	10/8/2015
45	Wisconsin Retail Portfolio	0	360	357	3	L(27),D(89),O(4)	0	0	8,000,000	Various
45.01	Wisconsin Rapids								3,650,000	6/27/2015
45.02	Kenosha								2,080,000	6/22/2015
45.03	Laona								880,000	6/23/2015
45.04	Lakewood								810,000	6/23/2015
45.05	Chippewa Falls								580,000	6/19/2015
46	Roberts Crossing Shopping Center	0	360	359	1	L(25),D(92),O(3)	5	5	7,350,000	11/2/2015
47	Quality Suites Hickory	0	300	292	8	L(32),D(85),O(3)	0	0	9,100,000	5/11/2015
48	Wingate by Wyndham Round Rock	0	360	358	2	L(26),D(90),O(4)	0	0	9,300,000	10/21/2015
49	65 West 95th Owners Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	51,770,000	11/23/2015
50	Carolina Village MHC	45	360	360	3	L(27),D(89),O(4)	0	0	8,110,000	10/1/2015
51	Center Grove Estates	0	300	298	2	L(26),D(90),O(4)	0	0	9,240,000	8/5/2015
52	Colorado Owners, Inc.	0	480	477	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	33,891,000	9/1/2015

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)(6)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(6)	Seasoning	Prepayment Provisions(7)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date
53	Congress Owners, Ltd.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	71,200,000	7/2/2015
54	24535 Owners Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	52,700,000	10/9/2015
55	Storage Plus Self Storage	23	360	360	1	L(25),D(91),O(4)	0	0	6,690,000	12/15/2015
56	4721 Calle Carga	83	360	360	1	L(25),D(92),O(3)	5	5	6,700,000	12/4/2015
57	Comfort Suites Austin	0	300	297	3	L(27),D(89),O(4)	0	0	6,300,000	8/31/2015
58	Towne Storage-South Jordan	10	360	360	2	L(26),GRTR 1% or YM(90),O(4)	0	5	6,000,000	10/28/2015
59	ACG Conlon Portfolio	0	360	358	2	L(26),D(87),O(7)	0	0	5,770,000	9/29/2015
59.01	Southside MHC								3,280,000	9/29/2015
59.02	Village Green MHC								2,490,000	9/29/2015
60	Belle Promenade Shoppes	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	5	5	5,540,000	11/11/2015
61	Tops Plaza	0	360	359	1	L(25),D(88),O(7)	0	0	5,350,000	1/1/2016
62	333 Bronx River Tenants Corp.	0	300	298	2	GRTR 1% or YM(83),1%(33),O(4)	10	10	23,100,000	8/25/2015
63	Linden Hill No. 2 Cooperative Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	72,840,000	8/25/2015
64	Grinnell Housing Development Fund Corporation	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	122,559,000	9/14/2015
65	Emerson Plaza	0	360	358	2	L(26),D(90),O(4)	0	5	5,300,000	10/11/2015
66	Neighbors Emergency Center	0	360	352	8	L(32),D(84),O(4)	10	10	6,690,000	4/23/2015
67	Hartsdale Gardens Owners Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	16,680,000	10/21/2015
68	Infinite Self Storage Hendricks	33	360	360	3	L(27),D(89),O(4)	0	0	4,980,000	8/24/2015
69	Bandera at Woodlawn	23	360	360	1	L(25),D(91),O(4)	10	10	5,375,000	10/19/2015
70	Summit Marketplace	33	360	360	3	L(27),D(89),O(4)	0	0	5,150,000	10/19/2015
71	Pelhamdale Manor Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	24,760,000	9/28/2015
72	Arlington Square-MI	0	360	358	2	L(26),D(90),O(4)	0	5	6,000,000	10/5/2015
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	480	478	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	72,566,000	9/18/2015
74	Fort Totten Apartments	0	240	239	1	L(25),D(91),O(4)	0	5	11,200,000	9/29/2015
75	The Oaks Plaza	0	360	356	4	L(28),D(89),O(3)	0	0	4,950,000	7/15/2015
76	Lakefront 17 LLC	33	360	360	3	L(27),D(89),O(4)	10	10	5,400,000	8/13/2015
77	Tara Close Apartments Corp.	0	240	237	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,200,000	9/9/2015
78	CVS Algonac	0	360	359	1	L(25),D(92),O(3)	0	0	4,800,000	11/6/2015
79	64th Apartment Corp.	0	480	478	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	25,459,000	9/18/2015
80	Rankin Industrial Buildings	0	360	358	2	L(26),D(90),O(4)	0	5	4,500,000	10/21/2015
81	3050 Fairfield Avenue Owners Corp.	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	21,060,000	10/29/2015
82	Metro Woods Apartments	0	360	357	3	L(27),D(89),O(4)	5	5	4,730,000	9/16/2015
83	285 Riverside Drive Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	176,600,000	6/15/2015
84	Stonebrook Place Shopping Center	21	360	360	3	L(27),D(89),O(4)	0	5	3,775,000	10/17/2015
85	Pecan Villa MHP	0	360	359	1	L(25),D(92),O(3)	0	0	4,270,000	11/21/2015
86	Spring Hill Office II	35	360	360	1	L(25),D(91),O(4)	0	5	3,300,000	11/10/2015
87	Walgreens - Houston	0	360	357	3	L(27),D(89),O(4)	0	0	3,380,000	10/1/2015
88	M&M MHP	0	360	359	1	L(25),D(91),O(4)	0	5	2,800,000	11/11/2015
89	343 King Street	0	360	359	1	L(25),D(91),O(4)	0	5	3,150,000	10/23/2015
90	135 Willow Owners Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	77,900,000	10/29/2015
91	Middlebury Self Storage	22	360	360	2	L(26),D(90),O(4)	0	0	2,870,000	10/6/2015
92	Timberline and Echo Valley MHP	0	240	239	1	L(25),D(92),O(3)	0	0	3,540,000	7/31/2015
93	3123 Fire Road	0	300	298	2	L(26),D(90),O(4)	0	5	2,600,000	10/6/2015
94	Easy-Stor Self Storage	10	360	360	2	L(26),GRTR 1% or YM(88),O(6)	0	0	2,700,000	9/22/2015
95	Secured Storage	23	360	360	1	L(25),D(91),O(4)	0	0	2,520,000	11/27/2015
96	6535 Broadway Owners Corp.	117	0	0	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	9,130,000	8/6/2015
97	16 Canterbury Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	11,560,000	11/20/2015
98	Hampton House Tenants Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,950,000	8/26/2015
99	Great Indoors Self Storage	34	360	360	2	L(26),D(90),O(4)	0	0	3,160,000	11/3/2015
100	90 Eighth Avenue Housing Co., Inc.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	80,489,000	11/6/2015
101	Barclay Plaza Owners, Inc.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	11,530,000	9/15/2015
102	Fairfax House Owners, Inc.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	15,200,000	5/22/2015
103	Parkway Village Shopping Center	0	360	357	3	L(27),D(90),O(3)	0	0	2,300,000	6/28/2015
104	East Hampton Mews Tenants Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	21,100,000	9/18/2015
105	A1 Stateline Self Storage	22	360	360	2	L(26),D(90),O(4)	0	0	2,260,000	10/26/2015
106	588 Main Avenue	0	300	296	4	L(28),D(88),O(4)	10	10	2,645,000	7/16/2015
107	Heathcote Manor Owners Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	4,950,000	8/25/2015
108	Starbucks Plaza	0	300	297	3	L(27),D(89),O(4)	10	10	2,600,000	7/2/2015
109	Palm Bay Self Storage	9	360	360	3	L(27),GRTR 1% or YM(87),O(6)	0	0	1,850,000	9/21/2015
110	Garden Hamilton, Inc.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	10,230,000	10/9/2015
111	Teliman Holding Corp.	0	480	476	4	GRTR 1% or YM(113),1%(3),O(4)	10	10	15,350,000	4/29/2015
112	Gramatan Court Apartments, Inc.	0	300	297	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	20,970,000	9/8/2015
A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)(5)
1	North Dallas Retail Portfolio									1.94	1.77
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island									1.59	1.37
3	Technology Station									2.09	1.96
4	Chicago Industrial Portfolio I									1.36	1.25
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark									2.11	1.99
6	10 South LaSalle Street									2.71	2.27
7	Hilton Wilmington/Christiana									2.21	1.89
8	TownePlace Suites Redwood City									1.63	1.50
9	Cottonwood Shopping Center									1.50	1.35
10	PRA Health Sciences									1.43	1.32
11	Orlando Plaza Garage									1.38	1.37
12	Northline Industrial Center									2.24	1.81
13	Wilshire Plaza									1.34	1.25
14	Northview Harbor Apartments									1.37	1.30
15	Gill Park Cooperative	38,910,000	46.2%	9.6%	0	0	25			1.42	1.42
16	Tharp Retail Portfolio									1.69	1.52
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail									1.49	1.39
18	Waterford Landing Apartments									1.39	1.32
19	The Landings at 56th									1.33	1.24
20	Maple Plaza Housing Development Fund Corporation	64,400,000	20.9%	0.0%	0	0	0		1,000,000	5.33	5.33
21	Hampton Inn Suites Ontario									1.93	1.75
22	Mission Bay Self Storage									1.33	1.32
23	Compass Self Storage Portfolio									1.38	1.36
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate									1.67	1.55
25	Infinite Self Storage Portfolio									1.36	1.32
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400									1.41	1.28
27	Pelham Commons									1.34	1.25
28	Seminole Orange Plaza Center									1.23	1.22
29	Hampton Inn - Cincinnati Airport North									2.00	1.82
30	Walgreens Portfolio									1.25	1.25
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio									1.68	1.67
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane									1.60	1.40
33	Hampton Inn Carmel, IN									2.49	2.22
34	San Bernardino Marketplace									1.51	1.40
35	711 Shore Road Owners Corp.	19,000,000	36.7%	7.1%	5	1	0	22,621	500,000	3.32	3.32
36	440 East 79th Street Owners Corp.	73,800,000	8.8%	18.8%	38	0	0	NAV	500,000	13.78	13.78
37	Summer Glen Apartments									1.52	1.44
38	37600 Filbert Street									1.50	1.42
39	Shea 70 Plaza									1.42	1.32
40	215 South Center Street & 210 East Third Street									1.70	1.52
41	Carson Building									1.51	1.37
42	Midtown Market									1.60	1.52
43	Hy-Vee Waterloo									1.31	1.24
44	505 Central Avenue Corp.	34,300,000	15.1%	8.3%	13	0	0	30,751	500,000	8.47	8.47
45	Wisconsin Retail Portfolio									1.58	1.48
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center									1.48	1.29
47	Quality Suites Hickory									2.12	1.91
48	Wingate by Wyndham Round Rock									2.44	2.13
49	65 West 95th Owners Corp.	21,600,000	22.0%	16.1%	10	0	0	(83,242)	500,000	4.42	4.42
50	Carolina Village MHC									1.43	1.42
51	Center Grove Estates									1.66	1.59
52	Colorado Owners, Inc.	22,200,000	20.2%	44.1%	60	0	0	493,020	750,000	7.31	7.31

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)(5)
53	Congress Owners, Ltd.	42,000,000	10.7%	3.7%	3	1	0	NAV	500,000	11.26	11.26
54	24535 Owners Corp.	23,500,000	18.9%	25.7%	19	9	0	34,784	500,000	6.31	6.31
55	Storage Plus Self Storage									1.54	1.53
56	4721 Calle Carga									1.34	1.23
57	Comfort Suites Austin									1.63	1.44
58	Towne Storage-South Jordan									1.29	1.25
59	ACG Conlon Portfolio									1.73	1.69
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes									1.41	1.26
61	Tops Plaza									1.45	1.32
62	333 Bronx River Tenants Corp.	22,600,000	17.6%	17.2%	28	0	0	50,247	500,000	5.82	5.82
63	Linden Hill No. 2 Cooperative Corp.	67,700,000	5.9%	0.0%	0	0	0		500,000	20.51	20.51
64	Grinnell Housing Development Fund Corporation	41,400,000	9.6%	0.0%	0	0	0		1,000,000	11.29	11.29
65	Emerson Plaza									1.75	1.49
66	Neighbors Emergency Center									1.71	1.68
67	Hartsdale Gardens Owners Corp.	13,000,000	28.8%	27.0%	20	0	0	151,525		4.32	4.32
68	Infinite Self Storage Hendricks									1.38	1.33
69	Bandera at Woodlawn									1.53	1.39
70	Summit Marketplace									1.43	1.35
71	Pelhamdale Manor Corp.	16,900,000	21.3%	7.0%	6	0	0	14,143	500,000	5.76	5.76
72	Arlington Square-MI									2.07	1.78
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	76,600,000	4.6%	0.0%	0	0	0		1,000,000	31.99	31.99
74	Fort Totten Apartments									2.31	2.24
75	The Oaks Plaza									1.57	1.45
76	Lakefront 17 LLC									1.65	1.46
77	Tara Close Apartments Corp.	14,100,000	23.9%	21.2%	19	0	2	119,782		3.93	3.93
78	CVS Algonac									1.26	1.25
79	64th Apartment Corp.	18,600,000	16.6%	14.3%	0	17	0	19,872		8.74	8.74
80	Rankin Industrial Buildings									1.83	1.48
81	3050 Fairfield Avenue Owners Corp.	10,500,000	28.5%	31.9%	23	0	0	165,096	500,000	4.96	4.96
82	Metro Woods Apartments									2.36	2.12
83	285 Riverside Drive Corp.	78,000,000	3.6%	0.0%	0	0	0			30.84	30.84
84	Stonebrook Place Shopping Center									1.62	1.48
85	Pecan Villa MHP									1.64	1.61
86	Spring Hill Office II									1.54	1.41
87	Walgreens - Houston									1.29	1.29
88	M&M MHP									1.35	1.33
89	343 King Street									1.24	1.18
90	135 Willow Owners Corp.	44,000,000	4.5%	0.0%	0	0	0		500,000	25.42	25.42
91	Middlebury Self Storage									1.65	1.63
92	Timberline and Echo Valley MHP									1.51	1.43
93	3123 Fire Road									1.46	1.32
94	Easy-Stor Self Storage									1.48	1.42
95	Secured Storage									1.81	1.74
96	6535 Broadway Owners Corp.	6,500,000	27.7%	25.0%	14	0	1	53,039		6.34	6.34
97	16 Canterbury Corp.	10,500,000	17.1%	4.5%	2	0	0	4,691	250,000	7.12	7.12
98	Hampton House Tenants Corp.	13,100,000	13.7%	1.6%	0	1	0	(42)	250,000	8.30	8.30
99	Great Indoors Self Storage									1.54	1.52
100	90 Eighth Avenue Housing Co., Inc.	34,600,000	4.9%	1.8%	1	0	0	38,038	250,000	24.22	24.22
101	Barclay Plaza Owners, Inc.	8,400,000	19.6%	4.2%	0	0	2		200,000	6.20	6.20
102	Fairfax House Owners, Inc.	10,200,000	15.6%	20.3%	12	0	0	96,974	500,000	7.27	7.27
103	Parkway Village Shopping Center									1.61	1.40
104	East Hampton Mews Tenants Corp.	23,600,000	6.3%	0.0%	0	0	0		200,000	21.09	21.09
105	A1 Stateline Self Storage									1.80	1.79
106	588 Main Avenue									1.70	1.66
107	Heathcote Manor Owners Corp.	4,600,000	28.1%	13.9%	5	0	0	35,907		4.05	4.05
108	Starbucks Plaza									1.95	1.84
109	Palm Bay Self Storage									1.35	1.30
110	Garden Hamilton, Inc.	7,200,000	16.6%	0.0%	0	0	0			7.34	7.34
111	Teliman Holding Corp.	7,400,000	14.8%	0.0%	0	0	0			8.81	8.81
112	Gramatan Court Apartments, Inc.	12,500,000	8.0%	0.0%	0	0	0		800,000	13.88	13.88

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date LTV Ratio(4)(5)(8)	LTV Ratio at Maturity or ARD(4)(8)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)(5)	U/W Revenues ($)(9)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(3)	Occupancy as-of Date	U/W Hotel ADR
1	North Dallas Retail Portfolio	63.2%	63.2%	9.1%	8.3%	10,995,541	3,607,237	7,388,304	188,547	470,303	6,729,454	97.0%	11/25/2015
1.01	Heritage Heights					1,768,829	560,465	1,208,363	23,972	73,099	1,111,292	98.2%	11/25/2015
1.02	The Highlands					1,675,783	545,771	1,130,012	25,353	71,461	1,033,198	96.4%	11/25/2015
1.03	Josey Oaks Crossing					1,562,654	512,319	1,050,335	23,050	62,227	965,059	97.9%	11/25/2015
1.04	Hunter’s Glen Crossing					1,521,291	509,610	1,011,681	26,193	61,077	924,411	97.0%	11/25/2015
1.05	Flower Mound Crossing					1,444,814	463,024	981,790	22,843	63,019	895,928	100.0%	11/25/2015
1.06	Park West Plaza					1,170,240	320,467	849,773	23,234	59,468	767,072	98.5%	11/25/2015
1.07	Cross Timbers Court					1,024,396	341,929	682,467	21,663	38,525	622,278	94.4%	11/25/2015
1.08	14th Street Market					827,535	353,651	473,884	22,240	41,428	410,216	93.6%	11/25/2015
2	Marriott Melville Long Island	58.4%	52.3%	13.0%	11.2%	21,309,102	13,643,381	7,665,721	1,065,455	0	6,600,266	62.8%	11/30/2015	178
3	Technology Station	50.8%	46.1%	12.1%	11.3%	7,786,467	1,760,742	6,025,725	24,632	334,423	5,666,670	100.0%	12/1/2015
4	Chicago Industrial Portfolio I	72.9%	63.4%	9.0%	8.2%	6,416,686	2,459,074	3,957,612	162,758	154,179	3,640,675	89.1%	Various
4.01	3211 Oak Grove Avenue					363,559	275,283	88,276	11,281	9,332	67,663	49.5%	8/5/2015
4.02	8100 South 77th Avenue					698,953	210,124	488,830	2,300	-59,287	545,816	100.0%	2/1/2016
4.03	2701 South Western Avenue					592,330	222,567	369,763	12,339	25,542	331,883	100.0%	7/28/2015
4.04	1560 Frontenac Road					427,823	107,771	320,052	22,258	10,095	287,699	100.0%	2/1/2016
4.05	2785 Algonquin Road					632,027	255,861	376,166	4,100	20,421	351,645	100.0%	2/1/2016
4.06	951 Corporate Grove Drive					261,677	137,575	124,102	7,986	12,052	104,063	50.0%	7/28/2015
4.07	1225-1229 Lakeside Drive					371,598	135,285	236,313	19,315	21,498	195,501	100.0%	9/30/2015
4.08	733-747 Kimberly Drive					447,550	179,134	268,417	13,393	12,677	242,346	88.9%	8/5/2015
4.09	12500 Lombard Lane					518,074	222,472	295,602	23,274	23,366	248,961	100.0%	4/1/2015
4.10	2500-2518 Wisconsin Avenue					328,946	102,260	226,686	7,360	9,439	209,886	92.0%	1/1/2016
4.11	2460-2478 Wisconsin Avenue					289,539	103,592	185,946	7,360	8,227	170,359	80.4%	1/1/2016
4.12	2095-2105 Hammond Drive					400,898	163,302	237,596	8,941	12,427	216,228	100.0%	2/1/2016
4.13	877 North Larch Avenue					265,227	75,332	189,895	3,754	11,320	174,821	100.0%	2/1/2016
4.14	2011 Swanson Court					277,653	80,961	196,692	4,410	12,177	180,105	100.0%	7/28/2015
4.15	3705 Stern Avenue					140,593	56,475	84,118	2,911	4,311	76,896	100.0%	12/1/2015
4.16	5727 95th Avenue					166,551	42,796	123,755	5,200	6,267	112,288	100.0%	2/1/2016
4.17	420 West Wrightwood Avenue					125,575	31,733	93,842	5,058	6,366	82,418	100.0%	2/1/2016
4.18	1463 Lunt Avenue					108,113	56,551	51,561	1,519	7,948	42,095	100.0%	2/1/2016
5	Preferred Freezer - Newark	60.4%	60.4%	10.1%	9.6%	5,019,645	1,345,883	3,673,762	88,801	122,903	3,462,057	100.0%	2/1/2016
6	10 South LaSalle Street	63.1%	63.1%	12.2%	10.2%	25,604,042	12,785,427	12,818,615	195,357	1,893,938	10,729,321	88.9%	11/20/2015
7	Hilton Wilmington/Christiana	56.5%	49.5%	13.5%	11.5%	14,278,089	10,363,549	3,914,540	571,124	0	3,343,417	78.1%	11/30/2015	134
8	TownePlace Suites Redwood City	67.7%	62.9%	11.0%	10.1%	5,536,724	2,787,335	2,749,389	221,469	0	2,527,920	87.5%	9/30/2015	188
9	Cottonwood Shopping Center	72.2%	63.7%	9.5%	8.6%	2,715,447	709,532	2,005,915	43,624	146,104	1,816,187	98.3%	9/30/2015
10	PRA Health Sciences	67.4%	59.2%	8.9%	8.2%	3,311,268	1,444,338	1,866,930	21,402	130,684	1,714,844	100.0%	2/1/2016
11	Orlando Plaza Garage	62.8%	51.9%	9.0%	8.9%	3,060,832	1,177,332	1,883,500	12,610	0	1,870,890	NAV	NAV
12	Northline Industrial Center	73.3%	68.4%	13.7%	11.0%	4,581,404	1,846,917	2,734,487	315,900	210,457	2,208,130	94.5%	10/9/2015
13	Wilshire Plaza	71.7%	59.3%	8.8%	8.2%	2,179,840	487,296	1,692,544	18,256	90,365	1,583,923	94.6%	11/18/2015
14	Northview Harbor Apartments	62.6%	55.5%	8.8%	8.4%	3,064,872	1,431,331	1,633,542	90,000	0	1,543,542	97.8%	10/20/2015
15	Gill Park Cooperative	46.2%	25.6%	13.0%	13.0%	4,559,823	2,225,378	2,334,445	71,500	0	2,334,445	95.0%	3/4/2015
16	Tharp Retail Portfolio	63.5%	52.8%	11.2%	10.1%	2,532,122	725,044	1,807,078	24,511	152,772	1,629,795	98.6%	Various
16.01	Belmont Center					643,252	153,755	489,497	5,400	38,730	445,367	96.6%	12/23/2015
16.02	CSL Plasma Center					440,492	100,439	340,053	3,017	20,888	316,149	100.0%	2/1/2016
16.03	Emerson Center North					386,741	115,685	271,056	6,198	30,014	234,844	97.9%	12/23/2015
16.04	Shadeland Center					252,055	66,913	185,141	953	11,374	172,815	100.0%	12/23/2015
16.05	Gateway Office Center					291,250	110,690	180,560	4,260	21,077	155,223	100.0%	2/1/2016
16.06	Girls School Road Center					217,281	78,055	139,226	2,740	10,843	125,643	100.0%	12/23/2015
16.07	Crawfordsville South Center					164,704	48,057	116,646	653	6,118	109,875	100.0%	12/23/2015
16.08	National Road Center					136,347	51,448	84,899	1,291	13,729	69,879	100.0%	12/23/2015
17	South Creek Retail	60.8%	55.8%	9.3%	8.7%	1,906,104	466,195	1,439,908	11,918	83,927	1,344,064	95.1%	12/1/2015
18	Waterford Landing Apartments	66.2%	58.4%	8.8%	8.3%	2,608,735	1,248,650	1,360,086	72,280	0	1,287,806	95.4%	11/16/2015
19	The Landings at 56th	71.4%	66.1%	8.8%	8.2%	2,904,909	1,565,317	1,339,592	94,500	0	1,245,092	92.9%	11/16/2015
20	Maple Plaza Housing Development Fund Corporation	12.7%	10.1%	30.5%	30.5%	6,130,121	2,033,400	4,096,721	48,500	0	4,096,721	95.8%	6/17/2015
21	Hampton Inn Suites Ontario	69.5%	57.0%	12.3%	11.1%	3,674,118	2,132,661	1,541,457	146,965	0	1,394,492	83.6%	11/30/2015	129
22	Mission Bay Self Storage	75.0%	66.1%	8.4%	8.3%	1,504,772	570,838	933,933	11,276	0	922,657	87.6%	10/9/2015
23	Compass Self Storage Portfolio	68.5%	60.6%	8.9%	8.7%	1,530,220	568,643	961,577	18,223	0	943,354	94.1%	Various
23.01	Compass Self Storage					991,806	373,025	618,781	9,288	0	609,493	89.6%	11/2/2015
23.02	ABM Self Storage					538,414	195,618	342,797	8,936	0	333,861	98.5%	9/30/2015
24	Marketplace at Rivergate	64.4%	56.5%	10.3%	9.5%	1,277,341	298,980	978,360	10,902	61,377	906,082	81.2%	9/2/2015
25	Infinite Self Storage Portfolio	74.2%	65.0%	8.3%	8.1%	1,238,773	449,512	789,261	20,720	0	768,540	83.3%	11/30/2015
25.01	Infinite Self Storage - East 52nd					752,111	252,479	499,632	10,988	0	488,644	88.5%	11/30/2015
25.02	Infinite Self Storage - Loveland					486,662	197,034	289,629	9,733	0	279,896	77.6%	11/30/2015
26	Sequoia Center Building 1400	75.0%	64.9%	9.1%	8.2%	1,460,427	619,948	840,480	14,400	67,716	758,364	100.0%	10/2/2015
27	Pelham Commons	68.3%	57.0%	9.1%	8.5%	1,130,234	317,959	812,275	11,481	45,018	755,777	85.7%	11/18/2015
28	Seminole Orange Plaza Center	72.3%	62.1%	7.7%	7.6%	708,791	58,019	650,772	1,966	3,060	645,746	100.0%	8/18/2015
29	Hampton Inn - Cincinnati Airport North	68.5%	56.4%	12.9%	11.8%	2,439,544	1,343,718	1,095,825	97,582	0	998,243	76.5%	8/31/2015	109
30	Walgreens Portfolio	70.3%	58.0%	8.1%	8.1%	704,128	17,361	686,767	0	0	686,767	100.0%	2/1/2016
30.01	Walgreens - Claremore					401,940	8,856	393,084	0	0	393,084	100.0%	2/1/2016
30.02	Walgreens - Rainbow					302,188	8,505	293,683	0	0	293,683	100.0%	2/1/2016
31	Locker Room Portfolio	65.1%	57.4%	10.6%	10.6%	1,315,449	451,677	863,772	5,782	0	857,990	97.3%	10/1/2015
31.01	Locker Room - 62nd Street					704,856	219,702	485,153	3,886	0	481,268	96.5%	10/1/2015
31.02	Locker Room - Aramingo					610,593	231,975	378,618	1,896	0	376,722	98.0%	10/1/2015
32	2 & 6 Terri Lane	71.7%	59.3%	10.2%	9.0%	1,244,420	461,846	782,573	24,468	73,405	684,699	90.7%	6/1/2015
33	Hampton Inn Carmel, IN	53.8%	39.8%	16.9%	15.1%	3,372,967	2,110,611	1,262,356	134,919	0	1,127,438	80.0%	10/31/2015	118
34	San Bernardino Marketplace	60.2%	57.5%	9.6%	8.9%	1,194,404	479,554	714,850	11,748	40,039	663,063	98.4%	10/20/2015
35	711 Shore Road Owners Corp.	23.1%	18.4%	19.0%	19.0%	2,093,986	766,000	1,327,986	28,000	0	1,327,986	96.0%	8/6/2015
36	440 East 79th Street Owners Corp.	4.0%	3.2%	76.8%	76.8%	8,978,056	3,999,300	4,978,756	52,900	0	4,978,756	96.1%	10/22/2015
37	Summer Glen Apartments	73.1%	60.5%	10.0%	9.4%	1,033,218	422,386	610,832	33,345	0	577,487	97.0%	9/30/2015
38	37600 Filbert Street	73.0%	60.4%	9.8%	9.3%	739,052	150,574	588,477	6,005	24,867	557,605	100.0%	10/26/2015
39	Shea 70 Plaza	69.1%	61.4%	9.4%	8.7%	728,873	176,199	552,674	5,042	35,362	512,270	100.0%	11/13/2015
40	215 South Center Street & 210 East Third Street	69.5%	56.7%	10.6%	9.5%	965,205	347,279	617,926	9,781	52,782	555,362	88.7%	10/31/2015
41	Carson Building	63.4%	52.3%	9.8%	8.9%	752,324	209,937	542,387	5,737	46,791	489,859	100.0%	10/1/2015
42	Midtown Market	73.6%	67.8%	10.2%	9.7%	839,344	298,638	540,707	4,870	22,726	513,111	92.2%	11/4/2015
43	Hy-Vee Waterloo	72.6%	59.8%	8.4%	8.0%	449,400	4,494	444,906	4,826	17,539	422,542	100.0%	2/1/2016
44	505 Central Avenue Corp.	23.1%	18.3%	47.9%	47.9%	4,036,712	1,551,500	2,485,212	37,000	0	2,485,212	95.0%	10/8/2015
45	Wisconsin Retail Portfolio	64.8%	54.2%	10.7%	10.0%	789,236	233,269	555,967	7,101	30,000	518,866	93.4%	Various
45.01	Wisconsin Rapids					377,242	119,975	257,267	4,557	17,600	235,111	88.7%	10/13/2015
45.02	Kenosha					214,931	74,725	140,206	824	3,580	135,803	100.0%	10/13/2015
45.03	Laona					74,190	13,875	60,316	455	3,160	56,702	100.0%	2/1/2016
45.04	Lakewood					68,274	12,815	55,460	545	3,160	51,755	100.0%	2/1/2016
45.05	Chippewa Falls					54,598	11,879	42,718	720	2,502	39,496	100.0%	2/1/2016
46	Roberts Crossing Shopping Center	68.0%	56.5%	9.8%	8.6%	854,688	363,329	491,359	11,762	51,530	428,067	100.0%	11/5/2015
47	Quality Suites Hickory	54.2%	41.0%	15.0%	13.5%	1,805,867	1,067,504	738,363	72,867	0	665,496	66.7%	10/31/2015	64
48	Wingate by Wyndham Round Rock	51.5%	42.5%	15.9%	13.9%	2,433,919	1,673,083	760,836	97,357	0	663,479	69.2%	10/31/2015	74
49	65 West 95th Owners Corp.	9.2%	7.2%	24.9%	24.9%	2,430,129	1,248,149	1,181,980	15,100	0	1,181,980	96.0%	11/23/2015
50	Carolina Village MHC	58.0%	52.4%	9.3%	9.2%	573,595	137,451	436,144	5,184	0	430,960	76.5%	10/1/2015
51	Center Grove Estates	50.2%	38.2%	12.1%	11.6%	990,052	428,231	561,821	21,964	0	539,857	65.6%	11/3/2015
52	Colorado Owners, Inc.	13.2%	11.7%	35.9%	35.9%	2,779,342	1,168,880	1,610,462	31,500	0	1,610,462	95.0%	9/1/2015

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date LTV Ratio(4)(5)(8)	LTV Ratio at Maturity or ARD(4)(8)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)(5)	U/W Revenues ($)(9)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(3)	Occupancy as-of Date	U/W Hotel ADR
53	Congress Owners, Ltd.	6.3%	5.0%	63.3%	63.3%	4,203,874	1,367,200	2,836,674	22,000	0	2,836,674	95.0%	7/2/2015
54	24535 Owners Corp.	8.4%	6.7%	35.7%	35.7%	3,386,285	1,800,150	1,586,135	20,500	0	1,586,135	96.1%	10/9/2015
55	Storage Plus Self Storage	66.2%	57.2%	9.9%	9.8%	629,847	192,568	437,279	2,584	1,650	433,045	97.4%	12/10/2015
56	4721 Calle Carga	64.2%	61.5%	8.9%	8.2%	522,117	138,020	384,096	9,568	20,921	353,607	100.0%	2/1/2016
57	Comfort Suites Austin	67.9%	51.7%	11.9%	10.5%	1,469,759	960,528	509,230	58,790	0	450,440	63.6%	8/31/2015	95
58	Towne Storage-South Jordan	70.0%	59.0%	8.3%	8.0%	582,871	235,327	347,544	9,851	0	337,693	86.7%	10/13/2015
59	ACG Conlon Portfolio	70.9%	58.5%	11.2%	10.9%	916,525	456,816	459,709	12,516	0	447,192	92.3%	12/1/2015
59.01	Southside MHC					401,681	154,680	247,001	5,523	0	241,478	100.0%	12/1/2015
59.02	Village Green MHC					514,844	302,136	212,708	6,994	0	205,714	84.4%	12/1/2015
60	Belle Promenade Shoppes	72.1%	60.0%	9.5%	8.5%	573,405	195,509	377,897	5,955	33,107	338,835	83.4%	11/18/2015
61	Tops Plaza	74.7%	61.9%	9.6%	8.7%	620,621	238,434	382,187	8,055	25,288	348,844	100.0%	12/23/2015
62	333 Bronx River Tenants Corp.	17.3%	12.5%	36.9%	36.9%	2,652,945	1,183,789	1,469,156	27,900	0	1,469,156	95.0%	8/25/2015
63	Linden Hill No. 2 Cooperative Corp.	5.5%	4.4%	118.7%	118.7%	8,911,430	4,184,000	4,727,430	96,000	0	4,727,430	96.0%	8/25/2015
64	Grinnell Housing Development Fund Corporation	3.2%	2.6%	62.2%	62.2%	4,123,112	1,646,950	2,476,162	42,000	0	2,476,162	95.0%	9/14/2015
65	Emerson Plaza	74.1%	60.4%	10.9%	9.2%	717,986	291,408	426,577	16,417	47,330	362,830	92.3%	11/13/2015
66	Neighbors Emergency Center	58.5%	47.8%	10.5%	10.3%	570,976	158,828	412,148	0	7,560	404,588	100.0%	2/1/2016
67	Hartsdale Gardens Owners Corp.	22.4%	17.8%	24.3%	24.3%	1,718,085	808,100	909,985	25,000	0	909,985	96.0%	10/21/2015
68	Infinite Self Storage Hendricks	74.3%	65.1%	8.4%	8.2%	468,798	157,314	311,484	9,533	0	301,951	76.2%	11/30/2015
69	Bandera at Woodlawn	68.1%	59.0%	9.9%	9.0%	545,822	181,849	363,973	5,150	28,800	330,023	100.0%	12/7/2015
70	Summit Marketplace	69.9%	61.8%	9.2%	8.6%	540,310	210,901	329,410	2,724	16,693	309,993	100.0%	11/5/2015
71	Pelhamdale Manor Corp.	14.5%	11.5%	32.8%	32.8%	2,025,132	844,900	1,180,232	25,000	0	1,180,232	96.0%	9/28/2015
72	Arlington Square-MI	59.9%	48.9%	13.0%	11.1%	840,168	374,820	465,348	15,946	49,779	399,623	87.5%	11/5/2015
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	4.8%	4.2%	158.6%	158.6%	8,725,512	3,184,550	5,540,962	92,400	0	5,540,962	95.0%	9/18/2015
74	Fort Totten Apartments	31.2%	19.4%	17.8%	17.2%	1,165,902	543,591	622,311	21,000	0	601,311	95.2%	9/25/2015
75	The Oaks Plaza	70.4%	58.0%	10.1%	9.3%	540,330	189,446	350,884	4,455	22,758	323,671	95.8%	11/1/2015
76	Lakefront 17 LLC	63.0%	55.2%	10.1%	9.0%	644,340	300,343	343,997	6,717	32,358	304,922	95.6%	9/30/2015
77	Tara Close Apartments Corp.	23.7%	14.3%	28.2%	28.2%	1,855,639	903,871	951,768	15,000	0	951,768	95.0%	9/9/2015
78	CVS Algonac	66.6%	55.3%	8.4%	8.3%	296,163	28,428	267,735	3,538	0	264,198	100.0%	2/1/2016
79	64th Apartment Corp.	12.2%	10.7%	43.3%	43.3%	2,327,703	986,470	1,341,233	27,000	0	1,341,233	95.0%	9/18/2015
80	Rankin Industrial Buildings	68.7%	56.2%	11.5%	9.3%	602,537	247,484	355,053	18,839	48,095	288,119	89.8%	11/24/2015
81	3050 Fairfield Avenue Owners Corp.	14.2%	12.5%	24.5%	24.5%	1,831,535	1,096,800	734,735	27,800	0	734,735	96.0%	10/29/2015
82	Metro Woods Apartments	63.2%	51.8%	14.9%	13.5%	1,039,329	593,287	446,042	43,800	0	402,242	95.2%	10/4/2015
83	285 Riverside Drive Corp.	1.6%	1.3%	174.9%	174.9%	7,143,715	2,268,511	4,875,204	36,000	0	4,875,204	95.0%	6/15/2015
84	Stonebrook Place Shopping Center	68.9%	59.1%	10.0%	9.2%	443,988	183,066	260,923	3,733	18,667	238,522	88.1%	9/30/2015
85	Pecan Villa MHP	58.5%	48.8%	11.1%	10.9%	430,897	153,554	277,342	6,100	0	271,242	90.2%	12/1/2015
86	Spring Hill Office II	73.3%	64.9%	9.9%	9.1%	337,223	97,073	240,150	3,034	16,280	220,836	100.0%	10/31/2015
87	Walgreens - Houston	66.3%	54.8%	8.4%	8.4%	192,555	5,171	187,384	0	0	187,384	100.0%	2/1/2016
88	M&M MHP	74.4%	61.3%	8.7%	8.6%	244,188	62,019	182,169	2,600	0	179,569	100.0%	12/1/2015
89	343 King Street	63.4%	52.3%	8.1%	7.7%	208,489	47,472	161,017	421	7,023	153,573	100.0%	2/1/2016
90	135 Willow Owners Corp.	2.6%	2.0%	143.4%	143.4%	4,310,245	1,450,339	2,859,906	20,000	0	2,859,906	95.0%	10/29/2015
91	Middlebury Self Storage	67.9%	58.8%	10.6%	10.5%	318,512	112,286	206,226	1,656	0	204,570	98.8%	11/2/2015
92	Timberline and Echo Valley MHP	55.0%	36.0%	12.9%	12.2%	499,456	248,321	251,135	13,750	0	237,385	75.6%	11/1/2015
93	3123 Fire Road	74.8%	55.8%	10.1%	9.2%	302,970	106,101	196,869	2,677	16,125	178,067	89.0%	11/30/2015
94	Easy-Stor Self Storage	71.7%	60.4%	9.5%	9.1%	333,949	150,905	183,044	7,819	0	175,225	85.0%	9/30/2015
95	Secured Storage	72.2%	62.6%	11.7%	11.3%	300,818	87,839	212,980	4,403	3,000	205,577	100.0%	11/1/2015
96	6535 Broadway Owners Corp.	19.7%	19.7%	26.1%	26.1%	986,431	516,230	470,201	13,600	0	470,201	95.0%	8/6/2015
97	16 Canterbury Corp.	15.6%	12.4%	40.8%	40.8%	1,147,041	414,300	732,741	9,700	0	732,741	96.0%	11/20/2015
98	Hampton House Tenants Corp.	12.0%	9.5%	47.4%	47.4%	1,332,147	481,662	850,485	14,000	0	850,485	95.0%	8/26/2015
99	Great Indoors Self Storage	56.3%	49.8%	9.9%	9.8%	282,283	106,566	175,717	2,029	0	173,688	77.6%	11/12/2015
100	90 Eighth Avenue Housing Co., Inc.	2.1%	1.7%	137.8%	137.8%	3,305,828	967,150	2,338,678	20,600	0	2,338,678	95.9%	11/6/2015
101	Barclay Plaza Owners, Inc.	14.3%	11.4%	35.8%	35.8%	846,221	256,800	589,421	8,400	0	589,421	96.0%	9/15/2015
102	Fairfax House Owners, Inc.	10.5%	8.3%	41.5%	41.5%	1,105,132	442,498	662,634	12,000	0	662,634	95.0%	5/22/2015
103	Parkway Village Shopping Center	68.0%	56.3%	10.5%	9.2%	241,875	77,908	163,967	3,343	17,256	143,368	100.0%	9/3/2015
104	East Hampton Mews Tenants Corp.	7.1%	5.6%	118.5%	118.5%	2,161,940	388,982	1,772,958	12,200	0	1,772,958	96.0%	9/18/2015
105	A1 Stateline Self Storage	64.2%	55.3%	11.4%	11.4%	265,142	99,243	165,899	534	0	165,365	99.3%	11/6/2015
106	588 Main Avenue	52.6%	39.3%	11.8%	11.5%	210,668	46,141	164,527	1,662	2,866	159,998	100.0%	11/20/2015
107	Heathcote Manor Owners Corp.	26.2%	20.8%	23.1%	23.1%	639,513	340,955	298,558	6,700	0	298,558	95.0%	8/25/2015
108	Starbucks Plaza	49.8%	37.1%	13.4%	12.7%	277,996	104,611	173,385	1,176	7,836	164,373	100.0%	10/1/2015
109	Palm Bay Self Storage	68.8%	58.2%	8.7%	8.4%	249,817	138,506	111,310	4,095	0	107,215	78.9%	9/30/2015
110	Garden Hamilton, Inc.	11.7%	9.3%	42.3%	42.3%	912,730	406,900	505,830	10,100	0	505,830	96.0%	10/9/2015
111	Teliman Holding Corp.	7.1%	6.4%	45.3%	45.3%	664,903	167,800	497,103	2,900	0	497,103	96.2%	4/29/2015
112	Gramatan Court Apartments, Inc.	4.7%	3.4%	87.7%	87.7%	1,277,338	405,800	871,538	12,100	0	871,538	96.0%	9/8/2015
A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
1	North Dallas Retail Portfolio		TTM 7/31/2015	11,209,056	3,290,881	7,918,175	0	7,918,175			Actual 2014
1.01	Heritage Heights		TTM 7/31/2015	1,779,156	487,272	1,291,884	0	1,291,884			Actual 2014
1.02	The Highlands		TTM 7/31/2015	1,644,037	521,538	1,122,499	0	1,122,499			Actual 2014
1.03	Josey Oaks Crossing		TTM 7/31/2015	1,449,122	371,733	1,077,389	0	1,077,389			Actual 2014
1.04	Hunter’s Glen Crossing		TTM 7/31/2015	1,433,624	447,522	986,102	0	986,102			Actual 2014
1.05	Flower Mound Crossing		TTM 7/31/2015	1,501,147	447,229	1,053,918	0	1,053,918			Actual 2014
1.06	Park West Plaza		TTM 7/31/2015	1,127,750	301,343	826,407	0	826,407			Actual 2014
1.07	Cross Timbers Court		TTM 7/31/2015	1,172,031	353,644	818,387	0	818,387			Actual 2014
1.08	14th Street Market		TTM 7/31/2015	1,102,189	360,600	741,589	0	741,589			Actual 2014
2	Marriott Melville Long Island	112	TTM 11/30/2015	21,309,102	13,859,424	7,449,678	684,683	6,764,995	178	112	Actual 2014
3	Technology Station		TTM 10/31/2015	7,293,040	1,425,361	5,867,679	0	5,867,679			Actual 2014
4	Chicago Industrial Portfolio I		Various	6,517,074	2,672,029	3,845,045	0	3,845,045			Actual 2014
4.01	3211 Oak Grove Avenue		Annualized 10 10/31/2015	349,671	344,588	5,083	0	5,083			Actual 2014
4.02	8100 South 77th Avenue		TTM 10/31/2015	701,531	165,490	536,041	0	536,041			Actual 2014
4.03	2701 South Western Avenue		Annualized 10 10/31/2015	431,107	246,123	184,984	0	184,984			Actual 2014
4.04	1560 Frontenac Road		Annualized 10 10/31/2015	408,068	118,856	289,211	0	289,211			Actual 2014
4.05	2785 Algonquin Road		TTM 10/31/2015	657,457	274,702	382,755	0	382,755			Actual 2014
4.06	951 Corporate Grove Drive		Annualized 10 10/31/2015	471,432	160,001	311,431	0	311,431			Actual 2014
4.07	1225-1229 Lakeside Drive		Annualized 10 10/31/2015	195,607	145,934	49,673	0	49,673			Actual 2014
4.08	733-747 Kimberly Drive		Annualized 10 10/31/2015	461,482	174,612	286,870	0	286,870			Actual 2014
4.09	12500 Lombard Lane		Annualized 10 10/31/2015	522,653	259,518	263,135	0	263,135			Actual 2014
4.10	2500-2518 Wisconsin Avenue		TTM 10/31/2015	363,383	117,798	245,586	0	245,586			Actual 2014
4.11	2460-2478 Wisconsin Avenue		TTM 10/31/2015	444,443	123,472	320,971	0	320,971			Actual 2014
4.12	2095-2105 Hammond Drive		Annualized 10 10/31/2015	351,585	183,820	167,765	0	167,765			Actual 2014
4.13	877 North Larch Avenue		Annualized 10 10/31/2015	208,242	14,936	193,305	0	193,305			Actual 2014
4.14	2011 Swanson Court		Annualized 10 10/31/2015	419,478	125,555	293,924	0	293,924			Actual 2014
4.15	3705 Stern Avenue		Annualized 10 10/31/2015	140,150	74,054	66,096	0	66,096			Actual 2014
4.16	5727 95th Avenue		Annualized 10 10/31/2015	161,604	38,813	122,791	0	122,791			Actual 2014
4.17	420 West Wrightwood Avenue		Annualized 10 10/31/2015	115,060	36,766	78,293	0	78,293			Actual 2014
4.18	1463 Lunt Avenue		Annualized 10 10/31/2015	114,119	66,991	47,128	0	47,128			Actual 2014
5	Preferred Freezer - Newark		Actual 2014	3,564,000	0	3,564,000	0	3,564,000			Actual 2013
6	10 South LaSalle Street		TTM 9/30/2015	23,223,489	11,366,068	11,857,421	0	11,857,421			Actual 2014
7	Hilton Wilmington/Christiana	105	TTM 11/30/2015	14,278,089	10,377,428	3,900,661	428,343	3,472,318	134	105	Actual 2014
8	TownePlace Suites Redwood City	158	TTM 9/30/2015	5,762,921	2,590,689	3,172,232	0	3,172,232	188	164	Actual 2014
9	Cottonwood Shopping Center		TTM 8/31/2015	2,730,092	557,676	2,172,416	0	2,172,416			Actual 2014
10	PRA Health Sciences		NAV	NAV	NAV	NAV	NAV	NAV			NAV
11	Orlando Plaza Garage		TTM 11/30/2015	3,060,832	1,172,153	1,888,679	0	1,888,679			Actual 2014
12	Northline Industrial Center		Actual 2014	3,954,605	1,514,858	2,439,747	0	2,439,747			Actual 2013
13	Wilshire Plaza		TTM 10/31/2015	1,803,532	432,893	1,370,639	0	1,370,639			Actual 2014
14	Northview Harbor Apartments		TTM 10/31/2015	3,055,268	1,462,754	1,592,514	0	1,592,514			Actual 2014
15	Gill Park Cooperative
16	Tharp Retail Portfolio		TTM 10/31/2015	2,444,865	483,193	1,961,672	0	1,961,672			Actual 2014
16.01	Belmont Center		TTM 10/31/2015	613,444	103,444	510,000	0	510,000			Actual 2014
16.02	CSL Plasma Center		TTM 10/31/2015	390,420	25,176	365,244	0	365,244			Actual 2014
16.03	Emerson Center North		TTM 10/31/2015	420,346	108,806	311,540	0	311,540			Actual 2014
16.04	Shadeland Center		TTM 10/31/2015	276,459	59,138	217,321	0	217,321			Actual 2014
16.05	Gateway Office Center		TTM 10/31/2015	226,680	33,069	193,611	0	193,611			Actual 2014
16.06	Girls School Road Center		TTM 10/31/2015	228,345	63,820	164,525	0	164,525			Actual 2014
16.07	Crawfordsville South Center		TTM 10/31/2015	159,308	44,532	114,776	0	114,776			Actual 2014
16.08	National Road Center		TTM 10/31/2015	129,863	45,208	84,655	0	84,655			Actual 2014
17	South Creek Retail		TTM 10/31/2015	1,885,189	454,015	1,431,174	0	1,431,174			Actual 2014
18	Waterford Landing Apartments		TTM 10/31/2015	2,573,689	1,188,698	1,384,991	0	1,384,991			Actual 2014
19	The Landings at 56th		TTM 11/30/2015	2,904,909	1,595,919	1,308,990	0	1,308,990			Actual 2014
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario	108	TTM 11/30/2015	3,674,118	2,123,525	1,550,593	0	1,550,593	129	108	Actual 2014
22	Mission Bay Self Storage		TTM 10/31/2015	1,439,453	462,849	976,604	0	976,604			Actual 2014
23	Compass Self Storage Portfolio		TTM 9/30/2015	1,510,614	531,208	979,406	10,932	968,474			Actual 2014
23.01	Compass Self Storage		TTM 9/30/2015	972,361	334,883	637,478	10,932	626,546			Actual 2014
23.02	ABM Self Storage		TTM 9/30/2015	538,253	196,325	341,928	0	341,928			Actual 2014
24	Marketplace at Rivergate		TTM 9/30/2015	1,146,523	300,441	846,082	0	846,082			Actual 2014
25	Infinite Self Storage Portfolio		TTM 11/30/2015	1,240,298	438,056	802,242	0	802,242			Actual 2014
25.01	Infinite Self Storage - East 52nd		TTM 11/30/2015	753,636	247,627	506,008	0	506,008			Actual 2014
25.02	Infinite Self Storage - Loveland		TTM 11/30/2015	486,662	190,429	296,233	0	296,233			Actual 2014
26	Sequoia Center Building 1400		NAV	NAV	NAV	NAV	NAV	NAV			NAV
27	Pelham Commons		TTM 10/31/2015	974,453	271,214	703,239	0	703,239			Actual 2014
28	Seminole Orange Plaza Center		TTM 7/31/2015	734,249	62,124	672,125	0	672,125			Actual 2014
29	Hampton Inn - Cincinnati Airport North	79	TTM 8/31/2015	2,567,946	1,330,787	1,237,159	0	1,237,159	109	83	Actual 2014
30	Walgreens Portfolio		TTM 7/31/2015	711,240	44,431	666,809	0	666,809			Actual 2014
30.01	Walgreens - Claremore		TTM 7/31/2015	406,000	23,148	382,852	0	382,852			Actual 2014
30.02	Walgreens - Rainbow		TTM 7/31/2015	305,240	21,284	283,956	0	283,956			Actual 2014
31	Locker Room Portfolio		TTM 8/31/2015	1,315,449	391,018	924,431	0	924,431			Actual 2014
31.01	Locker Room - 62nd Street		TTM 8/31/2015	704,856	191,357	513,499	0	513,499			Actual 2014
31.02	Locker Room - Aramingo		TTM 8/31/2015	610,593	199,660	410,933	0	410,933			Actual 2014
32	2 & 6 Terri Lane		Actual 2014	1,269,683	549,945	719,738	-16,851	736,589			Actual 2013
33	Hampton Inn Carmel, IN	89	TTM 10/31/2015	3,668,959	2,073,838	1,595,121	0	1,595,121	121	96	Actual 2014
34	San Bernardino Marketplace		TTM 9/30/2015	948,262	290,029	658,233	0	658,233			Actual 2014
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments		TTM 9/30/2015	989,789	415,641	574,148	27,000	547,148			Actual 2014
38	37600 Filbert Street		TTM 10/31/2015	646,980	74,235	572,745	0	572,745			Actual 2014
39	Shea 70 Plaza		TTM 9/30/2015	694,328	164,945	529,383	0	529,383			Actual 2014
40	215 South Center Street & 210 East Third Street		TTM 6/30/2015	803,920	307,440	496,480	0	496,480			Actual 2014
41	Carson Building		TTM 10/31/2015	707,715	204,402	503,313	0	503,313			Actual 2014
42	Midtown Market		TTM 10/31/2015	636,514	303,281	333,233	0	333,233			Actual 2014
43	Hy-Vee Waterloo		Actual 2014	473,053	0	473,053	0	473,053			Actual 2013
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio		TTM 9/30/2015	760,616	219,445	541,171	0	541,171			Actual 2014
45.01	Wisconsin Rapids		TTM 9/30/2015	349,731	113,747	235,984	0	235,984			Actual 2014
45.02	Kenosha		TTM 9/30/2015	221,727	71,196	150,531	0	150,531			Actual 2014
45.03	Laona		TTM 9/30/2015	75,386	11,884	63,502	0	63,502			Actual 2014
45.04	Lakewood		TTM 9/30/2015	69,198	11,424	57,774	0	57,774			Actual 2014
45.05	Chippewa Falls		TTM 9/30/2015	44,574	11,193	33,381	0	33,381			Actual 2014
46	Roberts Crossing Shopping Center		TTM 9/30/2015	841,755	266,143	575,612	0	575,612			NAV
47	Quality Suites Hickory	42	TTM 10/31/2015	1,807,233	980,442	826,791	0	826,791	64	43	Actual 2014
48	Wingate by Wyndham Round Rock	51	TTM 10/31/2015	2,433,919	1,570,451	863,467	0	863,467	74	51	Actual 2014
49	65 West 95th Owners Corp.
50	Carolina Village MHC		TTM 9/30/2015	607,542	121,813	485,729	0	485,729			Actual 2014
51	Center Grove Estates		TTM 9/30/2015	990,052	414,815	575,237	0	575,237			Actual 2014
52	Colorado Owners, Inc.

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage		TTM 11/30/2015	618,981	126,366	492,615	0	492,615			Actual 2014
56	4721 Calle Carga		NAV	NAV	NAV	NAV	NAV	NAV			NAV
57	Comfort Suites Austin	61	TTM 8/31/2015	1,469,759	872,709	597,050	0	597,050	95	61	Actual 2014
58	Towne Storage-South Jordan		TTM 9/30/2015	583,385	209,412	373,973	0	373,973			Actual 2014
59	ACG Conlon Portfolio		TTM 10/31/2015	899,771	419,949	479,822	0	479,822			Actual 2014 (Annualized)
59.01	Southside MHC		TTM 10/31/2015	426,471	147,803	278,668	0	278,668			Actual 2014 (Annualized)
59.02	Village Green MHC		TTM 10/31/2015	473,300	272,146	201,154	0	201,154			Actual 2014 (Annualized)
60	Belle Promenade Shoppes		TTM 8/31/2015	586,829	168,976	417,853	0	417,853			Actual 2014
61	Tops Plaza		TTM 10/31/2015	674,280	183,787	490,492	0	490,492			Actual 2014
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza		TTM 8/31/2015	665,916	300,876	365,040	0	365,040			Actual 2014
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks		TTM 9/30/2015	444,644	153,794	290,850	0	290,850			Actual 2014
69	Bandera at Woodlawn		Annualized 10 10/31/2015	512,890	160,579	352,311	0	352,311			Actual 2014
70	Summit Marketplace		TTM 9/30/2015	525,641	187,179	338,462	0	338,462			Actual 2014
71	Pelhamdale Manor Corp.
72	Arlington Square-MI		TTM 9/30/2015	819,887	355,248	464,639	0	464,639			Actual 2014
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments		TTM 8/31/2015	1,151,929	552,110	599,819	0	599,819			Actual 2014
75	The Oaks Plaza		TTM 8/31/2015	586,282	178,756	407,527	0	407,527			Actual 2014
76	Lakefront 17 LLC		Annualized 10 10/31/2015	689,961	309,796	380,165	16,582	363,583			Actual 2014
77	Tara Close Apartments Corp.
78	CVS Algonac		TTM 10/31/2015	299,047	22,543	276,505	0	276,505			Actual 2014
79	64th Apartment Corp.
80	Rankin Industrial Buildings		TTM 9/30/2015	665,942	225,103	440,839	0	440,839			Actual 2014
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments		TTM 7/31/2015	1,015,124	574,412	440,712	0	440,712			Actual 2014
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center		TTM 9/30/2015	354,010	146,798	207,212	0	207,212			Actual 2014
85	Pecan Villa MHP		TTM 10/31/2015	430,897	137,457	293,440	0	293,440			Actual 2014
86	Spring Hill Office II		TTM 10/31/2015	340,921	95,230	245,690	0	245,690			Actual 2014
87	Walgreens - Houston		TTM 7/31/2015	194,500	7,526	186,974	0	186,974			Actual 2014
88	M&M MHP		TTM 10/31/2015	244,939	64,739	180,200	0	180,200			Actual 2014
89	343 King Street		TTM 10/31/2015	108,665	29,658	79,007	0	79,007			Actual 2014
90	135 Willow Owners Corp.
91	Middlebury Self Storage		TTM 9/30/2015	318,875	96,399	222,476	0	222,476			Actual 2014
92	Timberline and Echo Valley MHP		TTM 10/31/2015	632,417	218,778	413,639	0	413,639			Actual 2014
93	3123 Fire Road		TTM 9/30/2015	303,886	100,151	203,735	0	203,735			Actual 2014
94	Easy-Stor Self Storage		TTM 9/30/2015	334,159	123,069	211,090	0	211,090			Actual 2014
95	Secured Storage		TTM 10/31/2015	280,819	77,502	203,317	0	203,317			Actual 2014
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage		TTM 9/30/2015	279,648	87,693	191,955	0	191,955			Actual 2014
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center		TTM 10/31/2015	237,129	73,823	163,306	0	163,306			Actual 2014
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage		TTM 9/30/2015	265,142	85,743	179,399	0	179,399			Actual 2014
106	588 Main Avenue		Actual 2014	208,567	50,419	158,148	557	157,591			Actual 2013
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza		Actual 2014	301,896	105,474	196,422	4,022	192,400			Actual 2013
109	Palm Bay Self Storage		TTM 9/30/2015	249,817	127,656	122,161	0	122,161			Actual 2014
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
1	North Dallas Retail Portfolio	11,166,617	3,273,344	7,893,273	0	7,893,273			Actual 2013	10,897,058	3,432,454	7,464,604
1.01	Heritage Heights	1,745,801	486,750	1,259,051	0	1,259,051			Actual 2013	1,721,826	525,500	1,196,326
1.02	The Highlands	1,587,841	499,923	1,087,918	0	1,087,918			Actual 2013	1,544,163	515,970	1,028,193
1.03	Josey Oaks Crossing	1,501,035	413,221	1,087,814	0	1,087,814			Actual 2013	1,387,399	377,016	1,010,383
1.04	Hunter’s Glen Crossing	1,409,691	434,297	975,394	0	975,394			Actual 2013	1,350,143	478,407	871,736
1.05	Flower Mound Crossing	1,480,096	446,014	1,034,082	0	1,034,082			Actual 2013	1,550,123	497,379	1,052,743
1.06	Park West Plaza	1,098,174	316,714	781,460	0	781,460			Actual 2013	1,047,794	367,123	680,671
1.07	Cross Timbers Court	1,185,888	304,812	881,076	0	881,076			Actual 2013	1,162,584	314,846	847,738
1.08	14th Street Market	1,158,091	371,613	786,478	0	786,478			Actual 2013	1,133,027	356,212	776,815
2	Marriott Melville Long Island	21,502,756	13,730,843	7,771,913	860,117	6,911,796	178	113	Actual 2013	22,135,437	13,659,856	8,475,581
3	Technology Station	6,883,561	1,448,353	5,435,208	0	5,435,208			Actual 2013	6,732,338	1,435,802	5,296,536
4	Chicago Industrial Portfolio I	5,260,486	2,594,116	2,666,370	0	2,666,370			NAV	NAV	NAV	NAV
4.01	3211 Oak Grove Avenue	123,997	262,152	-138,154	0	-138,154			NAV	NAV	NAV	NAV
4.02	8100 South 77th Avenue	533,298	258,939	274,359	0	274,359			NAV	NAV	NAV	NAV
4.03	2701 South Western Avenue	477,951	282,908	195,042	0	195,042			NAV	NAV	NAV	NAV
4.04	1560 Frontenac Road	410,356	105,054	305,302	0	305,302			NAV	NAV	NAV	NAV
4.05	2785 Algonquin Road	626,234	282,005	344,229	0	344,229			NAV	NAV	NAV	NAV
4.06	951 Corporate Grove Drive	345,598	208,673	136,926	0	136,926			NAV	NAV	NAV	NAV
4.07	1225-1229 Lakeside Drive	85,733	88,245	-2,512	0	-2,512			NAV	NAV	NAV	NAV
4.08	733-747 Kimberly Drive	483,277	171,750	311,527	0	311,527			NAV	NAV	NAV	NAV
4.09	12500 Lombard Lane	487,548	253,787	233,762	0	233,762			NAV	NAV	NAV	NAV
4.10	2500-2518 Wisconsin Avenue	400,052	110,229	289,823	0	289,823			NAV	NAV	NAV	NAV
4.11	2460-2478 Wisconsin Avenue	383,924	115,696	268,227	0	268,227			NAV	NAV	NAV	NAV
4.12	2095-2105 Hammond Drive	1,812	89,097	-87,285	0	-87,285			NAV	NAV	NAV	NAV
4.13	877 North Larch Avenue	199,177	61,612	137,565	0	137,565			NAV	NAV	NAV	NAV
4.14	2011 Swanson Court	247,198	106,422	140,776	0	140,776			NAV	NAV	NAV	NAV
4.15	3705 Stern Avenue	108,160	52,077	56,082	0	56,082			NAV	NAV	NAV	NAV
4.16	5727 95th Avenue	158,350	44,062	114,288	0	114,288			NAV	NAV	NAV	NAV
4.17	420 West Wrightwood Avenue	111,613	31,500	80,113	0	80,113			NAV	NAV	NAV	NAV
4.18	1463 Lunt Avenue	76,208	69,909	6,299	0	6,299			NAV	NAV	NAV	NAV
5	Preferred Freezer - Newark	3,564,000	0	3,564,000	0	3,564,000			Actual 2012	3,564,000	0	3,564,000
6	10 South LaSalle Street	22,003,933	10,667,609	11,336,324	0	11,336,324			Actual 2013	20,848,371	10,128,344	10,720,027
7	Hilton Wilmington/Christiana	14,662,183	10,329,722	4,332,460	439,865	3,892,595	137	106	Actual 2013	14,437,873	10,362,128	4,075,744
8	TownePlace Suites Redwood City	5,270,675	2,408,396	2,862,279	0	2,862,279	167	150	Actual 2013	4,670,533	2,221,399	2,449,134
9	Cottonwood Shopping Center	2,596,992	579,380	2,017,612	0	2,017,612			Actual 2013	2,535,432	602,842	1,932,590
10	PRA Health Sciences	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
11	Orlando Plaza Garage	2,751,211	1,146,733	1,604,478	0	1,604,478			Actual 2013	2,769,307	1,168,690	1,600,617
12	Northline Industrial Center	3,335,131	1,344,203	1,990,928	0	1,990,928			Actual 2012	2,974,057	1,628,327	1,345,730
13	Wilshire Plaza	1,727,544	380,605	1,346,939	0	1,346,939			Actual 2013	1,763,883	426,382	1,337,501
14	Northview Harbor Apartments	2,919,419	1,490,032	1,429,387	0	1,429,387			Actual 2013	2,681,998	1,252,085	1,429,913
15	Gill Park Cooperative
16	Tharp Retail Portfolio	2,298,868	530,285	1,768,583	0	1,768,583			Actual 2013	2,123,943	442,528	1,681,415
16.01	Belmont Center	626,375	114,871	511,504	0	511,504			Actual 2013	597,069	107,799	489,271
16.02	CSL Plasma Center	376,509	25,682	350,828	0	350,828			Actual 2013	343,217	19,816	323,401
16.03	Emerson Center North	378,727	110,342	268,385	0	268,385			Actual 2013	337,546	77,774	259,772
16.04	Shadeland Center	264,499	65,956	198,543	0	198,543			Actual 2013	255,912	72,701	183,211
16.05	Gateway Office Center	196,376	29,028	167,348	0	167,348			Actual 2013	208,680	31,954	176,726
16.06	Girls School Road Center	211,191	77,407	133,784	0	133,784			Actual 2013	197,555	62,634	134,920
16.07	Crawfordsville South Center	158,217	53,751	104,465	0	104,465			Actual 2013	122,314	32,301	90,013
16.08	National Road Center	86,973	53,248	33,726	0	33,726			Actual 2013	61,650	37,549	24,101
17	South Creek Retail	1,585,356	402,616	1,182,740	0	1,182,740			Actual 2013	1,175,036	346,973	828,063
18	Waterford Landing Apartments	2,404,450	1,134,837	1,269,613	0	1,269,613			Actual 2013	2,386,857	1,079,683	1,307,174
19	The Landings at 56th	2,475,214	1,639,632	835,582	0	835,582			Actual 2013	2,191,925	1,254,667	937,259
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario	3,471,720	2,140,719	1,331,001	0	1,331,001	118	102	Annualized 9 12/31/2013	2,979,971	1,783,010	1,196,961
22	Mission Bay Self Storage	1,383,724	439,119	944,605	0	944,605			Actual 2013	1,326,002	440,189	885,813
23	Compass Self Storage Portfolio	1,406,248	521,393	884,855	10,927	873,928			Actual 2013	1,299,930	479,779	820,151
23.01	Compass Self Storage	895,223	327,142	568,081	10,927	557,154			Actual 2013	829,708	297,123	532,585
23.02	ABM Self Storage	511,025	194,251	316,774	0	316,774			Actual 2013	470,222	182,656	287,566
24	Marketplace at Rivergate	1,161,102	316,760	844,342	0	844,342			Actual 2012	1,197,741	331,997	865,744
25	Infinite Self Storage Portfolio	1,145,197	451,675	693,522	0	693,522			Actual 2013	1,143,694	451,297	692,397
25.01	Infinite Self Storage - East 52nd	653,852	238,191	415,661	0	415,661			Actual 2013	654,051	243,926	410,125
25.02	Infinite Self Storage - Loveland	491,345	213,484	277,861	0	277,861			Actual 2013	489,643	207,371	282,272
26	Sequoia Center Building 1400	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
27	Pelham Commons	955,770	259,577	696,193	0	696,193			Actual 2013	1,012,724	256,422	756,302
28	Seminole Orange Plaza Center	724,925	52,563	672,362	0	672,362			NAV	NAV	NAV	NAV
29	Hampton Inn - Cincinnati Airport North	2,497,549	1,358,855	1,138,694	0	1,138,694	106	80	Actual 2013	2,260,969	1,262,862	998,107
30	Walgreens Portfolio	711,240	36,441	674,799	0	674,799			Actual 2013	711,240	25,174	686,066
30.01	Walgreens - Claremore	406,000	18,811	387,189	0	387,189			Actual 2013	406,000	13,116	392,884
30.02	Walgreens - Rainbow	305,240	17,630	287,610	0	287,610			Actual 2013	305,240	12,058	293,182
31	Locker Room Portfolio	1,284,701	380,968	903,733	0	903,733			Actual 2013	1,261,423	365,470	895,953
31.01	Locker Room - 62nd Street	685,558	184,496	501,062	0	501,062			Actual 2013	672,655	175,996	496,659
31.02	Locker Room - Aramingo	599,143	196,473	402,671	0	402,671			Actual 2013	588,768	189,474	399,294
32	2 & 6 Terri Lane	1,085,387	499,629	585,758	34,469	551,289			Actual 2012	1,066,451	470,641	595,810
33	Hampton Inn Carmel, IN	3,378,015	2,041,625	1,336,390	0	1,336,390	118	89	Actual 2013	3,029,089	1,855,518	1,173,571
34	San Bernardino Marketplace	948,317	283,037	665,280	0	665,280			Actual 2013	958,780	294,713	664,067
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments	972,476	397,740	574,736	27,000	547,736			Actual 2013	918,794	373,344	545,450
38	37600 Filbert Street	500,901	77,468	423,433	0	423,433			Actual 2013	500,901	79,926	420,975
39	Shea 70 Plaza	617,572	182,043	435,529	0	435,529			Actual 2013	612,945	188,757	424,188
40	215 South Center Street & 210 East Third Street	793,733	309,168	484,565	0	484,565			Actual 2013	608,013	270,147	337,866
41	Carson Building	717,842	198,296	519,545	0	519,545			Actual 2013	660,462	201,508	458,953
42	Midtown Market	683,176	298,851	384,325	0	384,325			Actual 2013	499,721	219,235	280,486
43	Hy-Vee Waterloo	473,053	0	473,053	0	473,053			Actual 2012	473,053	0	473,053
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	726,395	221,192	505,204	0	505,204			NAV	NAV	NAV	NAV
45.01	Wisconsin Rapids	355,247	121,692	233,555	0	233,555			Actual 2013	313,475	123,358	190,117
45.02	Kenosha	219,739	70,201	149,538	0	149,538			Actual 2013	210,031	62,158	147,873
45.03	Laona	61,749	10,309	51,440	0	51,440			NAV	NAV	NAV	NAV
45.04	Lakewood	56,814	9,338	47,477	0	47,477			NAV	NAV	NAV	NAV
45.05	Chippewa Falls	32,845	9,651	23,194	0	23,194			NAV	NAV	NAV	NAV
46	Roberts Crossing Shopping Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
47	Quality Suites Hickory	1,721,527	963,109	758,418	0	758,418	63	40	Actual 2013	1,613,028	802,842	810,186
48	Wingate by Wyndham Round Rock	2,123,118	1,617,361	505,757	0	505,757	78	45	Actual 2013	1,715,234	1,247,555	467,679
49	65 West 95th Owners Corp.
50	Carolina Village MHC	582,692	121,640	461,052	0	461,052			Actual 2013	560,817	130,999	429,818
51	Center Grove Estates	962,782	375,549	587,232	0	587,232			Actual 2013	938,391	356,626	581,765
52	Colorado Owners, Inc.

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage	601,116	138,645	462,471	0	462,471			Actual 2013	588,332	127,702	460,630
56	4721 Calle Carga	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
57	Comfort Suites Austin	1,216,187	762,096	454,090	0	454,090	87	50	Actual 2013	1,388,145	907,921	480,224
58	Towne Storage-South Jordan	500,726	187,277	313,449	0	313,449			Actual 2013	444,105	205,245	238,859
59	ACG Conlon Portfolio	763,310	429,860	333,450	0	333,450			NAV	NAV	NAV	NAV
59.01	Southside MHC	344,086	167,956	176,130	0	176,130			Actual 2013	310,782	201,310	109,473
59.02	Village Green MHC	419,224	261,904	157,320	0	157,320			NAV	NAV	NAV	NAV
60	Belle Promenade Shoppes	556,640	172,501	384,139	0	384,139			Actual 2013	651,585	192,590	458,995
61	Tops Plaza	670,592	189,238	481,354	0	481,354			Actual 2013	683,050	185,191	497,859
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	575,661	312,799	262,861	0	262,861			Actual 2013	818,229	213,363	604,866
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks	411,419	146,358	265,061	0	265,061			Actual 2013	403,483	139,968	263,515
69	Bandera at Woodlawn	389,681	160,544	229,137	0	229,137
70	Summit Marketplace	512,708	196,994	315,713	0	315,713			Actual 2013	481,003	190,647	290,355
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	820,018	399,396	420,622	0	420,622			Actual 2013	775,875	353,479	422,396
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments	1,141,400	569,663	571,737	0	571,737			Actual 2013	1,091,455	543,198	548,257
75	The Oaks Plaza	623,607	189,904	433,703	0	433,703			Actual 2013	600,951	180,568	420,383
76	Lakefront 17 LLC	658,545	282,415	376,130	6,824	369,306			Actual 2013	551,237	282,242	268,995
77	Tara Close Apartments Corp.
78	CVS Algonac	298,138	22,026	276,112	0	276,112			Actual 2013	319,716	34,348	285,368
79	64th Apartment Corp.
80	Rankin Industrial Buildings	691,294	254,963	436,330	0	436,330			Actual 2013	618,391	250,491	367,899
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments	970,561	569,905	400,656	0	400,656			Actual 2013	920,971	588,300	332,671
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	183,347	157,496	25,851	0	25,851			NAV	NAV	NAV	NAV
85	Pecan Villa MHP	410,526	151,574	258,952	0	258,952			Actual 2013	366,364	130,412	235,952
86	Spring Hill Office II	297,084	101,501	195,583	0	195,583			Actual 2013	290,836	76,542	214,294
87	Walgreens - Houston	194,500	7,155	187,345	0	187,345			Actual 2013	194,498	7,465	187,033
88	M&M MHP	242,246	63,430	178,816	0	178,816			Actual 2013	239,739	63,674	176,065
89	343 King Street	115,986	37,642	78,344	0	78,344			Actual 2013	113,046	57,556	55,490
90	135 Willow Owners Corp.
91	Middlebury Self Storage	282,632	91,246	191,386	0	191,386			Actual 2013	266,922	78,274	188,648
92	Timberline and Echo Valley MHP	498,815	249,225	249,590	0	249,590			Actual 2013	417,303	217,068	200,235
93	3123 Fire Road	309,850	99,718	210,132	0	210,132			Actual 2013	288,389	91,770	196,619
94	Easy-Stor Self Storage	302,325	127,277	175,048	0	175,048			Actual 2013	222,866	118,216	104,650
95	Secured Storage	222,884	71,538	151,346	0	151,346			Actual 2013	160,842	63,309	97,533
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage	265,060	77,825	187,235	0	187,235			Actual 2013	243,195	70,970	172,225
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	241,790	64,487	177,302	0	177,302			Actual 2013	234,406	65,555	168,851
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage	245,550	84,129	161,421	0	161,421			Actual 2013	228,384	72,149	156,235
106	588 Main Avenue	206,312	25,608	180,704	596	180,108			Actual 2012	204,554	27,999	176,555
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	298,015	104,887	193,128	2,850	190,278			Actual 2012	257,513	109,354	148,159
109	Palm Bay Self Storage	210,003	115,413	94,590	0	94,590			Actual 2013	173,229	120,251	52,978
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.
A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(14)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	North Dallas Retail Portfolio	0	7,464,604			N	Various	Various	Various	Various
1.01	Heritage Heights	0	1,196,326			N	Minyard Sun Market	62,139	72.6%	4/30/2024
1.02	The Highlands	0	1,028,193			N	Tom Thumb	62,139	68.6%	4/30/2024
1.03	Josey Oaks Crossing	0	1,010,383			N	Tom Thumb	57,553	69.9%	8/1/2020
1.04	Hunter’s Glen Crossing	0	871,736			N	Tom Thumb	72,090	77.1%	11/2/2019
1.05	Flower Mound Crossing	0	1,052,743			N	Tom Thumb	58,960	72.3%	9/13/2016
1.06	Park West Plaza	0	680,671			N	Tom Thumb	59,480	71.7%	2/1/2020
1.07	Cross Timbers Court	0	847,738			N	Tom Thumb	62,132	80.3%	2/29/2020
1.08	14th Street Market	0	776,815			N	Tom Thumb	59,480	74.9%	2/28/2018
2	Marriott Melville Long Island	885,433	7,590,148	168	116	N
3	Technology Station	0	5,296,536			N	Fish & Richardson P.C.	48,973	51.7%	12/31/2020
4	Chicago Industrial Portfolio I	NAV	NAV			N	Various	Various	Various	Various
4.01	3211 Oak Grove Avenue	NAV	NAV			N	Fischer Paper Products, Inc.	55,838	49.5%	6/30/2017
4.02	8100 South 77th Avenue	NAV	NAV			N	Pactiv, Llc	115,000	100.0%	4/30/2024
4.03	2701 South Western Avenue	NAV	NAV			N	Anderson Brothers	50,474	40.9%	4/18/2023
4.04	1560 Frontenac Road	NAV	NAV			N	PPS Business Corporation	85,608	100.0%	11/30/2017
4.05	2785 Algonquin Road	NAV	NAV			N	Service King Paint & Body, LLC	41,000	100.0%	7/31/2018
4.06	951 Corporate Grove Drive	NAV	NAV			N	RAM Racing, Inc.	36,300	50.0%	11/30/2019
4.07	1225-1229 Lakeside Drive	NAV	NAV			N	American Inks	31,306	50.2%	10/31/2020
4.08	733-747 Kimberly Drive	NAV	NAV			N	D and B Auto	13,450	18.1%	3/31/2016
4.09	12500 Lombard Lane	NAV	NAV			N	MV Public Transportation	45,333	52.6%	8/31/2019
4.10	2500-2518 Wisconsin Avenue	NAV	NAV			N	Cvp Systems, Inc.	18,000	39.1%	4/30/2017
4.11	2460-2478 Wisconsin Avenue	NAV	NAV			N	W.I.T. Transmission Parts, Inc.	9,000	19.6%	9/30/2016
4.12	2095-2105 Hammond Drive	NAV	NAV			N	ProVita Cuisine, LLC	31,931	100.0%	11/30/2017
4.13	877 North Larch Avenue	NAV	NAV			N	GC Dies, LLC	37,540	100.0%	11/30/2020
4.14	2011 Swanson Court	NAV	NAV			N	Frontier Soups	24,229	54.9%	6/30/2022
4.15	3705 Stern Avenue	NAV	NAV			N	IGM Resins, Inc.	11,598	55.8%	2/28/2017
4.16	5727 95th Avenue	NAV	NAV			N	Midwest Thermal Vac, Inc	20,000	100.0%	7/31/2018
4.17	420 West Wrightwood Avenue	NAV	NAV			N	Heights Glass & Mirror Co.	17,441	100.0%	7/31/2017
4.18	1463 Lunt Avenue	NAV	NAV			N	ABC Truck & Body Repair	15,185	100.0%	3/31/2019
5	Preferred Freezer - Newark	0	3,564,000			N	Preferred Freezer Services	197,336	100.0%	2/28/2031
6	10 South LaSalle Street	0	10,720,027			N	Chicago Title Insurance Co	102,608	13.1%	10/31/2019
7	Hilton Wilmington/Christiana	433,136	3,642,608	131	104	N
8	TownePlace Suites Redwood City	0	2,449,134	152	132	N
9	Cottonwood Shopping Center	0	1,932,590			N	Best Buy	45,750	24.2%	1/31/2021
10	PRA Health Sciences	NAV	NAV			N	PRA Health Sciences	142,679	100.0%	12/31/2030
11	Orlando Plaza Garage	0	1,600,617			N
12	Northline Industrial Center	0	1,345,730			N	Renaissance Global	396,090	36.4%	1/31/2017
13	Wilshire Plaza	0	1,337,501			Y	Big Lots	24,072	19.8%	1/31/2021
14	Northview Harbor Apartments	0	1,429,913			N
15	Gill Park Cooperative
16	Tharp Retail Portfolio	0	1,681,415			N	Various	Various	Various	Various
16.01	Belmont Center	0	489,271			N	CVS	10,772	28.6%	11/30/2020
16.02	CSL Plasma Center	0	323,401			N	CSL Plasma Services	15,085	100.0%	5/31/2029
16.03	Emerson Center North	0	259,772			N	Brooks Auto	6,750	17.9%	12/31/2018
16.04	Shadeland Center	0	183,211			N	Burger King	2,555	40.2%	7/1/2019
16.05	Gateway Office Center	0	176,726			N	Talecris Plasma Resources, Inc.	21,298	100.0%	11/30/2019
16.06	Girls School Road Center	0	134,920			N	Sully’s Bar & Grill	7,500	54.7%	4/30/2019
16.07	Crawfordsville South Center	0	90,013			N	Teacher’s Credit Union	2,500	57.4%	1/31/2020
16.08	National Road Center	0	24,101			N	Farrell’s eXtreme Bodyshaping	4,664	57.3%	3/31/2017
17	South Creek Retail	0	828,063			N	The Grove at South Creek	7,844	13.2%	4/30/2019
18	Waterford Landing Apartments	0	1,307,174			Y
19	The Landings at 56th	0	937,259			N
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario	0	1,196,961	111	87	N
22	Mission Bay Self Storage	0	885,813			N
23	Compass Self Storage Portfolio	10,927	809,224			N
23.01	Compass Self Storage	10,927	521,658			N
23.02	ABM Self Storage	0	287,566			N
24	Marketplace at Rivergate	0	865,744			N	Oak Factory Outlet of Nashville, Inc. (d/b/a Oak Factory Outlet)	23,500	21.1%	2/28/2020
25	Infinite Self Storage Portfolio	0	692,397			N
25.01	Infinite Self Storage - East 52nd	0	410,125			N
25.02	Infinite Self Storage - Loveland	0	282,272			N
26	Sequoia Center Building 1400	NAV	NAV			N	Enphase Energy, Inc	48,000	66.7%	4/30/2022
27	Pelham Commons	0	756,302			Y	Publix	44,271	57.8%	6/30/2023
28	Seminole Orange Plaza Center	NAV	NAV			N	Walgreens	16,484	84.2%	8/31/2085
29	Hampton Inn - Cincinnati Airport North	0	998,107	103	73	N
30	Walgreens Portfolio	0	686,066			N	Walgreen Co.	29,050	100.0%	Various
30.01	Walgreens - Claremore	0	392,884			N	Walgreen Co.	14,490	100.0%	10/31/2028
30.02	Walgreens - Rainbow	0	293,182			N	Walgreen Co.	14,560	100.0%	12/31/2028
31	Locker Room Portfolio	0	895,953			N
31.01	Locker Room - 62nd Street	0	496,659			N
31.02	Locker Room - Aramingo	0	399,294			N
32	2 & 6 Terri Lane	33,704	562,106			N	Chemical Engineering & Instrumentation Consultants, Inc.	23,562	27.9%	3/31/2018
33	Hampton Inn Carmel, IN	0	1,173,571	113	79	N
34	San Bernardino Marketplace	0	664,067			N	El Super	46,817	79.7%	7/31/2030
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments	27,000	518,450			N
38	37600 Filbert Street	0	420,975			N	SOGO Bakery Inc.	35,000	58.3%	7/31/2020
39	Shea 70 Plaza	0	424,188			N	At Home Fitness	6,214	18.5%	5/31/2021
40	215 South Center Street & 210 East Third Street	0	337,866			N	Comedy Castle	8,754	17.7%	11/29/2019
41	Carson Building	0	458,953			N	Eleven Wireless	7,530	26.2%	11/30/2019
42	Midtown Market	0	280,486			N	Satya Indian Grocery	8,775	27.0%	5/14/2019
43	Hy-Vee Waterloo	0	473,053			N	Hy-Vee	48,258	100.0%	12/31/2025
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	NAV	NAV			N	Various	Various	Various	Various
45.01	Wisconsin Rapids	0	190,117			N	Sears	10,120	20.0%	5/31/2022
45.02	Kenosha	0	147,873			N	Anytime Fitness	3,816	37.1%	5/31/2021
45.03	Laona	NAV	NAV			N	Family Dollar	9,090	100.0%	6/30/2024
45.04	Lakewood	NAV	NAV			N	Family Dollar	9,090	100.0%	12/31/2023
45.05	Chippewa Falls	NAV	NAV			N	Family Dollar	7,200	100.0%	12/31/2020
46	Roberts Crossing Shopping Center	NAV	NAV			N	Big Lots Stores, Inc.	29,667	37.8%	1/31/2020
47	Quality Suites Hickory	0	810,186	61	37	N
48	Wingate by Wyndham Round Rock	0	467,679	71	35	N
49	65 West 95th Owners Corp.
50	Carolina Village MHC	0	429,818			N
51	Center Grove Estates	0	581,765			N
52	Colorado Owners, Inc.

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(14)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage	0	460,630			N
56	4721 Calle Carga	NAV	NAV			N	Microsemi Communications	63,789	100.0%	12/31/2025
57	Comfort Suites Austin	0	480,224	82	58	N
58	Towne Storage-South Jordan	0	238,859			N
59	ACG Conlon Portfolio	NAV	NAV			N
59.01	Southside MHC	0	109,473			N
59.02	Village Green MHC	NAV	NAV			N
60	Belle Promenade Shoppes	0	458,995			Y	Best Choice Beauty Supply	8,600	21.7%	3/31/2018
61	Tops Plaza	0	497,859			N	Tops Markets	42,000	78.2%	2/28/2024
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	0	604,866			N	Ollie’s Bargain Outlet	29,800	36.3%	10/31/2021
66	Neighbors Emergency Center					N	NEC Yorktown Emergency Center LLC	15,000	100.0%	10/31/2029
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks	0	263,515			N
69	Bandera at Woodlawn					N	Dollar Tree	10,500	32.4%	1/31/2019
70	Summit Marketplace	0	290,355			N	Wine & Spirits LLC	4,436	30.9%	8/31/2019
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	0	422,396			N	Conlin Travel, Inc.	9,531	20.9%	10/31/2019
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments	0	548,257			N
75	The Oaks Plaza	0	420,383			N	Supermarket Acapulco	11,098	37.4%	11/30/2019
76	Lakefront 17 LLC	164,604	104,391			N	Eileen Dewey Counseling Center	4,073	12.6%	1/31/2017
77	Tara Close Apartments Corp.
78	CVS Algonac	0	285,368			N	CVS	13,013	100.0%	1/31/2027
79	64th Apartment Corp.
80	Rankin Industrial Buildings	0	367,899			N	VRIDE, Inc.	14,932	11.9%	12/31/2020
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments	0	332,671			N
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	NAV	NAV			N	Once Upon a Child	4,468	23.9%	2/29/2020
85	Pecan Villa MHP	0	235,952			N
86	Spring Hill Office II	0	214,294			N	CSI Inspection, LLC	6,832	33.8%	5/31/2018
87	Walgreens - Houston	0	187,033			N	Walgreen Co.	14,560	100.0%	1/31/2029
88	M&M MHP	0	176,065			N
89	343 King Street	0	55,490			N	GS Kennedy Properties LLC d/b/a Willy Jay’s	2,809	100.0%	4/30/2020
90	135 Willow Owners Corp.
91	Middlebury Self Storage	0	188,648			N
92	Timberline and Echo Valley MHP	0	200,235			N
93	3123 Fire Road	0	196,619			N	Bonefish Restaurant	5,120	37.9%	7/31/2020
94	Easy-Stor Self Storage	0	104,650			N
95	Secured Storage	0	97,533			N	Adirondack Kayak Warehouse	12,000	32.7%	12/31/2017
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage	0	172,225			N
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	0	168,851			N	Gottwals Books	4,500	20.2%	9/7/2020
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage	0	156,235			N
106	588 Main Avenue	5,933	170,622			N	Sleepy’s	4,732	82.6%	11/30/2017
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	8,424	139,735			N	Starbucks	1,656	21.1%	2/29/2024
109	Palm Bay Self Storage	0	52,978			N
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(10)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	North Dallas Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
1.01	Heritage Heights	Cantina Laredo	6,152	7.2%	5/31/2019	Phoenix Salon Suites	4,530	5.3%	10/31/2022
1.02	The Highlands	Omni American Bank	4,080	4.5%	10/31/2019	Verf’s Grill and Tavern	3,695	4.1%	12/31/2025
1.03	Josey Oaks Crossing	Kids Dental	4,500	5.5%	12/31/2021	Fuzzy Taco Shop	3,350	4.1%	1/31/2021
1.04	Hunter’s Glen Crossing	Stephen’s Cleaners	4,231	4.5%	11/30/2017	Pacific Dental Services	3,121	3.3%	4/30/2021
1.05	Flower Mound Crossing	First Choice Emergency Room	4,982	6.1%	10/31/2017	GK’s Cleaners	3,500	4.3%	9/30/2016
1.06	Park West Plaza	Monarch Dental	4,626	5.6%	2/28/2020	Scrubs, Etc.	4,180	5.0%	3/31/2024
1.07	Cross Timbers Court	Tarrant Dialysis Centers	6,000	7.8%	3/31/2023	Starbucks	2,584	3.3%	6/30/2017
1.08	14th Street Market	Sol River Dental	3,400	4.3%	1/31/2023	Texas Health Resources	2,400	3.0%	10/31/2020
2	Marriott Melville Long Island
3	Technology Station	Highfive Technologies	28,778	30.4%	11/30/2020	Sports Orthopedic Rehabilitation Medicine	10,871	11.5%	9/30/2022
4	Chicago Industrial Portfolio I	Various	Various	Various	Various	Various	Various	Various	Various
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue	Moody Bible Institute	36,956	30.0%	10/31/2023	RBG Plastic d/b/a Res	35,956	29.1%	9/30/2020
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive	Trendz Plastics	15,691	25.2%	3/31/2016	IB Roof Systems	15,308	24.6%	3/31/2021
4.08	733-747 Kimberly Drive	Ultratech, Inc	12,200	16.4%	10/31/2017	Buss, Inc	12,200	16.4%	5/31/2019
4.09	12500 Lombard Lane	Nandorf	40,867	47.4%	1/31/2019
4.10	2500-2518 Wisconsin Avenue	Wfh Enterprises, Inc.	8,587	18.7%	8/31/2020	Vince’S Black Tie, Inc.	7,200	15.7%	12/31/2016
4.11	2460-2478 Wisconsin Avenue	Black & Decker (Us), Inc.	7,200	15.7%	10/31/2016	Rc Sales & Service, Inc.	5,000	10.9%	6/30/2016
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court	Quick Dry Foods	19,875	45.1%	5/31/2022
4.15	3705 Stern Avenue	Cougar Packaging	9,194	44.2%	1/31/2019
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark
6	10 South LaSalle Street	Northern Trust Company	100,357	12.8%	12/31/2020	Clausen Miller	63,576	8.1%	12/31/2025
7	Hilton Wilmington/Christiana
8	TownePlace Suites Redwood City
9	Cottonwood Shopping Center	Home Life Furniture, Inc.	35,650	18.9%	9/30/2019	Michaels	34,000	18.0%	5/31/2018
10	PRA Health Sciences
11	Orlando Plaza Garage
12	Northline Industrial Center	W.F. Whalen	347,532	31.9%	9/30/2019	Home Depot	285,400	26.2%	1/31/2025
13	Wilshire Plaza	Gordon’s of Metairie	20,250	16.6%	10/31/2019	The Fresh Market	19,265	15.8%	7/31/2025
14	Northview Harbor Apartments
15	Gill Park Cooperative
16	Tharp Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
16.01	Belmont Center	Dollar General	9,376	24.9%	10/31/2020	PNC Bank	5,400	14.3%	1/31/2022
16.02	CSL Plasma Center
16.03	Emerson Center North	Tanfastic Salon	2,400	6.4%	1/31/2018	Altered Image Tattoo	2,250	6.0%	8/31/2020
16.04	Shadeland Center	Jimmy John’s	2,000	31.5%	3/31/2018	Starbuck’s	1,796	28.3%	2/28/2026
16.05	Gateway Office Center
16.06	Girls School Road Center	Herdrich Petroleum Corp.	3,500	25.5%	12/31/2021	Xiong Jian Shi	1,500	10.9%	12/31/2023
16.07	Crawfordsville South Center	Dairy Queen	1,856	42.6%	5/31/2033
16.08	National Road Center	Salazar Dental Group	1,818	22.3%	12/31/2023	Interim Healthcare	1,662	20.4%	3/31/2020
17	South Creek Retail	Los Compadres/Rafael	4,064	6.8%	8/31/2018	Squeeze In Reno, LLC	3,718	6.2%	5/31/2021
18	Waterford Landing Apartments
19	The Landings at 56th
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario
22	Mission Bay Self Storage
23	Compass Self Storage Portfolio
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	Harbor Freight Tools	13,043	11.7%	4/30/2025	OCB Realty CO. (d/b/a Ryan’s)	10,161	9.1%	12/31/2026
25	Infinite Self Storage Portfolio
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	First California Mortgage Co.	24,000	33.3%	7/31/2023
27	Pelham Commons	Artistic Edge Dance Center	4,800	6.3%	12/31/2015	Famous Toastery	4,023	5.3%	9/30/2020
28	Seminole Orange Plaza Center	Papa John’s	1,320	6.7%	9/30/2017	All Your Hair & Nail Salon	920	4.7%	12/20/2017
29	Hampton Inn - Cincinnati Airport North
30	Walgreens Portfolio
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	Gallagher Bassett Services	13,958	16.5%	4/30/2019	Ceramco/DENTSPLY International	10,607	12.6%	12/31/2017
33	Hampton Inn Carmel, IN
34	San Bernardino Marketplace	Fiesta Laundry	2,771	4.7%	7/31/2019	Cricket Wireless	1,379	2.3%	1/31/2019
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments
38	37600 Filbert Street	Contract Metal Products	25,048	41.7%	7/31/2030
39	Shea 70 Plaza	Comfort Dental	3,468	10.3%	2/28/2025	VCA Animal Hospital	2,888	8.6%	5/31/2019
40	215 South Center Street & 210 East Third Street	RBC	4,900	9.9%	9/14/2016	Royal Oak Brewery	4,800	9.7%	6/30/2018
41	Carson Building	Panic, Inc.	7,496	26.1%	10/31/2023	Hi-Tec Sports USA, Inc.	7,348	25.6%	4/30/2017
42	Midtown Market	Petrie Sports Lounge	4,850	14.9%	7/31/2020	Hieu My Nguyen - SPA/Maui Nails	4,220	13.0%	9/30/2018
43	Hy-Vee Waterloo
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
45.01	Wisconsin Rapids	Lebakkens Rent to Own	9,930	19.6%	9/30/2020	Anytime Fitness	7,792	15.4%	2/28/2019
45.02	Kenosha	Solel Tanning	1,411	13.7%	2/28/2021	Papa Johns	1,400	13.6%	9/6/2019
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	PF Hilliard, LLC	25,239	32.2%	9/30/2024	Top Line Restaurants, Inc	6,400	8.2%	3/31/2021
47	Quality Suites Hickory
48	Wingate by Wyndham Round Rock
49	65 West 95th Owners Corp.
50	Carolina Village MHC
51	Center Grove Estates
52	Colorado Owners, Inc.

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(10)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage
56	4721 Calle Carga
57	Comfort Suites Austin
58	Towne Storage-South Jordan
59	ACG Conlon Portfolio
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	Shoe Show #1047	8,000	20.2%	2/28/2019	Cato Fashions/Cato Plus #1084	4,500	11.3%	1/31/2020
61	Tops Plaza	Family Dollar	11,700	21.8%	12/31/2020
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	Planet Fitness	26,363	32.1%	11/30/2026	Dale’s Family Restaurant	5,400	6.6%	10/31/2018
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks
69	Bandera at Woodlawn	Advance Auto	10,000	30.9%	10/31/2023	Smile Kings Bandera, PLLC	6,813	21.0%	5/31/2024
70	Summit Marketplace	Colorado Wok, Inc.	2,903	20.2%	4/30/2017	Adesso Pizzeria Company	1,400	9.8%	1/31/2021
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	Washtenaw Urgent Care PC	7,344	16.1%	9/30/2020	Fostering Futures LLC	4,841	10.6%	1/31/2020
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments
75	The Oaks Plaza	Lenscrafters	5,580	18.8%	7/31/2017	Sally Beauty Supply	2,480	8.4%	5/31/2018
76	Lakefront 17 LLC	Clinic Management and Development	2,772	8.6%	12/31/2017	Jenny Craig Operations, Inc.	2,578	8.0%	2/29/2020
77	Tara Close Apartments Corp.
78	CVS Algonac
79	64th Apartment Corp.
80	Rankin Industrial Buildings	Troy Biologicals, Inc.	14,520	11.6%	3/31/2017	Installation Services, LLC	14,520	11.6%	6/30/2020
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	Leslie’s Poolmart, Inc.	3,404	18.2%	12/31/2019	PT Solutions	2,687	14.4%	5/31/2019
85	Pecan Villa MHP
86	Spring Hill Office II	Aflac Regional Office	4,300	21.3%	7/31/2018	Precision Solids Control	2,024	10.0%	11/16/2019
87	Walgreens - Houston
88	M&M MHP
89	343 King Street
90	135 Willow Owners Corp.
91	Middlebury Self Storage
92	Timberline and Echo Valley MHP
93	3123 Fire Road	Elegance Cleaners	1,920	14.2%	3/31/2018	Twin Boro Physical Therapy	1,777	13.2%	8/31/2021
94	Easy-Stor Self Storage
95	Secured Storage
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	Impact Fitness	3,000	13.5%	12/31/2021	Fringe Salon	2,350	10.5%	2/28/2022
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage
106	588 Main Avenue	Subway	1,000	17.4%	4/30/2016
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	Scottrade	1,365	17.4%	12/31/2018	Complete Nutrition	1,300	16.6%	3/31/2017
109	Palm Bay Self Storage
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(3)(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	North Dallas Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
1.01	Heritage Heights	Cotton Patch Café	4,000	4.7%	6/30/2019	Colleyville Fine Dry Cleaners	2,800	3.3%	4/30/2019
1.02	The Highlands	The Egg & I Restaurant	3,577	4.0%	3/31/2023	Mr. K’s Blue Bonnet Dry Cleaner	2,670	2.9%	3/31/2016
1.03	Josey Oaks Crossing	Sensory Reflexology	1,985	2.4%	4/30/2023	Omni Vision Eye Care	1,900	2.3%	2/28/2018
1.04	Hunter’s Glen Crossing	Legacy Liquor	1,700	1.8%	3/31/2020	Ferrari’s Pizza	1,700	1.8%	4/30/2020
1.05	Flower Mound Crossing	RadioShack	2,030	2.5%	2/28/2017	H&R Block	1,916	2.3%	4/30/2018
1.06	Park West Plaza	Wise Guys Pizza	2,950	3.6%	4/30/2021	WCK Cleaners	2,500	3.0%	5/31/2019
1.07	Cross Timbers Court	California Pro Nails	1,260	1.6%	8/31/2016	Subway	1,050	1.4%	10/31/2018
1.08	14th Street Market	Liberty Tax	1,800	2.3%	5/31/2016	Wingstop	1,800	2.3%	7/31/2016
2	Marriott Melville Long Island
3	Technology Station	Physiatry Medical Group	6,115	6.5%	9/30/2022
4	Chicago Industrial Portfolio I	Various	Various	Various	Various	Various	Various	Various	Various
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive	Loram Maintenance of	12,180	16.4%	5/15/2018	RTM Precision Machini	12,180	16.4%	6/30/2018
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue	Dee Givens & Company, Inc.	4,500	9.8%	4/30/2016	Technical Printing Solutions Group, Inc.	4,033	8.8%	10/31/2020
4.11	2460-2478 Wisconsin Avenue	Butterfield Electric	4,500	9.8%	2/28/2017	Carlsen’S Elevator Service, Inc.	4,500	9.8%	2/28/2020
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark
6	10 South LaSalle Street	Amwins Brokerage Of Illinois	36,320	4.6%	6/30/2021	Blatt Hasenmiller Leibsker	22,874	2.9%	10/31/2025
7	Hilton Wilmington/Christiana
8	TownePlace Suites Redwood City
9	Cottonwood Shopping Center	Barnes & Noble	25,050	13.3%	1/31/2017	Office Max	23,500	12.4%	11/30/2016
10	PRA Health Sciences
11	Orlando Plaza Garage
12	Northline Industrial Center
13	Wilshire Plaza	Office Depot	15,555	12.8%	11/30/2020	Rite Aid	12,000	9.9%	7/31/2025
14	Northview Harbor Apartments
15	Gill Park Cooperative
16	Tharp Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
16.01	Belmont Center	Salazar Dental of Indiana	3,929	10.4%	2/28/2029	Taco Bell - Leased Fee	2,640	7.0%	5/31/2025
16.02	CSL Plasma Center
16.03	Emerson Center North	DJ’s Hot Dogs	1,820	4.8%	10/31/2024	Pick Me Pets	1,470	3.9%	10/31/2018
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center	Hot Stylz	1,200	8.8%	6/30/2018
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	Beauty Zone	2,780	4.7%	11/30/2018	Dr. Calvin Van Reken	2,510	4.2%	7/31/2019
18	Waterford Landing Apartments
19	The Landings at 56th
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario
22	Mission Bay Self Storage
23	Compass Self Storage Portfolio
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	Tuesday Morning Inc. (d/b/a Tuesday Morning)	7,851	7.0%	MTM	United Retail Incorporated (d/b/a Avenue)	6,900	6.2%	12/31/2017
25	Infinite Self Storage Portfolio
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400
27	Pelham Commons	Burn Boot Camp Gym	3,660	4.8%	12/31/2020	Tip It Back Sports Grille	2,800	3.7%	9/30/2017
28	Seminole Orange Plaza Center	Dr Stacy-Ann Smith	857	4.4%	12/20/2017
29	Hampton Inn - Cincinnati Airport North
30	Walgreens Portfolio
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	Envirotrac, Ltd.	7,500	8.9%	7/31/2018	National Mentor Healthcare	6,200	7.3%	6/30/2020
33	Hampton Inn Carmel, IN
34	San Bernardino Marketplace	Subway	1,379	2.3%	3/15/2020	Sure Smile Dental	1,240	2.1%	12/1/2018
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments
38	37600 Filbert Street
39	Shea 70 Plaza	Music Masters	2,800	8.3%	MTM	Remedy Pilates	2,730	8.1%	3/31/2020
40	215 South Center Street & 210 East Third Street	Match RX	4,775	9.7%	1/31/2017	Wachler & Assoc	4,651	9.4%	9/30/2018
41	Carson Building	Mitchell Gold & Bob Williams	6,312	22.0%	12/31/2019
42	Midtown Market	DGN Factory LLC	3,000	9.2%	5/31/2019	SH Salon LLC	2,800	8.6%	10/31/2020
43	Hy-Vee Waterloo
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
45.01	Wisconsin Rapids	Bremmer’s Treasures	3,300	6.5%	12/31/2019	H&R Block	2,223	4.4%	12/31/2019
45.02	Kenosha	HR Block	1,400	13.6%	4/30/2016	Cash Store	1,150	11.2%	12/31/2018
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	La Michoacana Mexican	3,244	4.1%	3/31/2016	Posh Nail Company, LLC	3,200	4.1%	3/31/2019
47	Quality Suites Hickory
48	Wingate by Wyndham Round Rock
49	65 West 95th Owners Corp.
50	Carolina Village MHC
51	Center Grove Estates
52	Colorado Owners, Inc.
A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(3)(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage
56	4721 Calle Carga
57	Comfort Suites Austin
58	Towne Storage-South Jordan
59	ACG Conlon Portfolio
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	The Notary Shoppe	2,400	6.0%	4/30/2017	The Bistro One Smart Cookie Co	2,400	6.0%	5/31/2018
61	Tops Plaza
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	Dairy Queen	2,724	3.3%	6/18/2020	Mi Amigos	2,600	3.2%	9/14/2017
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks
69	Bandera at Woodlawn	Texas EZPAWN L.P.	5,080	15.7%	2/28/2017
70	Summit Marketplace	Supercuts	1,400	9.8%	7/31/2020	Advance America, Cash Advance	1,400	9.8%	10/31/2018
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	Association Management Group	3,013	6.6%	12/31/2017	THI of Michigan at Detroit	2,228	4.9%	10/31/2017
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments
75	The Oaks Plaza	Wingstop	2,232	7.5%	9/30/2025	Herbalife	1,860	6.3%	5/31/2016
76	Lakefront 17 LLC	Four Points Wellness	2,398	7.4%	1/31/2019	Yasemin the Day Spa, Inc.	2,117	6.5%	7/31/2017
77	Tara Close Apartments Corp.
78	CVS Algonac
79	64th Apartment Corp.
80	Rankin Industrial Buildings	Trailer Events, LLC and DriForce Emergency Services, LLC	4,867	3.9%	12/31/2015	Rose-Anne Cross	4,840	3.9%	MTM
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	El Balcon Restaurant	2,216	11.9%	8/31/2023	Wingstop	2,184	11.7%	12/31/2024
85	Pecan Villa MHP
86	Spring Hill Office II	Triumphant Health Center, P.C.	2,017	10.0%	5/31/2020	Sevier Climate Control	1,134	5.6%	5/31/2017
87	Walgreens - Houston
88	M&M MHP
89	343 King Street
90	135 Willow Owners Corp.
91	Middlebury Self Storage
92	Timberline and Echo Valley MHP
93	3123 Fire Road	Micchelli’s Pizza	1,760	13.0%	4/30/2018	Great Clips	1,480	11.0%	1/31/2020
94	Easy-Stor Self Storage
95	Secured Storage
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	Peachy Baby	2,150	9.6%	11/30/2020	Thai Pepper	1,836	8.2%	5/31/2018
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage
106	588 Main Avenue
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	Cost Cutters	1,300	16.6%	4/30/2017	YoWay Frozen Yogurt	1,170	14.9%	8/31/2017
109	Palm Bay Self Storage
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)
1	North Dallas Retail Portfolio	10/8/2015	10/8/2015				N	Y	Acquisition	97,250
1.01	Heritage Heights	10/8/2015	10/8/2015				N	Y
1.02	The Highlands	10/8/2015	10/8/2015				N	Y
1.03	Josey Oaks Crossing	10/8/2015	10/8/2015				N	Y
1.04	Hunter’s Glen Crossing	10/8/2015	10/8/2015				N	Y
1.05	Flower Mound Crossing	10/8/2015	10/8/2015				N	Y
1.06	Park West Plaza	10/8/2015	10/8/2015				N	Y
1.07	Cross Timbers Court	10/8/2015	10/8/2015				N	Y
1.08	14th Street Market	10/8/2015	10/8/2015				N	Y
2	Marriott Melville Long Island	9/8/2015	9/8/2015				N	Y	Refinance	240,250
3	Technology Station	10/20/2015	10/20/2015		10/20/2015	12.0%	N	Y	Refinance	0
4	Chicago Industrial Portfolio I	Various	Various	Various			N	Y	Acquisition	235,845
4.01	3211 Oak Grove Avenue	11/12/2015	11/11/2015				N	Y
4.02	8100 South 77th Avenue	11/20/2015	11/17/2015				N	Y
4.03	2701 South Western Avenue	11/12/2015	11/10/2015				N	Y
4.04	1560 Frontenac Road	11/12/2015	11/11/2015				N	Y
4.05	2785 Algonquin Road	11/20/2015	11/19/2015				N	Y
4.06	951 Corporate Grove Drive	11/12/2015	11/12/2015	11/30/2015			N	Y
4.07	1225-1229 Lakeside Drive	11/12/2015	11/11/2015				N	Y
4.08	733-747 Kimberly Drive	11/12/2015	11/12/2015				N	Y
4.09	12500 Lombard Lane	11/12/2015	11/11/2015				N	Y
4.10	2500-2518 Wisconsin Avenue	11/20/2015	11/17/2015				N	Y
4.11	2460-2478 Wisconsin Avenue	11/20/2015	11/17/2015				N	Y
4.12	2095-2105 Hammond Drive	11/12/2015	11/11/2015				N	Y
4.13	877 North Larch Avenue	11/12/2015	11/11/2015				N	Y
4.14	2011 Swanson Court	11/12/2015	11/12/2015				N	Y
4.15	3705 Stern Avenue	11/12/2015	11/12/2015				N	Y
4.16	5727 95th Avenue	11/12/2015	11/12/2015				N	Y
4.17	420 West Wrightwood Avenue	11/12/2015	11/12/2015				N	Y
4.18	1463 Lunt Avenue	11/12/2015	11/11/2015				N	Y
5	Preferred Freezer - Newark	10/6/2015	10/6/2015				N	Y	Refinance	0
6	10 South LaSalle Street	12/3/2015	12/3/2015				N	Y	Refinance	0
7	Hilton Wilmington/Christiana	8/24/2015	8/24/2015				N	Y	Refinance	0
8	TownePlace Suites Redwood City	10/2/2015	10/2/2015		10/2/2015	5.0%	N	Y	Refinance	0
9	Cottonwood Shopping Center	9/30/2015	9/30/2015				N	Y	Refinance	0
10	PRA Health Sciences	5/28/2015	6/1/2015				N	Y	Acquisition	0
11	Orlando Plaza Garage	11/30/2015	11/25/2015				N	Y	Refinance	0
12	Northline Industrial Center	8/17/2015	8/1/2015				N	Y	Acquisition	0
13	Wilshire Plaza	10/22/2015	10/22/2015				N	Y	Refinance	3,000
14	Northview Harbor Apartments	10/28/2015	10/28/2015				N	Y	Acquisition	0
15	Gill Park Cooperative	12/28/2015	6/3/2015				N	Y	Refinance	0
16	Tharp Retail Portfolio	Various	12/21/2015				N	Y	Refinance	100,566
16.01	Belmont Center	12/21/2015	12/21/2015				N	Y
16.02	CSL Plasma Center	12/21/2015	12/21/2015				N	Y
16.03	Emerson Center North	12/21/2015	12/21/2015				N	Y
16.04	Shadeland Center	12/21/2015	12/21/2015				N	Y
16.05	Gateway Office Center	12/21/2015	12/21/2015				N	Y
16.06	Girls School Road Center	12/21/2015	12/21/2015				N	Y
16.07	Crawfordsville South Center	12/21/2015	12/21/2015				N	Y
16.08	National Road Center	7/7/2015	12/17/2015				N	Y
17	South Creek Retail	10/29/2015	10/30/2015		10/30/2015	8.0%	N	Y	Acquisition	0
18	Waterford Landing Apartments	8/14/2015	8/14/2015				N	Y	Acquisition	91,000
19	The Landings at 56th	11/30/2015	12/1/2015				N	Y	Refinance	36,850
20	Maple Plaza Housing Development Fund Corporation	6/30/2015	6/29/2015				N	Y	Refinance	0
21	Hampton Inn Suites Ontario	8/27/2015	8/27/2015		8/27/2015	9.0%	N	Y	Refinance	0
22	Mission Bay Self Storage	10/20/2015	10/20/2015				N	Y	Refinance	0
23	Compass Self Storage Portfolio	Various	Various				N	Y	Acquisition	6,719
23.01	Compass Self Storage	9/21/2015	9/11/2015				N	Y
23.02	ABM Self Storage	8/19/2015	9/1/2015				N	Y
24	Marketplace at Rivergate	10/14/2015	10/14/2015				N	Y	Refinance	4,375
25	Infinite Self Storage Portfolio	9/3/2015	9/3/2015				N	Y	Refinance	11,132
25.01	Infinite Self Storage - East 52nd	9/3/2015	9/3/2015				N	Y
25.02	Infinite Self Storage - Loveland	9/3/2015	9/3/2015				N	Y
26	Sequoia Center Building 1400	10/7/2015	10/8/2015		10/8/2015	11.0%	N	Y	Refinance	0
27	Pelham Commons	10/22/2015	10/22/2015				N	Y	Refinance	0
28	Seminole Orange Plaza Center	9/28/2015	9/28/2015				N	Y	Acquisition	0
29	Hampton Inn - Cincinnati Airport North	10/2/2015	10/1/2015				N	Y	Refinance	0
30	Walgreens Portfolio	Various	6/19/2015				N	Y	Refinance	0
30.01	Walgreens - Claremore	6/19/2015	6/19/2015				N	Y
30.02	Walgreens - Rainbow	6/18/2015	6/19/2015				N	Y
31	Locker Room Portfolio	Various	10/6/2015				N	Y	Acquisition	31,109
31.01	Locker Room - 62nd Street	10/6/2015	10/6/2015				N	Y
31.02	Locker Room - Aramingo	10/2/2015	10/6/2015				N	Y
32	2 & 6 Terri Lane	3/13/2015	3/16/2015				N	Y	Refinance	58,623
33	Hampton Inn Carmel, IN	11/4/2015	11/5/2015				N	Y	Refinance	0
34	San Bernardino Marketplace	9/24/2015	9/24/2015		9/25/2015	18.0%	N	Y	Acquisition	40,188
35	711 Shore Road Owners Corp.	8/18/2015	8/17/2015				N	Y	Refinance	0
36	440 East 79th Street Owners Corp.	10/27/2015	10/26/2015				N	Y	Refinance	0
37	Summer Glen Apartments	10/26/2015	10/23/2015				N	Y	Refinance	35,625
38	37600 Filbert Street	10/29/2015	10/30/2015		10/29/2015	16.0%	N	Y	Refinance	266,125
39	Shea 70 Plaza	10/14/2015	10/14/2015				N	Y	Acquisition	41,500
40	215 South Center Street & 210 East Third Street	9/28/2015	9/30/2015; 10/5/2015				N	Y	Refinance	0
41	Carson Building	11/24/2015	11/24/2015		11/24/2015	10.0%	N	Y	Refinance	0
42	Midtown Market	10/23/2015	10/27/2015				N	Y	Acquisition	0
43	Hy-Vee Waterloo	9/2/2015	9/2/2015				N	Y	Refinance	0
44	505 Central Avenue Corp.	10/16/2015	10/14/2015				N	Y	Refinance	0
45	Wisconsin Retail Portfolio	7/21/2015	Various				N	Y	Refinance	50,201
45.01	Wisconsin Rapids	7/21/2015	7/20/2015				N	Y
45.02	Kenosha	7/21/2015	7/20/2015				N	Y
45.03	Laona	7/21/2015	7/21/2015				N	Y
45.04	Lakewood	7/21/2015	7/21/2015				N	Y
45.05	Chippewa Falls	7/21/2015	7/20/2015				N	Y
46	Roberts Crossing Shopping Center	11/3/2015	11/4/2015				N	Y	Refinance	2,134
47	Quality Suites Hickory	11/10/2014	11/10/2014				N	Y	Refinance	0
48	Wingate by Wyndham Round Rock	11/2/2015	11/2/2015				N	Y	Refinance	0
49	65 West 95th Owners Corp.	12/9/2015	10/30/2015				N	Y	Refinance	0
50	Carolina Village MHC	10/6/2015	10/6/2015				N	Y	Acquisition	54,250
51	Center Grove Estates	8/19/2015	8/19/2015				N	Y	Refinance	18,625
52	Colorado Owners, Inc.	9/17/2015	9/15/2015				N	Y	Refinance	0

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)
53	Congress Owners, Ltd.	7/15/2015	7/15/2015				N	Y	Refinance	0
54	24535 Owners Corp.	10/22/2015	10/21/2015				N	Y	Refinance	0
55	Storage Plus Self Storage	7/16/2015	7/16/2015				N	Y	Acquisition	11,844
56	4721 Calle Carga	12/11/2015	12/14/2015		12/10/2015	17.0%	N	Y	Acquisition	140,625
57	Comfort Suites Austin	9/8/2015	9/8/2015				N	Y	Refinance	0
58	Towne Storage-South Jordan	10/30/2015	10/30/2015		10/30/2015	7.0%	N	Y	Refinance	0
59	ACG Conlon Portfolio	9/30/2015	9/30/2015				N	Y	Refinance	57,394
59.01	Southside MHC	9/30/2015	9/30/2015				N	Y
59.02	Village Green MHC	9/30/2015	9/30/2015				N	Y
60	Belle Promenade Shoppes	12/4/2015	11/12/2015				N	Y	Refinance	2,500
61	Tops Plaza	8/24/2015	8/24/2015				N	Y	Refinance	16,991
62	333 Bronx River Tenants Corp.	9/8/2015	9/3/2015				N	Y	Refinance	0
63	Linden Hill No. 2 Cooperative Corp.	9/10/2015	9/9/2015				N	Y	Refinance	0
64	Grinnell Housing Development Fund Corporation	10/1/2015	9/30/2015				N	Y	Refinance	0
65	Emerson Plaza	10/13/2015	10/13/2015				N	Y	Acquisition	0
66	Neighbors Emergency Center	4/23/2015	4/23/2015				N	Y	Acquisition	0
67	Hartsdale Gardens Owners Corp.	11/5/2015	11/4/2015				N	Y	Refinance	0
68	Infinite Self Storage Hendricks	9/3/2015	9/3/2015				N	Y	Refinance	0
69	Bandera at Woodlawn	11/23/2015	11/23/2015				N	Y	Acquisition	200,000
70	Summit Marketplace	10/27/2015	10/27/2015				N	Y	Refinance	0
71	Pelhamdale Manor Corp.	10/8/2015	10/6/2015				N	Y	Refinance	0
72	Arlington Square-MI	10/20/2015	10/22/2015				N	Y	Refinance	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	9/28/2015	9/28/2015				N	Y	Refinance	0
74	Fort Totten Apartments	10/13/2015	10/6/2015				N	Y	Refinance	0
75	The Oaks Plaza	7/28/2015	8/5/2015				N	Y	Refinance	0
76	Lakefront 17 LLC	10/29/2015	10/29/2015				N	Y	Refinance	0
77	Tara Close Apartments Corp.	9/17/2015	9/16/2015				N	Y	Refinance	0
78	CVS Algonac	12/3/2015	12/3/2015				N	Y	Refinance	175
79	64th Apartment Corp.	10/2/2015	10/1/2015				N	Y	Refinance	0
80	Rankin Industrial Buildings	11/17/2015	11/24/2015				N	Y	Refinance	0
81	3050 Fairfield Avenue Owners Corp.	11/9/2015	11/5/2015				N	Y	Refinance	0
82	Metro Woods Apartments	9/25/2015	9/23/2015				N	Y	Refinance	0
83	285 Riverside Drive Corp.	7/1/2015	6/25/2015				N	Y	Refinance	0
84	Stonebrook Place Shopping Center	11/19/2014	11/19/2014				N	Y	Refinance	0
85	Pecan Villa MHP	12/4/2015	12/4/2015				N	Y	Refinance	35,000
86	Spring Hill Office II	11/16/2015	11/16/2015				N	Y	Refinance	0
87	Walgreens - Houston	6/18/2015	6/18/2015				N	Y	Refinance	0
88	M&M MHP	11/13/2015	11/13/2015				N	Y	Acquisition	0
89	343 King Street	12/7/2015	11/5/2015				N	Y	Refinance	0
90	135 Willow Owners Corp.	11/9/2015	11/5/2015				N	Y	Refinance	0
91	Middlebury Self Storage	10/6/2015	10/5/2015				N	Y	Acquisition	8,000
92	Timberline and Echo Valley MHP	12/18/2015	8/12/2015				N	Y	Refinance	527,107
93	3123 Fire Road	10/19/2015	10/19/2015				N	Y	Refinance	0
94	Easy-Stor Self Storage	9/29/2015	9/29/2015				N	Y	Acquisition	14,813
95	Secured Storage	7/13/2015	7/14/2015				N	Y	Acquisition	0
96	6535 Broadway Owners Corp.	8/4/2015	8/3/2015				N	Y	Refinance	0
97	16 Canterbury Corp.	12/3/2015	12/1/2015				N	Y	Refinance	0
98	Hampton House Tenants Corp.	9/10/2015	9/14/2015				N	Y	Refinance	0
99	Great Indoors Self Storage	11/11/2015	11/11/2015				N	Y	Acquisition	0
100	90 Eighth Avenue Housing Co., Inc.	11/16/2015	11/12/2015				N	Y	Refinance	0
101	Barclay Plaza Owners, Inc.	9/24/2015	9/24/2015				N	Y	Refinance	0
102	Fairfax House Owners, Inc.	6/24/2015	6/1/2015				N	Y	Refinance	0
103	Parkway Village Shopping Center	7/6/2015	7/6/2015				N	Y	Refinance	0
104	East Hampton Mews Tenants Corp.	10/5/2015	10/1/2015				N	Y	Refinance	0
105	A1 Stateline Self Storage	11/4/2015	11/5/2015				N	Y	Acquisition	4,531
106	588 Main Avenue	8/24/2015	8/24/2015				N	Y	Refinance	0
107	Heathcote Manor Owners Corp.	9/8/2015	9/9/2015				N	Y	Refinance	0
108	Starbucks Plaza	10/29/2015	10/29/2015				N	Y	Refinance	0
109	Palm Bay Self Storage	9/29/2015	9/29/2015				N	Y	Acquisition	7,625
110	Garden Hamilton, Inc.	10/22/2015	10/22/2015				N	Y	Refinance	0
111	Teliman Holding Corp.	5/11/2015	5/11/2015				N	Y	Refinance	0
112	Gramatan Court Apartments, Inc.	9/17/2015	9/16/2015				N	Y	Refinance	0

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	North Dallas Retail Portfolio	154,383	154,383; Springing	Cash		0	Springing			966,100
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	112,214	106,870	Cash		67,254	9,150	Cash		0
3	Technology Station	84,726	28,242	Cash		0	Springing			0
4	Chicago Industrial Portfolio I	756,506	139,208; Springing	Cash		0	Springing			0
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0	Springing			0	Springing			0
6	10 South LaSalle Street	2,803,392	467,233	Cash		0	Springing			0
7	Hilton Wilmington/Christiana	76,409	25,470	Cash		0	Springing			0
8	TownePlace Suites Redwood City	77,170	13,248	Cash		9,465	3,155	Cash		19,370
9	Cottonwood Shopping Center	36,312	18,156; Springing	Cash		0	Springing			0
10	PRA Health Sciences	0	Springing			0	Springing			0
11	Orlando Plaza Garage	0	21,166	Cash		0	Springing			0
12	Northline Industrial Center	36,011	32,647	Cash		30,777	4,396	Cash		0
13	Wilshire Plaza	37,166	18,583	Cash		15,720	7,860	Cash		0
14	Northview Harbor Apartments	0	20,909	Cash		20,727	5,182	Cash		0
15	Gill Park Cooperative	0	Springing			0	Springing			0
16	Tharp Retail Portfolio	61,868	15,467	Cash		71,565	6,506	Cash		1,827
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	20,096	10,048	Cash		4,898	2,449	Cash		0
18	Waterford Landing Apartments	48,516	23,103	Cash		0	Springing			747,800
19	The Landings at 56th	50,752	16,917	Cash		85,729	7,794	Cash		7,875
20	Maple Plaza Housing Development Fund Corporation	0	Springing			0	Springing			0
21	Hampton Inn Suites Ontario	18,224	9,112	Cash		0	Springing			0
22	Mission Bay Self Storage	10,656	10,657	Cash		31,526	4,503	Cash		0
23	Compass Self Storage Portfolio	18,392	9,196	Cash		53,386	3,559	Cash		0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	97,377	9,738	Cash		5,564	1,766	Cash		0
25	Infinite Self Storage Portfolio	113,623	14,203	Cash		3,620	724	Cash		1,147
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	18,130	18,130	Cash		0	Springing			0
27	Pelham Commons	26,271	13,135	Cash		2,394	1,197	Cash		0
28	Seminole Orange Plaza Center	23,208	1,934; Springing	Cash		0	Springing			0
29	Hampton Inn - Cincinnati Airport North	11,028	2,757	Cash		7,881	2,627	Cash		0
30	Walgreens Portfolio	0	Springing			0	Springing			0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	58,016	6,139	Cash		110,872	2,082	Cash		8,000
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	42,573	14,191	Cash		13,413	2,404	Cash		0
33	Hampton Inn Carmel, IN	16,438	8,218	Cash		0	Springing			900,000
34	San Bernardino Marketplace	6,315	2,105	Cash		2,795	2,795	Cash		0
35	711 Shore Road Owners Corp.	0	Springing			0	Springing			0
36	440 East 79th Street Owners Corp.	0	Springing			0	Springing			0
37	Summer Glen Apartments	0	4,575	Cash		28,214	2,687	Cash		75,000
38	37600 Filbert Street	17,754	3,551	Cash		3,232	1,077	Cash		500
39	Shea 70 Plaza	16,808	5,603	Cash		926	441	Cash		23,041
40	215 South Center Street & 210 East Third Street	75,908	10,844	Cash		3,582	1,194	Cash		0
41	Carson Building	30,428	7,607	Cash		4,122	687	Cash		0
42	Midtown Market	0	15,041	Cash		5,539	659	Cash		0
43	Hy-Vee Waterloo	0	Springing			0	Springing			0
44	505 Central Avenue Corp.	0	Springing			0	Springing			0
45	Wisconsin Retail Portfolio	32,608	8,152	Cash		8,508	1,418	Cash		0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	50,608	7,230	Cash		3,606	1,202	Cash		0
47	Quality Suites Hickory	22,892	2,289	Cash		7,820	1,955	Cash		5,716
48	Wingate by Wyndham Round Rock	0	8,607	Cash		35,140	2,789	Cash		0
49	65 West 95th Owners Corp.	0	Springing			0	Springing			0
50	Carolina Village MHC	0	1,842	Cash		2,416	767	Cash		0
51	Center Grove Estates	7,514	3,578	Cash		14,768	1,758	Cash		0
52	Colorado Owners, Inc.	0	Springing			0	Springing			0

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
53	Congress Owners, Ltd.	0	Springing			0	Springing			0
54	24535 Owners Corp.	0	Springing			0	Springing			0
55	Storage Plus Self Storage	6,292	2,996	Cash		5,178	822	Cash		0
56	4721 Calle Carga	4,031	Springing	Cash		0	0			0
57	Comfort Suites Austin	65,819	5,984	Cash		10,399	3,466	Cash		0
58	Towne Storage-South Jordan	8,892	4,446	Cash		227	227	Cash		0
59	ACG Conlon Portfolio	25,943	3,530	Cash		3,157	334	Cash		0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	17,845	8,922	Cash		5,896	2,948	Cash		0
61	Tops Plaza	89,808	11,513	Cash		5,474	1,579	Cash		0
62	333 Bronx River Tenants Corp.	0	Springing			0	Springing			0
63	Linden Hill No. 2 Cooperative Corp.	143,455	47,818	Cash		0	Springing			0
64	Grinnell Housing Development Fund Corporation	0	Springing			0	Springing			0
65	Emerson Plaza	28,740	14,370	Cash		3,512	1,756	Cash		0
66	Neighbors Emergency Center	0	Springing			0	Springing			0
67	Hartsdale Gardens Owners Corp.	108,090	15,030	Cash		0	Springing			0
68	Infinite Self Storage Hendricks	16,119	2,303	Cash		1,305	261	Cash		583
69	Bandera at Woodlawn	7,338	7,338	Cash		8,712	968	Cash		0
70	Summit Marketplace	46,162	7,327	Cash		4,689	638	Cash		0
71	Pelhamdale Manor Corp.	0	Springing			0	Springing			0
72	Arlington Square-MI	42,420	10,605	Cash		1,151	1,151	Cash		0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	Springing			0	Springing			0
74	Fort Totten Apartments	20,696	5,174	Cash		6,092	3,046	Cash		0
75	The Oaks Plaza	51,666	4,305	Cash		13,603	2,721	Cash		371
76	Lakefront 17 LLC	3,731	3,731	Cash		606	606	Cash		0
77	Tara Close Apartments Corp.	62,335	14,661	Cash		0	Springing			0
78	CVS Algonac	0	Springing			10,999	917	Cash		10,000
79	64th Apartment Corp.	0	Springing			0	Springing			0
80	Rankin Industrial Buildings	36,190	5,170	Cash		5,706	1,902	Cash		0
81	3050 Fairfield Avenue Owners Corp.	0	Springing			0	Springing			0
82	Metro Woods Apartments	14,445	4,815	Cash		24,021	3,432	Cash		0
83	285 Riverside Drive Corp.	0	Springing			0	Springing			0
84	Stonebrook Place Shopping Center	16,194	5,398	Cash		1,517	756	Cash		10,000
85	Pecan Villa MHP	3,234	1,617	Cash		1,821	607	Cash		508
86	Spring Hill Office II	2,895	2,895	Cash		5,687	517	Cash		0
87	Walgreens - Houston	0	Springing			0	Springing			0
88	M&M MHP	1,510	755	Cash		1,100	550	Cash		0
89	343 King Street	1,776	1,776	Cash		5,823	647	Cash		0
90	135 Willow Owners Corp.	0	Springing			0	Springing			0
91	Middlebury Self Storage	4,711	2,243	Cash		819	260	Cash		0
92	Timberline and Echo Valley MHP	15,702	3,140	Cash		7,715	1,929	Cash		1,146
93	3123 Fire Road	18,879	6,293	Cash		2,964	494	Cash		50,000
94	Easy-Stor Self Storage	4,883	2,441	Cash		2,411	1,206	Cash		652
95	Secured Storage	12,379	1,684	Cash		1,035	329	Cash		0
96	6535 Broadway Owners Corp.	0	Springing			0	Springing			0
97	16 Canterbury Corp.	0	Springing			0	Springing			0
98	Hampton House Tenants Corp.	0	Springing			0	Springing			0
99	Great Indoors Self Storage	4,908	1,558	Cash		996	316	Cash		0
100	90 Eighth Avenue Housing Co., Inc.	36,341	18,171	Cash		0	Springing			0
101	Barclay Plaza Owners, Inc.	15,237	7,619	Cash		0	Springing			0
102	Fairfax House Owners, Inc.	0	Springing			0	Springing			0
103	Parkway Village Shopping Center	0	1,576	Cash		10,273	934	Cash		279
104	East Hampton Mews Tenants Corp.	0	Springing			0	Springing			0
105	A1 Stateline Self Storage	4,924	1,563	Cash		818	260	Cash		0
106	588 Main Avenue	6,277	1,569	Cash		1,142	571	Cash		0
107	Heathcote Manor Owners Corp.	0	Springing			0	Springing			0
108	Starbucks Plaza	3,009	3,009	Cash		7,933	1,322	Cash		0
109	Palm Bay Self Storage	1,897	1,897	Cash		2,171	1,085	Cash		341
110	Garden Hamilton, Inc.	0	Springing			0	Springing			0
111	Teliman Holding Corp.	0	Springing			0	Springing			0
112	Gramatan Court Apartments, Inc.	0	Springing			0	Springing			0
A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(15)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)
1	North Dallas Retail Portfolio	15,712	0	Cash		0	0
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	87,324	0	Cash		0	0
3	Technology Station	Springing	0			0	Springing
4	Chicago Industrial Portfolio I	14,557	0	Cash		750,000	30,692
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	Springing	0			0	0
6	10 South LaSalle Street	16,280	0	Cash		0	130,238
7	Hilton Wilmington/Christiana	Springing	0			0	0
8	TownePlace Suites Redwood City	19,370	0	Cash		0	0
9	Cottonwood Shopping Center	3,635; Springing	87,248	Cash		0	9,638
10	PRA Health Sciences	Springing	0			0	0
11	Orlando Plaza Garage	Springing	0			0	0
12	Northline Industrial Center	26,325	750,000	Cash		0	20,833
13	Wilshire Plaza	1,519	0	Cash		0	7,520; Springing
14	Northview Harbor Apartments	7,500	0	Cash		0	0
15	Gill Park Cooperative	0	0			0	0
16	Tharp Retail Portfolio	1,827	0	Cash		150,000	8,527
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	993; Springing	23,836	Cash		0	6,994; Springing
18	Waterford Landing Apartments	6,023	0	Cash		0	0
19	The Landings at 56th	7,875	450,000	Cash		0	0
20	Maple Plaza Housing Development Fund Corporation	0	0			0	0
21	Hampton Inn Suites Ontario	12,006	0	Cash		0	0
22	Mission Bay Self Storage	940	0	Cash		0	0
23	Compass Self Storage Portfolio	1,519	0	Cash		0	0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	908	0	Cash		0	5,109
25	Infinite Self Storage Portfolio	1,147	0	Cash		0	0
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	1,200; Springing	72,000	Cash		0	10,417
27	Pelham Commons	957	0	Cash		0	3,751; Springing
28	Seminole Orange Plaza Center	245	8,811	Cash		0	Springing
29	Hampton Inn - Cincinnati Airport North	8,132	0	Cash		0	0
30	Walgreens Portfolio	Springing	0			0	Springing
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	1,200	0	Cash		0	0
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	2,039	0	Cash		75,000	6,117
33	Hampton Inn Carmel, IN	11,250	0	Cash		0	0
34	San Bernardino Marketplace	979; Springing	23,496	Cash		0	3,318
35	711 Shore Road Owners Corp.	0	0			0	0
36	440 East 79th Street Owners Corp.	0	0			0	0
37	Summer Glen Apartments	2,779	0	Cash		0	0
38	37600 Filbert Street	500	24,019	Cash		2,072	2,072
39	Shea 70 Plaza	420	0	Cash		18,240	$7,113.50 until December 7, 2018; $2,946.83 thereafter
40	215 South Center Street & 210 East Third Street	815	0	Cash		150,000	4,395
41	Carson Building	478	25,000	Cash		59,558	3,899
42	Midtown Market	406	14,609	Cash		100,000	1,894
43	Hy-Vee Waterloo	402	0	Cash		0	2,083; Springing
44	505 Central Avenue Corp.	0	0			0	0
45	Wisconsin Retail Portfolio	1,079	0	Cash		100,000	2,500
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	980	0	Cash		0	4,294
47	Quality Suites Hickory	5,716	0	Cash		0	0
48	Wingate by Wyndham Round Rock	8,113	0	Cash		0	0
49	65 West 95th Owners Corp.	0	0			0	0
50	Carolina Village MHC	432	0	Cash		0	0
51	Center Grove Estates	0	0			0	0
52	Colorado Owners, Inc.	0	0			0	0

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(15)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)
53	Congress Owners, Ltd.	0	0			0	0
54	24535 Owners Corp.	0	0			0	0
55	Storage Plus Self Storage	1,077	0	Cash		0	138
56	4721 Calle Carga	797	0	Cash		194,935	Springing
57	Comfort Suites Austin	4,899	0	Cash		0	0
58	Towne Storage-South Jordan	821	29,556	Cash		0	0
59	ACG Conlon Portfolio	1,043	0	Cash		0	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	496	0	Cash		0	2,759; Springing
61	Tops Plaza	671	0	Cash		0	2,107
62	333 Bronx River Tenants Corp.	0	0			0	0
63	Linden Hill No. 2 Cooperative Corp.	0	0			0	0
64	Grinnell Housing Development Fund Corporation	0	0			0	0
65	Emerson Plaza	1,368	0	Cash		0	3,871
66	Neighbors Emergency Center	0	0			0	630
67	Hartsdale Gardens Owners Corp.	0	0			0	0
68	Infinite Self Storage Hendricks	583	0	Cash		0	0
69	Bandera at Woodlawn	429	0	Cash		100,000	6,250; Springing
70	Summit Marketplace	227	0	Cash		0	1,391
71	Pelhamdale Manor Corp.	0	0			0	0
72	Arlington Square-MI	1,329	25,000	Cash		0	4,148
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0			0	0
74	Fort Totten Apartments	1,750	75,000	Cash		0	0
75	The Oaks Plaza	371	0	Cash		50,000	$4,166.67 for first 12 months or until the cap amount, thereafter monthly deposit of $2,474.83 till cap is met.
76	Lakefront 17 LLC	560	0	Cash		100,000	2,697
77	Tara Close Apartments Corp.	0	0			0	0
78	CVS Algonac	295	0	Cash		0	Springing
79	64th Apartment Corp.	0	0			0	0
80	Rankin Industrial Buildings	1,570	0	Cash		50,000	4,008
81	3050 Fairfield Avenue Owners Corp.	0	0			0	0
82	Metro Woods Apartments	3,650	219,000	Cash		0	0
83	285 Riverside Drive Corp.	0	0			0	0
84	Stonebrook Place Shopping Center	311	10,000	Cash		75,000	1,383
85	Pecan Villa MHP	508	0	Cash		0	0
86	Spring Hill Office II	337	20,000	Cash		25,000	1,356
87	Walgreens - Houston	Springing	0			0	Springing
88	M&M MHP	217	0	Cash		0	0
89	343 King Street	47	0	Cash		0	585
90	135 Willow Owners Corp.	0	0			0	0
91	Middlebury Self Storage	518	0	Cash		0	0
92	Timberline and Echo Valley MHP	1,146	0	Cash		0	0
93	3123 Fire Road	223	0	Cash		0	1,796
94	Easy-Stor Self Storage	652	0	Cash		0	0
95	Secured Storage	459	0	Cash		0	250
96	6535 Broadway Owners Corp.	0	0			0	0
97	16 Canterbury Corp.	0	0			0	0
98	Hampton House Tenants Corp.	0	0			0	0
99	Great Indoors Self Storage	317	0	Cash		0	0
100	90 Eighth Avenue Housing Co., Inc.	0	0			0	0
101	Barclay Plaza Owners, Inc.	0	0			0	0
102	Fairfax House Owners, Inc.	0	0			0	0
103	Parkway Village Shopping Center	279	0	Cash		1,438	1,438
104	East Hampton Mews Tenants Corp.	0	0			0	0
105	A1 Stateline Self Storage	334	0	Cash		0	0
106	588 Main Avenue	139	0	Cash		50,000	239
107	Heathcote Manor Owners Corp.	0	0			0	0
108	Starbucks Plaza	98	0	Cash		0	653
109	Palm Bay Self Storage	341	0	Cash		0	0
110	Garden Hamilton, Inc.	0	0			0	0
111	Teliman Holding Corp.	0	0			0	0
112	Gramatan Court Apartments, Inc.	0	0			0	0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(8)
1	North Dallas Retail Portfolio	0			0	0			Cantina Laredo Reserve
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	0			0	0			PIP Reserve Funds
3	Technology Station	0			0	0
4	Chicago Industrial Portfolio I	1,600,000	Cash		0	0
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0			0	0
6	10 South LaSalle Street	1,000,000	Cash		0	0			Rent Concession Reserve
7	Hilton Wilmington/Christiana	0			0	0			PIP Funds
8	TownePlace Suites Redwood City	0			0	0			PIP Reserve
9	Cottonwood Shopping Center	462,600	Cash		0	0			Office Max Reserve
10	PRA Health Sciences	0			0	0
11	Orlando Plaza Garage	0			0	0
12	Northline Industrial Center	750,000	Cash		0	0
13	Wilshire Plaza	200,000	Cash		0	0			Zoo Health Club Reserve
14	Northview Harbor Apartments	0			0	0			Renovation Reserve
15	Gill Park Cooperative	0			0	0			Collateral Security Agreement for Capital Improvements
16	Tharp Retail Portfolio	350,000	Cash		0	0			Mama Ines TI/LC Reserve
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	251,781	Cash		0	0
18	Waterford Landing Apartments	0			0	0			Working Capital Funds
19	The Landings at 56th	0			0	0
20	Maple Plaza Housing Development Fund Corporation	0			0	0			Collateral Security Agreement for Maintenance Arrears
21	Hampton Inn Suites Ontario	0			0	0
22	Mission Bay Self Storage	0			0	0
23	Compass Self Storage Portfolio	0			0	0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	180,000	Cash		0	0
25	Infinite Self Storage Portfolio	0			0	0
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	0	Cash		0	0			First Cal TILC/Rent Reserve
27	Pelham Commons	150,000	Cash		0	0			Staff Agency Reserve
28	Seminole Orange Plaza Center	0			0	0
29	Hampton Inn - Cincinnati Airport North	0			0	0			PIP Reserve
30	Walgreens Portfolio	0			0	0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	0			0	0
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	250,000	Cash		0	0
33	Hampton Inn Carmel, IN	0			0	0
34	San Bernardino Marketplace	119,448	Cash		0	0
35	711 Shore Road Owners Corp.	0			0	0
36	440 East 79th Street Owners Corp.	0			0	0
37	Summer Glen Apartments	0			0	0
38	37600 Filbert Street	0	Cash		0	0			Demising Wall reserve
39	Shea 70 Plaza	250,000	Cash		0	0
40	215 South Center Street & 210 East Third Street	100,000	Cash		0	0
41	Carson Building	250,000	Cash		0	0			Prior Loan Reserve
42	Midtown Market	120,000	Cash		0	0
43	Hy-Vee Waterloo	75,000	Cash		0	0
44	505 Central Avenue Corp.	0			0	0
45	Wisconsin Retail Portfolio	200,000	Cash		0	0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	75,000	Cash		0	0
47	Quality Suites Hickory	0			0	0			Performance Holdback Reserve
48	Wingate by Wyndham Round Rock	0			0	0
49	65 West 95th Owners Corp.	0			0	0
50	Carolina Village MHC	0			0	0			Park Upgrade Funds
51	Center Grove Estates	0			0	0
52	Colorado Owners, Inc.	0			0	0

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(8)
53	Congress Owners, Ltd.	0			0	0
54	24535 Owners Corp.	0			0	0
55	Storage Plus Self Storage	4,950	Cash		0	0
56	4721 Calle Carga	0	Cash		0	0
57	Comfort Suites Austin	0			0	0
58	Towne Storage-South Jordan	0			0	0
59	ACG Conlon Portfolio	0			0	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	100,000	Cash		0	0			Wing Daddy Reserve
61	Tops Plaza	0	Cash		0	0
62	333 Bronx River Tenants Corp.	0			0	0
63	Linden Hill No. 2 Cooperative Corp.	0			0	0
64	Grinnell Housing Development Fund Corporation	0			0	0
65	Emerson Plaza	160,000	Cash		0	0			Planet Fitness Reserve
66	Neighbors Emergency Center	30,000	Cash		0	0
67	Hartsdale Gardens Owners Corp.	0			0	0
68	Infinite Self Storage Hendricks	0			0	0
69	Bandera at Woodlawn	165,000	Cash		0	0
70	Summit Marketplace	0	Cash		0	0
71	Pelhamdale Manor Corp.	0			0	0
72	Arlington Square-MI	125,000	Cash		0	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0			0	0
74	Fort Totten Apartments	0			0	0
75	The Oaks Plaza	100,000	Cash		0	0
76	Lakefront 17 LLC	125,000	Cash		0	0
77	Tara Close Apartments Corp.	0			0	0
78	CVS Algonac	0			0	0
79	64th Apartment Corp.	0			0	0
80	Rankin Industrial Buildings	200,000	Cash		0	0			Springing DSCR Reserve
81	3050 Fairfield Avenue Owners Corp.	0			0	0			Collateral Security Agreement for Capital Improvements
82	Metro Woods Apartments	0			0	0
83	285 Riverside Drive Corp.	0			0	0
84	Stonebrook Place Shopping Center	75,000	Cash		0	0
85	Pecan Villa MHP	0			0	0
86	Spring Hill Office II	75,000	Cash		0	0
87	Walgreens - Houston	0			0	0
88	M&M MHP	0			0	0
89	343 King Street	0	Cash		0	0			Willy Jay’s Reserve
90	135 Willow Owners Corp.	0			0	0
91	Middlebury Self Storage	0			0	0
92	Timberline and Echo Valley MHP	0			0	0			Home Purchase Reserve
93	3123 Fire Road	0	Cash		0	0
94	Easy-Stor Self Storage	0			0	0
95	Secured Storage	9,000	Cash		0	0
96	6535 Broadway Owners Corp.	0			0	0
97	16 Canterbury Corp.	0			0	0
98	Hampton House Tenants Corp.	0			0	0
99	Great Indoors Self Storage	0			0	0
100	90 Eighth Avenue Housing Co., Inc.	0			0	0
101	Barclay Plaza Owners, Inc.	0			0	0
102	Fairfax House Owners, Inc.	0			0	0
103	Parkway Village Shopping Center	0	Cash		0	0
104	East Hampton Mews Tenants Corp.	0			0	0			Collateral Security Agreement for Capital Improvements
105	A1 Stateline Self Storage	0			0	0
106	588 Main Avenue	0	Cash		0	0
107	Heathcote Manor Owners Corp.	0			0	0
108	Starbucks Plaza	50,000	Cash		0	0
109	Palm Bay Self Storage	0			0	0			Performance Holdback Reserve
110	Garden Hamilton, Inc.	0			0	0
111	Teliman Holding Corp.	0			0	0
112	Gramatan Court Apartments, Inc.	0			0	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(12)(16)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(6)(8)
1	North Dallas Retail Portfolio	271,703	0	0	Cash		Tenant Specific TILC Reserve
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	3,500,000	41,667	0	Cash
3	Technology Station	0	0	0
4	Chicago Industrial Portfolio I	0	0	0
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0	0	0
6	10 South LaSalle Street	630,218	0	0	Cash		Tenant Specific TILC Reserve
7	Hilton Wilmington/Christiana	4,784,251	0	0	Cash
8	TownePlace Suites Redwood City	1,300,000	0	0	Cash
9	Cottonwood Shopping Center	0	29,375	352,500	Cash		Parking Lot Repair Reserve
10	PRA Health Sciences	0	0	0
11	Orlando Plaza Garage	0	0	0
12	Northline Industrial Center	0	0	0
13	Wilshire Plaza	404,118	0	0	Cash
14	Northview Harbor Apartments	2,071,000	0	0	Cash		Debt Yield Reserve
15	Gill Park Cooperative	17,965,034	72,917	0	Cash		Collateral Security Agreement for Elevator Work
16	Tharp Retail Portfolio	75,000	0	0	Cash		Salazar Dentist TI/LC Reserve
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	0	0	0
18	Waterford Landing Apartments	144,560	0	0	Cash
19	The Landings at 56th	0	0	0
20	Maple Plaza Housing Development Fund Corporation	60,000	0	0	Cash
21	Hampton Inn Suites Ontario	0	0	0
22	Mission Bay Self Storage	0	0	0
23	Compass Self Storage Portfolio	0	0	0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	0	0	0
25	Infinite Self Storage Portfolio	0	0	0
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	1,931,691	0	0	Cash		Enphase TILC Reserve
27	Pelham Commons	46,314	0	0	Cash		Famous Toastery Reserve
28	Seminole Orange Plaza Center	0	0	0
29	Hampton Inn - Cincinnati Airport North	500,000	0	0	Cash		Seasonality Reserve
30	Walgreens Portfolio	0	0	0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	0	0	0
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	0	0	0
33	Hampton Inn Carmel, IN	0	0	0
34	San Bernardino Marketplace	0	0	0
35	711 Shore Road Owners Corp.	0	0	0
36	440 East 79th Street Owners Corp.	0	0	0
37	Summer Glen Apartments	0	0	0
38	37600 Filbert Street	14,250	0	0	Cash
39	Shea 70 Plaza	0	0	0
40	215 South Center Street & 210 East Third Street	0	0	0
41	Carson Building	50,000	0	0	Cash		Panic TILC Reserve
42	Midtown Market	0	0	0
43	Hy-Vee Waterloo	0	0	0
44	505 Central Avenue Corp.	0	0	0
45	Wisconsin Retail Portfolio	0	0	0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	0	0	0
47	Quality Suites Hickory	250,000	0	0	Cash		PIP Reserve
48	Wingate by Wyndham Round Rock	0	0	0
49	65 West 95th Owners Corp.	0	0	0
50	Carolina Village MHC	1,155,000	0	0	Cash
51	Center Grove Estates	0	0	0
52	Colorado Owners, Inc.	0	0	0

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(12)(16)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(6)(8)
53	Congress Owners, Ltd.	0	0	0
54	24535 Owners Corp.	0	0	0
55	Storage Plus Self Storage	0	0	0
56	4721 Calle Carga	0	0	0
57	Comfort Suites Austin	0	0	0
58	Towne Storage-South Jordan	0	0	0
59	ACG Conlon Portfolio	0	0	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	133,608	0	0	Cash
61	Tops Plaza	0	0	0
62	333 Bronx River Tenants Corp.	0	0	0
63	Linden Hill No. 2 Cooperative Corp.	0	0	0
64	Grinnell Housing Development Fund Corporation	0	0	0
65	Emerson Plaza	350,000	0	0	Cash		Roof Replacement / Ollie’s Bargain Outlet and Dairy Queen Reserve
66	Neighbors Emergency Center	0	0	0
67	Hartsdale Gardens Owners Corp.	0	0	0
68	Infinite Self Storage Hendricks	0	0	0
69	Bandera at Woodlawn	0	0	0
70	Summit Marketplace	0	0	0
71	Pelhamdale Manor Corp.	0	0	0
72	Arlington Square-MI	0	0	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	0
74	Fort Totten Apartments	0	0	0
75	The Oaks Plaza	0	0	0
76	Lakefront 17 LLC	0	0	0
77	Tara Close Apartments Corp.	0	0	0
78	CVS Algonac	0	0	0
79	64th Apartment Corp.	0	0	0
80	Rankin Industrial Buildings	0	Springing	0
81	3050 Fairfield Avenue Owners Corp.	250,000	0	0	Cash
82	Metro Woods Apartments	0	0	0
83	285 Riverside Drive Corp.	0	0	0
84	Stonebrook Place Shopping Center	0	0	0
85	Pecan Villa MHP	0	0	0
86	Spring Hill Office II	0	0	0
87	Walgreens - Houston	0	0	0
88	M&M MHP	0	0	0
89	343 King Street	0	Springing	0
90	135 Willow Owners Corp.	0	0	0
91	Middlebury Self Storage	0	0	0
92	Timberline and Echo Valley MHP	104,167	4,167	200,000	Cash		Return of Equity Holdback
93	3123 Fire Road	0	0	0
94	Easy-Stor Self Storage	0	0	0
95	Secured Storage	0	0	0
96	6535 Broadway Owners Corp.	0	0	0
97	16 Canterbury Corp.	0	0	0
98	Hampton House Tenants Corp.	0	0	0
99	Great Indoors Self Storage	0	0	0
100	90 Eighth Avenue Housing Co., Inc.	0	0	0
101	Barclay Plaza Owners, Inc.	0	0	0
102	Fairfax House Owners, Inc.	0	0	0
103	Parkway Village Shopping Center	0	0	0
104	East Hampton Mews Tenants Corp.	500,000	0	0	Cash
105	A1 Stateline Self Storage	0	0	0
106	588 Main Avenue	0	0	0
107	Heathcote Manor Owners Corp.	0	0	0
108	Starbucks Plaza	0	0	0
109	Palm Bay Self Storage	89,000	0	0	Cash
110	Garden Hamilton, Inc.	0	0	0
111	Teliman Holding Corp.	0	0	0
112	Gramatan Court Apartments, Inc.	0	0	0
A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
1	North Dallas Retail Portfolio	88,000	0	0	Cash			Fee
1.01	Heritage Heights							Fee
1.02	The Highlands							Fee
1.03	Josey Oaks Crossing							Fee
1.04	Hunter’s Glen Crossing							Fee
1.05	Flower Mound Crossing							Fee
1.06	Park West Plaza							Fee
1.07	Cross Timbers Court							Fee
1.08	14th Street Market							Fee
2	Marriott Melville Long Island	0	0	0				Fee
3	Technology Station	0	0	0				Fee
4	Chicago Industrial Portfolio I	0	0	0				Fee
4.01	3211 Oak Grove Avenue							Fee
4.02	8100 South 77th Avenue							Fee
4.03	2701 South Western Avenue							Fee
4.04	1560 Frontenac Road							Fee
4.05	2785 Algonquin Road							Fee
4.06	951 Corporate Grove Drive							Fee
4.07	1225-1229 Lakeside Drive							Fee
4.08	733-747 Kimberly Drive							Fee
4.09	12500 Lombard Lane							Fee
4.10	2500-2518 Wisconsin Avenue							Fee
4.11	2460-2478 Wisconsin Avenue							Fee
4.12	2095-2105 Hammond Drive							Fee
4.13	877 North Larch Avenue							Fee
4.14	2011 Swanson Court							Fee
4.15	3705 Stern Avenue							Fee
4.16	5727 95th Avenue							Fee
4.17	420 West Wrightwood Avenue							Fee
4.18	1463 Lunt Avenue							Fee
5	Preferred Freezer - Newark	0	0	0				Fee
6	10 South LaSalle Street	2,248,889	0	0	Cash			Fee
7	Hilton Wilmington/Christiana	0	0	0				Fee
8	TownePlace Suites Redwood City	0	0	0				Fee
9	Cottonwood Shopping Center	0	Springing	0				Fee
10	PRA Health Sciences	0	0	0				Fee
11	Orlando Plaza Garage	0	0	0				Fee
12	Northline Industrial Center	0	0	0				Fee
13	Wilshire Plaza	0	0	0				Fee
14	Northview Harbor Apartments	0	Springing	0				Fee
15	Gill Park Cooperative	675,000	0	0	Cash			Fee
16	Tharp Retail Portfolio	86,000	0	0	Cash			Fee
16.01	Belmont Center							Fee
16.02	CSL Plasma Center							Fee
16.03	Emerson Center North							Fee
16.04	Shadeland Center							Fee
16.05	Gateway Office Center							Fee
16.06	Girls School Road Center							Fee
16.07	Crawfordsville South Center							Fee
16.08	National Road Center							Fee
17	South Creek Retail	0	0	0				Fee
18	Waterford Landing Apartments	0	0	0				Fee
19	The Landings at 56th	0	0	0				Fee
20	Maple Plaza Housing Development Fund Corporation	0	0	0				Fee
21	Hampton Inn Suites Ontario	0	0	0				Fee
22	Mission Bay Self Storage	0	0	0				Fee
23	Compass Self Storage Portfolio	0	0	0				Fee
23.01	Compass Self Storage							Fee
23.02	ABM Self Storage							Fee
24	Marketplace at Rivergate	0	0	0				Fee
25	Infinite Self Storage Portfolio	0	0	0				Fee
25.01	Infinite Self Storage - East 52nd							Fee
25.02	Infinite Self Storage - Loveland							Fee
26	Sequoia Center Building 1400	150,000	0	0	Cash			Fee
27	Pelham Commons	359,866	0	0	Cash			Fee
28	Seminole Orange Plaza Center	0	0	0				Fee
29	Hampton Inn - Cincinnati Airport North	25,000	0	0	Cash			Fee
30	Walgreens Portfolio	0	0	0				Fee
30.01	Walgreens - Claremore							Fee
30.02	Walgreens - Rainbow							Fee
31	Locker Room Portfolio	0	0	0				Fee
31.01	Locker Room - 62nd Street							Fee
31.02	Locker Room - Aramingo							Fee
32	2 & 6 Terri Lane	0	0	0				Fee
33	Hampton Inn Carmel, IN	0	0	0				Fee
34	San Bernardino Marketplace	0	0	0				Fee
35	711 Shore Road Owners Corp.	0	0	0				Fee
36	440 East 79th Street Owners Corp.	0	0	0				Fee
37	Summer Glen Apartments	0	0	0				Fee
38	37600 Filbert Street	0	0	0				Fee
39	Shea 70 Plaza	0	0	0				Fee
40	215 South Center Street & 210 East Third Street	0	0	0				Fee
41	Carson Building	64,632	0	0	Cash			Fee
42	Midtown Market	0	0	0				Fee
43	Hy-Vee Waterloo	0	0	0				Fee
44	505 Central Avenue Corp.	0	0	0				Fee
45	Wisconsin Retail Portfolio	0	0	0				Fee
45.01	Wisconsin Rapids							Fee
45.02	Kenosha							Fee
45.03	Laona							Fee
45.04	Lakewood							Fee
45.05	Chippewa Falls							Fee
46	Roberts Crossing Shopping Center	0	0	0				Fee
47	Quality Suites Hickory	35,000	0	0	Cash			Fee
48	Wingate by Wyndham Round Rock	0	0	0				Fee
49	65 West 95th Owners Corp.	0	0	0				Fee
50	Carolina Village MHC	0	0	0				Fee
51	Center Grove Estates	0	0	0				Fee
52	Colorado Owners, Inc.	0	0	0				Fee

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
53	Congress Owners, Ltd.	0	0	0				Fee
54	24535 Owners Corp.	0	0	0				Fee
55	Storage Plus Self Storage	0	0	0				Fee
56	4721 Calle Carga	0	0	0				Fee
57	Comfort Suites Austin	0	0	0				Fee
58	Towne Storage-South Jordan	0	0	0				Fee
59	ACG Conlon Portfolio	0	0	0				Fee
59.01	Southside MHC							Fee
59.02	Village Green MHC							Fee
60	Belle Promenade Shoppes	0	0	0				Fee
61	Tops Plaza	0	0	0				Fee
62	333 Bronx River Tenants Corp.	0	0	0				Fee
63	Linden Hill No. 2 Cooperative Corp.	0	0	0				Fee
64	Grinnell Housing Development Fund Corporation	0	0	0				Fee
65	Emerson Plaza	Roof Replacement - $150,000	Springing	0	Cash			Fee
66	Neighbors Emergency Center	0	0	0				Fee
67	Hartsdale Gardens Owners Corp.	0	0	0				Fee
68	Infinite Self Storage Hendricks	0	0	0				Fee
69	Bandera at Woodlawn	0	0	0				Fee
70	Summit Marketplace	0	0	0				Fee
71	Pelhamdale Manor Corp.	0	0	0				Fee
72	Arlington Square-MI	0	0	0				Fee
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	0				Fee
74	Fort Totten Apartments	0	0	0				Fee
75	The Oaks Plaza	0	0	0				Fee
76	Lakefront 17 LLC	0	0	0				Fee
77	Tara Close Apartments Corp.	0	0	0				Fee
78	CVS Algonac	0	0	0				Fee
79	64th Apartment Corp.	0	0	0				Fee
80	Rankin Industrial Buildings	0	0	0				Fee
81	3050 Fairfield Avenue Owners Corp.	0	0	0				Fee
82	Metro Woods Apartments	0	0	0				Fee
83	285 Riverside Drive Corp.	0	0	0				Fee
84	Stonebrook Place Shopping Center	0	0	0				Fee
85	Pecan Villa MHP	0	0	0				Fee
86	Spring Hill Office II	0	0	0				Fee
87	Walgreens - Houston	0	0	0				Fee
88	M&M MHP	0	0	0				Fee
89	343 King Street	0	0	0				Fee
90	135 Willow Owners Corp.	0	0	0				Fee
91	Middlebury Self Storage	0	0	0				Fee
92	Timberline and Echo Valley MHP	3,104	0	0	Cash			Fee
93	3123 Fire Road	0	0	0				Fee
94	Easy-Stor Self Storage	0	0	0				Fee
95	Secured Storage	0	0	0				Fee
96	6535 Broadway Owners Corp.	0	0	0				Fee
97	16 Canterbury Corp.	0	0	0				Fee
98	Hampton House Tenants Corp.	0	0	0				Fee
99	Great Indoors Self Storage	0	0	0				Fee
100	90 Eighth Avenue Housing Co., Inc.	0	0	0				Fee
101	Barclay Plaza Owners, Inc.	0	0	0				Fee
102	Fairfax House Owners, Inc.	0	0	0				Fee
103	Parkway Village Shopping Center	0	0	0				Fee
104	East Hampton Mews Tenants Corp.	0	0	0				Fee
105	A1 Stateline Self Storage	0	0	0				Fee
106	588 Main Avenue	0	0	0				Fee
107	Heathcote Manor Owners Corp.	0	0	0				Fee
108	Starbucks Plaza	0	0	0				Fee
109	Palm Bay Self Storage	0	0	0				Fee
110	Garden Hamilton, Inc.	0	0	0				Fee
111	Teliman Holding Corp.	0	0	0				Fee
112	Gramatan Court Apartments, Inc.	0	0	0				Fee

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	North Dallas Retail Portfolio	Hard/Springing Cash Management
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	Hard/Upfront Cash Management
3	Technology Station	Springing
4	Chicago Industrial Portfolio I	Hard/Upfront Cash Management
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	Hard/Upfront Cash Management
6	10 South LaSalle Street	Hard/Springing Cash Management
7	Hilton Wilmington/Christiana	Hard/Springing Cash Management
8	TownePlace Suites Redwood City	Springing
9	Cottonwood Shopping Center	Springing
10	PRA Health Sciences	Hard/Upfront Cash Management
11	Orlando Plaza Garage	None
12	Northline Industrial Center	Springing
13	Wilshire Plaza	Springing
14	Northview Harbor Apartments	Springing
15	Gill Park Cooperative	None
16	Tharp Retail Portfolio	Springing
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	Springing
18	Waterford Landing Apartments	Springing
19	The Landings at 56th	Springing
20	Maple Plaza Housing Development Fund Corporation	None	14,443,892	67,604	1,000,000	0	5.05	5.05	13.6%	28.4%
21	Hampton Inn Suites Ontario	Springing
22	Mission Bay Self Storage	Springing
23	Compass Self Storage Portfolio	Springing
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	Hard/Springing Cash Management
25	Infinite Self Storage Portfolio	Springing
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	Springing
27	Pelham Commons	Springing
28	Seminole Orange Plaza Center	Springing
29	Hampton Inn - Cincinnati Airport North	Hard/Springing Cash Management
30	Walgreens Portfolio	Springing
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	Springing
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	None
33	Hampton Inn Carmel, IN	None
34	San Bernardino Marketplace	Springing
35	711 Shore Road Owners Corp.	None	7,471,139	35,249	500,000	0	3.14	3.14	24.7%	17.8%
36	440 East 79th Street Owners Corp.	None	6,981,745	31,973	500,000	0	12.98	12.98	4.3%	71.3%
37	Summer Glen Apartments	Springing
38	37600 Filbert Street	Springing
39	Shea 70 Plaza	Hard/Springing Cash Management
40	215 South Center Street & 210 East Third Street	None
41	Carson Building	Springing
42	Midtown Market	Springing
43	Hy-Vee Waterloo	Hard/Upfront Cash Management
44	505 Central Avenue Corp.	None	5,685,759	26,308	500,000	0	7.87	7.87	25.3%	43.7%
45	Wisconsin Retail Portfolio	Springing
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	Hard/Springing Cash Management
47	Quality Suites Hickory	Springing
48	Wingate by Wyndham Round Rock	Hard/Springing Cash Management
49	65 West 95th Owners Corp.	None	5,243,479	24,139	500,000	0	4.08	4.08	10.1%	22.5%
50	Carolina Village MHC	Springing
51	Center Grove Estates	Springing
52	Colorado Owners, Inc.	None	5,239,036	21,118	750,000	0	6.36	6.36	15.5%	30.7%

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
53	Congress Owners, Ltd.	None	4,980,769	22,864	500,000	0	10.34	10.34	7.0%	57.0%
54	24535 Owners Corp.	None	4,943,943	22,834	500,000	0	5.79	5.79	9.4%	32.1%
55	Storage Plus Self Storage	Springing
56	4721 Calle Carga	Hard/Springing Cash Management
57	Comfort Suites Austin	Hard/Springing Cash Management
58	Towne Storage-South Jordan	None
59	ACG Conlon Portfolio	Springing
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	Springing
61	Tops Plaza	Springing
62	333 Bronx River Tenants Corp.	None	4,485,229	22,918	500,000	0	5.34	5.34	19.4%	32.8%
63	Linden Hill No. 2 Cooperative Corp.	None	4,483,705	21,083	500,000	0	18.69	18.69	6.2%	105.4%
64	Grinnell Housing Development Fund Corporation	None	4,982,325	21,917	1,000,000	0	9.42	9.42	4.1%	49.7%
65	Emerson Plaza	Springing
66	Neighbors Emergency Center	Hard/Upfront Cash Management
67	Hartsdale Gardens Owners Corp.	None
68	Infinite Self Storage Hendricks	Springing
69	Bandera at Woodlawn	None
70	Summit Marketplace	Hard/Springing Cash Management
71	Pelhamdale Manor Corp.	None	4,095,151	18,933	500,000	0	5.19	5.19	16.5%	28.8%
72	Arlington Square-MI	Springing
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	None	4,494,695	18,074	1,000,000	0	25.55	25.55	6.2%	123.3%
74	Fort Totten Apartments	None
75	The Oaks Plaza	Springing
76	Lakefront 17 LLC	None
77	Tara Close Apartments Corp.	None
78	CVS Algonac	Springing
79	64th Apartment Corp.	None
80	Rankin Industrial Buildings	None
81	3050 Fairfield Avenue Owners Corp.	None	3,497,723	14,223	500,000	0	4.30	4.30	16.6%	21.0%
82	Metro Woods Apartments	Springing
83	285 Riverside Drive Corp.	None
84	Stonebrook Place Shopping Center	Springing
85	Pecan Villa MHP	Springing
86	Spring Hill Office II	Springing
87	Walgreens - Houston	Springing
88	M&M MHP	None
89	343 King Street	None
90	135 Willow Owners Corp.	None	2,494,500	11,247	500,000	0	21.19	21.19	3.2%	114.6%
91	Middlebury Self Storage	Springing
92	Timberline and Echo Valley MHP	Springing
93	3123 Fire Road	Springing
94	Easy-Stor Self Storage	Springing
95	Secured Storage	Springing
96	6535 Broadway Owners Corp.	None
97	16 Canterbury Corp.	None	2,047,596	9,558	250,000	0	6.39	6.39	17.7%	35.8%
98	Hampton House Tenants Corp.	None	2,042,519	9,527	250,000	0	7.44	7.44	13.7%	41.6%
99	Great Indoors Self Storage	Springing
100	90 Eighth Avenue Housing Co., Inc.	None	1,947,705	9,033	250,000	0	21.58	21.58	2.4%	120.1%
101	Barclay Plaza Owners, Inc.	None	1,847,829	8,633	200,000	0	5.69	5.69	16.0%	31.9%
102	Fairfax House Owners, Inc.	None	2,095,692	9,463	500,000	0	5.84	5.84	13.8%	31.6%
103	Parkway Village Shopping Center	Springing
104	East Hampton Mews Tenants Corp.	None	1,695,849	7,715	200,000	0	19.15	19.15	8.0%	104.5%
105	A1 Stateline Self Storage	Springing
106	588 Main Avenue	None
107	Heathcote Manor Owners Corp.	None
108	Starbucks Plaza	None
109	Palm Bay Self Storage	Springing
110	Garden Hamilton, Inc.	None
111	Teliman Holding Corp.	None
112	Gramatan Court Apartments, Inc.	None	1,794,295	8,067	800,000	370,000	9.00	9.00	8.6%	48.6%

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(5)	Sponsor(13)	Affiliated Sponsors	Mortgage Loan Number
1	North Dallas Retail Portfolio			Annaly Commercial Real Estate Group, Inc.		1
1.01	Heritage Heights					1.01
1.02	The Highlands					1.02
1.03	Josey Oaks Crossing					1.03
1.04	Hunter’s Glen Crossing					1.04
1.05	Flower Mound Crossing					1.05
1.06	Park West Plaza					1.06
1.07	Cross Timbers Court					1.07
1.08	14th Street Market					1.08
2	Marriott Melville Long Island		9,707,097	Columbia Sussex Corporation; CSC Holdings, LLC		2
3	Technology Station			Edward D. Storm, individually and as trustee of the Edward D. Storm 2001 Revocable Trust; Derek J. Hunter, Jr., individually and as trustee of the Hunter 1988 Revocable Trust		3
4	Chicago Industrial Portfolio I		4,500,000	George J. Cibula, Jr.; Matthew Lewandowski		4
4.01	3211 Oak Grove Avenue					4.01
4.02	8100 South 77th Avenue					4.02
4.03	2701 South Western Avenue					4.03
4.04	1560 Frontenac Road					4.04
4.05	2785 Algonquin Road					4.05
4.06	951 Corporate Grove Drive					4.06
4.07	1225-1229 Lakeside Drive					4.07
4.08	733-747 Kimberly Drive					4.08
4.09	12500 Lombard Lane					4.09
4.10	2500-2518 Wisconsin Avenue					4.10
4.11	2460-2478 Wisconsin Avenue					4.11
4.12	2095-2105 Hammond Drive					4.12
4.13	877 North Larch Avenue					4.13
4.14	2011 Swanson Court					4.14
4.15	3705 Stern Avenue					4.15
4.16	5727 95th Avenue					4.16
4.17	420 West Wrightwood Avenue					4.17
4.18	1463 Lunt Avenue					4.18
5	Preferred Freezer - Newark			Sherwin Jarol		5
6	10 South LaSalle Street			Jeffrey Feil		6
7	Hilton Wilmington/Christiana			Richard G. Jabara; Theodore R. Jabara, Jr.; Gail Asarch; WAM Residential Investments, LLC		7
8	TownePlace Suites Redwood City			Max A. Keech; William J. Hamrick; Hamrick Investments, LLC; and Green Valley Corporation		8
9	Cottonwood Shopping Center			G. Drew Gibson; David P. Middlemas; William T. Benson; Steven G. Speno; David P. Lazzarini; Phyllis A. Lazzarini; Sherri J. Hodnefield; Kimberly L. Faris; Ron S. Brockhoff		9
10	PRA Health Sciences			AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		10
11	Orlando Plaza Garage			A. Stuart Rubin; L&R Investment Company		11
12	Northline Industrial Center			Christopher Semarjian; Stuart Lichter		12
13	Wilshire Plaza			Victory Real Estate Investments, LLC	Y - Group 1	13
14	Northview Harbor Apartments			Shawn Stafford		14
15	Gill Park Cooperative					15
16	Tharp Retail Portfolio			Donald J. Tharp; Marsha Tharp		16
16.01	Belmont Center					16.01
16.02	CSL Plasma Center					16.02
16.03	Emerson Center North					16.03
16.04	Shadeland Center					16.04
16.05	Gateway Office Center					16.05
16.06	Girls School Road Center					16.06
16.07	Crawfordsville South Center					16.07
16.08	National Road Center					16.08
17	South Creek Retail			Belmida Alves; Gary G. Gillmor individually and as trustee of the Gary G. Gillmor 1995 Revocable Trust		17
18	Waterford Landing Apartments			Matthew A. Sharp; J. David Kelsey		18
19	The Landings at 56th			Jeffrey L. Kittle	Y - Group 2	19
20	Maple Plaza Housing Development Fund Corporation	28.4%				20
21	Hampton Inn Suites Ontario			Ock Ja Won; Il Sung Won		21
22	Mission Bay Self Storage			Kimberly Rosemurgy		22
23	Compass Self Storage Portfolio			Barry L. Amsdell; Robert J. Amsdell		23
23.01	Compass Self Storage					23.01
23.02	ABM Self Storage					23.02
24	Marketplace at Rivergate			Richard Birdoff		24
25	Infinite Self Storage Portfolio			Jeffrey L. Kittle	Y - Group 2	25
25.01	Infinite Self Storage - East 52nd					25.01
25.02	Infinite Self Storage - Loveland					25.02
26	Sequoia Center Building 1400			Matthew T. White individually and as trustee of the Matthew White Family Trust		26
27	Pelham Commons			Victory Real Estate Investments, LLC	Y - Group 1	27
28	Seminole Orange Plaza Center			David Rosen; Harvey Rosen		28
29	Hampton Inn - Cincinnati Airport North			Ajay D. Patel; Bharat Kalyan; Amul Patel		29
30	Walgreens Portfolio			Lynn G. Kirk; Frank W. Kirk	Y - Group 4	30
30.01	Walgreens - Claremore					30.01
30.02	Walgreens - Rainbow					30.02
31	Locker Room Portfolio			Robert Moser; Robert Morgan	Y - Group 3	31
31.01	Locker Room - 62nd Street					31.01
31.02	Locker Room - Aramingo					31.02
32	2 & 6 Terri Lane			Ivan Stern		32
33	Hampton Inn Carmel, IN			Greg Schahet		33
34	San Bernardino Marketplace			Richard L. Martin; Richard L. Martin Trust		34
35	711 Shore Road Owners Corp.	17.8%				35
36	440 East 79th Street Owners Corp.	71.3%				36
37	Summer Glen Apartments			Michael Doyle; John Newsome		37
38	37600 Filbert Street			John Thomas Young; The John Thomas Young Trust Dated October 21, 1998		38
39	Shea 70 Plaza			Shashikant Patel		39
40	215 South Center Street & 210 East Third Street			Sheri L. Nahat; Richard N. Mark; William Wenk; Christine Mark; Sheri L. Nahat Trust		40
41	Carson Building			Alvarez & Marshal, Inc.		41
42	Midtown Market			Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership		42
43	Hy-Vee Waterloo			Howard Ruskin		43
44	505 Central Avenue Corp.	43.7%				44
45	Wisconsin Retail Portfolio			Henry Tameleo		45
45.01	Wisconsin Rapids					45.01
45.02	Kenosha					45.02
45.03	Laona					45.03
45.04	Lakewood					45.04
45.05	Chippewa Falls					45.05
46	Roberts Crossing Shopping Center			Carnegie Properties, Inc.; Peter Meisel; Michael Meisel		46
47	Quality Suites Hickory			Kunal H. Dave; Navinchandra Patel		47
48	Wingate by Wyndham Round Rock			Frank W. Cuiffo; Ronald P. Stewart		48
49	65 West 95th Owners Corp.	22.5%				49
50	Carolina Village MHC			Robert John Miller		50
51	Center Grove Estates			Gregory Grief		51
52	Colorado Owners, Inc.	30.7%				52
A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(5)	Sponsor(13)	Affiliated Sponsors	Mortgage Loan Number
53	Congress Owners, Ltd.	57.0%				53
54	24535 Owners Corp.	32.1%				54
55	Storage Plus Self Storage			Robert Moser; Robert Morgan	Y - Group 3	55
56	4721 Calle Carga			Deane Earl Ross		56
57	Comfort Suites Austin			Naran B. Patel		57
58	Towne Storage-South Jordan			Gary R. Free; James L. McQueen; Brent Clark; John Holman		58
59	ACG Conlon Portfolio			Michael B. Conlon		59
59.01	Southside MHC					59.01
59.02	Village Green MHC					59.02
60	Belle Promenade Shoppes			Victory Real Estate Investments, LLC	Y - Group 1	60
61	Tops Plaza			Daniel A. Abramson; Abramson Family Limited Partnership		61
62	333 Bronx River Tenants Corp.	32.8%				62
63	Linden Hill No. 2 Cooperative Corp.	105.4%				63
64	Grinnell Housing Development Fund Corporation	49.7%				64
65	Emerson Plaza			Jonathan Gutwein		65
66	Neighbors Emergency Center			ARC Capital Partners, LLC		66
67	Hartsdale Gardens Owners Corp.					67
68	Infinite Self Storage Hendricks			Jeffrey L. Kittle	Y - Group 2	68
69	Bandera at Woodlawn			Sharon Hazan; Robin Antar; Cynthia Ashkenazie		69
70	Summit Marketplace			Gary J. Dragul		70
71	Pelhamdale Manor Corp.	28.8%				71
72	Arlington Square-MI			Nadim Ajlouny; Joseph Ajlouny		72
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	123.3%				73
74	Fort Totten Apartments			Carol Jean Gesell; Adriene Diane Ives; Edwin David Warner		74
75	The Oaks Plaza			Richard J. Seyer		75
76	Lakefront 17 LLC			Michael E. Cox; Joel M. Abramson; Robert W. Moore		76
77	Tara Close Apartments Corp.					77
78	CVS Algonac			Zachary Baumgarten; Trust Under The Last Will And Testament of Sol Lieberman		78
79	64th Apartment Corp.					79
80	Rankin Industrial Buildings			Essel W. Bailey, Jr.; Fred J. Fechheimer		80
81	3050 Fairfield Avenue Owners Corp.	21.0%				81
82	Metro Woods Apartments			Harold Kulish; The Harold Kulish Trust		82
83	285 Riverside Drive Corp.					83
84	Stonebrook Place Shopping Center			David Lasky; Scott Inbinder; Thomas Herz		84
85	Pecan Villa MHP			James A. Nicholson; Donald G. Clements; Barry C. Wren		85
86	Spring Hill Office II			Christopher P. D’Agostino; Adam D. Riggs; Bryan J. D’Agostino; Christopher W. Ewing; George I. Lindahl; Joe D. Newcomb		86
87	Walgreens - Houston			Lynn G. Kirk; Frank W. Kirk	Y - Group 4	87
88	M&M MHP			Henry A. Keith, II; Jane P. Keith		88
89	343 King Street			Edward Fienning; Mary Alice Fienning		89
90	135 Willow Owners Corp.	114.6%				90
91	Middlebury Self Storage			Robert Moser; Robert Morgan	Y - Group 3	91
92	Timberline and Echo Valley MHP			Richard A. Placido; Laura I. Paliga		92
93	3123 Fire Road			Louis B. Rappaport; David Kasoff		93
94	Easy-Stor Self Storage			Richard J. O’Brien	Y - Group 5	94
95	Secured Storage			Robert Moser; Robert Morgan	Y - Group 3	95
96	6535 Broadway Owners Corp.					96
97	16 Canterbury Corp.	35.8%				97
98	Hampton House Tenants Corp.	41.6%				98
99	Great Indoors Self Storage			Robert Moser; Robert Morgan	Y - Group 3	99
100	90 Eighth Avenue Housing Co., Inc.	120.1%				100
101	Barclay Plaza Owners, Inc.	31.9%				101
102	Fairfax House Owners, Inc.	31.6%				102
103	Parkway Village Shopping Center			David Hollingsworth		103
104	East Hampton Mews Tenants Corp.	104.5%				104
105	A1 Stateline Self Storage			Robert Moser; Robert Morgan	Y - Group 3	105
106	588 Main Avenue			Arlene Klein		106
107	Heathcote Manor Owners Corp.					107
108	Starbucks Plaza			Simpson Survivor Investment LLC; Simpson Residuary Investment LLC		108
109	Palm Bay Self Storage			Richard J. O’Brien	Y - Group 5	109
110	Garden Hamilton, Inc.					110
111	Teliman Holding Corp.					111
112	Gramatan Court Apartments, Inc.	48.6%				112

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “NCB” denotes National Cooperative Bank, N.A., “CIIICM” denotes C-III Commercial Mortgage LLC, and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)	For mortgage loan #16 (Tharp Retail Portfolio), the Number of Units and Occupancy Rate for the Emerson Center North mortgaged property consists of 19,620 square feet of retail space and 18,000 square feet of self storage space. The self storage space is 95.6% occupied on a square foot basis and the retail space is 100.0% occupied on a square foot basis.

For mortgage loan #40 (215 South Center Street & 210 East Third Street), the Number of Units and Occupancy Rate includes 28,065 square feet of office space and 21,279 square feet of retail space.

For mortgage loan #41 (Carson Building), the Number of Units and Occupancy Rate includes 22,374 square feet of office space and 6,312 square feet of retail space.

For mortgage loan #55 (Storage Plus Self Storage), the Number of Units and Occupancy Rate includes 64,508 square feet of self storage space. The property also contains 19,970 square feet of warehouse space and 1,650 square feet of office space, which are each currently vacant and have been excluded from the Number of Units, Occupancy Rate and underwritten net cash flow.

For mortgage loan #72 (Arlington Square-MI), the Number of Units and Occupancy Rate includes 24,179 square feet of retail space and 21,382 square feet of office space.

For mortgage loan #95 (Secured Storage), the Number of Units and Occupancy Rate includes 24,690 square feet of self storage space and 12,000 square feet of retail space.

(3)	For mortgage loan #16 (Tharp Retail Portfolio), the Number of Units and Occupancy Rate includes the fifth largest tenant at the Belmont Center mortgaged property (2,640 square feet), representing 1.8% of net rentable square feet of the entire portfolio, which tenant leases the collateral pad site and owns the improvements built on the pad site.

(4)	For mortgage loan #6 (10 South LaSalle Street), the mortgage loan is represented by Note A-1, one of two pari passu notes, which have a combined Cut-off Date principal balance of $105,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (the “10 South LaSalle Street Whole Loan “). Note A-1 represents the controlling interest in the 10 South LaSalle Street Whole Loan.

(5)	For mortgage loan #2 (Marriott Melville Long Island), the mortgage loan had an original balance of $59,000,000 and the related mezzanine loan had an original balance of $10,000,000. The combined $69,000,000 balance amortizes on a 25-year schedule. All principal payments calculated in the combined mortgage and mezzanine amortization schedules are first allocated to fully-amortize the mezzanine loan and beginning in month 83 of the loan term are thereafter allocated to the mortgage loan. The Monthly Debt Service Amount shown is calculated as the average of payments due under the mortgage loan from October 2022 through September 2023. As of the Cut-off Date, the combined UW NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.27x, 68.0% and 9.6%, respectively. The mortgage loan amortization profile for the Marriott Melville Long Island Mortgage Loan is shown on Annex F to the Preliminary Prospectus.

(6)	For mortgage loan #14 (Northview Harbor Apartments) a 36-month, interest-only period will commence on February 1, 2021, after which the borrower will resume full principal and interest payments. As long as (a) the scheduled renovations have been completed in accordance with the loan agreement; (b) the debt yield on January 1, 2021 is at least 9.0% based on the actual net operating income less the sum of management fees and replacement reserves for the prior twelve-

A-1-41

month period; and (c) there is no existing event of default (collectively, the “Debt Yield Reserve Conditions”), the borrower will only be required to make interest only debt service payments during the interest-only period. However, if the Debt Yield Reserve Conditions are not met on January 1, 2021 then in addition to the interest-only payments, the borrower will be required to deposit the principal portion of the full principal and interest payment into a debt yield reserve, which will be held as additional collateral over the remaining loan term. The mortgage loan amortization profile for the Northview Harbor Apartments Mortgage Loan is shown on Annex G to the Preliminary Prospectus.

(7)	For mortgage loan #21 (Hampton Inn Suites Ontario), a third party has the right to purchase the mortgaged property prior to the lockout release date, subject to conditions in the loan agreement, including payment of the outstanding principal balance and the applicable yield maintenance premium.

(8)	For mortgage loan #7 (Hilton Wilmington/Christiana), the Appraised Value assumes the property improvement plan (“PIP”), which is expected to be completed by November 2016, has been completed. There is a reserve of $4,784,251 in place for the completion of the PIP. The appraised value assuming the PIP has not been completed is $45,500,000, which represents a Cut-off Date LTV Ratio and an LTV Ratio at Maturity or ARD of 63.7% and 55.9%, respectively. The LTV Ratio at Maturity or ARD based on the $51,300,000 As-Complete Appraised Value as of September 1, 2018 is 49.5%.

For mortgage loan #14 (Northview Harbor Apartments) the Appraised Value assumes required renovations, expected to be completed by February 2017, have been completed. The appraised value assuming required renovations have not been completed is $25,400,000. A reserve of $2,071,000 is in place for completion of the renovations. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity based on the as-is appraised value of $25,400,000 are 72.8% and 64.5%, respectively.

For mortgage loan #26 (Sequoia Center Building 1400), the Appraised Value is $9,830,000, assuming that all unpaid tenant improvement and leasing commissions, including those for the largest and second largest tenant, have been paid. The Appraised Value represents the value given that all tenant improvement and leasing commissions, including those for the largest and second largest tenant, have either been paid or reserved upfront.

(9)	For mortgage loan #6 (10 South LaSalle Street), the third largest tenant (63,576 square feet), representing 8.1% of net rentable square feet, subleases 21,158 square feet for $486,634 ($23.00 per square feet, expiring December 31, 2018).

For mortgage loan #41 (Carson Building), the third largest tenant (7,348 square feet), representing 25.6% of net rentable square feet, subleases its space for $80,832 ($11.00 per square foot, expiring April 30, 2017).

For mortgage loan #76 (Lakefront 17 LLC), the fourth largest tenant (2,398 square feet), representing 7.4% of net rentable square feet, is currently subleasing the space as a subtenant at the property. The subtenant has signed a lease, with an effective commencement of February 1, 2016, to become a permanent tenant and rent the same 2,398 square feet of space at the property. U/W Revenue includes rent to be paid under the newly signed lease.

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #4 (Chicago Industrial Portfolio I), the fourth largest tenant at the 733-747 Kimberly Drive mortgaged property (12,180 square feet), representing 1.2% of net rentable square feet of the mortgage loan, may terminate its lease as of June 30, 2018 upon providing 180 days’ written notice and payment of a termination fee equal to $29,291. The fifth largest tenant at the 733-747 Kimberly Drive mortgaged property (12,180 square feet), representing 1.2% of net rentable square feet, may terminate its lease as of July 31, 2018 upon providing 180 days’ written notice and payment of a termination fee equal to $35,655. The second largest tenant at the 12500 Lombard Lane mortgaged property (40,867 square feet), representing 3.9% of net rentable square feet, may

A-1-42

terminate its lease as of January 31, 2017 upon providing 12 months’ written notice and payment of a termination fee equal to $58,000.

For mortgage loan #6 (10 South LaSalle Street), the largest tenant (102,608 square feet), representing 13.1% of net rentable square feet, may terminate its lease as of October 31, 2017, upon providing at least 12 months’ written notice and payment of a termination fee equal to 2 months of base rent plus all unamortized tenant improvements and leasing commissions. The second largest tenant (100,357 square feet), representing 12.8% of net rentable square feet, may terminate its lease on the 8th floor at any time upon providing at least 12 months’ written notice and payment of two years base rent for the 8th floor. The second largest tenant may also terminate its lease on the 7th floor as of December 31, 2017, upon providing at least 12 months’ written notice and payment of two years base rent for the 7th floor. The fifth largest tenant (22,874 square feet), representing 2.9% of net rentable square feet, may terminate its lease as of October 31, 2022 upon providing written notice by October 31, 2021 and payment of a termination fee equal to five months base rent plus $975,619.

For mortgage loan #9 (Cottonwood Shopping Center), the second largest tenant (35,650 square feet), representing 18.9% of net rentable square feet, may terminate its lease if annual gross receipts are less than $5,000,000, upon providing 120 days’ written notice.

For mortgage loan #16 (Tharp Retail Portfolio), the third largest tenant at the Shadeland Center mortgaged property (1,796 square feet) representing 1.2% of net rentable square feet of the entire portfolio, may terminate its lease on or after February 28, 2023 upon providing at least 270 days’ written notice and payment of three months of base rent.

For mortgage loan #24 (Marketplace at Rivergate), the second largest tenant (13,043 square feet), representing 11.7% of net rentable square feet, may terminate its lease as of August 2020, by providing written notice prior to February 2020.

For mortgage loan #26 (Sequoia Center Building 1400), the second largest tenant (24,000 square feet), representing 33.3% of net rentable square feet, may terminate its lease as of July 31, 2021 upon providing 12 months’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #28 (Seminole Orange Plaza Center), the largest tenant (16,484 square feet), representing 84.2% of net rentable square feet, may terminate its lease anytime on or after August 31, 2035 upon providing 12 months’ written notice.

For Mortgage Loan #30 (Walgreens Portfolio), the largest tenant at the Walgreens - Claremore mortgaged property (14,490 square feet) representing 49.9% of net rentable square feet of the mortgage loan, may terminate its lease on October 31, 2028 and every five years thereafter with at least 6 months’ prior notice; the largest tenant at the Walgreens - Rainbow mortgaged property (14,560 square feet) representing 50.1% of net rentable square feet of the mortgage loan, may terminate its lease on December 31, 2028 and every five years thereafter with at least 6 months’ prior notice.

For mortgage loan #32 (2 & 6 Terri Lane), the third largest tenant (10,607 square feet), representing 12.6% of net rentable square feet, may terminate its lease at any time upon nine months’ written notice and payment of a termination fee equal to $24,736. The fifth largest tenant (6,200 square feet), representing 7.3% of net rentable square feet, may terminate its lease as of June 30, 2018, upon providing 180 days’ written notice and payment of any unamortized leasing commissions.

For mortgage loan #39 (Shea 70 Plaza), the fifth largest tenant (2,730 square feet), representing 8.1% of net rentable square feet, may terminate its lease if gross sales fall below $546,000 in any trailing 12-month period during the lease term.

For mortgage loan #40 (215 South Center Street & 210 East Third Street), the fifth largest tenant (4,651 square feet), representing 9.4% of net rentable square feet, may terminate its lease upon the retirement, death or dismemberment of the lessee. The fifth largest tenant is required to provide

A-1-43

notice within 20 days after and pay three months’ base rent upon the death or dismemberment, and pay six months’ base rent upon retirement.

For mortgage loan #41 (Carson Building), the largest tenant (7,530 square feet), representing 26.2% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice and payment of a termination fee equal to one month of base rent plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #42 (Midtown Market), the fifth largest tenant (2,800 square feet), representing 8.6% of net rentable square feet, may terminate its lease as of May 31, 2017 with at least 6 months’ written notice.

For mortgage loan #70 (Summit Marketplace), the fifth largest tenant (1,400 square feet), representing 9.8% of net rentable square feet, may terminate its lease upon providing 90 days’ written notice if the tenant, in its sole discretion, determines it is not economically viable to continue its operation and the tenant’s revenues from the premise have decreased 20% from the 12 months prior, at any time, due to federal, state, or local statute, ordinance, regulation, court order, or any judicial, legislative, regulatory, executive order or administrative decision. Any termination requires the payment of all unamortized tenant improvement and leasing commissions.

For mortgage loan #76 (Lakefront 17 LLC), the third largest tenant (2,578 square feet), representing 8.0% of net rentable square feet, may terminate its lease at any time upon 60 days’ written notice, but not more than 120 days’ written notice.

For mortgage loan #80 (Rankin Industrial Buildings), the second largest tenant (14,520 square feet), representing 11.6% of net rentable square feet, may terminate its lease on suite 1238 at any time upon providing 90 day’s written notice.

For mortgage loan #84 (Stonebrook Place Shopping Center), the second largest tenant (3,404 square feet), representing 18.2% of net rentable square feet, may terminate its lease upon providing 90 day’s written notice, if gross sales for the trailing twelve months ending December 31, 2017 do not exceed $625,000.

For Mortgage Loan #87 (Walgreens - Houston), the largest tenant (14,560 square feet) representing 100.0% of net rentable square feet of the mortgage loan, may terminate its lease on March 31, 2029 and every five years thereafter with at least 6 months’ prior notice.

(11)	For mortgage loan #6 (10 South LaSalle Street), the third largest tenant (63,576 square feet), representing 8.1% of net rentable square feet, has multiple leases that expire as follows: 21,158 square feet expiring December 31, 2018 and 42,418 square feet expiring December 31, 2025.

For mortgage loan #12 (Northline Industrial Center), the largest tenant (396,090 square feet), representing 36.4% of net rentable square feet, has multiple leases that expire as follows: 89,120 square feet expiring September 30, 2016 and 306,970 square feet expiring January 31, 2017.

For mortgage loan #28 (Seminole Orange Plaza Center), the largest tenant (16,484 square feet), representing 84.2% of net rentable square feet, has multiple leases that expire as follows: 2,015 square feet expiring July 31, 2085 and 14,469 square feet expiring August 31, 2085.

For mortgage loan #42 (Midtown Market), the third largest tenant (4,220 square feet), representing 13.0% of net rentable square feet at the mortgage property, has multiple lease expirations as follows: 2,520 square feet expiring September 30, 2018 and 1,700 square feet expiring June 30, 2021.

(12)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #3 (Technology Station), the second largest tenant (28,778 square feet), representing 30.4% of net rentable square feet, has executed a lease but is currently building out

A-1-44

16,528 square feet of its space and receiving a rent abatement on 19,609 square feet through April 2016. The second largest tenant is expected to be in occupancy by March 2016.

For mortgage loan #6 (10 South LaSalle Street), the third largest tenant (63,576 square feet), representing 8.1% of net rentable square feet, has rent abatements in February 2016, January 2017 and February 2017. A $181,606 reserve was taken at closing, representing the outstanding rent abatements.

For mortgage loan #9 (Cottonwood Shopping Center), the third largest tenant (34,000 square feet), representing 18.0% of net rentable square feet, is not in occupancy of 7,963 square feet of excess space.

For mortgage loan #26 (Sequoia Center Building 1400), the second largest tenant (24,000 square feet), representing 33.3% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The second largest tenant is expected to be in occupancy and paying rent by February 2016. A $1,931,691 reserve was taken at closing, representing outstanding rent abatements, tenant improvements and leasing commissions.

For mortgage loan #27 (Pelham Commons), the third largest tenant (4,023 square feet), representing 5.3% of the net rentable square feet, has executed a letter of intent to lease, but has not yet executed a lease; however, the expected revenue from such tenant was included in U/W Revenues. A $359,866 reserve was taken at origination equal to three years of underwritten base rent and recoveries and a projected TI/LC allowance related to the third largest tenant. The guarantor has also master leased this space at $18.00 per square foot plus recoveries for 10 years.

For mortgage loan #65 (Emerson Plaza), the third largest tenant (5,400 square feet), representing 6.6% of net rentable square feet, has abated rent through February 2016.

For mortgage loan #108 (Starbucks Plaza), the fifth largest tenant (1,170 square feet), representing 14.9% of net rentable square feet, is entitled to free rent in February 2016.

(13)	For mortgage loan #38 (37600 Filbert Street), the second largest tenant (25,048 square feet), representing 41.7% of net rentable feet, is affiliated with the sponsor.

(14)	For mortgage loan #6 (10 South LaSalle Street), upon the earlier of (i) the largest tenant (102,608 square feet), representing 13.1% of net rentable square feet, terminating its lease or (ii) 12 months prior to the expiration of the largest tenant’s current lease, the Monthly TI/LC Reserve deposit will adjust to 1/12th of the difference between the then current balance of the TI/LC reserve and $3,000,000.

For mortgage loan #69 (Bandera at Woodlawn), the Monthly TI/LC Reserve will be adjusted to $2,400 if the balance of the TI/LC Reserve account falls below $165,000 after the cap is achieved.

(15)	For mortgage loans #8 (TownePlace Suites Redwood City) and #47 (Quality Suites Hickory), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 4% of the actual annual gross income from the prior year.

For mortgage loan #21 (Hampton Inn Suites Ontario), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #29 (Hampton Inn - Cincinnati Airport North), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 4% of gross income from operations for the prior fiscal year, but in no case may the Monthly Replacement Reserve be less than the initial monthly replacement reserve.

For mortgage loan #33 (Hampton Inn Carmel, IN), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of operating income for the prior fiscal year.

A-1-45

(16)	For mortgage loan #15 (Gill Park Cooperative), the borrower was required to place the entirety of the loan proceeds in an escrow account for ongoing property renovation work. Additionally, monthly collections of $72,917 are required from February 1, 2016 through January 1, 2018. No monthly collections will be required thereafter.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	28	$421,611,490	43.9%	4.680%	115	356	1.67x	10.3%	9.4%	64.6%	59.1%
Rialto Mortgage Finance, LLC	25	227,693,458	23.7	4.982	118	341	1.49	11.2	10.2	62.7	54.3
National Cooperative Bank, N.A.	37	142,936,309	14.9	4.102	117	342	7.55	42.9	42.8	24.3	18.3
C-III Commercial Mortgage LLC	14	96,264,903	10.0	5.176	103	353	1.44	10.3	9.6	67.8	59.2
Basis Real Estate Capital II, LLC	8	71,473,602	7.4	5.143	119	359	1.37	9.7	9.0	67.5	57.3
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-1

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	45	$254,299,688	26.5%	4.878%	118	358	1.49x	9.3%	8.6%	66.7%	60.0%
Anchored	18	172,888,243	18.0	4.815	118	359	1.54	9.3	8.5	66.6	61.3
Unanchored	16	51,291,824	5.3	4.961	118	354	1.44	10.1	9.3	65.5	56.9
Single Tenant	9	22,523,529	2.3	5.070	118	358	1.26	8.4	8.2	69.0	57.0
Shadow Anchored	2	7,596,091	0.8	5.156	118	359	1.30	9.4	8.5	71.1	60.9
Multifamily	37	183,441,688	19.1	4.322	118	345	6.18	35.5	35.3	33.3	27.3
Cooperative	31	121,642,986	12.7	3.981	118	340	8.61	48.6	48.6	17.3	12.1
Garden	6	61,798,702	6.4	4.994	119	353	1.40	9.7	9.2	65.0	57.1
Hospitality	9	155,519,788	16.2	5.010	108	329	1.63	13.0	11.4	60.7	52.8
Full Service	2	88,000,000	9.2	4.932	117	318	1.54	13.2	11.3	57.8	51.4
Limited Service	6	42,543,803	4.4	4.931	117	334	1.88	13.9	12.5	62.6	49.8
Extended Stay	1	24,975,986	2.6	5.420	59	359	1.50	11.0	10.1	67.7	62.9
Office	10	132,585,968	13.8	4.449	117	359	1.80	11.1	10.0	60.5	55.0
Suburban	6	93,688,503	9.8	4.407	117	359	1.67	10.8	10.0	59.6	52.8
CBD	1	30,000,000	3.1	4.430	119	0	2.27	12.2	10.2	63.1	63.1
Medical	3	8,897,464	0.9	4.953	116	356	1.59	10.9	10.2	61.3	50.6
Industrial	22	107,793,035	11.2	4.914	107	360	1.61	10.3	9.2	68.3	63.0
Warehouse	8	39,866,112	4.2	4.879	87	360	1.53	11.4	9.6	73.1	65.9
Cold Storage Facility	1	36,200,000	3.8	4.720	118	0	1.99	10.1	9.6	60.4	60.4
Flex	13	31,726,923	3.3	5.181	119	360	1.27	9.2	8.3	71.3	62.4
Self Storage	15	60,269,000	6.3	4.826	118	360	1.42	9.1	9.0	70.1	61.2
Self Storage	15	60,269,000	6.3	4.826	118	360	1.42	9.1	9.0	70.1	61.2
Mixed Use	6	25,137,938	2.6	4.969	118	358	1.52	10.7	9.7	67.2	55.6
Office/Retail	3	14,947,719	1.6	4.845	118	358	1.53	10.9	9.7	64.9	53.2
Industrial/Office	1	5,987,578	0.6	5.120	118	358	1.42	9.8	9.3	73.0	60.4
Retail/Self Storage	1	2,382,641	0.2	5.300	119	359	1.52	11.2	10.1	63.5	52.8
Self Storage/Retail	1	1,820,000	0.2	5.050	119	360	1.74	11.7	11.3	72.2	62.6
Other	1	20,978,206	2.2	5.100	119	359	1.37	9.0	8.9	62.8	51.9
Parking Garage	1	20,978,206	2.2	5.100	119	359	1.37	9.0	8.9	62.8	51.9
Manufactured Housing Community	7	19,954,451	2.1	5.255	118	333	1.53	10.9	10.5	60.3	49.2
Manufactured Housing Community	7	19,954,451	2.1	5.255	118	333	1.53	10.9	10.5	60.3	49.2
Total/Weighted Average:	152	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	33	$168,493,899	17.6%	4.368%	118	343	6.59x	38.6%	37.9%	30.6%	26.5%
California	7	114,505,836	11.9	4.682	105	359	1.69	11.2	10.4	60.8	54.5
Northern	4	90,193,563	9.4	4.609	102	360	1.73	11.3	10.5	59.4	53.6
Southern	3	24,312,273	2.5	4.955	118	359	1.55	10.9	9.9	65.7	57.9
Texas	17	111,719,655	11.6	4.721	118	347	1.73	9.7	8.9	63.4	60.7
Illinois	20	93,835,007	9.8	4.804	119	309	1.62	10.8	9.8	64.5	55.9
Florida	8	60,259,032	6.3	4.962	118	359	1.35	8.9	8.7	68.9	58.6
Michigan	7	57,188,154	6.0	4.781	97	359	1.58	11.4	9.9	67.5	59.6
Indiana	14	56,983,462	5.9	5.036	118	346	1.51	10.9	10.0	65.8	56.1
New Jersey	4	49,756,053	5.2	4.773	117	347	1.82	10.0	9.4	63.3	60.1
Delaware	1	29,000,000	3.0	4.550	117	360	1.89	13.5	11.5	56.5	49.5
Louisiana	2	23,276,298	2.4	5.184	119	359	1.25	8.9	8.3	71.8	59.4
New Mexico	1	21,075,000	2.2	4.890	118	360	1.35	9.5	8.6	72.2	63.7
Kansas	1	21,000,000	2.2	4.670	115	360	1.32	8.9	8.2	67.4	59.2
Nevada	2	17,582,805	1.8	4.776	119	360	1.38	9.2	8.7	62.4	56.5
Georgia	2	17,064,844	1.8	4.844	119	360	1.33	9.0	8.4	66.4	58.2
Kentucky	2	12,920,967	1.3	4.976	119	359	1.72	11.9	11.1	67.7	56.7
North Carolina	3	11,960,440	1.2	4.997	115	332	1.67	12.0	11.3	58.9	48.9
South Carolina	2	10,939,381	1.1	5.382	119	359	1.24	8.9	8.4	67.4	56.1
Ohio	3	10,286,624	1.1	4.992	118	359	1.37	9.5	8.8	70.6	59.8
Pennsylvania	3	9,910,000	1.0	4.857	117	360	1.64	10.5	10.5	63.5	56.0
Tennessee	1	9,500,000	1.0	4.620	117	360	1.55	10.3	9.5	64.4	56.5
Iowa	2	7,234,692	0.8	5.226	118	326	1.29	9.6	9.1	67.9	53.4
Wisconsin	6	6,114,217	0.6	5.397	117	357	1.45	10.4	9.7	66.0	55.6
Arizona	1	5,900,000	0.6	5.180	118	360	1.32	9.4	8.7	69.1	61.4
Oregon	1	5,519,225	0.6	5.070	119	359	1.37	9.8	8.9	63.4	52.3
Oklahoma	1	4,745,568	0.5	5.020	117	357	1.25	8.1	8.1	70.3	58.0
Utah	1	4,200,000	0.4	4.960	118	360	1.25	8.3	8.0	70.0	59.0
Alabama	1	3,726,149	0.4	5.020	117	357	1.25	8.1	8.1	70.3	58.0
Colorado	1	3,600,000	0.4	4.940	117	360	1.35	9.2	8.6	69.9	61.8
District of Columbia	1	3,491,576	0.4	4.640	119	239	2.24	17.8	17.2	31.2	19.4
Maryland	1	3,400,000	0.4	4.580	117	360	1.46	10.1	9.0	63.0	55.2
Vermont	1	1,950,000	0.2	4.980	118	360	1.63	10.6	10.5	67.9	58.8
Massachusetts	1	1,450,000	0.2	4.880	118	360	1.79	11.4	11.4	64.2	55.3
Connecticut	1	1,390,877	0.1	4.840	116	296	1.66	11.8	11.5	52.6	39.3
Total/Weighted Average:	152	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
994,295 - 1,000,000	1	$994,295	0.1%	3.920%	117	297	13.88x	87.7%	87.7%	4.7%	3.4%
1,000,001 - 2,000,000	23	37,754,901	3.9	4.549	118	348	6.32	36.4	36.2	39.9	32.6
2,000,001 - 3,000,000	8	20,618,419	2.1	4.679	118	376	6.02	34.9	34.5	50.5	42.6
3,000,001 - 4,000,000	21	76,296,502	7.9	4.484	118	355	5.36	30.9	30.4	45.4	37.4
4,000,001 - 5,000,000	14	63,515,550	6.6	4.766	118	353	3.19	19.4	18.8	46.8	39.0
5,000,001 - 6,000,000	8	44,202,060	4.6	4.913	118	359	2.24	14.3	13.7	64.0	54.2
6,000,001 - 7,000,000	3	19,590,181	2.0	4.268	118	358	6.19	35.3	35.1	32.4	26.6
7,000,001 - 8,000,000	3	22,553,773	2.3	4.814	116	337	1.67	12.2	11.0	62.0	52.2
8,000,001 - 9,000,000	5	42,534,151	4.4	5.004	118	359	1.44	9.7	9.3	68.9	58.2
9,000,001 - 10,000,000	3	28,226,000	2.9	4.721	118	360	1.38	9.2	8.6	71.2	62.1
10,000,001 - 15,000,000	4	47,941,165	5.0	4.620	117	359	2.57	15.7	15.4	54.6	46.8
15,000,001 - 20,000,000	8	137,998,575	14.4	4.897	110	336	1.41	10.4	9.5	64.6	55.2
20,000,001 - 30,000,000	6	147,029,191	15.3	4.818	108	360	1.67	10.9	9.7	64.5	58.3
30,000,001 - 50,000,000	3	130,400,000	13.6	4.637	118	360	1.73	10.5	9.8	61.0	55.9
50,000,001 - 80,000,000	1	59,000,000	6.1	5.120	117	297	1.37	13.0	11.2	58.4	52.3
80,000,001 - 81,325,000	1	81,325,000	8.5	4.610	118	0	1.77	9.1	8.3	63.2	63.2
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-4

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.18 - 1.20	1	$1,997,914	0.2%	5.080%	119	359	1.18x	8.1%	7.7%	63.4%	52.3%
1.21 - 1.30	16	161,795,713	16.9	5.136	119	359	1.26	8.8	8.2	70.4	60.7
1.31 - 1.40	20	231,519,345	24.1	4.938	117	343	1.36	10.1	9.3	65.6	57.5
1.41 - 1.50	15	92,037,526	9.6	5.038	102	318	1.46	11.1	10.4	63.8	52.3
1.51 - 1.60	7	47,556,419	5.0	5.010	118	353	1.53	10.8	10.0	64.2	54.6
1.61 - 1.70	6	21,970,207	2.3	4.891	117	354	1.66	10.8	10.7	63.7	53.9
1.71 - 1.80	5	100,759,092	10.5	4.657	118	358	1.77	9.7	8.8	64.0	61.8
1.81 - 1.90	4	58,784,508	6.1	4.620	97	358	1.85	13.5	11.4	63.8	56.7
1.91 - 2.00	3	91,134,693	9.5	4.375	118	354	1.97	11.5	10.7	54.8	51.5
2.01 - 2.50	5	48,746,393	5.1	4.564	119	312	2.24	13.9	12.0	58.3	53.7
3.01 - 3.50	1	6,971,139	0.7	3.990	117	357	3.32	19.0	19.0	23.1	18.4
3.51 - 4.00	1	3,372,051	0.4	3.760	117	237	3.93	28.2	28.2	23.7	14.3
4.01 -31.99	28	93,334,762	9.7	3.894	118	374	10.56	58.4	58.4	11.0	8.9
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-5

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.7 - 8.0	1	$8,500,000	0.9%	4.690%	117	360	1.22x	7.7%	7.6%	72.3%	62.1%
8.1 - 9.0	20	222,813,039	23.2	5.009	118	360	1.29	8.8	8.3	69.3	60.1
9.1 - 10.0	21	205,167,647	21.4	4.858	118	360	1.53	9.4	8.6	66.2	60.9
10.1 - 11.0	15	122,947,128	12.8	4.914	105	357	1.65	10.4	9.7	65.6	59.5
11.1 - 12.0	8	34,696,558	3.6	5.187	118	349	1.56	11.4	10.4	65.1	53.4
12.1 - 13.0	9	188,202,811	19.6	4.654	118	313	1.73	12.6	11.3	57.0	49.7
13.1 - 14.0	3	50,293,540	5.2	4.556	93	358	1.86	13.6	11.3	63.0	56.7
14.1 - 15.0	2	7,924,273	0.8	4.895	114	317	1.99	15.0	13.5	57.6	45.1
15.1 - 16.0	1	4,789,968	0.5	5.080	118	358	2.13	15.9	13.9	51.5	42.5
16.1 - 17.0	1	7,475,269	0.8	4.630	118	298	2.22	16.9	15.1	53.8	39.8
17.1 - 18.0	1	3,491,576	0.4	4.640	119	239	2.24	17.8	17.2	31.2	19.4
18.1 - 19.0	1	6,971,139	0.7	3.990	117	357	3.32	19.0	19.0	23.1	18.4
20.1 - 174.9	29	96,706,813	10.1	3.890	118	370	10.33	57.3	57.3	11.5	9.1
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-6

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.6 - 8.0	4	$19,986,546	2.1%	4.860%	118	359	1.23x	8.1%	7.8%	71.0%	59.9%
8.1 - 9.0	32	397,542,767	41.4	4.926	118	359	1.40	9.0	8.4	67.8	60.6
9.1 - 10.0	18	106,025,147	11.0	4.851	118	357	1.65	10.2	9.5	65.8	59.0
10.1 - 11.0	10	115,909,033	12.1	4.901	95	356	1.78	11.8	10.4	66.3	60.7
11.1 - 12.0	10	171,952,595	17.9	4.688	118	336	1.70	12.7	11.3	57.1	50.1
12.1 - 13.0	3	21,204,634	2.2	4.621	119	193	1.45	13.0	12.9	47.2	27.3
13.1 - 14.0	3	12,714,240	1.3	4.965	115	332	2.04	15.3	13.7	55.3	44.1
15.1 - 16.0	1	7,475,269	0.8	4.630	118	298	2.22	16.9	15.1	53.8	39.8
17.1 - 18.0	1	3,491,576	0.4	4.640	119	239	2.24	17.8	17.2	31.2	19.4
18.1 - 19.0	1	6,971,139	0.7	3.990	117	357	3.32	19.0	19.0	23.1	18.4
20.1 - 174.9	29	96,706,813	10.1	3.890	118	370	10.33	57.3	57.3	11.5	9.1
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-7

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.6 - 20.0	25	$83,114,773	8.7%	3.898%	118	377	11.07x	61.1%	61.1%	9.5%	7.8%
20.1 - 25.0	4	19,268,614	2.0	3.888	117	336	5.01	29.4	29.4	23.1	17.5
25.1 - 30.0	1	1,294,565	0.1	3.920	117	357	4.05	23.1	23.1	26.2	20.8
30.1 - 35.0	1	3,491,576	0.4	4.640	119	239	2.24	17.8	17.2	31.2	19.4
45.1 - 50.0	2	19,258,574	2.0	4.490	119	188	1.45	13.0	13.0	46.4	26.4
50.1 - 55.0	7	75,173,525	7.8	4.391	118	341	1.95	13.0	12.0	51.5	44.0
55.1 - 60.0	7	104,479,820	10.9	4.926	117	324	1.55	12.8	11.1	57.9	51.1
60.1 - 65.0	16	260,337,449	27.1	4.774	118	359	1.71	9.9	9.1	62.6	59.1
65.1 - 70.0	23	163,258,231	17.0	5.016	109	358	1.45	10.1	9.4	67.9	58.7
70.1 - 75.0	26	230,302,634	24.0	4.978	113	359	1.36	9.5	8.7	72.8	63.1
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-8

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.3 - 20.0	30	$105,874,964	11.0%	3.921%	118	364	9.67x	53.9%	53.9%	12.7%	9.9%
20.1 - 25.0	1	1,294,565	0.1	3.920	117	357	4.05	23.1	23.1	26.2	20.8
25.1 - 30.0	1	17,965,034	1.9	4.470	119	180	1.42	13.0	13.0	46.2	25.6
35.1 - 40.0	5	16,742,405	1.7	5.021	118	291	1.88	14.4	13.3	52.5	38.7
40.1 - 45.0	2	9,724,660	1.0	5.009	115	325	2.02	15.4	13.7	52.9	41.7
45.1 - 50.0	6	90,779,820	9.5	4.323	117	360	1.90	12.4	11.3	53.6	47.5
50.1 - 55.0	10	122,965,347	12.8	5.146	118	327	1.41	11.5	10.4	61.0	52.4
55.1 - 60.0	31	221,398,905	23.1	4.923	118	358	1.41	9.7	9.0	67.3	57.6
60.1 - 65.0	21	317,934,062	33.1	4.857	114	360	1.61	9.7	8.9	67.4	62.6
65.1 - 68.4	5	55,300,000	5.8	4.830	96	360	1.50	10.6	9.4	73.2	67.0
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-9

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.640 - 3.750	2	$10,464,070	1.1%	3.708%	118	358	12.83x	71.2%	71.2%	3.7%	3.0%
3.751 - 4.000	23	83,488,753	8.7	3.901	118	370	9.17	50.9	50.9	13.5	10.7
4.001 - 4.250	6	59,725,130	6.2	4.068	118	362	3.68	21.5	20.8	44.2	40.1
4.251 - 4.500	2	47,965,034	5.0	4.445	119	180	1.95	12.5	11.2	56.8	49.1
4.501 - 4.750	18	268,455,192	28.0	4.630	113	354	1.71	10.5	9.5	63.5	58.8
4.751 - 5.000	27	179,545,428	18.7	4.906	118	356	1.46	10.0	9.4	68.1	58.8
5.001 - 5.250	23	228,509,346	23.8	5.138	118	343	1.35	10.3	9.4	66.5	57.4
5.251 - 5.500	10	79,880,750	8.3	5.377	100	352	1.44	10.7	9.8	65.5	56.5
5.751 - 5.920	1	1,946,060	0.2	5.920	119	239	1.43	12.9	12.2	55.0	36.0
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-10

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Original Terms to Maturity or ARD	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
(mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	2	$44,975,986	4.7%	5.033%	58	359	1.64x	12.2%	10.5%	70.2%	65.3%
120	110	915,003,775	95.3	4.736	118	349	2.50	15.5	14.7	58.1	51.1
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-11

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Remaining Terms to Maturity or ARD	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
(mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
56 - 60	2	$44,975,986	4.7%	5.033%	58	359	1.64x	12.2%	10.5%	70.2%	65.3%
85 - 119	110	915,003,775	95.3	4.736	118	349	2.50	15.5	14.7	58.1	51.1
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-12

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	4	$149,325,000	15.6%	4.594%	118	0	1.98x	10.2%	9.2%	62.0%	62.0%
180	1	17,965,034	1.9	4.470	119	180	1.42	13.0	13.0	46.2	25.6
240	3	8,809,688	0.9	4.586	118	238	2.71	20.7	20.3	33.6	21.1
300	10	89,935,011	9.4	5.015	117	297	1.83	15.1	13.6	55.5	47.2
360	89	678,771,496	70.7	4.777	114	359	2.44	15.4	14.7	60.1	52.2
480	5	15,173,533	1.6	3.905	118	478	12.93	64.1	64.1	10.8	9.5
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-13

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
Range of Remaining Amortization	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	4	$149,325,000	15.6%	4.594%	118	0	1.98x	10.2%	9.2%	62.0%	62.0%
180	1	17,965,034	1.9	4.470	119	180	1.42	13.0	13.0	46.2	25.6
181 - 240	3	8,809,688	0.9	4.586	118	238	2.71	20.7	20.3	33.6	21.1
241 - 300	10	89,935,011	9.4	5.015	117	297	1.83	15.1	13.6	55.5	47.2
301 - 360	89	678,771,496	70.7	4.777	114	359	2.44	15.4	14.7	60.1	52.2
421 - 479	5	15,173,533	1.6	3.905	118	478	12.93	64.1	64.1	10.8	9.5
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	38	$459,559,282	47.9%	4.800%	115	345	1.47x	10.6%	9.7%	64.0%	56.4%
Amortizing Balloon	69	345,806,847	36.0	4.747	114	355	3.99	24.0	23.4	49.9	41.2
Interest-only, Balloon	4	149,325,000	15.6	4.594	118	0	1.98	10.2	9.2	62.0	62.0
Amortizing Balloon, ARD	1	5,288,632	0.6	4.970	118	358	1.24	8.4	8.0	72.6	59.8
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-15

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	86	$660,659,856	68.8%	4.715%	116	345	2.89x	18.0%	17.2%	55.1%	47.6%
Acquisition	26	299,319,905	31.2	4.826	114	360	1.50	9.5	8.7	66.6	61.0
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-16

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Springing	51	$416,017,729	43.3%	4.887%	112	357	1.50x	10.3%	9.5%	66.1%	57.7%
None	44	188,181,388	19.6	4.306	118	341	6.11	35.3	35.0	33.3	25.9
Hard/Springing Cash Management	11	186,181,610	19.4	4.678	118	356	1.81	10.8	9.5	62.7	59.3
Hard/Upfront Cash Management	6	169,599,034	17.7	4.984	117	332	1.47	10.6	9.6	64.2	57.9
Total/Weighted Average:	112	$959,979,761	100.0%	4.750%	115	349	2.46x	15.3%	14.5%	58.7%	51.8%

A-2-17

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly				Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)		Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	72	$710,517,109	74.0%	78	$768,167,671	80.0%	0	38	$346,912,090	36.1%
Insurance Escrow	62	$427,067,763	44.5%	62	$427,067,763	44.5%	0	49	$528,611,998	55.1%
Replacement Reserve	22	$225,276,285	23.5%	72	$661,897,279	68.9%	0	11	$221,137,436	23.0%
TI/LC Reserve(1)	18	$127,552,276	24.5%	38	$304,580,602	58.6%	0	12	$133,377,423	25.7%

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2016-C32

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

Prepayment Restriction	February 2016	February 2017	February 2018	February 2019	February 2020	February 2021	February 2022	February 2023	February 2024	February 2025	February 2026
Locked Out	87.33%	82.80%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	62.87	63.01	63.16	63.70	63.94	64.16	64.35	64.14	0.00
Yield Maintenance	12.67	17.20	37.13	36.99	36.84	36.30	36.06	35.45	35.28	35.10	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.38	0.38	0.37	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.40	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$959.98	$954.18	$947.56	$938.37	$926.90	$873.02	$860.14	$845.88	$829.65	$812.40	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.40%	98.71%	97.75%	96.55%	90.94%	89.60%	88.11%	86.42%	84.63%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

NORTH DALLAS RETAIL PORTFOLIO

A-3-2

NORTH DALLAS RETAIL PORTFOLIO

Bartonville
The Shops at Highland Village
The Marketplace at Highland Village
Lewisville Lake
35E
The Colony
121
PLANO
Lewisville
Lewisville Lake Environmental Learning Area
Tour 18 Golf Course
Kings Rd
Bridlewood Country Club
Cross Timbers Rd
Morriss Rd
Garden Ridge Blvd
Lewisville Town Center
Main St
OLD TOWN
DCTA A-TRAIN
Josey Ln
Windhaven Dr
Parker Rd
TX Health Presbyterian Hospital
Plano Pkwy
Castle Hills
Flower Mound
Marshall Creek Park
Wichita Trail
Long Prairie Rd
Bellaire Blvd
Valley Pkwy
Vista Ridge Village
Vista Ridge Mall
HEBRON
Tollway
Old Denton Rd
Hebron Pkwy
The Shops at Willow Bend
Rosemeade Pkwy
Pres. G. Bush Tpke
Trophy Club Country Club
Grapevine Lake
Murrell Park
DENTON COUNTY
Carrollton
N. CARROLLTON/ FRANKFORD
Sam Rayburn
114
Southlake
Dove Rd
Oak Grove Park
Grapevine Municipal Golf Course
Grapevine Mills
Royal Ln
Denton Tap Rd
Sandy Lake Rd
190
TRINITY MILLS
Addison
Addison Airport
Columbian Country Club
GREEN LINE
DART
Coppell
Bethel Rd
Belt Line Rd
Shady Oak Dr
Northwest Pkwy
Dove Rd
Southlake Blvd
Southlake Town Square
Northwest Hwy
26
97
635
Dallas Cowboys HQ
North Lake
North Lake Park
161
DOWNTOWN CARROLLTON
Josey Ln
Farmers Branch
Brookhaven College
Grapevine
DALLAS COUNTY
Luna Rd
LBJ Frwy
FARMERS BRANCH
TARRANT COUNTY
Colleyville
Parr Park
360
Dallas - Fort Worth Intl. Airport
International Pkwy
DFW
DART ORANGE LINE
IRVING
Las Colinas
Dallas Christian College
Forest Ln
DALLAS
Downtown Dallas 13 miles
ROYAL LANE
Royal Ln
BELT LINE

North Dallas Retail Portfolio

1	Heritage Heights	Grapevine, TX
2	The Highlands	Flower Mound, TX
3	Josey Oaks Crossing	Carrollton, TX
4	Hunter's Glen Crossing	Plano, TX
5	Flower Mound Crossing	Flower Mound, TX
6	Park West Plaza	Grapevine, TX
7	Cross Timbers Court	Flower Mound, TX
8	14th Street Market	Plano, TX

Frisco
Dr. Pepper Ballpark
IKEA
289
Rasor Blvd
Russell Creek Park
Allen
75
5
Market Street Allen
Bethany Dr
121
J.C. Penney Corporate Headquarters
PepsiCo Corp. Hdqtrs.
CapitalOne
Heritage Yards at Plano
Hedgcoxe Rd
Hedgcoxe Rd
Frito-Lay
Legacy Town Center
Children's Medical Ctr. at Legacy
Coit Rd
Custer Rd
Hoblitzelle Park
Greenville Ave
Ericsson
The Campus at Legacy
Hewlett-Packard
Tennyson Pkwy
Legacy Dr
Legacy Dr
Chase Oaks Golf Course
Spring Creek Pkwy
The Guildhall at SMU
Ohio Dr
Carpenter Park
Jack Carter Park
High Point Park
Joe Clark Stadium
Oak Point Park & Nature Preserve
Midway Rd
Tollway
Spring Creek Pkwy
PLANO
Central Expwy
Spring Creek Pkwy
Lakeside Market
Collin County Comm. College - Spring Creek Campus
TX Health Presbyterian Hospital
Windhaven Park
Preston Meadow Park
Cross Bend Rd
Independence Pkwy
Parker Rd
Parker Towne Centre
Dallas North Tollway
Parker Rd
Parker Rd
COLLIN COUNTY
Alma Dr
PARKER ROAD
Bob Woodruff Park
The Shops at Willow Bend
Gleneagles Country Club
Preston Rd
Preston Towne Crossing
Park Blvd
Polo Towne Crossing
Park Blvd
Park Plaza West
Coit Rd
Custer Rd
Park Blvd
Westpark Village
75
Preston Sheppard Place
Preston Park Village
Whitsitt Pkwy
DOWNTOWN PLANO
14th St
Midway Rd
289
The Medical Center of Plano
Collin Creek Mall
Downtown Plano
Plano Pkwy
Baylor Regional Medical Center at Plano
190
Pres. G. Bush Turnpike
Plano Pkwy
Plano Pkwy
DART
DALLAS
190
University of Texas-Dallas
BUSH TPKE
190
Shiloh Rd
Dallas Love Field 12 miles
Frankford Rd
The Arbors
Richardson
Renner Rd

A-3-3

No. 1 – North Dallas Retail Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail
Original Principal Balance:	$81,325,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$81,325,000			Location:	Various – See Table
% of Initial Pool Balance:	8.5%			Size:	673,382 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$120.77
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Annaly Commercial Real Estate Group, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.610%			Property Manager:	Pine Tree Commercial Realty, LLC
Note Date:	November 25, 2015			4th Most Recent Occupancy (As of):	92.8% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	96.8% (12/31/2012)
Maturity Date:	December 11, 2025			2nd Most Recent Occupancy(As of):	97.1% (12/31/2013)
IO Period:	120 months			Most Recent Occupancy (As of):	98.1% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	97.0% (11/25/2015)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,047,664 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$7,464,604 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$7,893,273 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$7,918,175 (TTM 7/31/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$10,995,451
Escrows and Reserves(2):				U/W Expenses:	$3,607,237
				U/W NOI:	$7,388,304
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$6,729,454
Taxes	$154,383	$154,383	NAP	U/W NOI DSCR:	1.94x
Insurance	$0	Springing	NAP	U/W NCF DSCR:	1.77x
Replacement Reserves	$966,100	$15,712	NAP	U/W NOI Debt Yield:	9.1%
TI/LC Reserve	$0	Springing	NAP	U/W NCF Debt Yield:	8.3%
Deferred Maintenance	$97,250	$0	NAP	As-Is Appraised Value:	$128,640,000
Environmental Reserve	$148,330	$0	NAP	As-Is Appraisal Valuation Date:	October 22, 2015
Outstanding TI/LC Reserve	$88,000	$0	NAP	Cut-off Date LTV Ratio:	63.2%
Cantina Laredo Reserve	$271,703	$0	NAP	LTV Ratio at Maturity or ARD:	63.2%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “North Dallas Retail Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight anchored retail properties located in Texas (the “North Dallas Retail Portfolio Properties”). The North Dallas Retail Portfolio Mortgage Loan was originated on November 25, 2015 by Wells Fargo Bank, National Association. The North Dallas Retail Portfolio Mortgage Loan had an original principal balance of $81,325,000, has an outstanding principal balance as of the Cut-off Date of $81,325,000 and accrues interest at an interest rate of 4.610% per annum. The North Dallas Retail Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the North Dallas Retail Portfolio Mortgage Loan. The North Dallas Retail Portfolio Mortgage Loan matures on December 11, 2025.

Following the lockout period, the borrower has the right to defease the North Dallas Retail Portfolio Mortgage Loan in whole, or in part (see “Partial Release” section), on any day before September 11, 2025. In addition, the North Dallas Retail Portfolio Mortgage Loan is prepayable without penalty on or after September 11, 2025.

A-3-4

NORTH DALLAS RETAIL PORTFOLIO

Sources and Uses(1)

Sources			Uses
Original loan amount	$81,325,000	66.4%	Purchase price	$119,950,000	98.0%
Sponsor’s new cash contribution	41,127,875	33.6%	Reserves	1,725,766	1.4%
			Closing costs	777,109	0.6
Total Sources	$122,452,875	100.0%	Total Uses	$122,452,875	100.0%
(1)	The North Dallas Retail Portfolio Properties were previously securitized in the BACM 2007-3 transaction.

The Properties. The North Dallas Retail Portfolio Properties are comprised of the fee interests in eight grocer-anchored retail properties totaling 673,382 rentable square feet. Seven of the North Dallas Retail Portfolio Properties are anchored by Tom Thumb and one is anchored by Minyard Sun Market (“Minyards”). Built between 1992 and 1999, the North Dallas Retail Portfolio Properties are all located north of the Dallas central business district in the Dallas-Fort Worth-Arlington metropolitan statistical area. The grocer anchors, on an average basis, comprise approximately 73.4% of the net rentable area of each North Dallas Retail Portfolio Property, and no tenant comprises more than 1.0% of the net rentable area (except for the grocers) of the North Dallas Retail Portfolio Properties. Approximately 47 of the North Dallas Retail Portfolio Properties’ current tenants (comprising 74.8% of the annual underwritten base rent) have been in occupancy for at least 15 years, and the North Dallas Portfolio Properties have exhibited an average occupancy rate of 96.5% over the last eight years and the anchors have been in occupancy for an average of 19.7 years. The North Dallas Retail Portfolio Properties were 97.0% occupied by 84 tenants as of November 25, 2015.

Tom Thumb was founded in 1948 in Texas and operates 61 stores in the state. Tom Thumb is owned by Safeway, Inc. which completed its merger with Albertsons in January 2015. The merger created a diversified network that includes 2,230 stores, 27 distribution facilities and 19 manufacturing plants with over 250,000 employees located in 34 states. The merged company now includes well-known grocery brands such as Safeway, Vons, Randall’s, Tom Thumb, Albertsons, ACME and Jewel-Osco among others. With the merger, it makes Albertsons/Safeway the largest traditional grocer in the Dallas area by market share and store count, ahead of Kroger. In order to secure approval of the merger, Albertsons/Safeway was required to divest 168 stores to four separate buyers. One of these stores, Minyards is located at the Heritage Heights property. Minyards purchased eight Albertsons and four Tom Thumb area stores as part of the divestiture.

The following table presents certain information relating to the North Dallas Retail Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Heritage Heights – Grapevine, TX	$13,250,000	16.3%	98.2%	1999/2006	85,613	$20,770,000	63.8%
The Highlands – Flower Mound, TX	$12,875,000	15.8%	96.4%	1998/NAP	90,547	$20,330,000	63.3%
Josey Oaks Crossing – Carrollton, TX	$12,100,000	14.9%	97.9%	1995/NAP	82,320	$19,300,000	62.7%
Hunter’s Glen Crossing – Plano, TX	$11,500,000	14.1%	97.0%	1994/NAP	93,547	$17,960,000	64.0%
Flower Mound Crossing – Flower Mound, TX	$9,200,000	11.3%	100.0%	1995/2006	81,582	$14,660,000	62.8%
Park West Plaza – Grapevine, TX	$9,000,000	11.1%	98.5%	1993/2005	82,977	$13,920,000	64.7%
Cross Timbers Court – Flower Mound, TX	$7,700,000	9.5%	94.4%	1992/2007	77,367	$12,290,000	62.7%
14th Street Market – Plano, TX	$5,700,000	7.0%	93.6%	1995/NAP	79,429	$9,410,000	60.6%
Total/Weighted Average	$81,325,000	100.0%	97.0%		673,382	$128,640,000	63.2%

A-3-5

NORTH DALLAS RETAIL PORTFOLIO

The following table presents certain information relating to the tenancies at the North Dallas Retail Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Tom Thumb	NR/B1/NR	431,834	64.1%	$7.65	$3,304,626	40.9%	$319(3)	3.5%(3)	Various(4)
Minyard Sun Market	NR/NR/NR	62,139	9.2%	$11.45	$711,492	8.8%	$355	4.4%	4/30/2024
Bank of America	A/Baa1/BBB+	2(5)	0.0%	NAP	$243,150	3.0%	NAP	NAP	Various(6)
Starbucks	A/A2/A-	7,039	1.0%	$27.04	$190,348	2.4%	$568	5.7%	Various(7)
Wendy’s	NR/B2/B	3(8)	0.0%	NAP	$175,588	2.2%	(9)	6.7%(9)	Various(10)
Total Major Tenants		501,017	74.4%	$8.40(11)	$4,625,203	57.3%

Non-Major Tenants		152,322	22.6%	$21.07(12)	$3,449,431	42.7%

Occupied Collateral Total		653,339	97.0%	$11.35(13)	$8,074,634	100.0%

Vacant Space		20,043	3.0%

Collateral Total		673,382	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost are based on the trailing 12-month period ending December 2014.
(3)	Sales PSF and Occupancy Cost are based on the trailing 12-month periods ending December 2014, March 2015 and July 2015. See “Historical Tom Thumb/Minyard Sun Market Tenant Sales (PSF) and Occupancy Costs” section.
(4)	See “Anchor Tenants” table.
(5)	Bank of America leases two outparcels which are on ground leases where the tenant owns its own improvements. One square foot was assigned to each parcel.
(6)	$139,150 of Annual U/W Base Rent (1.7% of Annual U/W Base Rent) at the Josey Oaks Crossing property has a lease expiration date of May 31, 2024 and $104,000 of Annual U/W Base Rent (1.3% of Annual U/W Base Rent) at the Cross Timbers Court property has a lease expiration date of December 11, 2016.
(7)	Starbucks leases four parcels: 2,584 square feet (0.4% of net rentable area) on a lease that expires June 30, 2017; 1,600 square feet (0.2% of net rentable area) on a lease that expires on March 31, 2019; 1,518 square feet (0.2% of net rentable area) on a lease that expires September 30, 2018; and 1,337 square feet (0.2% of net rentable area) on a lease that expires January 31, 2019.
(8)	Wendy’s leases three outparcels which are on ground leases where the tenant owns its own improvements. One square foot was assigned to each parcel.
(9)	Sales PSF are not applicable. Average gross sales are $1.1 million for the two locations required to report sales (the Flower Mound Crossing and Heritage Heights properties).
(10)	$64,125 of Annual U/W Base Rent (0.8% of Annual U/W Base Rent) at the Flower Mound Crossing property has a lease expiration date of February 11, 2019; $60,499 of Annual U/W Base Rent (0.7% of Annual U/W Base Rent) at the Heritage Heights property has a lease expiration date of December 31, 2018; and $50,964 of the Annual U/W Base Rent (0.6% of Annual U/W Base Rent) at the Josey Oaks Crossing property has a lease expiration date of May 31, 2017.
(11)	Total Major Tenants Annual U/W Base Rent PSF excludes the Annual U/W Base Rent from ground leased outparcels for Bank of America and Wendy’s.
(12)	Non-Major Tenants Annual U/W Base Rent PSF excludes the Annual U/W Base Rent from ground leased outparcels.
(13)	Occupied Collateral Total Annual U/W Base Rent PSF excludes the Annual U/W Base Rent from ground leased outparcels.

The following table presents certain information relating to the anchor tenancies at the North Dallas Retail Portfolio Properties:

Anchor Tenants(1)

Property Name – Tenant Name	Tenant NRSF	% of Portfolio NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Heritage Heights – Minyard Sun Market	62,139	9.2%	$11.45	$711,492	8.8%	4/30/2024
The Highlands – Tom Thumb	62,139	9.2%	$10.50	$652,460	8.1%	4/30/2024
Hunter’s Glen Crossing – Tom Thumb	72,090	10.7%	$7.50	$540,675	6.7%	11/2/2019
Park West Plaza – Tom Thumb	59,480	8.8%	$8.00	$475,840	5.9%	2/1/2020
Flower Mound Crossing – Tom Thumb	58,960	8.8%	$8.00	$471,680	5.8%	9/13/2016
Cross Timbers Court – Tom Thumb	62,132	9.2%	$7.00	$434,924	5.4%	2/29/2020
Josey Oaks Crossing – Tom Thumb	57,553	8.5%	$7.50	$431,648	5.3%	8/1/2020
14th Street Market – Tom Thumb	59,480	8.8%	$5.00	$297,400	3.7%	2/28/2018
Total/Weighted Average	493,973	73.4%	$8.13	$4,016,118	49.7%

(1)     See “Major Tenants” and “Historical Tom Thumb/Minyard Sun Market Tenant Sales (PSF) and Occupancy Cost” tables.

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NORTH DALLAS RETAIL PORTFOLIO

Historical Tom Thumb/Minyard Sun Market Tenant Sales (PSF) and Occupancy Costs(1)

Property Name	% of Portfolio Cut-off Date Principal Balance	2012	2013	2014	3/31/2015 TTM	Current Occupancy Cost
Heritage Heights	16.3%	$337	$348	$354	$355	4.4%
The Highlands	15.8%	$355	$434	$434	$408	3.6%
Josey Oaks Crossing	14.9%	$433	$409	$432(2)	$432(2)	2.7%
Hunter’s Glen Crossing	14.1%	$316	$332	$309	$310(3)	3.6%
Flower Mound Crossing	11.3%	$323	$270	$239	$239(4)	5.1%
Park West Plaza	11.1%	$359	$375	$375	$377	2.9%
Cross Timbers Court	9.5%	$281	$267	$250	$243	3.9%
14th Street Market	7.0%	$271	$246	$235	$229(5)	3.6%
Total/Weighted Average		$333	$335	$328	$324	3.7%
(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	2014 and TTM sales are based on the trailing 12-month period ending July 31, 2014 for the Josey Oaks Crossing property.
(3)	TTM sales are based on the trailing-12 month period ending May 31, 2015 for the Hunter’s Glen Crossing property.
(4)	TTM sales are based on the year-end 2014 period for the Flower Mound Crossing property.
(5)	TTM sales are based on the trailing 12-month period ending July 31, 2015 for the 14th Street Market property.

The following table presents certain information relating to the lease rollover schedule at the North Dallas Retail Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,470	0.2%	1,470	0.2%	$27,195	0.3%	$18.50
2016	12	76,652	11.4%	78,122	11.6%	$905,989	11.2%	$10.46
2017	11	21,994	3.3%	100,116	14.9%	$589,574	7.3%	$24.49
2018	10	70,303	10.4%	170,419	25.3%	$662,623	8.2%	$7.52
2019	18	106,268	15.8%	276,687	41.1%	$1,460,204	18.1%	$12.50
2020	20	208,346	30.9%	485,033	72.0%	$1,956,377	24.2%	$9.39
2021	4	13,921	2.1%	498,954	74.1%	$328,733	4.1%	$23.61
2022	1	4,530	0.7%	503,484	74.8%	$81,540	1.0%	$18.00
2023	5	16,302	2.4%	519,786	77.2%	$304,301	3.8%	$18.67
2024	6	129,857	19.3%	649,643	96.5%	$1,640,284	20.3%	$11.22
2025	2	3,696	0.5%	653,339	97.0%	$117,815	1.5%	$17.00
2026	0	0	0.0%	653,339	97.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	653,339	97.0%	$0	0.0%	$0.00
Vacant	0	20,043	3.0%	673,382	100.0%	$0	0.0%	$0.00
Total/Weighted Average	90	673,382	100.0%			$8,074,634	100.0%	$11.35
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and excludes rent attributed to nine tenants which are on ground leases and own their own improvements. They were each assigned one square foot.

The following table presents historical occupancy percentages at the North Dallas Retail Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/25/2015(2)

92.8%	96.8%	97.1%	98.1%	97.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

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NORTH DALLAS RETAIL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the North Dallas Retail Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 7/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,773,029	$8,163,046	$8,350,452	$8,431,700	$8,074,634	73.4%	$11.99
Grossed Up Vacant Space	0	0	0	0	406,766	3.7	0.60
Total Reimbursables	2,626,407	2,724,087	2,759,794	2,752,132	2,939,219	26.7	4.36
Other Income	23,302	11,535	56,371	25,224	0	0.0	0.00
Less Vacancy & Credit Loss	(14,861)	(1,610)	0	0	(425,078)(1)	(3.9)	(0.63)
Effective Gross Income	$10,407,877	$10,897,058	$11,166,617	$11,209,056	$10,995,541	100.0%	$16.33

Total Operating Expenses	$3,360,213	$3,432,454	$3,273,344	$3,290,881	$3,607,237	32.8%	$5.36

Net Operating Income	$7,047,664	$7,464,604	$7,893,273	$7,918,175	$7,388,304	67.2%	$10.97
TI/LC	0	0	0	0	470,303	4.3	0.70
Capital Expenditures	0	0	0	0	188,547	1.7	0.28
Net Cash Flow	$7,047,664	$7,464,604	$7,893,273	$7,918,175	$6,729,454	61.2%	$9.99

NOI DSCR	1.85x	1.96x	2.07x	2.08x	1.94x
NCF DSCR	1.85x	1.96x	2.07x	2.08x	1.77x
NOI DY	8.7%	9.2%	9.7%	9.7%	9.1%
NCF DY	8.7%	9.2%	9.7%	9.7%	8.3%

(1)	The underwritten economic vacancy is 5.0%. The North Dallas Retail Portfolio Properties were 97.0% physically occupied as of November 25, 2015.

Appraisals. As of the appraisal valuation date of October 22, 2015, the North Dallas Retail Portfolio Properties had an aggregate “as-is” appraised value of $128,640,000.

Environmental Matters. According to the Phase I environmental site assessments dated October 8, 2015, there were no recognized environmental conditions at the North Dallas Retail Portfolio Properties. There was one controlled recognized environmental condition (“CREC”) at the Hunter’s Glen Crossing property from a prior on-site dry cleaner (from 1994 to 2006); groundwater monitoring wells identified volatile organic compounds. Regulatory closure was issued in May 2009 and no further action was recommended. However, due to this CREC and due to the presence of onsite dry cleaners at the North Dallas Retail Portfolio Properties, an environmental insurance policy was obtained at closing with an aggregate limit of $9.0 million and a thirteen year term. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The North Dallas Retail Portfolio Properties are located in Flower Mound, Grapevine, Plano and Carrollton, Texas. The North Dallas Retail Portfolio Properties are all located north of the Dallas central business district in the Dallas-Fort Worth-Arlington metropolitan statistical area. The Dallas-Fort Worth (“DFW”) retail market is reporting its strongest occupancy rate in fifteen years according to a third party market research report. According to a government agency, employment in DFW grew by nearly 21,100 jobs during third quarter 2015, and unemployment decreased by 10 basis points to 3.9%. DFW residents are a substantial consumer force, with a per capita income estimated at $50,076. According to third party market research firm, per capita income has grown by 6.6% over the last 12 months, and is expected to grow another 6.1% by third quarter 2016. With an estimated population of 6.9 million, the DFW metropolitan area is the fourth-largest metropolitan statistical area in the United States. The area’s population has grown by 8.2% since 2010, and growth of 7.1% is projected for 2015 to 2020, according to a third party market research firm. DFW’s population has an average age of 35 years and with most of the population (51.0%) between the ages of 20 and 54. DFW residents earn more than the national average, supporting an estimated median household income of $58,034 annually compared to $53,229 per year in the United States. Overall, the DFW retail market occupancy rate increased 50 basis points from third quarter 2014 to 92.9%. As of third quarter 2015, absorption totaled over 1.4 million square feet, with year-to-date net absorption totaling nearly five million square feet, reaching a seven-year high in the market. Dallas retail market rents ended the third quarter 2015 at $14.36 per square foot, triple-net. That compares to $14.19 per square foot, triple-net in the second quarter 2015, and $14.09 per square foot, triple-net as of third quarter 2014. This represents a 1.9% increase from a year ago.

Flower Mound

The Highlands, Flower Mound Crossing and Cross Timbers Court properties (36.6% of allocated loan amount combined) are all located in Flower Mound, Texas. Flower Mound is located in the West Dallas retail submarket, approximately 12 miles northwest of Dallas Fort Worth International Airport and 31 miles northwest of the Dallas central business district. According to the appraisals, the 2015 populations range from 72,278 to 115,461 people within a three-mile radius and 180,026 to 193,557 people within a five-mile radius. The population within a three-mile radius is expected to grow 1.3% by 2020 on average. The 2015 average household incomes range from $97,868 to $119,325 within a three-mile radius and $102,124 to $114,550 within a five-mile radius. According to a third party market research report, the Flower Mound properties are located in the West Dallas retail submarket of the Dallas retail market. As of the third quarter 2015, the West Dallas submarket reported total inventory of 1,785 retail properties totaling approximately 15.0 million square feet with a 3.0% vacancy rate and average asking rent of $15.29, per square foot, triple-net.

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NORTH DALLAS RETAIL PORTFOLIO

Grapevine

The Heritage Heights and Park West Plaza properties (27.4% of allocated loan amount combined) are both located in Grapevine, Texas. Grapevine is located in the Mid-Cities retail submarket, approximately 7 miles northwest of Dallas Fort Worth International Airport and 22 miles northwest of the Dallas central business district. According to the appraisals, the 2015 populations range from 46,659 to 72,055 within a three-mile radius and 103,699 to 182,758 people within a five-mile radius. The population within a three-mile radius is expected to grow 1.3% by 2020 on average. The 2015 average household incomes range from $110,364 to $113,451 within a three-mile radius and $102,209 to $133,272 within a five-mile radius. According to a third party market research report, the Grapevine properties are located in the Mid-Cities retail submarket of the Dallas retail market. As of the third quarter 2015, the Mid-Cities submarket reported total inventory of 2,891 retail properties totaling approximately 27.2 million square feet with a 2.9% vacancy rate and average asking rent of $14.14, per square foot, triple-net.

Plano

The Hunter’s Glen Crossing and 14th Street Market properties (21.1% of allocated loan amount combined) are both located in Plano, Texas. Plano is located in the Far North Dallas retail submarket, approximately 30 miles northeast of Dallas Fort Worth International Airport and 20 miles northeast of the Dallas central business district. According to the appraisals, the 2015 populations range from 83,202 to 133,214 within the three-mile radius and 251,496 to 297,672 people within a five-mile radius. The population within a three-mile radius is expected to grow 1.2% by 2020 on average. The 2015 average household incomes range from $90,937 to $126,025 and $95,075 to $119,908 within a five-mile radius. According to a third party market research report, the Plano properties are located in the Far North Dallas retail submarket of the Dallas retail market. As of the third quarter 2015, the Far North Dallas submarket reported total inventory of 2,593 retail properties totaling approximately 26.0 million square feet with a 3.5% vacancy rate and average asking rent of $16.84, per square foot, triple-net.

Carrollton

The Josey Oaks Crossing property (14.9% of allocated loan amount combined) is located in Carrollton, Texas. The Josey Oaks Crossing property is located in the North Central Dallas retail submarket, approximately 16.6 miles north of Dallas Fort Worth International Airport and 18.5 miles north of the Dallas central business district. According to the appraisal, the 2015 population and average household income within a three and five-mile radii is 120,227 and 255,983, and $91,366 and $95,320, respectively. The population within a three-mile radius is expected to grow 1.6% by 2020. According to a third party market research report, the Josey Oaks Crossing property is located in the North Central Dallas retail submarket of the Dallas retail market. As of the third quarter 2015, the North Central Dallas submarket reported total inventory of 1,125 retail properties totaling approximately 15.1 million square feet with a 3.3% vacancy rate and average asking rent of $17.13, per square foot, triple-net.

The Borrowers. The borrowers are eight separate Delaware limited liability companies and single purpose entities each with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the North Dallas Retail Portfolio Mortgage Loan. ACREG Investment Holdings LLC, is the guarantor of certain nonrecourse carveouts under the North Dallas Retail Portfolio Mortgage Loan.

The Sponsor. The sponsor is Annaly Commercial Real Estate Group Inc., a wholly-owned subsidiary of Annaly Capital Management, Inc. (“Annaly”). Founded in 1997 as a real estate investment trust (“REIT”), Annaly is a leading mortgage REIT listed on the New York Stock Exchange. Annaly’s principal business objective is to generate net income for distribution to shareholders through the selection and management of its investments. As of September 30, 2015, Annaly owned $2.9 billion of real estate debt and equity positions and had a market capitalization of $8.5 billion as of January 15, 2016.

Escrows. The loan documents provide for an upfront reserve in the amount of $154,383 for real estate taxes, $966,100 for replacement reserves, $97,250 for deferred maintenance, $148,330 for environmental insurance premiums, $88,000 for outstanding tenant improvements and leasing commissions (“TI/LCs”) for Texas Health Resources at the 14th Street Market property and $271,703 for gap rent and outstanding TI/LCs for Cantina Laredo at the Heritage Heights property. The loan documents provide for ongoing monthly reserves in the amount of $154,383 for real estate taxes and $15,712 for replacement reserves. Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the North Dallas Retail Portfolio Properties are covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policy and timely proof of payment of the insurance premiums. Upon the occurrence of a Cash Trap Event Period, ongoing monthly reserves for TI/LCs are required. Deposits to the TI/LC reserve shall be suspended at any time that such reserve has a balance equal to or greater than $3.00 per square foot provided no event of default has occurred and is continuing and the North Dallas Retail Portfolio Mortgage Loan maintains a minimum net cash flow debt yield of 5.25% for two consecutive calendar quarters.

Lockbox and Cash Management. The North Dallas Retail Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay its rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default; or (ii) the net cash flow debt yield being less than 6.5% for two consecutive calendar quarters. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 8.4% for two consecutive calendar quarters.

A-3-9

NORTH DALLAS RETAIL PORTFOLIO

Property Management. The North Dallas Retail Portfolio Properties are managed by Pine Tree Commercial Realty, LLC.

Assumption. The borrower has the two-time right to transfer the North Dallas Retail Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the North Dallas Retail Portfolio Properties in connection with a partial defeasance (and a bona-fide arms’-length sale), subject to certain conditions including (i) the principal balance of the North Dallas Retail Portfolio Mortgage Loan is reduced by (a) 110% of the allocated loan amount for the Cross Timbers Court, Heritage Heights, 14th Street Market and Hunter’s Glen Crossing properties (if any such property is the released property) and (b) 120% of the allocated loan balance for The Highlands, Josey Oaks Crossing, Park West Plaza and the Flower Mound Crossing properties (if any such property is the released property); (ii) the loan-to-value ratio with respect to the remaining properties will be no greater than 63.2%; (iii) the debt service coverage ratio with respect to the remaining properties will be no less than the greater of 1.80x and the debt service coverage ratio immediately prior to the release; (iv) the net cash flow debt yield with respect to the remaining properties will be no less than the greater of 8.3% and the net cash flow debt yield immediately prior to the release; (v) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates; and (vi) the lender receives a legal opinion that the release satisfies REMIC requirements.

Free Release. The partial release of a certain unimproved parcel on the Heritage Heights property is permitted, subject to certain conditions, including (i) if required by lender, rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates; and (ii) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the unimproved property free release, among other things. No value or income was attributed to this vacant unimproved parcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Additional Indebtedness. The loan documents permit the pledge of a direct or indirect interest in an upper tier entity (PTCR TT Portfolio, LLC or its affiliated owners) and non-controlling interests in the borrower if the pledgor owns a direct or indirect interest in real property other than the North Dallas Retail Portfolio Properties, subject to certain additional conditions, including no change of control to the parties other than PTCR TT Portfolio, LLC, or its affiliates and so long as the repayment of the debt secured by the pledge is not specifically tied to the cash flow from the North Dallas Retail Portfolio Properties unless the cash flow pledge includes properties in addition to the North Dallas Retail Portfolio Properties.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the North Dallas Retail Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-11

MARRIOTT MELVILLE LONG ISLAND

A-3-12

MARRIOTT MELVILLE LONG ISLAND

Marriott Melville Long Island
1350 Walt Whitman Road
Melville, NY 11747
Oyster Bay Harbor
Cove Neck
Cold Spring Harbor
Lloyd Harbor
Halesite
Huntington Country Club
Huntington Hospital
Huntington
Oyster Bay
Cove Rd
Park Ave
Cold Spring Harbor Laboratory
Woodbury Rd
Oyster Bay Cove
East Norwich
Laurel Hollow
Cold Spring Harbor
Huntington Station
Berry Hill Rd
Cold Spring Rd
Stillwell Woods Park
Oheka Castle
Jericho Tpke
South Huntington
Muttontown Eastwoods Rd
LIRR PORT JEFFERSON LINE
Cold Springs Country Club
The Woodcrest Club
Woodbury
West Hills
Walt Whitman Shops
Muttontown
Syosset
Oyster Bay GC
Woodbury Village
North Shore-University Hosp. Syosset
Northern State Pkwy
West Hills County Park
Melville Mall
Old Country Rd
Wolf Hill Rd
Vanderbilt Pkwy
Dix Hills
Riverhead 37 miles
Jericho
Expwy
Manetto Hills Park
The Five Towns College
N.Y. City 28 miles
Long Island Expwy
Plainview
Plainview Shopping Center
Pine Ridge Conservation Area
Melville
Deer Park Ave
Carlls Straight Path
Strathmore Park
Commack Rd
Woodbury Rd
North Shore Univ. Hospital at Plainview
Round Swamp Rd
Old Country Rd
SUFFOLK COUNTY
NASSAU COUNTY
Colonial Springs Rd
Wheatley Heights
Nicolls Rd
Deer Park
Tanger Outlet Deer Park
Hicksville
Old Bethpage
Bethpage
Bethpage State Park
Farmingdale State College
New Hwy
Wellwood Ave
Long Island Ave
LIRR RONKONKOMA LINE
Jerusalem Ave
Wyandanch
North Babylon
Sunset Plaza
Bethpage State Park Golf Course
Colonial Springs GC
East Farmingdale
Edison Ave
Straight Path
Southern State Pkwy
West Islip
Levittown
Hempstead Tpke
St. Joseph Hospital
Farmingdale
Republic Airport
Little East Neck Rd
Belmont Lake State Park
West Babylon
Wantagh State Pkwy
Bethpage State Pkwy
Main St
Sunrise Hwy
Oyster Bay Expwy
Wantagh Ave
Southern State Pkwy
North Lindenhurst
North Massapequa
North Amityville
LIRR MONTAUK LINE
Babylon
North Wantagh
Seaford
Great Neck Rd
Wellwood Ave
North Bellmore
Massapequa Park
LIRR BABYLON LINE
Great South Bay Shopping Ctr.
Wantagh
Massapequa Park
Sunrise Mall
Lindenhurst
Bergen Point Golf Club
Sunrise Hwy
Amityville
Merrick Rd
East Massapequa
Copiague
Indian Island County Park
Great South Bay
Bellmore
Seaford
Massapequa
Tanner Park
CONNECTICUT
STAMFORD
Norwalk
White Plains
Long Island Sound
New Rochelle
LONG ISLAND
N.Y. CITY
QUEENS
Hempstead
Levittown
Brentwood
Atlantic Ocean

A-3-13

No. 2 – Marriott Melville Long Island

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$59,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$59,000,000			Location:	Melville, NY
% of Initial Pool Balance:	6.1%			Size:	369 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(2):	$159,892
Borrower Name:	Columbia Properties Melville, LLC			Year Built/Renovated:	1988/2015
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	5.120%			Property Manager:	Self-managed
Note Date:	November 10, 2015			4th Most Recent Occupancy (As of):	66.0% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	67.9% (12/31/2012)
Maturity Date:	November 6, 2025			2nd Most Recent Occupancy (As of):	69.4% (12/31/2013)
IO Period:	82 months			Most Recent Occupancy (As of):	63.6% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	62.8% (11/30/2015)
Seasoning:	3 months
Amortization Term (Original)(1):	Fixed			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$7,585,513 (12/31/2012)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of)(4):	$8,475,581 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(4):	$7,771,913 (12/31/2014)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$7,449,678 (TTM 11/30/2015)
Additional Debt Type(2):	Mezzanine

				U/W Revenues:	$21,309,102
				U/W Expenses:	$13,643,381
				U/W NOI:	$7,665,721
				U/W NCF:	$6,600,266
Escrows and Reserves(3):				U/W NOI DSCR(2):	1.59x
				U/W NCF DSCR(2):	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(2):	13.0%
Taxes	$112,214	$106,870	NAP	U/W NCF Debt Yield(2):	11.2%
Insurance	$67,254	$9,150	NAP	As-Is Appraised Value(5):	$101,000,000
FF&E	$0	$87,324	NAP	As-Is Appraisal Valuation Date(5):	September 11, 2015
PIP Reserve	$3,500,000	$41,667	NAP	Cut-off Date LTV Ratio(2)(5):	58.4%
Deferred Maintenance	$240,250	$0	NAP	LTV Ratio at Maturity or ARD(2)(5):	52.3%

(1)	The Marriott Melville Long Island Mortgage Loan is interest-only for the first 82 months of the loan term and receives principal payments thereafter based on a fixed amortization schedule as shown on Annex F to the Preliminary Prospectus. The fixed principal payments result in an approximately 224 month amortization schedule.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $10,000,000. All statistical information related to the balance per room, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Marriott Melville Long Island Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.27x, 68.0% and 9.6%, respectively.
(3)	See “Escrows” section.
(4)	See “Cash Flow Analysis” section.
(5)	The appraiser also concluded to an “as-stabilized” appraised value of $119,000,000 with a valuation date of January 1, 2018 (which assumes completion of the PIP described under “The Property” below) which results in an “as-stabilized” Cut-off Date LTV Ratio of 49.6% and an LTV Ratio at Maturity or ARD of 44.4%.

The Mortgage Loan. The mortgage loan (the “Marriott Melville Long Island Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel property located in Melville, New York (the “Marriott Melville Long Island Property”). The Marriott Melville Long Island Mortgage Loan was originated on November 10, 2015 by Rialto Mortgage Finance, LLC. The Marriott Melville Long Island Mortgage Loan had an original principal balance of $59,000,000, has an outstanding principal balance as of the Cut-off Date of $59,000,000 and accrues interest at an interest rate of 5.120% per annum. The Marriott Melville Long Island Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 82 months following origination and, thereafter, requires payments of principal and interest based on a fixed amortization schedule (see Annex F to the Preliminary Prospectus). The Marriott Melville Long Island Mortgage Loan matures on November 6, 2025.

Following the lockout period, the borrower has the right to defease the Marriott Melville Long Island Mortgage Loan in whole, but not in part, on any date before August 6, 2025. In addition, the Marriott Melville Long Island Mortgage Loan is prepayable without penalty on or after August 6, 2025.

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MARRIOTT MELVILLE LONG ISLAND

Sources and Uses

Sources			Uses
Original loan amount	$59,000,000	80.6%	Loan payoff(1)	$68,117,438	93.1%
Mezzanine loan	10,000,000	13.7	Reserves	3,919,718	5.4
Sponsor equity contribution	4,199,293	5.7	Closing costs	1,162,136	1.6
Total Sources	$73,199,293	100.0%	Total Uses	$73,199,293	100.0%
(1)	The Marriott Melville Long Island Property was previously securitized in the WBCMT 2006-C24 transaction.

The Property. The Marriott Melville Long Island Property is a 369-room, 4-story, full-service hotel located on Long Island in Melville, New York, approximately 32.4 miles east of Manhattan. The Marriott Melville Long Island Property was developed from 1988 to 1990 and is situated on an 11.5-acre site. The Marriott Melville Long Island Property’s main entrance is accessed via a driveway with an attached porte-cochere along Walt Whitman Road. The Marriott Melville Long Island Property has 587 open air parking spaces resulting in a parking ratio of 1.6 spaces per room.

Amenities at the Marriott Melville Long Island Property include a business center, a fitness center, a gift shop, a heated indoor atrium swimming pool, a restaurant and a lounge. The Bistro 49 Restaurant and the Great Room Lounge are located on the main level of the Marriott Melville Long Island Property with an aggregate seating capacity of approximately 100 people. The Bistro 49 Restaurant serves breakfast, lunch, and dinner along with room service and includes two private dining rooms that contribute to catering demand. The Marriott Melville Long Island Property also includes the M Club Lounge, an exclusive lounge for members of Marriott’s rewards program. This newly renovated club is located just east of the Bistro 49 Restaurant and features numerous flat screen televisions, certain free beverages, free afternoon appetizers and the ability to order off the restaurant menu. The Marriott Melville Long Island Property contains more than 21,000 square feet of flexible meeting space. The ballroom is divisible into 12 separate salons, and there are seven smaller breakout rooms and two larger meeting rooms. The 5,000 square foot atrium serves as additional banquet space.

The guestroom mix includes 242 king guestrooms, 115 double/double guestrooms, and 12 suites. Suites contain additional furnishings including a living/sitting area with a sofa, coffee tables, wet bar and mini-refrigerator. Guestrooms and suites are equipped with high-speed internet, a 37-inch flat-screen television, an oversized chair, desk and ergonomic chair, iron and ironing board and coffee maker/tea service. Guestrooms located on the concierge level include access to the concierge lounge where complimentary continental breakfast, mid-day snack, hors d’oeuvres, desserts, and non-alcoholic beverages are served. In addition, cocktails are available for a fee along with complimentary business services.

In December 2014, the borrower executed a renewal of the franchise agreement with Marriott International, Inc., which required a Property Improvement Plan (“PIP”) for the Marriott Melville Long Island Property. The PIP is expected to be completed in three phases by December 2018. Phase I, at a total cost of $3.0 million, was completed in 2015 and included improvements to the building exterior, elevator lobby, food and beverage amenities and public areas. Phase II of the PIP is required to be completed by December 2016, and includes renovations of the function and meeting space at an estimated cost of $500,000. Phase III is required to be completed by December 2018, and will include renovations of the guest rooms, corridors and elevator banks at an estimated cost of $6.1 million. A $3.5 million PIP reserve was required at origination in addition to ongoing reserves of $500,000 annually until the PIP is completed and paid in full. The borrower plans to complete half of the guest room renovations between November 2016 and March 2017 and complete the other half between November 2017 and March 2018, which is not expected to impact room availability as occupancy is typically lower in these months. The guarantors provided a completion guarantee for the PIP. The franchise agreement with Marriott International, Inc. expires July 22, 2034.

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MARRIOTT MELVILLE LONG ISLAND

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Melville Long Island Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 11/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	67.9%	69.4%	63.6%	62.8%	62.8%
ADR	$164.84	$167.69	$178.38	$178.19	$178.19
RevPAR	$111.84	$116.34	$113.42	$111.84	$111.84

Rooms Revenue	$15,105,101	$15,669,402	$15,275,371	$15,063,453	$15,063,453	70.7%	$40,822
F&B Revenue	6,012,594	6,360,739	6,103,742	6,118,064	6,118,064	28.7	16,580
Other Revenue	123,650	105,296	123,643	127,585	127,585	0.6	346
Total Revenue	$21,241,345	$22,135,437	$21,502,756	$21,309,102	$21,309,102	100.0%	$57,748

Total Department Expenses	$6,148,079	6,417,503	6,105,996	6,168,781	6,168,781	28.9	16,718
Gross Operating Profit	$15,093,266	$15,717,934	$15,396,760	$15,140,322	$15,140,322	71.1%	$41,031

Total Undistributed Expenses	$5,722,845	6,024,685	6,059,129	6,067,735	5,886,883	27.6	15,954
Profit Before Fixed Charges	$9,370,421	$9,693,249	$9,337,631	$9,072,586	$9,253,438	43.4%	$25,077

Total Fixed Charges	$1,784,908	1,217,668	1,565,718	1,622,908	1,587,717	7.5	4,303

Net Operating Income	$7,585,513	$8,475,581	$7,771,913	$7,449,678	$7,665,721	36.0%	$20,774
FF&E	$849,697	885,433	860,117	684,683	1,065,455	5.0	2,887
Net Cash Flow	$6,735,816	$7,590,148	$6,911,796	$6,764,995	$6,600,266	31.0%	$17,887

NOI DSCR	1.57x	1.75x	1.61x	1.54x	1.59x
NCF DSCR	1.39x	1.57x	1.43x	1.40x	1.37x
NOI DY	12.9%	14.4%	13.2%	12.6%	13.0%
NCF DY	11.4%	12.9%	11.7%	11.5%	11.2%

(1)	The Marriott Melville Long Island Property benefitted from increased demand related to Hurricane Sandy in late 2012 and the first half of 2013. Net Operating income decreased from 2013 to 2014 as the hurricane-related demand waned. Additionally, in 2013, the borrower received a one-time property tax refund in the amount of $333,648.

Appraisal. As of the appraisal valuation date of September 11, 2015, the Marriott Melville Long Island Property had an “as-is” appraised value of $101,000,000. The appraiser also concluded to an “as-stabilized” appraised value of $119,000,000 as of January 1, 2018 which assumes the completion of the PIP.

Environmental Matters. According to a Phase I environmental assessment dated September 8, 2015, there was no evidence of any recognized environmental conditions at the Marriott Melville Long Island Property.

Market Overview and Competition. The Marriott Melville Long Island Property is located in Melville, Suffolk County, New York, approximately 32.4 miles east of Manhattan. Suffolk County occupies the eastern two-thirds of Long Island and is bounded on the north by the Long Island Sound, on the west by Nassau County, and on the south by the Atlantic Ocean. The 2015 estimated population for Suffolk and Nassau counties on Long Island is estimated to be 2.9 million with average household incomes of $118,500. According to a government agency, the unemployment rate for Suffolk County as of June 2015 was 4.6%. Comparatively, the unemployment rate for the state of New York was 5.3% and the national unemployment rate was 5.3% for the same period. Land use within the Marriott Melville Long Island Property’s neighborhood consists of a mixture of commercial and residential development. A variety of residential tract home communities have recently been developed throughout the Melville area, offering a mixture of condominiums, townhouses, and single family homes. Most of the neighborhood’s commercial development is located along Route 110 (Walt Whitman Road), which is a primary six-lane north-south corridor that is developed with class A and class B office space and numerous retail developments. The corridor’s economic focus has shifted over the past several decades to a center for business, professional and technology-intensive services. The corridor is now home to nearly 20% of Suffolk County’s workforce. Throughout the neighborhood, Walt Whitman Road is lined with a variety of industrial buildings, office space, hotels, educational institutions, and research facilities. The roadway transitions into the area’s primary technology office park corridor with a mixture of several commercial office buildings and office parks and local retailers, restaurants, furniture outlets, and neighborhood and community shopping centers located further to the north. The Marriott Melville Long Island Property is approximately three miles south of the Walt Whitman Mall and one mile south of the Melville Mall. The Walt Whitman Mall is a regional mall that includes anchors such as Lord & Taylor, Bloomingdale’s, Macy’s, and Saks Fifth Avenue. Restaurants at the Walt Witman Mall include Legal Sea Foods, P.F. Chang’s, and The Cheesecake Factory.

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MARRIOTT MELVILLE LONG ISLAND

The following tables present certain information relating to the Marriott Melville Long Island Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Melville Long Island			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2015 TTM	69.8%	$147.23	$102.81	62.8%	$178.08	$111.78	89.9%	121.0%	108.7%
11/30/2014 TTM	68.5%	$146.35	$100.26	64.3%	$178.07	$114.46	93.8%	121.7%	114.2%
11/30/2013 TTM	76.8%	$141.34	$108.60	70.1%	$168.66	$118.31	91.3%	119.3%	108.9%
(1)	Information obtained from a third party hospitality research report dated December 17, 2015. The competitive set includes the following hotels: Holiday Inn Plainview Long Island, UPSKY Long Island Hotel, Hilton Long Island Huntington, Courtyard Republic Airport Long Island Farmingdale and Hilton Garden Inn Melville.

Competitive Property Summary(1)

				Demand Segmentation			2014 Performance
Property Name/Location	No. of Rooms	Year Built/ Renovated	Distance from Subject	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott Melville Long Island (Subject) Melville, NY	369	1988/2015	--	50%	25%	25%	63.6%	$177.22	$112.71
Hilton Long Island Melville, NY	304	1988/NAV	2.3 miles	50%	25%	25%	72.1%	$154.62	$111.48
Hilton Garden Inn Melville Plainview, NY	178	2008/NAP	1.5 miles	50%	10%	40%	76.4%	$160.80	$122.85
Marriott Islandia Long Island Islandia, NY	278	1988/NAV	15.0 miles	55%	25%	20%	64.9%	$136.92	$88.86
Hyatt Regency Wind Watch Hauppauge, NY	358	1989/NAV	17.2 miles	40%	30%	30%	68.8%	$120.63	$82.99
Courtyard Republic Airport Long Island Farmingdale, NY	131	2007/NAV	4.2 miles	50%	10%	40%	71.0%	$165.00	$117.15
(1)	Information obtained from the appraisal.

The Borrower. The borrower is Columbia Properties Melville, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Melville Long Island Mortgage Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveouts under the Marriott Melville Long Island Mortgage Loan on a joint and several basis.

The Sponsors. The sponsors are Columbia Sussex Corporation (“Columbia Sussex”) and CSC Holdings, LLC, a Kentucky corporation and an Ohio limited liability company, respectively. Founded in 1972, Columbia Sussex has owned and operated hospitality properties for more than 40 years. As of July 2015, Columbia Sussex owned and managed a total of 39 hospitality assets with over 12,700 rooms, including 30 hotels with over 9,700 rooms operated under Marriott-affiliated brands. Columbia Sussex currently operates properties under the JW Marriott, Marriott, Courtyard by Marriott, Renaissance, Hilton, DoubleTree by Hilton, Curio and Westin flags. Columbia Sussex has prior defaults, foreclosures and deeds in lieu of foreclosure. For additional information regarding the sponsors, see “Description of the Mortgage Pool—Litigation Considerations” and “Description of the Mortgage Pool—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provided for upfront escrows in the amount of $112,214 for real estate taxes, $67,254 for insurance premiums, $240,250 for deferred maintenance and $3,500,000 for the PIP Reserve. The loan documents also provide for monthly escrows in the amount of $106,870 for real estate taxes, $9,150 for insurance premiums, $41,667 for PIP reserves until the completion of PIP work and $87,324 for 2015 FF&E reserves. After 2015, the monthly FF&E reserves will be an amount equal to the greater of (a) one twelfth of 5.0% of gross income and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. Upon the occurrence of a Renovation Reserve Trigger Event (as defined below), all excess cash flow will be deposited into the renovation reserve subaccount to fund any future PIP required under a Replacement Franchise Agreement (as defined below).

Lockbox and Cash Management. The Marriott Melville Long Island Mortgage Loan requires the borrower to establish a lender-controlled lockbox account, which is already in place, and to direct all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash (to the extent such cash amounts exceed $50,000) received from hotel patrons by the borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Available funds are then swept into a lender controlled cash management account and

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MARRIOTT MELVILLE LONG ISLAND

distributed in accordance with the loan documents. All excess cash flow will be applied as follows (i) to the renovation reserve account after the occurrence and continuance of a Renovation Reserve Trigger Event (as defined below); (ii) to the excess cash flow subaccount following the occurrence and continuance of a Cash Sweep Event (as defined below); and (iii) to the borrower account, if no Cash Sweep Event period or Renovation Reserve Trigger Event is continuing.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); (iv) a Renovation Reserve Trigger Event; or (v) a mezzanine loan event of default. A Cash Sweep Event will end, with respect to clause (i) when such event of default has been cured or waived; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager or when the borrower has replaced the property manager with a qualified property manager acceptable to the lender; with respect to clause (iii), when the trailing 12-month amortizing debt service coverage ratio (based on the current amortization schedule) is greater than 1.15x for two consecutive calendar quarters, among other conditions; with respect to clause (iv), upon satisfaction of the following conditions: (a) the franchise agreement has been renewed or replaced with a Replacement Franchise Agreement (as defined below) and (b) the combined balance of the FF&E reserve, renovation reserve and PIP reserve is greater than an amount equal to 125.0% of the cost to fully satisfy, complete and pay for the PIP under the Replacement Franchise Agreement (as defined below), in accordance with an approved PIP budget among other conditions; and with respect to clause (v), upon a cure of the mezzanine loan event of default. A cure of any Cash Sweep Event may occur no more than two times during the term of the Marriott Melville Long Island Mortgage Loan.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

A “Renovation Reserve Trigger Event” means (i) any date upon which the lender or the borrower is notified of the election by a franchisor to terminate its respective franchise agreement effective as of a date prior to the scheduled expiration date of such franchise agreement or (ii) the occurrence of a default under the franchise agreement that gives the franchisor the right to terminate the franchise agreement.

A “Replacement Franchise Agreement” collectively means (a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) substantially in the same form and substance as the franchise agreement currently in effect, (b) a renewal franchise agreement with the current franchisor in its then current form, or (c) a franchise trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be in form and substance reasonably acceptable to the lender in each case, among other provisions as further outlined in the loan documents.

A “Qualified Franchisor” means (i) Marriott International, Inc. or (ii) a reputable and experienced franchisor (which may be an affiliate of the borrower), in the reasonable judgment of the lender as further outlined in the loan documents.

Property Management. The Marriott Melville Long Island Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Marriott Melville Long Island Property after December 6, 2016, provided that no event of default has occurred and is continuing and certain other conditions are satisfied including, but not limited to, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of November 10, 2015, TH Commercial Mortgage LLC is the holder of a mezzanine loan in the original amount of $10,000,000 (the “Marriott Melville Long Island Mezzanine Loan”) from CP Melville Mezz, LLC, a Delaware limited liability company that directly owns 100.0% of the Marriott Melville Long Island Mortgage Loan borrower. The Marriott Melville Long Island Mezzanine Loan accrues interest at a variable interest rate generating not less than a 13% internal rate of return and requires payments of principal and interest based on a fixed amortization schedule and fully-amortizes in 83 months. The Marriott Melville Long Island Mezzanine Loan matures on November 6, 2025. The rights to the Marriott Melville Long Island Mezzanine Loan lender are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism equal to the full replacement cost of the Marriott Melville Long Island Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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TECHNOLOGY STATION

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TECHNOLOGY STATION

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TECHNOLOGY STATION

San Francisco Intl. Airport 2 miles
Coyote Point Recreation Area
Burlingame
BURLINGAME
CALTRAIN
El Camino Real
S. Delaware St
Bayshore Fwy
S. Norfolk St
San Mateo Bridge
E. 3rd Ave
Beach Park Blvd
San Francisco Bay
Mills-Peninsula Health Services
SAN MATEO
Bridgepointe Shopping Center
San Mateo Public Library
Borel Square
HAYWARD PARK
Foster City Blvd
Hillsborough
San Mateo City Hall
Hillsdale Blvd
Foster City
Parrott Rd
San Mateo Co. Events Ctr.
Bay Meadows Race Track
Los Prados Shopping Ctr.
The Peninsula Golf and Country Club
Hillsdale Shopping Center
HILLSDALE
Redwood Shores
College of San Mateo
SAN MATEO
Oracle Headquarters
Polhemus Rd
Laurelwood Shopping Center
Laurelwood Park
San Mateo Medical Center
Marine Pkwy
Redwood Shores Pkwy
Bair Island
Highlands-Baywood Park
BELMONT
Notre Dame de Namur University
Ralston Ave
Industrial Rd
San Carlos Airport
Belmont
SAN CARLOS
El Camino Real
Uber HQ
Junipero Serra Fwy
Upper Crystal Springs Reservoir
San Carlos
Brittan Ave
DON EDWARDS SAN FRANCISCO BAY NATL. WILDLIFE REFUGE
SAN MATEO COUNTY
Downtown
Bayshore Fwy
Bay Front Park
San Mateo County Court
Technology Station
500 Arguello Street
Redwood City, CA 94063
City Hall
REDWOOD CITY CALTRAIN STATION
On Broadway
Bay Rd
Bayfront Expwy
Cañada Rd
San Francisco State Fish and Game Refuge
Sequoia Hospital
REDWOOD CITY
Fifth Ave
Bay Rd
Edgewood Rd
CALTRAIN
El Camino Real
Marsh Rd
San Jose 18 miles
Emerald Lake Hills
Alameda De Las Pulgas
Valota Rd
Woodside Rd
Selby Ln
ATHERTON
Middlefield Rd
Emerald Hills Lodge and Golf Course
Atherton Ave
US Geological Survey
Menlo College
MENLO PARK
PALO ALTO
Stockbridge Ave
Menlo Country Club
Atherton
Junipero Serra Fwy
Menlo Park
Valparaiso Ave
Woodside
Stanford Medical Center
Stanford Arboretum
Woodside Rd
Sharon Heights Golf & Country Club
Sand Hill Rd
Stanford University
Campus Dr
Sand Hill Rd
Wunderlich County Park
SANTA CLARA COUNTY
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Sausalito
Lafayette
Alamo
CONTRA COSTA COUNTY
OAKLAND
Danville
Alameda
SAN FRANCISCO
San Ramon
San Francisco Bay
Oakland Intl. Airport
Castro Valley
Dublin
Daly City
Livermore
San Francisco Intl. Airport
Hayward
Pleasanton
Pacifica
Millbrae
San Mateo
Union City
Hillsborough
Redwood City
Fremont
ALAMEDA COUNTY
Belmont
Newark
Half Moon Bay
Mtn. View
Moffett Federal Airfield
Milpitas
Woodside
Palo Alto
San Jose Intl. Airport
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

A-3-23

No. 3 – Technology Station

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$50,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$50,000,000			Location:	Redwood City, CA
% of Initial Pool Balance:	5.2%			Size:	94,737 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$527.78
Borrower Name:	500 Arguello, LLC			Year Built/Renovated:	2001/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.070%			Property Manager:	Self-managed
Note Date:	November 19, 2015			4th Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	December 11, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	60 months			Most Recent Occupancy (As of):	97.7% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	100.0% (12/1/2015)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,712,672 (12/31/2012)
Call Protection:	L(26),GRTR 1% or YM(87),O(7)			3rd Most Recent NOI (As of):	$5,296,536 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$5,435,208 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$5,867,679 (TTM 10/31/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$7,786,467
				U/W Expenses:	$1,760,742
				U/W NOI:	$6,025,725
				U/W NCF:	$5,666,670
				U/W NOI DSCR:	2.09x
Escrows and Reserves(2):				U/W NCF DSCR:	1.96x
				U/W NOI Debt Yield:	12.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.3%
Taxes	$84,726	$28,242	NAP	As-Is Appraised Value:	$98,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 8, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	50.8%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	46.1%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “The Property” section.

The Mortgage Loan. The mortgage loan (the “Technology Station Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an office building located in Redwood City, California (the “Technology Station Property”). The Technology Station Mortgage Loan was originated on November 19, 2015 by Wells Fargo Bank, National Association. The Technology Station Mortgage Loan had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and accrues interest at an interest rate of 4.070% per annum. The Technology Station Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Technology Station Mortgage Loan matures on December 11, 2025.

Following the lockout period, the borrower has the right to prepay the Technology Station Mortgage Loan in whole, but not in part, on any date before June 11, 2025, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Technology Station Mortgage Loan is prepayable without penalty on or after June 11, 2025.

A-3-24

TECHNOLOGY STATION

Sources and Uses

Sources			Uses
Original loan amount	$50,000,000	100.0%	Loan payoff	$24,339,759	48.7%
			Reserves	84,726	0.2
			Closing costs	773,171	1.5
			Return of equity	24,802,343	49.6
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

The Property. The Technology Station Property is a five-story, class A office building totaling 94,737 square feet and located in Redwood City, California, approximately 5.4 miles northwest of Stanford University, 6.2 miles northwest of Palo Alto and 26.3 miles southeast of San Francisco. Built in 2001 by the sponsor, the Technology Station Property is situated on a 1.6-acre parcel. The two largest tenants, Fish & Richardson P.C. (“F&R”) and Highfive Technologies (“Highfive”), make up approximately 82.1% of the net rentable area. F&R (48,973 square feet; 51.7% of net rentable area) was founded in 1878, is an intellectual property and litigation law firm, and was recently named the number one patent litigation firm in the United States for the 12th consecutive year by a national law publication. F&R has eleven offices in the United States and one in Munich, Germany. F&R has been in occupancy since the Technology Station Property was built in 2001, and this location serves as F&R’s only Northern California office.

In June 2010, F&R renewed its lease three years prior to its initial lease expiration and extended its lease through December 2020. The second largest tenant, Highfive, occupies three suites totaling 28,778 square feet or 30.4% of net rentable area. Highfive, is a fast growing technology company specializing in cost effective video conferencing hardware and cloud software. Highfive’s flagship product is an all-in-one video hardware device, which delivers easy-to-use, high quality enterprise video conferencing to any size conference room at 1/20th the cost of traditional products. Highfive has raised approximately $45.4 million in funding. In its latest round of Series B funding, Highfive raised $32.0 million from investors including Lightspeed Venture Partners, Salesforce’s Marc Benioff, and Google Ventures among others. Highfive quickly outgrew its original space in Palo Alto and relocated its headquarters to the Technology Station Property in May 2014, originally occupying 9,169 square feet. As a fast-growing company, Highfive wanted to secure expansion space at a competitive rental rate with the plan to sublease a portion of its space on a short term basis until the space is needed. Highfive took occupancy of a 3,081 square foot space in October 2015 and leased an additional 16,528 square foot space in December 2015, which it is currently building out and expects to occupy by March 2016. These two expansion spaces comprise the entire second floor. In anticipation of this new space, Highfive will sublease its 9,169 square foot third floor space to GoFundMe from April 1, 2016 through August 31, 2017 at a rental rate of $81.00 per square foot triple-net; which is a substantial profit on its current rental rate of $52.53 per square foot triple-net. By the end of the sublease term Highfive expects to expand into its third floor space as it continues to grow. Annual U/W Base Rent for this sublease space was underwritten to Highfive’s primary lease rate of $52.53 per square foot triple-net. The Technology Station Property contains 63 surface parking spaces and two floors of subterranean parking, which contain 262 parking spaces. The 325 total parking spaces result in a parking ratio of 3.4 spaces per 1,000 square feet of rentable area. As of December 1, 2015 the Technology Station Property was 100.0% leased by four tenants.

The following table presents certain information relating to the tenancy at the Technology Station Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Fish & Richardson P.C.	NR/NR/NR	48,973	51.7%	$76.56	$3,749,373	57.4%	12/31/2020(1)
Highfive Technologies(2)	NR/NR/NR	28,778(3)(4)	30.4%	$63.75	$1,834,669	28.1%	11/30/2020(5)
Sports Orthopedic Rehabilitation Medicine	NR/NR/NR	10,871	11.5%	$55.80	$606,602	9.3%	9/30/2022(6)
Physiatry Medical Group	NR/NR/NR	6,115	6.5%	$55.80	$341,217	5.2%	9/30/2022(7)
Occupied Collateral Total		94,737	100.0%	$68.95	$6,531,860	100.0%

Vacant Space		0	0.0%

Collateral Total		94,737	100.0%

(1)	F&R has one, 5-year lease renewal option.
(2)	Highfive was granted abated rent totaling approximately $320,540 in lieu of a tenant improvement allowance for the expansion space, which runs through April 2016.
(3)	Highfive recently executed a lease for the entire second floor (19,609 square feet; 20.7% of net rentable area), is currently in occupancy of 3,081 square feet (3.3% of net rentable area) and is in the process of building out the remaining 16,528 square feet (17.4% of net rentable area) on the second floor. Highfive is expected to take occupancy by March 1, 2016.
(4)	Highfive will sublease its third floor space (9,169 square feet; 9.7% of net rentable area) to GoFundMe for $81.00 per square foot on a triple-net basis. GoFundMe’s sublease term is expected to commence on April 1, 2016 and expire on August 31, 2017. Annual U/W Base Rent for this space was underwritten to Highfive’s primary lease of $52.53 per square foot on a triple-net basis.
(5)	Highfive has one, 5-year lease renewal option.
(6)	Sports Orthopedic Rehabilitation Medicine has one, 5-year lease renewal option.
(7)	Physiatry Medical Group has one, 5-year lease renewal option.

A-3-25

TECHNOLOGY STATION

The following table presents certain information relating to the lease rollover schedule at the Technology Station Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	2	77,751	82.1%	77,751	82.1%	$5,584,041	85.5%	$71.82
2021	0	0	0.0%	77,751	82.1%	$0	0.0%	$0.00
2022	2	16,986	17.9%	94,737	100.0%	$947,819	14.5%	$55.80
2023	0	0	0.0%	94,737	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	94,737	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	94,737	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	94,737	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	94,737	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	94,737	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	94,737	100.0%			$6,531,860	100.0%	$68.95

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Technology Station Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/1/2015(2)
100.0%	100.0%	100.0%	97.7%	100.0%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Technology Station Property:

Cash Flow Analysis

	2012	2013	2014	TTM 10/31/2015(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,892,488	$5,366,979	$5,516,409	$5,819,115	$6,531,860	83.9%	$68.95
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	1,162,220	1,365,359	1,365,131	1,470,925	1,581,200	20.3	16.69
Other Income	123	0	2,021	3,000	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(326,593)(2)	(4.2)	(3.45)
Effective Gross Income	$7,054,831	$6,732,338	$6,883,561	$7,293,040	$7,786,467	100.0%	$82.19

Total Operating Expenses	$1,342,159	$1,435,802	$1,448,353	$1,425,361	$1,760,742	22.6%	$18.59

Net Operating Income	$5,712,672	$5,296,536	$5,435,208	$5,867,679	$6,025,725	77.4%	$63.60
TI/LC	0	0	0	0	334,423	4.3	3.53
Capital Expenditures	0	0	0	0	24,632	0.3	0.26
Net Cash Flow	$5,712,672	$5,296,536	$5,435,208	$5,867,679	$5,666,670	72.8%	$59.81

NOI DSCR	1.98x	1.83x	1.88x	2.03x	2.09x
NCF DSCR	1.98x	1.83x	1.88x	2.03x	1.96x
NOI DY	11.4%	10.6%	10.9%	11.7%	12.1%
NCF DY	11.4%	10.6%	10.9%	11.7%	11.3%

(1)	The increase in Net Operating Income from trailing twelve month October 31, 2015 to U/W is primarily due to Highfive commencing rent payment for its expansion space on December 1, 2015, and a contractual rent increase for F&R that occurred on January 1, 2016.
(2)	The underwritten economic vacancy is 5.0%. The Technology Station Property is 100.0% leased as of December 1, 2015.

Appraisal. As of the appraisal valuation date of October 8, 2015, the Technology Station Property had an “as-is” appraised value of $98,500,000.

A-3-26

TECHNOLOGY STATION

Environmental Matters. According to a Phase I environmental site assessment dated October 20, 2015, there was no evidence of any recognized environmental conditions at the Technology Station Property.

Market Overview and Competition. The Technology Station Property is located in Redwood City, California, approximately 5.4 miles northwest of Stanford University, 6.2 miles northwest of Palo Alto and 26.3 miles southeast of San Francisco. The San Francisco–San Mateo–Redwood City market has been named one of the top three best performing markets in the country over the past three years by a third party research firm. The market’s wage growth is one of the highest in the country and is being driven by the quality of technology-related jobs. Of the three markets, Redwood City has the highest concentration of technology firms, which account for approximately 77.1% of its office space. Companies that do not want to pay the high rental rates for Class A office in areas like Palo Alto and Mountain View, which average approximately $107.04 per square foot and $95.16 per square foot full service gross, respectively, according to the appraisal, have found Redwood City to be a more affordable alternative, while still offering similar amenities and entertainment options.

The Technology Station Property benefits from its location near major freeways and public transportation. The Technology Station Property is located 0.8 miles west of Highway 101, a north-south route providing access between Santa Clara County to the south and Marin County to the north; 4.1 miles east of Interstate 280, a north-south route providing access between San Jose to the south and San Francisco to the north; and approximately two blocks north of the CalTrain Redwood City Station. The CalTrain commuter rail line serves the San Francisco Bay Area (including Silicon Valley), running as far north as San Francisco and as far south as Gilroy, the southernmost city in Santa Clara County, with 32 stations along the way and had approximately 18.6 million passengers in 2015. At the Millbrae station stop, which is approximately 13.0 miles north of the Technology Station Property, passengers can transfer from the CalTrain to the Bay Area Rapid Transit system (“BART”), which connects to downtown San Francisco, the San Francisco International Airport and the Oakland International Airport. Additionally, BART is currently constructing an extension that will travel south from Fremont to Santa Clara County. Proximity to transit is an increasingly important attribute for tenants, employees, and investors. According to the borrower, in addition to the centralized location and more affordable rental rates of Redwood City compared to Palo Alto, one of the major draws for Highfive to move to the Technology Station Property was due to its proximity to the CalTrain station as it wanted to provide its employees with an easy commute to and from work. Commuting via the CalTrain is more efficient than driving as it only takes passengers departing from the Technology Station Property approximately thirty minutes to travel north to downtown San Francisco or south to San Jose, compared to upwards of an hour to reach these destinations via car due to traffic.

The Technology Station Property also benefits from surrounding retail uses and housing developments. Broadway Street, which is located approximately one block from the Technology Station Property, is a destination in downtown Redwood City for shopping, restaurants, and entertainment. The “On Broadway” retail-cinema development at Broadway and Middlefield Road, four blocks from the Technology Station Property, consists of a 20-screen cinema, retail shops and an underground parking garage, and approximately 1,810 apartment units. According to the appraisal, the estimated 2015 population within a three- and five-mile radius of the Technology Station Property is 129,750 and 265,209, respectively, and the average household income within the same three- and five-mile radii was $133,722 and $147,909, respectively.

According to a third-party market research report, the Technology Station Property is located in the Redwood City submarket of San Mateo South County. San Mateo South County has only experienced one quarter of negative absorption in the past 15 quarters, which speaks to the high demand for quality office space in the area. Redwood City saw the largest growth in absorption because of the completion of the 330,000 square foot Crossing 900 development, which was 100% pre-leased to Box Inc., a cloud-storage technology company that is expected to draw other technology firms to the area. According to a third party research firm, the Redwood City Class A office submarket reported an inventory of 26 office properties totaling approximately 2.6 million square feet with a 4.4% vacancy rate. The appraiser concluded to a market rent for the Technology Station Property of $68.16 per square foot, triple-net.

A-3-27

TECHNOLOGY STATION

The following table presents certain information relating to comparable office leases for the Technology Station Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Technology Station (Subject) Redwood City, CA	2001/NAP	5	94,737	100%	--	Highfive	December 2015 / 5 Yrs	28,778	$63.75	NNN
Crossing 900 Redwood City, CA	2015/NAP	7	330,000	100%	0.3 miles	Pebble Technology, Corp.	September 2015 / 3 Yrs	54,066	$61.80	NNN
Marshall Square Redwood City, CA	1998/NAP	3	65,488	100%	0.5 miles	Turn Inc.	November 2015 / 5 Yrs	31,270	$63.00	NNN
401 Warren Street Redwood City, CA	1981/NAP	3	13,931	100%	0.2 miles	EVA Automation Inc.	February 2015 / 5 Yrs	5,775	$60.24	NNN
650 Castro Street Mountain View, CA	1989/NAP	5	111,726	99%	13.6 miles	Pure Storage	April 2015 / 3 Yrs	10,992	$78.00	NNN
Atherton Square Atherton, CA	2009/NAP	2	49,646	90%	2.8 miles	Stanford Hospital & Clinic	November 2012 / 10 Yrs	12,000	$67.20	NNN
(1)	Information obtained from the appraisal.

The Borrower. The borrower is 500 Arguello, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Technology Station Mortgage Loan. Edward D. Storm, individually and as trustee of the Edward D. Storm 2001 Revocable Trust; Derek J. Hunter, Jr., individually and as trustee of the Hunter 1988 Revocable Trust are the guarantors of certain nonrecourse carveouts under the Technology Station Mortgage Loan.

The Sponsors. The sponsors are Edward D. Storm, individually and as trustee of the Edward D. Storm 2001 Revocable Trust; and Derek J. Hunter, Jr., individually and as trustee of the Hunter 1988 Revocable Trust. Mr. Storm and Mr. Hunter, the Chairman and President, respectively, of Hunter Properties, Inc., each have 30 years of real estate experience, with a focus in Silicon Valley and the greater San Francisco Bay Area including office, retail, and self-storage properties. Mr. Storm has actively participated in approximately 110 development projects with a total capitalization in excess of $1.0 billion. Mr. Hunter has been involved in the development of over 25 office projects totaling more than 2.0 million square feet with an estimated capitalization of over $1.0 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $84,726 for real estate taxes. The loan documents require monthly deposits of $28,242 for real estate taxes. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Technology Station Property is insured under an acceptable blanket insurance policy; (iii) the amortizing debt service coverage ratio for the trailing 12-month period is at least 1.25x; and (iv) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The loan documents require monthly escrows for replacement reserves of $1,579; however, those escrows are waived provided (i) no event of default has occurred and is continuing; (ii) the amortizing debt service coverage ratio for the trailing 12-month period is at least 1.25x; and (iii) the Technology Station Property is being adequately maintained as confirmed by annual inspections. The loan documents do not require monthly escrows for TI/LCs of $27,329 provided (i) no event of default has occurred and is continuing and (ii) the amortizing debt service coverage ratio is at least 1.25x.

The borrower assigned to lender letters of credit (“LOCs”) issued to the landlord on behalf of the following tenants to evidence existing security deposits in the following amounts under their respective lease: (i) $319,781 for F&R and (ii) $1,120,209 for Highfive.  Lender may draw upon a LOC in the event the applicable tenant is in default pursuant to the terms of such tenant’s lease.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.15x; and (iii) the occurrence of a Major Tenant Trigger Period (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the occurrence of a Major Tenant Event Cure (as defined below).

A “Major Tenant Trigger Period” will commence upon on the earlier of F&R (i) filing for bankruptcy or a similar insolvency proceeding; (ii) going dark, vacating or otherwise failing to be open for business; (iii) failing to renew or extend its lease on terms and conditions acceptable to the lender; or (iv) terminating or canceling its lease (or the lease otherwise failing to be in full force and effect) or giving notice of its intent to do so.

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TECHNOLOGY STATION

A “Major Tenant Event Cure” will commence with respect to clause (i), upon the bankruptcy or insolvency proceeding being terminated and F&R’s lease being affirmed; with respect to clause (ii), upon F&R (or a satisfactory replacement tenant acceptable to the lender) resuming normal business operations at the Technology Station Property and being open during customary hours for a period of no less than 45 consecutive days; with respect to clause (iii), upon the lender receiving satisfactory evidence that F&R has extended the term of its lease; and with respect to clause (iv), upon F&R curing all defaults (including, but not limited to the payment of any fees or other sums due in connection with such default) to the reasonable satisfaction of the lender.

Property Management. The Technology Station Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Technology Station Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Technology Station Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 12%.

A-3-29

CHICAGO INDUSTRIAL PORTFOLIO I

A-3-30

CHICAGO INDUSTRIAL PORTFOLIO I

Chicago Industrial Portfolio I
1 3211 Oak Grove Avenue Waukegan, IL
2 8100 South 77th Avenue Bridgeview, IL
3 2701 South Western Avenue Chicago, IL
4 1560 Frontenac Road Naperville, IL
5 2785 Algonquin Road Rolling Meadows, IL
6 951 Corporate Grove Drive Buffalo Grove, IL
7 1225-1229 Lakeside Drive Romeoville, IL
8 733-747 Kimberly Drive Carol Stream, IL
9 12500 Lombard Lane Alsip, IL
10 2500-2518 Wisconsin Avenue Downers Grove, IL
11 2460-2478 Wisconsin Avenue Downers Grove, IL
12 2095-2105 Hammond Drive Schaumburg, IL
13 877 North Larch Avenue Elmhurst, IL
14 2011 Swanson Court Gurnee, IL
15 3705 Stern Avenue Saint Charles, IL
16 5727 95th Avenue Kenosha, WI
17 420 West Wrightwood Avenue Elmhurst, IL
18 1463 Lunt Avenue Elk Grove Village, IL
Kenosha
Kenosha County
Pleasant Prairie
Wisconsin
Illinois
Zion
Lindenhurst
Gurnee
Fox Lake
Round Lake Beach
Grayslake
Waukegan
North Chicago
Woodstock
McHenry
McHenry County
Lake County
Libertyville
Lake Forest
Lake Michigan
Crystal Lake
Vernon Hills
Long Grove
Buffalo Grove
Highland Park
Algonquin
Northwest Tollway
Palatine
Wheeling
Glencoe
Northbrook
Rolling Meadows
Arlington Heights
Glenview
Hoffman Estates
ELGIN
Des Plaines
Evanston
Schaumburg
Elk Grove Village
Skokie
Park Ridge
Cook County
Bartlett
Chicago O'Hare Intl. Airport
DuPage County Airport
Carol Stream
St. Charles
Kane County
West Chicago
Elmhurst
Maywood
Oak Park
Geneva
DuPage County
Lombard
CHICAGO
Wheaton
Cicero
Oak Brook
Tri-State Tollway
Lake Shore Drive
R. Reagan Tollway
Midway Airport
AURORA
Downers Grove
NAPERVILLE
Bridgeview
Oak Lawn
Bolingbrook
Alsip
Yorkville
Romeoville
Calumet City
Kendall County
Orland Park
Tinley Park
JOLIET
Homewood

A-3-31

No. 4 – Chicago Industrial Portfolio I

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Industrial
Original Principal Balance(1):	$44,200,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance(1):	$44,200,000			Location:	Various – See Table
% of Initial Pool Balance:	4.6%			Size:	1,052,310 SF
Loan Purpose(2):	Acquisition			Cut-off Date Principal Balance Per SF:	$42.00
Borrower Names(3):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	George J. Cibula, Jr.; Matthew Lewandowski			Title Vesting:	Fee
Mortgage Rate:	5.210%			Property Manager:	Self-managed
Note Date:	December 23, 2015			4th Most Recent Occupancy(5):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(5):	NAV
Maturity Date:	January 11, 2026			2nd Most Recent Occupancy(As of)(5):	85.5% (12/31/2013)
IO Period:	24 months			Most Recent Occupancy(As of)(5):	85.7% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	89.1% (Various)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(6):	NAV
Call Protection:	L(13),GRTR 1% or YM(103),O(4)			3rd Most Recent NOI(6):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(6):	$2,666,370 (12/31/2014)
Additional Debt(1):	Yes			Most Recent NOI (As of)(6):	$3,845,045 (Various)
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$6,416,686
				U/W Expenses:	$2,459,074
				U/W NOI:	$3,957,612
Escrows and Reserves(4):				U/W NCF:	$3,640,675
				U/W NOI DSCR(1):	1.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.25x
Taxes	$756,506	$139,208	NAP	U/W NOI Debt Yield(1):	9.0%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.2%
Replacement Reserves	$0	$14,557	NAP	As-Is Appraised Value:	$60,595,000
TI/LC Reserve	$750,000	$30,692	$1,600,000	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$235,845	NAP	NAP	Cut-off Date LTV Ratio(1):	72.9%
Environmental Reserve	$50,000	NAP	NAP	LTV Ratio at Maturity or ARD(1):	63.4%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $4,500,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Chicago Industrial Portfolio I Mortgage Loan. As of the Cut-off Date, the combined U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD were 1.06x, 7.5%, 80.4% and 70.9%, respectively.
(2)	See “Sources and Uses” section.
(3)	See “The Borrowers” section.
(4)	See “Escrows” section.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section. Historical cash flow information was not available for all of the Chicago Industrial Portfolio I Properties.

The Mortgage Loan. The mortgage loan (the “Chicago Industrial Portfolio I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 industrial properties located in Illinois and Wisconsin (the “Chicago Industrial Portfolio I Properties”). The Chicago Industrial Portfolio I Mortgage Loan was originated on December 23, 2015 by Wells Fargo Bank, National Association. The Chicago Industrial Portfolio I Mortgage Loan had an original principal balance of $44,200,000, has an outstanding principal balance as of the Cut-off Date of $44,200,000 and accrues interest at an interest rate of 5.210% per annum. The Chicago Industrial Portfolio I Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments of the Chicago Industrial Portfolio I Mortgage Loan. The Chicago Industrial Portfolio I Mortgage Loan matures on January 11, 2026.

Following the lockout period, the borrowers have the right to prepay the Chicago Industrial Portfolio I Mortgage Loan in whole, or in part (see “Partial Release” section), on any date before October 11, 2025, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Chicago Industrial Portfolio I Mortgage Loan is prepayable without penalty on or after October 11, 2025.

A-3-32

CHICAGO INDUSTRIAL PORTFOLIO I

Sources and Uses

Sources			Uses
Original loan amount	$44,200,000	78.6%	Purchase price	$44,000,000	78.3%
Mezzanine loan	4,500,000	8.0	Loan payoff(1)	9,489,756	16.9
Sponsor’s new cash contribution	7,509,379	13.4	Reserves	1,792,351	3.2
			Closing costs	927,272	1.6
Total Sources	$56,209,379	100.0%	Total Uses	$56,209,379	100.0%
(1)	Four of the Chicago Industrial Portfolio I Properties (27.3% of the Cut-off Date Balance) are being refinanced, and the remaining 14 Chicago Industrial Portfolio I Properties (72.7% of the Cut-off Date Balance) are being acquired.

The Properties. The Chicago Industrial Portfolio I Properties comprise 18 industrial properties totaling 1,052,310 square feet and are located throughout the Chicago, Illinois metropolitan statistical area. Built between 1966 and 2007, the Chicago Industrial Portfolio I Properties range in size from 15,185 square feet to 123,386 square feet, feature clear heights ranging from 16 feet to 30 feet, with an average of 21 feet, and have office space ranging from 4.5% to 29.0% of the net rentable area, with an average of 12.4%. Eight of the Chicago Industrial Portfolio I Properties (34.6% of NRA) are 100% occupied by single tenants; while the ten remaining Chicago Industrial Portfolio I Properties (65.4% of NRA) are multi-tenanted and feature two to eight tenant spaces. The Chicago Industrial Portfolio I Properties contain tenants from a variety of businesses and services including moving & storage, transportation, multimedia and industrial process engineering. As of dates ranging from April 1, 2015 to February 1, 2016, the Chicago Industrial Portfolio I Properties are 89.1% occupied by 40 tenants.

The following table presents certain information relating to the Chicago Industrial Portfolio I Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
3211 Oak Grove Avenue - Waukegan, IL	Warehouse	$4,668,372	10.6%	49.5%	2007/NAP	112,810	$6,400,000	72.9%
8100 South 77th Avenue - Bridgeview, IL	Warehouse	$4,194,241	9.5%	100.0%	1966/2014	115,000	$5,750,000	72.9%
2701 South Western Avenue - Chicago, IL	Flex	$4,121,297	9.3%	100.0%	1968/NAP	123,386	$5,650,000	72.9%
1560 Frontenac Road - Naperville, IL	Warehouse	$3,647,166	8.3%	100.0%	1988/NAP	85,608	$5,000,000	72.9%
2785 Algonquin Road - Rolling Meadows, IL	Flex	$3,406,453	7.7%	100.0%	1967/NAP	41,000	$4,670,000	72.9%
951 Corporate Grove Drive - Buffalo Grove, IL	Flex	$3,245,977	7.3%	50.0%	1986/NAP	72,600	$4,450,000	72.9%
1225-1229 Lakeside Drive - Romeoville, IL	Flex	$2,844,789	6.4%	100.0%	2001/NAP	62,305	$3,900,000	72.9%
733-747 Kimberly Drive - Carol Stream, IL	Warehouse	$2,523,839	5.7%	88.9%	1991/NAP	74,408	$3,460,000	72.9%
12500 Lombard Lane - Alsip, IL	Warehouse	$2,334,186	5.3%	100.0%	1979/NAP	86,200	$3,200,000	72.9%
2500-2518 Wisconsin Avenue - Downers Grove, IL	Flex	$2,261,243	5.1%	92.0%	1976/NAP	46,000	$3,100,000	72.9%
2460-2478 Wisconsin Avenue - Downers Grove, IL	Flex	$2,188,299	5.0%	80.4%	1976/NAP	46,000	$3,000,000	72.9%
2095-2105 Hammond Drive - Schaumburg, IL	Flex	$1,954,881	4.4%	100.0%	1978/NAP	31,931	$2,680,000	72.9%
877 North Larch Avenue - Elmhurst, IL	Flex	$1,838,171	4.2%	100.0%	1987/NAP	37,540	$2,520,000	72.9%
2011 Swanson Court - Gurnee, IL	Warehouse	$1,568,281	3.5%	100.0%	1979/1998	44,104	$2,150,000	72.9%
3705 Stern Avenue - Saint Charles, IL	Flex	$970,146	2.2%	100.0%	1989/NAP	20,792	$1,330,000	72.9%
5727 95th Avenue - Kenosha, WI	Warehouse	$930,027	2.1%	100.0%	1999/NAP	20,000	$1,275,000	72.9%
420 West Wrightwood Avenue - Elmhurst, IL	Flex	$882,614	2.0%	100.0%	1969/NAP	17,441	$1,210,000	72.9%
1463 Lunt Avenue - Elk Grove Village, IL	Flex	$620,018	1.4%	100.0%	1976/NAP	15,185	$850,000	72.9%
Total/Weighted Average		$44,200,000	100.0%	89.1%		1,052,310	$60,595,000	72.9%

A-3-33

CHICAGO INDUSTRIAL PORTFOLIO I

The following table presents certain information relating to the tenancy at the Chicago Industrial Portfolio I Properties:

Major Tenants

Tenant Name	Property Name – Location	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Pactiv, LLC	8100 South 77th Avenue - Bridgeview, IL	NR/NR/NR	115,000	10.9%	$4.65	$534,766	10.5%	4/30/2024(2)
Service King Paint & Body, LLC	2785 Algonquin Road - Rolling Meadows, IL	NR/NR/NR	41,000	3.9%	$9.96	$408,155	8.0%	7/31/2018
PPS Business Corporation	1560 Frontenac Road - Naperville, IL	NR/NR/NR	85,608	8.1%	$3.96	$338,879	6.7%	11/30/2017
Fischer Paper Products, Inc.	3211 Oak Grove Avenue - Waukegan, IL	NR/NR/NR	55,838	5.3%	$4.12	$230,053	4.5%	6/30/2017
Anderson Brothers	2701 South Western Avenue - Chicago, IL	NR/NR/NR	50,474	4.8%	$4.24	$214,101	4.2%	4/18/2023
GC Dies, LLC	877 North Larch Avenue - Elmhurst, IL	NR/NR/NR	37,540	3.6%	$5.44	$204,368	4.0%	11/30/2020
Nandorf	12500 Lombard Lane - Alsip, IL	NR/NR/NR	40,867	3.9%	$4.84	$197,796	3.9%	1/31/2019(3)
RAM Racing, Inc.	951 Corporate Grove Drive - Buffalo Grove, IL	NR/NR/NR	36,300	3.4%	$5.27	$191,302	3.8%	11/30/2019
MV Public Transportation	12500 Lombard Lane - Alsip, IL	NR/NR/NR	45,333	4.3%	$3.76	$170,452	3.4%	8/31/2019
Moody Bible Institute	2701 South Western Avenue - Chicago, IL	NR/NR/NR	36,956	3.5%	$3.88	$143,420	2.8%	10/31/2023
Total Major Tenants			544,916	51.8%	$4.83	$2,633,292	51.9%

Non-Major Tenants			393,194	37.4%	$6.21	$2,441,956	48.1%

Occupied Collateral Total			938,110	89.1%	$5.41	$5,075,249	100.0%

Vacant Space			114,200	10.9%

Collateral Total			1,052,310	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2016 totaling $36,709.
(2)	Pactiv, LLC has two, 5-year lease renewal options.
(3)	Nandorf has a one-time right to terminate its lease on January 31, 2017 with 12 month’ notice and payment of a termination fee of $58,000.

The following table presents certain information relating to the lease rollover schedule at the Chicago Industrial Portfolio I Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	25,200	2.4%	25,200	2.4%	$190,158	3.7%	$7.55
2016	7	57,641	5.5%	82,841	7.9%	$386,156	7.6%	$6.70
2017	7	219,116	20.8%	301,957	28.7%	$1,094,391	21.6%	$4.99
2018	6	93,310	8.9%	395,267	37.6%	$756,253	14.9%	$8.10
2019	6	159,079	15.1%	554,346	52.7%	$810,823	16.0%	$5.10
2020	6	121,922	11.6%	676,268	64.3%	$670,175	13.2%	$5.50
2021	1	15,308	1.5%	691,576	65.7%	$78,071	1.5%	$5.10
2022	2	44,104	4.2%	735,680	69.9%	$196,935	3.9%	$4.47
2023	2	87,430	8.3%	823,110	78.2%	$357,521	7.0%	$4.09
2024	1	115,000	10.9%	938,110	89.1%	$534,766	10.5%	$4.65
2025	0	0	0.0%	938,110	89.1%	$0	0.0%	$0.00
2026	0	0	0.0%	938,110	89.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	938,110	89.1%	$0	0.0%	$0.00
Vacant	0	114,200	10.9%	1,052,310	100.0%	$0	0.0%	$0.00
Total/Weighted Average	40	1,052,310	100.0%			$5,075,249	100.0%	$5.41
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-34

CHICAGO INDUSTRIAL PORTFOLIO I

The following table presents historical occupancy percentages at the Chicago Industrial Portfolio I Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	Various(2)

NAV	NAV	85.5%	85.7%	89.1%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from April 1, 2015 to February 1, 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Chicago Industrial Portfolio I Properties:

Cash Flow Analysis(1)

	2014(2)	Various(2)(3)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,371,981	$4,886,241	$5,075,249(4)	79.1%	$4.82
Grossed Up Vacant Space	0	0	598,395	9.3	0.57
Total Reimbursables	960,536	1,344,354	1,386,245	21.6	1.32
Other Income	44,714	376,551	0	0.0	0.00
Less Vacancy & Free Rent	(116,745)	(90,072)	(643,202)(5)	(10.0)	(0.61)
Effective Gross Income	$5,260,486	$6,517,074	$6,416,686	100.0%	$6.10

Total Operating Expenses	$2,594,116	$2,672,029	$2,459,074	38.3%	$2.34

Net Operating Income	$2,666,370	$3,845,045	$3,957,612	61.7%	$3.76
TI/LC	0	0	154,179	2.4	0.15
Capital Expenditures	0	0	162,758	2.5	0.15
Net Cash Flow	$2,666,370	$3,845,045	$3,640,675	56.7%	$3.46

NOI DSCR	0.91x	1.32x	1.36x
NCF DSCR	0.91x	1.32x	1.25x
NOI DY	6.0%	8.7%	9.0%
NCF DY	6.0%	8.7%	8.2%

(1)	Historical cash flows prior to 2014 were not provided for all of the Chicago Industrial Portfolio I Properties.
(2)	The increase in Net Operating Income from 2014 to U/W was due to new leasing activity and contractual rent increases at the Chicago Industrial Portfolio I Properties.
(3)	The most recent financials represent the trailing 12-month period ending October 31, 2015 for four of the Chicago Industrial Portfolio I Properties and the annualized ten-month year-to-date period through October 31, 2015 for 14 of the Chicago Industrial Portfolio I Properties.
(4)	U/W Base Rent includes contractual rent steps through December 2016 totaling $36,709.
(5)	The underwritten economic vacancy is 11.3%. The Chicago Industrial Portfolio I Properties are 89.1% occupied as of dates ranging from April 1, 2015 to February 1, 2016.

Appraisal. As of the appraisal valuation dates ranging from November 12, 2015 to November 18, 2015, the Chicago Industrial Portfolio I Properties had an “as-is” appraised value of $60,595,000.

Environmental Matters. According to Phase I environmental site assessments dated from November 10, 2015 to November 19, 2015, there was no evidence of any recognized environmental conditions (“RECs”) at any of the Chicago Industrial Portfolio I Properties. However, there were potentially sensitive historical activities identified at 12500 Lombard Lane and 2785 Algonquin Road. At the 12500 Lombard Lane property the Phase I environmental consultant identified four former underground storage tanks that were installed in 1979 and removed in 1989. The removal log reported no visual evidence of a release; however, no sampling activities were performed. The Phase I environmental consultant also identified potentially sensitive activities in connection with two triple oil/water separator units at the 2785 Algonquin Road property.

Although these potentially sensitive activities are not classified as RECs and Phase II environmental site assessments were not recommended, the lender obtained a $4.0 million environmental insurance policy with a $2.0 million sublimit per claim from Steadfast Insurance Company, a member company of Zurich North American, with a 10 year term, 3 year policy tail and a $50,000 deductible, for which the lender reserved upfront. See “Description of the Mortgage Pool — Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Chicago Industrial Portfolio I Properties are located within the Chicago Industrial market, which has experienced a steady decline in vacancy from 10.0% in 2009 to 4.6% as of the third quarter of 2015. Additionally, the Chicago Industrial market has experienced positive absorption over the same time period. The Chicago Industrial market is divided into 19 submarkets, and the Chicago Industrial Portfolio I Properties are located within 11 of these submarkets. According to the appraisal, the submarket vacancy rates ranged from 1.6% to 13.9%, with an average of 4.8%. The 13.9% submarket vacancy rate is an outlier as 7.9% is the next highest vacancy rate. Further, the appraiser concluded to market rents ranging from $3.25 per square foot to $10.00 per square foot, with an average of $5.31 per square foot.

A-3-35

CHICAGO INDUSTRIAL PORTFOLIO I

The Borrowers. The borrower structure is comprised of one independent director and 18 single purpose entities, each a Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Chicago Industrial Portfolio I Mortgage Loan. George J. Cibula, Jr. and Matthew Lewandowski are the guarantors of certain nonrecourse carveouts under the Chicago Industrial Portfolio I Mortgage Loan.

The Sponsors. The sponsors are George J. Cibula, Jr. and Matthew Lewandowski. Mr. Cibula has been involved in the industrial real estate market for over 40 years as a broker, investor, and developer. Mr. Cibula is a managing partner in over 60 industrial properties in Illinois, Indiana, and Wisconsin, comprising approximately 4.5 million square feet with over 200 tenants. In 1975 Mr. Cibula founded Darwin Realty & Development Corporation (“Darwin Realty”), a privately-held real estate brokerage, asset management, investment and development firm based in suburban Chicago, Illinois. Darwin Realty has a focus on industrial properties in the Midwest, with a specific focus on Chicago. Mr. Lewandowski is a Vice President of Darwin Realty. During his career, Mr. Lewandowski has participated in over $500 million of real estate transactions.

Escrows. The loan documents provide for upfront reserves in the amount of $756,506 for real estate taxes; $750,000 for tenant improvements and leasing commissions (“TI/LC”); $235,845 for deferred maintenance; and $50,000 for the environmental insurance deductible. Additionally, the loan documents provide for ongoing monthly escrows in the amount of $139,208 for real estate taxes, $14,557 for replacement reserves, and $30,692 for TI/LC (subject to a cap of $1,600,000).

The loan documents do not require monthly escrows for real estate taxes with respect to the 877 North Larch Avenue property provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the real estate taxes are paid current; and (iii) the borrower has provided the lender with timely proof of payment. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Chicago Industrial Portfolio I Properties is insured under an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. The Chicago Industrial Portfolio I Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay rent payments directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all excess funds are swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio for the trailing 12-month period being less than 1.10x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Chicago Industrial Portfolio I Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Chicago Industrial Portfolio I Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Chicago Industrial Portfolio I Properties, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the principal balance is reduced by the greater of (a) 115% of the released property’s allocated loan amount or (b) 100% of the net proceeds of the sale of the released property, but no more than 125% of the released property’s allocated loan amount; (iii) the principal balance is reduced by an amount that would result in the net cash flow debt yield of the remaining Chicago Industrial Portfolio I Properties following the release being no less than the greater of (a) 8.0% and (b) the net cash flow debt yield of the Chicago Industrial Portfolio I Properties immediately prior to the release; (iv) the principal balance is reduced by an amount that would result in the amortizing debt service coverage ratio of the remaining Chicago Industrial Portfolio I Properties following the release being no less than the greater of (a) 1.25x and (b) the amortizing debt service coverage ratio of the Chicago Industrial Portfolio I Properties immediately prior to the release; (v) the principal balance is reduced by an amount that would result in a loan-to-value ratio of the remaining Chicago Industrial Portfolio I Properties following the release being no more than the lesser (a) 70.0% and (b) the loan-to-value ratio of the Chicago Industrial Portfolio I Properties immediately prior to the release; (vi) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates; and (vii) the lender receives a legal opinion that the release satisfies REMIC requirements.

Free Release. The borrower is permitted to obtain the release of an unimproved parcel at the 8100 South 77th Avenue property (the “Bridgeview Release Parcel”), subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing; (ii) release will not impact the value of the remaining property; (iii) release conforms to REMIC requirements (iv) evidence that the remaining 8100 South 77th Avenue property will be in compliance with all applicable legal and zoning requirements; and (v) the loan to value ratio for the remaining 8100 South 77th Avenue property is in compliance with all REMIC requirements. As of the appraisal valuation date of November 17, 2015, the excess land parcel had an “as-is” appraised value of $1,200,000; however, this was excluded from the “as-is” appraised values of the 8100 South 77th Avenue property and the Chicago Industrial Portfolio I Properties.

A-3-36

CHICAGO INDUSTRIAL PORTFOLIO I

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. MSC–DRP HoldCo, LLC, a Delaware limited liability company (the “Chicago Industrial Portfolio I Mezzanine Lender”) has originated a $4,500,000 mezzanine loan (the “Chicago Industrial Portfolio I Mezzanine Loan”) to Welbic Mezz Manager IV LLC, a Delaware limited liability company (the “Chicago Industrial Portfolio I Mezzanine Borrower”). MSC-DRP HoldCo, LLC is owned by Morrison Street Debt Opportunities Fund, L.P., which is managed by Morrison Street Capital, LLC. The Chicago Industrial Portfolio I Mezzanine Loan is subject to an intercreditor agreement between lender and the Chicago Industrial Portfolio I Mezzanine Lender. The Chicago Industrial Portfolio I Mezzanine Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months. The Chicago Industrial Portfolio I Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and requires interest-only payments through the term of the Chicago Industrial Portfolio I Mezzanine Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Chicago Industrial Portfolio I Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month period of indemnity.

A-3-37

PREFERRED FREEZER - NEWARK

A-3-38

PREFERRED FREEZER - NEWARK

Preferred Freezer - Newark, NJ
360 Avenue P
Newark, NJ 07105
NEWARK
JERSEY CITY
NEW YORK CITY
MANHATTAN
BROOKLYN
STATEN ISLAND
NEW JERSEY
HUDSON COUNTY
ESSEX COUNTY
UNION COUNTY
BERGEN COUNTY
Moonachie
Ridgefield
Ft. Lee
Carlstadt
East Rutherford
Cliffside Park
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Kearny
Harrison
Elizabeth
Bayonne
Port Newark
Port Elizabeth
Newark Liberty Intl. Airport
Newark Bay
Upper New York Bay
Kill Van Kull
Hudson River
Hackensack River
Passaic River
New Jersey Turnpike
Liberty State Park
Lincoln Park
Ellis Island
Statue of Liberty
Governor's Island
Greenwich Village
SoHo
Midtown
Times Square
Financial District
Cobble Hill
Red Hook
Park Slope
Sunset Park
Borough Park
St. George
Clove Lakes Park
LINCOLN TUNNEL
HOLLAND TUNNEL
BROOKLYN BATTERY TUNNEL
BROOKLYN BRIDGE
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GOETHALS BRIDGE
MetLife Stadium
Meadowlands Racetrack
Izod Center
The Mall at Mill Creek
The Plaza at Harmon Meadow
Red Bull Arena
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Riverfront Stadium
Rutgers University-Newark
NJ Institute of Technology
Seton Hall Univ. School of Law
Stevens Inst. of Technology
New Jersey City University
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Richmond Univ. Medical Center
Jersey City Medical Ctr.
Hoboken Univ. Medical Center
The Outlet Collection-Jersey Gardens
New York Container Terminal
SECAUCUS JUNCTION
NEWARK PENN STATION
PENN STATION
JOURNAL SQUARE
NJ TRANSIT
PATH
Hudson-Bergen Light Rail
95
78
280
278
495
440
1
9
9A
21
27
3
7
17
BRONX
QUEENS
Clifton
Passaic
Nutley
Belleville
Bayonne
Elizabeth
Flatbush
Atlantic Ocean

A-3-39

No. 5 – Preferred Freezer – Newark

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Industrial
Original Principal Balance:	$36,200,000			Specific Property Type:	Cold Storage Facility
Cut-off Date Principal Balance:	$36,200,000			Location:	Newark, NJ
% of Initial Pool Balance:	3.8%			Size:	197,336 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$183.44
Borrower Names(1):	Various			Year Built/Renovated:	2006/NAP
Sponsor:	Sherwin Jarol			Title Vesting:	Fee
Mortgage Rate:	4.720%			Property Manager:	Self-managed
Note Date:	December 1, 2015			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	December 11, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (2/1/2016)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,564,000 (12/31/2011)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$3,564,000 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$3,564,000 (12/31/2013)
Additional Debt:	None			Most Recent NOI (As of):	$3,564,000 (12/31/2014)
Additional Debt Type:	NAP
				U/W Revenues:	$5,019,645
				U/W Expenses:	$1,345,883
				U/W NOI:	$3,673,762
				U/W NCF:	$3,462,057
				U/W NOI DSCR:	2.11x
Escrows and Reserves(2):				U/W NCF DSCR:	1.99x
				U/W NOI Debt Yield:	10.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$59,900,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 1, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	60.4%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD:	60.4%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Preferred Freezer – Newark Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a cold storage facility located in Newark, New Jersey (the “Preferred Freezer – Newark Property”). The Preferred Freezer – Newark Mortgage Loan was originated on December 1, 2015 by Wells Fargo Bank, National Association. The Preferred Freezer – Newark Mortgage Loan had an original principal balance of $36,200,000, has an outstanding principal balance as of the Cut-off Date of $36,200,000 and accrues interest at an interest rate of 4.720% per annum. The Preferred Freezer – Newark Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the term of the Preferred Freezer – Newark Mortgage Loan. The Preferred Freezer – Newark Mortgage Loan matures on December 11, 2025.

Following the lockout period, the borrower has the right to defease the Preferred Freezer – Newark Mortgage Loan in whole, but not in part, on any date before September 11, 2025. In addition, the Preferred Freezer – Newark Mortgage Loan is prepayable without penalty on or after September 11, 2025.

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PREFERRED FREEZER - NEWARK

Sources and Uses

Sources			Uses
Original loan amount	$36,200,000	100.0%	Loan payoff(1)	$34,892,546	96.4%
			Closing costs	460,435	1.3
			Return of equity	847,019	2.3
Total Sources	$36,200,000	100.0%	Total Uses	$36,200,000	100.0%
(1)	The Preferred Freezer –Newark Property was previously securitized in the JPMCC 2006-CB15 transaction.

The Property. The Preferred Freezer - Newark Property is a one-story, refrigerated/freezer warehouse comprising 197,336 square feet located in Newark, New Jersey that is 100.0% occupied by Preferred Freezer Services (“Preferred Freezer”). Built in 2006, the Preferred Freezer – Newark Property is comprised of approximately 142,889 square feet of freezer space, 32,235 square feet of refrigerated dock area, 17,712 square feet of office space and 4,500 square feet of mechanical area. The Preferred Freezer – Newark Property features 33 feet of clear height in the dock area, 59 feet of clear height in the freezer area and 24-dock-high loading doors. The Preferred Freezer – Newark Property has been 100.0% occupied by Preferred Freezer since 2006. Founded in 1989, Preferred Freezer operates 35 full service refrigerated warehouse facilities located across the United States totaling in excess of 200.0 million cubic feet, ranking the fourth largest of North American Refrigerated Warehouse Companies in the United States as of April 2015, according to an industry organization. Preferred Freezer’s headquarters in located in Chatham, New Jersey and has more than 1,300 employees with approximately $200.0 million in sales and has expanded internationally with facilities in China and Vietnam. The Preferred Freezer – Newark Property features 115 surface parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of rentable area. As of February 1, 2016, the Preferred Freezer – Newark Property is 100.0% occupied.

The following table presents certain information relating to the tenancy at the Preferred Freezer - Newark Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Preferred Freezer	NR/NR/NR	197,336	100.0%	$19.51(1)	$3,849,120(1)	100.0%	2/28/2031(2)
Occupied Collateral Total		197,336	100.0%	$19.51	$3,849,120	100.0%

Vacant Space		0	0.0%

Collateral Total		197,336	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent represents Preferred Freezer’s contractual rent step that will occur in March 2016; Preferred Freezer’s current rent is $3,564,000 ($18.06 per square foot).
(2)	Preferred Freezer has four, five-year lease renewal options.

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PREFERRED FREEZER - NEWARK

The following table presents certain information relating to the lease rollover schedule at the Preferred Freezer - Newark Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	197,336	100.0%	197,336	100.0%	$3,849,120	100.0%	$19.51
Vacant	0	0	0.0%	197,336	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	197,336	100.0%			$3,849,120	100.0%	$19.51
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Preferred Freezer - Newark Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	2/1/2016(2)

100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the Preferred Freezer lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Preferred Freezer - Newark Property:

Cash Flow Analysis

	2011	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,564,000	$3,564,000	$3,564,000	$3,564,000	$3,849,120	76.7%	$19.51
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	1,362,981	27.2	6.91
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(192,456)(1)	(3.8)	(0.98)
Effective Gross Income	$3,564,000	$3,564,000	$3,564,000	$3,564,000	$5,019,645	100.0%	$25.44

Total Operating Expenses	$0	$0	$0	$0	$1,345,883	26.8%	$6.82

Net Operating Income	$3,564,000	$3,564,000	$3,564,000	$3,564,000	$3,673,762	73.2%	$18.62
TI/LC	0	0	0	0	122,903	2.4	0.62
Capital Expenditures	0	0	0	0	88,801	1.8	0.45
Net Cash Flow	$3,564,000	$3,564,000	$3,564,000	$3,564,000	$3,462,057	69.0%	$17.54

NOI DSCR	2.05x	2.05x	2.05x	2.05x	2.11x
NCF DSCR	2.05x	2.05x	2.05x	2.05x	1.99x
NOI DY	9.8%	9.8%	9.8%	9.8%	10.1%
NCF DY	9.8%	9.8%	9.8%	9.8%	9.6%

(1)	The underwritten economic vacancy is 5.0%. The Preferred Freezer - Newark Property is 100.0% physically occupied as of February 1, 2016.

Appraisal. As of the appraisal valuation date of October 1, 2015, the Preferred Freezer - Newark Property had an “as-is” appraised value of $59,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 6, 2015, the historical activities prior to construction of the Preferred Freezer - Newark Property represent a controlled recognized environmental condition. From 1930 to 1990, the Preferred Freezer – Newark Property and adjacent properties were historically developed with a gas and drum

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PREFERRED FREEZER - NEWARK

manufacturing factory that was primarily operated by Linde Gases which impacted the soil. The site was subsequently used as a storage lot until redeveloped in 2005 with the existing Preferred Freezer – Newark Property. The Preferred Freezer – Newark Property obtained a Deed Notice with Engineering Controls Soil Permit in August 2014 which requires no further action other than continued compliance and maintenance. See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Preferred Freezer - Newark Property is located in Newark, New Jersey, approximately 3.2 miles southeast of downtown Newark. The Preferred Freezer - Newark Property benefits from its location within a heavily industrialized area east of the New Jersey Turnpike between Interchanges 15E and 14 and immediately north of the Port of Newark. The Preferred Freezer – Newark Property has immediate access from Interchange 15E of the New Jersey Turnpike as well as U.S. Routes 1 and 9, and is located approximately 5.7 miles northeast of Newark Liberty International Airport. The estimated 2015 population within a three- and five-mile radius of the Preferred Freezer – Newark Property is 199,054 and 685,770, respectively, while the estimated 2015 median household income within the same radii is $44,508 and $44,688, respectively.

According to the appraisal, the Port of Newark, located approximately 3.5 miles southwest of the Preferred Freezer – Newark Property, is preparing for a $650.0 million upgrade in its infrastructure in preparation for the increased traffic generated by the expansion of the Panama Canal in 2015. Upgrades will include new straddle carriers and the addition of 80 acres to the Port’s existing container yard. In total, the project is expected to double the number of containers moving through the terminal and the Port Authority of New York/New Jersey will reportedly invest up to $150.0 million of additional improvements. The Port of Newark currently supports more than 200,000 jobs and the expansion is expected to generate approximately 6,900 additional jobs.

According to a third-party market research report, the Preferred Freezer - Newark Property is located within the East Newark industrial submarket of the Northern New Jersey industrial market. As of the third quarter of 2015, the submarket reported an inventory of 643 industrial properties totaling approximately 25.0 million square feet with a 3.9% vacancy rate and average asking rent of $6.88 per square foot on a modified gross basis. According to the appraisal, the local cold storage market consists of 25 properties in the Northern New Jersey area with eight directly comparable properties ranging in size from approximately 100,000 to 243,400 square feet; the eight comparable cold storage facilities were all 100.0% occupied.

The following table presents certain information relating to comparable cold storage leases for the Preferred Freezer - Newark Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Property Sub-Type	Total SF	Occupancy	Distance to Subject	Clear Height (ft)	Dock Doors	Rent PSF	Lease Type
Preferred Freezer - Newark (Subject) Newark, NJ	2006/NAP	Cold Storage	197,336	100%	--	59	24	$19.51	NNN
Seafrigo Cold Storage Elizabeth, NJ	2013/NAP	Cold Storage	175,000	100%	8.3 miles	40	25	$13.56	NNN
Preferred Freezer – 1 Elizabeth, NJ	1998/NAP	Cold Storage	198,848	100%	11.2 miles	57	24	$17.58	NNN
Preferred Freezer – 2 Elizabeth, NJ	2011/NAP	Cold Storage	144,566	100%	11.3 miles	64	16	$16.41	NNN
Albert’s Organics Swedesboro, NJ	2013/NAP	Cold Storage	70,000	100%	104.0 miles	28	10	$11.04	NNN
Preferred Freezer – 3 Woodbridge, NJ	2015/NAP	Cold Storage	192,400	100%	15.7 miles	32	24	$12.15	NNN

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers. The borrower structure is comprised of five tenants-in-common: Avenue P Venture, LLC; Brody Newark, LLC; Bradley Ind Holding, LLC; Houston Venture Holding, LLC and Kinross Venture Holding, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Preferred Freezer – Newark Mortgage Loan. Sherwin Jarol is the guarantor of certain nonrecourse carveouts under the Preferred Freezer - Newark Mortgage Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in the Preliminary Prospectus.

The Sponsor. The sponsor is Sherwin Jarol, the chief executive officer of Bradley Associates, LP (“Bradley Associates”). Bradley Associates is a leading investment company that, since its inception over 30 years ago, has acquired over 100 properties representing more than 15.0 million square feet of industrial, office and retail space with market values exceeding approximately $1.5 billion.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided that the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the real estate taxes are paid current; and (iii) the borrower has provided the lender with timely proof of payment. The loan documents do not require monthly escrows for insurance provided that (i) no event of default has occurred and is continuing; (ii) the Preferred Freezer - Newark Property is insured under an acceptable blanket insurance policy and (iii) the borrower provides the lender with evidence of renewal of such policy and timely proof of payment of the insurance premiums. The loan documents require monthly escrows in an amount of $7,400 for replacement reserves upon the occurrence of an event of default or the lender determining that the borrower is not adequately maintaining the Preferred Freezer – Newark Property.

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PREFERRED FREEZER - NEWARK

Lockbox and Cash Management. The Preferred Freezer - Newark Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow on deposit in the lockbox account will be disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the debt service coverage ratio based on a 30-year amortization schedule being less than 1.30x at the end of any calendar month; and (iii) the occurrence of a Tenant Trigger Event (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio based on a 30-year amortization schedule being equal to or greater than 1.50x for two consecutive calendar quarters; and with regard to clause (iii), upon the cure of a Tenant Trigger Event.

A “Tenant Trigger Event” will occur upon the earlier of (a) 15 days following Preferred Freezer defaulting under its lease beyond available notice and cure periods, entering into any material lease modification with the borrower, exercising any right to terminate its lease, or ceasing to operate or go dark for more than ten business days in 100.0% of the Preferred Freezer – Newark Property; or (b) Preferred Freezer or its parent company filing bankruptcy or similar insolvency proceeding (or other similar actions, including but not limited to appointment of a receiver or trustee or filing a petition under bankruptcy laws).

A Tenant Trigger Event may be cured, with regard to clause (a), upon (i) 60 days following the lender receiving acceptable evidence that Preferred Freezer has resumed operations in at least 50.0% of the Preferred Freezer – Newark Property in accordance with its lease, or (ii) the date the lender receives an acceptable estoppel from one or more replacement tenants certifying that the replacement tenant is not in default under its lease, is in occupancy and paying full unabated rent and all tenant improvements have been completed per the lease; with regard to clause (b), upon a plan of reorganization being provided and Preferred Freezer’s lease being affirmed, Preferred Freezer commencing rent payments and an order by the bankruptcy court approving the affirmation of the lease; and, with regard to both clause (a) and (b), upon a new lease on terms acceptable to the lender with an acceptable replacement tenant being delivered.

Property Management. The Preferred Freezer - Newark Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Preferred Freezer - Newark Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the transferee satisfies certain specified criteria including value of real estate owned or under management and experience, or the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Right of First Offer. Preferred Freezer has a right of first offer (“ROFO”) to purchase the Preferred Freezer – Newark Property. The ROFO is not extinguished by a foreclosure of the Preferred Freezer – Newark Property; however the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Preferred Freezer - Newark Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Preferred Freezer – Newark Property during the loan term. At origination, the Preferred Freezer – Newark Property had windstorm insurance coverage.

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A-3-46

10 SOUTH LASALLE STREET

A-3-47

10 SOUTH LASALLE STREET

10 SOUTH LASALLE STREET

Floor	Tenants
37	O'Rourke Hogan Fowler & Dwy 7,350 SF 4/2026; Dolan Law/Jeffry J Kroll 5,702 SF 12/2019
36	Figliulo & Silverman P.C. 13,885 SF 12/2018
35	Gaines & Puljic Ltd 10,330 SF 5/2018; Pomerantz LLP 4,180 SF 3/2024; Cook County Dba Turnstone D 1,888 SF 11/2020; Gaines & Puljic Ltd - Stg. 335 SF 5/2018; TV House Inc. 2,194 SF 8/2020
34	Sazerac Company Inc. 5,586 SF 12/2020; The Judge Group Inc 5,871 SF 4/2019; Intl Insurance Agency SVC LLC 7,166 SF 8/2021; International Insurance Agency 373 SF MTM
33	2910 Services Ltd 7,280 SF 5/2018; The Cincinnati Insurance Co 3,849 SF 5/2021; Mary Carmen R. Madrid Crost 2,058 SF 12/2017; Metropolitan Life Insurance 9,377 SF 8/2020; Field & Goldberg LLC 275 SF MTM; Gaines & Puljic Ltd 90 SF MTM
32	Chicago Title 23,358 SF 10/2019
31	Chicago Title 23,358 SF 10/2019
30	Chicago Title 23,358 SF 10/2019
29	Vacant 10,076 SF; Field & Goldberg LLC 4,744 SF 7/2021; Chicago Title 3,313 SF 10/2019; Tomasik, Kotin & Kasserman 3,787 SF 6/2018
28	Stetler & Duffy Ltd 8,477 SF 10/2020; Affiliated Engineers Inc 3,901 SF 6/2025; Chicago Title 10,980 SF 10/2019; 2910 Services Ltd 35 SF 5/2018
27	Affiliated Engineers Inc 7,386 SF 6/2025; Chicago Title 16,133 SF 10/2019
26	Wiss Janey Elstner Assoc. Inc 18,686 SF 9/2021; Smith Hemmesch Burke & Br.. 5,113 SF 7/2017
25	Nora & Partners LLP 11,998 SF 6/2021; Connect Search LLC 6,186 SF 4/2017; Vacant 4,225 SF
24	Metropolitan Life Insurance 8,284 SF 10/2020; Channing Capital Management 6,862 SF 2/2022; Channing Capital Management 106 SF MTM; Vacant 3,359 SF; Gary J Wintroub & Assoc LLC 3,562 SF 5/2022
23	Iris Mobile Corporation 4,903 SF 11/2018; Facebook Inc 11,011 SF 11/2018; Echelon Consulting LLC 3,940 SF 6/2023; Vacant 2,944 SF; Affiliated Engineers - Stg 157 SF 6/2025
22	Blatt Hasenmiller Leibsker 22,814 SF 10/2025
21	Chromatin Inc 6,856 SF 4/2017; Vacant 8,930 SF; Friedman & Bonebrake P.C. 2,432 SF 2/2020; Great American Group Advisory 4,380 SF 12/2017
20	AmWINS Brokerage of Illinois 22,879 SF 6/2021
19	Oak Ridge Investments 18,341 SF 3/2017; Oxpo Logistics LLC 2,431 SF 12/2016; Bridges Court Reporting LLC 2,093 SF 6/2020
18	Clausen Miller (Sublease) 21,158 SF 12/2018
17	Clausen Miller 21,709 SF 12/2025
16	Clausen Miller 21,209 SF 12/2025
15	Vacant 13,745 SF; Integra Realty Resources 6,585 SF 12/2018
14	AmWINS Brokerage of Illinois 15,341 SF 6/2021; 1420 La Salle Inc 5,711 SF 12/2018; Chicago Title 2,108 SF 10/2019
13	Lindsey Rappaport & Postel 4,031 SF 10/2017; Lindsey Rappaport & Postel 127 SF MTM; Paradigm Technology Inc 3,410 SF 4/2018; Motion Recruitment Partners 5,683 SF 7/2023; Vacant 5,574 SF; Adecco USA Inc 3,324 SF 3/2018
12	Purcell & Wardope Chartered 8,005 SF 12/2021; Vacant 3,514 SF; Management Office 4,117 SF; Law Offices of Leslie L. Ve 1,878 SF 7/2025; Donald Leibsker and Edward 1,355 SF 11/2020; Cullen Haskins Nicholson 6,557 SF 11/2019
11	Cullen Haskins Nicholson 140 SF 11/2019; Chiro One Wellness 2,090 SF 2/2020; Mcbreen & Kopko-Bayal LLP 2,867 SF 6/2020; Men's Health LaSalle LLC 2,333 SF 6/2018; Joseph J Blake and Associates 3,535 SF 2/2022; Meyster and Chaimson Ltd 3,525 SF 6/2021; Vacant 2,971 SF; Fitness Center 4,000 SF
10	Computer Aid Inc 18,071 SF 2/2023; Cabrera Capital Markets LLC 10,949 SF 8/2020
9	Vacant 277 SF; Brady Connolly & Masuda, P. 18,049 SF 11/2023
8	Northern Trust 20,722 SF 12/2020
7	Northern Trust 20,040 SF 12/2020
6	Northern Trust 20,040 SF 12/2020
5	Northern Trust 19,549 SF 12/2020
4	Northern Trust 20,006 SF 12/2020
3	Vacant 21,488 SF
2	Teleport Communications 3,330 SF 12/2019; Vacant 7,500 SF; Torrey & Gray, LP 1,903 SF 12/2018
1	Silverman Fine Papers Inc 1,132 SF 2/2020; MB Financial Bank c/o US Eq 2,654 SF 3/2020; Peet's Operating Company 608 SF 7/2017; Tobmar Intl d/b/s Gateway 667 SF 10/2021; Fire Fin Poke 685 SF 1/2025; Chipotle Mexican Grill Inc. 2,703 SF 6/2020; Sonnyshade Loodle LLC 1,343 SF 9/2022; Building Storage 675 SF

Legend: Vacant; Building; MTM; 2016 – 2017; 2018 – 2019; 2020 – 2021; 2022 – 2023; 2024+

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10 SOUTH LASALLE STREET

10 South LaSalle Street
10 South LaSalle Street
Chicago, IL 60603
CHICAGO
Chicago Loop
Near North Side
Gold Coast
Streeterville
New East Side
West Loop
Printers Row
South Loop
MILLENNIUM PARK
GRANT PARK
Lake Michigan
Chicago River
South Branch Chicago River
Lake Shore Drive
Eisenhower Expwy
290
41
E. Superior St.
Northwestern University Chicago Campus
E. Huron St.
E. Erie St.
Northwestern Memorial Hospital
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
E. Hubbard St.
E. Kinzie St.
E. North Water St.
River East Center
NBC Tower
Tribune Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
The Shops at North Bridge
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
MAGNIFICENT MILE
N. Columbus Dr.
CTA RED LINE
Grand
E. Wacker Dr.
W. Wacker Dr.
333 Wacker Drive
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
CTA BLUE, GREEN, PINK LINES
METRA COMMUTER RAIL
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Lake/State
Prudential Plaza
AON Center
W. Randolph St.
RANDOLPH STREET METRA
E. Randolph St.
Randolph/ Wabash
City Hall
Daley Plaza
Chicago Cultural Center
Harris Music & Dance Theater
Jay Pritzker Pavilion
W. Washington St.
Washington/State
Washington/ Wells
Ogilvie Transportation Center
Citigroup Center
W. Madison St.
Chase Tower
Madison/ Wabash
Cloud Gate
Monroe/State
E. Monroe St.
W. Monroe St.
Chicago Mercantile Exchange
AT&T Corporate Center
Chicago Yacht Club
W. Adams St.
Willis (Sears) Tower
Quincy/ Wells
Adams/ Wabash
Art Institute of Chicago
Union Station
UNION STATION
Chicago Symphony Center
W. Jackson Blvd.
E. Jackson Blvd.
Jackson/State
N. Canal St.
N. Wacker Dr.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Canal St.
Chicago Board of Trade
DePaul Univ. College of Law
W. Van Buren St.
VAN BUREN STREET METRA
Buckingham Fountain
Chicago Stock Exchange
LaSalle/ Van Buren
Library
Robert Morris Univ.
Auditorium Theatre
CTA BLUE LINE
LaSalle
E. Congress Pkwy.
LA SALLE ST. METRA
W. Harrison St.
Harrison
Spertus Inst. of Jewish Studies
E. Balbo Ave.
METRA
W. Polk St.
E. 8th St.
Dearborn Park
E. 9th St.
E. 11th St.
CTA GREEN, ORANGE LINES
S. Michigan Ave.
S. Columbus Dr.
METRA COMMUTER RAIL
Des Plaines
Skokie
Evanston
Niles
Park Ridge
Elk Grove Village
Lake Michigan
Melrose Park
Oak Park
Maywood
Elmhurst
CHICAGO
Cicero
Oak Lawn
Orland Park
INDIANA

A-3-49

No. 6 – 10 South LaSalle Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$30,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$30,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	3.1%			Size:	781,426 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$134.37
Borrower Name:	10 South LaSalle Owner LLC			Year Built/Renovated:	1987/2013
Sponsor:	Jeffrey Feil			Title Vesting:	Fee
Mortgage Rate:	4.430%			Property Manager:	Self-managed
Note Date:	December 31, 2015			4th Most Recent Occupancy (As of)(3):	75.8% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	82.6% (12/31/2012)
Maturity Date:	January 11, 2026			2nd Most Recent Occupancy (As of):	85.9% (12/31/2013)
IO Period:	120 months			Most Recent Occupancy (As of):	88.5% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	88.9% (11/20/2015)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$7,211,200 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(4):	$10,720,027 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$11,336,324 (12/31/2014)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$11,857,421 (TTM 9/30/2015)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$25,604,042
				U/W Expenses:	$12,785,427
				U/W NOI(4):	$12,818,615
Escrows and Reserves(2):				U/W NCF:	$10,729,321
				U/W NOI DSCR(1):	2.71x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.27x
Taxes	$2,803,392	$467,233	NAP	U/W NOI Debt Yield(1):	12.2%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.2%
Replacement Reserves	$0	$16,280	NAP	As-Is Appraised Value:	$166,500,000
TI/LC	$0	$130,238	$1,000,000	As-Is Appraisal Valuation Date:	December 2, 2015
Tenant Specific TI/LC Reserve	$2,248,889	$0	NAP	Cut-off Date LTV Ratio(1):	63.1%
Rent Concession Reserve	$630,218	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.1%

(1)	The 10 South LaSalle Street Whole Loan, totaling $105,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1 had an original balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and will be contributed to the WFCM 2016-C32 Trust. Note A-2 had an original balance of $75,000,000 and is expected to be contributed to a future trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 10 South LaSalle Street Whole Loan.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “10 South LaSalle Street Mortgage Loan”) is part of a whole loan (the “10 South LaSalle Street Whole Loan”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 37-story office buildings located in the central business district of Chicago, Illinois (the “10 South LaSalle Street Property”). The 10 South LaSalle Street Whole Loan was originated on December 31, 2015 by Wells Fargo Bank, National Association. The 10 South LaSalle Street Whole Loan had an original balance of $105,000,000, has an outstanding principal balance as of the Cut-off Date of $105,000,000 and accrues interest at an interest rate of 4.430% per annum. The 10 South LaSalle Street Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the term of the 10 South LaSalle Street Whole Loan. The 10 South LaSalle Street Whole Loan matures on January 11, 2026. See “Description of the Mortgage Pool – Whole Loans – The 10 South LaSalle Street Whole Loan” in the Preliminary Prospectus.

The Note A-1, which will be contributed to the WFCM 2016-C32 Trust and represents the controlling interest, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000. The non-controlling Note A-2 (the “10 South LaSalle Street Companion Loan”) had an original principal balance of $75,000,000 and is expected to be securitized in a future trust.

A-3-50

10 SOUTH LASALLE STREET

Following the lockout period, the borrower has the right to defease the 10 South LaSalle Street Whole Loan in whole, but not in part, on any date before October 11, 2025. In addition, the 10 South LaSalle Street Whole Loan is prepayable without penalty on or after October 11, 2025.

Sources and Uses

Sources			Uses
Original whole loan amount	$105,000,000	68.5%	Loan payoff(1)	$144,858,926	94.5%
Sponsor’s new equity contribution	48,257,703	31.5	Reserves	5,682,499	3.7
			Closing costs	2,716,278	1.8
Total Sources	$153,257,703	100.0%	Total Uses	$153,257,703	100.0%

(1)	Includes the sponsor’s buyout of additional ownership interest.

The Property. The 10 South LaSalle Street Property is a 37-story, class B+ office tower totaling approximately 781,426 square feet located in the central business district of Chicago, Illinois. Built in 1987 and renovated between 2004 and 2013, the 10 South LaSalle Street Property’s amenities include a state-of-the-art fitness center with locker rooms, a sundry shop, a lobby ATM, a full-service MB Financial branch and various quick service restaurants. Renovated in 2011, the lobby is finished in polished granite floors and flame finished granite walls, as well as anodized aluminum and glass storefronts. Over the past five years, the sponsor has invested approximately $17.8 million in capital improvements at the 10 South LaSalle Street Property. The 10 South LaSalle Street Property features a diverse tenant roster with the two largest tenants, Chicago Title Insurance Co (“Chicago Title”) and Northern Trust Company (“Northern Trust”), which are both investment grade rated (see Major Tenants table below), representing only 26.0% of the combined net rentable area and no other tenant representing more than 8.1% of the net rentable area. Many small law and real estate firms prefer to be located near Chicago Title, a member of the Fidelity National Financial family of companies and one of the largest title insurers in the industry. The 10 South LaSalle Street Property is physically connected to Northern Trust’s historic headquarters via two pedestrian bridges, which create a campus-like setting for Northern Trust allowing access to parking options, restaurants, hotels and public transportation. As of November 20, 2015, the 10 South LaSalle Street Property was 88.9% leased to 91 tenants.

The following table presents certain information relating to the tenancies at the 10 South LaSalle Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Chicago Title	A-/A3/A	102,608	13.1%	$31.13(3)	$3,194,367(3)	19.0%	10/31/2019(4)(5)
Northern Trust	AA-/A2/A+	100,357(6)	12.8%	$22.25(6)	$2,232,943(6)	13.3%	12/31/2020(7)(8)
Clausen Miller	NR/NR/NR	63,576	8.1%	$26.00(9)(10)	$1,652,976(9)(10)	9.9%	Various(10)
AmWINS Brokerage of Illinois	NR/NR/NR	36,320	4.6%	$19.89	$722,253	4.3%	6/30/2021
Oak Ridge Investments	NR/NR/NR	18,341	2.3%	$33.75(11)	$619,009(11)	3.7%	3/31/2017
Total Major Tenants		321,202	41.1%	$26.22	$8,421,548	50.2%

Non-Major Tenants(12)		373,402	47.8%	$22.38	$8,356,176	49.8%

Occupied Collateral Total		694,604	88.9%	$24.15	$16,777,724	100.0%

Vacant Space		86,822	11.1%

Collateral Total		781,426	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 1, 2017 totaling $409,303.
(3)	Chicago Title operates on a modified gross lease while the other tenants at the 10 South LaSalle Street Property primarily operate on triple-net leases.
(4)	Chicago Title may terminate its lease on October 31, 2017 upon providing 12 months’ notice and payment of a termination fee of $532,219.
(5)	Chicago Title has two, 5-year renewal options.
(6)	Northern Trust’s Annual U/W Base Rent PSF and Annual U/W Base Rent represent the tenant’s average rent through the remainder of the lease term. Northern Trust has a current annual base rent of $2,132,586 ($21.25 per square foot).
(7)	Northern Trust may contract its seventh floor space (20,040 square feet; 2.6% of net rentable area) on December 31, 2017 upon providing 12 months and payment of a fee of $901,800.
(8)	Northern Trust has two, 5-year renewal options.
(9)	Clausen Miller has abated rent from September 1, 2015 through February 29, 2016 and January 1, 2017 through February 28, 2017 with respect to 21,158 square feet (2.7% of net rentable area) of its space; the associated abated rent was reserved upfront.
(10)	Clausen Miller leases two spaces with one space totaling 42,418 square feet (5.4% of the net rentable area) on a lease expiring December 31, 2025 and another space totaling 21,158 square feet (2.7% of the net rentable area) on a lease expiring December 31, 2018. The 21,158 square foot space is subleased to Ruberry, Stalmack & Garvey, LLC at a current rental rate of $23.00 per square foot. The entire Clausen Miller space was underwritten to the January 2017 contractual rent step of $26.00 per square foot.
(11)	Oak Ridge Investments operates on a modified gross lease while the other tenants at the 10 South LaSalle Street Property primarily operate on triple-net leases.
(12)	Non-Major Tenants includes 16,312 square feet (2.1% of the net rentable area) of gym, management and leased storage space which has no attributed rent. Annual U/W Base Rent PSF excluding the gym, management and storage space is $23.40.

A-3-51

10 SOUTH LASALLE STREET

The following table presents certain information relating to the lease rollover schedule at the 10 South LaSalle Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(3)	26	16,312	2.1%	16,312	2.1%	$0	0.0%	$0.00
2016	3	13,035	1.7%	29,347	3.8%	$359,754	2.1%	$27.60
2017	8	47,632	6.1%	76,979	9.9%	$1,244,616	7.4%	$26.13
2018(5)	10	84,496	10.8%	161,475	20.7%	$2,192,184	13.1%	$25.94
2019	5	124,157	15.9%	285,632	36.6%	$3,702,010	22.1%	$29.82
2020	17	165,328	21.2%	450,960	57.7%	$3,946,255	23.5%	$23.87
2021	10	95,164	12.2%	546,124	69.9%	$2,157,126	12.9%	$22.67
2022	4	15,312	2.0%	561,436	71.8%	$320,934	1.9%	$20.96
2023	4	42,313	5.4%	603,749	77.3%	$761,989	4.5%	$18.01
2024	1	4,198	0.5%	607,947	77.8%	$89,208	0.5%	$21.25
2025	4	78,406	10.0%	686,353	87.8%	$1,770,796	10.6%	$22.58
2026	2	8,251	1.1%	694,604	88.9%	$232,852	1.4%	$28.22
Thereafter	0	0	0.0%	694,604	88.9%	$0	0.0%	$0.00
Vacant	0	86,822	11.1%	781,426	100.0%	$0	0.0%	$0.00
Total/Weighted Average	91	781,426	100.0%			$16,777,724	100.0%	$24.15

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes 16,312 square feet of gym, management and leased storage space which has no attributed rent.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(5)	Includes a portion of Clausen Miller’s space totaling 21,158 square feet (2.7% of the net rentable area) which is on a lease expiring December 31, 2018.

The following table presents historical occupancy percentages at the 10 South LaSalle Street Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)(2)	12/31/2013(1)	12/31/2014(1)	11/20/2015(3)
75.8%	82.6%	85.9%	88.5%	88.9%
(1)	Information obtained from the borrower.

(2)	Occupancy increased from 2011 to 2012 due to seven tenants totaling 60,955 square feet (7.8% of the net rentable area) taking occupancy in 2012.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 10 South LaSalle Street Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,207,285	$14,086,825	$14,951,160	$15,524,948(2)	$16,777,724(2)	65.5%	$21.47
Grossed Up Vacant Space	0	0	0	0	1,597,045	6.2	2.04
Total Reimbursables	5,518,241	6,537,162	6,845,961	7,441,021	8,623,889	33.7	11.04
Other Income	168,929	224,384	206,812	257,520	202,430	0.8	0.26
Less Vacancy & Credit Loss	0	0	0	0	(1,597,045)(3)	(6.2)	(2.04)
Effective Gross Income	$16,894,455	$20,848,371	$22,003,933	$23,223,489	$25,604,042	100.0	$32.77

Total Operating Expenses	$9,683,255	$10,128,344	$10,667,609	$11,366,068	$12,785,427	49.9%	$16.36

Net Operating Income	$7,211,200	$10,720,027	$11,336,324	$11,857,421	$12,818,615	50.1%	$16.40
TI/LC	0	0	0	0	1,893,938	7.4	2.42
Capital Expenditures	0	0	0	0	195,357	0.8	0.25
Net Cash Flow	$7,211,200	$10,720,027	$11,336,324	$11,857,421	$10,729,321	41.9%	$13.73

NOI DSCR(4)	1.52x	2.27x	2.40x	2.51x	2.71x
NCF DSCR(4)	1.52x	2.27x	2.40x	2.51x	2.27x
NOI DY(4)	6.9%	10.2%	10.8%	11.3%	12.2%
NCF DY(4)	6.9%	10.2%	10.8%	11.3%	10.2%

(1)	The increase in Net Operating Income from 2012 to 2013 is primarily due to Chicago Title taking occupancy and commencing rent payments in November 2012. The tenant’s first full year of rent is reflected in 2013.

(2)	The increase in U/W Base Rent from TTM 9/30/2015 is primarily attributable to six new leases commencing since August 2015 contributing approximately $676,123 to the U/W Base Rent, contractual rent steps through February 2017 totaling $409,303 and Northern Trust’s average rent with an increase of $150,535 being underwritten.

(3)	The underwritten economic vacancy is 8.7%. The 10 South LaSalle Street Property was 88.9% physically occupied as of November 20, 2015.

(4)	The debt service coverage ratios and debt yields are based on the 10 South LaSalle Street Whole Loan.

A-3-52

10 SOUTH LASALLE STREET

Appraisal. As of the appraisal valuation date of December 2, 2015, the 10 South LaSalle Street Property had an “as-is” appraised value of $166,500,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 3, 2015, there was no evidence of any recognized environmental conditions at the 10 South LaSalle Street Property.

Market Overview and Competition. The 10 South LaSalle Street Property is located at the southwest corner of LaSalle Street and Madison Street in the Chicago, Illinois central business district (“CBD”). Downtown Chicago benefits by being the center of the metropolitan area’s transportation network. A total of five interstate highways lead directly to downtown Chicago, as do eight suburban railroad commuter lines, plus numerous public routes and six transit train lines. The 10 South LaSalle Street Property is located adjacent to the Chicago Transit Authority’s elevated “L” transportation and within half of a mile of both Ogilvie Transportation Center, which has approximately 110,000 daily rail commuters, and Union Station, which saw approximately 3.3 million rail commuters in 2015.

The 10 South LaSalle Street Property is located within the Central Loop submarket, which is known as the epicenter of the central business district featuring an urban mixed-use community supporting office, government, entertainment, shopping, residential and hotel accommodations. According to the appraisal, the area has undergone a resurgence over the past decade with the addition of residential and high-end retail, leading to renewed office tenant interest in the area which is illustrated by one the lowest office vacancy rates downtown. Immediately south of the 10 South LaSalle Street Property is the Financial District which is located primarily along LaSalle Street and is home to a large concentration of financial institutions including the Chicago offices for JP Morgan Chase, Harris Bank, Bank of America and the Federal Reserve. Further, at the southern end of the Financial District, approximately 5 blocks south of the 10 South LaSalle Street Property, are the Chicago Board of Trade, the Chicago Board Options Exchange and Chicago Stock Exchange. The 10 South LaSalle Street Property is also proximate to the Daley Center, City Hall, the Thompson Center (State of Illinois Building) and the State of Illinois Courthouse, which is imperative for many of the legal tenants at the 10 South LaSalle Street Property. The estimated 2015 population within a half-, one- and three-mile radius of the 10 South LaSalle Street Property was 10,119, 64,195 and 323,109, respectively, and the estimated 2015 average household income within the same radii was $116,485, $127,408 and $109,289, respectively.

According to a third party market research report, as of the third quarter of 2015, the Central Loop office submarket contained 104 buildings totaling approximately 47.9 million square feet of office space, a vacancy rate of 10.5% and average asking rent of $31.04 per square foot, full service gross. As of the third quarter of 2015, the Central Loop submarket contained 48 buildings totaling approximately 22.1 million square feet of class B space. The Central Loop office submarket class B vacancy was approximately 10.3% and the rental rate for class B space within the submarket was approximately $30.06 per square foot, full service gross.

The following table presents certain information relating to comparable office leases for the 10 South LaSalle Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
10 S LaSalle St (Subject) Chicago, IL	1987/2013	37	781,426	89%	--	Metropolitan Life Insurance	August 2015/ 4.8 Yrs	8,264	$19.57	NNN
190 S LaSalle St Chicago, IL	1985/NAP	40	798,439	88%	0.1 miles	Deutsche Leasing	October 2016/ 7.0 Yrs	7,135	$25.00	NNN
125 S Wacker Dr Chicago, IL	1974/2005	31	518,276	77%	0.4 miles	Addison Group	March 2016 / 9.3 Yrs	4,427	$19.00	NNN
200 W Madison St Chicago, IL	1983/2006	45	928,040	94%	0.1 miles	Knowledgepoint 360 Group, Inc.	December 2015/ 11.0 Yrs	4,822	$21.50	NNN
1 S Wacker Dr Chicago, IL	1982/2000	40	1,195,170	86%	0.3 miles	US Fire Insurance Company	October 2015 / 10.0 Yrs	10,403	$24.00	NNN
225 W Washington St Chicago, IL	1987/NAP	28	484,916	88%	0.3 miles	WKFC Underwriting Managers	September 2015/ 5.5 Yrs	2,233	$19.00	NNN
440 S LaSalle St Chicago, IL	1984/NAP	40	1,000,000	74%	0.5 miles	Spot Trading, LLC	May 2015 / 5.0 Yrs	25,946	$20.00	NNN
200 W Adams St Chicago, IL	1985/NAP	30	683,129	92%	0.3 miles	Burns & McDonnell Engineering Co., Inc.	May 2015 / 5.5 Yrs	24,276	$16.50	NNN
540 W Madison St Chicago, IL	2003/NAP	31	1,107,819	93%	0.5 miles	Variance Health	April 2015 / 12.0 Yrs	125,005	$26.00	NNN

(1)    Information obtained from the appraisal, underwritten rent roll and a third party market report.

The Borrower. The borrower is 10 South LaSalle Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 10 South LaSalle Street Whole Loan. Jeffrey Feil is the guarantor of certain nonrecourse carveouts under the 10 South LaSalle Street Whole Loan.

A-3-53

10 SOUTH LASALLE STREET

The Sponsor. The 10 South LaSalle Street Loan Sponsor is Jeffrey Feil. Mr. Feil is the CEO of The Feil Organization, a real estate investment, development and management firm based in New York City. Founded over 60 years ago, The Feil Organization owns, develops and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. Mr. Feil is involved in ongoing litigation with various family members and shareholders. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $2,803,392 for real estate taxes, $2,248,889 for outstanding tenant improvements and leasing commissions (“TI/LCs”) associated with 13 tenants, and $630,218 for rent concessions related to 15 tenants. The loan documents provide for ongoing monthly escrows of $467,233 for real estate taxes, $16,280 for replacement reserves. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the 10 South LaSalle Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

The loan documents also provide for ongoing monthly escrows of $130,238 for TI/LCs (capped at $1.0 million); however, upon the occurrence of the earlier of (i) the date that in 12 months prior to the expiration of the Chicago Title lease (including extension periods) or (ii) Chicago Title terminating its lease, the leasing reserve cap will be $3,000,000 and the monthly deposits will increase to an amount equal to one twelfth of the difference of the then-current balance of the TI/LC reserve and $3,000,000. Commencing upon (a) the lender receiving satisfactory evidence that the entire Chicago Title space is leased to an acceptable replacement tenant and such tenant is in occupancy, paying full unabated rent and all landlord obligations have been completed or paid in full; or (b) Chicago Title exercises its lease extension option with respect to the entire Chicago Title space, the leasing reserve will be required to maintain a balance of $750,000 and will be capped at $1,000,000.

Lockbox and Cash Management. The 10 South LaSalle Street Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt yield being less than 7.5%. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; or, with respect to clause (ii), upon the net cash flow debt yield being at least 7.5% for two consecutive calendar quarters.

Property Management. The 10 South LaSalle Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 10 South LaSalle Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates, and similar confirmations with respect to the ratings of any securities backed by the 10 South LaSalle Street Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 10 South LaSalle Street Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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A-3-55

HILTON WILMINGTON/CHRISTIANA

A-3-56

HILTON WILMINGTON/CHRISTIANA

Hilton Wilmington/Christiana
100 Continental Drive
Newark, DE 19713
PHILADELPHIA
WILMINGTON
NEW JERSEY
MARYLAND
DELAWARE
PENNSYLVANIA
Kennett Square
CHESTER COUNTY
Centerville
Yorklyn
Hockessin
Greenville
Montchanin
Brandywine Creek State Park
Bidermann Golf Club
Hartefeld National Golf Course
Valley Garden Park
Hoopes Reservoir
Wilmington Country Club
Delaware National Country Club
Lancaster Pike
Univ. of Delaware Wilmington Campus
Elsmere
VA Medical Center - Wilmington
Pine Creek
Three Little Bakers Country Club
Carousel Farm Park
Marshallton
Milltown Rd
Polly Drummond Hill Rd
White Clay Creek State Park
Milford Crossroads
Middle Run Valley Park
Newport
Banning Park
Maryland Ave
Stanton
Capitol Trail
Delaware Park Race Track
NEWARK LINE
Churchmans Marsh Pond
Roseville Park
CHURCHMANS CROSSING
Paper Mill Rd
Newark Country Club
Univ. of Delaware Laird Campus
NEWARK
University of Delaware
SEPTA
Christiana Hospital
Delaware Technical and Community Coll
Cavaliers Country Club
Christiana Mall
New Castle County Airport
Wilmington College
Brookside
Ogletown Rd
College Square
Elkton Rd
Univ. of Delaware South Campus
Christiana
Pleasantville
New Castle
Dupont Hwy
CECIL COUNTY
Appleton Rd
Delaware Turnpike
Iron Hill Park
S. College Ave
Red Lion
Pulaski Hwy
River Rd
Old Baltimore Pike
Newark Ave
Red Hill Rd
Sunset Lake
Becks Pond Park
Lums Pond State Park
Eden Square
Bear
Ommelanden Range
Delaware Bay
Elkton
West Meadow Park
Glasgow
Peoples Plaza
Porter Rd
Fort Delaware State Park
Delaware City
Williams Rd

A-3-57

No. 7 – Hilton Wilmington/Christiana

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$29,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$29,000,000			Location:	Newark, DE
% of Initial Pool Balance:	3.0%			Size:	266 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$109,023
Borrower Name:	MJ Wilmington Hotel Associates, L.P.			Year Built/Renovated:	1986/2015
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	October 26, 2015			4th Most Recent Occupancy (As of):	77.9% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	79.6% (12/31/2012)
Maturity Date:	November 6, 2025			2nd Most Recent Occupancy (As of):	79.0% (12/31/2013)
IO Period:	36 months			Most Recent Occupancy (As of):	77.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	78.1% (11/30/2015)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,135,376 (12/31/2012)
Call Protection:	L(23),GRTR 1% or YM(90),O(7)			3rd Most Recent NOI (As of):	$4,075,744 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$4,332,460 (12/31/2014)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$3,900,661 (TTM 11/30/2015)
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$14,278,089
				U/W Expenses:	$10,363,549
				U/W NOI:	$3,914,540
				U/W NCF:	$3,343,417
				U/W NOI DSCR:	2.21x
Escrows and Reserves(3):				U/W NCF DSCR:	1.89x
				U/W NOI Debt Yield:	13.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.5%
Taxes	$76,409	$25,470	NAP	As-Is Appraised Value(4):	$45,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	August 6, 2015
FF&E	$0	Springing	NAP	Cut-off Date LTV Ratio(4):	56.5%
PIP Reserve	$4,784,251	NAP	NAP	LTV Ratio at Maturity or ARD(4):	49.5%

(1)	See “The Sponsors” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	The appraiser concluded to an “as-complete” value of $51,300,000 as of November 1, 2016 which assumes the completion of a $4,100,000 property improvement plan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “as-complete” appraised value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value are 63.7% and 55.9%, respectively.

The Mortgage Loan. The mortgage loan (the “Hilton Wilmington/Christiana Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel located in Newark, Delaware (the “Hilton Wilmington/Christiana Property”). The Hilton Wilmington/Christiana Mortgage Loan was originated on October 26, 2015 by Rialto Mortgage Finance, LLC. The Hilton Wilmington/Christiana Mortgage Loan had an original principal balance of $29,000,000, has an outstanding principal balance as of the Cut-off Date of $29,000,000 and accrues interest at an interest rate of 4.550% per annum. The Hilton Wilmington/Christiana Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest only for the first 36 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hilton Wilmington/Christiana Mortgage Loan matures on November 6, 2025.

Following the lockout period, the borrower has the right to prepay the Hilton Wilmington/Christiana Mortgage Loan in whole, but not in part, on any date before May 6, 2025 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Hilton Wilmington/Christiana Mortgage Loan is prepayable without penalty on or after May 6, 2025.

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HILTON WILMINGTON/CHRISTIANA

Sources and Uses

Sources			Uses
Original loan amount	$29,000,000	100.0%	Loan payoff(1)	$21,402,110	73.8%
			Reserves	4,860,660	16.8
			Closing costs	350,138	1.2
			Return of equity	2,387,091	8.2
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%
(1)	The Hilton Wilmington/Christiana Property was previously securitized in the MSC 2005-C24 transaction.

The Property. The Hilton Wilmington/Christiana Property is a 266-room, four-story, full service hotel located in Newark, Delaware. The Hilton Wilmington/Christiana Property is situated on a 9.3-acre site and was originally constructed in 1986, with the most recent renovations completed in 2015. The Hilton Wilmington/Christiana Property features 135 king guestrooms, 130 double/double guestrooms and one king suite. The guestrooms feature an entertainment armoire with a flat-panel television, a work desk with chair, an armchair, a dresser, a coffeemaker, a safe, and an iron and ironing board. In-room amenities also include wireless, high-speed internet access and a telephone with voicemail and data port. The king suite offers a larger living space including a kitchenette and rooms on the first floor offer direct access to the courtyard. The Hilton Wilmington/Christiana Property amenities include a fitness room, a business center, a gift shop, an outdoor pool and whirlpool, a guest laundry room, a courtyard and a full service restaurant and lounge. The Hilton Wilmington/Christiana Property also offers 7,741 square feet of meeting room space located on the main floor of the Hilton Wilmington/Christiana Property. The largest contiguous event space is the Christiana Ballroom, which can be divided into three separate rooms of 800 square feet each along with adjacent pre-function space.

According to the sponsor, the borrower has invested approximately $22.0 million in continual renovations to the Hilton Wilmington/Christiana Property during its 19-year ownership period. Since 2011, the borrower has invested approximately $2.0 million in capital improvements, which included upgrades and renovations related to the guestrooms, public areas, restaurants, pool, building exterior, mechanical/information technology, and building safety features. As of October 2015, the borrower has spent approximately $0.3 million in upgrades to the building exterior, information technology equipment, kitchen, and parking areas as part of a property improvement plan (“PIP”). The current PIP requires the borrower to perform renovations and upgrades to guestrooms, guest bathrooms, public areas, back of the house, building exterior, and site work with an estimated completion date of March 2017. The borrower’s schedule estimates that each guest room will take approximately six days to renovate and that no more than 30 rooms will be offline at any given time, and, therefore will have no adverse impact to room availability. The total estimated cost for the remaining PIP work is approximately $4.8 million ($17,986 per room) which was reserved in full upfront. The Hilton Wilmington/Christiana Mortgage Loan is recourse to the borrower and the guarantors for any losses arising from failure to complete and fund the PIP. The Hilton Wilmington/Christiana Mortgage Loan is also recourse to the borrower and the guarantors for losses arising from any expiration or termination of the franchise agreement during the term of the Hilton Wilmington/Christiana Mortgage Loan until such time as a replacement franchise agreement with a comparable franchisor has been executed and any related PIP work has been completed and paid for. The Hilton Wilmington/Christiana Property operates under a Hilton franchise agreement that expires on November 30, 2031.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hilton Wilmington/Christiana Property:

Cash Flow Analysis

	2012	2013	2014	TTM 11/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	79.6%	79.0%	77.0%	78.1%	78.1%
ADR	$129.76	$130.96	$137.03	$134.48	$134.48
RevPAR	$103.32	$103.52	$105.57	$105.04	$105.04

Rooms Revenue	$10,031,342	$10,050,589	$10,277,546	$10,198,439	$10,198,439	71.4%	$38,340
F&B Revenue	3,973,650	4,178,629	4,151,427	3,863,262	3,863,262	27.1	14,524
Other Revenue	208,244	208,655	233,210	216,388	216,388	1.5	813
Total Revenue	$14,213,236	$14,437,873	$14,662,183	$14,278,089	$14,278,089	100.0%	$53,677

Total Department Expenses	4,907,804	5,009,619	5,035,774	5,108,264	5,108,264	35.8	19,204
Gross Operating Profit	$9,305,432	$9,428,254	$9,626,409	$9,169,825	$9,169,825	64.2%	$34,473

Total Undistributed Expenses	4,616,380	4,739,183	4,782,177	4,760,263	4,748,444	33.3	17,851
Profit Before Fixed Charges	$4,689,052	$4,689,071	$4,844,232	$4,409,562	$4,421,381	31.0%	$16,622

Total Fixed Charges	553,676	613,326	511,771	508,901	506,841	3.5	1,905

Net Operating Income	$4,135,376	$4,075,744	$4,332,460	$3,900,661	$3,914,540	27.4%	$14,716
FF&E	426,397	433,136	439,865	428,343	571,124	4.0	2,147
Net Cash Flow	$3,708,979	$3,642,608	$3,892,595	$3,472,318	$3,343,417	23.4%	$12,569

NOI DSCR	2.33x	2.30x	2.44x	2.20x	2.21x
NCF DSCR	2.09x	2.05x	2.19x	1.96x	1.89x
NOI DY	14.3%	14.1%	14.9%	13.5%	13.5%
NCF DY	12.8%	12.6%	13.4%	12.0%	11.5%

A-3-59

HILTON WILMINGTON/CHRISTIANA

Appraisal. As of the appraisal valuation date of August 6, 2015, the Hilton Wilmington/Christiana Property had an “as-is” appraised value of $45,500,000. The appraiser concluded an “as-complete” value as of November 1, 2016 of $51,300,000 which assumes the completion of the $4,100,000 PIP. The appraiser also concluded to an “as-stabilized” value of $52,400,000 with an “as-stabilized” valuation date of September 1, 2018.

Environmental Matters. According to a Phase I environmental assessment dated August 24, 2015, there was no evidence of any recognized environmental conditions at the Hilton Wilmington/Christiana Property.

Market Overview and Competition. The Hilton Wilmington/Christiana Property is located in Newark, New Castle County within the Philadelphia-Reading-Camden, PA-NJ-DE-MD metropolitan statistical area. The Hilton Wilmington/Christiana Property is located in an unincorporated community of Delaware known as Christiana. Christiana is located between Newark and Wilmington, and is approximately 10.0 miles southwest of the Wilmington central business district. According to the appraisal, the metropolitan statistical area had an estimated 2014 population of 6.1 million people. Primary regional access through the area is provided by Interstate 95 (“I-95”), a major north/south thoroughfare that extends to Philadelphia, Pennsylvania, and New York, New York to the northeast and Baltimore, Maryland and Washington, D.C. to the southwest. The Hilton Wilmington/Christiana Property has frontage along Continental Drive, approximately 0.1 miles north of I-95 and is situated at the southwest corner of Churchmans Road (State Route 58) and Stanton Christiana Road (State Route 7).

The Newark economy benefits from an economic base revolving around the presence of the University of Delaware, and financial, health care, pharmaceutical, technology, and manufacturing sectors. Financial institutions located in the area include JP Morgan Chase, Bank of America, HSBC Bank, and Sallie Mae. The University of Delaware, located adjacent to the Delaware Technology Park (approximately 5.5 miles west of the Hilton Wilmington/Christiana Property), is a scientific and research educational institution with a total enrollment of approximately 21,000 full and part-time undergraduate and graduate students. Leisure demand for the Hilton Wilmington/Christiana Property is supported by a variety of historic and entertainment venues both in the immediate area as well as in Philadelphia. Museums and garden attractions in the area include: Winterthur Museum & Gardens, Longwood Gardens, Delaware Art Museum, Brandywine River Museum, Delaware Museum of Natural History, Brandywine Valley and The Grand Opera House. The Hilton Wilmington/Christiana Property is located approximately 7.7 miles southwest of the Wilmington Riverfront featuring the Chase Center, Penn Cinema and IMAX complex. The Chase Center contains the largest event facility in the Wilmington region, with more than 87,000 square feet of available meeting and event space. Christiana Mall, located approximately 1.8 miles north of the Hilton Wilmington/Christiana Property, is a 1.2 million square foot regional mall anchored by Nordstrom, Cabela’s, Target, Macy’s, JCPenney and a 12-screen Cinemark Theater that was added in 2014. As Delaware’s largest mall, the Christiana Mall is a popular destination for out of state visitors seeking tax-free shopping in Delaware.

The following tables present certain information relating to the Hilton Wilmington/Christiana Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Wilmington/Christiana			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2015 TTM	67.3%	$141.97	$95.50	77.6%	$134.59	$104.44	115.4%	94.8%	109.4%
10/31/2014 TTM	71.6%	$137.21	$98.29	77.9%	$136.58	$106.36	108.7%	99.5%	108.2%
10/31/2013 TTM	70.2%	$133.46	$93.70	79.1%	$130.37	$103.14	112.7%	97.7%	110.1%
(1)	Information obtained from a third party hospitality research report dated November 17, 2015. The competitive set consists of the following hotels: Embassy Suites Newark Wilmington South, Sheraton Hotel Wilmington South, Doubletree Downtown Wilmington Legal District, Courtyard Wilmington Newark Christiana, Sheraton Hotel Suites Wilmington Downtown and Courtyard Newark University of Delaware.

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HILTON WILMINGTON/CHRISTIANA

Competitive Property Summary(1)

				Demand Segmentation			2014 Performance
Property Name/Location	No. of Rooms	Year Built/ Renovated	Distance from Subject	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Wilmington Christiana (Subject) Newark, DE	266	1986/2015	--	45%	36%	19%	77.2%	$137.03	$105.86

Embassy Suites Newark Wilmington South(2) Newark, DE	154	1999/2014	7.3 miles	60%	30%	10%	80.0%	$144.00	$115.20

Sheraton Wilmington South Hotel(2) New Castle, DE	192	2011/2016	3.5 miles	55%	30%	15%	69.0%	$128.00	$88.32

Courtyard by Marriott Wilmington Newark Christiana Mall(3) Newark, DE	152	1991/NAV	0.5 miles	70%	10%	20%	77.0%	$138.00	$106.26

Hampton Inn & Suites Wilmington Christiana(3) Newark, DE	136	2014/NAP	0.2 miles	60%	10%	30%	66.0%	$133.00	$87.78

DoubleTree by Hilton Downtown Wilmington Legal District(3) Wilmington, DE	217	1979/NAV	9.4 miles	60%	15%	25%	65.0%	$135.00	$87.75

Sheraton Suites Wilmington(3) Wilmington, DE	223	1989/NAV	9.0 miles	60%	25%	15%	66.0%	$143.00	$94.38

Courtyard by Marriott Newark University of Delaware(3) Newark, DE	126	2004/NAV	7.0 miles	70%	15%	15%	76.0%	$140.00	$106.40
(1)	Information obtained from the appraisal.
(2)	Appraisal: Primary Competitor.
(3)	Appraisal: Secondary Competitor.

The Borrower. The borrower is MJ Wilmington Hotel Associates, L.P., a Delaware limited partnership and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Wilmington/Christiana Mortgage Loan. WAM Residential Investments, LLC, Richard G. Jabara, Theodore R. Jabara, Jr. and Gail Asarch, are the joint and several guarantors of certain nonrecourse carveouts under Hilton Wilmington/Christiana Loan Mortgage Loan.

The Sponsors. The sponsors are WAM Residential Investments, LLC, Richard G. Jabara, Theodore R. Jabara, Jr. and Gail Asarch. WAM Residential Investments, LLC is wholly owned by William Meyer. Mr. Meyer and Richard Jabara founded Meyer Jabara Hotels in 1977. Mr. Jabara serves as president and chief executive officer of Meyer Jabara Hotels and has 40 years of hospitality experience. Mr. Meyer is chairman of Meyer Jabara Hotels and prior to forming Meyer Jabara Hotels, Mr. Meyer served as president and chief executive officer for Servico, Inc., a large United States hotel company. Today, Meyer Jabara Hotels’ portfolio consists of 20 branded and boutique hotels comprised of more than 4,300 rooms. Mr. Meyer disclosed three foreclosures on CMBS loans between 2009 and 2012. See “Description of the Mortgage Pool—Litigation Considerations” and “Description of the Mortgage Pool—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $76,409 for real estate taxes and $4,784,251 for a PIP Reserve. The loan documents also provide for ongoing monthly reserves in the amount $25,470 for real estate taxes. The loan documents do not require monthly escrows for insurance premiums provided that (i) no event of default has occurred and is continuing, and (ii) the Hilton Wilmington/Christiana Property is insured via an acceptable blanket insurance policy and the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of the insurance premiums due. Monthly FF&E reserves are required beginning in October 2018 in an amount equal to the greater of (i) one-twelfth of 4.0% of gross income from operations during the immediately preceding calendar year in which the payment date occurs and (ii) the aggregate amount, if any, required to be reserved under the franchise agreement.

Lockbox and Cash Management. The Hilton Wilmington/Christiana Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all credit card companies and tenants to pay directly into such lockbox account and the manager to deliver all amounts payable with respect to Hilton Wilmington/Christiana Property to be deposited into the lockbox account within one business day of receipt.

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HILTON WILMINGTON/CHRISTIANA

Prior to a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox are transferred daily into the cash management account, where they are applied in accordance with the loan documents and, provided that no Cash Sweep Event (as defined below) has occurred, all excess funds on deposit in the cash management account are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of a guarantor; provided, however, that such bankruptcy action of a guarantor will not constitute a Cash Management Trigger Event in the event that the remaining guarantors not subject to a bankruptcy action collectively are able to satisfy the net worth and liquidity covenants set forth in the guaranty; (iv) any bankruptcy action of the property manager; or (v) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured; with respect to clauses (ii), (iii) and (iv), if the related bankruptcy petition has been discharged, stayed, or dismissed within 90 days of filing for the borrower or guarantor and 120 days of filing for the property manager, among other conditions or, with respect to clause (iv) if the borrower replaces the property manager with a qualified property manager acceptable to the lender; and with respect to clause (v), once the amortizing debt service coverage ratio is greater than 1.25x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur upon any date at the end of each calendar quarter when the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of determination is less than 1.25x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) any bankruptcy action of a guarantor; provided, however, such bankruptcy action of a guarantor will not constitute a Cash Sweep Event in the event that the remaining guarantors not subject to a bankruptcy action collectively are able to satisfy the net worth and liquidity covenants set forth in the guaranty; (iv) any bankruptcy action of the property manager; or (v) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (A) with respect to clause (i), when such event of default has been cured, and with respect to clauses (ii), (iii) and (iv), if the related bankruptcy petition has been discharged, stayed, or dismissed, within 90 days of filing for the borrower or guarantor and 120 days of filing for the property manager, among other conditions or, with respect to clause (iv) by the borrower replacing the property manager with a qualified property manager acceptable to the lender; and with respect to clause (v), once the amortizing debt service coverage ratio is greater than 1.15x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur upon any date at the end of each calendar quarter when the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of determination is less than 1.15x.

Property Management. The Hilton Wilmington/Christiana Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hilton Wilmington/Christiana Property provided that no event of default has occurred and is continuing and certain other conditions are satisfied including, but not limited to, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided that no event of default has occurred and is continuing, the borrower has the right to incur mezzanine financing subject to the satisfaction of certain conditions, including but not limited to (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan–to-value ratio will not be greater than 75.0%; (iii) the combined amortizing debt service coverage ratio will not be less than 1.40x (using a 30-year amortization schedule); (iv) the combined net operating income debt yield ratio will be greater than or equal to 9.0%; and (v) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hilton Wilmington/Christiana Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six month period extended period of indemnity.

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A-3-63

TOWNEPLACE SUITES REDWOOD CITY

A-3-64

TOWNEPLACE SUITES REDWOOD CITY

San Francisco Intl. Airport 2 miles
Coyote Point Recreation Area
Burlingame
BURLINGAME
CALTRAIN
El Camino Real
S. Delaware St
Bayshore Fwy
S. Norfolk St
E. 3rd Ave
San Mateo Bridge
Beach Park Blvd
San Francisco Bay
Mills-Peninsula Health Services
SAN MATEO
San Mateo Public Library
Bridgepointe Shopping Center
Foster City Blvd
Hillsborough
HAYWARD PARK
Borel Square
Hillsdale Blvd
Foster City
San Mateo City Hall
Parrott Rd
Bay Meadows Race Track
San Mateo Co. Events Ctr.
Los Prados Shopping Ctr.
College of San Mateo
The Peninsula Golf and Country Club
Hillsdale Shopping Center
HILLSDALE
Redwood Shores
TownePlace Suites Redwood City
1000 Twin Dolphin Drive
Redwood City, CA 94065
SAN MATEO
Oracle Headquarters
Marine Pkwy
Polhemus Rd
Laurelwood Shopping Center
Laurelwood Park
San Mateo Medical Center
CALTRAIN
Redwood Shores Pkwy
Bair Island
Highlands-Baywood Park
BELMONT
Notre Dame de Namur University
Industrial Rd
San Carlos Airport
Ralston Ave
Belmont
SAN CARLOS
El Camino Real
Junipero Serra Fwy
San Carlos
Upper Crystal Springs Reservoir
SAN MATEO COUNTY
Brittan Ave
DON EDWARDS SAN FRANCISCO BAY NATL. WILDLIFE REFUGE
Downtown
Bayshore Fwy
Bay Front Park
San Mateo County Court
Redwood City Hall
REDWOOD CITY
Redwood City Public Library
Bay Rd
Bayfront Expwy
Cañada Rd
San Francisco State Fish and Game Refuge
Sequoia Hospital
Fifth Ave
REDWOOD CITY
Bay Rd
Edgewood Rd
CALTRAIN
Marsh Rd
El Camino Real
San Jose 18 miles
Emerald Lake Hills
Alameda De Las Pulgas
Valota Rd
Woodside Rd
Selby Ln
ATHERTON
Middlefield Rd
US Geological Survey
Emerald Hills Lodge and Golf Course
Atherton Ave
Menlo College
MENLO PARK
PALO ALTO
Menlo Country Club
Stockbridge Ave
Atherton
Junipero Serra Fwy
Menlo Park
Valparaiso Ave
PALO ALTO
Stanford Arboretum
Woodside
Stanford Medical Center
Woodside Rd
Sharon Heights Golf & Country Club
Stanford University
Sand Hill Rd
Campus Dr
Sand Hill Rd
Wunderlich County Park
SANTA CLARA COUNTY
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Sausalito
Lafayette
Alamo
CONTRA COSTA COUNTY
OAKLAND
Danville
SAN FRANCISCO
San Ramon
Castro Valley
Dublin
Daly City
San Francisco Intl. Airport
Oakland Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Union City
Millbrae
San Mateo
Hillsborough
Redwood City
Fremont
ALAMEDA COUNTY
Belmont
Newark
Half Moon Bay
Mtn. View
Woodside
Palo Alto
Milpitas
Pacific Ocean
Portola Valley
Sunnyvale
San Jose Intl. Airport
Santa Clara
SAN JOSE
Cupertino
SAN MATEO COUNTY
Saratoga
SANTA CLARA COUNTY
Los Gatos

A-3-65

No. 8 – TownePlace Suites Redwood City

Loan Information				Property Information
Mortgage Loan Seller:	C-III Commercial Mortgage LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$25,000,000			Specific Property Type:	Extended Stay
Cut-off Date Principal Balance:	$24,975,986			Location:	Redwood City, CA
% of Initial Pool Balance:	2.6%			Size:	95 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$262,905
Borrower Name:	Redwood Suites, LLC			Year Built/Renovated:	2002/2013
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.420%			Property Manager:	Self-managed
Note Date:	December 11, 2015			4th Most Recent Occupancy (As of):	90.2% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	85.5% (12/31/2012)
Maturity Date:	January 5, 2021			2nd Most Recent Occupancy (As of):	86.9% (12/31/2013)
IO Period:	None			Most Recent Occupancy (As of):	89.8% (12/31/2014)
Loan Term (Original):	60 months			Current Occupancy (As of):	87.5% (9/30/2015)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,258,006 (12/31/2012)
Call Protection:	L(25),D(32),O(3)			3rd Most Recent NOI (As of)(3):	$2,449,134 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$2,862,279 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$3,172,232 (TTM 9/30/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$5,536,724
				U/W Expenses:	$2,787,335
				U/W NOI:	$2,749,389
				U/W NCF:	$2,527,920
				U/W NOI DSCR:	1.63x
Escrows and Reserves(2):				U/W NCF DSCR:	1.50x
				U/W NOI Debt Yield:	11.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes	$77,170	$13,248	NAP	As-Is Appraised Value:	$36,900,000
Insurance	$9,465	$3,155	NAP	As-Is Appraisal Valuation Date:	September 25, 2015
FF&E Reserve	$19,370	$19,370	NAP	Cut-off Date LTV Ratio:	67.7%
PIP Reserve	$1,300,000	$0	NAP	LTV Ratio at Maturity or ARD:	62.9%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “TownePlace Suites Redwood City Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an extended stay hotel located in Redwood City, California (the “TownePlace Suites Redwood City Property”). The TownePlace Suites Redwood City Mortgage Loan was originated on December 11, 2015 by C-III Commercial Mortgage LLC. The TownePlace Suites Redwood City Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $24,975,986 and accrues interest at an interest rate of 5.420% per annum. The TownePlace Suites Redwood City Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The TownePlace Suites Redwood City Mortgage Loan matures on January 5, 2021.

Following the lockout period, the borrower has the right to defease the TownePlace Suites Redwood City Mortgage Loan in whole, but not in part, on any date before November 5, 2020. In addition, the TownePlace Suites Redwood City Mortgage Loan is prepayable, without penalty, on or after November 5, 2020.

A-3-66

TOWNEPLACE SUITES REDWOOD CITY

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff(1)	$9,170,808	36.7%
			Reserves	1,406,005	5.6
			Closing costs	319,526	1.3
			Return of equity	14,103,660	56.4
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	The TownePlace Suites Redwood City Property was previously securitized in the WBCMT 2006-C23 transaction.

The Property. The TownePlace Suites Redwood City Property is a four-story, 95-room extended stay hotel located in northern Redwood City, California, east of the intersection of Twin Dolphin Drive and Redwood Shores Parkway. The TownePlace Suites Redwood City Property guestrooms configuration includes 46 HomeOffice suites (separate living and working areas), 29 studio suites, 8 executive studio suites, 9 one-bedroom suites and 3 two-bedroom suites. Amenities at the TownePlace Suites Redwood City Property include a breakfast dining area, fitness room, lobby workstation, market pantry and guest laundry room. All guestrooms feature separate living and sleeping areas, as well as a fully equipped kitchen. The guestrooms contain a table and chairs, work desk with chair, armchair and/or sleeper sofa, flat-panel television, and an iron and ironing board. The kitchens offer a full-sized refrigerator, conventional oven and stove top, toaster, microwave, dishwasher, cabinets, and dining and cooking utensils. In-room amenities include complimentary high-speed internet access and a phone with voice mail. The TownePlace Suites Redwood City Property includes fronts on the western edges of the San Francisco Bay, providing some of the rooms with water views. The TownePlace Suites Redwood City Property was built by the borrower in 2002 on a 2.1-acre site and opened for business in October 2002 and the existing franchise agreement with Marriott International, Inc. expires in September 2027. A property improvement plan (“PIP”) at the TownePlace Suites Redwood City Property was required by Marriott International, Inc. with a total estimated cost of $1,500,000 ($15,789 per room). The PIP will include renovations to the guestrooms, guestroom bathrooms, corridors and stairwells, lobby/vestibule and FF&E. The borrower reportedly already spent $200,000 on FF&E expenditures and an upfront PIP reserve in the amount of $1,300,000 was established at loan origination. The PIP is expected to be completed in March 2016. The PIP is not expected to reduce occupancy at the property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the TownePlace Suites Redwood City Property:

Cash Flow Analysis

	2012	2013(1)	2014(1)	TTM 9/30/2015	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	85.5%	86.9%	89.8%	87.5%	84.0%
ADR	$143.12	$152.35	$167.46	$187.87	$187.87
RevPAR	$122.32	$132.35	$150.37	$164.33	$157.81

Room Revenue	$4,253,142	$4,589,126	$5,213,997	$5,698,311	$5,472,114	98.8%	$57,601
F&B Revenue	0	0	0	0	0	0.0	0
Other Revenue	57,699	81,407	56,678	64,610	64,610	1.2	680
Total Revenue	$4,310,841	$4,670,533	$5,270,675	$5,762,921	$5,536,724	100.0%	$58,281

Total Department Expenses	798,965	897,363	979,865	1,043,196	1,138,476	20.6	11,984
Gross Operating Profit	$3,511,876	$3,773,170	$4,290,810	$4,719,725	$4,398,249	79.4%	$46,297

Total Undistributed Expenses	1,087,076	1,155,907	1,253,138	1,362,823	1,316,328	23.8	13,856
Profit Before Fixed Charges	$2,424,800	$2,617,263	$3,037,672	$3,356,902	$3,081,921	55.7%	$32,441

Total Fixed Charges	166,794	168,129	175,393	184,670	332,532	6.0	3,500

Net Operating Income	$2,258,006	$2,449,134	$2,862,279	$3,172,232	$2,749,389	49.7%	$28,941
FF&E	0	0	0	0	221,469	4.0	2,331
Net Cash Flow	$2,258,006	$2,449,134	$2,862,279	$3,172,232	$2,527,920	45.7%	$26,610

NOI DSCR	1.34x	1.45x	1.70x	1.88x	1.63x
NCF DSCR	1.34x	1.45x	1.70x	1.88x	1.50x
NOI DY	9.0%	9.8%	11.5%	12.7%	11.0%
NCF DY	9.0%	9.8%	11.5%	12.7%	10.1%

(1)	With occupancy remaining stable over 85%, the sponsor increased room rates in 2014, resulting in RevPAR growth of 13.6% year over year from 2013.

Appraisal. As of the appraisal valuation date of September 25, 2015, the TownePlace Suites Redwood City Property had an “as-is” appraised value of $36,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 2, 2015, there was no evidence of any recognized environmental conditions at the TownePlace Suites Redwood City Property.

A-3-67

TOWNEPLACE SUITES REDWOOD CITY

Market Overview and Competition. The TownePlace Suites Redwood City Property is located in Redwood City just off Highway 101, approximately 10 miles south of the San Francisco International Airport and approximately 12 miles northeast of the heart of Silicon Valley. Redwood City and the greater Silicon Valley are home to a variety of companies and entities related to the technology, biotechnology, healthcare, and education sectors. These local employers and headquarter offices, as well as Stanford University and Stanford Hospital, represent the primary sources of demand for the San Francisco Bay Area hospitality market. Major national and international technology and manufacturing companies located in Redwood City and the greater Silicon Valley area include Oracle, Abbot Laboratories, Electronic Arts, Box Inc., and Nikkon Corporation. Box Inc. recently moved its new headquarters to Redwood City and leased 334,000 square feet of office space. Redwood City is located in the South San Mateo office submarket, which is the third-largest office submarket in the greater San Francisco market and has the third-highest average asking rents of all of the office submarkets. Several new office projects are under construction in the South San Mateo submarket which will bring over 1,000,000 square feet of office space to the submarket. According to a third party market research report, the average asking rental rate is anticipated to increase significantly over the next five years with the additional class A office space entering the market. Redwood City draws office demand, in part, due to a Caltrain location which makes it attractive for bringing in workforce from San Francisco to the north or any of the cities served by Caltrain to the south. Commercial demand is also generated by major employers in the healthcare sector, such as Sequoia Hospital and Kaiser Permanente. The Redwood City submarket also draws demand from business travelers coming to the Silicon Valley who are seeking more affordable rates, as the average rental rate in the submarket is relatively lower than other major submarkets in Silicon Valley. According to the appraisal, the outlook for commercial demand is positive as technology companies continue to hire and expand office space and as the area continues to attract new startups. Demand segmentation at the TownePlace Suites Redwood City Property is comprised of 70.0% commercial, 5.0% group and 25.0% leisure.

The following tables present certain information relating to the TownePlace Suites Redwood City Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			TownePlace Suites Redwood City			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2015 TTM	84.7%	$161.65	$136.86	86.3%	$192.11	$165.82	101.9%	118.8%	121.2%
11/30/2014 TTM	86.0%	$150.98	$129.87	88.9%	$166.65	$148.15	103.3%	110.4%	114.1%
11/30/2013 TTM	82.9%	$137.47	$114.00	87.0%	$151.66	$131.91	104.9%	110.3%	115.7%
(1)	Information obtained from a third party hospitality report dated December 17, 2015. The competitive set includes the following hotels: Holiday Inn Express & Suites Belmont, Hyatt House Belmont Redwood Shores, Country Inn & Suites San Carlos and Extended Stay America San Francisco San Carlos.

Competitive Property Summary(1)

				Demand Segmentation			2014 Performance
Property Name/Location	No. of Rooms	Year Built/ Renovated	Distance from Subject	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
TownePlace Suites Redwood City (Subject) - Redwood City, CA	95	2002/2013	--	70%	5%	25%	89.8%	$167.46	$150.37
Extended StayAmerica San Francisco Belmont – Belmont, CA	116	2003/NAP	1.3 miles	60%	5%	35%	90%	$115.00	$103.50
Fairfield Inn & Suites by Marriott San Francisco San Carlos – San Carlos, CA	120	1997/2004	0.6 miles	65%	10%	25%	80%	$146.00	$116.80
Holiday Inn Express & Suites Belmont – Belmont, CA	82	1998/2015	2.1 miles	60%	10%	30%	78%	$145.00	$113.10
Country Inn & Suites by Carlson San Carlos – San Carlos, CA	51	1998/2012	1.4 miles	60%	5%	35%	83%	$159.00	$131.97
Hyatt House Belmont Redwood Shores – Belmont, CA	132	1995/NAP	1.9 miles	65%	5%	30%	91%	$191.00	$173.81
(1)	Information obtained from the appraisal.

The Borrower. The borrower is Redwood Suites, LLC, a California limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the TownePlace Suites Redwood City Mortgage Loan. Max A. Keech, William J. Hamrick, Hamrick Investments, LLC, and Green Valley Corporation are the guarantors of certain nonrecourse carveouts under the TownePlace Suites Redwood City Mortgage Loan.

A-3-68

TOWNEPLACE SUITES REDWOOD CITY

The Sponsors. The sponsors are Max A. Keech, William J. Hamrick, Hamrick Investments, LLC, and Green Valley Corporation. The sponsors have more than 45 years of combined real estate experience owning and operating hotels and have owned and operated the TownePlace Suites Redwood City Property since 2002. A subsidiary of Green Valley Corporation, Barry Swenson Builder (“Swenson”), and Mr. Hamrick’s company, THM Hotels (“THM”), developed the TownePlace Suites Redwood City Property which is part of a larger project known as The Preserve at Redwood Shores. TMH and Swenson currently own three additional extended stay hotels in San Jose, Santa Clara and Campbell, California all of which operate under the Marriott TownePlace Suites brand.

Escrows. The loan documents provide for upfront escrows in the amount of $77,170 for real estate taxes, $9,465 for insurance premiums, $19,370 for FF&E reserves and $1.3 million for the franchisor-required PIP. The loan documents also provide for ongoing monthly escrows of $13,248 for real estate taxes, $3,155 for insurance premiums, and $19,370 for FF&E reserves. The FF&E reserve, to be adjusted each January, is equal to one-twelfth of 4% of the actual annual gross income from the prior year.

Lockbox and Cash Management. The TownePlace Suites Redwood City Mortgage Loan is structured with springing cash management. Upon the occurrence of a Cash Management Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct tenants to deposit all rents, and all credit card companies under merchant agreements to pay receipts, directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager will be deposited into such lockbox account within one business day of receipt. During a Cash Management Period, all excess cash flow will be held in a separate account under the exclusive control of the lender.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default; or (ii) the debt service coverage ratio falling below 1.30x during the 12 calendar months immediately preceding the date of determination. A Cash Management Period will expire with respect to (i), upon the event of default being cured, provided that no other event of default has occurred and is continuing; and with respect to (ii), upon the debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Property Management. The TownePlace Suites Redwood City Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the TownePlace Suites Redwood City Property provided that certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee complies with single purpose bankruptcy remote entity requirements and the transferee and guarantor satisfy the lender’s credit review and underwriting standards; and (iii) the lender has received confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the TownePlace Suites Redwood City Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 5.0%.

A-3-69

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A-3-70

COTTONWOOD SHOPPING CENTER

A-3-71

COTTONWOOD SHOPPING CENTER

A-3-72

COTTONWOOD SHOPPING CENTER

Cottonwood Shopping Center
3701-3741 Ellison Drive Northwest
Albuquerque, NM 87144
Rio Rancho
Corrales
Paradise Hills
North Valley
North Albuquerque Acres
Los Ranchos de Albuquerque
West Side
ALBUQUERQUE
Uptown
Old Town
Downtown
Nob Hill
South Valley
Indian Petroglyph State Park
Petroglyph Park
SANDIA INDIAN RESERVATION
SANDOVAL COUNTY
BERNALILLO COUNTY
Santa Fe 47 miles
Northern Blvd.
Southern Blvd.
Paseo del Norte
Coronado Frwy
Central Ave.
Montaño Rd.
Alameda Blvd.
Tramway Rd.
Cottonwood Mall
Cottonwood Commons
Intel Corp.
Albuquerque International Sunport
University of New Mexico
Balloon Fiesta Park
Sandia Casino and Resort
Rio Grande
ALBUQUERQUE
NEW MEXICO
Santa Fe
Rio Rancho
Las Cruces
EL PASO
CIUDAD JUAREZ
Roswell
TEXAS
MEXICO
COLORADO

A-3-73

No. 9 – Cottonwood Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:		$21,075,000		Specific Property Type:	Anchored
Cut-off Date Principal Balance:		$21,075,000		Location:	Albuquerque, NM
% of Initial Pool Balance:		2.2%		Size:	188,887 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF:	$111.57
Borrower Names(1):		Various		Year Built/Renovated:	1996/NAP
Sponsor(2):		Various		Title Vesting:	Fee
Mortgage Rate:		4.890%		Property Manager:	Commercial Real Estate Management, LLC
Note Date:		November 12, 2015		4th Most Recent Occupancy (As of):	98.0% (12/31/2011)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of):	99.0% (12/31/2012)
Maturity Date:		December 11, 2025		2nd Most Recent Occupancy (As of):	98.0% (12/31/2013)
IO Period:		36 months		Most Recent Occupancy (As of):	99.0% (12/31/2014)
Loan Term (Original):		120 months		Current Occupancy (As of):	98.3% (9/30/2015)
Seasoning:		2 months
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of):	$2,076,306 (12/31/2012)
Call Protection:		L(26),D(90),O(4)		3rd Most Recent NOI (As of):	$1,932,590 (12/31/2013)
Lockbox Type:		Springing		2nd Most Recent NOI (As of):	$2,017,612 (12/31/2014)
Additional Debt:		None		Most Recent NOI (As of):	$2,172,416 (TTM 8/31/2015)
Additional Debt Type:		NAP
				U/W Revenues:	$2,715,447
				U/W Expenses:	$709,532
				U/W NOI:	$2,005,915
Escrows and Reserves(3):				U/W NCF:	$1,816,187
				U/W NOI DSCR:	1.50x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.35x
Taxes	$36,312	$18,156	NAP	U/W NOI Debt Yield:	9.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	8.6%
Replacement Reserve	$0	$3,635	$87,248	As-Is Appraised Value:	$29,200,000
TI/LC Reserve	$0	$9,638	$462,600	As-Is Appraisal Valuation Date:	September 28, 2015
Office Max Reserve	$0	$29,375	$352,500	Cut-off Date LTV Ratio:	72.2%
Parking Lot Repair Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	63.7%

(1)	See “The Borrowers” section.
(2)	See “The Sponsors” section.
(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Cottonwood Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Albuquerque, New Mexico (the “Cottonwood Shopping Center Property”). The Cottonwood Shopping Center Mortgage Loan was originated on November 12, 2015 by Wells Fargo Bank, National Association. The Cottonwood Shopping Center Mortgage Loan had an original principal balance of $21,075,000, has an outstanding principal balance as of the Cut-off Date of $21,075,000 and accrues interest at an interest rate of 4.890% per annum. The Cottonwood Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Cottonwood Shopping Center Mortgage Loan matures on December 11, 2025.

Following the lockout period, the borrower has the right to defease the Cottonwood Shopping Center Mortgage Loan in whole, but not in part, on any date before September 11, 2025. In addition, the Cottonwood Shopping Center Mortgage Loan is prepayable without penalty on or after September 11, 2025.

A-3-74

COTTONWOOD SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$21,075,000	73.7%	Loan payoff(1)	$28,229,964	98.7%
Sponsor’s new cash contribution	7,512,437	26.3	Closing costs	321,161	1.1
			Reserves	36,312	0.1
Total Sources	$28,587,437	100.0%	Total Uses	$28,587,437	100.0%

(1)	The Cottonwood Shopping Center Property was previously securitized in the WBCMT 2005-C22 transaction.

The Property. The Cottonwood Shopping Center Property is an anchored retail center totaling approximately 188,887 square feet located in Albuquerque, New Mexico, approximately 14.4 miles northwest of downtown Albuquerque. Built in 1996, the Cottonwood Shopping Center Property is comprised of four buildings situated on an approximate 19.2-acre site. The Cottonwood Shopping Center Property is anchored by Best Buy with junior anchors including Barnes & Noble, Michaels, and Toys “R” Us, which is on a ground lease and owns its own improvements. Six tenants representing 55.1% of the net rentable area are original tenants at the Cottonwood Shopping Center Property and have been in occupancy since construction. Further, tenants representing 73.1% of the net rentable area have been in occupancy for over 10 years. The Cottonwood Shopping Center Property has benefited from strong historical performance, maintaining an average occupancy of 98.5% since 2002. Parking at the Cottonwood Shopping Center Property is provided via 1,077 surface parking spaces, resulting in a parking ratio of 5.7 spaces per 1,000 square feet of net rentable area. Shadow anchors immediately adjacent to the Cottonwood Shopping Center Property include Sam’s Club and Kohl’s. Additionally, the Cottonwood Shopping Center Property is part of a regional retail cluster with over 3.5 million square feet of retail space centered around the Cottonwood Mall, an approximately 1.0 million square foot super regional mall anchored by Dillard’s, Macy’s, Sears, JC Penney, and Conns. As of September 30, 2015, the Cottonwood Shopping Center Property was 98.3% occupied by 13 tenants.

The following table presents certain information relating to the tenancy at the Cottonwood Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Best Buy	BBB-/Baa1/BB+	45,750	24.2%	$13.00	$594,750	26.3%	NAV	NAV	1/31/2021(4)
Total Anchor Tenants		45,750	24.2%	$13.00	$594,750	26.3%

Major Tenants
Barnes & Noble	NR/NR/NR	25,050	13.3%	$13.97(5)	$350,000(5)	15.5%	$194	7.2%	1/31/2017(6)
Home Life Furniture	NR/NR/NR	35,650	18.9%	$9.00	$320,850	14.2%	$95	12.9%	9/30/2019(7)(8)
Michaels	NR/Ba3/B+	34,000(9)	18.0%	$7.70	$261,800	11.6%	$135	7.3%	5/31/2018 (10)
Office Max	NR/B2/B-	23,500	12.4%	$9.00	$211,500	9.3%	NAV	NAV	11/30/2016(11)
Total Major Tenants		118,200	62.6%	$9.68	$1,144,150	50.5%

Non-Major Tenants(12)		21,751	11.5%	$24.13	$524,885	23.2%

Occupied Collateral Total		185,701	98.3%	$12.19	$2,263,785	100.0%

Vacant Space		3,186	1.7%

Collateral Total		188,887	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2016 totaling $37,818.
(3)	Sales and occupancy costs are for the trailing 12-month period ending August 31, 2015.
(4)	Best Buy has two, 5-year lease renewal options.
(5)	Barnes & Noble operates on a gross lease, whereas all other tenants at the Cottonwood Shopping Center Property operate on triple-net leases.
(6)	Barnes & Noble has two, 5-year lease renewal options.
(7)	Home Life Furniture has a live, ongoing right to terminate its lease with 120 days’ prior written notice if the tenant’s annual gross sales do not exceed $5 million. The original lease commenced as of October 1, 2009. Since 2012, annual gross sales have not exceeded $5 million. Tenant’s reported annual gross sales for 2013, 2014, and the trailing 12-month period ending August 31, 2015 were $3,233,695, $3,160,365, and $3,369,365, respectively.
(8)	Home Life Furniture has two, 5-year lease renewal options.
(9)	Michaels is not utilizing approximately 7,963 square feet of its space.
(10)	Michaels has two, 5-year lease renewal options.
(11)	Office Max Store has four, 5-year renewal options.
(12)	Toys ‘R’ Us (29,233 square feet) is on a ground lease and owns its own improvements; therefore its square footage was excluded from the total square footage for the Cottonwood Shopping Center Property. Non-Major Tenants and Occupied Collateral Total Annual U/W Base Rent PSF excluding this income are $19.22 and $11.61, respectively.

A-3-75

COTTONWOOD SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Cottonwood Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	23,500	12.4%	23,500	12.4%	$211,500	9.3%	$9.00
2017	4	36,189	19.2%	59,689	31.6%	$568,509	25.1%	$15.71
2018	4	38,812	20.5%	98,501	52.1%	$354,172	15.6%	$9.13
2019	2	39,650	21.0%	138,151	73.1%	$392,850	17.4%	$9.91
2020	0	0	0.0%	138,151	73.1%	$0	0.0%	$0.00
2021	1	45,750	24.2%	183,901	97.4%	$594,750	26.3%	$13.00
2022	1(4)	0(4)	0.0%(4)	183,901	97.4%	$106,904	4.7%	$0.00(4)
2023	1	1,800	1.0%	185,701	98.3%	$35,100	1.6%	$19.50
2024	0	0	0.0%	185,701	98.3%	$0	0.0%	$0.00
2025	0	0	0.0%	185,701	98.3%	$0	0.0%	$0.00
2026	0	0	0.0%	185,701	98.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	185,701	98.3%	$0	0.0%	$0.00
Vacant	0	3,186	1.7%	188,887	100.0%	$0	0.0%	$0.00
Total/Weighted Average	14(5)	188,887	100.0%			$2,263,785	100.0%	$12.19(3)
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space and rent attributed to one tenant which is on a ground lease and owns its own improvements.
(4)	Toys ‘R’ Us (29,233 square feet) is on a ground lease and owns its own improvements; therefore its square footage was excluded from the net rentable square feet.
(5)	The Cottonwood Shopping Center Property is occupied by 13 tenants subject to 14 leases.

The following table presents historical occupancy percentages at the Cottonwood Shopping Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	9/30/2015(2)
98.0%	99.0%	98.0%	99.0%	98.3%

(1)	Information obtained from a third party report.
(2)	Information obtained from the underwritten rent roll.

A-3-76

COTTONWOOD SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Cottonwood Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014	TTM 8/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,104,925	$2,077,670	$2,124,132	$2,256,363	$2,208,103(1)	81.3%	$11.69
Grossed Up Vacant Space	0	0	0	0	116,216	4.3	0.62
Percentage Rent	29,306	32,413	30,812	30,812	0	0.0	0.00
Total Reimbursables	560,047	425,349	440,488	441,052	507,343	18.7	2.69
Other Income	0	0	1,561	1,865	0	0.0	0.00
Less Vacancy and Credit Loss	0	0	0	0	(116,216)(2)	(4.3)	(0.62)
Effective Gross Income	$2,694,279	$2,535,432	$2,596,992	$2,730,092	$2,715,447	100.0%	$14.38

Total Operating Expenses	$617,973	$602,842	$579,380	$557,676	$709,532	26.1%	$3.76

Net Operating Income	$2,076,306	$1,932,590	$2,017,612	$2,172,416	$2,005,915	73.9%	$10.62

TI/LC	0	0	0	0	146,104	5.4	0.77
Capital Expenditures	0	0	0	0	43,624	1.6	0.23
Net Cash Flow	$2,076,306	$1,932,590	$2,017,612	$2,172,416	$1,816,187	66.9%	$9.62

NOI DSCR	1.55x	1.44x	1.50x	1.62x	1.50x
NCF DSCR	1.55x	1.44x	1.50x	1.62x	1.35x
NOI DY	9.9%	9.2%	9.6%	10.3%	9.5%
NCF DY	9.9%	9.2%	9.6%	10.3%	8.6%

(1)	The underwritten base rent includes rent steps through February 2016 totaling $37,818.
(2)	The underwritten economic vacancy is 5.0%. The Cottonwood Shopping Center Property was 98.3% physically occupied as of September 30, 2015.

Appraisal. As of the appraisal valuation date of September 28, 2015, the Cottonwood Shopping Center Property had an “as-is” appraised value of $29,200,000.

Environmental Matters. According to the Phase I environmental assessment dated September 30, 2015, there was no evidence of any recognized environmental conditions at the Cottonwood Shopping Center Property.

Market Overview and Competition. The Cottonwood Shopping Center Property is located along Coor Boulevard, one of the neighborhood’s primary commercial thoroughfares, in Albuquerque, New Mexico, approximately 14.4 miles northwest of the central business district of Albuquerque. The Cottonwood Shopping Center Property’s infill neighborhood is situated along the northern border of the city of Albuquerque, in one the metropolitan’s densest retail clusters. The primary economic driver for the neighborhood and the broader region is the Cottonwood Mall, a super-regional mall located at the neighborhood’s southern tip and anchored by retailers such as Dillard’s, Macy’s, and JC Penney. Additionally, big-box retailers such as The Home Depot and Walmart are located directly north and northwest of the Cottonwood Mall. There are 11 multifamily developments within approximately 2.0 miles of the Cottonwood Shopping Center and Lovelace Westside Hospital is located directly west of the neighborhood, in addition to elementary and high schools.

The estimated 2015 population within a one-, three- and five-mile radius of the Cottonwood Shopping Center Property was 7,369, 67,575 and 158,610, respectively, and the average household income within the same radii was $68,336, $82,079 and $81,862, respectively. According to a third party market report, the retail market remained one of the best performing sectors in the Albuquerque real estate market for the third quarter of 2015 with positive net absorption tallied for the fifth consecutive quarter. The Cottonwood Shopping Center Property is located in the Cottonwood retail submarket of the Albuquerque retail market. As of the third quarter of 2015, the Cottonwood retail submarket contained a total inventory of 168 buildings containing 5.1 million square feet of retail space with a vacancy rate of 4.9% and an average asking rent of $15.73 per square foot, gross. The average underwritten base rent of $12.31 per square foot is approximately 12.9% below the appraiser’s concluded blended market rent of $14.13 per square foot for the Cottonwood Shopping Center Property.

A-3-77

COTTONWOOD SHOPPING CENTER

The following table presents certain information relating to some comparable retail leases for the Cottonwood Shopping Center Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name(2)	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Cottonwood Shopping Center (Subject) Albuquerque, NM	1996/NAP	Barnes & Noble, Best Buy, Home Life Furniture, Michaels, OfficeMax, Toys ‘R’ Us	188,887	98%	--	Best Buy	February 2016 / 5 Yrs	45,750	$13.00	NNN

North Town Plaza Albuquerque, NM	1978/2003	Whole Foods Market, HomeGoods	101,460	100%	9.4 miles	HomeGoods	February 2012 / 10 Yrs	22,500	$12.00	NNN

Cottonwood Commons Albuquerque, NM	2007/2013	Bed Bath & Beyond, Cost Plus, Dick’s Sporting Goods, Gordman’s, Petco	191,597	95%	0.3 miles	Dick’s Sporting Goods	March 2012 / 10 Yrs	50,872	$13.25	NNN

Cottonwood Corners Phase III Albuquerque, NM	1996/NAP	Total Wine, CVS, (shadow Sam’s Club and Kohl’s)	68,514	51%	0.1 miles	Baillo’s Electronics	February 2012 / 10 Yrs	33,749	$12.00	NNN

Pavilions at San Mateo Albuquerque, NM	1997/NAP	Walmart Neighborhood Market, The Shoe Department, Dollar Tree	78,070	100%	12.4 miles	Walmart Neighborhood Market	July 2013 / 10 Yrs	32,000	$5.25	NNN

Cottonwood Mall Albuquerque, NM	1996/NAP	Dillard’s, Macy’s, Sears, JC Penney, Conns	1,040,000	100%	1.4 miles	Sports Authority	August 2015 / NAV	38,000	$13.50	NNN
(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.
(2)	Represents anchor tenant comparables only.

The Borrowers. The borrower structure comprises seven tenants-in-common: Gibson-Cottonwood, LLC; Benson-Cottonwood, LLC; Middlemas-Cottonwood, LLC; Speno-Cottonwood, LLC; Lazzarini-Cottonwood, LLC; Hodnefield-Cottonwood, LLC; and Brockhoff-Cottonwood, LLC, each of which is a single purpose entity, and Delaware limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cottonwood Shopping Center Mortgage Loan. The following parties serve as the guarantors of certain nonrecourse carveouts under the Cottonwood Shopping Center Mortgage Loan: G. Drew Gibson, Gibson Community Property Trust, David P. Middlemas, The Middlemas Trust, William T. Benson, Steven G. Speno, David P. Lazzarini, Phyllis A. Lazzarini, Sherri J. Hodnefield, Kimberly L. Faris, and Ron S. Brockhoff. See “Description of the Mortgage Pool — Mortgage Pool Characteristics — Tenancies-in-Common” in the Preliminary Prospectus.

The Sponsors. The majority sponsors, collectively representing 66.6% of the borrowing entities, are G. Drew Gibson and David P. Middlemas. Each have over 35 years of experience in real estate management, development, and investment and have previously served as executives of the Koll Company, a real estate construction, development, and property management company with operations predominantly on the West Coast. The sponsors have been involved in two deeds-in-lieu and one foreclosure between 2010 and 2011. See “Description of the Mortgage Pool — Loan Purpose; Default History; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves of $36,312 for real estate taxes. Ongoing monthly reserves are required in an amount equal to $18,156 for taxes; $3,635 for replacement reserves (capped at $87,248); $9,638 for TI/LCs (capped at $462,600) and $29,375 for Office Max (capped at $352,500, which includes any amounts held during a Reserve Tenant Event Period related to Office Max, as defined below) for TI/LCs until Office Max has extended its lease for a period of at least 5 years following the November 30, 2016 lease expiration date. A one-time springing reserve of $127,030 is required to be funded on March 11, 2016 to perform parking lot repairs and cleaning. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the Cottonwood Shopping Center Property is insured under an acceptable blanket insurance policy and (iii) the borrowers provide the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrowers will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. During a Cash Trap Event Period so long as no Major Tenant Event Period exists, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A-3-78

COTTONWOOD SHOPPING CENTER

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.20x for two consecutive quarters; or (iii) the occurrence of a Major Tenant Event Period and the borrower not depositing an amount equal to the applicable Major Tenant Reserve Funds Cap (as defined below) within ten days. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for three consecutive calendar months; or with regard to clause (iii), upon the termination of a Major Tenant Event Period and provided that there is no occurrence and continuance of another Major Tenant Event Period.

A “Major Tenant” shall mean, individually or collectively, Office Max, Barnes & Noble and Toys ‘R’ Us, their respective successors and assigns, and any replacement tenant.

A “Major Tenant Event Period” will commence upon the earlier of (i) a Major Tenant failing to renew or extend its lease the earlier of twelve months prior to the lease expiration date or the renewal notice date for a term of at least five years and at a rental rate reasonably approved by the lender; (ii) a monetary or material non-monetary default by a Major Tenant (iii) the borrower’s granting of any rental rate reduction or material lease modification to any Major Tenant without lender approval; or (iv) a Major Tenant going dark, vacating or otherwise failing to occupy its space or giving notice of its intent to commence any of the foregoing, (v) a Major Tenant filing bankruptcy or similar insolvency proceeding or (vi) a Major Tenant terminates, or gives notice or intent or commences legal proceedings to terminate, its lease. A Major Tenant Event Period will expire, with regard to clause (i), (ii), (iii), (iv), (v), and (vi) upon (a) a Major Tenant Re-Tenanting Event (as defined below) occurring and (b) the reserve funds on deposit are greater than or equal to the applicable Major Tenant Reserve Funds, with regard to clause (i), the lender receiving evidence that the applicable Major Tenant has extended the term of its lease on terms and conditions acceptable to the lender; with regard to clause (ii), upon a cure of said default for two consecutive calendar quarters; with regard to clause (iii), upon receipt of evidence that the rate reduction or modification has been cancelled; with regard to clause (iv), the applicable Major Tenant has resumed operations in the entire space for two consecutive calendar quarters; with regard to (v), upon the bankruptcy or insolvency proceedings being terminated and the lease has been affirmed, and with respect to clause (vi), the applicable lease is in full force for two consecutive calendar quarters.

A “Major Tenant Reserve Funds Cap” is defined as (i) in connection with any Major Tenant Event Period related to Office Max, $352,500, (ii) in connection with any Major Tenant Event Period related to Barnes & Noble, $375,750, or (iii) in connection with any Major Tenant Reserve Period related to Toys ‘R’ Us, $165,000.

A “Major Tenant Re-Tenanting Event” will occur upon (i) the lender receiving reasonably satisfactory evidence that all of the applicable tenant space has been leased to one or more satisfactory replacement tenants, (ii) each replacement tenant has a lease term of at least five years and is open for business and paying full unabated rent, and (iii) all TI/LCs related to the replacement tenant have been paid.

Property Management. The Cottonwood Shopping Center Property is managed by Commercial Real Estate Management LLC, a third party management company.

Assumption. The borrower has a two-time right to transfer the Cottonwood Shopping Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Cottonwood Shopping Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-79

PRA HEALTH SCIENCES

A-3-80

PRA HEALTH SCIENCES

PRA Health Sciences
9755 Ridge Drive
Lenexa, KS 66219
Kansas City
KANSAS CITY
Downtown
Bonner Springs
Edwardsville
Shawnee
Lenexa
Olathe
Merriam
Mission
Roeland Park
Mission Hills
Overland Park
Prairie Village
Leawood
KANSAS
MISSOURI
WYANDOTTE COUNTY
JOHNSON COUNTY
JACKSON COUNTY
Kansas Speedway
Sandstone Amphitheatre
Children's Mercy Park
Kansas Turnpike
Kansas City Intl. Airport 19 miles
KC Downtown Airport
Theodore Nash Scout Reservation
Kansas River
Lake Quivira
Pierson Park
KC Power & Light District, Sprint Center
Kemper Arena
Penn Valley Park
Univ. of Kansas Medical Center
Univ. of Missouri-Kansas City
Country Club Plaza
Shawnee Golf and Country Club
Shawnee Mission Park
Canyon Farms Golf Club
Lexmark International
Falcon Ridge Golf Course
Shawnee Mission Medical Center
Oak Park Mall
Overland Park Regional Medical Center
Metcalf South Shopping Ctr.
Ward Parkway Center
Webster University
St. Joseph Medical Center
Tomahawk Creek Park
Honeywell Aerospace
ALDI Distribution Center
JCPenney Distribution Center
PRA Bioanalytical Laboratory
Johnson County Comm. College
Corporate Woods Office Park
Sprint World Headquarters
Town Center Plaza
Menorah Medical Center
Kansas State University-Olathe
Ernie Miller Park
Great Mall of the Great Plains
Garmin
Johnson Co. Comm. College Olathe Health Education Ctr.
Olathe Medical Center
New Century AirCenter
Johnson County Executive Airport
Heritage Park
State Ave
Central Ave
Kansas Ave
Metropolitan Ave
Holiday Dr
Johnson Dr
Shawnee Mission Pkwy
Midland Dr
W 55th St
W 67th St
W 75th St
W 79th St
W 83rd St
W 87th St
W 95th St
W 103rd St
College Blvd
W 119th St
W 127th St
W 135th St
W 143rd St
W 151st St
W 159th St
W 175th St
W 179th St
E 63rd St
Prairie Star Pkwy
18th St
S 59th St
Rainbow Blvd
Woodland Rd
Lackman Rd
Antioch Rd
Metcalf Ave
Lamar Ave
Nall Ave
Mission Rd
State Line Rd
Holmes Rd
Wornall Rd
Renner Blvd
S Ridgeview Rd
S Kansas Ave
S Mur Len Rd
S Blackbob Rd
S Pflumm Rd
S Quivira Rd
S Lone Elm Rd
Leavenworth
Farley
Liberty
Gladstone
Riverside
Independence
Raytown
Blue Springs
Lee's Summit
Grandview
Belton

A-3-81

No. 10 – PRA Health Sciences

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$21,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$21,000,000			Location:	Lenexa, KS
% of Initial Pool Balance:	2.2%			Size:	142,679 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$147.18
Borrower Name:	AGNL Science, L.L.C			Year Built/Renovated:	2005/NAP
Sponsors:	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.			Title Vesting:	Fee
Mortgage Rate:	4.670%			Property Manager:	Janko Asset Management LLC
Note Date:	September 11, 2015			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	September 11, 2025			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (2/1/2016)
Seasoning:	5 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(3):	NAV
Call Protection:	L(29),GRTR 1% or YM(87),O(4)			3rd Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI(3):	NAV
Additional Debt:	Yes(1)			Most Recent NOI(3):	NAV
Additional Debt Type:	Future Mezzanine Debt(1)
				U/W Revenues:	$3,311,268
				U/W Expenses:	$1,444,338
				U/W NOI:	$1,866,930
				U/W NCF:	$1,714,844
				U/W NOI DSCR:	1.43x
Escrows and Reserves(2):				U/W NCF DSCR:	1.32x
				U/W NOI Debt Yield:	8.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$31,150,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 25, 2015
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	67.4%
TI/LC Reserve	$0	NAP	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “PRA Health Sciences Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a suburban office building located in Lenexa, Kansas (the “PRA Health Sciences Property”). The PRA Health Sciences Mortgage Loan was originated on September 11, 2015 by Wells Fargo Bank, National Association. The PRA Health Sciences Mortgage Loan had an original principal balance of $21,000,000, has an outstanding principal balance as of the Cut-off Date of $21,000,000 and accrues interest at an interest rate of 4.670% per annum. The PRA Health Sciences Mortgage Loan had an initial term of 120 months, has a remaining term of 115 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The PRA Health Sciences Mortgage Loan matures on September 11, 2025.

Following the lockout period, the borrower has the right to prepay the PRA Health Sciences Mortgage Loan in whole, but not in part, on any date before June 11, 2025, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the PRA Health Sciences Mortgage Loan is prepayable without penalty on or after June 11, 2025.

A-3-82

PRA HEALTH SCIENCES

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	66.8%	Purchase price	$31,140,000	99.1%
Sponsor’s new cash contribution	10,436,068	33.2	Closing costs	296,068	0.9
Total Sources	$31,436,068	100.0%	Total Uses	$31,436,068	100.0%

The Property. The PRA Health Sciences Property is a three-story, class A office building totaling 142,679 square feet and located in Lenexa, Kansas, approximately 18.3 miles south of the Kansas City central business district. Built in 2005, the PRA Health Sciences Property is situated on an 11.5-acre parcel. The PRA Health Sciences Property is 100.0% leased to PRA Health Sciences (“PRA”) and was constructed as a build to suit for the tenant. PRA is a contract research organization that specializes in product development for pharmaceutical and biotechnology companies. Founded in 1976 in Charlottesville, Virginia, PRA has more than 11,000 employees in over 80 countries. PRA (NASDAQ: PRAH) is rated B2 and B+ by Moody’s and S&P, respectively. As of the third quarter of 2015, PRA reported year-to-date revenues of $1.0 billion, an 8.0% increase over the year-to-date revenues as of the third quarter of 2014. The PRA Health Sciences Property houses one of PRA’s primary data and document management facilities, and operations and project management divisions. The PRA Health Sciences Property is also home to a 114-bed clinical research unit, which provides PRA’s clients with services including drug development, site services and clinical trial management. Additionally, the PRA Health Sciences Property is strategically located 2.0 miles northwest of PRA’s only bioanalytical laboratory in the United States. The PRA Health Sciences Property features 681 parking spaces resulting in a parking ratio of 4.8 spaces per 1,000 square feet of rentable area. As of February 1, 2016, the PRA Health Sciences Property is 100.0% leased by PRA.

The following table presents certain information relating to the tenancy at the PRA Health Sciences Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
PRA Health Sciences	NR/B2/B+	142,679	100.0%	$14.70	$2,097,057	100.0%	12/31/2030(3)
Occupied Collateral Total		142,679	100.0%	$14.70	$2,097,057	100.0%

Vacant Space		0	0.0%

Collateral Total		142,679	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	PRA’s in-place annual rent is $2,055,938 ($14.41 per square foot). Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the contractual rent increase in January 2017.
(3)	PRA has two, five-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at the PRA Health Sciences Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	142,679	100.0%	142,679	100.0%	$2,097,057	100.0%	$14.70
Vacant	0	0	0.0%	142,679	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	142,679	100.0%			$2,097,057	100.0%	$14.70
(1)	Information obtained from the underwritten rent roll.

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PRA HEALTH SCIENCES

The following table presents historical occupancy percentages at the PRA Health Sciences Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	2/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information based on the PRA lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the PRA Health Sciences Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,097,057(2)	63.3%	$14.70
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,350,520	40.8	9.47
Less Vacancy & Credit Loss	(136,309)(3)	(4.1)	(0.96)
Effective Gross Income	$3,311,268	100.0%	$23.21

Total Operating Expenses	$1,444,338	43.6%	$10.12

Net Operating Income	$1,866,930	56.4%	$13.08
TI/LC	130,684	3.9	0.92
Capital Expenditures	21,402	0.6	0.15
Net Cash Flow	$1,714,844	51.8%	$12.02

NOI DSCR	1.43x
NCF DSCR	1.32x
NOI DY	8.9%
NCF DY	8.2%
(1)	The PRA Health Sciences Property was acquired in June 2015, therefore no historical information is available.
(2)	The U/W Base Rent includes contractual rent increases through January 2017 totaling approximately $41,119.
(3)	The underwritten economic vacancy is 6.5%. The PRA Health Sciences Property was 100.0% physically occupied as of February 1, 2016.

Appraisal. As of the appraisal valuation date of June 25, 2015, the PRA Health Sciences Property had an “as-is” appraised value of $31,150,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 1, 2015, there was no evidence of any recognized environmental conditions at the PRA Health Sciences Property.

Market Overview and Competition. The PRA Health Sciences Property is located in located in Lenexa, Kansas, approximately 18.3 miles southwest of the Kansas City central business district and 6.9 miles southwest of Overland Park. Access to the area is provided by Interstate 435, Interstate 35 and Highway 10, which are available via 95th Street, approximately 0.3 miles north of the PRA Health Sciences Property. According to the appraisal, the area is highly influenced by these thoroughfares which provide the neighborhood with some of the best highway access in the Kansas City Metropolitan Statistical Area (“MSA”). Additionally, the Kansas City International Airport is located approximately 34.1 miles north of the PRA Health Sciences Property. The PRA Health Sciences Property benefits from its proximity to multiple neighborhood amenities including the 18-hole Canyon Farms Golf Club (approximately 2.3 miles northwest of the PRA Health Sciences Property), the nine-hole Falcon Valley Golf Course (approximately 2.3 miles west of the PRA Health Sciences Property) and Oak Park Mall, a 1.6 million square foot regional mall anchored by Nordstrom, Dillard’s, JCPenney and Macy’s (approximately 3.8 miles east of the PRA Health Sciences Property). According to the appraisal, there has been substantial retail, residential, and office development in the neighborhood over the past 10 years, continuing the long term growth trend, through the construction of projects including Renner Ridge Square, the Golf Club of Kansas, and City Center. The 2015 population within a three- and five-mile radius is 52,343 and 174,379, respectively, and the 2015 median household income within the same radii is $74,286 and $69,974, respectively.

According to the appraisal, over the past 10 years, the healthcare industry grew ahead of other sectors in the Kansas City MSA at an average rate of 3.6% annually. Further, there are currently over 240 life sciences companies in Kansas City with the industry employing over 22,000 people. The Kansas City region has a proud history in life sciences that traces its roots to the establishment of regional land grant universities in the 1800s. In 1865, the University of Kansas was established, joining Kansas State University and the University of Missouri as the region’s bastion for life sciences research. According to a third party market research report, PRA Health Sciences Property is located in the Kansas City office market which, as of fourth quarter of 2015, was comprised of 4,369 buildings totaling approximately 115.0 million square feet and reported a vacancy rate of 10.3% and average asking rent of $17.85 per square foot, gross. As of the fourth quarter of 2015, the Northwest Johnson County office submarket contained 246 buildings

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PRA HEALTH SCIENCES

totaling approximately 4.2 million square feet of office space, a vacancy rate of 9.0% and average asking rent of $20.35 per square foot, gross. As of the fourth quarter of 2015, the Northwest Johnson County the rental rate for class A space within the submarket was approximately $24.32 per square foot, gross.

The following table presents certain information relating to comparable office leases for the PRA Health Sciences Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
PRA Health Sciences (Subject) Lenexa, KS	2005/NAP	3	142,679	100%	--	PRA Health Sciences	January 2014 / 17 Yrs	142,679	$14.70	NNN
Board of Trade Building Kansas City, KS	1966/2015	6	165,714	61%	15.8 miles	Populous	November 2015 / 10 Yrs	65,000	$13.75	NNN
Southcreek XVIII Overland Park, KS	2005/NAP	4	70,054	100%	10.4 miles	Travelers Indemnity	May 2015 / 7.3 Yrs	70,054	$11.67	NNN
Eco Works I Lenexa, KS	2002/NAP	2	80,393	100%	2.7 miles	Grantham College	April 2014 / 10 Yrs	65,000	$10.50	NNN
Teva Neuroscience Overland Park, KS	2013/NAP	5	147,463	100%	8.5 miles	Teva Neuroscience	October 2013 / 15 Yrs	154,270	$25.76	NNN
Farmers Insurance Building Olathe, KS	2007/NAP	2	102,035	100%	2.3 miles	Farmers Insurance	October 2013 / 10.5 Yrs	102,035	$14.25	NNN

(1)	Information obtained from the appraisal, a third party market research report and underwritten rent roll.

The Borrower. The borrower is AGNL Science, L.L.C., a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the PRA Health Sciences Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the PRA Health Sciences Mortgage Loan.

The Sponsors. The sponsors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., which are each owned and controlled by Angelo, Gordon & Co. (“Angelo Gordon”). Founded in 1988, Angelo Gordon is a privately-held registered investment advisor. Angelo Gordon engages in all aspects of real estate investment and management, including acquisition, financing, disposition, leasing and construction management. The firm has real estate professionals in New York, Los Angeles, London, Hong Kong, Seoul, Tokyo and Shanghai and since 1993 has acquired properties valued at over $13.0 billion and has approximately $27.0 billion under management.

Escrows. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no Cash Trap Event Period (as defined below) exists; (ii) PRA makes all payments to the taxing authority in a timely manner; and (iii) PRA’s lease is in full force and effect and is not terminated due to default. The loan documents do not require monthly escrows for insurance provided (i) no Cash Trap Event Period exists; (ii) the PRA Health Sciences Property is insured via an acceptable blanket insurance policy; (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums; and (iv) PRA’s lease is in full force and effect and is not terminated due to default. The loan documents do not require monthly escrows in the amount of $1,783 for replacements provided (i) no Cash Trap Event Period (as defined below) exists; (ii) PRA’s lease is in full force and effect; and (iii) no Maintenance Trigger Event (as defined below) has occurred and is continuing.

Lockbox and Cash Management. The PRA Health Sciences Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower. During a Cash Trap Event Period, all excess funds are swept to a lender-controlled cash management account. During the occurrence of a Maintenance Trigger Event (as defined below), all excess funds are swept to a subaccount for the payment of any repair, replacement, or other maintenance obligation set forth in the property condition report (the “Replacement Reserve Subaccount”).

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.15x on a trailing 12-month basis; or (iii) the occurrence of an PRA Trigger Event (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.25x for one calendar quarter; and with regard to clause (iii), upon the occurrence of an PRA Trigger Cure Event (as defined below).

A “Maintenance Trigger Event” will commence upon the earlier of the borrower and/or PRA failing to (i) timely complete any repair, replacement, or other maintenance obligation set forth in the property condition report (the “Specified Repairs”); and (ii) provide evidence reasonably acceptable to lender of completion of the Specified Repairs. A Maintenance Trigger Event Period will end, with regard to clause (i) and (ii), when the balance of the Replacement Reserve Subaccount equals the lesser of the amount necessary to complete the applicable Specified Repairs and $285,000.

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PRA HEALTH SCIENCES

A “PRA Trigger Event” will occur upon the earlier of (i) PRA ceasing to operate, going dark or vacating any portion of the PRA Health Sciences Property; (ii) PRA (or its parent) becoming insolvent or a debtor in any action or proceeding under Creditors Rights Laws; or (iii) the PRA lease being terminated as a result of default.

A “PRA Trigger Cure Event” shall mean, with regard to clause (i) the borrower has delivered evidence reasonably satisfactory to lender that PRA has recommenced operations at the PRA Health Sciences Property; with regard to clause (ii), upon the bankruptcy or insolvency proceeding being terminated, PRA ceasing to be a debtor in any bankruptcy proceeding, and PRA’s lease being reaffirmed or assumed by any entity related to PRA, amongst other things; and with regard to clause (i), (ii) and (iii), upon, but not limited to, the borrower entering into at least one lease with a replacement tenant reasonably satisfactory to lender demising in aggregate the entire PRA space at a net effective rental rate of at least $14.41 per square foot and for a term of at least the term remaining under the PRA lease at the time the PRA replacement lease is entered into.

Property Management. The PRA Health Sciences Property is managed by Janko Asset Management LLC, a third-party management company.

Assumption. The borrower has a two-time right to transfer the PRA Health Sciences Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if required by lender, receipt confirmation from DBRS, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C32 Certificates.

Right of First Offer. PRA has a right of first offer (“ROFO”) to purchase the PRA Health Sciences Property. The ROFO is not extinguished by a foreclosure of the PRA Health Sciences Property; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred or is continuing, a direct or indirect owner of the borrower is permitted to incur mezzanine financing subject to satisfaction of certain conditions, including but not limited to (i) the equity held by the managing member may not be pledged; (ii) the combined LTV of the PRA Health Sciences Mortgage Loan and the mezzanine loan cannot exceed 70.0%; (iii) the combined debt service coverage ratio and net cash flow debt yield of the PRA Health Sciences Mortgage Loan and the mezzanine loan must be at least 1.25x and 8.5%, respectively; (iv) the execution of an intercreditor agreement; (v) the lender receives rating agency confirmation from DBRS, KBRA, and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal, or qualification of respective ratings assigned to the Series 2016-C32 Certificates and (vi) the mezzanine loan is subordinate to the PRA Health Sciences Mortgage Loan.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the PRA Health Sciences Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect), as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month period of indemnity.

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No. 11 – Orlando Plaza Garage

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
				Property Type:	Other
Original Principal Balance:		$21,000,000		Specific Property Type:	Parking Garage
Cut-off Date Principal Balance:		$20,978,206		Location:	Orlando, FL
% of Initial Pool Balance:		2.2%		Size:	1,133 Spaces
Loan Purpose(1):		Refinance		Cut-off Date Principal Balance Per Space:	$18,516
Borrower Name:		RP Plaza Property, LLC		Year Built/Renovated:	2007/NAP
Sponsors(2):		A. Stuart Rubin; L & R Investment Company		Title Vesting:	Fee
Mortgage Rate:		5.100%		Property Manager:	Self-managed
Note Date:		December 30, 2015		4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy(6):	NAV
Maturity Date:		January 6, 2026		2nd Most Recent Occupancy(6):	NAV
IO Period:		None		Most Recent Occupancy(6):	NAV
Loan Term (Original):		120 months		Current Occupancy(6):	NAV
Seasoning:		1 month
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of):	$1,685,753 (12/31/2012)
Call Protection:		L(25),D(91),O(4)		3rd Most Recent NOI (As of):	$1,600,617 (12/31/2013)
Lockbox Type:		None		2nd Most Recent NOI (As of)(7):	$1,604,478 (12/31/2014)
Additional Debt(3):		None		Most Recent NOI (As of)(7):	$1,888,679 (TTM 11/30/2015)
Additional Debt Type(3):		NAP
				U/W Revenues:	$3,060,832
				U/W Expenses:	$1,177,332
				U/W NOI:	$1,883,500
				U/W NCF:	$1,870,890
				U/W NOI DSCR:	1.38x
Escrows and Reserves:				U/W NCF DSCR:	1.37x
				U/W NOI Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.9%
Taxes	$0	$21,166	NAP	As-Is Appraised Value:	$33,400,000
Insurance(4)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 10, 2015
Replacement Reserves(5)	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.8%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD:	51.9%

(1)	In connection with the prior loan secured by the Orlando Plaza Garage Property (which prior loan was purchased by the lender), the borrower transferred the property to an affiliate (LR Plaza Garage LLC), also a special purpose entity, and, in connection with the transfer, the borrower became the holder of a subordinate wrap-around note secured by a subordinate mortgage on the Orlando Plaza Garage Property. For additional information, see “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans–Single Purpose Entity Covenants” in the Preliminary Prospectus.
(2)	Affiliates of A. Stuart Rubin were involved in five foreclosures and three loan modifications. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(3)	The borrower is the holder of a $1,800,000 subordinate note secured by a subordinate mortgage. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in the Preliminary Prospectus.
(4)	Ongoing monthly reserves for insurance are not required as long as the Orlando Plaza Garage Property is insured under an acceptable blanket policy.
(5)	Ongoing monthly replacement reserves will be required at any time the lender has obtained a property condition report indicating maintenance of the Orlando Plaza Property is necessary.
(6)	See “Historical Occupancy” section.
(7)	See “Cash Flow Analysis” section.

The Orlando Plaza Garage mortgage loan is evidenced by a single promissory note that is secured by six levels of a nine-level parking garage structure containing 1,133 parking spaces located in the Orlando, Florida central business district (the “Orlando Plaza Garage Property”). Built in 2007, the Orlando Plaza Garage Property is situated on a 0.7-acre parcel and consists of parking and storage condominium units situated on floors 2-7 of a nine-level parking garage structure located within a mixed use project known as “The Plaza.” The Plaza consists of two retail condominium units (the “Retail Unit” and “Theater Unit”) collectively encompassing 101,330 square feet, Class A office condominiums totaling 400,000 square feet located on floors 8-16 of the North Tower and floors 8-21 of the South Tower, and the Solaire at the Plaza (East Tower), a 29-story residential condominium containing 306 units. The Retail Unit is located in the open courtyard area of the ground floor section of The Plaza and contains 44,330 square feet of retail space while the Theater Unit is located on the second floor and contains a 57,000 square foot 12-screen movie theater operated by Cobb Theatres.

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ORLANDO PLAZA GARAGE

The Orlando Plaza Garage Property is subject to multiple easement agreements that currently reserve the use of 418 of the total parking spaces to third party easement owners (generally office condo tenants) between the hours of 6:00 a.m. to 6:00 p.m. during Monday through Friday each week. The easement spaces are available to the parking operator (an affiliate of the borrower) after 6:00 p.m. each weekday and every weekend. According to the easement agreements, the owner of each parking space easement is responsible for 50.0% of all operating expenses or charges attributable to the applicable parking space and is billed on a monthly basis by the borrower. Parking revenues for the Orlando Plaza Garage Property consist of monthly parking fees, daily transient parking fees and validation fee income. The monthly parking rates vary by customer and range from $53 per month for easement customers to the monthly posted rate of $390 per month for reserved spaces. Parking customers consist of retail and office tenant employees and employees and guests of the nearby Grand Bohemian Hotel, which maintains 125 unreserved spaces at a discounted rate of $83.90 per month. Transient parking and validation income is derived from hourly parking fees from office and retail visitors to The Plaza as well as adjacent office buildings and downtown visitors. In addition, the parking facilities at the Orlando Plaza Garage Property are used for special event parking for events held at nearby facilities, including the Doctor Phillips Center for the Performing Arts and Amway Center.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100.0%	Loan payoff	$19,176,104	91.3%
			Closing costs	847,008	4.0
			Return of equity	976,888	4.7
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

The following table presents historical occupancy percentages at the Orlando Plaza Garage Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)
NAV	NAV	NAV	NAV	NAV
(1)	Due to the nature of the property, occupancy is not tracked at the Orlando Plaza Garage Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Orlando Plaza Garage Property:

Cash Flow Analysis

	2012	2013	2014(1)	TTM 11/30/2015(1)	U/W	% of U/W Effective Gross Income	U/W $ per Space
Base Rent	$2,636,747	$2,755,572	$2,728,142	$3,029,884	$3,029,884	99.0%	$2,674
Grossed Up Vacant Space	0	0	0	0	0	0.0	0
Other Income(2)	23,272	13,735	23,069	30,948	30,948	1.0	27
Less Vacancy & Credit Loss	0	0	0	0	0	0.0	0
Effective Gross Income	$2,660,018	$2,769,307	$2,751,211	$3,060,832	$3,060,832	100.0%	$2,702

Total Operating Expenses	$974,265	$1,168,690	$1,146,733	$1,172,153	$1,177,332	38.5%	$1,039

Net Operating Income	$1,685,753	$1,600,617	$1,604,478	$1,888,679	$1,883,500	61.5%	$1,662
Capital Expenditures	0	0	0	0	12,610	0.4	11
Net Cash Flow	$1,685,753	$1,600,617	$1,604,478	$1,888,679	$1,870,890	61.1%	$1,651

NOI DSCR	1.23x	1.17x	1.17x	1.38x	1.38x
NCF DSCR	1.23x	1.17x	1.17x	1.38x	1.37x
NOI DY	8.0%	7.6%	7.6%	9.0%	9.0%
NCF DY	8.0%	7.6%	7.6%	9.0%	8.9%

(1)	The sponsors have increased revenues at the Orlando Plaza Garage Property since assuming management responsibilities in July 2014.
(2)	Other income includes key card, storage unit rental and miscellaneous revenue.

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ORLANDO PLAZA GARAGE

The following table presents certain information relating to comparable parking garages for the Orlando Plaza Garage Property:

Competitive Set(1)

						Monthly Rates
Property Name/Location	Type	Parking Operator	Total Spaces	Incremental Rates	Monthly Rates	High	Low	Average
The Orlando Plaza Garage (Subject) 189 S. Orange Avenue	Garage	The L&R Group	1,133	$8.00 early bird $2.00 0 - 20 min $6.00 21 - 60 min $9.00 61 min - 1 1/2 hours $10.00 1 1/2 - 2 hours $12.00 2 - 4 hours $15.00 4 - 12 hours $30.00 12 - 24 hours	$170.00 12 hour-Limited Unreserved ($330.00 Reserved) $200.00 24 hour-Unlimited Unreserved ($360.00 Reserved)	$200.00	$170.00	$185.00

Capital I & II 302 E. Pine Street	Garage	Standard Parking	1,533	$3.00 per hour $15.00 Daily Max $5.00 Event	$95.00 Unlimited	$95.00	$95.00	$95.00

SunTrust Center 25 W. South Street	Garage	Standard Parking	1,292	$4.00 1st hour $3.00 each additional $17.00 Daily Max $10.00 Special Event	$133.13 Unlimited (includes tax)	$133.13	$133.13	$133.13

CNL/City Commons 460 Boone Avenue	Garage	Lanier Parking	1,667	$1.00 per half hour $2.00 per hour $12.00 Daily Max $10.00 after 6pm	$85.00-$95.00 Unreserved $133.00 Reserved	$133.00	$85.00	$109.00
(1)	Information obtained from the appraisal.

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A-3-91

No. 12 – Northline Industrial Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Industrial
Original Principal Balance:	$20,000,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$20,000,000			Location:	Romulus, MI
% of Initial Pool Balance:	2.1%			Size:	1,089,312 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$18.36
Borrower Names:	Romulus Huron River Drive LLC; Holdings Romulus, LLC			Year Built/Renovated:	1952/2000
Sponsors:	Christopher Semarjian; Stuart Lichter			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	September 16, 2015			4th Most Recent Occupancy(1):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	62.6% (12/31/2012)
Maturity Date:	October 11, 2020			2nd Most Recent Occupancy (As of):	62.6% (12/31/2013)
IO Period:	12 months			Most Recent Occupancy (As of)(1):	94.5% (12/31/2014)
Loan Term (Original):	60 months			Current Occupancy (As of):	94.5% (10/9/2015)
Seasoning:	4 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	NAV
Call Protection:	L(24),GRTR 1% or YM(32),O(4)			3rd Most Recent NOI (As of)(2):	$1,345,730 (12/31/2012)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(2):	$1,990,928 (12/31/2013)
Additional Debt:	None			Most Recent NOI (As of)(2):	$2,439,747 (12/31/2014)
Additional Debt Type:	NAP
				U/W Revenues:	$4,581,404
				U/W Expenses:	$1,846,917
				U/W NOI:	$2,734,487
				U/W NCF:	$2,208,130
Escrows and Reserves:				U/W NOI DSCR:	2.24x
				U/W NCF DSCR:	1.81x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.7%
Taxes	$36,011	$32,647	NAP	U/W NCF Debt Yield:	11.0%
Insurance	$30,777	$4,396	NAP	As-Is Appraised Value:	$27,300,000
Replacement Reserves	$0	$26,325	$750,000	As-Is Appraisal Valuation Date:	July 28, 2015
TI/LC Reserve	$0	$20,833	$750,000	Cut-off Date LTV Ratio:	73.3%
Environmental Reserve	$8,000	$0	NAP	LTV Ratio at Maturity or ARD:	68.4%

(1)	See “Historical Occupancy” section.
(2)	See “Cash Flow Analysis” section.

The Northline Industrial Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an industrial warehouse facility comprising 1,089,312 square feet located in Romulus, Michigan (the “Northline Industrial Center Property”), approximately 24.3 miles southwest of the Detroit central business district. The Northline Industrial Center Property is comprised of two, one-story buildings containing 12 dock-high doors, 27 drive-in doors and an indoor rail service from CSX Corporation and Norfolk Southern. WF Whelan, Home Depot, and Renaissance Global, which use the space primarily as warehouse and distribution centers, occupy the Northline Industrial Center Property. The Northline Industrial Center Property is located 1.3 miles southeast of Interstate 94 and 4.6 miles west of the Detroit Metropolitan Wayne County Airport. The 2014 population within a three- and five-mile radius of the Northline Industrial Center Property was 21,215 and 62,988, respectively, and the 2014 average household income within the same radii was $61,560 and $61,525, respectively. As of October 9, 2015, the Northline Industrial Center Property was 94.5% occupied by three tenants.

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NORTHLINE INDUSTRIAL CENTER

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	83.2%	Purchase price	$23,250,000	96.7%
Sponsor’s new cash contribution	4,048,931	16.8	Reserves	74,788	0.3
			Closing costs	724,143	3.0
Total Sources	$24,048,931	100.0%	Total Uses	$24,048,931	100.0%

The following table presents certain information relating to the tenant at the Northline Industrial Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
WF Whelan	NR/NR/NR	347,532	31.9%	$4.25	$1,477,011	36.9%	10/02/2019(2)
Home Depot	A/A2/A	285,400	26.2%	$4.65	$1,327,110	33.2%	1/31/2025(3)
Renaissance Global	NR/NR/NR	396,090	36.4%	$3.01	$1,193,752	29.9%	Various(4)
Total Major Tenants		1,029,022	94.5%	$3.89	$3,997,873	100.0%

Occupied Collateral Total		1,029,022	94.5%	$3.89	$3,997,873	100.0%

Vacant Space		60,290	5.5%

Collateral Total		1,089,312	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	WF Whelan has two, three-year lease renewal options.
(3)	Home Depot has one, five-year lease renewal option.
(4)	Renaissance Global has two leases at the Northline Industrial Center Property: one expiring on September 30, 2016 (89,120 square feet comprising 8.2% of net rentable area) and another January 31, 2017 (306,970 square feet comprising 28.2% of net rentable area).

The following table presents certain information relating to the lease rollover schedule at the Northline Industrial Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	89,120	8.2%	89,120	8.2%	$269,142	6.7%	$3.02
2017	1	306,970	28.2%	396,090	36.4%	$924,609	23.1%	$3.01
2018	0	0	0.0%	396,090	36.4%	$0	0.0%	$0.00
2019	1	347,532	31.9%	743,622	68.3%	$1,477,011	36.9%	$4.25
2020	0	0	0.0%	743,622	68.3%	$0	0.0%	$0.00
2021	0	0	0.0%	743,622	68.3%	$0	0.0%	$0.00
2022	0	0	0.0%	743,622	68.3%	$0	0.0%	$0.00
2023	0	0	0.0%	743,622	68.3%	$0	0.0%	$0.00
2024	0	0	0.0%	743,622	68.3%	$0	0.0%	$0.00
2025	1	285,400	26.2%	1,029,022	94.5%	$1,327,110	33.2%	$4.65
2026	0	0	0.0%	1,029,022	94.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	1,029,022	94.5%	$0	0.0%	$0.00
Vacant	0	60,290	5.5%	1,089,312	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	1,089,312	100.0%			$3,997,873	100.0%	$3.89
(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

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NORTHLINE INDUSTRIAL CENTER

The following table presents historical occupancy percentages at the Northline Industrial Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	12/31/2014(2)(3)	10/9/2015(4)
NAV	62.6%	62.6%	94.5%	94.5%

(1)	Historical occupancy information prior to 2012 is not available.
(2)	Information obtained from the borrower.
(3)	The increase in occupancy between 2013 and 2014 was due to WF Whelan taking occupancy on October 1, 2014.
(4)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Northline Industrial Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,559,355	$2,889,619	$3,394,249	$3,997,873	87.3%	$3.67
Grossed Up Vacant Space	0	0	0	241,160	5.3	0.22
Total Reimbursables	154,403	208,884	408,220	597,379	13.0	0.55
Other Income	161,651	125,488	22,550	34,550	0.8	0.03
Parking Income	98,648	111,140	129,586	75,000	1.6	0.07
Less Vacancy & Credit Loss	0	0	0	(364,557)(1)	(8.0)	(0.33)
Effective Gross Income	$2,974,057	$3,335,131	$3,954,605	$4,581,404	100%	$4.21

Total Operating Expenses	$1,628,327	$1,344,203	$1,514,858	$1,846,917	40.3%	$1.70

Net Operating Income	$1,345,730	$1,990,928	$2,439,747	$2,734,487	59.7%	$2.51
TI/LC	0	0	0	210,457	4.6	0.19
Capital Expenditures	0	0	0	315,900	6.9	0.29
Net Cash Flow	$1,345,730(2)	$1,990,928(2)	$2,439,747(3)	$2,208,130	48.2%	$2.03

NOI DSCR	1.10x	1.63x	1.99x	2.24x
NCF DSCR	1.10x	1.63x	1.99x	1.81x
NOI DY	6.7%	10.0%	12.2%	13.7%
NCF DY	6.7%	10.0%	12.2%	11.0%
(1)	The underwritten economic vacancy is 8.6%. The Northline Industrial Center Property was 94.5% physically occupied as of October 9, 2015.
(2)	The increase in net cash flow between 2012 and 2013 was due to Renaissance Global taking occupancy and commencing rent payments on July 1, 2012.
(3)	The increase in net cash flow between 2013 and 2014 was due to WF Whelan taking occupancy and commencing rent payments on October 1, 2014.

The following table presents certain information relating to some comparable industrial leases for the Northline Industrial Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Property Sub-Type	Total SF	Occupancy	Distance to Subject	Clear Height (ft)	Dock Doors	Rent PSF	Lease Type
Northline Industrial Center (Subject) Romulus, MI	1952/2000	Warehouse	1,089,312	94.5%	--	40	12	$3.89	NNN

Metro Commerce Center Wayne, MI	1968/NAP	Warehouse	530,544	98.1%	7.4 miles	28	44	$4.35	Modified Gross

Van Buren Commerce Center I Van Buren Township, MI	2001/NAP	Warehouse	199,920	100.0%	4.9 miles	28	8	$3.50	NNN

Romulus Business Center - 2 Romulus, MI	1990/NAP	Warehouse	422,604	90.6%	5.5 miles	30	35	$2.75	NNN

Romulus Business Center - 1 Romulus, MI	1979/2007	Warehouse	915,000	37.0%	5.6 miles	20	54	$3.50	NNN

Industrial Warehouse Romulus, MI	1998/NAP	Warehouse	268,800	0%	4.3 miles	24	23	$3.50	NNN

Industrial Warehouse Livonia, MI	1997/NAP	Warehouse	145,232	100%	13.8 miles	30	17	$4.50	NNN
(1)	Information obtained from the appraisal and underwritten rent roll.

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A-3-95

No. 13 Wilshire Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$19,300,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$19,280,207			Location:	Metairie, LA
% of Initial Pool Balance:	2.0%			Size:	121,709 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$158.41
Borrower Name:	Wilshire Plaza Investors, LLC			Year Built/Renovated:	1968/2015
Sponsor:	Victory Real Estate Investments, LLC			Title Vesting:	Fee
Mortgage Rate:	5.150%			Property Manager:	Self-managed
Note Date:	December 24, 2015			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	87.0% (12/31/2012)
Maturity Date:	January 1, 2026			2nd Most Recent Occupancy (As of):	94.3% (12/31/2013)
IO Period:	None			Most Recent Occupancy (As of):	80.6% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	94.6% (11/18/2015)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,191,396 (12/31/2012)
Call Protection:	L(25),GRTR 1% or YM(92),O(3)			3rd Most Recent NOI (As of):	$1,337,501 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,346,939 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of)(5):	$1,370,639 (TTM 10/31/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$2,179,840
				U/W Expenses:	$487,296
Escrows and Reserves:				U/W NOI(5):	$1,692,545
				U/W NCF:	$1,583,923
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR	1.34x
Taxes	$37,166	$18,583	NAP	U/W NCF DSCR:	1.25x
Insurance	$15,720	$7,860	NAP	U/W NOI Debt Yield:	8.8%
Replacement Reserve	$0	$1,519	NAP	U/W NCF Debt Yield:	8.2%
TI/LC Reserve(1)	$0	$7,520	$200,000	As-Is Appraised Value:	$26,900,000
Deferred Maintenance	$3,000	$0	NAP	As-Is Appraisal Valuation Date:	October 20, 2015
Tenant Specific TI/LC(2)	$404,118	$0	NAP	Cut-off Date LTV Ratio:	71.7%
Anchor Tenant Rollover(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	59.3%

(1)	The TI/LC reserve is capped at $200,000 as long as (i) no event of default has occurred and is continuing and (ii) the debt service coverage ratio is equal to or greater than 1.15x.
(2)	The Tenant Specific TI/LC reserve of $404,118 represents three years of base rent and recoveries and estimated TI/LC costs related to three suites consisting of 6,600 square feet. A letter of intent to lease this 6,600 square foot space has been signed with Zoo Health Club. The loan guarantor has signed a five-year master lease for this space at a rental rate of $14.75 per square foot ($97,350 per year) ending on the earlier of (i) November 30, 2020, or (ii) the date Zoo Health Club has executed a lease for a term expiring no earlier than November 30, 2020, or (iii) the date the borrower has leased the premises to one or more bona fide third party replacement tenants acceptable to the lender on a lease expiring no earlier than November 30, 2020.
(3)	Anchor Tenant Rollover reserve springs upon an Anchor Tenant Trigger Event, which is defined as: Big Lots, Fresh Market, and/or Gordon’s of Metairie (a) files for bankruptcy, (b) provides notice of its intent to terminate its lease early or terminates the lease, (c) provides notice of its intent to go dark or actually goes dark, (d) defaults under the terms of its lease beyond applicable notice and cure periods, (e) fails to renew at least six months prior to the scheduled lease renewal date, or (f) defaults under its lease.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.

The Wilshire Plaza mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 121,709 square foot, anchored retail center located in Metairie, Louisiana, (the “Wilshire Plaza Property”), which is located approximately 6.1 miles north of New Orleans, Louisiana. Constructed in 1968 and last renovated in 2015, the Wilshire Plaza Property is situated on a 7.4-acre site and is anchored by Big Lot’s, Gordon’s of Metairie and Fresh Market. The Wilshire Plaza Property features 548 surface parking spaces resulting in a parking ratio of 4.5 spaces per 1,000 square feet of rentable area. The estimated 2015 population within a one-, three- and five-mile radius of the Wilshire Plaza Property was 19,919, 113,237 and 298,615, respectively, while the 2015 estimated average household income within the same radii was $73,895, $71,986 and $63,680, respectively. As of November 18, 2015, the Wilshire Plaza Property was 94.6% occupied by 15 tenants. A letter of intent to lease the remaining 6,600 square feet has been executed by Zoo Health Club. If Zoo Health Club takes occupancy, the Wilshire Plaza Property will be 100.0% occupied.

According to the appraisal, the Wilshire Plaza Property is located in the Airport/Metairie/Kenner retail submarket of the New Orleans retail market which, as of the third quarter of 2015, was comprised of 1,522 buildings totaling 17,657,118 square feet. As of the

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WILSHIRE PLAZA

third quarter of 2015, the submarket reported a vacancy rate of 4.8%, an average annual rental rate of $18.51 per square foot, triple-net and positive year to date net absorption of 40,505 square feet.

Sources and Uses

Sources			Uses
Original loan amount	$19,300,000	100.0%	Loan payoff	$17,413,707	90.2%
			Reserves	460,004	2.4
			Closing costs	513,358	2.7
			Return of equity	912,931	4.7
Total Sources	$19,300,000	100.0%	Total Uses	$19,300,000	100.0%

The following table presents certain information relating to the tenancy at the Wilshire Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants
The Fresh Market	NR/NR/NR	19,265	15.8%	$19.50	$375,668	19.8%	NAV	NAV	7/31/2025(3)
Gordon’s of Metairie	NR/NR/NR	20,250	16.6%	$17.50	$354,373	18.7%	$149	11.8%	10/31/2019
Big Lots	NR/NR/BBB	24,072	19.8%	$7.50	$180,540	9.5%	$183	4.1%	1/31/2021(4)
Total Anchor Tenants		63,587	52.2%	$14.32	$910,580	47.9%

Major Tenants
Office Depot	NR/B2/B-	15,555	12.8%	$11.00	$171,108	9.0%	NAV	NAV	11/30/2020
Rite Aid	NR/B2/B	12,000	9.9%	$15.50	$186,000	9.8%	$333	4.7%	7/31/2025(5)
Total Major Tenants		27,555	22.6%	$12.96	$357,108	18.8%

Non-major Tenants(6)		30,567	25.1%	$20.67	$631,719	33.3%

Occupied Collateral Total		121,709	100.0%	$15.61	$1,899,408	100.0%

Vacant Space		0	0.0%

Collateral Total		121,709	100.0%

(1)	Certain Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Cost are as of year-end 2014. Most tenants are not required to report sales.
(3)	The Fresh Market has six, 5-year lease renewal options.
(4)	Big Lots has one, 10-year lease renewal option remaining.
(5)	Rite Aid has three, 5-year lease renewal options remaining.
(6)	Includes 6,600 square feet of space (5.4% of net rentable area) that is under letter of intent with Zoo Health Club, but currently vacant. The guarantor has signed a 5-year master lease for this space.

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WILSHIRE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Wilshire Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual UW Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	5	9,190	7.6%	9,190	7.6%	$163,414	8.6%	$17.78
2017	0	0	0.0%	9,190	7.6%	$0	0.0%	$0.00
2018	3	6,730	5.5%	15,920	13.1%	$133,416	7.0%	$19.82
2019	2	22,970	18.9%	38,890	32.0%	$397,512	20.9%	$17.31
2020	1	15,555	12.8%	54,445	44.7%	$171,108	9.0%	$11.00
2021	1	24,072	19.8%	78,517	64.5%	$180,540	9.5%	$7.50
2022	1	5,327	4.4%	83,844	68.9%	$194,400	10.2%	$36.49
2023	0	0	0.0%	83,844	68.9%	$0	0.0%	$0.00
2024	0	0	0.0%	83,844	68.9%	$0	0.0%	$0.00
2025	3	37,865	31.1%	121,709	100.0%	$659,018	34.7%	$17.40
2026	0	0	0.0%	121,709	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	121,709	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	121,709	100.0%	$0	0.0%	$0.00
Total/Weighted Average	16	121,709	100.0%			$1,899,408	100.0%	$15.61
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Wilshire Plaza Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	11/18/2015(3)(4)
NAV	87.0%	94.3%	80.6%	94.6%

(1)	Historical occupancy information prior to 2012 is not available.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. The Wilshire Plaza Property is currently 94.6% occupied. A letter of intent to lease 6,600 square feet has been executed by Zoo Health Club for a 10 year term. Once the tenant takes occupancy it will bring the occupancy to 100%.
(4)	The increase in occupancy between December 31, 2014 and November 18, 2015 is driven by The Fresh Market taking occupancy of 19,264 square feet of previously vacant space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Wilshire Plaza Property:

Cash Flow Analysis

	2012	2013	2014	TTM 10/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,317,638	$1,463,480	$1,429,472	$1,479,127(1)	$1,899,407(1)	87.1%	$15.61
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	280,976	300,402	298,072	324,405(2)	409,746(2)	18.8	3.37
Less Vacancy & Credit Loss	0	0	0	0	(129,313)	(5.9)	(1.06)
Effective Gross Income	$1,598,614	$1,763,883	$1,727,544	$1,803,532	$2,179,840	100.0%	$17.91

Total Operating Expenses	$407,218	$426,382	$380,605	$432,893	$487,296	22.4%	$4.00

Net Operating Income	$1,191,396	$1,337,501	$1,346,939	$1,370,639	$1,692,544	77.6%	$13.91
TI/LC	0	0	0	0	90,365	4.1	0.74
Capital Expenditures	0	0	0	0	18,256	0.8	0.15
Net Cash Flow	$1,191,396	$1,337,501	$1,346,939	$1,370,639	$1,583,923	72.7%	$13.01

NOI DSCR	0.94x	1.06x	1.07x	1.08x	1.34x
NCF DSCR	0.94x	1.06x	1.07x	1.08x	1.25x
NOI DY	6.2%	6.9%	7.0%	7.1%	8.8%
NCF DY	6.2%	6.9%	7.0%	7.1%	8.2%
(1)	U/W Base Rent is higher than trailing twelve month October 31, 2015 because it includes $375,668 in annual Base Rent from The Fresh Market, which began paying rent on November 1, 2015. U/W Base rent also includes $97,350 for space that is under letter of intent with Zoo Health Club, but currently vacant. An upfront escrow representing three years of base rent and recoveries was taken at closing related to Zoo Health Club and the guarantor has signed a 5-year master lease for this space.
(2)	U/W Total Reimbursables is higher than trailing twelve month October 31, 2015 because it includes $76,827 for The Fresh Market, which began paying rent on November 1, 2014 and $26,320 for vacant space currently under letter of intent with Zoo Health Club.
(3)	The underwritten economic vacancy is 5.6%. The Wilshire Plaza Property was 94.6% physically occupied as of November 18, 2015.

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WILSHIRE PLAZA

The following table presents certain information relating to the comparable retail leases for the Wilshire Plaza Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name(2)	Lease Date /Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Wilshire Plaza (Subject) Metairie, LA	1968/2015	Big Lots, Gordons of Metairie, The Fresh Market	121,709	95%	--	The Fresh Market	July 2015 / 10 Yrs	19,265	$19.50	NNN
Magnolia Shopping Center Metairie, LA	1975/NAP	Big K-Mart, Katz, Rouse’s	212,866	90%	0.4 miles	Rouse’s	January 2013 / 5 Yrs	38,000	$4.94	NNN
Oakridge Place Shopping Center Metairie, LA	1994/NAP	Langenstein’s, Pier 1 Imports, Rite Aid Drugs	60,742	100%	1.7 miles	Hallmark Cards	March 2002 / 10 Yrs	1,000	$23.00	NNN
Mid-City Market New Orleans, LA	2013/NAP	Winn Dixie	108,964	96%	8.5 miles	Winn Dixie	July 2013 / 1.7 Yrs	54,390	$18.51	NNN
Magnolia Marketplace New Orleans, LA	2014/NAP	PetSmart, Michaels, TJ Maxx, Shoe Carnival	97,289	100%	11.4 miles	PetSmart	March 2015 / 10 Yrs	12,507	$19.50	NNN
Sena Mall Metairie, LA	1964/1984	Humana Marketpoint, Joann’s Fabrics, CVS	27,337	71%	8.4 miles	Humana Marketpoint	September 2012 / 5 Yrs	4,492	$17.00	NNN

(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.
(2)	Represents anchor tenant comparables only.

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No. 14 Northview Harbor Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$18,500,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$18,480,248			Location:	Grand Rapids, MI
% of Initial Pool Balance:	1.9%			Size:	360 Units
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit:	$51,334
Borrower Name:	NVH-GR360, LLC			Year Built/Renovated:	1978/2015
Sponsor(1):	Shawn Stafford			Title Vesting:	Fee
Mortgage Rate:	4.980%			Property Manager:	Self-managed
Note Date:	December 7, 2015			4th Most Recent Occupancy(5):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	88.6% (12/31/2012)
Maturity Date:	January 1, 2026			2nd Most Recent Occupancy (As of):	91.9% (12/31/2013)
IO Period(2):	36 months			Most Recent Occupancy (As of):	96.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	97.8% (10/20/2015)
Seasoning:	1 month
Amortization Term (Original)(2):	360 months			Underwriting and Financial Information:
Loan Amortization Type(2):	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,223,882 (12/31/2012)
Call Protection:	L(25),D(92),O(3)			3rd Most Recent NOI (As of):	$1,429,913 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,429,387 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$1,592,514 (TTM 10/31/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$3,064,872
				U/W Expenses:	$1,431,331
				U/W NOI:	$1,633,542
Escrows and Reserves:				U/W NCF:	$1,543,542
				U/W NOI DSCR:	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.30x
Taxes	$0	$20,909	NAP	U/W NOI Debt Yield:	8.8%
Insurance	$20,727	$5,182	NAP	U/W NCF Debt Yield:	8.4%
Replacement Reserves	$0	$7,500	NAP	As-Stabilized Appraised Value(6):	$29,500,000
TI/LC Reserve	$0	$0	NAP	As-Stabilized Appraisal Valuation Date(6):	February 1, 2017
Renovation Reserve(3)	$2,071,000	$0	NAP	Cut-off Date LTV Ratio(6):	62.6%
Debt Yield Reserve Fund(4)	$0	Springing	NAP	LTV Ratio at Maturity or ARD(6):	55.5%

(1)	Shawn Stafford was involved in four short sales, one deed-in-lieu, one discounted payoff and two tax foreclosures related to Detroit rental properties from 2006 to 2011. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.
(2)	The 36-month, interest-only period will commence on February 1, 2021. As long as (i) the approximate $2.1 million renovation has been completed in accordance with the loan agreement; (ii) the Northview Harbor Apartments Property has achieved a minimum NOI debt yield ratio of 9.0% based on the trailing twelve-month period ending January 1, 2021 and (iii) no event of default has occurred and is continuing (collectively the “Debt Yield Reserve Conditions”); the borrower will only be required to make interest only debt service payments during the interest only period. However, if the Debt Yield Reserve Conditions are not met on January 1, 2021, then in addition to the interest only payments, the borrower will be required to deposit the principal portion of the full principal and interest payment into a debt yield reserve, which will be held as additional collateral.
(3)	The Renovation Reserve of $2,071,000 ($5,753 per unit) is required to be used by February 7, 2017 with one extension of up to 10 months allowed if significant work is already underway at the time of the extension request. The pre-approved renovation budget is comprised of approximately $1.5 million ($4,219 per unit) for interior upgrades, which include improvements to the flooring, fixtures, appliances, kitchens, bathrooms, HVAC and doors on selected units; $495,000 ($1,375 per unit) for exterior renovations, which include improvements to the roofs on selected buildings, siding work, landscaping, deck work and parking lot repairs; and $57,000 for miscellaneous costs.
(4)	The monthly principal portion of the total monthly payment of $99,086 is required upon (i) an event of default occurring and continuing; (ii) failure to complete all renovations as outlined in the loan agreement; and (iii) failure of the Northview Harbor Apartments Property to achieve a minimum U/W NOI debt yield ratio of 9.0% by January 1, 2021.
(5)	See “Historical Occupancy” section.
(6)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the as-stabilized appraised value of $29,500,000 as of February 1, 2017. The as-stabilized value assumes the completion of the approximate $2.1 million renovation. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the as-is appraised value of $25,400,000 with a valuation date of October 15, 2015 are 72.8% and 64.5%, respectively.

The Northview Harbor Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a fee interest in a multifamily property containing 25 garden-style buildings located in Grand Rapids, Michigan (the “Northview Harbor Apartments Property”), approximately 14.5 miles north of the Gerald R. Ford International Airport and 9.1 miles northeast of the Grand Rapids central business district. Built in 1978 and last renovated in 2015, the Northview Harbor Apartments Property comprises 360 units totaling 252,126 square feet. The unit mix features 48 studio units, 115 one-bedroom/one-bathroom units, 60 one-bedroom/1.5 bathroom units, 107 two-bedroom/one-bathroom units and 30 two-bedroom/1.5-bathroom units. Amenities at the Northview Harbor Apartments Property include a swimming pool, carports, basketball, volleyball and tennis courts

A-3-100

NORTHVIEW HARBOR APARTMENTS

and an on-site management and leasing office. Unit amenities include private patios or balconies and central air-conditioning in all units and full size washer/dryer connections and fireplaces in select units.

The Northview Harbor Apartments Property’s immediate area is predominantly residential with supporting commercial uses along the major thoroughfares, primarily 5 Mile Road and Plainfield Avenue NE. Residential appeal is generated by its location near major employment centers, retail centers and restaurants. Large retail draws include North Kent Center outdoor lifestyle retail center, which is located 0.4 miles west of the Northview Harbor Apartments Property and is anchored by Lowe’s Home Improvement, Kmart, Dunham Sports, Dollar Tree and Family Farm and Home. Kuyper College is located approximately 2.7 miles southeast of the Northview Harbor Apartments Property and major area employers such as Spectrum Health and Meijer are located within 9.0 miles. The Northview Harbor Apartments Property features 361 surface parking spaces and 343 covered carports, for a total of 704 parking spaces, resulting in an overall parking ratio of approximately 2.0 spaces per unit. As of October 20, 2015, the Northview Harbor Apartments Property was 97.8% occupied. The borrower plans to invest approximately $2,071,000 in capital improvements within 14 months of origination, which will include $1,519,000 of interior renovations, $495,000 of exterior renovations and $57,000 allocated to miscellaneous costs.

Sources and Uses

Sources			Uses
Original loan amount	$18,500,000	74.6%	Purchase price	$22,000,000	88.7%
Sponsor’s new cash contribution	6,299,312	25.4	Reserves	2,091,727	8.4
			Closing costs	707,585	2.9
Total Sources	$24,799,312	100.0%	Total Uses	$24,799,312	100.0%

The following table presents certain information relating to the unit mix of the Northview Harbor Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Unit
Studio	48	13.3%	430	$643
1 Bedroom/1 Bathroom	115	31.9%	603	$641
1 Bedroom/1.5 Bathrooms	60	16.7%	698	$683
2 Bedroom/1 Bathroom	107	29.7%	858	$740
2 Bedroom/1.5 Bathrooms	30	8.3%	947	$856
Total/Weighted Average	360	100.0%	700	$696
(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Northview Harbor Apartments Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	10/20/2015(3)
NAV	88.6%	91.9%	96.0%	97.8%

(1)	Historical occupancy information prior to 2012 is not available.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

A-3-101

NORTHVIEW HARBOR APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Northview Harbor Apartments Property:

Cash Flow Analysis

	2012	2013	2014	TTM 10/31/2015	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$2,360,737	$2,430,461	$2,648,821	$2,766,853	$2,779,580	90.7%	$7,721
Grossed Up Vacant Space	293,000	209,456	110,150	89,291	164,248	5.4	456
Concessions	(41,522)	(30,910)	(7,150)	(1,875)	(3,285)	(0.1)	(9)
Other Income(1)	341,643	339,685	351,322	341,137	341,137	11.1	948
Less Vacancy & Credit Loss(2)	(478,868)	(266,694)	(183,724)	(140,138)	(216,808)	(7.1)	(602)
Effective Gross Income	$2,474,990	$2,681,998	$2,919,419	$3,055,268	$3,064,872	100.0%	$8,514

Total Operating Expenses	$1,251,108	$1,252,085	$1,490,032	$1,462,754	$1,431,331	46.7%	$3,976

Net Operating Income	$1,223,882	$1,429,913	$1,429,387	$1,592,514	$1,633,542	53.3%	$4,538
Capital Expenditures	121,551	0	0	0	90,000	2.9	250
Net Cash Flow	$1,102,331	$1,429,913	$1,429,387	$1,592,514	$1,543,542	50.4%	$4,288

NOI DSCR	1.03x	1.20x	1.20x	1.34x	1.37x
NCF DSCR	0.93x	1.20x	1.20x	1.34x	1.30x
NOI DY	6.6%	7.7%	7.7%	8.6%	8.8%
NCF DY	6.0%	7.7%	7.7%	8.6%	8.4%
(1)	Other Income consist of late fees, pet fees, damage fees, legal charges, Ratio Utility Billing System (RUBS), termination fees, application fees and laundry fees.
(2)	The underwritten economic vacancy is 5.0%. The Northview Harbor Apartments Property was 97.8% physically occupied as of October 20, 2015.

The following table presents certain information relating to comparable multifamily properties for the Northview Harbor Apartments Property:

Competitive Set(1)

						Average Rent (per unit)
	Location	Distance to Subject	Property Type	No. of Units	Studio	1 BR	2 BR	3 BR	Overall Average PSF	Total Occupancy
Northview Harbor Apartments (Subject)	Grand Rapids	--	Garden	360	$643	$655	$765	NAP	$0.99	98%
Pine Ridge Apartments	Grand Rapids	1.0 miles	Garden	168	NAP	$828	$1,015	NAP	$1.13	98%
The Valley	Grand Rapids	1.1 miles	Garden	176	NAP	$854	$1,299	$1,399	$0.75	100%
Autumn Ridge Apartments	Grand Rapids	1.9 miles	Garden	328	$565	$665	$792	NAP	$1.12	98%
Central Park Place	Grand Rapids	3.3 miles	Garden	216	NAP	$1,031	$1,100	NAP	$1.24	90%
Lake Forest I Apartments	Grand Rapids	2.5 miles	Garden	199	NAP	$789	$934	NAP	$0.87	100%
(1)	Information obtained from the appraisal and underwritten rent roll.

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A-3-103

No. 15 – Gill Park Cooperative

Loan Information				Property Information
Mortgage Loan Seller:	National Cooperative Bank, N.A.			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$17,965,034			Specific Property Type:	Cooperative
Cut-off Date Principal Balance:	$17,965,034			Location:	Chicago, IL
% of Initial Pool Balance:	1.9%			Size:	260 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$69,096
Borrower Name:	Gill Park Cooperative			Year Built/Renovated:	1968/1995
Sponsor(1):	NAP			Title Vesting:	Fee
Mortgage Rate:	4.470%			Property Manager:	Leasing and Management Company, Inc.
Note Date:	December 30, 2015			4th Most Recent Occupancy(6):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	NAP
Maturity Date:	January 1, 2026			2nd Most Recent Occupancy(6):	NAP
IO Period:	24 months			Most Recent Occupancy(6):	NAP
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	95.0% (3/4/2015)
Seasoning:	1 month
Amortization Term (Original):	180 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7)	NAP
Call Protection:	GRTR 1% or YM(113),1%(3),O(4)			3rd Most Recent NOI(7):	NAP
Lockbox Type:	None			2nd Most Recent NOI(7):	NAP
Additional Debt:	None			Most Recent NOI(7):	NAP
Additional Debt Type:	NAP
				U/W Revenues(7):	$4,559,823
				U/W Expenses(7):	$2,225,378
				U/W NOI(7):	$2,334,445
				U/W NCF(7):	$2,334,445
				U/W NOI DSCR(7):	1.42x
				U/W NCF DSCR(7):	1.42x
				U/W NOI Debt Yield(7):	13.0%
Escrows and Reserves:				U/W NCF Debt Yield(7):	13.0%
				As-Is Appraised Value(8):	$38,910,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	March 4, 2015
Taxes(2)	$0	Springing	NAP	Cut-off Date LTV Ratio(8):	46.2%
Insurance(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD(8):	25.6%
Capital Improvements(4)	$17,965,034	$72,917	NAP	Coop-Rental Value(9):	$38,910,000
Elevator Work(5)	$675,000	$0	NAP	Coop-LTV as Rental(9):	46.2%

(1)	The Gill Park Cooperative Property (as defined below) is owned by the borrower, which is a limited equity cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to such mortgage loan, including pursuant to any guaranty or environmental indemnity.
(2)	Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing; and (ii) the borrower provides evidence of payment of real estate taxes.
(3)	Ongoing monthly reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; and (ii) the borrower maintains the insurance policies.
(4)	The borrower was required to deposit the entire amount of the loan proceeds into an escrow account for ongoing redevelopment, renovation and expansion. Additionally, monthly collections of $72,917 are required through the initial twenty-four payment dates. No monthly collections will be required thereafter. See “Description of the Mortgage Pool – Redevelopment, Renovation and Expansion” in the Preliminary Prospectus.
(5)	The borrower was required to deposit $675,000 into escrow for identified elevator work.
(6)	See “Historical Occupancy” section. Historical occupancy is not reported as all units are owned by tenant-shareholders or the borrower. Units owned by tenant-shareholders are considered occupied as the tenant-shareholders are responsible for paying the maintenance charges on the respective units. The 25 vacant borrower owned units are intentionally being held vacant to facilitate planned capital improvements and are intended to be sold after the completion of the capital improvements. The “Current Occupancy” reflects the vacancy assumption in the appraisal for purposes of determining the appraised value of the Gill Park Cooperative Property as a multifamily rental property (i.e., the Coop - Rental Value). Additionally, the Current Occupancy “As of” date reflects the appraisal valuation date for the Gill Park Cooperative Property.
(7)	See “Cash Flow Analysis” section.
(8)	The As-Is Appraised Value, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the Coop-Rental Value which assumes the Gill Park Cooperative Property is operated as a multifamily market rate rental property. The Gill Park Cooperative Property was not valued as a cooperative as the subject has historically operated as a limited equity Section 8 multifamily cooperative. Therefore, there have been no market rate transfers within the building.
(9)	The Coop-Rental Value of the Gill Park Cooperative Property is the appraised value of the Gill Park Cooperative Property assuming the Gill Park Cooperative Property is operated as a market-rate multifamily rental property, and in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the U/W NCF for the Gill Park Cooperative Property.

A-3-104

GILL PARK COOPERATIVE

The mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a multifamily residential cooperative apartment building located in Chicago, Illinois (the “Gill Park Cooperative Property”). The Gill Park Cooperative Property is a 260-unit, 27-story, limited equity high-rise housing cooperative apartment building which was constructed in 1968 and converted to cooperative ownership in 1980. The Gill Park Cooperative Property receives project-based Section-8 subsidies under a contract for housing assistance payments between the borrower and The United States Department of Housing and Urban Development. The property has operated as a Section 8 project since inception and is subsidized through the Housing Assistance Program (“HAP”) contracts. The Gill Park Cooperative Property amenities include three elevators and a laundry room located on the ground floor. The Gill Park Cooperative Property features a three-story parking garage (with one open air deck and two covered levels) with 170 parking spaces resulting in a parking ratio of 0.7 spaces per unit. The Gill Park Cooperative Property is located approximately 0.5 miles northeast of Wrigley Field and 0.9 miles west of the Lake Michigan water front. The cooperative is 90.4% sold to tenant shareholders and the borrower owns 25 vacant units (9.6%) that it plans to hold during the capital improvement project. The appraiser applied a normalized 5% vacancy in its valuation. The planned capital improvements include but are not limited to: common building areas and commercial space upgrades, exterior improvements of curbing and walkways, plumbing system replacement, new heating, ventilation and air conditioning systems, corridor renovations, electrical upgrades, security system installation and interior unit renovation.

Sources and Uses

Sources			Uses
Original loan amount	$17,965,034	80.9%	Loan payoff	$3,386,785	15.3%
Borrower’s new cash contribution	4,237,472	19.1	Reserves	18,640,034	84.0
			Closing costs	175,686	0.8
Total Sources	$22,205,505	100.0%	Total Uses	$22,202,505	100.0%

The following table presents certain information relating to the unit mix of the Gill Park Cooperative Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Total Net SF
1 Bedroom	78	30.0%	624	48,672
2 Bedroom	156	60.0%	782	121,992
3 Bedroom	26	10.0%	1,014	26,364
Total/Weighted Average	260	100.0%	758	197,028
(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Gill Park Cooperative Property:

Historical Occupancy(1)

12/31/2011	12/31/2012	12/31/2013	12/31/2014	3/4/2015(2)
NAP	NAP	NAP	NAP	95.0%
(1)	Historical occupancy is not reported as all units are owned by tenant-shareholders or the borrower.
(2)	Occupancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Gill Park Cooperative Property as a multifamily rental property as of the appraisal valuation date. The Gill Park Cooperative Property is currently 90.4% occupied, with 25 borrower-owned vacant units (9.6%). The borrower-owned vacant units are intentionally left vacant in anticipation of the capital improvement project.

A-3-105

GILL PARK COOPERATIVE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Gill Park Cooperative Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Gross Potential Rent	$4,704,024	103.2%	$18,092
Other Income	26,000	0.6	100
Parking Income	65,000	1.4	250
Less Vacancy & Credit Loss	(235,201)(2)	(5.2)	(905)
Effective Gross Income	$4,559,823	100.0%	$17,538

Total Operating Expenses	$2,225,378	48.8%	$8,559

Net Operating Income	$2,334,445	51.2%	$8,979
Capital Expenditures	0	0.0	0
Net Cash Flow	$2,334,445	51.2%	$8,979

NOI DSCR	1.42x
NCF DSCR	1.42x
NOI DY	13.0%
NCF DY	13.0%
(1)	Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The U/W Net Cash Flow and the U/W Net Operating Income for a residential cooperative property is the projected net cash flow reflected in an appraisal and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves – in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.
(2)	The underwritten economic vacancy of 5.0% reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the Gill Park Cooperative Property as a multifamily rental property. The Gill Park Cooperative Property is currently 90.4% occupied, with 25 borrower-owned vacant units (9.6%). The borrower-owned vacant units are intentionally left vacant in anticipation of the capital improvement project.

A-3-106

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2016-C32 Commercial Mortgage Pass Through Certificates Series 2016-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation Detail	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	NCB Master & NCB Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	National Cooperative Bank, N.A. 2011 Crystal Drive	Rialto Capital Advisors, LLC 730 NW 107th Avenue, Suite 400	Pentalpha Surveillance LLC 375 North French Road
375 Park Avenue	550 S. Tryon Street, 14th Floor	Suite 800	Miami, FL 33172	Suite 100
2nd Floor, J0127-23	Charlotte, NC 28202	Arlington, VA 22202		Amherst, NY 14228
New York, NY 10152
Contact:	Contact:
Anthony.Sfarra@wellsfargo.com	REAM_InvestorRelations@wellsfargo.com	Contact: Kathleen Luzik	Contact: Thekla Salzman	Contact: Don Simon
Phone Number: (212) 214-5613	Phone Number: (866) 898-1615	Phone Number: (703) 302-1902	Phone Number: (305) 229 6465	Phone Number: (203) 660 6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2016-C32 Commercial Mortgage Pass Through Certificates Series 2016-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2016-C32 Commercial Mortgage Pass Through Certificates Series 2016-C32	For Additional Information please contact
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8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2016-C32 Commercial Mortgage Pass Through Certificates Series 2016-C32	For Additional Information please contact
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Frederick, MD 21701-4747		Determination Date:	3/11/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

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Frederick, MD 21701-4747		Determination Date:	3/11/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

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Frederick, MD 21701-4747		Determination Date:	3/11/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		National Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Deferred Interest	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Net Prepayment Interest Shortfall	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Net Prepayment Interest Excess	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

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Frederick, MD 21701-4747		Determination Date:	3/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

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Frederick, MD 21701-4747		Determination Date:	3/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

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Frederick, MD 21701-4747		Determination Date:	3/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

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Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

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Frederick, MD 21701-4747		Determination Date:	3/11/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

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Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

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Frederick, MD 21701-4747		Determination Date:	3/11/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

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Corporate Trust Services		Payment Date:	3/17/16
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Frederick, MD 21701-4747		Determination Date:	3/11/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

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Frederick, MD 21701-4747		Determination Date:	3/11/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

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8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

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Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

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8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

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8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

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Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

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Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

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Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Wells Fargo Commercial Mortgage Trust 2016-C32 Commercial Mortgage Pass Through Certificates Series 2016-C32	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/17/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/11/16

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of February 1, 2016 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2016-C32,
Commercial Mortgage Pass-Through Certificates
Series 2016-C32
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: [Rialto Capital Advisors, LLC][National Cooperative Bank, N.A.]
Directing Certificateholder: [______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

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IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1. Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Defect” in the Pooling and Servicing Agreement and/or MLPA, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the applicable master servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or MLPA. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such

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Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3. Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4. Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5. Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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6. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7. Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of

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the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9. Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an

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event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other

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outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve

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accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with

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respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and

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septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was

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originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and

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applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair

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market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex D-2.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably

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withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the tables, as applicable, under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related MLPA or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased

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within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b) The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee

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without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount

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specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (or a maintenance schedule in the case of a Mortgage Loan secured by a residential cooperative property) (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of

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such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an

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environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan (or, in the case of an ARD Loan, the related Anticipated Repayment Date).

44. Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization),

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and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45. Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Exhibit D, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
2	10 South LaSalle Street (Loan No. 6)	$105,000,000 senior loan to borrower is secured on a pari passu basis by various notes (Note A-1 in the amount of $30,000,000 and Note A-2 in the amount of $75,000,000). Wells Fargo is contributing Note A-1 to the WFCM 2016-C32 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2016-C32 Trust.
8	North Dallas Retail Portfolio (Loan No. 1)

(i) Tenant Rights of First Refusal. Three pad site tenants at various constituent properties (Taco Bell at Hunter’s Glen property, Wendy’s at Heritage Heights property, and Wendy’s at Flower Mound property) have Rights of First Refusal (ROFRs) to purchase their respective parcels if bona fide offer is received as to related parcel only that the related borrower is otherwise willing to accept. The ROFRs are not extinguished by foreclosure; however, the ROFRs do not apply to foreclosure or deed in lieu thereof.

(ii) Environmental Use Restrictions. With respect to the 14th Street Market property, the Phase I environmental site assessment identified a controlled recognized environmental condition (CREC) related to a prior on-site dry cleaning use. The property was included in the Texas Voluntary Cleanup Program and a certificate of completion was issued with restrictions against residential development and groundwater-dependent uses.

8	Preferred Freezer – Newark (Loan No. 5)	(i) Tenant Right of First Refusal/ Right of First Offer. Single tenant (Preferred Freezer Services) has Right of First Offer (ROFO) to purchase the subject

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

property if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

(ii) Environmental Use Restrictions. Phase I environmental site assessment identified a controlled recognized environmental condition (CREC) associated with prior on-site gas and drum manufacturing uses. Both the subject property and adjacent sites have potential for vapor-phase migration, but, based on long-term remedial efforts in the area, existing environmental controls and connection to public water, the consultant characterized environmental risks as minimal and not representing current concern. The loan documents require ongoing compliance with existing deed restrictions and the Remedial Action Permit issued by the New Jersey Department of Environmental Protection.

8	PRA Health Sciences (Loan No. 10)	Single tenant (PRA Health Sciences) has Right of First Refusal (ROFR) and Right of First Offer (ROFO) to purchase the subject property if bona fide offer is received that borrower is otherwise willing to accept, or if borrower decides to market the property, respectively. The ROFR and ROFO are not extinguished by foreclosure; however, the ROFR and ROFO do not apply to foreclosure or deed in lieu thereof.
8	Northline Industrial Center (Loan No. 12)	The Phase I environmental site assessment ESA identified soil contamination, soil vapor and groundwater contamination from prior operations that did not involve the borrower; however, a new owner is protected in Michigan from liability associated with prior contamination by filing a Baseline Environmental

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Assessment (BEA) and Due Care Plan with the Michigan Department of Environmental Quality (MDEQ). The borrower has made this submission to the MDEQ, and, when approved, it will represent the equivalent of a “no further action” confirmation. The Mortgage Loan documents include an $8,000 environmental reserve that will be released upon receipt of an MDEQ acknowledgement. The Due Care Plan includes restrictions on any construction activities involving dewatering or excavation of soils, including the use of clean fill material and disposal of excavated soils at an MDEQ-licensed landfill, as well as notice to affected construction workers of the potential for unacceptable exposure risks. Future land use of the property is restricted to non-residential uses only.
8	Hampton Inn Suites Ontario (Loan No. 21)	Developer (Ontario Mills Residual Limited Partnership) or successor has right of first refusal (ROFR) as to the mortgaged property if bona fide offer is received that borrower is otherwise willing to accept, and conditional purchase option to acquire the property at then-fair market value if it is no longer used as a hotel. Neither the ROFR nor conditional purchase option is extinguished by foreclosure; however, neither the ROFR nor the conditional purchase option apply to foreclosure or deed in lieu thereof. The Mortgage Loan documents provide for springing recourse to the borrower and guarantor if the conditional purchase option is ever exercised. The guarantors have an aggregate stated net worth of approximately $116.2 million as of August 17, 2015.
8	Emerson Plaza (Loan No. 65)	Pad site tenant (Dairy Queen) has Right of First Refusal (ROFR) to purchase its parcel if bona fide offer is received as to related parcel only that borrower is

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
8	343 King Street (Loan No. 89)	Mortgaged property consists of a first floor retail unit that is part of a condominium regime with three second floor residential units. The borrower has a 73% voting rights interest in the related owners’ association, and the ability to control material decisions of the owners’ association.
15	10 South LaSalle Street (Loan No. 6)	The loan guarantor (Jeffrey Feil) is named as defendant in a lawsuit initiated by various family members/shareholders alleging mismanagement of certain family businesses and trusts and seeking dissolution and liquidation of the related business assets. Mr. Feil assumed control of the businesses following the death of his parents. Specifically, the plaintiffs’ claims include that Mr. Feil, using his voting control, engaged in a scheme to restrict cash distributions and coerce the family members to sell their interests in the family businesses to Mr. Feil on below-market terms. Additional claims include Mr. Feil’s misappropriation of insurance proceeds following Hurricane Katrina. Certain information concerning the related proceedings is under seal because of existing confidentiality agreements. We cannot assure you that such litigation will not be adversely adjudicated, or that there will not be any material adverse effects on Mr. Feil’s business or on the operation of the Mortgaged Property as a result. The loan documents include requirements for hard/ springing cash management (EOD and less than 7.5% DY triggers) and minimum guarantor net worth/liquidity requirements, among other things.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	North Dallas Retail Portfolio (Loan No. 1)

(i) Property Insurance Deductible. The loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.

(ii) Leased Fee Parcels. Various parcels (Bank of the West and Wendy’s at Heritage Heights; Bank of America at Cross Timbers Court; Wendy’s at Flower Mound Crossing) are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

18	Preferred Freezer – Newark (Loan No. 5)

(i) Property Insurance Deductible. The Mortgage Loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.

(ii) Rent Loss Coverage. The Mortgage Loan documents require 12 months’ rent loss coverage; however, the underlying lease does not include any tenant rent abatement remedy in the event of casualty or condemnation.

18	10 South LaSalle Street (Loan No. 6)	Loan documents permit a liability insurance deductible of up to $100,000.
18	Cottonwood Shopping Center (Loan No. 9)

Toys ‘R Us parcel (#4 tenant by net rentable area) is leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	PRA Health Sciences (Loan No. 10)

(i) Property Insurance Deductible. The Mortgage Loan documents permit a property insurance deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.

(ii) Lender Control of Casualty Proceeds. The Mortgage Loan documents provide that the lender controls disbursement of available casualty proceeds of $1,000,000 or more (the “restoration threshold”). While the original principal balance of the loan is $21,000,000 (and the restoration threshold would be less than 5% of such amount), the scheduled balance at maturity is $18,454,232 (and the restoration threshold would be approximately 5.4% of such amount).

18	Seminole Orange Plaza Center (Loan No. 28)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended as to Walgreen space only if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, it maintains a net worth of at least $100 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.
18	Hy-Vee Waterloo (Loan No. 43)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
coverage) is suspended if tenant (Hy-Vee, Inc.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, it maintains a net worth of at least $100 million. If Hy-Vee elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement remedies for any reason during the loan term. At the time of loan origination, Hy-Vee had not elected to self-insure.
31	10 South LaSalle Street (Loan No. 6)	Mortgage Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism coverage) required by the loan documents.
31	Hampton Inn Suites Ontario (Loan No. 21)	Mortgage Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage required by the Mortgage Loan documents.
31	Seminole Orange Plaza Center (Loan No. 28)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended as to Walgreen space only if tenant (Walgreen Co.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, it maintains a net worth of at least $100 million. If Walgreen elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
abatement or termination remedies for any reason during the loan term. Further, if the Walgreen lease is in full force effect and there is no lease or loan default, the provisions of the Walgreen lease shall control disbursement of any casualty proceeds. Walgreen’s has provided notice of its self-insurance election.
31	Hy-Vee Waterloo (Loan No. 43)	Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Hy-Vee, Inc.) elects to provide third party insurance or self-insure in accordance with its lease. Tenant is permitted to self-insure if, among other things, it maintains a net worth of at least $100 million. If Hy-Vee elects to provide third party insurance in accordance with its lease, the borrower’s obligation to provide rent loss or terrorism insurance is suspended, but the lease has no rent abatement remedies for any reason during the loan term. At the time of loan origination, Hy-Vee had not elected to self-insure.
31	Fort Totten Apartments (Loan No. 74)	Mortgage Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage required by the Mortgage Loan documents.
31	343 King Street (Loan No. 89)	Mortgage Loan documents provide that borrower’s obligation to provide required insurance is suspended if condominium association provides insurance required by condominium regime. The association obtains property insurance on each unit and the common elements, but rent loss and terrorism insurance are not expressly required to be provided.

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	Hampton Inn Carmel, IN (Loan No. 33)	Borrower has outstanding loans to affiliates unrelated to the mortgaged property: (i) $894,650 loan from Borrower to Schahet Hotels, Inc. was used to fund operations for other affiliated entities; and (ii) $487,228 loan from Borrower to Indy Airport Partners was used for the affiliate’s development of a hotel property in Indianapolis, IN. In certain cases, a portion of management fees from the affiliated properties are used to pay down existing loans to the related borrower.
43	North Dallas Retail Portfolio (Loan No. 1)	The Phase I environmental site assessments (“ESA”) obtained at loan origination identified the following: (i) with respect to the Josey Oaks Crossing property, a historic recognized environmental condition related to a prior gas station for which the Texas Commission on Environmental Quality (“TCEQ”) issued a No Further Action (“NFA”) letter; also, potential risk related to a currently operating on-site dry cleaners for which, however, there have been no reported releases; (ii) with respect to the Hunter’s Glen Crossing property, a controlled recognized environmental condition (“CREC”) related to a prior on-site dry cleaning operation for which regulatory closure was obtained in May 2009; also, current dry cleaning operations on-site for which the ESA indicated no reported releases; (iii) with respect to the The Highlands property, potential risk related to an on-site dry cleaners for which the ESA indicated no reported releases and prior subsurface sampling that detected no impacts; and, an on-site gasoline station for which tank tightness tests have been passed and no leaks detected; (iv) with respect to the Flower Mound Crossing property, potential risk related to an on-site dry cleaners that was included in

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the Texas Voluntary Cleanup Program and for which a certificate of completion with residual impacts was obtained; and (v) with respect to the 14th Street Market property, a CREC related to a prior on-site dry cleaning use that was included in the Texas Voluntary Cleanup Program and for which a certificate of completion was issued with restrictions against residential development and groundwater-dependent uses; also, prior gasoline and diesel underground storage tanks that were removed and for which regulatory closure was granted. In lieu of obtaining Phase II or other environmental site assessments, the lender was named as an additional insured (with rights of assignment) on a $9 million owners environmental insurance policy (with $3 million per claim limit and with other sub-limits as described below) from Beazley/ Eclipse, a member of Lloyd’s Syndicate, with a 10 year term and 3 year renewal option exercisable by the lender, and having a $50,000 deductible, except that the deductible for the Highlands property is $250,000. The policy covers 11 properties: the eight properties comprising the security for the subject mortgage loan, and three additional properties that are security for a separate on-book loan originated by Wells Fargo Bank. There is a separate sub-limit of $3 million aggregate/ $1 million per claim for the three properties unrelated to the subject mortgage loan. The policy premium was pre-paid at closing. Beazley/ Eclipse has an AM Best’s rating of A/XV. The loan documents provide that the premium for the environmental policy extension be trapped in connection with the required cash management one year prior to the environmental policy’s expiration. In addition to customary personal liability for losses related to environmental matters, the loan documents provide for

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
personal liability to the guarantor (ACREG Investment Holdings LLC) for losses up to the extension premium amount of $148,329.63 for failure to make the related deposit. The guarantor had a stated net worth/ liquidity of $141.2 million/ $12.0 million as of August 31, 2015.
43	Chicago Industrial Portfolio I (Loan No. 4)	The Phase I environmental site assessments obtained at loan origination identified potentially sensitive prior site activities (but no recognized environmental conditions) at two of the 18 constituent properties: (i) at the 12500 Lombard Lane property, four above-ground storage tanks for which, while no releases were reported, no sampling was performed at the time of tank removal in 1989; and (ii) at the 2785 Algonquin Road property, two triple oil/water separators. Although a Phase II ESA was not recommended, the lender obtained a $4 million lender environmental collateral protection and liability-type environmental insurance policy with $2 million sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having a $50,000 deductible. The policy premium was pre-paid at closing, and the loan documents required an up-front $50,000 reserve for the environmental policy deductible. Steadfast Insurance Company has an S & P rating of “AA-”.
43	215 South Center Street & 210 East Third Street (Loan No. 40)	The Phase I environmental site assessment obtained at loan origination identified recognized environmental conditions associated with (i) prior on-site auto service station, including three underground storage tanks, for which additional testing for chlorinated and solvents was recommended; and (ii) prior printing and warehouse operations

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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
conducted until 2003 on adjacent property, for which chlorinated solvents, volatile organic compounds and metals testing was recommended. In lieu of obtaining a Phase II environmental site assessment, the lender obtained a $2 million lender premises environmental liability-type environmental insurance policy from Great American Insurance Co., with a 13-year term (3 years past loan maturity), and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American has an S & P rating of “A+”.
43	Hy-Vee Waterloo (Loan No. 43)	The Phase I environmental site assessment obtained at loan origination identified recognized environmental conditions associated with underground storage tanks installed in 2004 that did not have proper tags in fill port and spill containment buckets that were dirty and contained fluids. Given the age of the UST’s, the environmental consultant recommended a sub-surface investigation of the soil and groundwater conditions in the adjacent area. The lender did not require the subsurface investigation, due to (i) the tenant’s having responsibility for the tanks pursuant to the related lease terms, and (ii) the potential clean-up cost if required was estimated at $250,000-$500,000. The Mortgage Loan documents also provide that the guarantor has personal liability for losses related to environmental conditions. The guarantor’s stated net worth as of November 13, 2015 was $74.4 million.

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Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
1	Marriott Melville Long Island (Loan No. 2) Hilton Wilmington/Christiana (Loan No. 7) Wingate by Wyndham Round Rock (Loan No. 48) Comfort Suites Austin (Loan No. 57)	The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor and, if required by the existing comfort letter, request that the franchisor deliver a replacement comfort letter in favor of the Trust. With respect to the Mortgage Loans listed, the Mortgage File does not contain the replacement comfort letter.
5	Marriott Melville Long Island (Loan No. 2) Hilton Wilmington/Christiana (Loan No. 7) Wingate by Wyndham Round Rock (Loan No. 48) Comfort Suites Austin (Loan No. 57)	The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC, under which the franchisor may elect to issue a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. The Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor. At the franchisor’s option, the franchisor may issue a replacement comfort letter. However, there can be no assurance that the franchisor will issue a new comfort letter in favor of the Trust within a reasonable time.
7	Orlando Plaza Garage (Loan No. 11)	The Mortgaged Property is subject to a subordinate wrap-around mortgage between the Mortgagor, as lender and LR Plaza Garage LLC, as borrower, in the amount of $22,800,000.
8	Marriott Melville Long Island (Loan No. 2)	The franchisor has a right of first refusal to purchase the Mortgaged Property and/or terminate the franchise agreement if the franchisee proposes to sell the Mortgaged Property, its interest in the franchise, an ownership interest in the franchisee or a control affiliate to a competitor (i.e., a hotel brand or similar entity). Such right of first refusal will not apply

D-2-13

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the Mortgaged Property.
8	Walgreens Portfolio (Loan No. 30)	The sole tenant at each of the Walgreens – Claremore and Walgreens – Rainbow properties, Walgreen Co., has a right of first refusal to purchase their respective Mortgaged Property if the Mortgagor elects to sell the Mortgaged Property. Such right of first refusal will not apply to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.
8	Walgreens – Houston (Loan No. 87)	The sole tenant, Walgreen Co., has a right of first refusal to purchase the entire Mortgaged Property if the Mortgagor elects to sell the Mortgaged Property. Such right of first refusal will not apply to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.
9	Orlando Plaza Garage (Loan No. 11)

The Mortgaged Property is subject to a subordinate wrap-around mortgage between the Mortgagor, as lender and LR Plaza Garage LLC, as borrower, in the amount of $22,800,000.

The Mortgagor, as subordinate lender, Rialto Mortgage Finance, LLC, as senior lender and LR Plaza Garage LLC, as borrower entered into a subordination and standstill agreement confirming

D-2-14

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
that such mortgage is subordinate to the Mortgage Loan.
10	Orlando Plaza Garage (Loan No. 11)	The Mortgage Loan documents and the Mortgagor’s organizational documents permit the Mortgagor, in lieu of owning the Mortgaged Property, to make a mortgage loan to LR Plaza Garage LLC (a Mortgagor affiliate) in the outstanding principal balance of $22,800,000 secured by a subordinate wrap-around mortgage encumbering the Mortgaged Property.
18	Orlando Plaza Garage (Loan No. 11)	LR Plaza Garage LLC owns the Mortgaged Property. See exception to Representation no. 10 above.
18	Walgreens – Portfolio (Loan No. 30)	The sole tenant at each of the Walgreens – Claremore and Walgreens – Rainbow properties, Walgreen Co., may provide any insurance required to be maintained by the Borrower. The sole tenant is permitted to self-insure; provided, among other things, the tenant maintains a “BBB” rating by S&P (or an equivalent rating by another rating agency) and the sole tenant satisfies the net worth requirements under its lease (which is $100 million).
18	Walgreens – Houston (Loan No. 87)	The sole tenant, Walgreen Co., may provide any insurance required to be maintained by the Borrower. The sole tenant is permitted to self-insure; provided, among other things, the tenant maintains a “BBB” rating by S&P (or an equivalent rating by another rating agency) and the sole tenant satisfies the net worth requirements under its lease (which is $250 million).
26	Locker Room Portfolio (Loan No. 31)	The Mortgagor did not obtain a “no violations letter” with respect to the Mortgaged Property prior to the closing of the Mortgage Loan. The Mortgagor is

D-2-15

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
required use commercially reasonable efforts to obtain such letter and notify the lender of any open zoning or building code violations promptly. The Mortgagor is also obligated to correct such open zoning or building code violations. There is recourse to the Mortgagor and the guarantor for losses related to any violations that may exist, the Mortgagor’s failure to comply with its obligation to obtain the “no violations letter”, or the Mortgagor’s failure to correct any open violations.
26	Wisconsin Retail Portfolio – Kenosha (Loan No. 45.02)	Kenosha property: The use by the Cash Store tenant (1.3% of NRA) as a convenient cash business is a pre-existing legal nonconforming use that was in place prior to the change in ordinance requiring a conditional use permit and was a permitted use under the prior ordinance. In the event of a casualty of 50% or less of the total assessed value, the property may be reconstructed provided that the nonconforming use as it existed prior to the casualty is not increased or enlarged. To the extent the casualty is to more than 50% of the assessed value, the property can only be rebuilt in compliance with the then-current zoning code and all applicable legal requirements. The Mortgage Loan is recourse to the Mortgagor and the guarantor for losses related to the inability to reopen the Cash Store.
26	Carolina Village MHC (Loan No. 50)	The Mortgaged Property is a pre-existing legally nonconforming use, as manufactured housing communities are not a permitted use under current zoning laws. Following a casualty, the Mortgaged Property is permitted to be rebuilt to its current use; provided that (i) the manufactured housing community is not expanded in size and (ii) the number of manufactured homes is not increased beyond the

D-2-16

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
number that existed on April 1, 2002.
26	Comfort Suites Austin (Loan No. 57)	The Mortgaged Property is a pre-existing legally nonconforming use, as hotels are not a permitted use under current zoning laws. Under the local zoning laws, following a casualty, the Mortgagor is permitted to rebuild the Mortgaged Property to its current use provided the cost to do so does not exceed 90% of the value of the structure immediately before the damage. The Mortgage Loan documents provide for recourse to the Mortgagor and the guarantor for any losses resulting from the loss of the ability to restore the Mortgaged Property to its current use.
26	ACG Conlon Portfolio (Loan No. 59)

The Village Green MHC property is pre-existing legal nonconforming use, as a manufactured housing community is not a permitted use. Under current zoning laws, following a casualty of 60% or more of the structure (pads and permanent structures), the property can only be rebuilt in compliance with the then-current zoning code and all applicable legal requirements.

The Southside MHC property is pre-existing legal nonconforming use, as a manufactured housing community is not a permitted use. Under current zoning laws, following a casualty of 50% or more of the structure (mobile homes are considered single family homes, which are exempt from the rebuild threshold and are permitted to be rebuilt even if 100% destroyed), the property can only be rebuilt in compliance with the then-current zoning code and all applicable legal requirements.

26	Secured Storage (Loan No. 95)	The Mortgaged Property is a pre-existing legally nonconforming use, as

D-2-17

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
self-storage facilities are not a permitted use under current zoning laws. Under current zoning laws, following a casualty with respect to a legal non-conforming individual self-storage building on the Mortgaged Property, equal to 75% or less of its fair value, the individual building may be rebuilt to its current use. A casualty to an individual self-storage building on the Mortgaged Property which is greater than 75% of its fair value may be rebuilt provided the zoning board grants a special use permit. The Mortgage Loan is recourse to the borrower and the guarantor for losses related to the inability to restore the Mortgaged Property to its current use.
26	A1 Stateline Self Storage (Loan No. 105)	The Mortgaged Property is a pre-existing legally nonconforming use, as self-storage facilities are not a permitted use under current zoning laws. Under current zoning laws, following a casualty with respect to a legal non-conforming use, 100% of the Mortgaged Property can be rebuilt and its use re-established, provided it is rebuilt within a two year period. The Mortgage Loan is recourse to the borrower and the guarantor for losses related to the inability to restore the Mortgaged Property to its current use.
27	Orlando Plaza Garage (Loan No. 11)	LR Plaza Garage LLC, the owner of the Mortgaged Property, has covenanted in the wrap-around loan agreement between the Mortgagor as lender and LR Plaza Garage LLC as mortgagor, to take necessary actions to keep all material required licenses, permits and approvals necessary for the operation of the Mortgaged Property in full force and effect.
28	Marriott Melville Long Island (Loan No. 2)	(i) Recourse to the Mortgagor and the guarantor for losses and damages does not cover misappropriation of security

D-2-18

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
deposits, but does cover failure to deliver security deposits to the lender upon a foreclosure.

(ii) With respect to recourse for waste, the Mortgage Loan provides for recourse for intentional, material physical waste only.

28	Hilton Wilmington/Christiana (Loan No. 7)	With respect to recourse for waste, the Mortgage Loan provides recourse for the occurrence of any intentional physical waste of the Mortgaged Property by Mortgagor to the extent that there was sufficient cash flow available to Mortgagor from the Mortgaged Property to prevent the same.
28	Compass Self Storage Portfolio (Loan No. 23)	With respect to recourse for waste, the Mortgage Loan documents provide for recourse related to the occurrence of any material physical waste at the Mortgaged Property caused by the intentional acts or omissions of the Mortgagor, guarantor or any of their affiliates
28	Marketplace at Rivergate (Loan No. 24)	With respect to recourse for waste, the Mortgage Loan documents provide recourse for material physical waste only to the extent the Mortgaged Property generates sufficient cash flow to prevent such waste, and provided the Mortgagor does not intentionally commit material physical waste at the Mortgaged Property.
28	Midtown Market (Loan No. 42)

(i) Recourse for a voluntary bankruptcy is limited to full recourse if the Mortgaged Property, or any part thereof, becomes an asset in a voluntary bankruptcy or insolvency proceeding against the Mortgagor.

(ii) Recourse for an involuntary bankruptcy is limited to full recourse if the Mortgaged Property, or any part thereof, becomes an asset in an

D-2-19

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

involuntary bankruptcy or insolvency proceeding (A) which is commenced by any party controlling, controlled by or under common control with the Mortgagor (which shall include, but not be limited to, any creditor or claimant acting in concert with the Mortgagor or any of the foregoing parties) (the “Borrowing Group”) or (B) in which any member of the Borrowing Group objects to a motion by the lender for relief from any stay or injunction from the foreclosure of this Security Instrument or any other remedial action permitted

(ii) With respect to recourse for waste, the Mortgage Loan documents provide recourse for material physical waste only to the extent the Mortgaged Property generates sufficient cash flow to prevent such waste

(iii) Recourse for voluntary transfers in violation of the Mortgage Loan documents is limited to only the sale, mortgage or pledge of the property or any direct or indirect controlling interest in the Mortgagor in a transaction with a third party.

28	Carolina Village MHC (Loan No. 50)	The Mortgage Loan is full recourse only until the Recourse Conditions (as defined in the Mortgage Loan agreement) are satisfied.
28	Summit Marketplace (Loan No. 70)	With respect to recourse for waste, the Mortgage Loan provides recourse for material physical waste by the Mortgagor or the guarantor or any of their respective agents, principals or representatives, only to the extent the Mortgaged Property generates sufficient cash flow to prevent such waste and (ii) if such waste is the result of an affirmative act of the Mortgagor.

D-2-20

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	Walgreens – Houston (Loan No. 87)	So long as Walgreen Co. (the tenant) self-insures its insurance obligations under the lease, the tenant is not required to provide terrorism coverage or to obtain terrorism coverage in a special form coverage insurance. In the event Walgreen Co. subleases or assigns the lease, any subtenant is required to provide terrorism coverage if such coverage is available.
32	Orlando Plaza Garage (Loan No. 11)	See exception to Representation no. 7 above.
33	Orlando Plaza Garage (Loan No. 11)	The Mortgagor and LR Plaza Garage LLC (a Mortgagor affiliate), are both recycled special purpose entities. LR Plaza Garage LLC has owned only the Mortgaged Property. The Mortgagor previously owned the theatre and retail units in the condominium that includes the Mortgaged Property. In addition, the Mortgage Loan documents and the Mortgagor’s organizational documents permit the Mortgagor, in lieu of owning the Mortgaged Property, to make a mortgage loan to LR Plaza Garage LLC in the outstanding principal balance of $22,800,000 secured by a subordinate wrap-around mortgage encumbering the Mortgaged Property. The Mortgagor also holds a wrap-around subordinate note on the Mortgaged Property issued pursuant to the wrap-around loan agreement between the Mortgagor as lender and LR Plaza Garage LLC as mortgagor.
39	Orlando Plaza Garage (Loan No. 11)	The Mortgaged Property is operated as a parking garage. The Mortgagor and LR Plaza Garage LLC did not obtain a Certified Rent Roll.
42	Marriott Melville Long Island (Loan No. 2)	Columbia Sussex Corporation (“CSC”), one of the guarantors, placed a subsidiary into bankruptcy in 2008 which emerged from bankruptcy on

D-2-21

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
March 8, 2010.
42	Carolina Village MHC (Loan No. 50)	The guarantor (Robert J. Miller) filed for Chapter 7 personal bankruptcy in 2005, which was discharged on February 2, 2006.
42	Summit Marketplace (Loan No. 70)	The guarantor (Gary J. Dragul) filed for Chapter 7 personal bankruptcy in 1991, which was discharged in 1994.

D-2-22

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	711 Shore Road Owners Corp. (Loan No. 35); 440 East 79th Street Owners Corp. (Loan No. 36); 505 Central Avenue Corp. (Loan No. 44); 65 West 95th Owners Corp. (Loan No. 49); Congress Owners, Ltd. (Loan No. 53); 24535 Owners Corp. (Loan No. 54); 333 Bronx River Tenants Corp. (Loan No. 62); Linden Hill No. 2 Cooperative Corp. (Loan No. 63); Pelhamdale Manor Corp. (Loan No. 71); 3050 Fairfield Avenue Owners Corp. (Loan No. 81); 135 Willow Owners Corp. (Loan No. 90); Fairfax House Owners, Inc. (Loan No. 102)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	16 Canterbury Corp. (Loan No. 97); Hampton House Tenants Corp. (Loan No. 98); 90 Eighth Avenue Housing Co., Inc. (Loan No. 100)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Colorado Owners, Inc. (Loan No. 52)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Maple Plaza Housing Development Fund Corporation (Loan No. 20); Grinnell Housing Development Fund Corporation (Loan No. 64); Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. (Loan No. 73)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Barclay Plaza Owners, Inc. (Loan No. 101); East Hampton Mews Tenants Corp. (Loan No. 104)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of

D-2-23

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
$200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	Gramatan Court Apartments, Inc. (Loan No. 112)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $800,000.00; as of the Cut-off Date, $370,000.00 has been advanced under said subordinate credit line mortgage.
12	Gill Park Cooperative (Loan No. 15); Fairfax House Owners, Inc. (Loan No. 102)	The inspections for the referenced Mortgaged Properties were conducted more than 6 months prior to the origination of the related Mortgage Loans.
18	Gill Park Cooperative (Loan No. 15)	The business interruption or rental loss insurance covers a period of less than 12 months.
28	All of the Mortgage Loans secured by cooperatives.	All of the Mortgage Loans secured by residential cooperatives are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperatives.	The Mortgage Loans secured by residential cooperatives do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements.
32	All of the Mortgage Loans secured by residential cooperatives.	All of the Mortgage Loans secured by residential cooperatives permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the Mortgage Loans secured	The Mortgagors under the Mortgage Loans secured by residential cooperatives

D-2-24

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	by residential cooperatives.	are not Single-Purpose Entities.
39	All of the Mortgage Loans secured by residential cooperatives.	“Certified Operating Histories” with respect to Mortgage Loans secured by residential cooperatives means (i) historical annual financial statements prepared by an independent accountant and (ii) year-to-date financial statements certified by the related Mortgagor as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.
39	Gill Park Cooperative (Loan No. 15); 2 & 6 Terri Lane (Loan No. 32); 711 Shore Road Owners Corp. (Loan No. 35); Neighbors Emergency Center (Loan No. 66); Bandera at Woodlawn (Loan No. 69); Lakefront 17 LLC (Loan No. 76); Hampton House Tenants Corp. (Loan No. 98); 588 Main Avenue (Loan No. 106); Starbucks Plaza (Loan No. 108)	Certified Operating Histories were not obtained with respect to the referenced Mortgaged Properties.
42	All of the Mortgage Loans secured by residential cooperatives.	For purposes of Representation 42 with respect to Mortgage Loans secured by residential cooperatives, the term “Controlling Owner” shall mean any single shareholder of a Mortgagor that owns shares appurtenant to 50% or more of the residential cooperative units at the related Mortgaged Property and holds a majority of the seats of the cooperative corporation’s board of directors. For purposes of this exception to Representation 42, there are no Mortgage Loans that have a Controlling Owner, as defined above.
45	Gill Park Cooperative (Loan No. 15); Fairfax House Owners, Inc. (Loan No. 102)	The appraisals for the referenced Mortgaged Properties are dated more than 6 months prior to the origination of the related Mortgage Loans.
47	711 Shore Road Owners Corp. (Loan No. 35); 440 East 79th	Each of the referenced Mortgaged Properties are encumbered by a

D-2-25

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Street Owners Corp. (Loan No. 36); 505 Central Avenue Corp. (Loan No. 44); 65 West 95th Owners Corp. (Loan No. 49); Congress Owners, Ltd. (Loan No. 53); 24535 Owners Corp. (Loan No. 54); 333 Bronx River Tenants Corp. (Loan No. 62); Linden Hill No. 2 Cooperative Corp. (Loan No. 63); Pelhamdale Manor Corp. (Loan No. 71); 3050 Fairfield Avenue Owners Corp. (Loan No. 81); 135 Willow Owners Corp. (Loan No. 90); Fairfax House Owners, Inc. (Loan No. 102)	subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	16 Canterbury Corp. (Loan No. 97); Hampton House Tenants Corp. (Loan No. 98); 90 Eighth Avenue Housing Co., Inc. (Loan No. 100)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Colorado Owners, Inc. (Loan No. 52)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $750,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Maple Plaza Housing Development Fund Corporation (Loan No. 20); Grinnell Housing Development Fund Corporation (Loan No. 64); Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc. (Loan No. 73)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	Barclay Plaza Owners, Inc. (Loan No. 101); East Hampton Mews Tenants Corp. (Loan No. 104)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-26

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
47	Gramatan Court Apartments, Inc. (Loan No. 112)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $800,000.00; as of the Cut-off Date, $370,000.00 has been advanced under said subordinate credit line mortgage.

D-2-27

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	TownePlace Suites Redwood City (Loan No. 8) Quality Suites Hickory (Loan No. 47)	With respect to each of the subject Mortgage Loans, the related mortgage loan documents contain an executed comfort letter in favor of C-III Commercial Mortgage LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer and request to the franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period as required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.
8	Tharp Retail Portfolio (Loan No. 16) Infinite Self Storage Portfolio (Loan No. 25)	The Tharp Retail Portfolio – CSL Plasma Center Mortgaged Property and the Infinite Self Storage Portfolio – Infinite Self Storage – East 52nd Mortgaged Property are each subject to recorded use restrictions in connection with environmental matters.
8	Infinite Self Storage Hendricks (Loan No. 68) Timberline and Echo Valley MHP (Loan No. 92)	With respect to each of the subject Mortgage Loans, the related Mortgaged Property consists of two or more noncontiguous parcels.
8	The Oaks Plaza (Loan No. 75)	The related Mortgaged Property is subject to a right of first refusal on the part of a tenant.
12	Quality Suites Hickory (Loan No. 47)	An engineering report was prepared with respect to the related Mortgaged Property by a third party engineering consultant in November 2014, more than twelve months prior to the cut-off date.
18	All C3CM Mortgage Loans (Loan Nos. 8, 16, 19, 25, 38, 47, 68, 75, 78, 85, 92, 94, 103 and 109)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other

D-2-28

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
catastrophe perils such as flood, windstorm and earthquake).
19	Timberline and Echo Valley MHP (Loan No. 92)	The related Mortgaged Property is serviced by a waste water treatment facility rather than sewer or septic system. Such waste water treatment facility is not in compliance with effluent contamination levels; however, a reserve was established at origination to cover the estimated costs of bringing the facility into compliance.
26

TownePlace Suites Redwood City
(Loan No. 8)

Infinite Self Storage Portfolio
(Loan No. 25)

Infinite Self Storage Hendricks
(Loan No. 68)

The Oaks Plaza
(Loan No. 75)

Pecan Villa MHP
(Loan No. 85)

Palm Bay Self Storage
(Loan No. 109)

For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute) a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.

27	Timberline and Echo Valley MHP (Loan No. 92)	The related Mortgaged Property is serviced by a waste water treatment facility that is operating under either

D-2-29

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
expired National Pollutant Discharge Elimination System permits or permits due for renewal this year.
28	All C3CM Mortgage Loans (Loan Nos. 8, 16, 19, 25, 38, 47, 68, 75, 78, 85, 92, 94, 103 and 109)	Recourse liability for the related Mortgagor’s commission of material physical waste at the or any related Mortgaged Property may be contingent on there being sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
29	Tharp Retail Portfolio (Loan No. 16)	The related loan documents permit the release of one or more unimproved parcels of land at the related Mortgaged Properties, subject to, among other conditions, the remaining collateral satisfying certain loan-to-value ratio and debt service coverage ratio tests and satisfaction of the REMIC requirements.
31	All C3CM Mortgage Loans (Loan Nos. 8, 16, 19, 25, 38, 47, 68, 75, 78, 85, 92, 94, 103 and 109)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount of coverage available at a cost not in excess of two times the all risk insurance premium (without terrorism insurance coverage and without coverage for other catastrophe perils such as flood, windstorm and earthquake).
32	Tharp Retail Portfolio (Loan No. 16)	Any transfer of a related Mortgaged Property in connection with a release contemplated by an exception to Representation and Warranty No. 29 is a permitted transfer under the related loan documents.
34	All C3CM Mortgage Loans that Permit Defeasance (Loan Nos. 8, 16, 19, 25, 47, 68, 75, 78, 85, 92 and 103)	The related loan documents do not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity. However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.

D-2-30

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
42	Parkway Village Shopping Center (Loan No. 103)	Two individuals that each own 25% of the related borrower filed for Chapter 7 bankruptcy in May 2013. The bankruptcies were discharged in October 2013 and November 2013, respectively.
43	Tharp Retail Portfolio (Loan No. 16)

The related Phase I environmental site assessment (“ESA”) concluded that based on the presumed duration of dry cleaning operations at the related Mortgaged Property (approximately 45 years), the lack of previous subsurface investigations and the nature of dry cleaning chemicals, the presence of historic dry cleaning operations at the Belmont Center Mortgaged Property is considered a recognized environmental condition and a potential vapor encroachment concern. In lieu of a Phase II ESA, the related borrower obtained for the benefit of the lender a lender environmental collateral protection and liability insurance policy with coverage limits of $2,000,000 in the aggregate and $1,000,000 per claim, a $50,000 self-insured retention and a policy term of 10 years plus a three-year tail. The policy is also intended to cover the Girls School Road Center Mortgaged Property, which currently operates a gas station on-site with three registered underground storage tanks.

A gasoline retail facility and a dry cleaning facility formerly operated at the CSL Plasma Center Mortgaged Property from at least 1925 to 1965 (in the case of the gasoline retail facility) and from 1969 to 1974 (in the case of the dry cleaners). After removal of five non-regulated underground storage tanks from the related Mortgaged Property, petroleum contamination to groundwater and soil was discovered and an incident number was assigned to the site by the Indiana Department of Environmental Management (“IDEM”). Active remediation, including removal of

D-2-31

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
contaminated soils, was performed prior to the related owners’ submission of a Site Closure Request Report (“SCRR”) to IDEM. The SCRR included a draft Environmental Restrictive Covenant (“ERC”), which was subsequently approved by IDEM and recorded at the county recorder’s office. The ERC included restrictions on the use of the related Mortgaged Property as a residence, child care facility or school. In addition, groundwater at the related Mortgaged Property cannot be used for industrial, irrigation, agricultural, potable (human or animal consumption) or gardening purposes. While no further action is warranted as long as the conditions of the ERC are maintained by the current and future owners and operators of the related Mortgaged Property, the former operations at the related Mortgaged Property represent a controlled recognized environmental condition.
43	Infinite Self Storage Portfolio (Loan No. 25)	With respect to the related Mortgaged Property identified as Infinite Self Storage – East 52nd, the related Phase I ESA reported that historic on-site concrete block manufacturing resulted in contamination of soil below action level. However, historic releases from an adjacent property have resulted in carbon tetrachloride and trichloroethene groundwater impacts at the related Mortgaged Property. In 2003, the Indiana Brownfields Program provided to the related Mortgaged Property’s previous owner a Site Status Letter and Environmental Restrictive Covenant (“ERC”) stating that the Indiana Department of Environmental Management (“IDEM”) concluded that no condition at the related Mortgaged Property constitutes a threat to human health or the environment, no enforcement action is pending or is required, and no response action is

D-2-32

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
warranted. In addition, the ERC, which was recorded, requires that the related Mortgaged Property not be used for residential purposes, with the exception of a manager’s apartment.
43	The Oaks Plaza (Loan No. 75)	The related Phase I ESA reported that former on-site dry cleaning had resulted in impacts to shallow soil beneath former dry cleaning tenant space at the related Mortgaged Property. After assessment of indoor air quality in 2015, the related environmental consultant concluded that potential vapor intrusion is not a significant concern. The former dry cleaner facility was accepted into the Florida Drycleaning Solvent Cleanup Program (“FDSCP”). The Phase I ESA did not recommend any additional action other than to coordinate with the Florida Department of Environmental Protection to facilitate any planned future assessment activities under the FDSCP.

D-2-33

Basis Real Estate Capital II, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Pelham Commons (Loan No. 27)	The largest tenant at the Mortgaged Property, Publix, which occupies approximately 57.8% of the net rentable area, has a right of first refusal to purchase the Mortgaged Property provided that certain conditions have been satisfied. However, Publix has agreed that said right is subordinate to the Mortgage Loan and will not apply to any foreclosure or conveyance in lieu thereof.
18	Northview Harbor Apartments (Loan No. 14)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is: (a) in the case of casualty, the lesser of (x) $1,000,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan; and (b) in the case of condemnation, the lesser of (x) $500,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.
18	Wilshire Plaza (Loan No. 13); Pelham Commons (Loan No. 27); Belle Promenade Shoppes (Loan No. 60)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is, in the case of casualty, the lesser of 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.
18	Hampton Inn – Cincinnati Airport North (Loan No. 29); 4721 Calle Carga (Loan No. 56)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the

D-2-34

Basis Real Estate Capital II, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
outstanding principal balance of the Mortgage Loan.
18	Roberts Crossing Shopping Center (Loan No. 46)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is less than $300,000, instead of 5% of the outstanding principal balance of the Mortgage Loan.
18	Metro Woods Apartments (Loan No. 82)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is less than $250,000, instead of 5% of the outstanding principal balance of the Mortgage Loan.
26	Metro Woods Apartments (Loan No. 82)	The Mortgaged Property is legal nonconforming because: (1) the north setbacks from Metropolitan Parkway are deficient 2.7 feet to 23.85 feet; (2) the separation between the buildings at 36921 Harper Avenue and 36923 to 36925 Harper Avenue is deficient 5 feet; (3) parking is located in the required front yard setbacks; and (4) the lot area per unit is deficient 505,481 square feet. If a structure is destroyed by any means to an extent of more than 50% of its reasonable market value, the borrower will be required to restore or rebuild the structure in compliance with current zoning requirements. Law and ordinance insurance was obtained in the customary amount and the related borrower maintains a blanket insurance policy that covers the replacement cost of the Mortgaged Property, which is based on a replacement cost of $7,450,000.
28	Northview Harbor Apartments (Loan No. 14)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse

D-2-35

Basis Real Estate Capital II, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
for intentional physical waste only, instead of material physical waste.
28	Wilshire Plaza (Loan No. 13); Pelham Commons (Loan No. 27); Hampton Inn – Cincinnati Airport North (Loan No. 29); Roberts Crossing Shopping Center (Loan No. 46); Belle Promenade Shoppes (Loan No. 60)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only, instead of material physical waste.
28	4721 Calle Carga (Loan No. 56)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only, instead of material physical waste.
28	All Basis Mortgage Loans (Loan Nos. 13, 14, 27, 29, 46, 56, 60 and 82)	The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.

D-2-36

Annex E

Class A-SB Planned Principal Balance Schedule

Distribution Date	Class A-SB Planned Principal Balance ($)
March 2016	66,289,000.00
April 2016	66,289,000.00
May 2016	66,289,000.00
June 2016	66,289,000.00
July 2016	66,289,000.00
August 2016	66,289,000.00
September 2016	66,289,000.00
October 2016	66,289,000.00
November 2016	66,289,000.00
December 2016	66,289,000.00
January 2017	66,289,000.00
February 2017	66,289,000.00
March 2017	66,289,000.00
April 2017	66,289,000.00
May 2017	66,289,000.00
June 2017	66,289,000.00
July 2017	66,289,000.00
August 2017	66,289,000.00
September 2017	66,289,000.00
October 2017	66,289,000.00
November 2017	66,289,000.00
December 2017	66,289,000.00
January 2018	66,289,000.00
February 2018	66,289,000.00
March 2018	66,289,000.00
April 2018	66,289,000.00
May 2018	66,289,000.00
June 2018	66,289,000.00
July 2018	66,289,000.00
August 2018	66,289,000.00
September 2018	66,289,000.00
October 2018	66,289,000.00
November 2018	66,289,000.00
December 2018	66,289,000.00
January 2019	66,289,000.00
February 2019	66,289,000.00
March 2019	66,289,000.00
April 2019	66,289,000.00
May 2019	66,289,000.00
June 2019	66,289,000.00
July 2019	66,289,000.00
August 2019	66,289,000.00
September 2019	66,289,000.00
October 2019	66,289,000.00
November 2019	66,289,000.00
December 2019	66,289,000.00
January 2020	66,289,000.00
February 2020	66,289,000.00
March 2020	66,289,000.00
April 2020	66,289,000.00
May 2020	66,289,000.00
June 2020	66,289,000.00
July 2020	66,289,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
August 2020	66,289,000.00
September 2020	66,289,000.00
October 2020	66,289,000.00
November 2020	66,289,000.00
December 2020	66,289,000.00
January 2021	66,288,621.38
February 2021	65,291,233.99
March 2021	64,039,538.24
April 2021	63,033,067.26
May 2021	61,939,404.34
June 2021	60,924,462.21
July 2021	59,822,567.97
August 2021	58,799,086.60
September 2021	57,771,479.33
October 2021	56,657,278.55
November 2021	55,621,030.24
December 2021	54,498,433.06
January 2022	53,453,474.22
February 2022	52,404,301.93
March 2022	51,105,641.99
April 2022	50,046,983.41
May 2022	48,902,610.38
June 2022	47,835,061.00
July 2022	46,682,048.87
August 2022	45,605,537.17
September 2022	44,524,683.29
October 2022	43,219,595.51
November 2022	41,986,489.02
December 2022	40,658,570.99
January 2023	39,406,795.65
February 2023	38,145,600.23
March 2023	36,606,638.32
April 2023	35,333,841.64
May 2023	33,965,304.49
June 2023	32,681,572.62
July 2023	31,302,408.64
August 2023	30,007,651.12
September 2023	28,707,534.66
October 2023	27,312,448.10
November 2023	26,001,170.45
December 2023	24,595,237.41
January 2024	23,272,706.22
February 2024	21,918,765.81
March 2024	20,377,132.96
April 2024	19,011,185.50
May 2024	17,548,925.49
June 2024	16,171,253.59
July 2024	14,697,599.70
August 2024	13,308,106.27
September 2024	11,912,853.86
October 2024	10,422,115.11
November 2024	9,014,895.58
December 2024	7,512,527.12

E-1

Distribution Date	Class A-SB Planned Principal Balance ($)
January 2025	6,093,241.34
February 2025	4,668,071.42
March 2025	2,970,790.64
April 2025	1,532,661.03
May 2025	253.87
June 2025 and thereafter	0.00

E-2

Annex F

Assumed Principal Payment Schedule For Marriott Melville Long Island

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
3/6/2016	0.00	59,000,000.00
4/6/2016	0.00	59,000,000.00
5/6/2016	0.00	59,000,000.00
6/6/2016	0.00	59,000,000.00
7/6/2016	0.00	59,000,000.00
8/6/2016	0.00	59,000,000.00
9/6/2016	0.00	59,000,000.00
10/6/2016	0.00	59,000,000.00
11/6/2016	0.00	59,000,000.00
12/6/2016	0.00	59,000,000.00
1/6/2017	0.00	59,000,000.00
2/6/2017	0.00	59,000,000.00
3/6/2017	0.00	59,000,000.00
4/6/2017	0.00	59,000,000.00
5/6/2017	0.00	59,000,000.00
6/6/2017	0.00	59,000,000.00
7/6/2017	0.00	59,000,000.00
8/6/2017	0.00	59,000,000.00
9/6/2017	0.00	59,000,000.00
10/6/2017	0.00	59,000,000.00
11/6/2017	0.00	59,000,000.00
12/6/2017	0.00	59,000,000.00
1/6/2018	0.00	59,000,000.00
2/6/2018	0.00	59,000,000.00
3/6/2018	0.00	59,000,000.00
4/6/2018	0.00	59,000,000.00
5/6/2018	0.00	59,000,000.00
6/6/2018	0.00	59,000,000.00
7/6/2018	0.00	59,000,000.00
8/6/2018	0.00	59,000,000.00
9/6/2018	0.00	59,000,000.00
10/6/2018	0.00	59,000,000.00
11/6/2018	0.00	59,000,000.00
12/6/2018	0.00	59,000,000.00
1/6/2019	0.00	59,000,000.00
2/6/2019	0.00	59,000,000.00
3/6/2019	0.00	59,000,000.00
4/6/2019	0.00	59,000,000.00
5/6/2019	0.00	59,000,000.00
6/6/2019	0.00	59,000,000.00
7/6/2019	0.00	59,000,000.00
8/6/2019	0.00	59,000,000.00
9/6/2019	0.00	59,000,000.00
10/6/2019	0.00	59,000,000.00
11/6/2019	0.00	59,000,000.00
12/6/2019	0.00	59,000,000.00
1/6/2020	0.00	59,000,000.00
2/6/2020	0.00	59,000,000.00
3/6/2020	0.00	59,000,000.00
4/6/2020	0.00	59,000,000.00
5/6/2020	0.00	59,000,000.00
6/6/2020	0.00	59,000,000.00
7/6/2020	0.00	59,000,000.00
8/6/2020	0.00	59,000,000.00
9/6/2020	0.00	59,000,000.00
10/6/2020	0.00	59,000,000.00
11/6/2020	0.00	59,000,000.00
12/6/2020	0.00	59,000,000.00
1/6/2021	0.00	59,000,000.00
2/6/2021	0.00	59,000,000.00
3/6/2021	0.00	59,000,000.00
4/6/2021	0.00	59,000,000.00
5/6/2021	0.00	59,000,000.00
6/6/2021	0.00	59,000,000.00
7/6/2021	0.00	59,000,000.00
8/6/2021	0.00	59,000,000.00

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
9/6/2021	0.00	59,000,000.00
10/6/2021	0.00	59,000,000.00
11/6/2021	0.00	59,000,000.00
12/6/2021	0.00	59,000,000.00
1/6/2022	0.00	59,000,000.00
2/6/2022	0.00	59,000,000.00
3/6/2022	0.00	59,000,000.00
4/6/2022	0.00	59,000,000.00
5/6/2022	0.00	59,000,000.00
6/6/2022	0.00	59,000,000.00
7/6/2022	0.00	59,000,000.00
8/6/2022	0.00	59,000,000.00
9/6/2022	0.00	59,000,000.00
10/6/2022	139,147.81	58,860,852.19
11/6/2022	143,183.30	58,717,668.89
12/6/2022	153,165.51	58,564,503.38
1/6/2023	144,635.33	58,419,868.06
2/6/2023	145,344.00	58,274,524.06
3/6/2023	173,687.98	58,100,836.07
4/6/2023	146,907.17	57,953,928.91
5/6/2023	156,786.91	57,797,141.99
6/6/2023	148,395.18	57,648,746.81
7/6/2023	158,233.98	57,490,512.83
8/6/2023	149,897.58	57,340,615.24
9/6/2023	150,632.04	57,189,983.21
10/6/2023	160,409.29	57,029,573.92
11/6/2023	152,156.05	56,877,417.86
12/6/2023	161,891.37	56,715,526.49
1/6/2024	153,694.80	56,561,831.69
2/6/2024	154,447.86	56,407,383.83
3/6/2024	173,035.61	56,234,348.22
4/6/2024	156,052.44	56,078,295.78
5/6/2024	165,680.54	55,912,615.24
6/6/2024	157,628.84	55,754,986.40
7/6/2024	167,213.56	55,587,772.83
8/6/2024	159,220.48	55,428,552.35
9/6/2024	160,000.62	55,268,551.74
10/6/2024	169,520.08	55,099,031.66
11/6/2024	161,615.18	54,937,416.49
12/6/2024	171,090.21	54,766,326.28
1/6/2025	163,245.34	54,603,080.94
2/6/2025	164,045.20	54,439,035.74
3/6/2025	190,662.15	54,248,373.59
4/6/2025	165,783.16	54,082,590.43
5/6/2025	175,143.51	53,907,446.92
6/6/2025	167,453.61	53,739,993.31
7/6/2025	176,767.99	53,563,225.32
8/6/2025	169,140.20	53,394,085.12
9/6/2025	169,968.94	53,224,116.18
10/6/2025	179,214.11	53,044,902.07
11/6/2025	53,044,902.07	0.00

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex G

Assumed Principal Payment Schedule For Northview Harbor Apartments

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
3/1/2016	24,949.40	18,455,298.76
4/1/2016	19,943.53	18,435,355.24
5/1/2016	22,579.28	18,412,775.96
6/1/2016	20,125.88	18,392,650.08
7/1/2016	22,756.50	18,369,893.58
8/1/2016	20,309.77	18,349,583.81
9/1/2016	20,396.87	18,329,186.94
10/1/2016	23,019.87	18,306,167.06
11/1/2016	20,583.05	18,285,584.01
12/1/2016	23,200.83	18,262,383.18
1/1/2017	20,770.81	18,241,612.37
2/1/2017	20,859.89	18,220,752.48
3/1/2017	28,510.95	18,192,241.53
4/1/2017	21,071.60	18,171,169.93
5/1/2017	23,675.64	18,147,494.28
6/1/2017	21,263.50	18,126,230.79
7/1/2017	23,862.14	18,102,368.65
8/1/2017	21,457.01	18,080,911.64
9/1/2017	21,549.02	18,059,362.61
10/1/2017	24,139.65	18,035,222.97
11/1/2017	21,744.95	18,013,478.01
12/1/2017	24,330.07	17,989,147.95
1/1/2018	21,942.54	17,967,205.41
2/1/2018	22,036.63	17,945,168.78
3/1/2018	29,578.38	17,915,590.40
4/1/2018	22,257.98	17,893,332.42
5/1/2018	24,828.67	17,868,503.75
6/1/2018	22,459.90	17,846,043.85
7/1/2018	25,024.92	17,821,018.93
8/1/2018	22,663.53	17,798,355.40
9/1/2018	22,760.72	17,775,594.68
10/1/2018	25,317.28	17,750,277.40
11/1/2018	22,966.89	17,727,310.51
12/1/2018	25,517.66	17,701,792.85
1/1/2019	23,174.81	17,678,618.03
2/1/2019	23,274.19	17,655,343.84
3/1/2019	30,700.97	17,624,642.87
4/1/2019	23,505.66	17,601,137.22
5/1/2019	26,041.28	17,575,095.94
6/1/2019	23,718.13	17,551,377.81
7/1/2019	26,247.78	17,525,130.02
8/1/2019	23,932.40	17,501,197.62
9/1/2019	24,035.03	17,477,162.59
10/1/2019	26,555.78	17,450,606.82
11/1/2019	24,251.98	17,426,354.84
12/1/2019	26,766.63	17,399,588.21
1/1/2020	24,470.77	17,375,117.44
2/1/2020	24,575.70	17,350,541.74
3/1/2020	29,481.41	17,321,060.33
4/1/2020	24,807.52	17,296,252.81
5/1/2020	27,306.55	17,268,946.26
6/1/2020	25,031.00	17,243,915.25
7/1/2020	27,523.75	17,216,391.50
8/1/2020	25,256.37	17,191,135.13
9/1/2020	25,364.68	17,165,770.45
10/1/2020	27,848.05	17,137,922.39
11/1/2020	25,592.88	17,112,329.52
12/1/2020	28,069.83	17,084,259.69
1/1/2021	25,823.00	17,058,436.69
2/1/2021	0.00	17,058,436.69

Due Date	Mortgage Loan Principal Due ($)	Mortgage Loan Ending Principal Balance ($)
3/1/2021	0.00	17,058,436.69
4/1/2021	0.00	17,058,436.69
5/1/2021	0.00	17,058,436.69
6/1/2021	0.00	17,058,436.69
7/1/2021	0.00	17,058,436.69
8/1/2021	0.00	17,058,436.69
9/1/2021	0.00	17,058,436.69
10/1/2021	0.00	17,058,436.69
11/1/2021	0.00	17,058,436.69
12/1/2021	0.00	17,058,436.69
1/1/2022	0.00	17,058,436.69
2/1/2022	0.00	17,058,436.69
3/1/2022	0.00	17,058,436.69
4/1/2022	0.00	17,058,436.69
5/1/2022	0.00	17,058,436.69
6/1/2022	0.00	17,058,436.69
7/1/2022	0.00	17,058,436.69
8/1/2022	0.00	17,058,436.69
9/1/2022	0.00	17,058,436.69
10/1/2022	0.00	17,058,436.69
11/1/2022	0.00	17,058,436.69
12/1/2022	0.00	17,058,436.69
1/1/2023	0.00	17,058,436.69
2/1/2023	0.00	17,058,436.69
3/1/2023	0.00	17,058,436.69
4/1/2023	0.00	17,058,436.69
5/1/2023	0.00	17,058,436.69
6/1/2023	0.00	17,058,436.69
7/1/2023	0.00	17,058,436.69
8/1/2023	0.00	17,058,436.69
9/1/2023	0.00	17,058,436.69
10/1/2023	0.00	17,058,436.69
11/1/2023	0.00	17,058,436.69
12/1/2023	0.00	17,058,436.69
1/1/2024	0.00	17,058,436.69
2/1/2024	25,933.74	17,032,502.95
3/1/2024	30,757.28	17,001,745.67
4/1/2024	26,176.85	16,975,568.83
5/1/2024	28,637.39	16,946,931.44
6/1/2024	26,411.91	16,920,519.53
7/1/2024	28,865.84	16,891,653.68
8/1/2024	26,648.96	16,865,004.72
9/1/2024	26,763.24	16,838,241.49
10/1/2024	29,207.30	16,809,034.19
11/1/2024	27,003.26	16,782,030.93
12/1/2024	29,440.57	16,752,590.36
1/1/2025	27,245.31	16,725,345.05
2/1/2025	27,362.15	16,697,982.90
3/1/2025	34,409.15	16,663,573.76
4/1/2025	27,627.04	16,635,946.72
5/1/2025	30,046.82	16,605,899.90
6/1/2025	27,874.37	16,578,025.53
7/1/2025	30,287.19	16,547,738.34
8/1/2025	28,123.78	16,519,614.55
9/1/2025	28,244.39	16,491,370.17
10/1/2025	30,646.81	16,460,723.35
11/1/2025	28,496.93	16,432,226.42
12/1/2025	30,892.26	16,401,334.16
1/1/2026	16,401,334.16	0.00

G-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$849,582,000

(Approximate)

Wells Fargo

Commercial Mortgage

Securities, Inc.

Depositor

WELLS FARGO

COMMERCIAL

MORTGAGE

TRUST 2016-C32

Issuing Entity

Commercial Mortgage

Pass-Through Certificates,

Series 2016-C32

Summary of Certificates	3
Important Notice Regarding the Offered
Certificates	15
Important Notice About Information Presented
in this Prospectus	16
Summary of Terms	23
Risk Factors	54
Description of the Mortgage Pool	142
Transaction Parties	224
Description of the Certificates	292
Description of the Mortgage Loan Purchase Agreements	331
Pooling and Servicing Agreement	340	Class A-1	$40,045,000
Certain Legal Aspects of Mortgage Loans	444	Class A-2	$45,913,000
Certain Affiliations, Relationships and Related		Class A-3	$200,000,000
Transactions Involving Transaction Parties	463	Class A-4	$319,738,000
Pending Legal Proceedings Involving		Class A-SB	$66,289,000
Transaction Parties	466	Class A-S	$77,999,000
Use of Proceeds	466	Class X-A	$749,984,000
Yield and Maturity Considerations	466	Class X-B	$64,798,000
Material Federal Income Tax Considerations	480	Class B	$64,798,000
Certain State and Local Tax Considerations	494	Class C	$34,800,000
Method of Distribution (Underwriter)	495
Incorporation of Certain Information by Reference	497
Where You Can Find More Information	498	PROSPECTUS
Financial Information	498
Certain ERISA Considerations	499
Legal Investment	503
Legal Matters	504	Wells Fargo Securities Lead Manager and Sole Bookrunner Barclays Co-Manage Deutsche Bank Securities Co-Manage January , 2016
Ratings	504
Index of Defined Terms	507
Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.